FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-259741-08

PROSPECTUS

$967,756,000 (Approximate)

BANK5 2024-5YR7
(Central Index Key Number 0002022503)

as Issuing Entity

Morgan Stanley Capital I Inc.

(Central Index Key Number 0001547361)

as Depositor

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Bank of America, National Association
(Central Index Key Number 0001102113)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

JPMorgan Chase Bank, National Association
(Central Index Key Number 0000835271)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2024-5YR7

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2024-5YR7 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J, Class V, Class R, Class CIRA-1, Class CIRA-2 and Class CIRA-3 certificates, the VRR Interest and the CIRA-RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK5 2024-5YR7. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the pooled certificates and the VRR Interest, and a subordinate companion loan in a related commercial mortgage loan, which is generally the sole source of payment on the non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the VRR Interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in July 2024. The rated final distribution date for the certificates is the distribution date in June 2057.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$925,000	5.82300%	Fixed(5)	Class A-S-1(6)	$0(6)	5.98900%	WAC Cap(6)
Class A-2(6)	$55,000,000(6)	5.78800%	Fixed(5)(6)	Class A-S-2(6)	$0(6)	5.48900%	WAC Cap(6)
Class A-2-1(6)	$0(6)	5.28800%	Fixed(6)	Class A-S-X1(6)	$0(6)	0.50000%	Fixed IO(6)
Class A-2-2(6)	$0(6)	4.78800%	Fixed(6)	Class A-S-X2(6)	$0(6)	1.00000%	Fixed IO(6)
Class A-2-X1(6)	$0(6)	0.50000%	Fixed IO(6)	Class B(6)	$53,084,000(6)	6.94100%	WAC Cap(5)(6)
Class A-2-X2(6)	$0(6)	1.00000%	Fixed IO(6)	Class B-1(6)	$0(6)	6.44100%	WAC Cap(6)
Class A-3(6)	$706,301,000(6)	5.76900%	Fixed(5)(6)	Class B-2(6)	$0(6)	5.94100%	WAC Cap(6)
Class A-3-1(6)	$0(6)	5.26900%	Fixed(6)	Class B-X1(6)	$0(6)	0.50000%	Fixed IO(6)
Class A-3-2(6)	$0(6)	4.76900%	Fixed(6)	Class B-X2(6)	$0(6)	1.00000%	Fixed IO(6)
Class A-3-X1(6)	$0(6)	0.50000%	Fixed IO(6)	Class C(6)	$42,195,000(6)	7.10398%	WAC(5)(6)
Class A-3-X2(6)	$0(6)	1.00000%	Fixed IO (6)	Class C-1(6)	$0(6)	6.60398%	WAC – 0.50000%(6)
Class X-A	$762,226,000(7)	1.33355%	Variable(8)	Class C-2(6)	$0(6)	6.10398%	WAC – 1.00000%(6)
Class X-B	$205,530,000(9)	0.37199%	Variable(10)	Class C-X1(6)	$0(6)	0.50000%	Fixed IO(6)
Class A-S(6)	$110,251,000(6)	6.48900%	WAC Cap(5)(6)	Class C-X2(6)	$0(6)	1.00000%	Fixed IO(6)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 69 and page 71, respectively, of this prospectus.

None of the certificates, the VRR Interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the VRR Interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. and Siebert Williams Shank & Co., LLC, will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to 26.9% of each class of offered certificates, Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 30.2% of each class of offered certificates, BofA Securities, Inc. is acting as sole bookrunning manager with respect to 28.5% of each class of offered certificates, and J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to 14.4% of each class of offered certificates. Academy Securities, Inc. and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 13, 2024. Morgan Stanley Capital I Inc. expects to receive from this offering approximately 106.2% of the aggregate certificate balance of the offered certificates, plus accrued interest from June 1, 2024, before deducting expenses payable by the depositor.

Morgan Stanley	BofA Securities	J.P. Morgan	Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager		Siebert Williams Shank Co-Manager

June 3, 2024

BANK5 2024-5YR7

Geographic Overview of Mortgage Pool

Nebraska
1 property
$28,600,000
2.5% of total
Iowa
1 property
$58,000,000
5.1% of total
Ohio
4 properties
$77,940,000
6.8% of total
Pennsylvania
1 property
$90,000,000
7.9% of total
New York
7 properties
$77,410,000
6.8% of total
New Jersey
2 properties
$30,805,000
2.7% of total
Maryland
1 property
$62,000,000
5.4% of total
Delaware
2 properties
$21,000,000
1.8% of total
District of Columbia
1 property
$95,000,000
8.3% of total
Virginia
3 properties
$75,072,000
6.5% of total
South Carolina
1 property
$3,125,000
0.3% of total
Nevada
1 property
$7,793,970
0.7% of total
California
11 properties
$372,710,000
32.5% of total
Texas
2 properties
$87,500,000
7.6% of total
Tennessee
1 property
$24,500,000
2.1% of total
Georgia
1 property
$30,000,000
2.6% of total
Florida
1 property
$4,750,000
0.4% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type
Multifamily 4.6%
Manufactured Housing 1.8%
Mixed Use 6.4%
Self Storage 0.5%
Industrial 6.5%
Hospitality 18.5%
Retail 31.4%
Office 30.3%

Summary of Certificates AND VERTICAL INTERESTS

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$925,000		30.000%	5.82300%	Fixed(5)	February 2029	2.51	1 – 56
Class A-2(6)	$55,000,000	(6)	30.000%	5.78800%	Fixed(5)(6)	February 2029	4.67	56-56
Class A-3(6)	$706,301,000	(6)	30.000%	5.76900%	Fixed(5)(6)	June 2029	4.92	56-60
Class X-A	$762,226,000	(7)	NAP	1.33355%	Variable(8)	NAP	NAP	NAP
Class X-B	$205,530,000	(9)	NAP	0.37199%	Variable(10)	NAP	NAP	NAP
Class A-S(6)	$110,251,000	(6)	19.875%	6.48900%	WAC Cap(5)(6)	June 2029	5.01	60 – 60
Class B(6)	$53,084,000	(6)	15.000%	6.94100%	WAC Cap(5)(6)	June 2029	5.01	60 – 60
Class C(6)	$42,195,000	(6)	11.125%	7.10398%	WAC(5)(6)	June 2029	5.01	60 – 60
Non-Offered Pooled Certificates(13)
Class X-D	$35,389,000	(11)	NAP	3.10398%	Variable(12)	NAP	NAP	NAP
Class X-F	$23,139,000	(11)	NAP	2.10398%	Variable(12)	NAP	NAP	NAP
Class X-G	$14,972,000	(11)	NAP	2.10398%	Variable(12)	NAP	NAP	NAP
Class X-J	$47,639,671	(11)	NAP	2.10398%	Variable(12)	NAP	NAP	NAP
Class D	$23,139,000		9.000%	4.00000%	Fixed(5)	June 2029	5.01	60 – 60
Class E	$12,250,000		7.875%	4.00000%	Fixed(5)	June 2029	5.01	60 – 60
Class F	$23,139,000		5.750%	5.00000%	Fixed(5)	June 2029	5.01	60 – 60
Class G	$14,972,000		4.375%	5.00000%	Fixed(5)	June 2029	5.01	60 – 60
Class J	$47,639,671		0.000%	5.00000%	Fixed(5)	June 2029	5.01	60 – 60
Class V(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Loan-Specific Certificates(13)
Class CIRA-1(16)	$5,035,000		29.407%	9.64300%	Fixed(17)	June 2029	5.01	60 – 60
Class CIRA-2(16)	$15,105,000		17.630%	10.61400%	Fixed(17)	June 2029	5.01	60 – 60
Class CIRA-3(16)	$22,610,000		0.000%	11.59565%	Fixed(17)	June 2029	5.01	60 – 60

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The approximate initial credit support percentages for the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates (together with the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J and Class V certificates and the other Exchangeable Certificates, the “pooled certificates”) does not include the subordination provided by the trust subordinate companion loan related to the Cira Square mortgage loan. None of the Class CIRA-1, Class CIRA-2 or Class CIRA-3 certificates or the CIRA-RR Interest (collectively, the “loan-specific certificates”) will provide credit support to any other class of certificates except to the extent of the subordination provided by the related trust subordinate companion loan (in which the related loan-specific certificates represent an interest) to the Cira Square mortgage loan. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the pooled certificates (other than the Class V certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”. The CIRA-RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the trust subordinate companion loan related to the Cira Square mortgage loan, which such losses are allocated between it, on the one hand, and the non-retained loan-specific certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans (or, in the case of the loan-specific certificates, the Cira Square trust subordinate companion loan) and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans (or, in the case of the loan-specific certificates, the Cira Square trust subordinate companion loan).
(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class D, Class E, Class F, Class G and Class J certificates for any distribution date will be a fixed rate per annum equal to the pass-through rate set forth opposite such class of certificates in the table. The pass-through rate for each class of the Class A-S and Class B certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-
3

2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G and Class J certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “pooled principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-D, Class X-F, Class X-G and Class X-J certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of each class of the Class X-F, Class X-G and Class X-J certificates will be equal to the certificate balance of the class of pooled principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-J certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	Not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the VRR Interest or CIRA-RR Interest is presented solely to enhance your understanding of the offered certificates.
(14)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. As of the closing date, there are no mortgage loans with an anticipated repayment date included in the trust, and consequently there will be no excess interest payable on the Class V certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(16)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the Cira Square trust subordinate companion loan. The Cira Square trust subordinate companion loan is included as an asset of the issuing entity but is not part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the Cira Square trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Cira Square A/B Whole Loan” in this prospectus.
4

(17)	The pass-through rate for each class of the Class CIRA-1, Class CIRA-2 and Class CIRA-3 certificates for any distribution date will be a fixed rate per annum. See “Description of the Certificates—Distributions—Pass-Through Rates”.

Vertical Interest Summary

Non-Offered Eligible Vertical Interest	Approximate Initial VRR Interest Balance(1)	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Expected Weighted Average Life (Years)(3)	Expected Principal Window (Months)(3)
Non-Offered Pooled Eligible Vertical Interest
Class RR Certificates(4)	$47,532,548.48	7.10398%	(5)	June 2029	4.93	1 – 60
RR Interest(4)	$9,777,750.01	7.10398%	(5)	June 2029	4.93	1 – 60
Non-Offered Loan-Specific Eligible Vertical Interest
CIRA-RR Interest(6)	$2,250,000	11.01882%	(7)	June 2029	5.01	60 – 60

(1)	The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by the sponsors as described under “Credit Risk Retention”. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”. The VRR Interest represents the right to receive approximately 5.00% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the VRR Interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner, and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively in this prospectus as the “VRR Interest Owners”. See “Credit Risk Retention”.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest and the CIRA-RR Interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or the Cira Square trust subordinate companion loan and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or the Cira Square trust subordinate companion loan.
(4)	The Class RR certificates will be certificated but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.
(5)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the RR Interest and the Class RR Certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the Cira Square trust subordinate companion loan. The Cira Square trust subordinate companion loan is included as an asset of the issuing entity but is not part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the Cira Square trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Cira Square A/B Whole Loan” in this prospectus.
(7)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective CIRA-RR Interest rate will be a per annum rate equal to the net mortgage interest rate on the Cira Square trust subordinate companion loan for the related distribution date, which mortgage interest rate will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J, Class V, Class R, Class CIRA-1, Class CIRA-2 and Class CIRA-3 certificates and the VRR Interest and CIRA-RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates, the VRR Interest or the CIRA-RR Interest is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates AND VERTICAL INTERESTS	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	25
Summary of Risk Factors	69
Risk Factors	71
Risks Related to Market Conditions and Other External Factors	71
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	71
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	72
Risks Relating to the Mortgage Loans	73
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	73
Risks of Commercial and Multifamily Lending Generally	74
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	76
Retail Properties Have Special Risks	81
Office Properties Have Special Risks	84
Hospitality Properties Have Special Risks	85
Risks Relating to Affiliation with a Franchise or Hotel Management Company	88
Industrial Properties Have Special Risks	89
Mixed Use Properties Have Special Risks	90
Multifamily Properties Have Special Risks	90
Manufactured Housing Properties Have Special Risks	93
Self Storage Properties Have Special Risks	95
Leased Fee and Operating Lease Properties Have Special Risks	96
Sale-Leaseback Transactions Have Special Risks	96
Mortgaged Properties Leased to Startup Companies Have Special Risks	97
Mortgaged Properties Leased to Government Tenants Have Special Risks	97
Condominium Ownership May Limit Use and Improvements	98
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	100
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	100
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	102
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	103
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	104
Risks Related to Zoning Non-Compliance and Use Restrictions	107
Risks Relating to Inspections of Properties	108
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	108
Insurance May Not Be Available or Adequate	109
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	110
Terrorism Insurance May Not Be Available for All Mortgaged Properties	110
Risks Associated with Blanket Insurance Policies or Self-Insurance	112
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	112

6

Limited Information Causes Uncertainty	112
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	113
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	114
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	115
Static Pool Data Would Not Be Indicative of the Performance of this Pool	116
Appraisals May Not Reflect Current or Future Market Value of Each Property	117
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	118
The Borrower’s Form of Entity May Cause Special Risks	119
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	121
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	122
Other Financings or Ability to Incur Other Indebtedness Entails Risk	123
Tenancies-in-Common May Hinder Recovery	125
Risks Relating to Delaware Statutory Trusts	125
Risks Relating to Enforceability of Cross-Collateralization	126
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	126
Risks Associated with One Action Rules	127
State Law Limitations on Assignments of Leases and Rents May Entail Risks	127
Various Other Laws Could Affect the Exercise of Lender’s Rights	127
Risks of Anticipated Repayment Date Loans	128
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	128
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	129
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	131
Risks Related to Ground Leases and Other Leasehold Interests	132
Increases in Real Estate Taxes May Reduce Available Funds	133
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	134
Risks Related to Conflicts of Interest	134
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	134
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	137
The Servicing of Certain Other Whole Loans Will Shift to Other Servicers	137
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	137
Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer	139
Potential Conflicts of Interest of the Operating Advisor	142
Potential Conflicts of Interest of the Asset Representations Reviewer	142
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	143
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	146

7

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	148
Other Potential Conflicts of Interest May Affect Your Investment	148
Other Risks Relating to the Certificates	149
EU Securitization Regulation and UK Securitization Regulation	149
Recent Developments Concerning the Proposed Japanese Retention Requirements	151
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	152
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	156
Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates	160
Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively	161
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	161
Risks Relating to Modifications of the Mortgage Loans	167
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	168
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default	169
Risks Relating to Interest on Advances and Special Servicing Compensation	169
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	170
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	170
The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	171
Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	172
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	172
General	175
The Certificates May Not Be a Suitable Investment for You	175
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	175
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	175
Other Events May Affect the Value and Liquidity of Your Investment	176
The Certificates Are Limited Obligations	176
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	177

8

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	178
Description of the Mortgage Pool	180
General	180
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	181
Certain Calculations and Definitions	182
Definitions	183
Mortgage Pool Characteristics	200
Overview	200
Property Types	202
Significant Obligors	210
Mortgage Loan Concentrations	210
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	211
Geographic Concentrations	212
Mortgaged Properties With Limited Prior Operating History	213
Tenancies-in-Common or Diversified Ownership	213
Condominium and Other Shared Interests	213
See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.	213
Fee & Leasehold Estates; Ground Leases	214
Environmental Considerations	214
Redevelopment, Renovation and Expansion	217
Assessment of Property Value and Condition	218
Litigation and Other Considerations	219
Condemnations	219
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	220
Tenant Issues	222
Tenant Concentrations	222
Lease Expirations and Terminations	222
Purchase Options and Rights of First Refusal	227
Affiliated Leases	228
Competition from Certain Nearby Properties	229
Insurance Considerations	229
Use Restrictions	231
Appraised Value	232
Non-Recourse Carveout Limitations	232
Real Estate and Other Tax Considerations	233
Delinquency Information	234
Certain Terms of the Mortgage Loans	235
Amortization of Principal	235
Due Dates; Mortgage Rates; Calculations of Interest	235
ARD Loans	236
Single-Purpose Entity Covenants	237
Prepayment Protections and Certain Involuntary Prepayments	238
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	240
Defeasance	241
Releases; Partial Releases; Property Additions	242
Escrows	246
Mortgaged Property Accounts	247
Exceptions to Underwriting Guidelines	249
Additional Indebtedness	250
General	250

9

Whole Loans	250
Mezzanine Indebtedness	251
Other Secured Indebtedness	253
Other Unsecured Indebtedness	253
The Whole Loans	255
General	255
The Serviced Pari Passu Whole Loans	259
The Non-Serviced Pari Passu Whole Loans	262
Additional Information	274
Transaction Parties	274
The Sponsors and Mortgage Loan Sellers	274
Wells Fargo Bank, National Association	275
Bank of America, National Association	288
Morgan Stanley Mortgage Capital Holdings LLC	303
JPMorgan Chase Bank, National Association	317
The Depositor	329
The Issuing Entity	330
The Certificate Administrator and Trustee	331
The Master Servicer	334
The Primary Servicer	338
Summary of the Midland Primary Servicing Agreements	342
The Special Servicer	346
The Outside Special Servicer	350
The Operating Advisor and Asset Representations Reviewer	355
Credit Risk Retention	356
General	356
VRR Interest	358
Qualifying CRE Loans	360
Description of the Certificates	361
General	361
Distributions	364
Method, Timing and Amount	364
Available Funds	365
Priority of Distributions	368
Pass-Through Rates	372
Exchangeable Certificates	374
Interest Distribution Amount	378
Principal Distribution Amount	379
Certain Calculations with Respect to Individual Mortgage Loans	380
Excess Interest	382
Application Priority of Mortgage Loan Collections or Whole Loan Collections	383
Allocation of Yield Maintenance Charges and Prepayment Premiums	386
Assumed Final Distribution Date; Rated Final Distribution Date	391
Prepayment Interest Shortfalls	391
Subordination; Allocation of Realized Losses	393
Reports to Certificateholders and VRR Interest Owners; Certain Available Information	397
Certificate Administrator Reports	397
Information Available Electronically	405
Voting Rights	410
Delivery, Form, Transfer and Denomination	411
Book-Entry Registration	411
Definitive Certificates	415

10

Certificateholder Communication	415
Access to Certificateholders’ Names and Addresses	415
Requests to Communicate	415
List of Certificateholders and VRR Interest Owners	416
Description of the Mortgage Loan Purchase Agreements	417
General	417
Dispute Resolution Provisions	430
Asset Review Obligations	430
Pooling and Servicing Agreement	430
General	430
Assignment of the Mortgage Loans	431
Servicing Standard	431
Subservicing	433
Advances	434
P&I Advances	434
Servicing Advances	435
Nonrecoverable Advances	436
Recovery of Advances	437
Accounts	440
Withdrawals from the Collection Account	443
Servicing and Other Compensation and Payment of Expenses	446
General	446
Master Servicing Compensation	453
Special Servicing Compensation	456
Disclosable Special Servicer Fees	461
Certificate Administrator and Trustee Compensation	462
Operating Advisor Compensation	462
Asset Representations Reviewer Compensation	463
CREFC® Intellectual Property Royalty License Fee	464
Appraisal Reduction Amounts	464
Maintenance of Insurance	473
Modifications, Waivers and Amendments	477
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	483
Inspections	485
Collection of Operating Information	486
Special Servicing Transfer Event	486
Asset Status Report	489
Realization Upon Mortgage Loans	494
Sale of Defaulted Loans and REO Properties	496
The Directing Certificateholder	500
General	500
Major Decisions	504
Asset Status Report	509
Replacement of a Special Servicer	510
Control Termination Event and Consultation Termination Event	510
Servicing Override	513
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	514
Rights of the Holders of Serviced Pari Passu Companion Loans	514
Limitation on Liability of Directing Certificateholder	514
The Operating Advisor	515
General	515

11

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	516
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	517
Recommendation of the Replacement of a Special Servicer	520
Eligibility of Operating Advisor	520
Other Obligations of Operating Advisor	520
Delegation of Operating Advisor’s Duties	521
Termination of the Operating Advisor With Cause	522
Rights Upon Operating Advisor Termination Event	523
Waiver of Operating Advisor Termination Event	523
Termination of the Operating Advisor Without Cause	523
Resignation of the Operating Advisor	524
Operating Advisor Compensation	524
The Asset Representations Reviewer	525
Asset Review	525
Eligibility of Asset Representations Reviewer	531
Other Obligations of Asset Representations Reviewer	531
Delegation of Asset Representations Reviewer’s Duties	532
Asset Representations Reviewer Termination Events	532
Rights Upon Asset Representations Reviewer Termination Event	533
Termination of the Asset Representations Reviewer Without Cause	533
Resignation of Asset Representations Reviewer	534
Asset Representations Reviewer Compensation	534
Limitation on Liability of Risk Retention Consultation Parties	534
Replacement of a Special Servicer Without Cause	535
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	538
Termination of a Master Servicer or Special Servicer for Cause	539
Servicer Termination Events	539
Rights Upon Servicer Termination Event	541
Waiver of Servicer Termination Event	543
Resignation of a Master Servicer or Special Servicer	543
Limitation on Liability; Indemnification	544
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	548
Dispute Resolution Provisions	548
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	548
Repurchase Request Delivered by a Party to the PSA	549
Resolution of a Repurchase Request	549
Mediation and Arbitration Provisions	552
Servicing of the Non-Serviced Mortgage Loans	553
General	553
Servicing of the Jordan Creek Town Center and the Kenwood Towne Centre Mortgage Loans	556
Servicing of the Wildwood Center Mortgage Loan	558
Servicing of the Columbus Business Park Mortgage Loan	559
Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans	560
Rating Agency Confirmations	561
Evidence as to Compliance	564
Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding	565
12

Termination; Retirement of Certificates	566
Amendment	567
Resignation and Removal of the Trustee and the Certificate Administrator	570
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	572
Certain Legal Aspects of Mortgage Loans	572
General	574
Types of Mortgage Instruments	574
Leases and Rents	575
Personalty	575
Foreclosure	575
General	575
Foreclosure Procedures Vary from State to State	576
Judicial Foreclosure	576
Equitable and Other Limitations on Enforceability of Certain Provisions	576
Nonjudicial Foreclosure/Power of Sale	577
Public Sale	577
Rights of Redemption	578
Anti-Deficiency Legislation	579
Leasehold Considerations	579
Cooperative Shares	580
Bankruptcy Laws	580
Environmental Considerations	587
General	587
Superlien Laws	588
CERCLA	588
Certain Other Federal and State Laws	588
Additional Considerations	589
Due-on-Sale and Due-on-Encumbrance Provisions	589
Subordinate Financing	590
Default Interest and Limitations on Prepayments	590
Applicability of Usury Laws	590
Americans with Disabilities Act	591
Servicemembers Civil Relief Act	591
Anti-Money Laundering, Economic Sanctions and Bribery	591
Potential Forfeiture of Assets	592
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	592
Pending Legal Proceedings Involving Transaction Parties	594
Use of Proceeds	594
Yield and Maturity Considerations	594
Yield Considerations	594
General	594
Rate and Timing of Principal Payments	595
Losses and Shortfalls	596
Certain Relevant Factors Affecting Loan Payments and Defaults	597
Delay in Payment of Distributions	598
Yield on the Certificates with Notional Amounts	598
Weighted Average Life	599
Pre-Tax Yield to Maturity Tables	603
Material Federal Income Tax Considerations	614
General	614
Qualification as a REMIC	615
Exchangeable Certificates	617

13

Taxation of Regular Interests Underlying an Exchangeable Certificate	618
Status of Offered Certificates	618
Taxation of Regular Interests	618
General	618
Original Issue Discount	619
Acquisition Premium	621
Market Discount	621
Premium	623
Election To Treat All Interest Under the Constant Yield Method	623
Treatment of Losses	624
Yield Maintenance Charges and Prepayment Premiums	624
Sale or Exchange of Regular Interests	625
3.8% Medicare Tax on “Net Investment Income”	625
Backup Withholding	626
Information Reporting	626
Taxation of Certain Foreign Investors	626
FATCA	627
Backup Withholding	627
Taxes That May Be Imposed on a REMIC	628
Prohibited Transactions	628
Contributions to a REMIC After the Startup Day	628
Net Income from Foreclosure Property	628
Administrative Matters	629
REMIC Partnership Representative	629
Reporting Requirements	629
Certain State and Local Tax Considerations	630
Plan of Distribution (Conflicts of Interest)	631
Incorporation of Certain Information by Reference	635
Where You Can Find More Information	636
Financial Information	636
Certain ERISA Considerations	636
General	636
Plan Asset Regulations	637
Administrative Exemptions	638
Insurance Company General Accounts	640
Legal Investment	641
Legal Matters	642
Ratings	642
Index of Defined Terms	645

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

14

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—general—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

15

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and Vertical Interests, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
16

●	references to a “pooling and servicing agreement” (other than the BANK5 2024-5YR7 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE

17

2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS

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AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING

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REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES AND THE VRR INTEREST, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402 (AS AMENDED, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019)) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY

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OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF

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THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2024-5YR7.
Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK5 2024-5YR7, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	JPMorgan Chase Bank, National Association, a national banking association
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The originators of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association
●	Morgan Stanley Bank, N.A., a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company

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The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association(2)	11	$345,865,000	30.2%
Bank of America, National Association	Bank of America, National Association	8	326,955,000	28.5
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	13	307,830,970	26.9
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	5	165,555,000	14.4
Total		37	$1,146,205,970	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.
(2)	With respect to the Wildwood Center mortgage loan (2.6%), the mortgage loan was originated by BSPRT CMBS Finance, LLC, and Notes A-2, A-3, A-4 and A-5 were subsequently purchased by Wells Fargo Bank, National Association. The mortgage loan was re-underwritten in accordance with customary Wells Fargo Bank, National Association standards. See “Description of the Mortgage Pool - Exceptions to Underwriting Guidelines”.
In addition to the mortgage loans shown in the chart above, Bank of America, National Association originated the Cira Square trust subordinate companion loan and will transfer it to the depositor.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Wells Fargo Bank, National Association will be the master servicer for the mortgage loans and the Cira Square trust subordinate companion loan. The master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South

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Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.
Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Primary Servicer	Midland Loan Services, a Division of PNC Bank, National Association, is expected to act as primary servicer and perform servicing duties delegated by the master servicer with respect to certain mortgage loans to be sold to the depositor by JPMorgan Chase Bank, National Association (the Saks Beverly Hills mortgage loan, the Staybridge Suites Tysons-McLean mortgage loan, the Gallup HQ mortgage loan (prior to the securitization of the related control note) and the Arthouse Lofts mortgage loan (12.3%)), pursuant to a primary servicing agreement to be entered into with the master servicer. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association, is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Primary Servicer”.
Special Servicer	KeyBank National Association, a national banking association, is expected to act as the initial special servicer under the pooling and servicing agreement. KeyBank National Association will act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to

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which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time

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as the related mortgage loan is an excluded special servicer loan.
KeyBank National Association is expected to be appointed as a special servicer by PFP CMBS BNK5 2024-5Y7, LLC, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder (other than with respect to the Cira Square mortgage loan). See “Pooling and Servicing Agreement—The Directing Certificateholder”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.
Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Outside Special Servicer	LNR Partners, LLC, a Florida limited liability company, is the special servicer of certain of the non-serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement identified in the table below titled “Non-Serviced Whole Loans”. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. See “Transaction Parties—The Special Servicers—The Outside Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans (and the Cira Square trust subordinate companion loan), the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any

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related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and

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Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of each applicable special servicer, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a

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controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.
The controlling class will be the most subordinate class of the Class F, Class G and Class J certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the pooled principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class J certificates.
It is anticipated that on the closing date, PFP CMBS BNK5 2024-5Y7, LLC, an entity advised by Prime Finance Advisor, L.P., will purchase the Class X-F, Class X-G, Class X-J, Class F, Class G, Class J and Class V certificates, and that it or its affiliate will be appointed as the initial directing certificateholder (other than with respect to the Cira Square mortgage loan).
With respect to the Cira Square whole loan, prior to the continuation of a Cira Square trust subordinate companion loan control appraisal period, the directing holder will be the Cira Square controlling class certificateholder (or its representative) selected by a majority of the Cira Square controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The Cira Square controlling class will be the most subordinate class of the Class CIRA-1, Class CIRA-2 and Class CIRA-3 certificates then-outstanding that has an aggregate

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certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuation of a Cira Square subordinate companion loan control appraisal period, the directing holder for the Cira Square whole loan will be the directing certificateholder for the mortgage loans and will generally have the same consent and consultation rights with respect to the Cira Square whole loan as it does for the other mortgage loans in the pool, including the right to exercise certain control rights under the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Cira Square A/B Whole Loan”.
It is expected that the initial directing certificateholder with respect to the Cira Square whole loan will be Ghisallo Capital Management LLC.
With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

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With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation parties will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans or Cira Square whole loan (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The “risk retention consultation party” will be each of (a) with respect to the securitization of the mortgage loans, (i) the party selected by Morgan Stanley Bank, N.A., (ii) the party selected by Wells Fargo Bank, National Association, (iii) the party selected by Bank of America, National Association, and (iv) the party selected by JPMorgan Chase Bank, National Association, in each case, as an owner of the VRR Interest, and (b) with respect to the securitization of the Cira Square trust subordinate companion loan, the party selected by the holder or holders of more than 50% of the CIRA-RR Interest (by certificate balance), as determined by the certificate registrar from time to time. Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and JPMorgan Chase Bank, National Association are expected to be appointed as the initial risk retention consultation parties with respect to the mortgage loans. Bank of America, National Association is expected to be appointed as the initial risk retention consultation party with respect to the Cira Square whole loan.
With respect to (i) any pooled risk retention consultation party or any holder of the VRR Interest by whom such risk retention consultation party was appointed or (ii) any loan-specific risk retention consultation party or any holder of the majority of the CIRA-RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a
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mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

Holders of the Loan-Specific

Certificates	The Cira Square mortgage loan (7.9%) has a related subordinate companion loan, the Cira Square trust subordinate companion loan, which will also be held by the issuing entity. The loan-specific certificates will be backed solely by the Cira Square trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of the loan-specific certificates. See “Description of the Mortgage Pool—The Whole Loans—The Cira Square A/B Whole Loan” and “Pooling and Servicing Agreement—The Directing Holder”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2024 (or, in the case of any mortgage loan that has its first due date after June 2024, the date that would have been its due date in June 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about June 13, 2024.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2024.

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Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, Pennsylvania, New York, North Carolina, Texas, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of any master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan (or the Cira Square trust subordinate companion loan) and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

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Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	February 2029
Class A-2	February 2029(1)
Class A-3	June 2029(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2029(1)
Class B	June 2029(1)
Class C	June 2029(1)

(1)	Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown in the table.
The rated final distribution date will be the distribution date in June 2057.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans and Bank of America, National Association will sell the Cira Square trust subordinate companion loan to the depositor, which will in turn deposit the mortgage loans and the Cira Square trust subordinate companion loan into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

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(1)	Although the Cira Square trust subordinate companion loan will be an asset of the issuing entity, amounts distributable to the Cira Square trust subordinate companion loan pursuant to the related intercreditor agreement will be payable only to the loan-specific certificates and therefore support only such loan-specific certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2024-5YR7: Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2.
The certificates of this Series will consist of the above classes, the CIRA-RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J, Class V, Class R, Class CIRA-1, Class CIRA-2 and Class CIRA-3.
Class RR certificates will be certificated, but will not be “certificates” for purposes of this prospectus and are not being offered by this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.
The Cira Square mortgage loan will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loan will be available to make distributions in respect of each class of certificates other than the loan-specific certificates. The Cira Square trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the Cira Square trust subordinate companion loan will be available only to make distributions in respect of the loan-specific certificates.
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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$925,000		0.08%	30.000%
Class A-2	$55,000,000	(2)	4.80%(2)	30.000%
Class A-3	$706,301,000	(2)	61.62%(2)	30.000%
Class X-A	$762,226,000		NAP	NAP
Class X-B	$205,530,000		NAP	NAP
Class A-S	$110,251,000	(2)	9.62%(2)	19.875%
Class B	$53,084,000	(2)	4.63%(2)	15.000%
Class C	$42,195,000	(2)	3.68%(2)	11.125%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-2 and Class A-3 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the pooled certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	5.82300%
Class A-2(2)	5.78800%
Class A-3(2)	5.76900%
Class X-A	1.33355%
Class X-B	0.37199%
Class A-S(2)	6.48900%
Class B(2)	6.94100%
Class C(2)	7.10398%

(1)	The pass-through rate for each class of the Class A-1, Class A-2 and Class A-3 certificates for any distribution date will be a fixed rate per annum equal to the pass-through rate set forth opposite such class of certificates in the table. The pass-through rate for each class of the Class A-S and Class B certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on

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the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as

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described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each applicable master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and each serviced companion loan at a servicing fee rate equal to (1) with respect to each serviced mortgage loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or (x) with respect to the Saks Beverly Hills mortgage loan, the Staybridge Suites Tysons-McLean mortgage loan, the Pleasanton Corporate Commons mortgage loan, the Gallup HQ mortgage loan and the Arthouse Lofts mortgage loan, 0.00125% per annum, (y) with respect to the Chapel Hill Industrial Park mortgage loan, 0.03000% per annum, and (z) with respect to the Harmony Place MHC mortgage loan, 0.06000% per annum), (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” (3) with respect to each serviced companion loan, a primary servicing fee rate equal to 0.00250% per annum (or with respect to the Saks Beverly Hills companion loan and the Gallup HQ companion loan (prior to the securitization of the related control note), 0.00125% per annum) and (4) with respect to the Cira Square trust subordinate companion loan, a primary servicing fee rate equal to 0.00656% per annum.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each serviced mortgage loan and any related serviced

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companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500. No special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Each applicable master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) and the Cira Square trust subordinate companion loan at a per annum rate equal to 0.00822%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, the Cira Square trust subordinate companion loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00109%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, the Cira Square trust subordinate companion loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00022%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

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Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, the Cira Square trust subordinate companion loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the VRR Interest Owners. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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NON-SERVICED MORTGAGE LOANS(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Jordan Creek Town Center	0.00250% per annum	0.25%(3)
Kenwood Towne Centre	0.00250% per annum	0.25%(3)
Wildwood Center	0.00125% per annum	0.25%(4)
Columbus Business Park	0.00125% per annum	0.25%(4)(5)

(1)	Does not reflect the Pleasanton Corporate Commons mortgage loan or the Gallup HQ mortgage loan, which are servicing shift mortgage loans. After the related servicing shift securitization date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.
(2)	Included as part of the servicing fee rate.
(3)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.
(4)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.
(5)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Allocation between

VRR Interest and

Certificates	The aggregate amount available for distributions to holders of the pooled certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to holders of the pooled certificates, on the other hand. The portion of such amount allocable to (a) the VRR interest will at all times be the product of such amount multiplied by 5% and (b) the pooled certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as the respective “percentage allocation entitlements”.
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B. Amount and Order

of Distributions on

Pooled Certificates	On each distribution date, funds available for distribution to the pooled certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;
Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 trust component, until the certificate balance of the Class A-2 trust component has been reduced to zero, and (c) third, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust components other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates or trust components, applicable funds available for distributions of principal will be distributed to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;
Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, to reimburse the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, in an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes or trust components, and then in an amount equal to, and pro rata based upon, interest on that amount at the pass-through rate for such class or trust component compounded monthly from the date the related realized loss was allocated to such class or trust component;
Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust

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component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;

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Seventh, to the non-offered pooled certificates (other than the Class X-D, Class X-F, Class X-G, Class X-J, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the Cira Square trust subordinate companion loan in accordance with the intercreditor agreement relating to the Cira Square whole loan. No class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the Cira Square trust subordinate companion loan.
For more detailed information regarding distributions on the pooled certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the loan-specific certificates and the Class V and Class R certificates) and the VRR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distribution”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of pooled certificates entitled to principal and the VRR Interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distribution”, respectively.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to

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the VRR Interest, on the one hand, and the pooled certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the pooled certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.
Any yield maintenance charges or prepayment premiums received in respect of the Cira Square trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the pooled certificates.

E. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of pooled certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of pooled certificates. The chart also shows the allocation between the VRR Interest and the pooled certificates and the corresponding entitlement to receive principal and/or interest of certain classes of pooled certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the VRR Interest and the pooled certificates and the manner in which the certificate allocations are further allocated to certain classes of those pooled certificates in ascending order (beginning with certain non-offered certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-J, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D, Class X-F, Class X-G and Class X-J certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue. Principal losses on the mortgage loans allocated to the VRR Interest will reduce the VRR Interest balance.

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(1)	The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution.”
(2)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates are interest-only certificates.
(3)	The Class X-D, Class X-F, Class X-G and Class X-J certificates are non-offered pooled certificates.
(4)	Other than the Class X-D, Class X-F, Class X-G, Class X-J, Class V and Class R certificates. None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination provided by the Cira Square trust subordinate companion loan to the Cira Square mortgage loan as and to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Cira Square A/B Whole Loan” in this prospectus.
(5)	The VRR Interest is an “eligible vertical interest” (as defined in Regulation RR) that will comprise the Class RR certificates and the RR interest. The Class RR certificates will be in certificated form, but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus.
Other than the subordination of certain classes of pooled certificates, as described above, and the limited credit support provided by the VRR Interest, as described below, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to

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payment of holders of the pooled certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the pooled certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of pooled certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-J certificates) will reduce the certificate balance of that class of certificates. Similarly, principal losses and principal payments, if any, on the Cira Square trust subordinate companion loan allocated to a class of loan-specific certificates will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1 certificates and the Class A-2 and Class A-3 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses” for more detailed information regarding the subordination provisions applicable to the pooled certificates and the VRR Interest and the allocation of losses to the pooled certificates and the VRR Interest.

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F. Shortfalls in Available

Funds	Shortfalls will reduce the pooled aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and pooled certificates. The reduction in amounts available for distribution to the pooled certificates will reduce distributions to the classes of certificates with the lowest payment priorities.
Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;
●	interest on advances made by any master servicer, any special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master servicer will be allocated between the VRR Interest, on the one hand, and the pooled certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the certificates are required to be further allocated among all of the classes of pooled certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

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G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the VRR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan), the Cira Square trust subordinate companion loan or any successor REO loan (including any portion of an REO loan related to the Cira Square trust subordinate companion loan, but excluding any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. Neither any master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s (or Cira Square trust subordinate companion loan’s) regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan or the Cira Square trust subordinate companion loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or the Cira Square trust subordinate companion loan, as applicable). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such

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master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.
No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan other than the Cira Square trust subordinate companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the serviced mortgage loans and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.
If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as

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applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	Each applicable master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the VRR Interest. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or the Cira Square trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or the Cira Square trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 37 commercial mortgage loans and the Cira Square trust subordinate companion loan, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 41 commercial, multifamily and/or manufactured housing community properties. See “Description of the Mortgage Pool—General”.
Although the Cira Square trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Cira Square trust subordinate companion loan is not reflected

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and the term “mortgage loan” and “mortgage pool” in context does not include the Cira Square trust subordinate companion loan unless otherwise indicated. The Cira Square trust subordinate companion loan supports only the loan-specific certificates
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,146,205,970. The aggregate principal balance of the Cira Square trust subordinate companion loan as of the cut-off date will be approximately $45,000,000.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Marriott Anaheim	$110,000,000	9.6%	$15,000,000	NAP	65.8%	65.8%	1.28x	1.28x
Cira Square	$90,000,000	7.9%	NAP	$45,000,000	30.5%	45.7%	2.89x	1.60x
Saks Beverly Hills	$61,365,000	5.4%	$28,635,000	NAP	45.0%	45.0%	1.71x	1.71x
488 Madison	$60,000,000	5.2%	$40,000,000	NAP	45.5%	45.5%	1.94x	1.94x
Jordan Creek Town Center	$58,000,000	5.1%	$112,000,000	NAP	53.0%	53.0%	1.93x	1.93x
Kenwood Towne Centre	$30,000,000	2.6%	$230,000,000	NAP	45.5%	45.5%	2.19x	2.19x
Wildwood Center	$30,000,000	2.6%	$35,000,000	NAP	57.5%	57.5%	1.69x	1.69x
Pleasanton Corporate Commons	$28,700,000	2.5%	$37,100,000	NAP	59.6%	59.6%	1.49x	1.49x
Gallup HQ	$28,600,000	2.5%	$42,900,000	NAP	55.0%	55.0%	1.96x	1.96x
Columbus Business Park	$24,800,000	2.2%	$37,200,000	NAP	42.2%	42.2%	1.95x	1.95x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.
Each of the Marriott Anaheim whole loan, the Cira Square whole loan, the Saks Beverly Hills whole loan and the 488 Madison whole loan will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related

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companion loan is referred to in this prospectus as a “serviced companion loan”.
Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, the Pleasanton Corporate Commons whole loan and the Gallup HQ whole loan will be the only servicing shift whole loans.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)(2)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Jordan Creek Town Center	BANK5 Trust 2024-5YR6	5.1%	Wells Fargo Bank, National Association(3)	LNR Partners, LLC	Computershare Trust Company, National Association
Kenwood Towne Centre	BANK5 Trust 2024-5YR6	2.6%	Wells Fargo Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Wildwood Center	BMARK 2024-V6	2.6%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Columbus Business Park	BMARK 2024-V7(4)	2.2%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management	Computershare Trust Company, National Association
Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
Jordan Creek Town Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital, L.P.
Kenwood Towne Centre	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital, L.P.
Wildwood Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	LD III Sub XVII LLC
Columbus Business Park	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	3650 Real Estate Investment Trust 2 LLC

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	Does not reflect the Pleasanton Corporate Commons whole loan or the Gallup HQ whole loan, which are servicing shift whole loans that will constitute a non-serviced whole loan after the related servicing shift securitization date. With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder.
(3)	The primary servicer for the Jordan Creek Town Center mortgage loan is Midland Loan Services, a Division of PNC Bank, National Association.
(4)	The Columbus Business Park whole loan is expected to be serviced under the pooling and servicing agreement governing the BMARK 2024-V7 trust. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan (including the Cira Square trust subordinate companion loan) is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service

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payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. In addition, appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
Although the Cira Square trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Cira Square trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the Cira Square trust subordinate companion loan unless otherwise indicated.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics*
All Mortgage Loans
Initial Pool Balance(1)	$1,146,205,970
Number of mortgage loans	37
Number of mortgaged properties	41
Number of crossed loans	0
Crossed loans as a percentage	0%
Range of Cut-off Date Balances	$2,140,000 to $110,000,000
Average Cut-off Date Balance	$30,978,540
Range of Mortgage Rates	6.2600% to 9.3020%
Weighted average Mortgage Rate	7.1197%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	56 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	359 months to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	30.5% to 74.9%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	55.8%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)	30.5% to 74.9%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)	55.8%
Range of U/W NCF DSCRs(5)(6)(7)	1.28x to 2.90x
Weighted average U/W NCF DSCR(5)(6)(7)	1.72x
Range of U/W NOI Debt Yields(5)(6)	8.2% to 22.0%
Weighted average U/W NOI Debt Yield(5)(6)	13.1%
Percentage of Initial Pool Balance consisting of:
Interest Only	98.4%
Amortizing Balloon	1.6%

*	Except where expressly stated otherwise, statistical information in this table does not include the Cira Square trust subordinate companion loan.
(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.

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(3)	Excludes 35 mortgage loans (98.4%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Cira Square mortgage loan (7.9%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loan are 45.7%, 45.7%, 1.60x and 14.2%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	With respect to the Jordan Creek Town Center mortgage loan (5.1%), the related mortgaged property previously secured a loan that went into maturity default on January 1, 2024 and was subject to a forbearance agreement. Proceeds from the related whole loan were used to pay off the prior loan in full on February 1, 2024.
With respect to the Wildwood Center mortgage loan (2.6%), a portion of the proceeds from the mortgage loan were used to pay off in full a prior loan (with an outstanding balance of $62,819,765) that matured on November 30, 2023, and was in maturity default with
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the related prior lender at the time of origination of the mortgage loan.
With respect to the 24 Hour Fitness - 1903 West Empire Avenue mortgage loan (1.0%), the mortgage loan refinanced a prior securitized mortgage loan secured by the related mortgaged property as to which the related borrower was previously in default. In 2020 the sole tenant of the mortgaged property was subject to government mandated closure due to the COVID-19 pandemic. The tenant filed Chapter 11 bankruptcy in June 2020, restructured, and exited bankruptcy in December 2020. During the mandated closure and bankruptcy period, the tenant sometimes paid partial rent. During this period, the borrower became delinquent on payments on the prior mortgage loan, and was delinquent approximately 18 times. The prior mortgage loan was transferred to special servicing in June 2020. Once the tenant exited bankruptcy protection, it paid the rent it owed the borrower, and the borrower paid all debt service owed along with a portion of default interest. A reinstatement agreement was entered into and the prior mortgage loan was transferred out of special servicing in 2021.
None of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	7 of the mortgaged properties (13.2%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the

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Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

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See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by JPMorgan Chase Bank, National Association, as retaining sponsor for the Pooled Certificates, and Bank of America, National Association, as retaining sponsor for the Loan-Specific Certificates, see “Credit Risk Retention”.

EU Securitization Regulation

and UK Securitization

Regulation	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to

Certificateholders and

VRR Interest Owners

On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) and each VRR Interest Owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the VRR Interest Owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

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Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:
●	the certificate administrator’s website initially located at www.ctslink.com; and
may be available to certificateholders through:
●	the master servicer’s website initially located at www.wellsfargo.com/com/comintro.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans and the Cira Square trust subordinate companion loan is less than 1.0% of the aggregate principal balance of the mortgage loans and the Cira Square trust subordinate companion loan as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the Cira Square Trust Subordinate Companion Loan (and all property acquired through exercise of remedies in respect of any mortgage loan or the Cira Square Trust Subordinate Companion Loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates and the CIRA-RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans and the Cira Square trust subordinate companion loan then held by the issuing entity, provided that (i) the Class A-1, Class D and Class E certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates and the CIRA-RR Interest), (iii) such holder (or holders) pay an amount equal to the VRR Interest’s and the CIRA-RR Interest’s proportionate share of the price specified in this prospectus and (iv) each applicable master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected

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mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan (or the Cira Square trust subordinate companion loan, as applicable) in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan (or the Cira Square trust subordinate companion loan, as applicable), the value of the related mortgaged property or the interests of any certificateholders or the VRR Interest Owners in the mortgage loan (or the Cira Square trust subordinate companion loan, as applicable) or mortgaged property or causes the mortgage loan (or the Cira Square trust subordinate companion loan, as applicable) to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the VRR Interest Owners and any related companion

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loan holder (as a collective whole as if such certificateholders, VRR Interest Owners and companion loan holder constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as three separate REMICs – the lower-tier REMIC, the upper-tier REMIC and the Cira Square trust subordinate companion loan REMIC – for federal income tax purposes.
In addition, the portion of the issuing entity consisting of entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust, the beneficial owners of which will be the holders of the Class V certificates and the VRR Interest Owners (a “grantor trust”). The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.

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●	It is anticipated that the Class X-A and Class X-B certificates will represent regular interests issued with original issue discount, no class of certificates will represent regular interests issued with de minimis original issue discount, and the Class A-1 certificates will represent regular interests issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1 certificates, the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class X-B certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other classes of Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940,

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as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.
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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: The underwriting of certain mortgage loans and the historical financial information may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, office, hospitality, industrial, mixed use, multifamily, manufactured housing and self-storage,) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Ratings: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) spread throughout the world, causing a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.

The COVID-19 pandemic and the responses thereto led to disruptions in the global supply chain, the financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. We cannot assure you whether or when all people and nations will resume full economic activity.

Furthermore, we cannot assure you as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that one or more future surges in COVID-19 cases could have on economic conditions. We cannot assure you that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may have less ability to weather future downturns in business occasioned by future surges in COVID-19 cases which may render them unable to meet their payment

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obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

Investors should understand that the underwriting of mortgage loans may be based in part on pre-COVID-19 pandemic performance. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates and Vertical Interests”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—Definitions”.

In addition, the loss models used by the rating agencies to rate the certificates may not fully reflect the effects of the COVID-19 pandemic. We cannot assure you that any future decline in economic conditions precipitated by future surges in COVID-19 or other pandemics cases and future measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The effects of the COVID-19 pandemic, including as a result of any future surges in COVID-19 cases, may continue to heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicers, the special servicers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicers, the special servicers and the other transaction parties have increased recently in part because of new technologies, the use of

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the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

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With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
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●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.
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A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires.

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We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

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Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be

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deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or
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any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially

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adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting

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decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on

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mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises, which may result in disruptions similar to those described above.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the

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mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted in the future. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time, which may impact the ability of the borrowers to lease their

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properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
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●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we

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cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties may operate family entertainment resorts that include waterparks, pool and/or swimming facilities. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other similar facilities could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability

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insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality

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property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

Certain franchise agreements may have loan to value ratio requirements, debt service coverage ratio requirements or other requirements with respect to loans that finance the related property. Such requirements may impair the ability of the borrower under a related mortgage loan to obtain refinancing of its debt.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

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Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Specialty Use Concentrations.” See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
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●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

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In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has

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a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;
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●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the

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borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the

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duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Leased Fee and Operating Lease Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Leased Fee Properties”.

Certain mortgaged properties may be leased to a third party under an operating lease. In such circumstance, the mortgaged property generally will be subject to similar risks as those of a leased fee property, as set forth above.

Sale-Leaseback Transactions Have Special Risks

The Gallup HQ mortgaged property (2.5%) was the subject of a sale-leaseback transaction prior to or in connection with the acquisition of such mortgaged property by the related borrower. Such mortgaged property is leased to the former owner of the mortgaged property. A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain

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possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale- leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagee; however, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case. There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for

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lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the VRR Interest owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane

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parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining pooled certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the pooled certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have

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a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: retail, office, hospitality, industrial and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, District of Columbia, Pennsylvania, Texas, Ohio, New York, Virginia, Maryland and Iowa. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

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A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).
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We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the VRR Interest owners.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—JPMorgan Chase Bank, National Association— JPMCB’s Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate

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taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a

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theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, office or mixed use properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

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In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, television studios, arcades and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market

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rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on

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available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address

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the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g. LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the VRR Interest owners.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2024. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

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We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven

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years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating

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information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of

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their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where

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the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the VRR Interest owners until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the VRR Interest owners. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the VRR Interest owners. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital

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Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—JPMorgan Chase Bank, National Association— JPMCB’s Underwriting Guidelines and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

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Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves

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estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—JPMorgan Chase Bank, National Association— JPMCB’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

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The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers

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or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise

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maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors

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that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders and the VRR Interest owners. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

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Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
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●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity (other than Cira Square trust subordinate companion loan), the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.

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The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays

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with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the VRR Interest owners as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

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Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the

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mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the VRR Interest owners. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to any anticipated repayment date mortgage loan which has a related mezzanine loan, the payment of debt service on the related mezzanine loan will reduce the amount of excess cash flow available to pay down the principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and

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First Republic Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the

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outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each applicable special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the applicable master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates,

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whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Tenants at certain properties may also be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

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Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

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State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The originators originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors and an initial risk retention consultation party, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates and/or the VRR Interest. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

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In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association, each an originator, are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention” and are expected to be appointed (or appoint an affiliated entity) as the initial risk retention consultation parties by the holders of the VRR Interest. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests

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of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the holders of the majority of the VRR Interest by whom they are appointed may have interests that are in conflict with those of certain certificateholders, in particular if such risk retention consultation party or such VRR Interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or the holder of the VRR Interest or the majority of the CIRA-RR Interest by whom such risk retention consultation party was appointed (any such loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A. or JPMorgan Chase Bank, National Association (in each case as holders of the VRR Interest (or any such party (or affiliate thereof) that is a risk retention consultation party)) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of its employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Nor can there be any assurance that any of Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A. or JPMorgan Chase Bank, National Association (in each case as holders of the VRR Interest) or a risk retention consultation party will not seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

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These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, each of the Pleasanton Corporate Commons whole loan and the Gallup HQ whole loan will be a servicing shift whole loan.

The Servicing of Certain Other Whole Loans Will Shift to Other Servicers

The servicing of the Columbus Business Park whole loan is expected to be governed by the BMARK 2024-V7 pooling and servicing agreement only temporarily, until the securitization of the related controlling pari passu companion loan. Upon the securitization of such companion loan, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of such companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. In this respect, the risks with respect to the Columbus Business Park whole loan are similar to those of servicing shift whole loans as described above under “—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers.”

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of

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separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the VRR Interest and the party expected to be designated to consult with each applicable special servicer on their behalf as the risk retention consultation parties are affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

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Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A. or JPMorgan Chase Bank, National Association, each an affiliate of an Underwriting Entity, takes in its capacity as a holder of the VRR Interest or as a risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of

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any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to each applicable special servicer, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK5 2024-5YR7

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non-offered certificates or the VRR Interest owners, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each applicable master servicer and special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of each applicable master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that each applicable master servicer and special servicer for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan) and the Cira Square trust subordinate companion loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with,

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numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that PFP CMBS BNK5 2024-5Y7, LLC, an entity advised by Prime Finance Advisor, L.P., or an affiliate thereof will be appointed as the initial directing certificateholder (other than with respect to the Cira Square mortgage loan). Each applicable special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates or the VRR Interest. The directing certificateholder will be controlled by the controlling class certificateholders.

With respect to the Cira Square mortgage loan (7.9%), such mortgage loan and the Cira Square trust subordinate companion loan will be serviced pursuant to the pooling and

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servicing agreement related to this transaction, and the Cira Square mortgage loan and the Cira Square trust subordinate companion loan will be assets in the trust fund. Prior to the continuation of a Cira Square trust subordinate companion loan control appraisal period, the directing holder will be the Cira Square controlling class certificateholder (or its representative) selected by a majority of the Cira Square controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). Prior to the continuation of a Cira Square trust subordinate companion loan control appraisal period, the directing holder for the Cira Square whole loan will have the right to (i) consent to certain material decisions and actions made with respect to the Cira Square whole loan and (ii) replace the special servicer with respect to the Cira Square whole loan, with or without cause. The special servicer may, at the direction of the directing holder for the Cira Square whole loan, take actions with respect to the Cira Square whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Cira Square A/B Whole Loan” in this prospectus.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or

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without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the VRR Interest, and it may have interests in conflict with those of the certificateholders and the VRR Interest owners. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the VRR Interest owners. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the

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mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders or VRR Interest owners, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans
The anticipated initial investor in the Class F, Class G and Class J certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

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We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder (other than with respect to the Cira Square mortgage loan). The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that PFP CMBS BNK5 2024-5Y7, LLC, an entity advised by Prime Finance Advisor, L.P., or an affiliate thereof will be the initial directing certificateholder (other than with respect to the Cira Square mortgage loan). KeyBank National Association is expected to act as the special servicer and it or an affiliate assisted PFP CMBS BNK5 2024-5Y7, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

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Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a) in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b) in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c) in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain conditions and exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) FCA investment firms as defined in the UK CRR (and, in addition, the UK CRR makes provisions as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

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In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to “each Securitization Regulation”, “either Securitization Regulation” or “the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the “SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i) where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii) in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii) in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv) where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying

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assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large

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securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
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●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for

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such classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those pooled certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of pooled certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

In addition, on September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll

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Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the

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master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, curing a cash management trigger, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

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In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at

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maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

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Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2 and Class A-3 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-2-X1	Class A-2-1 certificates
Class A-2-X2	Class A-2-2 certificates
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the pooled certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans

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in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and the VRR Interest and will result in a reduction of the certificate balance (or notional amount) of a class of pooled certificates and the VRR Interest balance of the VRR Interest, pro rata based on the respective percentage allocation entitlements of the certificates (collectively) and the VRR Interest as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if a master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the pooled certificates, first the Class J certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component, and then, pro rata, the Class A-1 certificates and the Class A-2 and Class A-3 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1 certificates or the Class A-2 or Class A-3 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest in respect of the pooled certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior pooled certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such

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certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the pooled certificates will generally be subordinated to those of the holders of the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates, Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans, which such losses are allocated between it, on one hand, and the certificates, on the other hand, as described under “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses”.

Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention—VRR Interest”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the VRR Interest owners generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See

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“Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates or the VRR Interest owners in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the VRR Interest will not have any voting rights; however, the holders of the VRR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

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These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and any risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although any master servicers or special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation parties and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

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(ii)    may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)    may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, a risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the serviced mortgage loans. Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the VRR Interest owners and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, the VRR Interest owners and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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You Have Limited Rights to Replace Each Applicable Master Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan and the Cira Square whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the pooled voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by pooled certificateholders holding at least 66-2/3% of a quorum of the pooled certificateholders (which quorum consists of the holders of pooled certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders and the VRR Interest owners will generally have no right to replace and terminate a master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders and the VRR Interest owners will generally have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders and the VRR Interest owners may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any

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such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) other than with respect to the Cira Square Trust Subordinate Companion Loan, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such

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securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates or the VRR Interest owners;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder or VRR Interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than

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anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by each applicable special servicer may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of each applicable special servicer in maximizing collections for the transaction and the impediments each applicable special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates and the VRR Interest. The pooling and servicing agreement obligates each applicable special servicer not to consider the interests of individual classes of certificates or of the VRR Interest. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the VRR Interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a

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non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default

With respect to each whole loan with one or more subordinate companion loans, prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Cira Square A/B Whole Loan” in this prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally

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accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the VRR Interest owners to receive distributions on the offered certificates and the VRR Interest, respectively. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

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In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the VRR

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Interest continuing to hold the full non-notionally reduced amount of such certificates or the VRR Interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect each applicable master servicer’s, any sub-servicer’s or each applicable special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

See “Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Cira Square Trust Subordinate Companion Loan REMIC or the Lower-Tier REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the VRR Interest owners. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Cira Square Trust Subordinate Companion Loan REMIC or the Lower-Tier REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, the VRR Interest owners and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest

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in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the VRR Interest owners.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the

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timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

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If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn, including any economic downturn related to the COVID-19 pandemic, may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid

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foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy, food and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and the Cira Square trust subordinate companion loan, and distributions on any class of pooled certificates or loan-specific certificates and the

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VRR Interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans and the Cira Square trust subordinate companion loan, respectively, and the subsequent allocation of such amounts between the pooled certificates and the VRR Interest (or the non-retained loan-specific certificates and the CIRA-RR Interest), as described in “Credit Risk Retention—VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the pooled certificateholders and the VRR Interest owners will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

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Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
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The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1 certificates, the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class X-B certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one NRSRO, and the other classes of Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of 37 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,146,205,970 (the “Initial Pool Balance”) and (ii) the Cira Square Trust Subordinate Companion Loan with a principal balance as of the Cut-Off Date of $45,000,000. The “Cut-off Date” means the respective due dates for such Mortgage Loans and the Cira Square Trust Subordinate Companion Loan in June 2024 (or, in the case of any Mortgage Loan that has its first due date after June 2024, the date that would have been its due date in June 2024 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

10 Mortgage Loans (45.5%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan. With respect to the Cira Square Whole Loan, there is one Subordinate Companion Loan relating to the Cira Square Mortgage Loan, consisting of Note B, which will be included in the issuing entity (the “Cira Square Trust Subordinate Companion Loan” or the “Trust Subordinate Companion Loan”). The Cira Square Trust Subordinate Companion Loan will have a Cut-off Date Balance of $45,000,000. Although the Cira Square Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Cira Square Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement will be payable only to the Class CIRA-1, Class CIRA-2 and Class CIRA-3 certificates and the CIRA-RR Interest (the “Loan-Specific Certificates”).

The Mortgage Loans and the Cira Square Trust Subordinate Companion Loan were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan to the issuing entity:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association(2)	11	14	$345,865,000	30.2%
Bank of America, National Association	Bank of America, National Association	8	8	326,955,000	28.5
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	13	14	307,830,970	26.9
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	5	5	165,555,000	14.4
Total		37	41	$1,146,205,970	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related Mortgage Loan Seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the Mortgage Loan Seller and transferred to the Mortgage Loan Seller. See “—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans” below.
(2)	With respect to the Wildwood Center Mortgage Loan (2.6%), the Mortgage Loan was originated by BSPRT CMBS Finance, LLC, and Notes A-2, A-3, A-4 and A-5 were subsequently purchased by Wells Fargo Bank, National Association. The Mortgage loan was re-underwritten in accordance with customary Wells Fargo Bank, National Association standards. See “Description of the Mortgage Pool - Exceptions to Underwriting Guidelines”.

In addition to the Mortgage Loans shown in the chart above, Bank of America, National Association originated the Cira Square Trust Subordinate Companion Loan and will transfer it to the Depositor.

Each Mortgage Loan and the Cira Square Trust Subordinate Companion Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

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●	The Saks Beverly Hills Mortgage Loan (5.4%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.
●	The 488 Madison Mortgage Loan (5.2%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and German American Capital Corporation.
●	The Jordan Creek Town Center Mortgage Loan (5.1%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association and Barclays Capital Real Estate Inc.
●	The Kenwood Towne Centre Mortgage Loan (2.6%) is part of a whole loan that was co-originated by Societe Generale Financial Corporation, Wells Fargo Bank, National Association and Goldman Sachs Bank USA.
●	The Wildwood Center Mortgage Loan (2.6%) is part of a whole loan that was originated by BSPRT CMBS Finance, LLC and was acquired by Wells Fargo Bank, National Association.
●	The Pleasanton Corporate Commons Mortgage Loan (2.5%) is part of a Whole Loan that was co-originated by Bank of America, N.A. and Citi Real Estate Funding Inc.
●	The Gallup HQ Mortgage Loan (2.5%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association and DBR Investments Co. Limited.
●	The Columbus Business Park Mortgage Loan (2.2%) was co-originated by JPMorgan Chase Bank, National Association and 3650 Real Estate Investment Trust 2 LLC.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 13, 2024 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Marriott Anaheim Mortgage Loan or the Marriott Anaheim Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the Marriott Anaheim Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular

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Companion Loan may be identified by name (for example, the Marriott Anaheim Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Although the Cira Square Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Cira Square Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include the Cira Square Trust Subordinate Companion Loan unless otherwise indicated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans (including the Cira Square Trust Subordinate Companion Loan) is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan (including the Cira Square Trust Subordinate Companion Loan) is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. In addition, appraisals may not reflect the complete effects of the COVID-19 pandemic on the related Mortgaged Properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

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“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;
●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and
●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

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In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
488 Madison(1)	5.2%	45.5%	45.5%	$220,000,000	55.6%	55.6%	$180,000,000
Staybridge Suites Tysons-McLean(2)	2.7%	69.5%	69.5%	$44,300,000	71.5%	71.5%	$43,100,000
Wildwood Center(3)	2.6%	57.5%	57.5%	$113,000,000	65.0%	65.0%	$100,000,000
H-Mart Plaza(4)	2.1%	65.0%	65.0%	$37,700,000	67.7%	67.7%	$36,200,000
Marriott Visalia Convention Center(5)	2.1%	51.0%	51.0%	$47,100,000	56.9%	56.9%	$42,200,000

(1)	The appraisal concluded to a “Market Value Assuming ADNY Reserves” value for the Mortgaged Property of $220,000,000 as of April 1, 2024, which assumes that the contractual obligations from the Archdiocese of New York lease (free rent, tenant improvements, leasing costs, and other capital expenditures) would be funded by a cash reserve held in escrow and that such reserved funds would be available for any potential purchase. At origination, the borrower reserved $20,353,872 and $2,127,815 for outstanding amounts for the Archdiocese of New York tenant improvements and allowances, and tenant leasing commissions, respectively. Additionally, the borrower provided a letter of credit in the amount of $8,462,090 for the tenant Archdiocese of New York’s free rent funds and gap rent funds. In addition, the appraisal employs the extraordinary assumptions that the Mortgaged Property will be subdivided into condominiums and that the Archdiocese of New York unit’s real estate tax exemption will be granted, and that beginning March 1, 2025, the Archdiocese of New York tax lot will be abated. See “Real Estate and Other Tax Considerations”.
(2)	The Other Than “As Is” Appraised Value of $44,300,000 represents the “As-If PIP Escrowed” appraised value based on the hypothetical assumption that the franchise required change of control property improvement plan (“PIP”) is fully funded and that such funds would transfer with title to a potential future buyer. Upon origination of the Staybridge Suites Tysons-McLean Mortgage Loan, the borrower deposited $1,200,000 into a PIP reserve to fund the related PIP.
(3)	The Other Than “As-Is” Appraised Value of $113,000,000 represents the "Hypothetical As-Is" value as of October 5, 2023, which assumes that the largest tenant, Manhattan Associates, has signed its renewal lease and all leasing costs associated with the renewal have been paid to the tenant. As of the Cut-off Date, the renewal lease has been executed and a letter of credit of $13,074,905.55 has been provided to Manhattan Associates in connection with tenant improvements and leasing costs.
(4)	The Other Than “As Is” Appraised Value represents a “Prospective As Stabilized” value, which assumes a February 1, 2025 rent commencement date for the second largest tenant, Launch Entertainment. Launch Entertainment has an executed lease and its leased space has been delivered and is pending the tenant’s build-out, but Launch Entertainment has not yet taken occupancy or commenced rent payments. The rent commencement date will be the earlier of (a) the tenant opening for business and (b) 300 days after the latter of the delivery date or the date tenant receives all permits and approvals, but no later than April 20, 2025. The lender has reserved gap rent for the entire period from loan closing through April 30, 2025 ($950,062), plus 100% of tenant improvements and leasing commissions owed to the tenant ($966,405).
(5)	The Other Than “As Is” Appraised Value represents a “Prospective Market Value Upon Completion” as of June 1, 2026, which assumes completion of a property improvement plan (“PIP”) that the borrower is required to complete in order to extend the term of the related franchise agreement for 20 years beyond its current expiration in January 2027. The full budgeted cost of the PIP ($1,874,225) was reserved at loan closing. The borrower expects to complete the PIP by year-end 2024. See “—Redevelopment, Renovation and Expansion”.

In addition:

●	With respect to each of the 22 East 177th Street Mortgage Loan (0.5%) and the 1681 Eastburn Ave Mortgage Loan (0.5%), the borrower is in the process of applying for a 421-a tax exemption, which has not been approved. See “—Real Estate and Other Tax Considerations”. The appraisal for the 22 East 177th Street
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Mortgaged Property calculates the net present value of such 421-a exemption to be $1,807,141. If such net present value were to be subtracted from the appraised value of the 22 East 177th Street Mortgaged Property, the appraised value would be $6,892,859, which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 77.8%. The appraisal for the 1681 Eastburn Ave Mortgaged Property calculates the net present value of such 421-a exemption to be $1,581,924, and adds such value to the capitalized value set forth in the appraisal. If such net present value were to be subtracted from the appraised value of the 1681 Eastburn Ave Mortgaged Property, the appraised value would be $6,618,076, which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 78.6%. There can be no assurance that a 421-a exemption will be approved, or of what the appraised value or actual value of the 22 East 177th Street Mortgaged Property or the 1681 Eastburn Ave Mortgaged Property would be if the exemption were not approved. In addition, the appraised value of the 22 East 177th Street Mortgaged Property includes the present value of overage rent (above market rent) obtained from the CityFHEPS program in the amount of $320,112, and the appraised value of the 1681 Eastburn Ave Mortgaged Property includes the present value of overage rent obtained from the CityFHEPS program in the amount of $351,820. If such present value were also deducted, the appraised value of the 22 East 177th Street Mortgaged Property would be $6,572,747 and of the 1681 Eastburn Ave Mortgaged Property would be $6,266,256, which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 81.5% for the 22 East 177th Street Mortgage Loan, and 83.0% for the 1681 Eastburn Ave Mortgage Loan. There can be no assurance as to what the appraised value or actual value of the 22 East 177th Street Mortgaged Property or the 1681 Eastburn Ave Mortgaged Property would be if it were not rented pursuant to the CityFHEPS program. The 1681 Eastburn Ave appraisal assumes occupancy of 96.5%, while in place occupancy as of December 11, 2023 was 58.8%. However, as of April 11, 2024 the Mortgaged Property was 100.0% leased.

●	With respect to the Arthouse Lofts Mortgage Loan (1.7%), the “as-is” appraised value of $33,500,000 reflects the extraordinary assumption that the parking sublease will remain in effect for the related appraisal’s projection period, in order to ensure parking needs are met at the Mortgaged Property. See “—Use Restrictions” below for additional information relating to the parking sublease at the related Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with
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respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

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With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date,

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and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

See the definition of “Appraised Value” above with respect to certain assumptions affecting the Cut-off Date LTV Ratio of the 22 East 177th Street and 1681 Eastburn Ave Mortgage Loans (collectively, 0.9%).

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that

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are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

The 22 East 177th Street Mortgage Loan (0.5%) and the 1681 Eastburn Ave Mortgage Loan (0.5%) were each underwritten assuming a 421-a exemption, which the related borrower is in the process of applying for, would be granted. Based on estimated unabated taxes, U/W NCF DSCR would be 1.16x for the 22 East 177th Street Mortgage Loan and 1.19x for the 1681 Eastburn Ave Mortgage Loan.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity / ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the

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aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

See the definition of “Appraised Value” above with respect to certain assumptions affecting the LTV Ratio at Maturity or ARD of the 22 East 177th Street and 1681 Eastburn Ave Mortgage Loans (collectively, 0.9%).

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the

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date of determination; (ii) in the case of retail, office and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
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●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Qualified Opportunity Zone” means qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

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“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases

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or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that predates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged

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Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

The 22 East 177th Street Mortgage Loan (0.5%) and the 1681 Eastburn Ave Mortgage Loan (0.5%) were each underwritten assuming a 421-a exemption, which the related borrower is in the process of applying for, would be granted. Based on estimated unabated taxes, for the 22 East 177th Street Mortgage Loan, the Underwritten Net Cash Flow would be $447,094, and for the 1681 Eastburn Ave Mortgage Loan, the Underwritten Net Cash Flow would be $434,898.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

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“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

The 22 East 177th Street Mortgage Loan (0.5%) and the 1681 Eastburn Ave Mortgage Loan (0.5%) were each underwritten assuming a 421-a exemption, which the related borrower is in the process of applying for, would be granted. Based on estimated unabated taxes, the U/W NCF Debt Yield for the 22 East 177th Street Mortgage Loan would be 8.3% and for the 1681 Eastburn Ave Mortgage Loan would be 8.4%.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

Underwritten Net Operating Income for each of the 22 East 177th Street Mortgage Loan (0.5%) and the 1681 Eastburn Ave Mortgage Loan (0.5%) was underwritten assuming a 421-a exemption, which the related borrower is in the process of applying for, would be granted. Based on estimated abated taxes, U/W NOI for the 22 East 177th Street Mortgage Loan was $520,864 and for the 1681 Eastburn Ave Mortgage Loan was $499,833. Based on estimated unabated taxes, Underwritten Net Operating Income for the 22 East 177th Street Mortgage Loan would be $451,594 and for the 1681 Eastburn Ave Mortgage Loan would be $439,148.

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“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

Underwritten Net Operating Income for each of the 22 East 177th Street Mortgage Loan (0.5%) and the 1681 Eastburn Ave Mortgage Loan (0.5%) was underwritten assuming a 421-a exemption, which the related borrower is in the process of applying for, would be granted. Based on estimated unabated taxes, U/W NOI DSCR would be 1.18x for the 22 East 177th Street Mortgage Loan and 1.20x for the 1681 Eastburn Ave Mortgage Loan.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

Underwritten Net Operating Income for each of the 22 East 177th Street Mortgage Loan (0.5%) and the 1681 Eastburn Ave Mortgage Loan (0.5%) was underwritten assuming a

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421-a exemption, which the related borrower is in the process of applying for, would be granted. Based on estimated unabated taxes, U/W NOI Debt Yield would be 8.4% for the 22 East 177th Street Mortgage Loan and 8.4% for the 1681 Eastburn Ave Mortgage Loan.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as a multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.

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Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics*

All Mortgage Loans
Initial Pool Balance(1)	$1,146,205,970
Number of Mortgage Loans	37
Number of Mortgaged Properties	41
Number of Crossed Loans	0
Crossed Loans as a percentage	0%
Range of Cut-off Date Balances	$2,140,000 to $110,000,000
Average Cut-off Date Balance	$30,978,540
Range of Mortgage Rates	6.2600% to 9.3020%
Weighted average Mortgage Rate	7.1197%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	56 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	359 months to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	30.5% to 74.9%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	55.8%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)	30.5% to 74.9%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)	55.8%
Range of U/W NCF DSCRs(5)(6)(7)	1.28x to 2.90x
Weighted average U/W NCF DSCR(5)(6)(7)	1.72x
Range of U/W NOI Debt Yields(5)(6)	8.2% to 22.0%
Weighted average U/W NOI Debt Yield(5)(6)	13.1%
Percentage of Initial Pool Balance consisting of:
Interest Only	98.4%
Amortizing Balloon	1.6%

*	Except where expressly stated otherwise, statistical information in this table does not include the Cira Square Trust Subordinate Companion Loan.
(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.
(3)	Excludes 35 Mortgage Loans (98.4%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.
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(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Cira Square Mortgage Loan (7.9%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loan are 45.7%, 45.7%, 1.60x and 14.2%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and the U/W NOI Debt Yield have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

The issuing entity will include 2 Mortgage Loans (12.9%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail
Anchored	4	$ 191,505,000	16.7%
Super Regional Mall	2	88,000,000	7.7
Single Tenant	2	72,470,000	6.3
Shadow Anchored	1	7,793,970	0.7
Subtotal:	9	$359,768,970	31.4%
Office
CBD	4	$273,600,000	23.9%
Suburban	3	73,154,123	6.4
Subtotal:	7	$346,754,123	30.3%
Hospitality
Full Service	2	$134,000,000	11.7%
Limited Service	2	47,500,000	4.1
Extended Stay	1	30,800,000	2.7
Subtotal:	5	$212,300,000	18.5%
Industrial
Warehouse	4	$69,600,000	6.1%
Flex	1	5,345,877	0.5
Subtotal:	5	$74,945,877	6.5%
Mixed Use
Office/Lab	1	$28,700,000	2.5%
Office/Retail	1	24,500,000	2.1
Multifamily/Retail	1	19,990,000	1.7
Subtotal:	3	$73,190,000	6.4%
Multifamily
High Rise	1	$33,750,000	2.9%
Low Rise	3	19,360,000	1.7
Subtotal:	4	$53,110,000	4.6%
Manufactured Housing
Manufactured Housing/RV Park	1	$9,272,000	0.8%
Manufactured Housing	4	6,850,000	0.6
RV Park	1	4,750,000	0.4
Subtotal:	6	$20,872,000	1.8%
Self Storage
Self Storage	2	$5,265,000	0.5%
Subtotal:	2	$5,265,000	0.5%
Total:	41	$1,146,205,970	100.0%
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(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Jordan Creek Town Center Mortgage Loan (5.1%), an approximately 2.66-acre portion of the Mortgaged Property is ground leased to an unaffiliated party that operates a 122-room Residence Inn by Marriott. The related ground lease has an expiration date of November 30, 2029, subject to five, five-year renewal options. Under the ground lease, each option will automatically extend unless the related tenant notifies the borrower that it elects not to exercise such renewal option not less than 270 days and not more than one year before the expiration of the then-current term. The ground rent under the related ground lease is less than approximately 1.0% of underwritten revenues.
●	In the case of the Kenwood Towne Centre Mortgage Loan (2.6%), the related Mortgaged Property has a Macy’s store as a tenant, anchor or shadow anchor. On February 27, 2024, Macy’s, Inc. (“Macy’s”) announced the closure of approximately 150 locations through 2026. However, Macy’s did not identify the locations that would be closed. The closure of a Macy’s store at a Mortgaged Property may, and in certain instances is likely to, trigger co-tenancy provisions of the applicable lease(s). We cannot assure you that Macy’s will remain open for business at the above Mortgaged Property or that the closing of any Macy’s store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

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Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Marriott Anaheim Mortgage Loan (9.6%), the related Mortgaged Property is operated under an operating lease agreement (the “Operating Lease”) between the borrower, as lessor, and Marriott Hotel Services, LLC, as lessee (“Marriott”), with an expiration date of December 31, 2031. Marriott has one remaining 25-year renewal option, which would extend the Operating Lease through December 31, 2056. Base rent under the Operating Lease is equal to 10.0% of the borrower’s invested capital. The borrower’s invested capital in the Mortgaged Property has increased from $86,753,562, as of January 1, 2005, to a current balance of $103,067,669, resulting in a current annual base rent under the Operating Lease of $10,306,767. The base rent payment cannot decline, but has the potential to increase if the borrower invests additional capital to upgrade the Mortgaged Property during the term of the Operating Lease. The Operating Lease is triple net, with Marriott being responsible for direct payment of all real estate taxes, insurance, utilities, operating costs and maintenance costs. The Operating Lease requires 5% of total annual gross revenues to be deposited by Marriott into an FF&E reserve account held by the borrower under the Operating Lease. If Marriott’s annual budgeted capital expenditure costs (in its sole discretion) exceed the amount available in the FF&E reserve account, then Marriott will provide to the borrower a detailed scope of the repairs/improvements and quantify the additional capital contribution necessary. The responsibility for the additional capital contribution is required to be split 62.5% by the borrower (the “Additional Borrower Capital Contribution”) and 37.5% by Marriott. The amount of the Additional Borrower Capital Contribution would then be added to the calculation of the borrower’s invested capital, and the Operating Lease base rent would increase accordingly. If the borrower does not agree to make the Additional Borrower Capital Contribution, Marriott can either pay that amount from its own funds or exercise its right to purchase the Marriott Anaheim Mortgaged Property for a price determined pursuant to the terms of the Operating Lease (currently estimated to be approximately $115.5 million). If Marriott exercises its option to purchase the Mortgaged Property and Marriott does not agree to assume the Whole Loan, an event of default is triggered and the Whole Loan is required to be repaid (subject to any prepayment requirements) and the Whole Loan will be recourse to the guarantors up to $50,000,000 after the application of any sale price to the Whole Loan. In addition, while the lender has a security interest in the FF&E reserve account established under the Operating Lease, such interest is not perfected; upon the occurrence of an event of default under the loan documents, the borrower is required to transfer funds from such Operating Lease account into a separate FF&E reserve account established under the loan agreement. The lender has a perfected security interest in such FF&E reserve account established under the loan agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee and Operating Lease Properties Have Special Risks”.
●	With respect to the Staybridge Suites Tysons-McLean Mortgaged Property (2.7%), the related appraisal identified new or anticipated construction of five proposed hotels within the Mortgaged Property’s submarket which may compete with the Mortgaged Property.
●	With respect to the Anaheim Desert Inn & Suites Mortgage Loan (2.6%), the Mortgaged Property is an unflagged boutique-style hospitality property.
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●	With respect to the Marriott Visalia Convention Center Mortgage Loan (2.1%), the related Mortgaged Property benefits from a shared use agreement (the “SUA”) and a catering contract (collectively, the “Facilities Agreements”) with the City of Visalia, the owner and operator of the adjoining Visalia Convention Center. Pursuant to the Facilities Agreements, the hotel has the exclusive right to provide certain concessions and catering services for events at the Visalia Convention Center, and the Facilities Agreements allow the Convention Center to book room blocks for clients in tandem with event bookings at the Visalia Convention Center. The concessions revenue is split between the City of Visalia and the hotel. The underwritten revenue attributable to the Facilities Agreements is $1,625,428, representing approximately 12.8% of total underwritten revenue for the Mortgaged Property. The SUA commenced on July 12, 2017 and will automatically extend in July 2027 for an additional ten year period, so long as the borrower is in compliance with all financial and performance covenants in the SUA. The catering contract renews annually for a one-year term, so long as the borrower is in compliance with all financial and performance covenants in the catering contract. If either Facilities Agreement were to be terminated for any reason, the City of Visalia will allow the lender to enter into a new agreement at the same terms, not conditioned on any cure associated with the terminated Facilities Agreement. In addition, the Facilities Agreements have been conditionally assigned to the lender as additional collateral for the Mortgage Loan.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Marriott Anaheim	$110,000,000	9.6%	12/31/2031	6/1/2029
Staybridge Suites Tysons-McLean	$30,800,000	2.7%	5/10/2049	6/1/2029
Marriott Visalia Convention Center	$24,000,000	2.1%	1/12/2027	5/1/2029(2)
Hampton Inn Santa Barbara - Goleta	$18,000,000	1.6%	12/31/2039	6/1/2029

(1)	With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount.
(2)	The related franchisor, MIF, L.L.C. (“MIF”), has indicated that after the completion of the MIF-required property improvement plan (“PIP”), the franchise agreement will be extended for 20 years. The full budgeted cost of the PIP ($1,874,225) was reserved at loan closing. The borrower expects to complete the PIP by year-end 2024.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

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Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the Columbus Business Park Mortgage Loan (2.2%), according to the related appraisal, the second floor of the Mortgaged Property, which contains approximately 1,546,217 square feet, is typically only usable by tenants occupying the first floor with an access ramp connecting the two floors, but is otherwise considered unleasable to standalone tenants because of limited access to the interior ramps and freight elevators and no direct truck dock access. The related appraisal report indicates that the largest tenant at the Mortgaged Property, Ford Motor Company, which currently leases approximately 909,287 square feet on the first floor of the Mortgaged Property, representing approximately 41.6% of net rentable area, has an unsigned letter of intent to lease approximately 198,946 square feet on the second floor of the Mortgaged Property, which is underwritten as vacant rentable area and would represent approximately 9.1% of the net rentable area at the Mortgaged Property. The remaining 1,347,271 square feet of space on the second floor was not included in the underwritten net rentable area.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the Arthouse Lofts Mortgage Loan (1.7%), as of the Cut-off Date, 33 of the 52 units at the Mortgaged Property are currently leased to tenants on a month-to-month basis.
●	With respect to the Arthouse Lofts Mortgage Loan (1.7%), rental increases with respect to residential tenants are subject to the California Tenant Protection Act, which caps annual rent increases at the lesser of (x) 5% plus the percentage change in the cost of living as provided in the national consumer price index or California consumer price index and (y) 10%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with a multifamily component set forth in the above chart, we note the following:

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●	With respect to The Hollywood Ardmore Mortgage Loan (2.9%), the Mortgaged Property is subject to the Los Angeles Housing Department rent stabilization ordinance which limits rent increases based on CPI adjustments, with an additional 1% rent increase permitted for each of gas and electric service if the property owner provides those services to tenants. Units that become vacant can be leased at current market rates. The loan underwriting was based on in-place rents.
●	With respect to The Hollywood Ardmore Mortgage Loan (2.9%), the seismic study performed in connection with loan origination indicated a 25% PML, and earthquake insurance was required. In addition, the Mortgaged Property is subject to the City of Los Angeles Ordinance 183893 for non-ductile concrete structures and must satisfy certain phased seismic retrofit requirements, as follows: (i) within 10 years from the city’s November 20, 2017 Order to Comply (the “Order”), the property owner must submit a structural analysis and plans for proposed structural alteration of the building to comply with the ordinance retrofit requirements, and (ii) within 25 years from the Order, the property owner must complete all necessary seismic retrofit work for the structure. The loan matures on May 11, 2029. The loan documents provide for personal liability to the borrower and guarantor for losses related to non-compliance with the related ordinance requirements. The seismic report prepared by an engineering consultant estimated the potential cost for seismic retrofit work at approximately $30-$60/ SF.
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●	With respect to each of the 22 East 177th Street Mortgage Loan (0.5%) and the 1681 Eastburn Ave Mortgage Loan (0.5%), in conjunction with applying for a 421-a tax exemption (which has not yet been obtained), the related borrower was required to designate at least 30% of the units at the Mortgaged Property as affordable housing reserved for tenancy earning up to 130% of Area Median Income. The related borrower has designated 17 of the 18 units at the 22 East 177th Street Mortgaged Property, and 16 of the 17 units at the 1681 Eastburn Ave Mortgaged Property, as affordable housing units. Further, all of the units at each such Mortgaged Property are rent stabilized units and will be regulated by the Department of Housing and Community Renewal during the 35-year term of the applied-for 421-a tax benefit. In addition, each related borrower has utilized the CityFHEPS, a rental assistance program administered by the New York City Department of Social Services, to help tenants find and keep housing, in order to lease the Mortgaged Property. The tenants must qualify for individual vouchers under the program. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. The tenants participating in the CityFHEPS program pay no more than 30% of their income as rent with the subsidy payments covering the remaining portion of the rent, but many families will have their entire rent covered by CityFHEPS and a cash assistance shelter allowance. Families may lose eligibility for the CityFHEPS program for various reasons, including the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. 17 of the 18 units at the 22 East 177th Street Mortgaged Property and 16 of the 17 units at the 1681 Eastburn Ave Mortgaged Property are participants in the CityFHEPS program and as of the April 17, 2024 rent roll, the CityFHEPS program is responsible for 93.3% of the rent generated at the 22 East 177th Street Mortgaged Property and as of the April 11, 2024 rent roll, the CityFHEPs program is responsible for 90.6% of the rent generated at the 1681 Eastburn Ave Mortgaged Property. The rents paid by the CityFHEPS are above market. See "Certain Calculations and Definitions-Appraised Value". There can be no assurance that tenants at each such Mortgaged Property will be able to continue to qualify for such program, that the related borrower will be able to continue leasing units at each such Mortgaged Property to tenants who qualify for such program or that the CityFHEPS program will continue. If Underwritten NOI and Underwritten NCF were calculated assuming that rents were paid under the Section 8 Program, and that the 421-a tax exemption was not received, for the 22 East 177th Street Mortgaged Property, the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield would be 1.05x, 1.04x, 7.6% and 7.5%, respectively, and for the 1681 Eastburn Ave Mortgaged Property U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield would be 1.06x, 1.05x, 7.4% and 7.4%, respectively.
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●	In addition, with respect to the 22 East 177th Street Mortgage Loan (0.5%), the monthly payment of rent under the CityFHEPs program has not yet commenced for any of the tenants (17 of the 18 tenants) which are leasing their apartments under the CityFHEPs program. At origination, the borrower deposited $96,054 into a rent reserve fund. Such fund is required to be disbursed to the borrower on September 1, 2024, unless an event of default or cash sweep event period is continuing (provided that if a cash sweep event period other than an event of default is continuing, such funds will be applied on such disbursement date pursuant to the same cash flow waterfall as rents).

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Manufactured Housing Properties

In the case of the manufactured housing properties set forth in the above chart, we note the following:

●	With respect to the Harmony Place MHC Mortgage Loan (0.8%), the Mortgaged Property includes 19 recreational vehicle sites, as well as 71 mobile home pads. The uses of the Mortgaged Property for mobile home pads and recreational vehicle parking are legal non-conforming. A letter from the local county stated that subject to a maximum of 68 manufactured home sites, a vacant manufactured home pad site may be occupied by a new manufactured home; and a recreational vehicle or travel trailer may be replaced with a manufactured home but may not be replaced with another recreational vehicle or travel trailer.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the five largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Health Club	4	12.3%
Movie Theater	2	11.2%
Restaurant	3	8.9%
Bank Branch	1	8.3%
Medical Office	3	5.7%
Laboratory Space	1	2.5%
Grocery Store	3	2.1%
Entertainment Venue	1	2.1%

With respect to the Woodyard Crossing Mortgage Loan (5.4%), the related Mortgaged Property includes one or more tenants that operate an on-site gas station or automobile repair and servicing company.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Property Type
Marriott Anaheim	$110,000,000	9.6%	$121,359.22	1.28x	65.8%	Hospitality
2001 K Street	$95,000,000	8.3%	$382.70	1.65x	62.1%	Office
Cira Square	$90,000,000	7.9%	$104.32	2.89x	30.5%	Office
MarqE Entertainment Center	$70,000,000	6.1%	$199.11	1.50x	62.1%	Retail
Woodyard Crossing	$62,000,000	5.4%	$127.34	1.31x	74.9%	Retail
Saks Beverly Hills	$61,365,000	5.4%	$782.76	1.71x	45.0%	Retail
488 Madison	$60,000,000	5.2%	$207.79	1.94x	45.5%	Office
Jordan Creek Town Center	$58,000,000	5.1%	$180.84	1.93x	53.0%	Retail
Towers Shopping Center	$35,000,000	3.1%	$120.17	1.54x	64.6%	Retail
The Hollywood Ardmore	$33,750,000	2.9%	$163,043.48	1.31x	52.6%	Multifamily
Staybridge Suites Tysons-McLean	$30,800,000	2.7%	$216,901.41	1.47x	69.5%	Hospitality
Kenwood Towne Centre	$30,000,000	2.6%	$251.66	2.19x	45.5%	Retail
Wildwood Center	$30,000,000	2.6%	$97.29	1.69x	57.5%	Office
Anaheim Desert Inn & Suites	$29,500,000	2.6%	$200,680.27	2.90x	53.2%	Hospitality
Pleasanton Corporate Commons	$28,700,000	2.5%	$222.82	1.49x	59.6%	Mixed Use
Top 3 Total/Weighted Average	$295,000,000	25.7%		1.89x	53.8%
Top 5 Total/Weighted Average	$427,000,000	37.3%		1.74x	58.3%
Top 10 Total/Weighted Average	$675,115,000	58.9%		1.74x	55.5%
Top 15 Total/Weighted Average	$824,115,000	71.9%		1.78x	55.8%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Cira Square Mortgage Loan based on the combined senior notes and subordinate notes are 1.60x and 45.7%, respectively.
(3)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.
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For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below (2.4%), are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Cross-Collateralized/Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Silver Lake Office Portfolio	Multi-Property Loan	$21,000,000	1.8%
Plattsburgh MHP Portfolio	Multi-Property Loan	6,850,000	0.6
Total		$27,850,000	2.4%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

2 groups of Mortgage Loans (collectively, 8.6%) set forth in the table below entitled “Related Borrower Loans (Other than Cross-Collateralized Groups)” are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Related Borrower Loans (Other than Cross-Collateralized Groups)(1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Jordan Creek Town Center	1	$58,000,000	5.1%
Kenwood Towne Centre	1	30,000,000	2.6
Total	2	$88,000,000	7.7%

Group 2
22 East 177th Street	1	$5,360,000	0.5%
1681 Eastburn Ave	1	5,200,000	0.5
Total	2	$10,560,000	0.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.
(2)	Mortgage Loans with related borrowers are identified under “Related-Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	11	$372,710,000	32.5%
District of Columbia	1	$95,000,000	8.3%
Pennsylvania	1	$90,000,000	7.9%
Texas	2	$87,500,000	7.6%
Ohio	4	$77,940,000	6.8%
New York	7	$77,410,000	6.8%
Virginia	3	$75,072,000	6.5%
Maryland	1	$62,000,000	5.4%
Iowa	1	$58,000,000	5.1%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 8 other states, with no more than 2.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	12 Mortgaged Properties, securing approximately 32.8% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties (except for the Extra Room Storage –
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Pawley’s Island Mortgaged Property), and based on those reports, no Mortgaged Property has a seismic expected loss greater than 25%.

●	Mortgaged Properties located in California and Texas, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

7 of the Mortgaged Properties (13.2%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are a single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Pleasanton Corporate Commons, 2801 & 2815 Townsgate, Columbus Business Park, H-Mart Plaza, Silver Lake Office Portfolio and Plattsburgh MHP Portfolio Mortgage Loans (collectively, 11.6%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The 488 Madison Mortgage Loan and the Columbus Business Park Mortgage Loan (collectively, 7.4%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to each such Mortgage Loan, the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

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Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	40	$1,084,840,970	94.6%
Leasehold	1	61,365,000	5.4
Total	41	$1,146,205,970	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the MarqE Entertainment Center Mortgage Loan (6.1%), the Phase I environmental site assessment obtained in connection with loan origination indicated a controlled recognized environmental condition (CREC) associated with prior on-site industrial uses. The former Cameron Iron Works facility operated from the 1940’s through the mid-1980’s, and has been the subject of extensive site investigation and remediation efforts since the early 1990s related to identified soil and groundwater contamination. A Remedial Action Plan (RAP) was approved by the Texas Commission on Environmental Quality (TCEQ) in 2003 that included the establishment of a plume management zone restricting groundwater usage and a long-term response action (with TCEQ oversight) by Cameron International Corporation (“Cameron”), a wholly-owned subsidiary of Schlumberger (NYSE: SLB). The Mortgaged Property is subject to, and benefits from, an environmental indemnity and easement agreement with Cameron providing an indemnity to the related landowner and providing Cameron with an easement to maintain monitoring wells and an on-site pump. Response actions for solvent contamination at the Mortgaged Property are ongoing and will continue until site closure standards are achieved. The Phase I environmental consultant determined that potential environmental risk was minimal so long as shallow groundwater was not used for potable water. The Mortgaged Property is served by a municipal water supply and does not source water from onsite wells. Accordingly, the Phase I environmental consultant concluded that no further action was necessary other than continued response action in accordance with the 2003 RAP.
●	With respect to the Gallup HQ Mortgage Loan (2.5%), the related ESA identified a controlled REC (“CREC”) at the Mortgaged Property relating to (i) the historical uses of the Mortgaged Property and adjoining properties as a metal salvage facility, grain storage facility, and railyard; (ii) the placement of above-ground and under-ground storage tanks; and (iii) the Mortgaged Property and adjoining properties’ designations as sites subject to (a) voluntary cleanup programs, (b) required remedial actions pursuant to the Resource Conservation and Recovery Act, and (c) various institutional controls. According to the ESA, in June 2002, a remedial action plan was prepared for the Mortgaged Property which included an analysis of soil and groundwater samples. Such analysis identified metals, polychlorinated bi-phenyls, and petroleum in the soil and numerous metals in the groundwater that exceeded maximum contaminant levels. The ESA indicates that the remedial activities conducted at the Mortgaged Property included, among other remedial measures, the removal of approximately 4,000 cubic yards of soil, the excavation of soil under proposed building areas and replacement with clean fill, long-term ground water monitoring, the placement and maintenance of an engineered soil cap, and institutional controls to preserve the integrity of the soil cap provided by the City of Omaha. The ESA further indicates that the Mortgaged Property is subject to certain restrictive covenants that were enacted in 2003, which subjects the Mortgaged Property to various activity and use limitations, including, but not limited to, required long-term groundwater monitoring, the prohibited use of groundwater as drinking water or for other direct contact purposes, and which generally prohibits the development of the Mortgaged Property in any way that would impair the engineered soil cap or other remedial measures described above. According to the ESA, pursuant to the restrictive covenants, any change in use or development of the Mortgaged Property requires the submission of additional documentation to the Nebraska Department of Environment and Energy for review
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and approval. The ESA concluded that the historic uses of the Mortgaged Property and adjoining properties, the remedial activities performed at the Mortgaged Property, and the existence of the restrictive covenants affecting the Mortgaged Property represent a CREC at the Mortgaged Property. The ESA does not recommend further investigation; however, the ESA recommends the continued compliance with the restrictive covenants and site use restrictions described above.

●	With respect to the Marriott Visalia Convention Center Mortgaged Property (2.1%), the related ESA identified a REC related to historical dry cleaning operations at a neighboring property located upgradient of the Mortgaged Property. A Phase II sub-surface investigation was conducted to evaluate the potential impact of chlorinated solvents at the Mortgaged Property from the dry cleaning operations. The related investigation report, dated February 18, 2015, indicated that 3 of 4 sub-slab soil gas samples taken beneath the building revealed detectable concentrations of tetrachloroethylene (PCE) that exceeded residential and industrial soil gas screening numbers, and each of the calculated indoor air concentrations for the 4 sub-slab soil gas probes exceeded the Department of Toxic Substances Control Human and Ecological Risk Office Note 3 and United States Environmental Protection Agency residential and industrial indoor air regional screening levels. Based on the results and locations of the sub-slab soil gas results, there was evidence that the adjacent PCE release had migrated to the sub-surface of the Mortgaged Property and that there may be a risk to indoor air at the Mortgaged Property. An Indoor Air Quality Survey was completed in 2015 in order to evaluate the health risk to the occupants of the building. Numerous air samples were taken in the building and none contained detectable concentrations of chlorinated solvents exceeding laboratory Method Detection Limits (MDLs) and the laboratory MDLs did not exceed residential or commercial Regional Screening Levels. Given these results, the environmental consultant concluded that there appears to be no vapor intrusion concern from the soil gas detections found in the sub-slab samples and there does not appear to be any health risk to the occupants of the subject building. The identified PCE impacts to sub-slab soil vapor from the adjoining former dry cleaner were determined to represent a REC; however, based on the results of the 2015 Indoor Air Quality Survey, no further investigation was recommended.
●	With respect to the Hampton Inn Santa Barbara-Goleta Mortgage Loan (1.6%), the related ESA identified a controlled REC (“CREC”) related to a release of hydraulic oil from the elevator system in December 2008. The ESA concluded that based on the completion of corrective actions (including removal of approximately 15.6 tons of impacted soil and 20 gallons of product/water mix), regulatory closure by the California Regional Water Quality Control Board Central Coast Region (the “Board”), and land use limitations imposed (a requirement to evaluate whether petroleum hydrocarbons still exist, and seek information with respect to appropriate protocols from the Board, prior to any planned future soil removal in the area of contamination), such incident was considered a CREC.
●	With respect to the 24 Hour Fitness - 1903 West Empire Avenue Mortgage Loan (1.0%), the related ESA identified a REC related to the historical occupancy of the Mortgaged Property by tenants conducting dry cleaning operations, as well as the historical use of the Mortgaged Property for industrial purposes. In addition, the Mortgaged Property is located within the San Fernando Valley (Area 1) National Priorities List (Superfund) site, within the perchloroethylene (PCE) and tricholoroethylene (TCE) groundwater plume. Groundwater use was prohibited for
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drinking purposes. The ESA concluded that based on the most recent monitoring results, the groundwater contamination beneath the Mortgaged Property being remediated as a Superfund Site, and the groundwater use restriction is considered a CREC. An environmental covered location insurance policy with respect to the Mortgaged Property was obtained from Beazley (Lloyd’s syndicate 3623), with limits of $5,000,000 per incident and in the aggregate, a deductible of $50,000, and an expiration date of May 7, 2032, with the borrower as the first named insured, and the lender with its successors and assigns as their interests may appear as additional named insureds.

●	With respect to the 101-107 Industrial Ave Mortgage Loan (0.5%), the related ESA identified a CREC. As part of a prior investigation under the New Jersey Industrial Site Recovery Act, soil sampling of a fill/former clay pit area reportedly revealed that the fill materials were found to contain several Polycyclic Aromatic Hydrocarbons, including benzo(a) anthracene, benzo(a)pyrene and benzo(b)fluoranthene, polychlorinated biphenyls and lead at concentrations above the most stringent site remediation standards. The extent of the contaminated soils was defined and contaminants of concern were found to be limited to the fill area. The New Jersey Department of Environmental Protection (“NJDEP”) issued a Restricted Use No Further Action (“NFA”) letter with Requirements for Biennial Certifications on February 4, 2011. The NFA required the establishment of a deed notice area, which covers approximately 45,020 square feet on one lot, and 11,850 square feet on a second lot. Such area is covered by a minimum of 12 inches of clean gravel, concrete building floor or concrete pavement. The deed notice areas are subject to a remedial action permit (“RAP”) issued by the NJDEP, which includes engineering controls and a requirement for biennial certifications confirming that the engineering controls are being properly maintained and continue to be protective of public health and the environment. The ESA concluded that, based on the completed remedial activities and continued monitoring and maintenance required by the NJDEP, the establishment of the RAP with engineering controls represents a CREC.

See representation and warranty no. 28 on Annex D 1 and the exceptions thereto on Annex D 2 (subject to the limitations and qualifications set forth in the preamble to Annex D 1).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans or where the value of the related PIP is equal to or exceeds 10% of the balance of the related Mortgage Loan:

●	With respect to the Staybridge Suites Tysons-McLean Mortgaged Property (2.7%), the related borrower is required to complete a PIP with an estimated total cost of approximately $982,500 by June 2027 to, among other things, replace guestroom soft goods, lobby soft goods and install new lighting in targeted areas throughout the Hotel. In connection therewith, the borrower deposited $1,200,000 at loan origination.
●	With respect to the Marriott Visalia Convention Center Mortgaged Property (2.1%), the related borrower is required to complete a PIP in order to extend the
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related franchise agreement for 20 years beyond its current expiration in January 2027. The budgeted cost of the PIP ($1,874,225) was reserved at loan closing. The improvements will update soft goods and modernize the recreational facilities, including the fitness center and outdoor pool, the lobby area, bar and lounge. The borrower expects to complete the PIP by year-end 2024.

●	With respect to the Hampton Inn Santa Barbara – Goleta Mortgage Loan (1.6%), the Mortgaged Property is subject to a franchisor required change of ownership PIP to renovate public areas, meeting rooms, amenity areas, pool and fitness center, and guestrooms, which is required to be completed within 18 months of the origination date. At origination the borrower delivered to the lender a letter of credit in the amount of $1.8 million as a PIP reserve.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 9 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related

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borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

●	With respect to the 1681 Eastburn Ave Mortgage Loan (0.5%), in December 2023, the New York City Department of Housing filed a complaint against the borrower and borrower sponsor in Bronx County Civil Court with respect to violations of housing maintenance codes (related to heating/hot water violations) at the Mortgaged Property.
●	With respect to the Extra Room Storage - Pawley's Island Mortgage Loan (0.3%), Lawrence Charles Kaplan, who is one of the non-recourse carveout guarantors on such Mortgage Loan, was named as a defendant in a civil action filed in New York state court on December 19, 2018 in New York County, New York. The lawsuit was initiated by a former partner and co-owner of Mr. Kaplan, alleging that the plaintiff was unjustly terminated by the defendants, and that Mr. Kaplan and the other defendants abused their control position, misused trade secrets and misappropriated assets. The plaintiff seeks damages in an amount not less than $50 million. The case was dismissed against Mr. Kaplan on October 14, 2020. The plaintiffs filed an appeal of such dismissal, which remains pending. In addition, Mr. Kaplan has been named a defendant in a civil action, filed June 30, 2021 in the New York County Supreme Court Commercial Division, by a former sales representative of an affiliated entity of Mr. Kaplan, who left to begin a competing business. The lawsuit alleges claims for breach of fiduciary duty, breach of contract, fraud and unjust enrichment. The claims asserted are putatively for more than $1 million in damages. Mr. Kaplan has filed an answer and counterclaims against the plaintiff and another entity affiliated with plaintiff, alleging misconduct by the plaintiff that resulted in damages exceeding $1 million. Motions to dismiss by all parties have been filed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

With respect to the Harmony Place MHC Mortgage Loan (0.8%), there is a planned highway expansion project near the Mortgaged Property that is anticipated to impact the

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Mortgaged Property (by eminent domain). According to the borrower, as of the origination date, the anticipated impact of the expansion includes adjustment to the size and/or location of the access entrance to the Mortgaged Property and the taking of a portion of the land that, as of the origination date contains approximately seven pads or spaces, a single family residence on the Mortgaged Property and three storage buildings. The borrower advised that as of the origination date it had only received a letter regarding the condemnation and that the expected schedule as of the origination date includes (i) the right-of-way process may begin in fall 2024, (ii) utility relocations are anticipated to begin in mid-2026 and (iii) roadway construction is expected to commence in 2028. There can be no assurance of what the actual scope or timing of any condemnation will be.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	30 of the Mortgage Loans (88.5%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	5 of the Mortgage Loans (8.6%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	2 of the Mortgage Loans (2.9%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	With respect to the Jordan Creek Town Center Mortgage Loan (5.1%), the related Mortgaged Property previously secured a loan that went into maturity default on January 1, 2024 and was subject to a forbearance agreement. Proceeds from the Jordan Creek Town Center Whole Loan were used to pay off the prior loan in full on February 1, 2024.
●	With respect to the Wildwood Center Mortgage Loan (2.6%), a portion of the proceeds from the Mortgage Loan were used to pay off in full a prior loan (with an outstanding balance of $62,819,765) that matured on November 30, 2023, and was in maturity default with the related prior lender at the time of origination of the Mortgage Loan.
●	With respect to the 24 Hour Fitness - 1903 West Empire Avenue Mortgage Loan (1.0%), the Mortgage Loan refinanced a prior securitized mortgage loan secured by the related Mortgaged Property as to which the related borrower was previously in default. In 2020 the sole tenant of the Mortgaged Property was subject to government mandated closure due to the COVID-19 pandemic. The tenant filed Chapter 11 bankruptcy in June 2020, restructured, and exited bankruptcy in December 2020. During the mandated closure and bankruptcy period, the tenant sometimes paid partial rent. During this period, the borrower became delinquent on payments on the prior mortgage loan, and was delinquent approximately 18 times. The prior mortgage loan was transferred to special servicing in June 2020. Once the tenant exited bankruptcy protection, it paid the rent it owed the borrower, and the borrower paid all debt service owed along with a portion of default interest. A reinstatement agreement was entered into and the prior mortgage loan was transferred out of special servicing in 2021.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases

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involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Woodyard Crossing, 488 Madison, Jordan Creek Town Center, Towers Shopping Center, Kenwood Towne Centre, Wildwood Center, Silver Lake Office Portfolio, 24 Hour Fitness - 1903 West Empire Avenue and Spring Valley Town Center Mortgage Loans (collectively, 27.5%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

●	With respect to the Jordan Creek Town Center and Kenwood Towne Centre Mortgage Loans (collectively, 7.7%), affiliates of a related borrower sponsor (an affiliate of Brookfield Corporation) have experienced prior defaults, including a default in February 2023 on commercial mortgage loans secured by two office properties in downtown Los Angeles having existing debt of approximately $784 million. In addition, in or around April 2023, an affiliate of the borrower sponsor defaulted on a securitized commercial mortgage loan in the amount of approximately $161 million secured by multiple office buildings located mostly in the Washington, D.C. area.
●	With respect to the Woodyard Crossing Mortgage Loan (5.4%), the borrower sponsor was involved in prior defaults and foreclosures, including a securitized commercial mortgage loan which was foreclosed in December 2020, and two securitized commercial mortgage loans which went into maturity default in June 2023, and were placed into special servicing, but were repaid in October 2023.
●	With respect to the 488 Madison Mortgage Loan (5.2%), the borrower sponsor is the sponsor of several commercial mortgage loans that were currently or previously in default, including three securitized mortgage loans that were in foreclosure proceedings as of the origination date of the Mortgage Loan, one mortgage loan which was subject to a discounted payoff in November 2023, and a mortgage loan that is subject to a workout agreement.
●	With respect to the Towers Shopping Center Mortgage Loan (3.1%), the borrower sponsor reported a foreclosure on a $44.3 million commercial mortgage backed securities loan on which it was a sponsor in 2010, and COVID-related forbearances
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or deferrals of debt service on five mortgage loans in 2020, four of which have since been paid in full, and the remaining loan has three months of deferred interest which is due and payable on its maturity date. In addition, the third largest tenant at the Mortgaged Property, Jo-Ann Fabrics, filed for Chapter 11 bankruptcy on March 18, 2024. On April 30, 2024, the company announced that it had emerged from its court supervised restructuring, and that there were no store closures in connection with the restructuring.

●	With respect to the Wildwood Center Mortgage Loan (2.6%), the borrower sponsors and/or their affiliates were involved in a May 2023 maturity default related to $157 million loan secured by a Charlotte, North Carolina office building. The property was placed in receivership in October 2023.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	6 Mortgaged Properties (20.7%) are each leased entirely to a single tenant.
●	2 Mortgaged Properties (2.6%) are each leased to multiple tenants; however, one such tenant occupies 50% or more of the commercial NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of

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the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space as set forth below:

●	With respect to the 2001 K Street Mortgage Loan (8.3%), the third largest tenant, Womble Bond Dickinson LLP, has a one-time right to terminate its lease effective September of 2028 upon 18 months prior written notice.
●	With respect to the MarqE Entertainment Center Mortgage Loan (6.1%), the fourth largest tenant, Sloomoo Institute, has a one-time right to terminate its lease if gross sales for the year ending January 30, 2029 do not exceed $8 million which is exercisable upon 6 months prior written notice.
●	With respect to the 488 Madison Mortgage Loan (5.2%), the lease for the largest tenant, the Archdiocese of New York, has not yet commenced. If the lease commencement date has not occurred prior to the date which is 2.5 years following the date the final plans and specifications for the tenant improvement work are approved by both landlord and tenant, subject to certain permitted delays (the “Outside Delivery Date”), the tenant will have the right within 30 days after the Outside Delivery Date, to cancel the lease by giving notice of cancellation to the landlord. If the tenant does not timely exercise the foregoing termination right, the Outside Delivery Date will be extended by a period of 90 days, and if the lease
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commencement date has not occurred prior to the Outside Delivery Date (as so extended), then the tenant will have the right within 30 days after the Outside Delivery Date (as so extended), as its sole and exclusive remedy therefor, to cancel the lease by giving notice of cancellation to the landlord. The process described in the immediately preceding sentence will repeat, as applicable, until the lease commencement date has occurred, or the lease is terminated.

●	In addition, with respect to the 488 Madison Mortgage Loan (5.2%), the third largest tenant, Shawmut, Group, Inc. has the right to terminate its lease effective as of January 31, 2034, upon 12 months’ notice and payment of a termination fee. The fifth largest tenant, Shanholt Glassman Klein Kramer & Co. CPA’S P.C. has the right to terminate its lease on August 31, 2031 upon nine months prior written notice and payment of a termination fee.
●	With respect to the Kenwood Towne Centre Mortgage Loan (2.6%), the second largest tenant, Dillard’s, has a one-time right to surrender all or any portion of the “Expansion Premises” (which consists of 90,000 SF of space that was added to the tenant’s space post-execution of its lease), so long as the part surrendered is contiguous to the mall entrance at both levels. Upon such surrender, rent will be proportionally reduced.
●	With respect to the Wildwood Center Mortgage Loan (2.6%), (i) the largest tenant, Manhattan Associates, has (A) a one-time right to terminate its lease as to the fifth floor only (29,767 SF) effective March 31, 2029 with prior notice on or before March 31, 2028 and payment of a $1,708,900.53 termination fee prior to the effective date, and (B) an ongoing right at any time after April 30, 2018 to terminate its lease as to seventh floor storage space with 12 months’ prior notice; (ii) the second largest tenant, Advisor Group has a one-time right to exercise an early termination of its lease on June 30, 2026 upon at least 12 months’ written notice and the payment of a termination fee; and (iii) the third largest tenant, Scientific Research Corp, has the right to terminate its lease from and after January 1, 2024, in part (A) as to the third floor premise of its space upon 180 days’ written notice and (B) as to the storage space upon 60 days’ prior written notice.
●	With respect to the 150 2nd Avenue North Mortgage Loan (2.1%), the largest tenant, Metropolitan Government of Nashville and Davidson County (representing 64.4% NRA / 61.2% UW base rent), has an appropriations based termination right in the event funding for payment of rent is discontinued by the Metropolitan Government of Nashville and Davidson County.
●	With respect to the Silver Lake Office Portfolio Mortgage Loan (1.8%), approximately 82.8% of the net rentable area and 93.6% of the underwritten base rent at the related Mortgaged Properties is from tenants which are government agencies associated with the Delaware state government. All of such tenants have appropriations clauses in their leases allowing them to terminate the lease with no penalty if the Delaware General Assembly or United States Congress fail to provide specific appropriations to the tenant to sustain the lease or to satisfy any covenant of the lease requiring the expenditure of money.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

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For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the 2001 K Street Mortgage Loan (8.3%), (i) the second largest tenant, Clifford Chance LLP, received 24 months of free rent and an additional 12 months of partially abated rent, (ii) the third largest tenant, Womble Bond Dickinson LLP, received 21 month of free rent on the expansion space related to tenant’s November 2023 expansion, and (iii) the fourth largest tenant, KTGY Group, Inc. received 18 months of free rent. In each case, an outstanding free rent allowance was reserved at loan origination.
●	With respect to the Woodyard Crossing Mortgage Loan (5.4%), the largest tenant, Walmart, which leases 134,247 square feet (27.6% of the net rentable area) at the related Mortgaged Property, has the right under its lease to expand its building, at its own cost and expense. The borrower has informed the lender that Walmart is currently applying for permits to expand its building by 36,026 square feet to convert its store into a Walmart “Supercenter.” The expansion is estimated to cost approximately $30 million, and has an anticipated completion date in the fourth quarter of 2025. Walmart has the right to terminate the expansion if it doesn’t receive appropriate approvals for the expansion by March 28, 2026. Rent from the expansion was not underwritten. At origination, $1,000,000 was escrowed with the lender, which is required to be released to the borrower if the Walmart lease is in full force and effect, the “expansion commencement date” (as defined in the Walmart lease) has occurred, any and all rights of Walmart to terminate the expansion have expired, and the borrower has provided evidence that Walmart has commenced paying post-expansion annual rent of not less than $1,296,223 (compared to current annual rent of $1,174,661).
●	With respect to the 488 Madison Mortgage Loan (5.2%), the lease for the largest tenant, the Archdiocese of New York, has not yet commenced, and the tenant is not yet in occupancy. The lease provides for substantial tenant improvement work and building modification work. The lease commencement date occurs when the space is delivered with the tenant improvement work and building modification work substantially completed, which date will be no earlier than March 1, 2025. Delivery of the space is currently expected in March 2025; however, there can be no assurance the space will be delivered by such time. The rent commencement date occurs six months after the lease commencement (accordingly there is gap rent until the space is delivered and free rent for six months thereafter). The borrower reserved $20,353,872 with the lender for outstanding amounts for tenant improvements and allowances and $2,127,815 for leasing commissions. In
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addition, the borrower provided a letter of credit in the amount of $8,462,090 for the tenant’s gap and free rent. If the lease commencement date has not occurred prior to the date which is 13 months following the date the final plans and specifications for the tenant improvement work are approved by both landlord and tenant, subject to certain permitted delays (the “First Outside Date”), then the free rent period will be increased by (x) 1 day for each day after the First Outside Date that the lease commencement date has not occurred for the first 60 days of delay, (y) 1.5 days for each day after the First Outside Date that the lease commencement date has not occurred for the next 60 days of delay, and (z) 2 days for each day after the First Outside Date that the lease commencement date has not occurred thereafter. In addition, the Archdiocese of New York was granted free rent for the first three months of each of the second through fifth lease years, which has not been reserved for. The Archdiocese of New York has the right to terminate its lease if the lease commencement date does not occur by a specified date as described above under “—Lease Expirations and Terminations”. We cannot assure you that the Archdiocese of New York will take occupancy, or that the lease commencement or rent commencement will occur, as expected or at all, or that the tenant will not terminate its lease.

●	In addition, with respect to the 488 Madison Mortgage Loan (5.2%), the third largest tenant, Shawmut, Group, Inc. has a free rent period for the months of September and October 2024, which has not been reserved for.
●	With respect to the Wildwood Center Mortgage Loan (2.6%), the related Mortgage Loan provides for a free rent reserve equal to $1,331,881, with respect to the largest tenant, Manhattan Associates. The tenant is entitled to (i) one month of free rent for each of September 2024 and September 2025, with respect to suites 100, 300, 310, 450, 750, 820, 900 and 1000 and (ii) 6 months of free rent from October 2025 through March 2026, with respect to suite 500.
●	With respect to the Gallup HQ Mortgage Loan (2.5%), the sole tenant at the Mortgaged Property, Gallup, Inc., may sublease up to 50% of the Mortgaged Property without the lessor’s consent.
●	With respect to the Innovation Business Park 7 Mortgage Loan (1.5%), the related Mortgaged Property is 100.0% leased to Seoyon E-HWA Texas Inc. The tenant has taken possession and commenced rent payments, however, the tenant is in the process of building out the space to suit, at its own expense, and is not yet in occupancy. The buildout is expected to be completed in the third quarter of 2024. However, we cannot assure you that such buildout will be completed as expected or at all, or that the tenant will take occupancy.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

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Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Marriot Anaheim, Cira Square, Woodyard Crossing, Jordan Creek Town Center, Gallup HQ, Marriott Visalia Convention Center and Innovation Business Park 7 Mortgaged Properties (collectively, 34.0%), each such Mortgaged Property is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties nos. 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Marriott Anaheim Mortgage Loan (9.6%), pursuant to the related operating lease, the operating lessee, Marriott, has a right of first negotiation in the event that the borrower wishes to sell the related Mortgaged Property. In such event, the borrower is required to give Marriott written notice of its intention to sell and the terms and conditions on which it will offer, or has been offered, to sell the Mortgaged Property, and Marriott will have an option to purchase the Mortgaged Property on the terms and conditions set forth in the borrower's notice. This right will not apply to foreclosures or similar exercises of remedies. In addition, as described under “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above, if the borrower does not agree to make an Additional Borrower Capital Contribution, Marriott can either pay that amount from its own funds or exercise its right to purchase the Marriott Anaheim Property for a price determined pursuant to the terms of the Operating Lease (currently estimated to be approximately $115.5 million). If Marriott exercises its option to purchase the Mortgaged Property and Marriott does not agree to assume the Whole Loan, an event of default is triggered and the Whole Loan is required to be repaid (subject to any prepayment requirements) and the Whole Loan will be recourse to the guarantors up to $50,000,000 after the application of any sale price to the Whole Loan.
●	With respect to the Cira Square Mortgage Loan (7.9%), the Trustees of the University of Pennsylvania (“UPenn”) have a right of first offer (“ROFO”) to purchase the fee simple interest in the Mortgaged Property if, in connection with the sale of the Mortgaged Property (or a transfer of direct or indirect ownership interests in the borrower that results in a change in control of the borrower), the borrower (i) determines to list the Mortgaged Property for sale with any licensed broker or agent, (ii) determines to offer the Mortgaged Property for sale without listing the Mortgaged Property with any licensed broker or agent, or (iii) receives an unsolicited proposal for a sale of the Mortgaged Property which the borrower desires to negotiate. In any such case, the borrower will be required to offer to sell the Mortgaged Property to UPenn for a purchase price and upon such other terms and conditions as the borrower determines to be acceptable based on the
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borrower’s estimate of the price and other terms and conditions which the borrower would be prepared to accept from a third party able and willing to purchase the Mortgaged Property. The ROFO will not apply to an acquisition by the lender by foreclosure or deed-in-lieu thereof.

●	With respect to the Woodyard Crossing Mortgage Loan (5.4%), the largest tenant, Walmart, which leases 27.6% of the net rentable area of the Mortgaged Property, has a right of first refusal to purchase its leased premises. The related lease provides that such right will not apply to a judicial or foreclosure sale of the leased premises; however, such right would apply to transfers after such a sale. The second largest tenant, Lowe’s, which leases 24.2% of the net rentable area of the Mortgaged Property, has a right of first refusal to purchase its leased premises. Pursuant to a subordination, non-disturbance and attornment agreement (“SNDA”) the tenant agreed that such right will not apply to a foreclosure or other exercise of such rights; however, such right would apply to transfers thereafter. The third largest tenant, Safeway, which leases 12.3% of the net rentable area of the Mortgaged Property, has a right of first refusal to purchase premises leased to and operated by Exxon as a gas station. Pursuant to an SNDA, the tenant has waived the right of first refusal solely as to a transfer of the leased premises to the lender by foreclosure, but not as to any other sale or lease transaction.
●	With respect to the Saks Beverly Hills Mortgage Loan (5.4%), in the event that the related borrower decides to sell its interest in the Mortgaged Property, the borrower must give the sole tenant, Saks Fifth Avenue, notice of its intention at or about the time the borrower places its interest in the Mortgaged Property on the market. In the event that borrower decides to accept bids for the sale of its interest in the Mortgaged Property in a formal bidding process, borrower is required to invite Saks Fifth Avenue to bid in such process; however, the borrower has no obligation to accept any offer made by Saks Fifth Avenue and may, in its sole and absolute discretion, reject any offer made by Saks Fifth Avenue to purchase the borrower’s interest in the Mortgaged Property.
●	With respect to the Jordan Creek Town Center Mortgage Loan (5.1%), in the event Century Theatres exercises its right to propose a change in the primary use of its space to another use compatible with the other uses then existing at the related shopping center, the borrower has the right to terminate the related lease and recapture such space. However, in the event of a proposed lease or sale by the borrower (or an affiliate) of any premises within the Mortgaged Property for the operation of a motion picture theater at any time within three years after the date of such termination, Century Theatres will have a right of first refusal to lease or purchase (as the case may be) such space.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

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Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Cira Square Mortgage Loan (7.9%), Brandywine Operating Partnership, L.P., one of the borrower sponsors, owns and operates a portfolio of 13 office properties in Philadelphia, PA, including the Mortgaged Property.
●	With respect to each of the Jordan Creek Town Center Mortgage Loan (5.1%) and the Kenwood Towne Centre Mortgage Loan (2.6%), the borrower has a conditional free release, conditional free substitution and expansion parcel rights that make the extent of sponsor competition issues fluid over the life of the loan.
●	With respect to the Anaheim Desert Inn & Suites Mortgage Loan (2.6%), the borrower sponsor, owns and operates the Del Sol Inn, which is located adjacent to the Mortgaged Property, and the Anaheim Desert Palm Hotel & Suites, which is located 0.4 miles away from the Mortgaged Property.
●	With respect to the Pleasanton Corporate Commons Mortgage Loan (2.5%), the related borrower sponsor also owns two adjacent buildings that are part of the broader Pleasanton Corporate Commons office park, but are not part of the collateral: 6200 Stoneridge Mall Road and 6220 Stoneridge Mall Road. The related loan agreement contains anti-poaching provisions that prohibit the borrower and its agents and affiliates from directly or indirectly soliciting the Mortgaged Property’s sole tenant to relocate from the Mortgaged Property to the non-collateral adjacent buildings.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance

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in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and South Carolina) do not require earthquake insurance. 12 of the Mortgaged Properties (32.8%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties (except for the Extra Room Storage – Pawley’s Island Mortgaged Property), and based on those reports, no Mortgaged Property has a probable maximum loss greater than 25%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

For example, with respect to the Woodyard Crossing Mortgage Loan (5.4%), the Mortgage Loan permits the borrower to rely on tenant insurance as to the Walmart, Safeway and Bank of America leases, if such insurance complies with the leases and, if the policies have coverage, deductibles, or other provisions different from those required under the loan documents, or are provided by insurance companies not meeting the ratings requirements in the loan documents, lender has consented, and has received a rating confirmation. At origination, such tenants provided evidence that their insurance complies with their leases, but did not provide evidence that such insurance complies with the Mortgage Loan documents (which have greater requirements than the leases). The lender accepted such insurance.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

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Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

With respect to the Arthouse Lofts Mortgage Loan (1.7%), the parking for the Mortgaged Property is provided through a non-collateral parcel located adjacent to the Mortgaged Property pursuant to a sublease between the two members of the related borrower and CAPRICOO, LLC, a third-party sublessor, who is subject to an underlying prime lease with the State of California Department of Transportation (“CalDOT”). The sublease commenced in November 2014 and is scheduled to expire in October 2029 and the underlying prime lease is scheduled to expire in June 2030. CalDOT has the right, upon 90 days’ notice, to take possession of all or a portion of the parking lot. There can be no assurance that the parking sublease or the underlying prime lease will remain in effect during the term of the Mortgage Loan or that the Mortgaged Property will contain any parking in the event CalDOT takes possession of all or a portion of the parking lot.

With respect to the Plattsburgh MHP Portfolio Mortgage Loan (0.6%), three of the four constituent Mortgaged Properties are legally non-conforming as to use, and the conditions under which the related zoning ordinances require compliance with current requirements following casualty creates a pronounced risk that the use could be discontinued without sufficient available insurance proceeds to pay off allocable portions of the Mortgage Loan. The Bolton Acres MHP Mortgaged Property, having an allocated loan amount of $730,000 or 10.7% of original principal balance, is legally non-conforming as to the mobile home park use, and the ancillary campground use currently requires a special use permit. The related zoning ordinance requires conformity to current ordinance requirements if a mobile home unit is damaged to extent of 85% or more of its replacement cost. The Intown MHP Mortgaged Property, having an allocated loan amount of $1,075,000 or 15.7% of original principal balance, is also legally non-conforming as to the mobile home park use. The related zoning ordinance requires conformity to current ordinance requirements if a building or structure is damaged to the extent of 50% or more of its assessed value. Further, even where so-called law and ordinance coverage is in-place, available proceeds following a casualty will be curtailed by the comparatively lower value of mobile home park structures relative to property cash flows that determine loan sizing.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to

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review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the Cira Square Mortgage Loan (7.9%), the related Mortgaged Property was constructed between 1931 and 1935 and served as a U.S. Post Office complex for over 80 years, before being converted to office space in a renovation that was completed in 2010. The Mortgaged Property is recognized as a national landmark by the National Register of Historic Places. Alterations and conversions of the Mortgaged Property from its current use may be limited as a result of its landmark status, and we cannot assure you that such restrictions will not impact revenue from the Mortgaged Property.
●	With respect to the 488 Madison Mortgage Loan (5.2%), the Mortgaged Property is landmarked, and the approval of the New York City Landmarks Preservation Commission is required for alteration or reconstruction.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Marriott Anaheim Mortgage Loan (9.6%), the non-recourse carveout guarantors are Tushar Patel and HRG Holdings I, LLC. However, HRG Holdings I, LLC is the only indemnitor under the environmental indemnity
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agreement. With respect to the non-recourse carveout guaranty, Tushar Patel has only guaranteed certain full recourse carveouts (all bankruptcy-related carveouts and a carveout arising if Marriott exercises its option to purchase the Marriott Anaheim Property as described under “—Tenant Issues—Purchase Options and Rights of First Refusal” and Marriott does not agree to assume the Whole Loan). The liability of the guarantors is limited to $50,000,000 with respect to any such purchase option event.

●	With respect to the 2001 K Street Mortgage Loan (8.3%), the loan documents provide that the two guarantors, Rockrose General Equities Holdings L.L.C. and Eliot Spitzer have several, but not joint, liability on a 50%-50% basis for the related matters that result in losses carve-out or springing recourse liability. The guarantors’ aggregate net worth exceeds the loan amount.
●	With respect to the Jordan Creek Town Center Mortgage Loan (5.1%) and the Kenwood Towne Centre Mortgage Loan (2.6%), the loan documents provide for personal liability to the SPE co-borrowers and guarantor for losses (rather than full recourse) related to violations of the borrower loan covenants pertaining to transfers of property or equity interests.

A substantial portion of the Mortgage Loans provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

With respect to the 488 Madison Mortgage Loan (5.2%), the Mortgaged Property is subject to a condominium regime, pursuant to which it has been divided into three condominium units, of which the Archdiocese of New York’s leased space encompasses the entirety of one of the condominium units. Such structure is intended to allow the Archdiocese of New York to create a leasehold condominium in order to apply for a real estate tax exemption for its portion of the Mortgaged Property’s real estate tax liability. the

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tenant is responsible for obtaining tax-exempt status and if the Archdiocese of New York fails to abate its property tax obligation, it will be responsible for paying its pro-rata-share of property taxes (29.528%). The Mortgage Loan was underwritten assuming the tax abatement has been obtained. Without the tax exemption, underwritten NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield would be 1.97x, 1.67x, 13.7% and 11.7%, respectively.

With respect to each of the 22 East 177th Street Mortgage Loan (0.5%) and the 1681 Eastburn Ave Mortgage Loan (0.5%), the related borrower has applied for a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. In connection with the applied-for 421-a tax abatement, each related borrower will be required to reserve at least 30% of the units at the Mortgaged Property for tenants earning no more than 130% of the Area Median Income, subject to certain rental restrictions. The borrower under the 22 East 177th Street Mortgage Loan has designated 17 out of 18 units, and the borrower under the 1681 Eastburn Ave Mortgage Loan has designated 16 out of 17 units, as affordable units, of which all such affordable units at each such Mortgaged Property are currently leased to tenants that utilize housing vouchers provided under the CityFHEPs program. In addition, all of the units at each such Mortgaged Property are required to be rent stabilized units during the term of the tax abatement. Each such 421-a tax abatement is expected to provide: (i) a 100% tax exemption for the first 25 years and (ii) an exemption based on the percentage of affordable units during the last 10 years. For each such Mortgaged Property, the 421-a tax abatement has not yet been approved and the abatement period has not yet started. There can be no assurance a 421-a tax abatement will be approved for either of such Mortgaged Properties. With respect to the 22 East 177th Street Mortgage Loan, the full unabated estimated real estate taxes for the 2023/2024 tax year are $71,971 compared to the underwritten abated taxes of $2,701. With respect to the 1681 Eastburn Ave Mortgage Loan, the full unabated estimated taxes for the 2023/2024 tax year are $62,188 compared to the underwritten abated taxes of $1,503. Debt service coverage ratios and debt yields set forth in this prospectus for each such Mortgage Loan have been calculated assuming the 421-a tax abatement is approved, and that the Mortgaged Property continues to receive above-market rents under the CityFHEPs program. The Underwritten Net Cash Flow Debt Service Coverage Ratio, without assuming the approval of the 421-a tax abatement application and assuming Section 8 Program rents, rather than the above market rents payable under the CityFHEPS program, was 1.04x for the 22 East 177th Street Mortgage Loan and 1.05x for the 1681 Eastburn Ave Mortgage Loan. The Underwritten NCF Debt Yield, without assuming the approval of the 421-a tax abatement application and assuming Section 8 Program rents, rather than the above market rents payable under the CityFHEPs program, was 7.5% for the 22 East 177th Street Mortgage Loan and 7.4% for the 1681 Eastburn Ave Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

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Certain Terms of the Mortgage Loans

Amortization of Principal

35 Mortgage Loans (98.4%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

2 Mortgage Loans (1.6%) require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	35	$1,127,307,000	98.4%
Amortizing Balloon	2	18,898,970	1.6
Total:	37	$1,146,205,970	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	22	$666,885,970	58.2%
Fifth	2	86,165,000	7.5
Sixth	4	107,290,000	9.4
Eleventh	9	285,865,000	24.9
Total:	37	$1,146,205,970	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	21	$730,125,000	63.7%
3	2	137,500,000	12.0
4	2	28,750,000	2.5
5(1)	12	249,830,970	21.8
Total:	37	$1,146,205,970	100.0%

(1) With respect to the Woodyard Crossing Mortgage Loan (5.4%), on no more than three occasions during the term of the Mortgage Loan, and no more than once in any twelve month period, the borrower will have a grace period of three days following notice to borrower that any such payment is due; provided that no such grace period will be deemed to limit the borrower’s obligation to pay default interest in connection with the missed payment.

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As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which may have an adverse effect on the borrower’s ability to make payments under the applicable Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service

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payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates and the VRR Interest.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

As of the Closing Date, there are no ARD Loans included in the Trust and consequently there will be no Excess Interest payable on the Class V certificates.

Single-Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain Mortgage Loans, the borrower guarantors or sponsors provided a full or partial payment guaranty with respect to the Mortgage Loan or with respect to an affiliated lease. Such a payment guaranty or other credit support may increase the risk of consolidation of the related borrower in the event of a bankruptcy of the borrower’s guarantors, sponsors or affiliates. For example, with respect to the MarqE Entertainment Center (6.1%), Wildwood Center (2.6%), and 150 2nd Avenue North (2.1%) Mortgage Loans, the borrowers and related guarantors have provided significant recourse obligations or other forms of credit support (ranging from 22.5% to 50% of the outstanding loan balance). While non-consolidation opinions were obtained for each of these loans at origination, such opinions either exclude or do not expressly address the impact of such guaranteed obligations on the opinion, and we cannot assure you that a bankruptcy court would not consider the additional recourse obligations as a reason to consolidate the assets of such borrower with the related guarantor, sponsors or affiliates in a bankruptcy of such related guarantor, sponsors or affiliates. In addition, there is no assurance that the related guarantor has the resources to, or will, satisfy such guaranty obligations.

With respect to the 22 East 177th Street Mortgage Loan (0.5%) and the 1681 Eastburn Ave Mortgage Loan (0.5%), such Mortgage Loans are at least 25% recourse to the related carveout guarantors. Non-consolidation opinions were not obtained for such Mortgage Loans.

We cannot assure you that such payment guarantees will not result in a consolidation of the borrower with the related borrower sponsor in the event of a bankruptcy of the borrower sponsor and/or its affiliates. In addition, there is no assurance that the related guarantor has the resources to, or will, satisfy such guaranty obligations.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Further, certain Mortgage Loans may provide for prepayment (typically with prepayment consideration) in connection with the avoidance or cure of a cash management trigger event or in order to maintain a required Debt Service Coverage Ratio or Loan-to-Value Ratio.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	29 Mortgage Loans (74.7%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the
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related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.

●	5 Mortgage Loans (11.1%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	1 Mortgage Loan (9.6%) prohibits voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	2 Mortgage Loans (4.7%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, thereafter, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	14	26.6%
5	5	16.6
6	3	15.4
7	15	41.4
Total	37	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
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●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders and the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of 32 of the Mortgage Loans (88.9%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

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For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

●	With respect to the Marriott Anaheim Mortgage Loan (9.6%), the related borrower is permitted to obtain the free release of a specified 3.38-acre parcel (currently used as excess surface parking), upon satisfaction of specified conditions including, among other things, that (i) no event of default is continuing, (ii) the borrower provides evidence reasonably satisfactory to the lender that the release parcel and the remaining collateral will constitute separate legal lots and tax parcels, that the remaining collateral will have sufficient parking to meet all applicable zoning laws and ordinances, that the remaining collateral will have available to it all necessary utility and other services, and that the remaining collateral will have adequate, unimpeded parking and access for pedestrian and vehicular ingress and egress onto all adjacent public roads, (iii) the release is in compliance with any provisions of the operating lease with Marriott, including, if required, the borrower’s receipt of a written statement from Marriott approving such release, and (iv) the release is permitted under REMIC requirements.
●	With respect to the Jordan Creek Town Center Mortgage Loan (5.1%), the related borrower may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding certain anchor tenant premises identified in the related Mortgage Loan documents (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Expansion Parcels (each as defined below), including, if
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applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either readily re-locatable or will continue to service the remaining Mortgaged Property or surface parking areas, (iii) the borrower delivers evidence that the parcel subject to release is not necessary for the borrower’s operation or use of the remaining Mortgaged Property and may be readily separated from the Mortgaged Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Mortgaged Property and after giving effect to such transfer, the release parcel and the remaining Mortgaged Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the remaining portion of the Mortgaged Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the related Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the release parcel.

●	With respect to the Jordan Creek Town Center Mortgage Loan (5.1%), the related borrower is permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the related Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Mortgaged Property (and the borrower is able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Mortgaged Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is likely to exceed $8,500,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-
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to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the related Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies.

●	With respect to the Jordan Creek Town Center Mortgage Loan (5.1%), the related borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Mortgaged Property is a part, including any anchor tenant premises, which land was not owned by the borrower on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the related Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrower delivers, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel, and title insurance, (c) if the Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $8,500,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.
●	With respect to the Kenwood Towne Centre Mortgage Loan (2.6%), the Mortgage Loan documents provide for the conditional free release of certain parcels or outlots, including acquired parcels or acquired expansion parcels, but excluding existing anchor tenant parcels, subject to payment of lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the release date; (B) the release parcel’s being unnecessary to the borrower’s current use of the remaining property and its being susceptible of being separated without a material diminution in value to the remaining property; (C) the release parcel’s being legally subdivided, constituting a separate tax lot and being unnecessary to remaining property’s continuing conformity with applicable zoning and legal requirements; (D) the remaining property’s having ingress and egress; (E) except for release parcels that are acquired expansion parcels, the release parcel’s being vacant, non-income-producing and improved only by landscaping, utility facilities otherwise accessible to the remaining property or surface parking; (F) except for release parcels that are acquired expansion parcels, a rating agency confirmation (unless the rating agency has waived review or failed to respond within 30 days to a request for such confirmation); and (G) compliance with REMIC loan-to-value requirements, including borrower’s prepayment of any qualified amounts that are necessary with applicable yield maintenance. In addition, the loan documents provide for the release of certain portions of the property (“exchange parcels”) in connection with the corresponding acquisition and encumbrance of other acquired parcels (“substitutions”), subject to payment of
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lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the substitution date; (B) except for exchange parcels that are acquired expansion parcels, the exchange parcel’s being vacant, non-income-producing and improved only by landscaping, utility facilities otherwise accessible to the remaining property or surface parking, (C) the acquired parcel’s being reasonably equivalent in value to the exchange parcel at or adjacent to the related shopping center of which of the exchange parcel is a part, as established by a letter of value from the appraiser at loan origination or a comparably-experienced, borrower-selected appraiser; (D) various documentary requirements, including loan documents evidencing the substitution and related opinions of counsel; (E) various property diligence requirements, including those related to environmental, property conditions, title insurance, and separate tax lots; (F) a rating agency confirmation; and (G) compliance with REMIC loan-to-value requirements, including borrower’s prepayment of any qualified amounts that are necessary with applicable yield maintenance. Further, the loan documents provide for the borrower’s acquisition of certain expansion parcels (parcels of land, together with any improvements thereon, that are an integral part of, adjoining or proximate to the shopping center of which the mortgaged property is a part, that are not owned by the borrower as of loan origination and that are not otherwise acquired parcels), subject to payment of lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the acquisition date; (B) various documentary requirements, including loan documents evidencing the expansion parcel and related opinions of counsel; and (C) various property diligence requirements, including those related to environmental, property conditions, title insurance, and separate tax lots.

●	With respect to the Silver Lake Office Portfolio Mortgage Loan (1.8%), the borrower is permitted to obtain the release of an unimproved parcel identified in the loan agreement, without prepayment or defeasance, provided that conditions relating to compliance with zoning, separate tax lots, use of and access to the remaining property, and REMIC are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

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Escrows

16 of the Mortgage Loans are secured in whole or in part by office, retail, industrial and mixed use properties (65.4%), and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

29 of the Mortgage Loans (63.3%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

29 of the Mortgage Loans (62.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

12 of the Mortgage Loans (16.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

With respect to the Jordan Creek Town Center Mortgage Loan (5.1%), in lieu of depositing $7,584,188 into a rollover reserve and $260,628 into a gap rent reserve at origination, a guaranty of limited payment was provided by the non-recourse carveout guarantor, BPR Nimbus LLC. The rollover reserve component of the guaranty is reduced on a dollar-for-dollar basis, calculated monthly, by the aggregate amount of equity capital actually expended by the borrower on upfront rollover expenditures, and the gap rent reserve component is reduced monthly by the amount of rent the borrower would have received if rent was paid by the applicable tenant for that month.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

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Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	17	$668,675,000	58.3%
Hard/In Place Cash Management	3	187,500,000	16.4
Soft/Springing Cash Management	4	148,240,000	12.9
Springing/Springing Cash Management	13	141,790,970	12.4
Total:	37	$1,146,205,970	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all
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rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets

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of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

3 of the Mortgage Loans (13.5%) were originated by the applicable Mortgage Loan Seller with one or more exceptions to such Mortgage Loan Seller’s underwriting guidelines and/or typical underwriting procedures.

With respect to the 2001 K Street Mortgage Loan (8.3%), the underwritten vacancy is approximately 8.4% of gross revenue, which is below the CBD submarket vacancy of 18.3%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the economic vacancy of the 2001 K Street Property as of May 6, 2024 was 8.4%, and (b) the occupancy at the 2001 K Street Property has been above 90.4% for 7 of the last 10 years and has average 93.8% during that time, excluding the COVID-19 effected years of 2021 and 2022. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

With respect to the Kenwood Towne Centre Mortgage Loan (2.6%) the underwritten management fee is 2.0% of effective gross income, which is below 3.0% of effective gross income and represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) the loan metrics for the Kenwood Towne Centre Mortgage Loan are 45.5% loan to value ratio, 2.19x net cash flow debt service coverage ratio, and 14.6% net operating income debt yield (ii) the Kenwood Towne Centre Mortgaged Property performance has been stable with occupancy (excluding anchor tenants) of at least 90.6% since 2018 and averaging 94.4% between 2018 and 2023, and (iii) if the management fee were increased to 3%, the net operating income debt yield would be 14.4%. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

With respect to the Wildwood Center Mortgage Loan (2.6%) secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wildwood Center, rent steps were underwritten for Manhattan Associates through October 2025, approximately 16 months from the securitization date, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) Manhattan Associates has been a tenant at the property since 1997; (ii) the tenant recently executed an early lease renewal amendment, effective on October 1, 2025, that extends their tenancy through September 30, 2036, and increases the base rent from $20.00 per SF to $29.32 per SF; (iii) $2,727,102 for gap rent was reserved at origination, which based on the difference between the current rent under the current leases and the renewal rent which will go into effect in October 2025; and (iv) based on the tenant’s in place rent of $20.00 per SF, the NCF DSCR and NOI debt yield is 1.32x and 10.7%, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

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None of the other Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—JPMorgan Chase Bank, National Association— JPMCB’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

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Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each Sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under-written NCF DSCR(2)	Cut-off Date Total Debt Under-written NCF DSCR(1)
Cira Square	$90,000,000	7.9%	$25,000,000	NAP	$45,000,000	8.8169%	30.5%	54.1%	2.89x	1.26x

(1)	Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.
(2)	Calculated including any related Pari Passu Companion Loans, but excluding any mezzanine debt or subordinate debt.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a

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change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Cira Square	$90,000,000	$30,000,000	54.1%	1.26x	11.3%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.
(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as

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security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

With respect to the Staybridge Suites Tysons-McLean Mortgage Loan (2.7%), in connection with the borrower’s acquisition of the Mortgaged Property, Six Continents Hotels, Inc. (“Six Continents”), an affiliate of the franchisor, has provided $2,840,000 in “key money” (the “Key Money Debt”), pursuant to that loan agreement (the “Key Money Loan Agreement”), between Six Continents and the sole member of the borrower, SAK Tysons LLC (the “Sole Member”), in connection with the execution of the related license agreement (the “License Agreement”). Pursuant to the Key Money Loan Agreement, Six Continents is required to disburse such Key Money Debt to the Sole Member in three installments: (i) the first installment of $1,000,000 by no later than May 20, 2024 (the “First Installment of Key Money”), (ii) the second installment of $840,000 within 10 business days following the related franchisor’s confirmation of the completion of phase I of the related property

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improvement plan, which involves renovations to the non-guestroom and common areas at the Mortgaged Property, and (iii) the third installment of $1,000,000 within 10 business days following the Sole Member or the borrower providing satisfactory evidence to the related franchisor that FF&E has been ordered to complete the work for phase II of the property improvement plan, which involves renovations to the guestrooms at the Mortgaged Property (the “Third Installment of Key Money”). The franchisor-required completion dates for the non-guestroom renovations and the guestroom renovations are December 31, 2025 and June 30, 2027, respectively. The maturity date of the Key Money Debt is the earlier to occur of (i) the 25th anniversary of the effective date of the License Agreement (which is the origination date of the Mortgage Loan) (the “Expiration Date”) and (ii) an event of default under the Key Money Loan Agreement (the “Key Money Event of Default”), termination of the License Agreement for any reason, or (iii) the direct or indirect transfer of the hotel or the Mortgaged Property by Sole Member or the borrower. Notwithstanding the foregoing, if no Key Money Event of Default exists, commencing on the first day of the calendar month after the disbursement of the Third Installment of Key Money and continuing on the first day of each calendar month thereafter, the outstanding principal balance of the Key Money Debt will be reduced, until the Key Money Debt has been fully repaid, on a straight-line basis by an amount necessary to fully amortize the Key Money Debt in equal monthly reductions and create a zero balance as of the Expiration Date automatically and without the necessity of further action by either party. In addition, pursuant to a side letter (the “Key Money Side Letter”) between the Sole Member and the seller of the Mortgaged Property, NF III McLean, LLC (the “Seller”), the Sole Member is required to pay to the Seller a total amount of $1,850,000 in two installments: (a) the first installment of $1,000,000 within three business days after Sole Member’s receipt of the First Installment of Key Money and (b) the second installment of $850,000 by no later than October 1, 2024.

With respect to the 24 Hour Fitness - 1903 West Empire Avenue Mortgage Loan (1.0%), the borrower obtained an unsecured loan in the original principal amount of $5,800,000 from 1903 Empire Avenue, LLC (a company controlled by a relative of the borrower sponsor) in connection with its purchase of the Mortgaged Property. As of April 1, 2024, the balance of such unsecured loan was approximately $3,907,643. The unsecured loan requires payment of principal in full on April 1, 2044, may be prepaid at any time, and accrues interest at the rate of 3.30% per annum, payable monthly. At origination of the Mortgage Loan, the lender under such unsecured loan entered into a subordination and standstill agreement with the mortgage lender pursuant to which it agreed to subordinate such loan to the Mortgage Loan (provided that so long as there is no event of default or cash sweep period under the Mortgage Loan, the subordinate lender may receive payments on its subordinate loan so long as it would not result in an event of default under the Mortgage Loan documents).

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

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The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Marriott Anaheim, Cira Square, Saks Beverly Hills, 488 Madison, Jordan Creek Town Center, Kenwood Towne Centre, Wildwood Center, Pleasanton Corporate Commons, Gallup HQ and Columbus Business Park (collectively, 45.5%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BANK5 Trust 2024-5YR6 PSA” means the pooling and servicing agreement that governs the servicing of the Jordan Creek Town Center Whole Loan and the Kenwood Towne Centre Whole Loan.

“BMARK 2024-V6 PSA” means the pooling and servicing agreement that governs the servicing of the Wildwood Center Whole Loan.

“BMARK 2024-V7 PSA” means the pooling and servicing agreement that is expected to govern the servicing of the Columbus Business Park Whole Loan.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

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“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Jordan Creek Town Center Mortgage Loan, (ii) the Kenwood Towne Centre Mortgage Loan, (iii) the Wildwood Center Mortgage Loan, (iv) the Columbus Business Park Mortgage Loan and (v) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Jordan Creek Town Center Mortgage Loan, (ii) the Kenwood Towne Centre Mortgage Loan, (iii) the Wildwood Center Mortgage Loan, (iv) the Columbus Business Park Mortgage Loan and (v) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced PSA” means (i) with respect to the Jordan Creek Town Center Mortgage Loan and the Kenwood Towne Centre Mortgage Loan, the BANK5 Trust 2024-5YR6 PSA, (ii) with respect to the Wildwood Center Mortgage Loan, the BMARK 2024-V6 PSA, (iii) with respect to the Columbus Business Park Mortgage Loan, the BMARK 2024-V7 PSA, until the securitization of the related controlling pari passu companion loan, and after such securitization, the pooling and servicing agreement that governs such securitization, and (iv) with respect to each Servicing Shift Whole Loan on and after the related Servicing Shift Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

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“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. As of the Closing Date, the Cira Square Whole Loan will be a Serviced A/B Whole Loan.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the Marriott Anaheim Mortgage Loan, (ii) the Saks Beverly Hills Mortgage Loan, (iii) the 488 Madison Mortgage Loan and (iv) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Pleasanton Corporate Commons Mortgage Loan and the Gallup HQ Mortgage Loan will be the only Servicing Shift Mortgage Loans related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

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“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Pleasanton Corporate Commons Whole Loan and the Gallup HQ Whole Loan will be the only Servicing Shift Whole Loans related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/Non- Control Note	Note Cut-off Date Balance	Note Holder
Marriott Anaheim	A-1	Control	$100,000,000	BANK5 2024-5YR7
	A-2	Non-Control	$15,000,000	Bank of America, National Association
	A-3	Non-Control	$10,000,000	BANK5 2024-5YR7
Cira Square	A-1	Non-Control(1)	$60,000,000	BANK5 2024-5YR7
	A-2	Non-Control	$15,000,000	BANK5 2024-5YR7
	A-3	Non-Control	$10,000,000	BANK5 2024-5YR7
	A-4	Non-Control	$5,000,000	BANK5 2024-5YR7
	B	Control(1)	$45,000,000	BANK5 2024-5YR7 (Loan-Specific Certificates)
Saks Beverly Hills	A-1	Control	$61,365,000	BANK5 2024-5YR7
	A-2	Non-Control	$28,635,000	Citi Real Estate Funding Inc.
488 Madison	A-1	Control	$60,000,000	BANK5 2024-5YR7
	A-2	Non-Control	$40,000,000	Deutsche Bank AG, New York Branch
Jordan Creek Town Center	A-1-1	Control	$10,000,000	BANK5 Trust 2024-5YR6
	A-1-2	Non-Control	$28,000,000	BANK5 2024-5YR7
	A-2	Non-Control	$16,000,000	BANK5 2024-5YR7
	A-3	Non-Control	$10,000,000	BANK5 2024-5YR7
	A-4	Non-Control	$4,000,000	BANK5 2024-5YR7
	A-5	Non-Control	$28,500,000	BANK5 2024-5YR7
	A-6	Non-Control	$12,000,000	BANK5 Trust 2024-5YR6
	A-7	Non-Control	$7,500,000	BANK5 Trust 2024-5YR6
	A-8	Non-Control	$3,000,000	BANK5 Trust 2024-5YR6
	A-9	Non-Control	$17,000,000	BANK5 Trust 2024-5YR6
	A-10	Non-Control	$17,000,000	BBCMS 2024-5C25
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Mortgage Loan	Note Name	Control Note/Non- Control Note	Note Cut-off Date Balance	Note Holder
	A-11	Non-Control	$17,000,000	BBCMS 2024-5C25
Kenwood Towne Centre	A-1-1	Control	$55,000,000	BANK5 Trust 2024-5YR6
	A-1-2-A	Non-Control	$15,000,000	BANK5 Trust 2024-5YR6
	A-1-2-B	Non-Control	$30,000,000	BANK5 2024-5YR7
	A-1-3	Non-Control	$20,000,000	BMO 2024-5C4
	A-1-4	Non-Control	$10,000,000	BMO 2024-5C4
	A-2-1	Non-Control	$40,000,000	BMARK 2024-V6
	A-2-2	Non-Control	$15,000,000	BMARK 2024-V6
	A-2-3	Non-Control	$10,000,000	BMARK 2024-V6
	A-3-1	Non-Control	$30,000,000	BBCMS 2024-5C25
	A-3-2	Non-Control	$20,000,000	BBCMS 2024-5C25
	A-3-3	Non-Control	$15,000,000	Societe General Financial Corporation
Wildwood Center	A-1	Control	$35,000,000	BMARK 2024-V6
	A-2	Non-Control	$10,000,000	BANK5 2024-5YR7
	A-3	Non-Control	$10,000,000	BANK5 2024-5YR7
	A-4	Non-Control	$5,000,000	BANK5 2024-5YR7
	A-5	Non-Control	$5,000,000	BANK5 2024-5YR7
Pleasanton Corporate Commons	A-1	Control	$25,000,000	Citi Real Estate Funding Inc.
	A-2	Non-Control	$12,100,000	Citi Real Estate Funding Inc.
	A-3	Non-Control	$20,000,000	BANK5 2024-5YR7
	A-4	Non-Control	$8,700,000	BANK5 2024-5YR7
Gallup HQ	A-1	Control	$42,900,000	DBR Investments Co. Limited
	A-2	Non-Control	$28,600,000	BANK5 2024-5YR7
Columbus Business Park	A-1	Non-Control	$24,800,000	BANK5 2024-5YR7
	A-2-A	Control	$23,200,000	3650 Real Estate Investment Trust 2 LLC
	A-2-B	Non-Control	$14,000,000	BMARK 2024-V7

(1)	With respect to the Cira Square Whole Loan, the initial Control Note is the Cira Square B Note, unless a Cira Square Control Appraisal Period has occurred and is continuing. During a Cira Square Control Appraisal Period, the Control Note will be Note A-1.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of any master servicer, any special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing

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Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

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Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the

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applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced

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Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of any master servicer, any special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole

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Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended

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actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and

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(c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Cira Square A/B Whole Loan

General

The Cira Square Mortgage Loan (7.9%) is part of a split loan structure comprised of 5 promissory notes with an aggregate Cut-off Date Balance of $135,000,000, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Cira Square Mortgage Loan is evidenced by 4 pari passu promissory notes, Note A-1, Note A-2, Note A-3 and Note A-4 (collectively, the “Cira Square Senior Notes”), with an aggregate Cut-off Date Balance of $90,000,000. Each of the Cira Square Senior Notes accrues interest at a rate equal to 6.85129277777778% per annum. The Cira Square Mortgage Loan will be included in the Mortgage Pool and will back the Pooled Certificates.

The Trust Subordinate Companion Loan is subordinate to the Cira Square Mortgage Loan, and is evidenced by one (1) componentized promissory note, Note B with a principal balance as of the Cut-off Date of $45,000,000. The components of the Trust Subordinate Companion Loan initially accrue interest at a weighted average rate equal to 11.0354144444444% per annum. The Trust Subordinate Companion Loan will be included in the Trust, but will back only the Loan-Specific Certificates.

The Cira Square Mortgage Loan and the Trust Subordinate Companion Loan are collectively referred to in this prospectus as the Cira Square Whole Loan (the “Cira Square Whole Loan”).

The rights of the holders of the promissory notes comprising the Cira Square Whole Loan are subject to an Agreement Between Noteholders (the “Cira Square Intercreditor Agreement”). The following summary describes certain provisions of the Cira Square Intercreditor Agreement.

So long as a Cira Square Control Appraisal Period is not in effect, the holder of the Trust Subordinate Companion Loan will have the right to cure certain defaults by the related borrowers, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Cira Square Whole Loan, each as more fully described below. So long as a Cira Square Control Appraisal Period is not in effect, the holder of the Trust Subordinate Companion Loan also has the right to purchase the Cira Square Mortgage Loan, in whole but not in part, in certain instances as set forth below.

A “Cira Square Control Appraisal Period” will exist with respect to the Cira Square Whole Loan, if and for so long as (a)(1) the initial principal balance of the Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (w) any payments of principal allocated to, and received on, Trust Subordinate Companion Loan, (x) any Appraisal Reduction Amount for the Cira Square Whole Loan that is allocated to such Trust Subordinate Companion Loan, (y) any Collateral Deficiency Amount for the Cira Square Whole Loan that is allocated to such Trust Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Cira Square Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Trust Subordinate Companion Loan less (ii) any

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payments of principal allocated to, and received, by the holder of the Trust Subordinate Companion Loan.

The holder of the Trust Subordinate Companion Loan is entitled to avoid a Cira Square Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Cira Square Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property, would cause the applicable Cira Square Control Appraisal Period not to occur.

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is included in the BANK5 2024-5YR7 securitization, the foregoing will not apply and will have no force or effect.

Servicing

The Cira Square Whole Loan (including the Cira Square Mortgage Loan and the Trust Subordinate Companion Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Cira Square Intercreditor Agreement.

Application of Payments

The Cira Square Intercreditor Agreement sets forth the respective rights of the holder of the Cira Square Mortgage Loan and the holder of the Trust Subordinate Companion Loan with respect to distributions of funds received in respect of the Cira Square Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the Cira Square Whole Loan, (ii) any other event of default for which the Cira Square Whole Loan is actually accelerated, (iii) any other event of default which causes the Cira Square Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event” ) (or, if such a default has occurred, but has been cured by the holder of the Trust Subordinate Companion Loan or the default cure period has not yet expired and the holder of the Trust Subordinate Companion Loan is exercising its cure rights under the Cira Square Intercreditor Agreement), after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the Cira Square Whole Loan will generally be applied in the following order:

●       first, to the holders of the Cira Square Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●       second, to the holders of the Cira Square Senior Notes on a pro rata and pari passu basis in an amount equal to the sum of their respective percentage interests of (x) principal payments received, if any, with respect to such monthly payment date with respect to the Whole Loan and (y) any Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property

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or released to the borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC provisions) received with respect to such monthly payment date with respect to the Whole Loan allocated as principal on the Whole Loan and payable to the holders of the Notes, until their principal balances have been reduced to zero;

●       third, to the holders of the Cira Square Senior Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the related borrowers but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●       fourth, to the holders of the Cira Square Senior Notes on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the Cira Square Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the related borrowers and allocated to the Cira Square Senior Notes;

●       fifth, to the holders of the Cira Square Senior Notes on a pro rata basis any penalty charges;

●       sixth, to the extent the holder of the Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Cira Square Intercreditor Agreement, to reimburse such holder for all such cure payments;

●       seventh, to the holder of the Trust Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance the Trust Subordinate Companion Loan at its net interest rate;

●       eighth, to the holder of the Trust Subordinate Companion Loan, in an amount equal to the sum of (x) the principal payments received, if any, with respect to such monthly payment date with respect to the Whole Loan and (y) any Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the terms of the loan documents, to the extent permitted by the REMIC provisions) received with respect to such monthly payment date with respect to the Whole Loan allocated as principal on the Whole Loan and payable to the holders of the Notes remaining after giving effect to the allocations in clause (b) above, until its principal balance has been reduced to;

●       ninth, to the holder of the Trust Subordinate Companion Loan in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the Cira Square Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the related borrowers and allocated to the Trust Subordinate Companion Loan;

●       tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

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●       eleventh, to the holder of the Trust Subordinate Companion Loan in an amount equal to any penalty charges received;

●       twelfth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Cira Square Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the Cira Square Senior Notes and the holder of the Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●       thirteenth, if any excess amount is available to be distributed in respect of the Cira Square Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holders of the Cira Square Senior Notes and the holder of the Trust Subordinate Companion Loan, based on their respective percentage interests.

As a result of the priorities set forth above and as set forth in the Cira Square Whole Loan agreement, the Trust Subordinate Companion Loan is not expected to be entitled to principal payments during the term of the Cira Square Whole Loan.

During a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer and trustee, payments and proceeds with respect to the Cira Square Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●       first, to the holders of the Cira Square Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●       second, to the Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Trust Subordinate Companion Loan at the net note B rate;

●       third, to the holders of the Cira Square Senior Notes, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●       fourth, to the holders of the Cira Square Senior Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the related borrowers but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●       fifth, to the holders of the Cira Square Senior Notes on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the Cira Square Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the related borrowers and allocated to the holders of the Cira Square Senior Notes;

●       sixth, to the extent the holder of the Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the sixth Intercreditor Agreement, to reimburse such holder for all such cure payments;

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●       seventh, to the holder of the Trust Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●       eighth, to the holder of the Trust Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the Cira Square Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the related borrowers and allocated to the Trust Subordinate Companion Loan;

●       ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the Trust Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

●       tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Cira Square Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the Cira Square Senior Notes and the holder of the Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●       eleventh, to the holders of the Cira Square Senior Notes on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;

●       twelfth, to the holder of the Trust Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

●       thirteenth, if any excess amount is available to be distributed in respect of the Cira Square Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holders of the Cira Square Senior Notes and the holder of the Trust Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Cira Square Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Cira Square Mortgage Loan and the Trust Subordinate Companion Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the Trust Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Trust Subordinate Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

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For more information regarding the allocation of collections and expenses in respect of the Cira Square Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the Cira Square Intercreditor Agreement, the controlling holder with respect to the Cira Square Whole Loan (the “Cira Square Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Trust Subordinate Companion Loan, unless a Cira Square Control Appraisal Period has occurred and is continuing or (ii) if a Cira Square Control Appraisal Period has occurred and is continuing, the holder of Note A-1; provided that at any time the holder of the Cira Square Mortgage Loan is the Cira Square Controlling Noteholder and is included in the Trust, references to the “Cira Square Controlling Noteholder” will mean the Controlling Class Certificateholders, as and to the extent provided in the PSA; provided, further, that if the holder of the Trust Subordinate Companion Loan would be the Cira Square Controlling Noteholder pursuant to the terms hereof but any interest in the Trust Subordinate Companion Loan is held by the related borrowers or a borrower related party, or the related borrowers or borrower related party would otherwise be entitled to exercise the rights of the Cira Square Controlling Noteholder, a Cira Square Control Appraisal Period will be deemed to have occurred. As of the Closing Date, the Trust is expected to be the holder of the Trust Subordinate Companion Loan and the Cira Square Controlling Class Representative will be entitled to exercise the rights of the Cira Square Controlling Noteholder.

Pursuant to the Cira Square Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Cira Square Whole Loan or the related loan documents (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Cira Square Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such Cira Square Major Decision (or making a determination not to take action with respect to such Cira Square Major Decision), the master servicer must receive the written consent of the Cira Square Controlling Noteholder (or its representative). In connection with any such Cira Square Major Decision, the master servicer or special servicer, as applicable, will be required to provide to the Directing Certificateholder (as determined pursuant to clause (ii) of the definition of such term) (i) a copy of the related Major Decision Reporting Package at the same time as it is provided to the Cira Square Controlling Noteholder (or its representative) and (ii) prompt written notice that a Cira Square Major Decision has been made, after it is finalized and/or executed. For the avoidance of doubt, the Directing Certificateholder (as determined pursuant to clause (ii) of the definition of such term) will not have any consent or consultation rights in any regard with respect to any Cira Square Major Decision unless a Cira Square Control Appraisal Period has occurred and is continuing. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Cira Square Controlling Noteholder (or its representative) if the master servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the Cira Square Whole Loan, and the master servicer has made a reasonable effort to contact the Cira Square Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Cira Square Mortgage Loan (or master servicer acting on its behalf) of its duties to comply with the Servicing Standard.

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Notwithstanding the foregoing, the master servicer may not follow any advice or consultation provided by the Cira Square Controlling Noteholder (or its representative) that would require or cause the master servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer to violate provisions of the Cira Square Intercreditor Agreement or the PSA, require or cause the master servicer to violate the terms of the Cira Square Whole Loan, or materially expand the scope of any master servicer’s responsibilities under the Cira Square Intercreditor Agreement.

During a Cira Square Control Appraisal Period, the holder of the Cira Square Mortgage Loan (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the Cira Square Directing Holder pursuant to the PSA with respect to any Cira Square Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Cira Square Whole Loan, to each holder of the notes of the Cira Square Whole Loan other than the Cira Square Mortgage Loan and the Trust Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the Cira Square Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the Cira Square Directing Holder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event). The applicable special servicer will be required to consult each Cira Square Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of Cira Square Whole Loan that constitutes a Cira Square Major Decision. Such consultation right will expire 10 business days after the delivery to such Cira Square Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Cira Square Non-Controlling Note Holder has responded within such time period (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Cira Square Non-Controlling Note Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising the Cira Square Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Cira Square Major Decision with respect to the Cira Square Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during a Cira Square Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer) with the holder of the Cira Square Mortgage Loan (or the servicer acting on its behalf) at the offices of the master servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer, as applicable, in which servicing issues related to the Cira Square Whole Loan are discussed.

“Cira Square Major Decision” means a Major Decision under the PSA with respect to the Cira Square Whole Loan.

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Cure Rights

In the event that the borrowers of the Cira Square Whole Loan fail to make any payment of principal or interest on the Cira Square Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a Cira Square Control Appraisal Period has occurred and is continuing, the holder of the Trust Subordinate Companion Loan will have the right to cure such event of default, subject to certain limitations set forth in the Cira Square Intercreditor Agreement. The holder of the Trust Subordinate Companion Loan will be limited to four (4) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of the Trust Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is included in the BANK5 2024-5YR7 securitization, the foregoing will not apply and will have no force or effect.

Purchase Option

If an event of default with respect to Cira Square Whole Loan has occurred and is continuing, the holder of the Trust Subordinate Companion Loan will have the option to purchase the Cira Square Mortgage Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Cira Square Mortgage Loan, (b) accrued and unpaid interest on the Cira Square Mortgage Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Cira Square Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the related borrowers or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Cira Square Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the Cira Square Whole Loan to the asset representations reviewer, (g) if (i) the related borrowers or a borrower related party is the purchaser or (ii) if the Cira Square Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Cira Square Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the Cira Square Intercreditor Agreement.

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is included in the BANK5 2024-5YR7 securitization, the foregoing will not apply and will have no force or effect.

Special Servicer Appointment Rights

Pursuant to the terms of the Cira Square Intercreditor Agreement and the PSA, the holder of the Trust Subordinate Companion Loan (so long as a Cira Square Control Appraisal Period is not in effect) will have the right, with or without cause, to replace the special servicer then acting with respect to the Cira Square Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The Trust Directing Holder (during a Cira Square Control Appraisal Period and so long as a Control Termination Event is not continuing), and the applicable certificateholders with the requisite percentage of Voting Rights (during a Cira Square Control Appraisal Period and during the continuance of a Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the

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Cira Square Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Cira Square Controlling Noteholder agrees and acknowledges that the PSA may contain provisions such that any special servicer could be terminated under the PSA based on a recommendation by the operating advisor if (A) the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the holders of securities issued under the PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The Cira Square Controlling Noteholder will retain its right to remove and replace the special servicer, but the Cira Square Controlling Noteholder may not restore a special servicer that has been removed in accordance with the preceding sentence.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in May 2024 and ending on a hypothetical Determination Date in June 2024. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, BSPRT CMBS Finance, LLC, Bank of America, National Association, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Bank of America, National

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Association, Morgan Stanley Mortgage Capital Holdings LLC and JPMorgan Chase Bank, National Association, on or about June 13, 2024 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan

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sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2023, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.2 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,843 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $64.8 billion, which were included in 215 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

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Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may

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originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily

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rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
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●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be
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required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Kenwood Towne Centre Mortgage Loan (2.6%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, Societe Generale Financial Corporate and Goldman Sachs Bank USA.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. The Wildwood Center Mortgage Loan (2.6%) is part of a Whole Loan that was originated by BSPRT CMBS Finance, LLC and was acquired by Wells Fargo Bank.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of

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the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

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Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2021 to March 31, 2024 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
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(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic plans to appeal this judgement.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS 15G for the quarterly reporting period from January 1, 2024 through March 31, 2024 was set forth in (i) a Form ABS 15G filed by Wells Fargo Bank with the SEC on May 9, 2024 if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS 15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 9, 2024, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS 15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $15,793,250.00 VRR Interest Balance of the VRR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of

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America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2020	2021	2022	2023	3/31/2024
Multifamily	$412,820,000	$1,576,830,000	$232,015,000	$0	$0
Office	805,375,000	2,238,206,667	591,310,000	789,100,001	150,000,000
Retail	1,055,850,000	529,055,000	859,459,375	1,056,100,000	2,750,000
Industrial	292,725,000	4,255,654,000	2,053,524,502	0	783,731,667
Manufactured Housing	12,950,000	197,260,000	70,735,000	19,000,000	0
Self Storage	210,841,250	303,825,400	762,467,500	24,150,000	376,593,000
Lodging	270,500,000	970,000,000	1,780,143,333	500,096,295	8,650,000
Mixed Use	219,725,000	139,610,000	0	23,750,000	0
Other	7,500,000	402,510,992	0	0	0
Total	$3,288,286,250	$10,612,952,059	$6,349,654,710	$2,412,196,296	$1,321,724,667

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

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Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.
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In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A

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complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and
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105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii)
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environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or
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percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Pleasanton Corporate Commons Mortgage Loan (2.5%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Citi Real Estate Funding Inc. and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the Pleasanton Corporate Commons Mortgage Loan (2.5%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to

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itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. Bank of America engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained

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during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

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Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing April 1, 2021 and ending March 31, 2024 (the “Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period from January 1, 2024 through March 31, 2024 was set forth in a Form ABS-15G filed by Bank of America on May 13, 2024. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages1

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$[8]	%	#	$[8]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4[9] (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4[9] (0001338265)	X	Bank of America, N.A.	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4[9] (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C6[8] (0001403924)	X	Citigroup Global Markets Realty Corp.	119	47,935,972.42	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C6[8] (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C6[8] (0001403924)	X	PNC Bank, National Association	52	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$[8]	%	#	$[8]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C6[8] (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass- Through Certificates, Series 2014-C17[8] (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	125,997,824.04	34.74	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass- Through Certificates, Series 2014-C17[8] (0001612124)	X	Bank of America, N.A.	20	135,238,389.20	37.29	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass- Through Certificates, Series 2014-C17[8] (0001612124)	X	CIBC Inc.	16	101,477,946.14	27.98	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass- Through Certificates 2015-HBFL[8]		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co- originated	1	655,046,285.70	50.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	1,065,696,417.50		0	0	0	0	0		0	0		4	0		0	0		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
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(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Reporting Period. If an asset was subject to a new demand and additional activity during the Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Reporting Period.
(8)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2022, or (b) for any asset no longer part of the pool assets at the end of the Reporting Period, as zero.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on May 13, 2024. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on May 13, 2024. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $16,347,750.00 VRR Interest Balance of the VRR Interest and $2,250,000 Certificate Balance of the CIRA-RR Interest and an affiliate of Bank of America will retain the Class R certificates. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Bank of America will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers of this securitization and an anticipated initial Risk Retention Consultation Party. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (26.9%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including

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Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2023.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2023	5.1	1.7	2.4	4.0
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2024, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $117,558,862,269.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and

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New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

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The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

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Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends
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beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be

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written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily
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cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.
●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or

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otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool-Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH

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securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related

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borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2021 and ending March 31, 2024, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2024 through March 31, 2024 was

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set forth in a Form ABS-15G filed by MSMCH on May 14, 2024. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
Morgan Stanley Capital I Trust 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
		IXIS Real Estate Capital Inc.	29	394,907,946	24.4%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		NCB, FSB	76	186,437,861	11.5%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		Massachusetts Mutual Life Insurance Company	23	106,224,406	6.6%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		SunTrust Bank	13	84,420,011	5.2%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		Union Central Mortgage Funding, Inc.	23	48,313,591	3.0%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		National Consumer Cooperative Bank	1	23,491,609	1.5%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
Issuing Entity Subtotal			232	1,616,114,632	100%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
BANK 2021- BNK31 (0001840121)(12)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
Aggregate Total						2	15,639,689		0	-		0	-		0	-		2	15,639,689		0	-

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(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2021 through March 31, 2024. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2021 through March 31, 2024.
(6)	Includes demands received during and prior to the reporting period from April 1, 2021 through March 31, 2024, unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2021 through March 31, 2024. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2021 through March 31, 2024. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2024 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2024 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	The Morgan Stanley Capital I Trust 2006-IQ11 securitization was paid off entirely on August 16, 2021 and, as a result, the outstanding principal balance of such securitization as of September 30, 2023 was zero.
(12)	A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such demand, Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $15,391,548.48 VRR Interest Balance of the VRR Interest. Any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2023, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2023 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMCB files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2023, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $184 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2023, JPMCB originated and securitized approximately $2 billion of commercial mortgage loans, of which approximately $372 million were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a

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sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans or portions thereof originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each

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JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

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Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the

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credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A-1 to this prospectus. The loan-to-value ratio, in general, is

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the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis. The “as stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that

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significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many

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instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

JPMCB has disclosed generally its underwriting guidelines with respect to JPMCB’s Mortgage Loans. However, one or more of JPMCB’s Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, JPMCB may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

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Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G, that includes information related to JPMCB, was filed with the SEC on May 3, 2024, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from April 1, 2021 to March 31, 2024 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0	0.00
Total by Asset Class			2	$427,500,000		2	$423,233,823		0	0.00		0	0.00		2	$423,233,823		0	0.00		0	0

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(1)      In connection with the preparation of this table, JPMorgan Chase Bank, National Association undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that JPMCB will retain $9,777,750.01 VRR Interest Balance of the VRR Interest directly from the depositor on the Closing Date. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. JPMCB will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating December 31, 2023, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $223,311,801,877. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller (and the Cira Square Trust Subordinate Companion Loan from Bank of America) and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration

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and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, BANK5 2024-5YR7 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans, the Cira Square Trust Subordinate Companion Loan and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates and the VRR Interest, making distributions, providing reports to Certificateholders and the VRR Interest Owners and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates and the VRR Interest, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that each applicable master servicer, each applicable special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Cira Square Trust Subordinate Companion Loan and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, each applicable master servicer, each applicable special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer.

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The depositor will be contributing the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers and the Cira Square Trust Subordinate Companion Loan from Bank of America, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.1 billion (USD) in assets as of December 31, 2023. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank and Wells Fargo & Company, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2023, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 500 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $274 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare

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Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2023, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator on approximately 1,237 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $706 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian (the “Custodian”) of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders and the VRR Interest Owners. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2023, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 427,700 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsor or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2023 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2023 Computershare CMBS Annual Statement of Compliance”).

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For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed that certain classes were underpaid and other classes overpaid for two consecutive months. The payment error was caused by an administrative error relating to the reimbursement of non-recoverable advances. Computershare Trust Company corrected the error in the next month.

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the servicer’s report where funds received in connection with a principal adjustment on a liquidated loan were not distributed to holders resulting in an underpayment to one class. Computershare Trust Company revised the distribution to correct the payment error three months after the payment error occurred.

For each of the two CMBS transactions, the related Subject 2023 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, Computershare Trust Company and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding

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the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo Bank”) is expected to act as the master servicer under the PSA for all of the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan to be deposited into the trust fund and (subject to any subservicing agreements) as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, 23rd Floor, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) an anticipated holder of a portion of the VRR Interest and expected to be an initial Risk Retention Consultation Party, (ii) a sponsor, an originator and a mortgage loan seller, (iii) an affiliate of Wells Fargo Securities, LLC, an underwriter and (iv) the master servicer under the BANK5 Trust 2024-5YR6 PSA, pursuant to which each of the Jordan Creek Town Center Mortgage Loan and the Kenwood Towne Centre Mortgage Loan are serviced.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 3/31/2024
By Approximate Number:	29,704	27,480	25,184	24,899
By Approximate Aggregate Unpaid Principal Balance (in billions):	$619.35	$599.96	$569.60	$565.60

Within this portfolio, as of March 31, 2024, are approximately 19,395 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $448.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2024, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications;

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(iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%
Calendar Year 2023	$417,536,836,151	$951,214,812	0.23%
YTD Q1 2024	$415,523,559,241	$941,475,830	0.23%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS, Inc. (“Morningstar DBRS”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar DBRS
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14, 2022 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working

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requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans, the Cira Square Trust Subordinate Companion Loan and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans, the Cira Square Trust Subordinate Companion Loan and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, the Cira Square Trust Subordinate Companion Loan or the Serviced Companion Loans. On

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occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Cira Square Trust Subordinate Companion Loan, the Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the Cira Square Trust Subordinate Companion Loan and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans, the Cira Square Trust Subordinate Companion Loan and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans, the Cira Square Trust Subordinate Companion Loan and Serviced Companion Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Wells Fargo Bank Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Wells Fargo Bank Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Bank of America Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Bank of America Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $15,793,250.00 VRR Interest Balance of the VRR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to

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investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Primary Servicer

Midland Loan Services, a Division of PNC Bank, National Association ("Midland"), is expected to act as the primary servicer of certain Mortgage Loans to be sold to the Depositor by JPMorgan Chase Bank, National Association (7.8%) (such Mortgage Loans, the “Midland Serviced Mortgage Loans”). Midland is expected to be initially responsible for the primary servicing and administration of such Midland Serviced Mortgage Loans pursuant to a certain primary servicing agreement expected to be entered into between Midland, as primary servicer, and Wells Fargo Bank, National Association, as master servicer (the “Midland Primary Servicing Agreement”). Certain servicing and administrative functions may also be provided by one or more sub-subservicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real

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estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland's policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland's personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA and Midland Primary Servicing Agreement, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
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●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland's website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2024, Midland was master and primary servicing approximately 21,232 commercial and multifamily mortgage loans with a principal balance of approximately $494 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,733 of such loans, with a total principal balance of approximately $335 billion, pertain to commercial and multifamily mortgage-

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backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2021 to 2023.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
CMBS	$302	$328	$336
Other	$301	$315	$244
Total	$603	$642	$580

As of March 31, 2024, Midland was named the special servicer in approximately 307 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $113 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 141 assets with an outstanding principal balance of approximately $3.8 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2021 to 2023.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
Total	$163	$162	$119

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland is also (i) the master servicer of the BMARK 2024-V6 PSA pursuant to which the Wildwood Center Mortgage Loan is serviced, (ii) the primary servicer of the Jordan Creek Town Center Mortgage Loan which is serviced under the BANK5 2024-5YR6 PSA, and (iii) expected to be the master servicer of the BMARK 2024-V7 pursuant to which the Columbus Business Park Mortgage Loan is expected to be initially serviced until the related servicing shift date.

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Midland will have the right to receive and retain the excess servicing strip with respect to the Midland Serviced Mortgage Loans. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.000625%.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Pursuant to certain interim servicing agreements between MSMCH and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the Primary Servicer has been provided by Midland.

Summary of the Midland Primary Servicing Agreements

Midland has acquired the right to be appointed as the primary servicer of the Midland Serviced Mortgage Loans and any related Companion Loans (together with the Midland Serviced Mortgage Loans, the “Midland Serviced Loans”). Accordingly, Wells Fargo Bank, National Association, as master servicer, and Midland, as primary servicer, will be required to enter into the Midland Primary Servicing Agreement to be dated as of June 1, 2024. The primary servicing of the Midland Serviced Loans will be governed by the Midland Primary Servicing Agreement. The following summary describes certain provisions of the Midland Primary Servicing Agreement relating to the primary servicing and administration of the Midland Serviced Loans. Any reference to Mortgage Loans (or related defined terms) in this section is intended to only apply to the Midland Serviced Mortgage Loans.

Pursuant to the Midland Primary Servicing Agreement, Midland, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to the Midland Serviced Mortgage Loans described in “Pooling and Servicing Agreement”, including, but not limited to: collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections; remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments, funds allocated for payment to any related Serviced Companion Loan Holder and payments in the nature of additional servicing compensation due to Midland, as primary servicer; collecting borrower reports, budgets, operating statements, income statements, and rent rolls; preparing reports (including, but not limited to, collection reports, monthly remittance reports, and various CREFC® reports) and performing annual inspections of the related Mortgaged Property; promptly notifying Master Servicer of any defaults under the Midland Serviced Mortgage Loans, collection issues or customer issues; provided that Midland will not take any action with respect to enforcing such loans without the prior written approval of the Master

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Servicer; monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance; maintaining an appropriate fidelity bond and errors and omissions insurance (or self-insurance). Midland will be responsible for performing the primary servicing of the Midland Serviced Loans in a manner consistent with the Servicing Standard under the PSA.

Midland may hold certain original letters of credit on behalf of the Master Servicer and Trustee for the benefit of the Certificateholders, but will not hold any other portion of the Mortgage File; provided that from time to time, Midland may temporarily have possession of certain other documents in the Mortgage File in connection with certain servicing duties. Additionally, Midland will be responsible for maintaining the servicing file (or any portion thereof) and releasing files in accordance with the PSA and the Midland Primary Servicing Agreement. Any portion of the servicing file or the Mortgage File in Midland’s possession will be required to be held by Midland, on behalf of the Master Servicer for the benefit of the Certificateholders and will be identified in accordance with Midland’s customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the trustee.

Midland will have no obligation to make, or be permitted to make, any principal and interest advance or any servicing advances except as described in the following sentence. With respect to any servicing advance required to be made on an urgent or emergency basis such that Midland is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such servicing advance, Midland may, in Midland’s sole discretion, make such servicing advance with prior notice to the Master Servicer if reasonably practicable and the Master Servicer will be required to reimburse Midland for such servicing advance and interest thereon within 5 Business Days of receipt of written request therefor.

Midland will not communicate directly with any Rating Agency regarding the Midland Serviced Mortgage Loans or the Midland Primary Servicing Agreement except in limited circumstances set forth in the Midland Primary Servicing Agreement.

For so long as Midland is not the Special Servicer under the PSA, Midland may not take any action with respect to any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement unless Midland has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the special servicer have mutually agreed that the Master Servicer will process such request pursuant to the PSA. Following such confirmation, Midland may not permit or consent to any Major Decision or take any other action requiring the approval of the Master Servicer under the Midland Primary Servicing Agreement without the prior written approval of the Master Servicer. Such consent will be subject to the consent of the Special Servicer to the extent set forth in the PSA. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer will be required to request any such approvals or any Rating Agency Confirmation, if applicable.

During any such time that Midland is acting as the Special Servicer under the PSA (if Midland were to be appointed as a successor to the Special Servicer), and subject to the following paragraph, if pursuant to the PSA the Master Servicer is responsible for processing any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement, then Midland will be required to perform the obligations of the Master Servicer with respect to such transaction (including dealing directly with, and obtaining the consent of, the special servicer on matters for which the PSA requires the Master Servicer to deal with, or obtain the consent of, the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in the relevant provisions

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of the PSA and the paragraph below; provided, however, that the Midland will be required to copy the Master Servicer on all correspondence to the Special Servicer and the related mortgagor regarding such matters and Midland will be required to prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the Master Servicer. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer (not Midland) will deal with the 17g-5 Information Provider and the Rating Agencies to the extent required by the PSA with respect to such matters. Notwithstanding the foregoing, with respect to any assumption, transfer, defeasance, or certain other actions as set forth in the Midland Primary Servicing Agreement for which the PSA does not require the Master Servicer to obtain the consent or approval of the Special Servicer, Midland will not be permitted to consent to any such action without the prior written consent of the Master Servicer. With respect to any such proposed action requiring the consent of the Master Servicer, Midland will be required to perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer and, if the Master Servicer consents to any such modification, extension, waiver, consent or other action, Midland will be required to close such transaction or grant such consent. Midland will not be permitted to permit any principal prepayment or defeasance with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer.

In the event that Midland, in the good faith and reasonable judgment of the Master Servicer, violates the Servicing Standard or otherwise commits a “Servicer Termination Event” under the PSA in connection with the granting or withholding of any approval as described in the prior paragraph, Midland thereafter will no longer be permitted to exercise the approval rights described in the prior paragraph and will thereafter be required to seek the approval of the Master Servicer. Midland, in processing each of these transactions, will be required to apprise the Master Servicer of its actions from time to time, to the extent and as further set forth in the Midland Primary Servicing Agreement. Midland will also be required to provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer’s duties under the PSA to oversee Midland as a sub-servicer.

Midland will also timely provide such certifications, reports and registered public accountant attestations required by the Midland Primary Servicing Agreement or by the Master Servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

With respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by Midland under the Midland Primary Servicing Agreement, Midland will be required to reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

As compensation for its activities under the Midland Primary Servicing Agreement, Midland will be paid a primary servicing fee with respect to the Midland Serviced Loans only to the extent that the Master Servicer receives the servicing fee with respect to such Midland Serviced Loans under the PSA. Midland will be entitled to certain additional servicing compensation as further set forth in the Midland Primary Servicing Agreement with respect to the Midland Serviced Loans, including, but not limited to, a portion of Modification Fees, assumption fees and defeasance fees, but only from amounts to which the Master Servicer is entitled under the PSA.

Neither Midland nor any partners, directors, officers, shareholders, members, managers, employees or agents of Midland (the “Midland Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good

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faith pursuant to the Midland Primary Servicing Agreement, or for errors in judgment. However, this will not protect the Midland Parties against any breach of warranties or representations made in the Midland Primary Servicing Agreement, or against any liability that would otherwise be imposed on Midland by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Midland Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the Midland Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Master Servicer against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) (collectively, the “Losses”) incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans or the certificates resulting from the Master Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the Midland Primary Servicing Agreement or negligent disregard of its obligations under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Issuing Entity, to the extent provided in the PSA, against any Losses incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans, the certificates, other than any Losses (i) that are specifically required to be borne by Midland without right of reimbursement pursuant to the terms of the Midland Primary Servicing Agreement, (ii) that are incurred in connection with any breach of representation or warranty made by Midland in the Midland Primary Servicing Agreement, (iii) that are incurred by reason of by reason of willful misconduct, bad faith, or negligence of Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or negligent disregard of obligations and duties under the Midland Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Issuing Entity on behalf of Midland for such indemnification.

Midland will indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Midland Primary Servicing Agreement, the PSA, the certificates by reason of (1) any breach by Midland of a representation or warranty made by Midland in the Midland Primary Servicing Agreement or (2) any willful misconduct, bad faith, or negligence by Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

The Midland Primary Servicing Agreement may be terminated with respect to a particular Midland Serviced Loan or in certain cases the entire Midland Primary Servicing Agreement only if any of the following occurs:

●	the Master Servicer (or the depositor to the extent the depositor has the right to terminate Midland under the PSA) elects to terminate Midland following an event of default under the Midland Primary Servicing Agreement (which will generally be similar in nature and scope to the Servicer Termination Events described under
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“Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”);

●	upon resignation by Midland in accordance with the terms of the Midland Primary Servicing Agreement;
●	solely with respect to any Servicing Shift Whole Loan, upon the securitization of the related Control Notes;
●	at the option of the purchaser of any Midland Serviced Loans pursuant to the terms of the PSA; provided that any such termination pursuant to this clause will only be effective with respect to the purchased Midland Serviced Loans and not with respect to the entire agreement;
●	upon the later of the final payment or other liquidation of the last Midland Serviced Loans and disposition of all REO Property and remittance of all funds thereunder;
●	upon termination of the PSA; or
●	by mutual consent of Midland and the Master Servicer in writing.

Notwithstanding the foregoing, upon any termination of Midland, Midland will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and is required to cooperate fully with the Master Servicer to transition primary servicing of the Midland Serviced Loans to the Master Servicer or its designee.

Additionally, in connection with the BANK5 Trust 2024-5YR6 transaction, Wells Fargo Bank entered into a primary servicing agreement (the "5YR6 Midland Primary Servicing Agreement") with Midland that governs the primary servicing of the Jordan Creek Town Center Whole Loan. Midland is required to primary service the Jordan Creek Town Center Whole Loan in accordance with the 5YR6 Midland Primary Servicing Agreement and the BANK5 Trust 2024-5YR6 PSA. The 5YR6 Midland Primary Servicing Agreement has terms substantially similar to the Midland Primary Servicing Agreement described above, however, certain terms, such as events of default and termination triggers, correspond to the terms of the BANK5 Trust 2024-5YR6 PSA rather than those contained in the pooling and servicing agreement for this transaction.

The foregoing information under this section titled “—Summary of the Midland Primary Servicing Agreements” has been provided by Wells Fargo. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer

KeyBank National Association, a national banking association (“KeyBank”) is expected to be appointed to act as a special servicer under the PSA. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank is not an affiliate of the issuing entity, the depositor, the Mortgage Loan Sellers, the master servicer, the trustee, the certificate administrator, the operating advisor, or the asset representations reviewer. The principal servicing offices of KeyBank are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table

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sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2019	12/31/2020	12/31/2021	3/31/2022
By Approximate Number	18,882	17,008	18,112	17,294
By Approximate Aggregate Principal Balance (in billions)	$289.6	$308.5	$379.3	$320.9

Within this servicing portfolio are, as of September 30, 2022, approximately 11,669 loans with a total principal balance of approximately $296.2 billion that are included in approximately 907 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2021, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage backed securities transactions since 1998. As of September 30, 2022, KeyBank was named as special servicer with respect to commercial mortgage loans in 350 commercial mortgage backed securities transactions totaling approximately $186.5 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 111 commercial mortgage loans with an aggregate outstanding principal balance of approximately $2.521 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	12/31/2019	12/31/2020	12/31/2021	9/30/2022
By Approximate Number of Transactions	281	363	357	350
By Approximate Aggregate Principal Balance (in billions)	$111.4	$148.3	$178.9	$186.5

KeyBank has resolved over $12.7 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank resolved in each of the past 10 calendar years (in billions):

2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
$1.89	$2.69	$0.63	$1.4	$0.27	$0.23	$0.12	$0.32	$3.20	$2.00

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”),

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Fitch, and Morningstar DBRS. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. Morningstar DBRS has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar DBRS’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2
Long Term Deposits	N/A	A	Aa3
Short Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying Mortgage Loans or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrowers.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and

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mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to the Mortgage Loans and any REO Property. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying Mortgage Loans are to be maintained is described in “Pooling and Servicing Agreement – Realization Upon Mortgage Loans”. Generally, all amounts received by KeyBank in connection with any REO Property held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying Mortgage Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time..

The information set forth above under this sub-heading “—The Special Servicer” regarding KeyBank has been provided by KeyBank.

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The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of KeyBank as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. KeyBank’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Outside Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is the special servicer under the BANK5 Trust 2024-5YR6 pooling and servicing agreement, which governs the servicing of the Jordan Creek Town Center Whole Loan and the Kenwood Towne Centre Whole Loan, and the BMARK 2024-V6 pooling and servicing agreement, which governs the servicing of the Wildwood Center Whole Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●       acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●       investing in high-yielding real estate-related debt and equity, and

●       investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

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LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the BANK5 Trust 2024-5YR6 pooling and servicing agreement and the BMARK 2024-V6 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 26 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 177 as of March 31, 2024. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●       84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●       101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●       113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●       134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●       142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●       143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●       143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●       138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●       136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●       144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●       140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●       131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●       141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●       152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

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●       159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●       153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●       160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●       175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;

●       185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;

●       162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;

●       172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;

●       182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;

●       178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion; and

●       177 domestic commercial mortgage backed securitization pools as of March 31, 2024 with a then current face value in excess of $99 billion.

As of March 31, 2024, LNR Partners has resolved approximately $88.8 billion of U.S. commercial and multifamily loans over the past 26 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3.3 billion of U.S. commercial and multifamily mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during

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2023, and approximately $0.6 billion of U.S. commercial and multifamily mortgage loans through March 31, 2024.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of March 31, 2024, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,109 assets across the United States with a then current face value of approximately $99 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (Strong), Fitch (CSS1), and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BANK5 Trust 2024-5YR6 pooling and servicing agreement and the BMARK 2024-V6 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BANK5 Trust 2024-5YR6 pooling and servicing agreement and the BMARK 2024-V6 pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans it services or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as

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special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Axis Apartments Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular such mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standards under the BANK5 Trust 2024-5YR6 pooling and servicing agreement and the BMARK 2024-V6 pooling and servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the BANK5 Trust 2024-5YR6 securitization or the BMARK 2024-V6 securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, any originator, or any mortgage loan seller.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer under the BANK5 Trust 2024-5YR6 pooling and servicing agreement and the BMARK 2024-V6 pooling and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master

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servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the BANK5 Trust 2024-5YR6 pooling and servicing agreement and the BMARK 2024-V6 pooling and servicing agreement). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding LNR Partners set forth in this section entitled “—The Outside Special Servicer” has been provided by LNR Partners.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) and each Serviced Whole Loan (other than any Servicing Shift Whole Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2024, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $379.0 billion issued in 432 transactions.

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As of March 31, 2024, Park Bridge Lender Services was acting as asset representations reviewer for 182 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $162.0 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders or the VRR Interest owners, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The VRR Interest is intended to be an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and JPMorgan Chase Bank, National Association is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo Bank, Bank of America, Morgan Stanley Bank and JPMCB (the “Retaining Parties”) will retain the indicated amount of the VRR Interest below.

The VRR Interest will have an aggregate VRR Interest Balance as of the Closing Date of approximately $57,310,298.49, representing approximately 5.0% of all pooled “ABS

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interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the Pooled Certificates and the VRR Interest). The effective interest rate of the VRR Interest will be equal to the WAC Rate. A portion of the VRR Interest will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and a portion of the VRR Interest will be uncertificated and referred to herein as the “RR Interest”. The owner of the RR Interest is referred to as the “RR Interest Owner,” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively as the “VRR Interest Owners”.

JPMCB will be permitted to offset the amount of its required risk retention by the portions of the VRR Interest acquired by each of Wells Fargo Bank, BANA and Morgan Stanley Bank, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, the Retaining Sponsor will acquire from the depositor, and retain, in the form of a portion of the RR Interest, $9,777,750.01 of the VRR Interest, representing approximately 17.1% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest.

Wells Fargo Bank, National Association, a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $15,793,250.00 of the VRR Interest, representing approximately 27.6% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Wells Fargo Bank originated approximately 27.6% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.

Bank of America, National Association, a national banking association, will acquire from the depositor, and retain, in the form of the Class RR Certificates, $16,347,750.00 of the VRR Interest, representing approximately 28.5% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. BANA originated approximately 28.5% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.

Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $15,391,548.48 of the VRR Interest, representing approximately 26.9% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Morgan Stanley Bank originated approximately 26.9% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.

Each Retaining Party (other than JPMCB) will acquire its applicable portion of the VRR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and

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such applicable portion of the VRR Interest. The VRR Interest Balance of such applicable portion of the VRR Interest (i) will, subject to certain adjustments for deal proceeds and expenses, represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under this “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

VRR Interest

VRR Interest Available Funds

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Pooled Certificates (as a collective whole). The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Pooled Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Interest Available Funds”).

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Pooled Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

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Priority of Distributions

On each Distribution Date, for so long as the aggregate VRR Interest Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the VRR Interest Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balances thereof, an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance of the VRR Interest has been reduced to zero; and

Third, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Pooled Realized Losses and interest thereon distributed to the holders of the Pooled Regular Certificates and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, that to the extent any VRR Interest Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust.  The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Pooled Regular Certificates and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Pooled Regular Certificates and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

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The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of VRR Interest Realized Losses

The certificate administrator will be required to allocate any VRR Interest Realized Losses to the VRR Interest in reduction of the VRR Interest Balance thereof.

The “VRR Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any successor REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the VRR Interest Balance of the VRR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the VRR Interest, pro rata based on the VRR Interest Balance of the RR Interest and the Class RR Certificates, in an aggregate amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all Pooled Certificates and the VRR Interest. Excess Interest will not be available to make distributions to any class of certificates other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest” or to provide credit support for classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the VRR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a

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decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates and the VRR Interest will be issued pursuant to a pooling and servicing agreement, between the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Cira Square Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans and the Cira Square Trust Subordinate Companion Loan; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2024-5YR7 will consist of the following classes: the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class J, Class V, Class R, Class CIRA-1, Class CIRA-2 and Class CIRA-3 certificates and a REMIC regular interest in certificated form representing the CIRA-RR Interest (the “CIRA-RR Interest”).

The issuing entity will also issue an “eligible vertical interest” (as defined in Regulation RR) in respect of the securitization of the Mortgage Loans (the “Pooled Securitization”), a portion of which will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and the other portion of which will be uncertificated and referred to herein as the “RR Interest”. The Class RR certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”. Each of the Class RR Certificates and the RR Interest will represent interests in a REMIC regular interest and a portion of the entitlement to Excess Interest and will be entitled to receive certain distributions under the PSA as described under “Credit Risk Retention.” However, neither the Class RR Certificates nor the RR Interest will be a “certificate” for purposes of this prospectus.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C

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Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class J certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Pooled Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class V certificates are collectively referred to in this prospectus as the “Pooled Certificates”.

The Pooled Certificates (other than the Class X Certificates and the Exchangeable IO Certificates) are referred to in this prospectus as the “Pooled Principal Balance Certificates”. The Class A Certificates, the Class X-A certificates, the Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1 and Class A-2-X2 certificates (collectively, the “Class A-2 Exchangeable Certificates”), (ii) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates.”

The Class CIRA-1, Class CIRA-2 and Class CIRA-3 Certificates and the CIRA-RR Interest are collectively referred to in this prospectus as the “Loan-Specific Certificates” or the “Loan-Specific Principal Balance Certificates”. The Loan-Specific Principal Balance Certificates together with the Pooled Principal Balance Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Loan-Specific Certificates (other than the CIRA-RR Interest) are collectively referred to in this prospectus as the “Non-Retained Loan-Specific Certificates”.

The primary source for payments of principal and interest on the Pooled Certificates will be amounts received by the issuing entity in respect of the Mortgage Loans (which does not include the Cira Square Trust Subordinate Companion Loan). The primary source for payments of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the Cira Square Trust Subordinate Companion Loan.

Upon initial issuance, (i) the Principal Balance Certificates will have the respective Certificate Balances shown under “Summary of Certificates and Vertical Interests”, (ii) the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts shown under “Summary of Certificates and Vertical Interests”, and (iii) the Class RR Certificates and the RR Interest will have the respective VRR Interest Balances shown under “Summary of Certificates and Vertical Interests”.

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Cira Square Trust Subordinate

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Companion Loan, as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “VRR Interest Balance” of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the VRR Interest Balance of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, will be reduced by any distributions of principal actually made on, and by any VRR Interest Realized Losses actually allocated to, the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, on that Distribution Date. In the event that VRR Interest Realized Losses previously allocated to the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, holders of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “Credit Risk Retention—VRR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The Notional Amount of each class of the Class X-F, Class X-G and Class X-J certificates will equal the Certificate Balance outstanding from time to time of the Class of Pooled Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

The Notional Amounts of the Class A-2-X1 and Class A-2-X2 Trust Components will equal the Certificate Balance of the Class A-2 Trust Component. The Notional Amounts of the Class A-2-X1 and Class A-2-X2 Certificates will equal the Certificate Balances of the Class A-2-1 and Class A-2-2 Certificates, respectively.

The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of

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the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The Pooled Certificates (other than the Class V certificates and the Exchangeable Certificates) and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components and the regular interest portion of the VRR Interest will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”). The Class V certificates and the rights of the VRR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

The Cira Square Trust Subordinate Companion Loan will be held by the Cira Square trust subordinate companion loan REMIC (the “Cira Square Trust Subordinate Companion Loan REMIC” and, together with the Lower-Tier REMIC and the Upper-Tier REMIC, the “Trust REMICs”.

Distributions

Method, Timing and Amount

Distributions on the certificates and the VRR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in July 2024.

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All distributions (other than the final distribution on any certificate or the VRR Interest) are required to be made to the Certificateholders in whose names the certificates are registered and the VRR Interest Owners previously identified to the certificate administrator, in each case, as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder or VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder or VRR Interest Owner, as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder or VRR Interest Owner, as applicable. The final distribution on any certificate or the VRR Interest is required to be made in like manner, but only upon presentation and surrender of the certificate (or certificate evidencing the applicable portion of the VRR Interest, if any) at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests. All distributions made with respect to the VRR Interest will be allocated pro rata among the VRR Interest Owners based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof. The portion of the VRR Interest owned by any VRR Interest Owner is referred to herein as a “Percentage Interest.”

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Cira Square Trust Subordinate Companion Loan REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Pooled Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions made on the Pooled Certificates and the Class R certificates, the Pooled Aggregate Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R certificates, the CIRA Aggregate Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates (other than the Class V Certificates), the VRR Interest and the Class R Certificates on each Distribution Date (the “Pooled Aggregate Available Funds”) will, in general, equal the sum of

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the following amounts (without duplication) (which will not include any amounts received in respect of the Cira Square Trust Subordinate Companion Loan):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in each applicable Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in each applicable Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders or the VRR Interest Owners;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in each applicable Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the VRR Interest);
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in a Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders and the VRR Interest Owners); and

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(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Pooled Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Pooled Aggregate Available Funds for such Distribution Date and (ii) the Pooled Gain-on-Sale Remittance Amount for such Distribution Date (the “Pooled Available Funds”).

The “Pooled Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Pooled Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Pooled Aggregate Gain-on-Sale Entitlement Amount.

The “Pooled Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each class of Pooled Certificates (other than the Class V Certificates) that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any outstanding Pooled Realized Losses and VRR Interest Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Pooled Gain-on-Sale Remittance Amount as part of the definition of Pooled Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Interest Available Funds.

The aggregate amount available for distribution to holders of the Loan-Specific Certificates (including the CIRA-RR Interest) and the Class R Certificates on each Distribution Date (the “CIRA Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which will not include any amounts received in respect of the Mortgage Loans):

(a)  the aggregate amount of all cash received on the Cira Square Trust Subordinate Companion Loan and related REO Property that is on deposit in the related Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates), as of the related P&I Advance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Cira Square Trust Subordinate Companion Loan if it has a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Cira Square Trust Subordinate Companion Loan;
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●	all amounts in the related Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;
●	with respect to any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the related Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums with respect to the Cira Square Trust Subordinate Companion Loan, if any;
●	all amounts deposited in the related Collection Account in error; and
●	any late payment charges or accrued interest on the Cira Square Trust Subordinate Companion Loan actually collected thereon and allocable to the default interest rate for the Cira Square Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Cira Square Trust Subordinate Companion Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Cira Square Trust Subordinate Companion Loan to the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the applicable master servicer with respect to the Cira Square Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances made by the applicable master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Loan-Specific Certificateholders); and

(d)  with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Cira Square Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components, in respect of interest, up to an amount equal

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to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)  to the Class A-2 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 Trust Component is reduced to zero; and

(c)  to the Class A-3 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 Trust Component is reduced to zero; and

(ii)	on or after the Cross-Over Date, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components are reduced to zero;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Pooled Realized Losses previously allocated to each such class or Trust Component, then in an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such class or Trust Component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component;

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Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class

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compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Twenty-fifth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, to the Class J certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class J certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Pooled Realized Losses to those certificates and Trust Components.

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Reimbursement of previously allocated Pooled Realized Losses or VRR Interest Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates.”

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) to each Class of the Class A-1, Class A-2, Class A-3, Class D, Class E, Class F, Class G and Class J certificates for any Distribution Date will be a fixed rate per annum equal to the Pass-Through Rate set forth opposite such class of certificates in the table on the cover of this prospectus or the table under the heading “Summary of Certificates and Vertical Interests” in this prospectus, as applicable. The Pass-Through Rate for each Class of the Class A-S and Class B certificates for any Distribution Date will be a variable rate per annum equal to the lesser of (a) the Pass-Through Rate set forth opposite such class of certificates in the table on the cover of this prospectus or the table under the heading “Summary of Certificates and Vertical Interests” in this prospectus, as applicable and (b) the WAC Rate for the related Distribution Date. The Pass-Through Rate for the Class C certificates will be a variable rate per annum equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation)

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for each Class of the Class X-F, Class X-G and Class X-J certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the

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related Distribution Date on the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The Pass-Through Rate for each class of the Class CIRA-1, Class CIRA-2 and Class CIRA-3 certificates for any Distribution Date will be a fixed rate per annum.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective CIRA-RR Interest rate will be a per annum rate equal to the Net Mortgage Rate on the Cira Square Trust Subordinate Companion Loan for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), the Cira Square Trust Subordinate Companion Loan and any REO Loan (including any portion of an REO Loan related to the Cira Square Trust Subordinate Companion Loan, but excluding any portion of any REO Loan related to any other Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan and the Cira Square Trust Subordinate Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, commencing in 2025, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year

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(in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, as applicable, had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. There are no Componentized Mortgage Loans related to the Trust.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

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Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-2	55,000,000	Class A-2 Certificate Pass-Through Rate minus 1.00%
Class A-2-X1	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-2-X2	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-3	706,301,000	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-S	$110,251,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$53,084,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$42,195,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%
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Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-2 Trust Component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate

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Balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-2 Trust Component, Class A-3 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates and Vertical Interests” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Pooled Realized Losses) allocated to each of the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates.” The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed

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exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Pooled Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Pooled Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Pooled Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Pooled Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

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Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which will not include any amounts related to the Cira Square Trust Subordinate Companion Loan):

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Pooled Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders and the VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a)

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above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is (or the Cira Square Trust Subordinate Companion Loan if it is) delinquent in respect of its balloon payment or any REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, as applicable), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan, the Cira Square Trust Subordinate Companion Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan, the Cira Square Trust Subordinate Companion Loan or REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan or the Cira Square Trust Subordinate Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and the Cira Square Trust Subordinate Companion Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added

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to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan) and Liquidation Proceeds received with respect to such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan or a modification of such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan or the Cira Square Trust Subordinate Companion Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)           the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)         the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan (other than the Cira Square Trust Subordinate Companion Loan) on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan (other than the Cira Square Trust Subordinate Companion Loan) as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion

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Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan, the Cira Square Trust Subordinate Companion Loan or REO Loan is paid in full or the Mortgage Loan, the Cira Square Trust Subordinate Companion Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, the Cira Square Trust Subordinate Companion Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the VRR Interest Owners or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of the Cira Square Trust Subordinate Companion Loan will only be available to holders of the Loan-Specific Certificates.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates in an amount equal to the Non-Retained Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. Because there are no ARD Loans related to the Trust as of the Closing Date, there will be no Excess Interest distributable to the Class V Certificates.

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Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

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Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero); and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must

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be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied

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to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the classes of Certificates specified below, in the following amounts:

(1) to each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1,

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Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date,

(2) to the Class A-2-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(3) to the Class A-2-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(4) to the Class A-3-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(5) to the Class A-3-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a

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fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates, Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1 certificates, Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates as described above,

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(13) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates, as described above, and

(14) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above in this clause (x), and

(y) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective Percentage Interests in the VRR Interest), the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“YM Denominator” means, for any Distribution Date, the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing in clause (x) to the contrary, if at any time the Certificate Balances of the Pooled Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Pooled Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) the Non-Retained Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Pooled Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
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●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or the Cira Square Trust Subordinate Companion Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class X-J, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates or the VRR Interest, as applicable, is the Distribution Date on which the aggregate Certificate Balance or the VRR Interest Balance, as applicable, of that class of certificates or the VRR Interest, as applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates and Vertical Interests” above.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan, the actual final Distribution Date for one or more classes of certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan will depend on the characteristics of the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in June 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata

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basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan and the Cira Square Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or the Cira Square Trust Subordinate Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan, the Cira Square Trust Subordinate Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of (i) 0.00250% per annum with respect to any mortgage loan serviced by Wells Fargo Bank, National Association as the master servicer (other than any Midland Serviced Mortgage Loans) or (ii) 0.00125% per annum with respect to any Midland Serviced Mortgage Loans for which Midland Loan Services, a Division of PNC Bank, National Association is the primary servicer, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan (so long as a Whole Loan is serviced under the PSA) and the Cira Square Trust Subordinate Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan or the Cira Square Trust Subordinate Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the VRR Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the

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request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will be required to pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, as applicable, otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan, any related Serviced Pari Passu Companion Loan and the Cira Square Trust Subordinate Companion Loan in accordance with their respective interest entitlements under the related Intercreditor Agreement, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan and the Cira Square Trust Subordinate Companion Loan to the related Companion Holder (or, if such Serviced Companion Loan is included in another securitization, to the related Other Master Servicer).

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Aggregate Available Funds for any Distribution Date that are not covered by each applicable master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Pooled Aggregate Excess Prepayment Interest Shortfall”.

The “Pooled Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Pooled Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Pooled Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Pooled Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Any Loan-Specific Aggregate Excess Prepayment Interest Shortfall for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates, pro rata, in accordance with each Class’s accrued interest.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Cira Square Trust Subordinate Companion Loan to be included in the CIRA Aggregate Available Funds for any Distribution Date that are not covered by the applicable master servicer’s Compensating Interest Payments for the related Distribution Date is referred to in this prospectus as the “Loan-Specific Aggregate Excess Prepayment Interest Shortfall”.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates

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and the Class D, Class E, Class F, Class G and Class J certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise have the benefit of the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class J certificates. The Class B Exchangeable Certificates will likewise have the benefit of the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class J certificates. The Class C Exchangeable Certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G and Class J certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Pooled Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Pooled Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Realized Losses to classes of Pooled Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Pooled Principal Balance Certificates on any Distribution Date will be made first, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, second, to the Class A-2 Trust Component, until its Certificate Balance has been reduced to zero and third, to the Class A-3 Trust Component, until its Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class J certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

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On each Distribution Date, immediately following the distributions to be made to the Pooled Certificateholders and the VRR Interest Owners on that date, the certificate administrator is required to calculate the Pooled Realized Loss and or VRR Interest Realized Loss for such Distribution Date. On each Distribution Date, immediately following the distributions to be made to the Loan-Specific Certificateholders on that date, the certificate administrator is required to calculate the Loan-Specific Certificate Realized Loss and Loan-Specific Retained Certificate Realized Loss for such Distribution Date.

The “Pooled Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each applicable master servicer, each applicable special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Pooled Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The “Loan-Specific Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Cira Square Trust Subordinate Companion Loan that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Cira Square Trust Subordinate Companion Loan for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Cira Square Trust Subordinate Companion Loan, including any REO Loan that is a successor to the Cira Square Trust Subordinate Companion Loan (but in each case, including the Cira Square Trust Subordinate Companion Loan and excluding the Mortgage Loans and any other Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Loan-Specific Principal Balance Certificates (other than the CIRA-RR Interest) after giving effect to distributions of principal on that Distribution Date.

The “Loan-Specific Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Cira Square Trust Subordinate Companion Loan that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Cira Square Trust Subordinate Companion Loan for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Cira Square Trust Subordinate Companion Loan, including any REO Loan that is a successor to the Cira Square Trust Subordinate Companion Loan (but in each case, including the Cira Square Trust Subordinate Companion Loan and excluding the Mortgage Loans and any other Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the CIRA-RR Interest after giving effect to distributions of principal on that Distribution Date.

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“Realized Loss” means, (i) with respect to the Pooled Certificates, a Pooled Realized Loss, (ii) with respect to the VRR Interest, a VRR Interest Realized Loss, (iii) with respect to the Loan-Specific Certificates (other than the CIRA-RR Interest), a Loan-Specific Certificate Realized Loss, and (iv) with respect to the CIRA-RR Interest, a Loan-Specific Retained Certificate Realized Loss.

The certificate administrator will be required to allocate any Pooled Realized Losses among the respective classes of Pooled Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class J certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Realized Losses among the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Pooled Realized Loss applied to the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

The certificate administrator will be required to allocate any Loan-Specific Certificate Realized Loss among the respective classes of Loan-Specific Principal Balance Certificates (other than the CIRA-RR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class CIRA-3 certificates;

second, to the Class CIRA-2 certificates; and

third, to the Class CIRA-1 certificates.

The certificate administrator will be required to allocate any Loan-Specific Retained Certificate Realized Loss to the CIRA-RR Interest, until the Certificate Balance of such class is reduced to zero.

Loan-Specific Certificate Realized Losses and Loan-Specific Retained Certificate Realized Losses will only be allocated to the Loan-Specific Certificates. Pooled Realized Losses and VRR Interest Realized Losses will not be allocated to the Loan-Specific Certificates. Loan-

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Specific Certificate Realized Losses and Loan-Specific Retained Certificate Realized Losses will not be allocated to the Pooled Certificates.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or the CIRA Square Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the CIRA Square Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the CIRA Square Trust Subordinate Companion Loan, the payment to each applicable special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated expenses of the issuing entity that are not specific to any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee” and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Pooled Regular Certificates, a Trust Component, the VRR Interest or a class of Loan-Specific Certificates will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance, as applicable, to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates or the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Reports to Certificateholders and VRR Interest Owners; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by each applicable master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and VRR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

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In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or a VRR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates or a reduction of the VRR Interest Balance of the VRR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount or Loan-Specific Interest Accrual Amount, in each case, as to the applicable class or the VRR Interest, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or VRR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, Certificate Owner or VRR Interest Owner reasonably requests, to enable Certificateholders and VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

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(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, each applicable master servicer, each applicable special servicer, the trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the VRR Interest Owners by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).

In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2024, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first
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calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2024, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Loan-Specific Initial Purchaser” means BofA Securities, Inc.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the Loan-Specific Initial Purchaser, the underwriters, the mortgage loan sellers, each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by any master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or a Risk Retention Consultation Party and any VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder, any Controlling Class Certificateholder or any CIRA Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling

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Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder, any Controlling Class Certificateholder or any CIRA Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the applicable master servicer nor the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be each of (a) with respect to the Pooled Securitization, (i) the party selected by Morgan Stanley Bank, N.A., (ii) the party selected by Wells Fargo Bank, National Association, (iii) the party selected by Bank of America, National Association, and (iv) the party selected by JPMorgan Chase Bank, National Association, in each case, as an owner of the VRR Interest (each, a “Pooled Risk Retention Consultation Party”) and (b) with respect to the securitization of the Cira Square Trust Subordinate Companion Loan (the “Loan-Specific Securitization”), the party selected by the holder or holders of more than 50% of the CIRA-RR Interest, by Certificate Balance, as determined by the certificate registrar from time to time (the “Loan-Specific Risk Retention Consultation Party”). The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of each Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest or CIRA-RR Interest, as applicable (as confirmed by the certificate registrar).

The initial Pooled Risk Retention Consultation Parties are expected to be Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association. The initial Loan-Specific Risk Retention Consultation Party is expected to be Bank of America, National Association.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master

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servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder (or, with respect to the Cira Square Whole Loan, prior to the continuation of a CIRA Control Appraisal Period, the CIRA Controlling Class Representative or any CIRA Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, (b) with respect to any Pooled Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Pooled Risk Retention Consultation Party or such holder of the VRR Interest is a Borrower Party, (c) with respect to a Loan-Specific Risk Retention Consultation Party, the Cira Square Whole Loan if, as of any date of determination, such Loan-Specific Risk Retention Consultation Party or the holder of the majority of the CIRA-RR Interest, as applicable, is a Borrower Party, or (d) with respect to the CIRA Controlling Class Representative or the holder of the majority of the CIRA Controlling Class prior to the continuation of a CIRA Control Appraisal Period, the Cira Square Whole Loan if, as of any date of determination, the CIRA Controlling Class Representative or the holder of the majority of the CIRA Controlling Class, as applicable, is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

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“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, a VRR Interest Owner, the Directing Certificateholder, the CIRA Controlling Class Representative, a Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder, a Controlling Class Certificateholder or a CIRA Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is a Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder, a CIRA Controlling Class Certificateholder or a Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class or CIRA Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class or CIRA Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting

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Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or the CIRA Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

A “Loan-Specific Certificateholder” is a Certificateholder of a Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, Thomson Reuters Corporation and KBRA Analytics, LLC, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or VRR Interest Owner that has delivered an Investor Certification to the applicable master servicer or special servicer, as

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applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or VRR Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder or VRR Interest Owner, as applicable; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or VRR Interest Owner, as applicable, may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and VRR Interest Owners will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
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o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	the annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the applicable master servicer or the applicable special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates or the VRR Interest;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or VRR Interest Owners of the termination of a master servicer or special servicer;
o	any notice of resignation or termination of a master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders or VRR Interest Owners of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
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o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event or CIRA Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
o	any notice or documents provided to the certificate administrator by the depositor or any applicable master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners and VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules.

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder or CIRA Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an

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Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder or CIRA Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder or CIRA Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder or CIRA Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder or CIRA Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, VRR Interest Owners and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the Cira Square Trust Subordinate

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Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders and/or the VRR Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, VRR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, VRR Interest Owners and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, VRR Interest Owners or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.
The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate

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administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies, any Certificateholder or any prospective Certificateholder or any VRR Interest Owner that has in each case provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or VRR Interest Owners only those persons in whose names the certificates or VRR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

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(2)      in the case of any Principal Balance Certificates (other than the CIRA-RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the CIRA-RR Interest), each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Pooled Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Pooled Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates, the VRR Interest or the CIRA-RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully

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registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and

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procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

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Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and

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Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, any master servicer, any special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Each of the Class RR Certificates and the CIRA-RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the Class RR Certificates and the CIRA-RR Interest, respectively.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder, Certificate Owner or VRR Interest Owner to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners related to Certificateholders, Certificate Owners or VRR Interest Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder, Certificate Owner or VRR Interest Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder, Certificate Owner or VRR Interest Owner is interested in

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communicating with other Certificateholders, Certificate Owners or VRR Interest Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders, Certificate Owners or VRR Interest Owners may use to contact the requesting Certificateholder, Certificate Owner or VRR Interest Owner.

Any Certificateholder, Certificate Owner or VRR Interest Owner wishing to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK5 Trust 2024-5YR7

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders, Certificate Owners and VRR Interest Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates or VRR Interest, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates or VRR Interest, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates or VRR Interest: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s, Certificate Owner’s or VRR Interest Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders and VRR Interest Owners

Upon the written request of any Certificateholder or VRR Interest Owner, which is required to include a copy of the communication the Certificateholder or VRR Interest Owner proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series and/or VRR Interest Owners with respect to their rights under the PSA or the certificates and/or the VRR Interest, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder or VRR Interest Owner (at such Certificateholder’s or VRR Interest Owner’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders or VRR Interest Owners related to the class of certificates or the VRR Interest, as applicable. In addition, upon written request to the certificate administrator of any Certificateholder, certificate owner (if applicable) or VRR Interest Owner that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder, certificate owner or VRR Interest Owner of the identity of the then-current Directing Certificateholder.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans (and the Cira Square Trust Subordinate Companion Loan, in the case of Bank of America) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, a Joint Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, but only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

“Joint Mortgage Loan” means any Mortgage Loan represented by multiple promissory notes, which promissory notes will be contributed to this securitization by more than one mortgage loan seller. There are no Joint Mortgage Loans related to the Trust.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan (and the Cira Square Trust Subordinate Companion Loan, in the case of Bank of America) sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Cira Square Trust Subordinate Companion Loan will refer to the Mortgage File for the Cira Square Trust Subordinate Companion Loan and the Mortgage Note(s) evidencing the Cira Square Trust Subordinate Companion Loan:

(i)    the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)    an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if

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applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                  the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)               originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan has been assumed or consolidated;

(viii)             the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)               any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                   an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)             the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)           the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)              the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

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(xvi)           the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)        the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)     the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Joint Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)                                the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                             the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                          any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

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(iv)                           all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                              the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                           any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)                        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)                     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                          any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                            any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                         any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)                      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)                   all related environmental reports; and

(xiv)                  all related environmental insurance policies;

(b)          a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

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(e)                   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)                       a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)                   a copy of the appraisal for the related Mortgaged Property(ies);

(h)                    for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)                       a copy of the applicable mortgage loan seller’s asset summary;

(j)                       a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)                   a copy of all zoning reports;

(l)                       a copy of financial statements of the related mortgagor;

(m)               a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)                   a copy of all UCC searches;

(o)                   a copy of all litigation searches;

(p)                   a copy of all bankruptcy searches;

(q)                   a copy of any origination settlement statement;

(r)                      a copy of the insurance summary report;

(s)                   a copy of organizational documents of the related mortgagor and any guarantor;

(t)                      a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)                   a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)                    a copy of any closure letter (environmental); and

(w)                 a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were

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not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. In the case of the MLPA related to Bank of America, such MLPA will also contain certain representations and warranties applicable to the Cira Square Trust Subordinate Companion Loan. Except in the case of the representations and warranties made with respect to the Cira Square Trust Subordinate Companion Loan, those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or VRR Interest Owner in the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)       in the case of such Material Defect that would cause the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

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(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof), the Cira Square Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that Bank of America may not repurchase the Cira Square Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan; provided, further, that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan, the Cira Square Trust Subordinate Companion Loan or REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or the Cira Square Trust Subordinate Companion Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan or the Cira

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Square Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan

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Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition

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of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan or the Cira Square Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or the Cira Square Trust Subordinate Companion Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan and the Cira Square Trust Subordinate Companion Loan (but without duplication of any amounts included in the Purchase Price of the Cira Square Trust Subordinate Companion Loan), the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the

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trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or the Cira Square Trust Subordinate Companion Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan or the Cira Square Trust Subordinate Companion Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Joint Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

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(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal

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balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the VRR Interest Owners and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) or the Cira Square Trust Subordinate Companion Loan, as applicable, sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan (or the Cira Square Trust Subordinate Companion Loan, as applicable) or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to any Joint Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

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Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan (or the Cira Square Trust Subordinate Companion Loan, as applicable) sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan (including, for the avoidance of doubt, the Cira Square Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—The Whole Loans—The Cira Square A/B Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA

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governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the VRR Interest Owners. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the VRR Interest Owners. The custodian is obligated to review certain documents for each Mortgage Loan or the Cira Square Trust Subordinate Companion Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the VRR Interest Owners the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such

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master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and the VRR Interest Owners (as a collective whole as if such Certificateholders and the VRR Interest Owners constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the VRR Interest Owners and the holder of the related Companion Loans (as a collective whole as if such Certificateholders, the VRR Interest Owners and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate or any portion of the VRR Interest (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

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All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be

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required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Pooled Aggregate Available Funds or CIRA Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan), the Cira Square Trust Subordinate Companion Loan and any REO Loan (including any portion of an REO Loan related to the Cira Square Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan but including any portion of an REO Loan related to the Cira Square Trust Subordinate Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan or the Cira Square Trust Subordinate Companion Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (including any portion of an REO Loan related to the Cira Square Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), the Cira Square Trust Subordinate Companion Loan or REO Loan (including any portion of an REO Loan related to the Cira Square Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, including Mortgage Loans or the Cira Square Trust Subordinate

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Companion Loan subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that any master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or the Cira Square Trust Subordinate Companion Loan and such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan or the Cira Square Trust Subordinate Companion Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or the Cira Square Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or the Cira Square Trust Subordinate Companion Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or the Cira Square Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

No master servicer or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan (other than the Cira Square Trust Subordinate Companion Loan) or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that any master servicer fails to make a Servicing Advance that it is required to make under the PSA and the

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trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and VRR Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. For the avoidance of doubt, any nonrecoverability

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determination with respect of the Cira Square Trust Subordinate Companion Loan will be made based on the subordinate nature of the Cira Square Trust Subordinate Companion Loan. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) in the case of a potential P&I Advance with respect to the Cira Square Trust Subordinate Companion Loan, the subordinate nature of the Cira Square Trust Subordinate Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the VRR Interest Owners. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and VRR Interest Owners.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts

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collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (or the Cira Square Trust Subordinate Companion Loan, as applicable) or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans (which excludes the Cira Square Trust Subordinate Companion Loan) on deposit in each applicable Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Cira Square Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the Cira Square Mortgage Loan and the Cira Square Trust Subordinate Companion Loan. Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or the VRR Interest or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

Neither the applicable master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the Cira Square Mortgage Loan) or any interest due on such Advance from any collections on the Cira Square Whole Loan allocable to the Cira Square Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such Cira Square Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Cira Square Mortgage Loan). With respect to the Cira Square Trust Subordinate Companion Loan, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to the Cira Square Mortgage Loan and the Cira Square Trust Subordinate Companion Loan.

If the funds in each applicable Collection Account relating to the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan allocable to principal thereon are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the

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Directing Certificateholder or the holder of the majority of the Controlling Class or CIRA Controlling Class, as applicable, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan, as applicable, to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan in each applicable Collection Account.

Neither the applicable master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Cira Square Mortgage Loan) from any collections on the Cira Square Whole Loan allocable to the Cira Square Trust Subordinate Companion Loan or (2) any Workout-Delayed Reimbursement Amounts in respect of the Cira Square Trust Subordinate Companion Loan

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from any collections on or allocable to the Mortgage Loans (other than the Cira Square Mortgage Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the Cira Square Whole Loan, the applicable master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the applicable Collection Account for the Mortgage Pool including the Cira Square Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan then on deposit in each applicable Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Cira Square Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement.

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The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan (other than the Cira Square Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or the Cira Square Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Cira Square Trust Subordinate Companion Loan), to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Pooled Aggregate Available Funds and CIRA Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account” and a “Cira Square Trust Subordinate Companion Loan REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners (or for the benefit of the holders of the Loan-Specific Certificates, in the case of the Cira Square Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is required (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by each applicable master servicer from the applicable Collection Account (other than with respect to the Cira Square Trust Subordinate Companion Loan), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the VRR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Pooled Available Funds to the holders of the Pooled Regular Certificates and the Exchangeable Certificates and to make distributions of interest and principal from VRR Interest Available Funds to the holders of the VRR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively, and (2) to apply amounts on deposit in the Cira Square Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the applicable master servicer from the applicable Collection Account with respect to the Cira Square Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the CIRA Aggregate Available Funds to the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and of the VRR Interest Owners. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate

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administrator will be required to deposit amounts remitted by each applicable master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Cira Square Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Loan-Specific Certificates. The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Pooled Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Pooled Certificates and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Pooled Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Required Credit Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Pooled Available Funds to all amounts due and payable on the Pooled Certificates (including to reimburse for Pooled Realized Losses previously allocated to such certificates) and the amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Interest Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for VRR Interest Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Pooled Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Pooled Regular Certificates and the Trust Components and the VRR Interest have been made. Any gains allocable to the Cira Square Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the Loan-Specific Certificates for Loan-Specific Certificate Realized Losses and Loan-Specific Retained Certificate Realized Losses and, to the extent not so applied, such gains will be held and

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applied to offset future Loan-Specific Certificate Realized Losses and Loan-Specific Retained Certificate Realized Losses, if any.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Pooled Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Cira Square Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Cira Square Trust Subordinate Companion Loan) portions of the Pooled Aggregate Available Funds and the CIRA Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

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(iii)                 to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation and payment of an excess servicing strip to the holder of such strip;

(iv)                  to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                  to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)               to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)            to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                   to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation”;

(xi)                to recoup any amounts deposited in its Collection Account in error;

(xii)             to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)          to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

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(xiv)           to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of any master servicer, any special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)              to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)           to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Cira Square Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)        to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the Cira Square Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)         in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above;

(xx)            to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)         to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan, except as specifically described in the PSA with respect to the Cira Square Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to

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the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or the Cira Square Trust Subordinate Companion Loan in the case of the Cira Square Mortgage Loan) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan (other than the Cira Square Trust Subordinate Companion Loan, with respect to a P&I Advance made with respect to the Cira Square Mortgage Loan); provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the VRR Interest on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicers(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and the Cira Square Trust Subordinate Companion Loan.	Out of general collections with respect to Mortgage Loans and the Cira Square Trust Subordinate Companion Loan on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and the Cira Square Trust Subordinate Companion Loan (but not any other related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans and the Cira Square Trust Subordinate Companion Loan.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan the sum of: (i) $21,150 multiplied by the number of Subject Loans, plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan or, with respect to the Cira Square Mortgage Loan, the Cira Square Trust Subordinate Companion Loan, and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account subject to limitations with respect to P&I Advances made with respect to the Cira Square Trust Subordinate Companion Loan.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans subject to limitations with respect to P&I Advances made with respect to the Cira Square Trust Subordinate Companion Loan.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan and the Cira Square Trust Subordinate Companion Loan.	Out of general collections with respect to Mortgage Loans and the Cira Square Trust Subordinate Companion Loan on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. Withdrawals permitted to be made above from general collections on deposit in the related Collection Account will generally not be permitted to be made from collections on the Cira Square Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Cira Square Trust Subordinate Companion Loan Mortgage Loan.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer,

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if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or (x) with respect to the Saks Beverly Hills Mortgage Loan, the Staybridge Suites Tysons-McLean Mortgage Loan, the Pleasanton Corporate Commons Mortgage Loan, the Gallup HQ Mortgage Loan and the Arthouse Lofts Mortgage Loan, 0.00125% per annum, (y) with respect to the Chapel Hill Industrial Park Mortgage Loan, 0.03000% per annum, and (z) with respect to the Harmony Place MHC Mortgage Loan, 0.06000% per annum), (ii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” (iii) with respect to each Serviced Pari Passu Companion Loan (and any successor REO Loan), a primary servicing fee rate equal to 0.00250% per annum (or with respect to the Saks Beverly Hills Companion Loan and the Gallup HQ Companion Loan (prior to the securitization of the related Control Note), 0.00125% per annum) and (iv) with respect to the Cira Square Trust Subordinate Companion Loan (or any successor REO Loan) a primary servicing fee rate of 0.00656% per annum; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be paid to the related Non-Serviced Master Servicer. The Servicing Fee payable to each applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

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In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) for beneficiary statements and demands prepared by such master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.
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Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive all or a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce, waive or elect not to charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Serviced Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

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“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate (other than with respect to the Trust Subordinate Companion Loan).

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable

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monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or

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Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as Enforcing Servicer; (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (iii) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to, the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)    the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in

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each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties and the Cira Square Trust Subordinate Companion Loan in connection with any termination of the issuing entity,

(iv)    with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation with respect to each Serviced Mortgage Loan and Serviced Companion Loan for which it acts as special servicer or performs duties in the form of:

●	100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;
●	100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced
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Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction;

●	100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;
●	100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;
●	50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision;
●	100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer; and
●	100% of any charges collected for checks intended for deposit in the applicable REO account maintained by the special servicer and returned for insufficient funds.

The applicable special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be

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entitled to any portion of such fee charged by the applicable master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by either special servicer or any of its affiliates in connection with any

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services performed by such party with respect to any Serviced Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan and will be equal to the product of a rate equal to 0.00822% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans, the Cira Square Trust Subordinate Companion Loan and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans, the Cira Square Trust Subordinate Companion Loan or such REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan), the Cira Square Trust Subordinate Companion Loan and REO Loan, and will be equal to the product of a rate equal to 0.00109% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans, the Cira Square Trust Subordinate Companion Loan or such REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the VRR Interest have been reduced to zero as a result of the allocation of Pooled Realized Losses and VRR Interest Realized Losses to such certificates and VRR Interest, as applicable, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from each applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the

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operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00022% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $21,150 multiplied by the number of Subject Loans, plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from each applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations

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reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan, the Cira Square Trust Subordinate Companion Loan and REO Loan (including any portion of an REO Loan related to the Cira Square Trust Subordinate Companion Loan but excluding the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, the Cira Square Trust Subordinate Companion Loan or such REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, the Cira Square Trust Subordinate Companion Loan or such REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the VRR Interest Owners, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan other than the Cira Square Trust Subordinate Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and the Cira Square Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its

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maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an
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outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal

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or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan) to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Serviced Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer

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of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the applicable master servicer that is reasonably requested by the applicable special servicer from the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the VRR Interest Owners. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Serviced Mortgage Loan or

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Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will, to the extent allocated to a related Mortgage Loan, have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class J certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1 certificates, the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the VRR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the Pooled Certificates (other than the Class V Certificates), on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As a result of calculating one or more Appraisal Reduction Amounts that are allocated to the Cira Square Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to the Cira Square Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Serviced Mortgage Loan or the Cira Square Trust Subordinate Companion Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The applicable master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral

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Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless a Control Termination Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or the Cira Square Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or the Cira Square Trust Subordinate Companion Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt,

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will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer (other than with respect to Non-Serviced Mortgage Loans), the operating advisor (unless a Control Termination Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount. The special servicer, the operating advisor and certificate administrator will be entitled to conclusively rely on the applicable master servicer’s calculations of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable special servicer or the operating advisor, Allocated Appraisal Reduction Amounts and Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Pooled Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class J certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components).

For purposes of determining Voting Rights (in certain circumstances) allocated to the Loan-Specific Certificates, the CIRA Controlling Class and the occurrence of a CIRA Control Appraisal Period, Appraisal Reduction Amounts allocated to the Cira Square Whole Loan will be allocated first to the Cira Square Trust Subordinate Companion Loan and then to the Cira Square Mortgage Loan. The Non-Retained Percentage of Appraisal Reduction Amounts allocated to the Cira Square Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates (other than the CIRA-RR Interest) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class CIRA-3 certificates; then, to the Class CIRA-2 certificates; and then, to the Class CIRA-1 certificates). In addition, for purposes of determining the CIRA Controlling Class, the Non-Retained Percentage of any Collateral Deficiency Amounts allocated to the Cira Square Trust Subordinate Companion Loan will be allocated to each class of CIRA Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class CIRA-3 certificates; then, to the Class CIRA-2 certificates; and then, to the Class CIRA-1 certificates).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J certificates, second, to the Class G certificates, and then, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency

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Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”) described in this paragraph, but only to the extent of the Allocated Appraisal Reduction Amounts and Allocated Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Serviced Mortgage Loan) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable master servicer or the applicable special servicer, as the case may be, and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or, with respect to the Cira Square Trust Subordinate Companion Loan, CIRA Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for any Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Serviced Mortgage Loan) receipt of information that is in the possession of the applicable master servicer and reasonably requested by the applicable special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or CIRA Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

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In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class or CIRA Controlling Class until such time, if any, as such class is reinstated as the Controlling Class or the CIRA Controlling Class; the rights of the Controlling Class or the CIRA Controlling Class will be exercised by the next most senior class of Control Eligible Certificates or CIRA Control Eligible Certificates, respectively, that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the

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borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon the written request of a Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, each applicable master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly

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permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that each applicable master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer, and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the applicable special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Parties (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense

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of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with such Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the VRR Interest Owners. Any cost incurred by any master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and each applicable special servicer will not be required to maintain

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earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Serviced Mortgage Loans and Serviced Companion Loans that are Non-Specially Serviced Loans, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Serviced Mortgage Loan or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither the applicable special servicer nor the applicable master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without such special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, such special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to such special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from such special servicer of such special servicer’s or such master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, such special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the

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process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or such Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, such master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the applicable Risk Retention Consultation Party:

(i)       grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)       consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)       approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)       grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for

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leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                      consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)                   consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, (a) the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $5,000,000 and (b) the applicable master servicer will be required to deliver notice to the Directing Certificateholder of any such replacement referenced in the preceding clause (a) promptly after completion of such replacement;

(vii)               approve annual operating budgets for Mortgage Loans;

(viii)             consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)                 grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)                    any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an intercreditor, co-lender or similar agreement other than during a

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Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)       any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)       approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)       any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)       grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable

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Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to any Major Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan or the Cira Square Trust Subordinate Companion Loan prior to the Rated Final Distribution Date. The applicable special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the

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Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the applicable special servicer closes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or any Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), each Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the applicable master servicer agrees to any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer (and such special servicer will be required to forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), each Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and special servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates and VRR Interest Owners—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special

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servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder) or (y) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan is obtained by the applicable special servicer, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). The applicable master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with

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respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the applicable special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. With respect to such request, the applicable master servicer is required to continue to cooperate with the applicable special servicer by delivering any additional information in such master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or holder of the VRR Interest by whom such Risk Retention Party was appointed, upon request of such Risk

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Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2025 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2026) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

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Collection of Operating Information

With respect to each Serviced Mortgage Loan, the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2024 and the calendar year ending on December 31, 2024. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable, and such special servicer will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required

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under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and

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continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

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(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the VRR Interest Owners with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan or the Cira Square Trust Subordinate Companion Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that

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becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan is transferred to such special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);
●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;
●	each Pooled Risk Retention Consultation Party and, only in the case of an Asset Status Report relating to the Cira Square Trust Subordinate Companion Loan, the Loan-Specific Risk Retention Consultation Party;
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);
●	the applicable master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or a Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or a Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control

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Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event and, during such period, the operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers.

The applicable special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
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●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and
●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan is obtained by the applicable special servicer, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be

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required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) and the VRR Interest Owners, as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to receive any Asset Status Report or otherwise consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

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Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the VRR Interest Owners (including the holders of the Loan-Specific Certificates), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the

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Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC or the Cira Square Trust Subordinate Companion Loan REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate or the VRR Interest is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC or the Cira Square Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC or the Cira Square Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services

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customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC or the Cira Square Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the VRR Interest Owners is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the VRR Interest Owners to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the VRR Interest Owners. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, the VRR Interest Owners and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to remit to the applicable master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for

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collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders and the VRR Interest Owners (including the holders of the Loan-Specific Certificates) or, in the case of a Serviced Whole Loan, Certificateholders, VRR Interest Owners and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the VRR Interest Owners and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the applicable Risk Retention Consultation Party, in each case, other than with respect to an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the VRR Interest Owners. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period) and each Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which

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such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the VRR Interest Owners and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention Consultation Party, in each case, other than with respect to an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a

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Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). Each applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan (or the Cira Square Trust Subordinate Companion Loan, in the case of the Cira Square Whole Loan) together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information

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regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the Cira Square Mortgage Loan, the Cira Square Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the Cira Square Mortgage Loan, the Cira Square Trust Subordinate Companion Loan), (2) interest accrued on the Mortgage Loan (and in the case of the Cira Square Mortgage Loan, the Cira Square Trust Subordinate Companion Loan) and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the Cira Square Mortgage Loan, the Cira Square Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the Cira Square Mortgage Loan, the Cira Square Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders and VRR Interest Owners, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan (and in the case of the Cira Square Mortgage Loan, the Cira Square Trust Subordinate Companion Loan), certain unreimbursed expenses incurred with respect to the Mortgage Loan (and in the case of the Cira Square Mortgage Loan, the Cira Square Trust Subordinate Companion Loan) and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the Cira Square Mortgage Loan, the Cira Square Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates and the VRR Interest will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

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With respect to any Serviced A/B Whole Loan (other than the Cira Square Whole Loan), prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to such Risk Retention Consultation Party or holder of the VRR Interest by whom such Risk Retention Party was appointed or with respect to the holder of the majority of the CIRA-RR Interest, as applicable) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans and the Cira Square Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated,

then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder, and

(iii) with respect to the Cira Square Whole Loan, the CIRA Directing Holder (as defined below).

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be PFP CMBS BNK5 2024-5Y7, LLC, an entity advised by Prime Finance Advisor, L.P., or an affiliate thereof.

The initial Directing Certificateholder with respect to the Cira Square Whole Loan is expected to be Ghisallo Capital Management LLC.

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As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan or the Cira Square Whole Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

The “CIRA Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Cira Square Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “CIRA Controlling Class” will be, as of any time of determination, the most subordinate class of CIRA Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The CIRA Controlling Class as of the Closing Date will be the Class CIRA-3 certificates.

The “CIRA Controlling Class Representative” will be the CIRA Controlling Class Certificateholder (or its representative) selected by more than 50% of the CIRA Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1) absent that selection, or

(2) until a CIRA Controlling Class Representative is so selected, or

(3) upon receipt of a notice from a majority of the CIRA Controlling Class Certificateholders, by Certificate Balance, that a CIRA Controlling Class Representative is no longer designated,

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then the CIRA Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the CIRA Controlling Class (with evidence of ownership), or its representative, will be the CIRA Controlling Class Representative; provided, however, that (a) in the event no one holder owns the largest aggregate Certificate Balance of the CIRA Controlling Class, then there will be no CIRA Controlling Class Representative until appointed in accordance with the terms of the PSA, and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the CIRA Controlling Class Representative has not changed until such parties receive written notice of a replacement of the CIRA Controlling Class Representative from a party holding the requisite interest in the CIRA Controlling Class, or the resignation of the then-current CIRA Controlling Class Representative.

After the occurrence and during the continuance of a CIRA Control Appraisal Period, there will be no CIRA Controlling Class Representative.

The “CIRA Control Eligible Certificates” will be any of the Class CIRA-1, Class CIRA-2 or Class CIRA-3 certificates.

“CIRA Directing Holder” means (x) for so long as no CIRA Control Appraisal Period exists, the CIRA Controlling Class Representative and (y) for so long as a CIRA Control Appraisal Period exists, the Directing Certificateholder with respect to the Mortgage Loans.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class J certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder or any VRR Interest Owner may request that the certificate registrar determine which class of certificates is the then-current Controlling Class or the CIRA Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class or the CIRA Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, each applicable master servicer, each applicable special servicer and the operating advisor may each rely on any such list so provided.

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In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the applicable Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, of written request for consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan or the Cira Square Trust Subordinate Companion Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the applicable special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the applicable special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to

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the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

Upon request, the applicable special servicer, other than with respect to (i) the Cira Square Whole Loan prior to a CIRA Control Appraisal Period or (ii) an Excluded Loan as to a Pooled Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with each Pooled Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

Upon request, the applicable master servicer or the special servicer processing, other than with respect to an Excluded Loan as to the Loan-Specific Risk Retention Consultation Party or the holder of the majority of the CIRA-RR Interest, will also be required to consult on a non-binding basis with the Loan-Specific Risk Retention Consultation Party with respect to such Major Decision related to the Cira Square Whole Loan it is processing; provided, that no CIRA Control Appraisal Period is continuing. Following a CIRA Control Appraisal Period, the Loan-Specific Risk Retention Consultation Party will no longer have any consultation rights in respect of any Major Decisions with respect to the Cira Square Whole Loan. For the avoidance of doubt, the consultation rights of the Loan-Specific Risk Retention Consultation Party will apply exclusively to the Cira Square Whole Loan.

“Major Decision” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Serviced Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the

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borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clauses (xiii) or (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vi)               (a) any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $5,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Serviced Mortgage Loan or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)             releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)          any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)              other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)                 other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xi)              other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xii)           any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

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(xiii)         requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)         other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)             agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)         determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)      other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)       other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xx)            the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(xxi)        with respect to the Cira Square Whole Loan, permit any master lease termination, modification, amendment, surrender, or subordination, non-disturbance and attornment agreement, or entry into a new master lease; and

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(xxii)    with respect to the Cira Square Whole Loan, permit any termination, modification, amendment, surrender, or subordination, non-disturbance and attornment agreement with respect to the General Services Administration lease with respect to the related Mortgaged Property.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. The applicable master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the applicable master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder with respect to the Mortgage Loans will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder with respect to the Mortgage Loans will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the applicable Pooled Risk Retention Consultation Party or the holder of the VRR Interest by whom such Pooled Risk Retention Consultation Party was appointed), the applicable special servicer will be required to provide copies of any notice, information and report that

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it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to each Pooled Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder and the Pooled Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, each Pooled Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

With respect to any Cira Square Major Decision, the master servicer or special servicer processing such Cira Square Major Decision will be required to provide copies of any notice, information and report that it is required to provide to the CIRA Directing Holder pursuant to the PSA to the Loan-Specific Risk Retention Consultation Party, within the same time frame it is required to provide to the CIRA Directing Holder, and the master servicer or special servicer, as applicable, will be required, upon request, to consult (on a non-binding basis) with the Loan-Specific Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken in connection with such Cira Square Major Decision in accordance with the PSA; provided that for so long as a CIRA Control Appraisal Period is continuing or the Cira Square Whole Loan is an Excluded Loan as to the Loan-Specific Risk Retention Consultation Party or the holder of the majority of the CIRA-RR Interest, the Loan-Specific Risk Retention Consultation Party will not be entitled to receive any such notice, information and report and will not have such consultation rights

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Reports or consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan (other than the Cira Square Whole Loan), prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related

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Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or the CIRA Controlling Class, as applicable) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, other than with respect to the Cira Square Whole Loan prior to a CIRA Control Appraisal Period, such special servicer will be required to consult with each Pooled Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by any Pooled Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. Additionally, upon request, the applicable master servicer or special servicer, other than with respect to an Excluded Loan as to the Loan-Specific Risk Retention Consultation Party or the holder of the majority of the CIRA-RR Interest, will also be required to consult on a non-binding basis with the Loan-Specific Risk Retention Consultation Party with respect to such Major Decision related to the Cira Square Whole Loan it is processing; provided, that no CIRA Control Appraisal Period is continuing.

In the event such special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that

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the failure of the Directing Certificateholder or a Risk Retention Consultation Party to respond will not relieve such special servicer from consulting with the Directing Certificateholder or such Risk Retention Consultation Party on any future matters with respect to the related Mortgage Loan, Cira Square Whole Loan, or Serviced Whole Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder, such Pooled Risk Retention Consultation Party or the holder of the majority of the Controlling Class, as applicable). With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing (and, with respect to a Serviced A/B Whole Loan, a Control Appraisal Period is in effect), the applicable special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with the operating advisor in connection with Major Decisions, asset status reports and other material special servicing

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actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur with respect to any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan when the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that a Control Termination Event as described above may only occur with respect to the Cira Square Whole Loan if a CIRA Control Appraisal Period exists.

A “Consultation Termination Event” will occur with respect to any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan when no class of Control Eligible Certificates has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that a Consultation Termination Event as described above may only occur with respect to the Cira Square Whole Loan if a CIRA Control Appraisal Period exists.

The certificate administrator will notify the operating advisor, the master servicers and the special servicers within 10 business days of the existence or cessation of (i) any Control Termination Event or (ii) any Consultation Termination Event.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

With respect to any Serviced A/B Whole Loan (other than the Cira Square Whole Loan), prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with

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respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or the CIRA Controlling Class, as applicable, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the VRR Interest Owners (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the VRR Interest Owners and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or such special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or such master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the applicable master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the applicable special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, any Risk Retention Consultation Party the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including

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the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the VRR Interest Owners.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders or the VRR Interest Owners for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders or the CIRA Controlling Class Certificateholders, as applicable, that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders or the CIRA Controlling Class Certificateholders, as applicable.

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Each Certificateholder and VRR Interest Owner will be deemed to acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, as applicable, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the VRR Interest Owners;

(b)  may act solely in the interests of the holders of the Controlling Class or the CIRA Controlling Class, as applicable;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class or the CIRA Controlling Class, as applicable) or to the VRR Interest Owners;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class or the CIRA Controlling Class, as applicable, over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder or a CIRA Controlling Class Certificateholder, as applicable) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder and VRR Interest Owner will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder, any third party, the VRR Interest or any VRR Interest Owner. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that

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there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to each applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or VRR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the applicable master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, unless both a Control Termination Event and a Control Appraisal Period have occurred and are continuing), the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of any special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a material mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

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The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

The applicable special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), after a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, after the occurrence and during the continuance of both a Control Termination Event and a Control Appraisal Period), the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)                 after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional

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information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)            if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)         if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

With respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the applicable special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders, the VRR Interest Owners and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holders constituted a single lender), and not in the best interest of, or for the benefit of, holders of any particular class of certificates or VRR Interest Owner (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, any Certificateholder, the Directing Certificateholder, any VRR Interest Owner, any Risk Retention Consultation Party, or any of their respective affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 in the prior calendar year and setting forth its

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assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the applicable special servicer’s performance in respect of any Serviced A/B Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

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Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines (i) that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, then the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                  that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the applicable special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)               that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)            that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, a Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)           that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer; and

(v)               that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the

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Directing Certificateholder or a Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within any Asset Status Report or Final Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or

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arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Pooled Voting Rights; provided that with respect to any such failure which is not curable within such 30-day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide

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written notice to all Certificateholders and VRR Interest Owners electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to each applicable special servicer, each applicable master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), each Risk Retention Consultation Party, any Companion Holder, the Certificateholders, the VRR Interest Owners and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Pooled Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

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The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Pooled Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Loan-Specific Certificates, the Control Eligible Certificates and the Class X-F, Class X-G, Class X-J, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and each Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and VRR Interest Owners by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register and VRR Interest Owners’ addresses appearing in the certificate administrator’s registry of ownership. On each Distribution Date after providing such notice to the Certificateholders and VRR Interest Owners, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 125 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to December 31, 2023, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant

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reporting period, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and December 31, 2023, was approximately 58.72%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 4.97%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant reporting period, was approximately 66.67% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 3.55%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 17.9% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to the Cira Square Trust Subordinate Companion Loan at any time.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders and

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VRR Interest Owners (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, each Risk Retention Consultation Party, the Certificateholders and the VRR Interest Owners. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Pooled Voting Rights represented by all certificates that have Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                  a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)               a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

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(iii)            a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)            a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)               a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)            a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)          copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be

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relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or VRR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations

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reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

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Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Morningstar DBRS, Fitch, Kroll Bond Rating Agency, LLC, Moody’s or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, Kroll Bond Rating Agency, LLC, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and VRR Interest Owners), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

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Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                 any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Pooled Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)               any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)            any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

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(iv)            a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)             the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders, all VRR Interest Owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, all VRR Interest Owners and the asset representations

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reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Pooled Certificates entitled to at least 75% of the Pooled Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the holders of the VRR Interest or CIRA-RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest or CIRA-RR Interest, as applicable.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

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(b)  may act solely in the interests of the holders of the VRR Interest or CIRA-RR Interest, as applicable;

(c)  does not have any liability or duties to the holders of any class of certificates other than the VRR Interest or CIRA-RR Interest, as applicable;

(d)  may take actions that favor the interests of the holders of one or more classes of certificates or of the VRR Interest or CIRA-RR Interest over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest or CIRA-RR Interest, as applicable) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan (other than the Cira Square Whole Loan), prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the applicable special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Pooled Principal Balance Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any

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Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Pooled Principal Balance Certificates requesting a vote to replace the applicable special servicer (other than with respect to the Cira Square Whole Loan prior to a CIRA Control Appraisal Period) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer (other than with respect to the Cira Square Whole Loan prior to a CIRA Control Appraisal Period) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer (other than with respect to the Cira Square Whole Loan prior to a CIRA Control Appraisal Period) or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of Pooled Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Pooled Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint

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a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the VRR Interest Owners, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been

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publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in accordance with the Operating Advisor Standard, that (i) the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and VRR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder or a Controlling Holder with respect to a Serviced A/B Whole Loan (unless a related Control Appraisal Period has occurred and is continuing) from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Pooled Principal Balance Certificates evidencing at least a majority of the aggregate Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates on an aggregate basis. In the event the holders of such Pooled Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced

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Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Pooled Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor and the depositor for the securitization of any related Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the applicable special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any

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amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the VRR Interest Owners and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a

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ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)  (a) such master servicer or such special servicer, as applicable, has failed to maintain a rating by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such rating is not reinstated within 60 days of such event or (b) if such master servicer or such special servicer, as applicable, has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates in this securitization or placed one or more Classes of Certificates in this securitization on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with such master servicer or such special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event); or

(h) such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) Certificateholders entitled to (a) 25% or more of the Voting Rights in the case of a master servicer, (b) 25% or more of the Voting Rights in the case of a special servicer with respect to the Cira Whole Loan or (c) 25% or more of the Pooled Voting Rights in the case of a special servicer (other than with respect to the Cira Square Whole Loan), or (ii) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of (i) Certificateholders entitled to (a) a majority of the Voting Rights in the case of a master servicer, (b) a majority of the Voting Rights in the case of a special servicer with respect to the Cira Whole Loan or (c) a majority of the Pooled Voting Rights in the case of a special servicer (other than with respect to the Cira Square Whole Loan), or (ii) for so long as no Control Termination Event has occurred and is continuing and other than in respect of an

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applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (prior to the occurrence of a Consultation Termination Event and subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or

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qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least (a) 66-2/3% of the Voting Rights in the case of the master servicer or in the case of a special servicer with respect to the Cira Square Whole Loan or (b) 66-2/3% of the Pooled Voting Rights in the case of a special servicer (other than with respect to the Cira Square Whole Loan) allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits each applicable master servicer and each applicable special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari

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Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, VRR Interest Owners or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of any master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective

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obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that each applicable master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), each applicable special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor,

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operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each applicable master servicer, each applicable special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and VRR Interest Owners (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the VRR Interest Owners and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. Each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate

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administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account or the Cira Square Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

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Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

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An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan or the Cira Square Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan or the Cira Square Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website)

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indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer has also received responses from

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other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all

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purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the VRR Interest Owners to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

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The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Cira Square A/B Whole Loan” in this prospectus.

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The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK5 2024-5YR7 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between each applicable master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are
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similar to the conditions under which the Directing Certificateholder is permitted to replace each applicable special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to each applicable master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions under the PSA, respectively.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While each applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for
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its pro rata share of any such indemnification amounts (including out of general collections on the BANK5 2024-5YR7 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Jordan Creek Town Center and the Kenwood Towne Centre Mortgage Loans

Each of the Jordan Creek Town Center Mortgage Loan and the Kenwood Towne Centre Mortgage Loan are serviced pursuant to the BANK5 Trust 2024-5YR6 PSA. The servicing

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terms of the BANK5 Trust 2024-5YR6 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to each of the Jordan Creek Town Center Mortgage Loan and the Kenwood Towne Centre Mortgage Loan that is to be calculated at 0.00250% per annum.
●	Upon the Jordan Creek Town Center Whole Loan or the Kenwood Towne Centre Whole Loan becoming a specially serviced loan under the BANK5 Trust 2024-5YR6 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the Jordan Creek Town Center Whole Loan or the Kenwood Towne Centre Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on such corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.
●	The operating advisor under the BANK5 Trust 2024-5YR6 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK5 2024-5YR7 operating advisor is entitled to consult with the BANK5 2024-5YR7 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the BANK5 Trust 2024-5YR6 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the BANK5 Trust 2024-5YR6 securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the BANK5 Trust 2024-5YR6 PSA will at any time be entitled to recommend the termination of the BANK5 Trust 2024-5YR6 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the BANK5 Trust 2024-5YR6 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the BANK5 Trust 2024-5YR6 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the BANK5 Trust 2024-5YR6 certificateholders pursuant to a certificateholder vote.
●	Unlike the PSA, the BANK5 Trust 2024-5YR6 PSA does not provide certain non-binding consultation rights in respect of the Jordan Creek Town Center Mortgage Loan or the Kenwood Towne Centre Mortgage Loan to a representative of the holders of the credit risk retention interests.
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See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Wildwood Center Mortgage Loan

The Wildwood Center Mortgage Loan is serviced pursuant to the BMARK 2024-V6 PSA. The servicing terms of the BMARK 2024-V6 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Wildwood Center Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the Wildwood Center Whole Loan becoming a specially serviced loan under the BMARK 2024-V6 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the Wildwood Center Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.
●	The operating advisor under the BMARK 2024-V6 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK5 2024-5YR7 operating advisor is entitled to consult with the BANK5 2024-5YR7 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the BMARK 2024-V6 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the BMARK 2024-V6 securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the BMARK 2024-V6 PSA will at any time be entitled to recommend the termination of the BMARK 2024-V6 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the BMARK 2024-V6 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the BMARK 2024-V6 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the BMARK 2024-V6 certificateholders pursuant to a certificateholder vote.
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See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Columbus Business Park Mortgage Loan

The Columbus Business Park Mortgage Loan is serviced pursuant to the BMARK 2024-V7 PSA until the securitization of the related controlling pari passu companion loan. The servicing terms of the BMARK 2024-V7 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Columbus Business Park Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the Columbus Business Park Whole Loan becoming a specially serviced loan under the BMARK 2024-V7 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the Columbus Business Park Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.
●	The operating advisor under the BMARK 2024-V7 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK5 2024-5YR7 operating advisor is entitled to consult with the BANK5 2024-5YR7 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the BMARK 2024-V7 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the BMARK 2024-V7 securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the BMARK 2024-V7 PSA will at any time be entitled to recommend the termination of the BMARK 2024-V7 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the BMARK 2024-V7 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the
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special servicer would be in the best interest of the BMARK 2024-V7 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the BMARK 2024-V7 certificateholders pursuant to a certificateholder vote.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Following the securitization of the related controlling pari passu companion Loan, the Columbus Business Park Mortgage Loan will be serviced under the pooling and servicing agreement entered into in connection with such securitization. The terms of such future pooling and servicing agreement are not definitively known or available at this time. See “—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans.”

Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
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●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Similarly, the Columbus Business Park Mortgage Loan is expected to be serviced pursuant to the BMARK 2024-V7 PSA until the securitization of the related controlling pari passu companion loan. From and after such securitization, such Whole Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with such securitization. The terms of and parties to any such future pooling and servicing agreement are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Certain Other Whole Loans Will Shift to Other Servicers.” The statements above with respect to a Servicing Shift Mortgage Loan and the related Non-Serviced PSA following the related Servicing Shift Securitization Date apply equally to the Columbus Business Park Mortgage Loan and the related future pooling and servicing agreement following the securitization of the related controlling pari passu companion loan.

In addition, with respect to the Columbus Business Park Mortgage Loan, if the BMARK 2024-V7 securitization does not close on or before the Closing Date, such Whole Loan will initially be serviced pursuant to the PSA and, from and after the date on which the related Control Note is securitized, pursuant to the related pooling and servicing agreement entered into in connection with such securitization.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating

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Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of any master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer, as applicable, has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

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As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“Morningstar DBRS””) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or VRR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

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Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
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●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or VRR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or VRR Interest, unless the Certificateholder or VRR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the VRR Interest Owners and/or the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the VRR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or any of the VRR Interest Owners, unless the Certificateholders or the VRR Interest Owners have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder and VRR Interest Owner will be deemed under the PSA to have expressly covenanted with every other Certificateholder and VRR Interest Owner and the

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trustee, that no one or more Certificateholders or VRR Interest Owner will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates or VRR Interest Owners, or to obtain or seek to obtain priority over or preference to any other Certificateholder or VRR Interest Owner, or to enforce any right under the PSA, the certificates or the VRR Interest, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders and VRR Interest Owners.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and VRR Interest Owners of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, the Cira Square Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class V and Class R certificates and the CIRA-RR Interest) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans, the Cira Square Trust Subordinate Companion Loan and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest and the CIRA-RR Interest in exchange for the surrender of the VRR Interest and the CIRA-RR Interest, respectively, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Certificates (other than the Class V and Class R certificates and the CIRA-RR Interest) (provided, that (A) the aggregate certificate balance of the Class A-1, Class D and Class E certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C Trust Components is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates and the CIRA-RR Interest) and (C) each applicable master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each VRR Interest Owner, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

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The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans and the Cira Square Trust Subordinate Companion Loan is less than 1.0% of the Initial Pool Balance and the principal balance of the Cira Square Trust Subordinate Companion Loan as of the Cut-off Date. This purchase of all the Mortgage Loans, the Cira Square Trust Subordinate Companion Loan and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates and CIRA-RR Interest) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Cira Square Trust Subordinate Companion Loan), together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders and the VRR Interest Owners, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates, VRR Interest Owners or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the VRR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related

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Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate or the VRR Interest is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, each applicable master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has

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occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of (x) the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class and (y) the VRR Interest Owners (if affected by such amendment) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or VRR Interest Owners, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan that are required to be distributed on a certificate of any class or the VRR Interest (or any portion thereof) without the consent of the holder of such certificate or the related VRR Interest Owner, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any VRR Interest Owner or holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such VRR Interest Owner or holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates or VRR Interest, without the consent of the holders of all certificates of that class then outstanding or all VRR Interest Owners, as applicable, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without

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the consent of 100% of the holders of certificates and the VRR Interest Owners or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, each applicable master servicer, each applicable special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to each applicable master servicer, each applicable special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, any master servicer or special servicer, as the case may be), (ii)(a) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer rating is rated at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if the master servicer maintains a long-term senior unsecured debt or issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment rating of at least “A2(cr)” by Moody’s), “A” by Fitch (or short term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch) and, if rated by Morningstar DBRS, a long-term senior unsecured or issuer credit rating by Morningstar DBRS of at least rating of "A" by Morningstar DBRS (provided that the trustee may maintain a long-term senior unsecured or issuer credit rating

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of "BBB(low)" by Morningstar DBRS if the Servicer maintains a long term rating of "A" by Morningstar DBRS), (b) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “Baa3” by Moody’s and, if rated by Morningstar DBRS, “BBB(low)” by Morningstar DBRS, except that with respect to the Morningstar DBRS rating, in the case of Computershare Trust Company, National Association, it will not become ineligible as long as it maintains a long-term senior unsecured debt rating or an issuer credit rating of “BBB” by any NRSRO, or (c) in the case of each of clause (ii)(a) and (ii)(b), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, each applicable master servicer, each applicable special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, all VRR Interest Owners, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to each applicable master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to each applicable master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance

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of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money

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acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

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The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

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Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

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Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management

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company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of

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ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

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Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured

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claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

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The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be

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forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending

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its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

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Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in

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bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy

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proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial,

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manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to

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accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction,

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thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party

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to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.
Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller, a sponsor and an anticipated initial Risk Retention Consultation Party, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator and the holder of certain of the Companion Loans, to the extent set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, an expected holder of a portion of the VRR Interest and an anticipated initial Risk Retention Consultation Party, is

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also a master servicer under this securitization, and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (or is expected to be) the master servicer under the BANK5 Trust 2024-5YR6 PSA, pursuant to which the Jordan Creek Town Center and Kenwood Towne Centre Whole Loans are serviced.

Bank of America, a mortgage loan seller, a sponsor, an originator, the retaining sponsor for the Loan-Specific Certificates, an expected holder of a portion of the VRR Interest and the CIRA-RR Interest, the holder of certain of the Companion Loans and an anticipated initial Risk Retention Consultation Party, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, is an affiliate of BofA Securities, Inc., one of the underwriters and the expected initial holder of the Class R certificates. In addition, Bank of America, N.A. is the largest tenant at the 2801 & 2815 Townsgate Mortgaged Property.

JPMCB, a mortgage loan seller, an originator, a sponsor, the retaining sponsor for the Pooled Certificates, an expected holder of a portion of the VRR Interest and an anticipated initial Risk Retention Consultation Party, is an affiliate of J.P. Morgan Securities LLC, one of the underwriters, and the holder of certain of the Companion Loans, to the extent set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Midland is also (i) the master servicer of the BMARK 2024-V6 PSA pursuant to which the Wildwood Center Mortgage Loan is serviced, (ii) the primary servicer of the Jordan Creek Town Center Mortgage Loan which is serviced under the BANK5 2024-5YR6 PSA, and (iii) expected to be the master servicer of the BMARK 2024-V7 pursuant to which the Columbus Business Park Mortgage Loan is expected to be initially serviced until the related servicing shift date.

Pursuant to certain interim servicing agreements between each of JPMCB and MSMCH and certain of their respective affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the JPMCB Mortgage Loans.

Computershare Trust Company, National Association is the interim custodian of the loan files for certain of the mortgage loans that MSMCH will transfer to the depositor.

Computershare Trust Company, National Association is the interim custodian of the loan files for all of the mortgage loans that BANA (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Computershare Trust Company, National Association, the certificate administrator and trustee, is also (a) the certificate administrator and trustee under (i) the BANK5 Trust 2024-5YR6 PSA, pursuant to which the Jordan Creek Town Center Whole Loan and Kenwood Towne Centre Whole Loan are serviced, and (ii) the BMARK 2024-V6 PSA, pursuant to which the Wildwood Center Whole Loan is serviced, and (b) expected to be the certificate administrator and trustee of the BMARK 2024-V7 PSA, pursuant to which the Columbus Business Park Whole Loan will be serviced.

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KeyBank National Association is expected to act as a special servicer, and it or its affiliate with its due diligence of the mortgage loans prior to the closing date.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under (i) the BANK5 Trust 2024-5YR6 PSA, pursuant to which the Jordan Creek Town Center Whole Loan and Kenwood Towne Centre Whole Loan are serviced and (ii) the BMARK 2024-V7 PSA, pursuant to which the Columbus Business Park Whole Loan will be serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the VRR Interest not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in

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reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Pooled Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Pooled Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Pooled Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

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Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Pooled Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Pooled Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Realized Loss and a VRR Interest Realized Loss occur when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among the Pooled Certificates (other than the Class V certificates), on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. A Loan-Specific Certificate Realized Loss occurs when the principal balance of the Cira Square Trust Subordinate Companion Loan is reduced without a ratable distribution (based on the allocation of amounts among the Non-Retained Loan-Specific Certificates, on the one hand, and the CIRA-RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the Loan-Specific Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, acceptance of a discounted payoff, the liquidation of the related

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Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Pooled Certificates or Trust Components indicated in the table below as a result of the application of Pooled Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2 and Class A-3 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-2-X1	Class A-2-1 Certificates
Class A-2-X2	Class A-2-2 Certificates
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Certificateholders and VRR Interest Owners are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

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With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Pooled Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2 and Class A-3 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-2-X1	Class A-2-1 Certificates
Class A-2-X2	Class A-2-2 Certificates
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
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Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, solely with respect to the Cira Square Mortgage Loan, the Cira Square Whole Loan, or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

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The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-2, Class A-3, Class A-S, Class B and Class C certificates apply equally to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan is as described in this prospectus; provided, that for purposes of the information presented with respect to the Pooled Certificates, it is assumed that no subordinate companion loan exists;
●	the initial aggregate certificate balance, notional amount or VRR Interest Balance, as the case may be, of each interest-bearing class of certificates or the VRR Interest is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan;
●	each of the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;
●	no involuntary prepayments are received as to any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
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●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan or the Cira Square Trust Subordinate Companion Loan during that Mortgage Loan’s or the Cira Square Trust Subordinate Companion Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan or the Cira Square Trust Subordinate Companion Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans or the Cira Square Trust Subordinate Companion Loan on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan or the Cira Square Trust Subordinate Companion Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in July 2024; and
●	the Offered Certificates are settled with investors on June 13, 2024.

To the extent that the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan will actually prepay at any constant rate until maturity or that all the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan may be expected to prepay,

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based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2025	81%	81%	81%	81%	81%
June 2026	61%	61%	61%	61%	61%
June 2027	39%	39%	39%	39%	39%
June 2028	16%	16%	16%	16%	16%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.51	2.48	2.48	2.48	2.48

Percent of the Initial Certificate Balance
of the Class A-2 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.67	4.57	4.48	4.44	4.34

Percent of the Initial Certificate Balance
of the Class A-3 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.92	4.89	4.84	4.77	4.51

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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.01	5.01	5.01	4.96	4.59

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.01	5.01	5.01	5.01	4.67

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.01	5.01	5.01	5.01	4.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2024 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest

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rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.99961%	7.6408%	7.6568%	7.6568%	7.6568%	7.6568%
96.99961%	7.1676%	7.1793%	7.1793%	7.1793%	7.1793%
97.99961%	6.7020%	6.7095%	6.7095%	6.7095%	6.7095%
98.99961%	6.2438%	6.2471%	6.2471%	6.2471%	6.2471%
99.99961%	5.7928%	5.7918%	5.7918%	5.7918%	5.7918%
100.99961%	5.3487%	5.3436%	5.3436%	5.3436%	5.3436%
101.99961%	4.9115%	4.9022%	4.9022%	4.9022%	4.9022%
102.99961%	4.4808%	4.4674%	4.4674%	4.4674%	4.4674%
103.99961%	4.0566%	4.0391%	4.0391%	4.0391%	4.0391%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.99971%	6.5661%	6.5805%	6.5922%	6.5982%	6.6139%
97.99971%	6.3082%	6.3174%	6.3248%	6.3287%	6.3387%
98.99971%	6.0536%	6.0576%	6.0608%	6.0624%	6.0668%
99.99971%	5.8020%	5.8008%	5.7999%	5.7994%	5.7982%
100.99971%	5.5534%	5.5472%	5.5422%	5.5396%	5.5328%
101.99971%	5.3078%	5.2965%	5.2875%	5.2828%	5.2706%

604

102.99971%	5.0650%	5.0488%	5.0358%	5.0290%	5.0115%
103.99971%	4.8251%	4.8040%	4.7870%	4.7782%	4.7553%
104.99971%	4.5880%	4.5620%	4.5411%	4.5303%	4.5022%

Pre-Tax Yield to Maturity for the Class A-2-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.96273%	6.5780%	6.6035%	6.6240%	6.6347%	6.6623%
95.96273%	6.3170%	6.3371%	6.3533%	6.3617%	6.3835%
96.96273%	6.0593%	6.0741%	6.0860%	6.0921%	6.1081%
97.96273%	5.8048%	5.8143%	5.8219%	5.8259%	5.8362%
98.96273%	5.5534%	5.5577%	5.5611%	5.5629%	5.5676%
99.96273%	5.3050%	5.3041%	5.3034%	5.3031%	5.3022%
100.96273%	5.0596%	5.0536%	5.0488%	5.0464%	5.0399%
101.96273%	4.8170%	4.8061%	4.7972%	4.7927%	4.7808%
102.96273%	4.5773%	4.5614%	4.5486%	4.5419%	4.5247%

Pre-Tax Yield to Maturity for the Class A-2-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
92.92575%	6.5902%	6.6269%	6.6566%	6.6719%	6.7118%
93.92575%	6.3261%	6.3573%	6.3824%	6.3955%	6.4294%
94.92575%	6.0653%	6.0910%	6.1118%	6.1225%	6.1505%
95.92575%	5.8077%	5.8281%	5.8445%	5.8530%	5.8751%
96.92575%	5.5534%	5.5684%	5.5805%	5.5868%	5.6031%
97.92575%	5.3022%	5.3119%	5.3198%	5.3239%	5.3345%
98.92575%	5.0540%	5.0585%	5.0622%	5.0641%	5.0690%
99.92575%	4.8087%	4.8081%	4.8077%	4.8074%	4.8068%
100.92575%	4.5664%	4.5607%	4.5562%	4.5538%	4.5477%

Pre-Tax Yield to Maturity for the Class A-2-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.83698%	10.3088%	9.4221%	8.7007%	8.3232%	7.3358%
1.88698%	9.0460%	8.1471%	7.4155%	7.0329%	6.0325%
1.93698%	7.8348%	6.9242%	6.1828%	5.7952%	4.7823%
1.98698%	6.6717%	5.7497%	4.9988%	4.6065%	3.5816%
2.03698%	5.5535%	4.6205%	3.8604%	3.4634%	2.4269%
2.08698%	4.4770%	3.5334%	2.7645%	2.3630%	1.3152%
2.13698%	3.4398%	2.4859%	1.7084%	1.3026%	0.2439%
2.18698%	2.4393%	1.4755%	0.6896%	0.2796%	-0.7897%
2.23698%	1.4733%	0.4998%	-0.2941%	-0.7082%	-1.7877%

605

Pre-Tax Yield to Maturity for the Class A-2-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.87396%	7.8348%	6.9242%	6.1828%	5.7952%	4.7823%
3.92396%	7.2475%	6.3311%	5.5849%	5.1949%	4.1760%
3.97396%	6.6717%	5.7497%	4.9988%	4.6065%	3.5816%
4.02396%	6.1072%	5.1797%	4.4241%	4.0294%	2.9987%
4.07396%	5.5535%	4.6205%	3.8604%	3.4634%	2.4269%
4.12396%	5.0102%	4.0719%	3.3073%	2.9081%	1.8658%
4.17396%	4.4770%	3.5334%	2.7645%	2.3630%	1.3152%
4.22396%	3.9537%	3.0049%	2.2316%	1.8280%	0.7747%
4.27396%	3.4398%	2.4859%	1.7084%	1.3026%	0.2439%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.99712%	6.5161%	6.5201%	6.5258%	6.5342%	6.5700%
97.99712%	6.2697%	6.2722%	6.2759%	6.2812%	6.3040%
98.99712%	6.0263%	6.0274%	6.0290%	6.0313%	6.0412%
99.99712%	5.7858%	5.7855%	5.7850%	5.7844%	5.7816%
100.99712%	5.5482%	5.5465%	5.5440%	5.5405%	5.5251%
101.99712%	5.3134%	5.3103%	5.3059%	5.2995%	5.2716%
102.99712%	5.0814%	5.0769%	5.0706%	5.0613%	5.0212%
103.99712%	4.8521%	4.8462%	4.8380%	4.8258%	4.7736%
104.99712%	4.6254%	4.6182%	4.6080%	4.5931%	4.5289%

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.86510%	6.5281%	6.5353%	6.5455%	6.5605%	6.6250%
95.86510%	6.2785%	6.2843%	6.2924%	6.3042%	6.3553%
96.86510%	6.0321%	6.0363%	6.0423%	6.0511%	6.0889%
97.86510%	5.7887%	5.7914%	5.7954%	5.8011%	5.8259%
98.86510%	5.5482%	5.5495%	5.5514%	5.5542%	5.5660%
99.86510%	5.3107%	5.3106%	5.3104%	5.3102%	5.3093%
100.86510%	5.0759%	5.0744%	5.0723%	5.0692%	5.0557%
101.86510%	4.8440%	4.8411%	4.8369%	4.8309%	4.8050%
102.86510%	4.6147%	4.6104%	4.6044%	4.5955%	4.5573%

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
92.73308%	6.5403%	6.5509%	6.5657%	6.5875%	6.6813%
93.73308%	6.2876%	6.2966%	6.3093%	6.3278%	6.4078%
94.73308%	6.0380%	6.0455%	6.0560%	6.0714%	6.1379%
95.73308%	5.7916%	5.7976%	5.8060%	5.8183%	5.8713%
96.73308%	5.5482%	5.5527%	5.5590%	5.5682%	5.6080%

606

97.73308%	5.3078%	5.3108%	5.3150%	5.3212%	5.3479%
98.73308%	5.0703%	5.0719%	5.0740%	5.0772%	5.0910%
99.73308%	4.8356%	4.8358%	4.8359%	4.8362%	4.8372%
100.73308%	4.6038%	4.6025%	4.6006%	4.5979%	4.5864%

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.93202%	9.8603%	9.6141%	9.2663%	8.7546%	6.5074%
1.98202%	8.7187%	8.4693%	8.1168%	7.5983%	5.3213%
2.03202%	7.6214%	7.3689%	7.0119%	6.4869%	4.1809%
2.08202%	6.5655%	6.3099%	5.9486%	5.4172%	3.0833%
2.13202%	5.5482%	5.2897%	4.9242%	4.3866%	2.0256%
2.18202%	4.5672%	4.3058%	3.9362%	3.3927%	1.0054%
2.23202%	3.6202%	3.3560%	2.9825%	2.4333%	0.0205%
2.28202%	2.7052%	2.4383%	2.0610%	1.5062%	-0.9314%
2.33202%	1.8204%	1.5508%	1.1698%	0.6095%	-1.8521%

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
4.06404%	7.6214%	7.3689%	7.0119%	6.4869%	4.1809%
4.11404%	7.0885%	6.8344%	6.4752%	5.9470%	3.6269%
4.16404%	6.5655%	6.3099%	5.9486%	5.4172%	3.0833%
4.21404%	6.0522%	5.7951%	5.4317%	4.8972%	2.5496%
4.26404%	5.5482%	5.2897%	4.9242%	4.3866%	2.0256%
4.31404%	5.0533%	4.7933%	4.4258%	3.8853%	1.5110%
4.36404%	4.5672%	4.3058%	3.9362%	3.3927%	1.0054%
4.41404%	4.0896%	3.8267%	3.4552%	2.9088%	0.5087%
4.46404%	3.6202%	3.3560%	2.9825%	2.4333%	0.0205%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
5.27226%	12.0376%	11.7666%	11.4171%	10.9463%	8.9103%
5.37226%	11.1696%	10.8960%	10.5429%	10.0673%	8.0105%
5.47226%	10.3269%	10.0507%	9.6941%	9.2138%	7.1366%
5.57226%	9.5082%	9.2294%	8.8694%	8.3846%	6.2875%
5.67226%	8.7123%	8.4309%	8.0677%	7.5784%	5.4619%
5.77226%	7.9380%	7.6543%	7.2878%	6.7941%	4.6587%
5.87226%	7.1845%	6.8984%	6.5288%	6.0308%	3.8768%
5.97226%	6.4507%	6.1623%	5.7896%	5.2874%	3.1153%
6.07226%	5.7358%	5.4450%	5.0694%	4.5631%	2.3733%

607

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.64110%	13.4458%	13.4644%	13.4914%	13.2709%	10.5410%
1.69110%	12.0639%	12.0827%	12.1101%	11.8857%	9.1097%
1.74110%	10.7454%	10.7644%	10.7922%	10.5639%	7.7437%
1.79110%	9.4853%	9.5047%	9.5328%	9.3008%	6.4379%
1.84110%	8.2794%	8.2989%	8.3274%	8.0918%	5.1878%
1.89110%	7.1236%	7.1433%	7.1721%	6.9331%	3.9894%
1.94110%	6.0143%	6.0343%	6.0634%	5.8210%	2.8390%
1.99110%	4.9484%	4.9686%	4.9980%	4.7524%	1.7332%
2.04110%	3.9229%	3.9433%	3.9730%	3.7242%	0.6693%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.99583%	6.7593%	6.7593%	6.7593%	6.7607%	6.7733%
99.99583%	6.5177%	6.5177%	6.5177%	6.5172%	6.5131%
100.99583%	6.2789%	6.2789%	6.2789%	6.2767%	6.2561%
101.99583%	6.0431%	6.0431%	6.0431%	6.0391%	6.0022%
102.99583%	5.8100%	5.8100%	5.8100%	5.8043%	5.7512%
103.99583%	5.5796%	5.5796%	5.5796%	5.5722%	5.5033%
104.99583%	5.3519%	5.3519%	5.3519%	5.3428%	5.2582%
105.99583%	5.1269%	5.1269%	5.1269%	5.1161%	5.0159%
106.99583%	4.9044%	4.9044%	4.9044%	4.8919%	4.7764%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.84446%	6.7711%	6.7711%	6.7711%	6.7764%	6.8259%
97.84446%	6.5264%	6.5264%	6.5264%	6.5299%	6.5622%
98.84446%	6.2847%	6.2847%	6.2847%	6.2863%	6.3017%
99.84446%	6.0459%	6.0459%	6.0459%	6.0457%	6.0445%
100.84446%	5.8100%	5.8100%	5.8100%	5.8081%	5.7903%
101.84446%	5.5769%	5.5769%	5.5769%	5.5732%	5.5391%
102.84446%	5.3465%	5.3465%	5.3465%	5.3411%	5.2909%
103.84446%	5.1189%	5.1189%	5.1189%	5.1117%	5.0456%
104.84446%	4.8938%	4.8938%	4.8938%	4.8850%	4.8031%

608

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.69310%	6.7831%	6.7831%	6.7831%	6.7926%	6.8799%
95.69310%	6.5353%	6.5353%	6.5353%	6.5428%	6.6125%
96.69310%	6.2905%	6.2905%	6.2905%	6.2962%	6.3485%
97.69310%	6.0488%	6.0488%	6.0488%	6.0526%	6.0878%
98.69310%	5.8100%	5.8100%	5.8100%	5.8119%	5.8302%
99.69310%	5.5741%	5.5741%	5.5741%	5.5742%	5.5758%
100.69310%	5.3410%	5.3410%	5.3410%	5.3394%	5.3244%
101.69310%	5.1107%	5.1107%	5.1107%	5.1073%	5.0760%
102.69310%	4.8830%	4.8830%	4.8830%	4.8779%	4.8305%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.95137%	10.0265%	10.0265%	10.0265%	9.7196%	6.8059%
2.00137%	8.9109%	8.9109%	8.9109%	8.5997%	5.6473%
2.05137%	7.8380%	7.8380%	7.8380%	7.5227%	4.5328%
2.10137%	6.8052%	6.8052%	6.8052%	6.4860%	3.4597%
2.15137%	5.8099%	5.8099%	5.8099%	5.4868%	2.4252%
2.20137%	4.8497%	4.8497%	4.8497%	4.5228%	1.4271%
2.25137%	3.9225%	3.9225%	3.9225%	3.5920%	0.4631%
2.30137%	3.0263%	3.0263%	3.0263%	2.6923%	-0.4687%
2.35137%	2.1594%	2.1594%	2.1594%	1.8219%	-1.3703%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
4.10273%	7.8381%	7.8381%	7.8381%	7.5228%	4.5329%
4.15273%	7.3169%	7.3169%	7.3169%	6.9996%	3.9913%
4.20273%	6.8053%	6.8053%	6.8053%	6.4861%	3.4598%
4.25273%	6.3031%	6.3031%	6.3031%	5.9819%	2.9379%
4.30273%	5.8100%	5.8100%	5.8100%	5.4869%	2.4253%
4.35273%	5.3256%	5.3256%	5.3256%	5.0006%	1.9219%
4.40273%	4.8498%	4.8498%	4.8498%	4.5229%	1.4272%
4.45273%	4.3822%	4.3822%	4.3822%	4.0535%	0.9411%
4.50273%	3.9226%	3.9226%	3.9226%	3.5921%	0.4632%

609

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.00000%	7.2211%	7.2211%	7.2211%	7.2211%	7.2318%
100.00000%	6.9764%	6.9764%	6.9764%	6.9764%	6.9725%
101.00000%	6.7347%	6.7347%	6.7347%	6.7347%	6.7163%
102.00000%	6.4959%	6.4959%	6.4959%	6.4959%	6.4633%
103.00000%	6.2600%	6.2600%	6.2600%	6.2600%	6.2132%
104.00000%	6.0268%	6.0268%	6.0268%	6.0268%	5.9661%
105.00000%	5.7964%	5.7964%	5.7964%	5.7964%	5.7219%
106.00000%	5.5686%	5.5686%	5.5686%	5.5686%	5.4806%
107.00000%	5.3434%	5.3434%	5.3434%	5.3434%	5.2419%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.87146%	7.2330%	7.2330%	7.2330%	7.2330%	7.2756%
97.87146%	6.9852%	6.9852%	6.9852%	6.9852%	7.0129%
98.87146%	6.7405%	6.7405%	6.7405%	6.7405%	6.7533%
99.87146%	6.4988%	6.4988%	6.4988%	6.4988%	6.4970%
100.87146%	6.2600%	6.2600%	6.2600%	6.2600%	6.2437%
101.87146%	6.0240%	6.0240%	6.0240%	6.0240%	5.9935%
102.87146%	5.7909%	5.7909%	5.7909%	5.7909%	5.7463%
103.87146%	5.5605%	5.5605%	5.5605%	5.5605%	5.5020%
104.87146%	5.3328%	5.3328%	5.3328%	5.3328%	5.2605%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.74293%	7.2451%	7.2451%	7.2451%	7.2451%	7.3205%
95.74293%	6.9942%	6.9942%	6.9942%	6.9942%	7.0542%
96.74293%	6.7464%	6.7464%	6.7464%	6.7464%	6.7912%
97.74293%	6.5017%	6.5017%	6.5017%	6.5017%	6.5315%
98.74293%	6.2600%	6.2600%	6.2600%	6.2600%	6.2750%
99.74293%	6.0212%	6.0212%	6.0212%	6.0212%	6.0216%
100.74293%	5.7853%	5.7853%	5.7853%	5.7853%	5.7713%
101.74293%	5.5523%	5.5523%	5.5523%	5.5523%	5.5239%
102.74293%	5.3219%	5.3219%	5.3219%	5.3219%	5.2795%

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Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.92854%	10.5510%	10.5510%	10.5510%	10.5510%	8.0358%
1.97854%	9.4148%	9.4148%	9.4148%	9.4148%	6.8648%
2.02854%	8.3228%	8.3228%	8.3228%	8.3228%	5.7392%
2.07854%	7.2720%	7.2720%	7.2720%	7.2720%	4.6559%
2.12854%	6.2599%	6.2599%	6.2599%	6.2599%	3.6123%
2.17854%	5.2839%	5.2839%	5.2839%	5.2839%	2.6057%
2.22854%	4.3419%	4.3419%	4.3419%	4.3419%	1.6340%
2.27854%	3.4318%	3.4318%	3.4318%	3.4318%	0.6951%
2.32854%	2.5517%	2.5517%	2.5517%	2.5517%	-0.2129%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
4.05707%	8.3229%	8.3229%	8.3229%	8.3229%	5.7393%
4.10707%	7.7925%	7.7925%	7.7925%	7.7925%	5.1926%
4.15707%	7.2721%	7.2721%	7.2721%	7.2721%	4.6560%
4.20707%	6.7614%	6.7614%	6.7614%	6.7614%	4.1294%
4.25707%	6.2600%	6.2600%	6.2600%	6.2600%	3.6124%
4.30707%	5.7676%	5.7676%	5.7676%	5.7676%	3.1046%
4.35707%	5.2840%	5.2840%	5.2840%	5.2840%	2.6058%
4.40707%	4.8089%	4.8089%	4.8089%	4.8089%	2.1157%
4.45707%	4.3420%	4.3420%	4.3420%	4.3420%	1.6341%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.80239%	7.7924%	7.7927%	7.7931%	7.7938%	7.8213%
98.80239%	7.5422%	7.5425%	7.5429%	7.5436%	7.5562%
99.80239%	7.2951%	7.2954%	7.2958%	7.2965%	7.2945%
100.80239%	7.0511%	7.0513%	7.0517%	7.0524%	7.0359%
101.80239%	6.8100%	6.8102%	6.8106%	6.8113%	6.7805%
102.80239%	6.5718%	6.5720%	6.5724%	6.5731%	6.5282%
103.80239%	6.3364%	6.3366%	6.3370%	6.3377%	6.2788%
104.80239%	6.1038%	6.1040%	6.1044%	6.1051%	6.0324%
105.80239%	5.8739%	5.8741%	5.8745%	5.8752%	5.7888%

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Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.70125%	7.8046%	7.8048%	7.8052%	7.8059%	7.8654%
96.70125%	7.5512%	7.5515%	7.5519%	7.5526%	7.5968%
97.70125%	7.3010%	7.3013%	7.3017%	7.3024%	7.3316%
98.70125%	7.0540%	7.0543%	7.0546%	7.0554%	7.0697%
99.70125%	6.8100%	6.8102%	6.8106%	6.8113%	6.8111%
100.70125%	6.5689%	6.5692%	6.5696%	6.5703%	6.5555%
101.70125%	6.3308%	6.3311%	6.3315%	6.3322%	6.3031%
102.70125%	6.0955%	6.0958%	6.0962%	6.0969%	6.0537%
103.70125%	5.8630%	5.8633%	5.8637%	5.8644%	5.8072%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
93.60012%	7.8170%	7.8173%	7.8177%	7.8184%	7.9107%
94.60012%	7.5604%	7.5607%	7.5611%	7.5618%	7.6385%
95.60012%	7.3071%	7.3073%	7.3077%	7.3085%	7.3697%
96.60012%	7.0570%	7.0572%	7.0576%	7.0584%	7.1044%
97.60012%	6.8100%	6.8102%	6.8106%	6.8114%	6.8424%
98.60012%	6.5660%	6.5663%	6.5667%	6.5674%	6.5836%
99.60012%	6.3251%	6.3254%	6.3258%	6.3265%	6.3279%
100.60012%	6.0871%	6.0873%	6.0877%	6.0885%	6.0754%
101.60012%	5.8519%	5.8522%	5.8526%	5.8533%	5.8259%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.90114%	11.1936%	11.1936%	11.1936%	11.1936%	8.6979%
1.95114%	10.0317%	10.0317%	10.0317%	10.0317%	7.5007%
2.00114%	8.9159%	8.9159%	8.9159%	8.9159%	6.3506%
2.05114%	7.8429%	7.8429%	7.8429%	7.8429%	5.2445%
2.10114%	6.8099%	6.8099%	6.8099%	6.8099%	4.1794%
2.15114%	5.8144%	5.8144%	5.8144%	5.8144%	3.1528%
2.20114%	4.8540%	4.8540%	4.8540%	4.8540%	2.1623%
2.25114%	3.9267%	3.9267%	3.9267%	3.9267%	1.2057%
2.30114%	3.0304%	3.0304%	3.0304%	3.0304%	0.2810%

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Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
4.00227%	8.9160%	8.9160%	8.9160%	8.9160%	6.3507%
4.05227%	8.3743%	8.3743%	8.3743%	8.3743%	5.7924%
4.10227%	7.8430%	7.8430%	7.8430%	7.8430%	5.2446%
4.15227%	7.3216%	7.3216%	7.3216%	7.3216%	4.7071%
4.20227%	6.8100%	6.8100%	6.8100%	6.8100%	4.1795%
4.25227%	6.3077%	6.3077%	6.3077%	6.3077%	3.6616%
4.30227%	5.8145%	5.8145%	5.8145%	5.8145%	3.1529%
4.35227%	5.3300%	5.3300%	5.3300%	5.3300%	2.6533%
4.40227%	4.8541%	4.8541%	4.8541%	4.8541%	2.1624%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and the VRR Interest. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, to the extent not otherwise discussed below, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the offered certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Cira Square Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Cira Square Trust Subordinate Companion Loan REMIC will hold the Cira Square Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Cira Square Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Cira Square Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Cira Square Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G and Class J certificates, the Class A-2, Class A-2-X1, Class A-2-X2, the Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (such Trust Components, the “Exchangeable Trust Components”, the regular interest portion of the VRR Interest (the entitlement of the VRR Interest to Excess Interest will be held through the Grantor Trust) and the Class CIRA-1, Class CIRA-2 and Class CIRA-3 Certificates and the CIRA-RR Interest and the regular interests underlying the certificates, the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor

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Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin llp, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Cira Square Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the Cira Square Trust Subordinate Companion Loan REMIC, (d) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin llp, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest, the Excess Interest Distribution Account and the Exchangeable Trust Components will be classified as a trust under section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The holders of the Class V certificates and the VRR Interest will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under section 671 of the Code. The Upper-Tier REMIC will issue the Exchangeable Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under section 671 of the Code of one or more of the Exchangeable Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of

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such Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, as applicable, either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan or the Cira Square Trust Subordinate Companion Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Cira Square Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or the Cira Square Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or

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consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Cira Square Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the Cira Square Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Exchangeable Trust Component, each Exchangeable Trust Component represented by a Certificate will be treated as a separately taxable interest: the basis of each such Exchangeable Trust Component and the income, deduction, loss and gain of each such Exchangeable Trust Component should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Exchangeable Trust Components. The Certificateholder can do so by allocating the cost of the Certificate among the Exchangeable Trust Component(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Exchangeable Trust Component. The Certificateholder can do so by allocating the amount realized for the Certificate among the Exchangeable Trust Components based on their relative fair market values at the time of disposition.

Because each of the one or more Exchangeable Trust Components will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Exchangeable Trust Components in exchange for two or more Certificates representing the same group of components in different combinations.

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Regardless of the value of the Certificates received, immediately after the exchange, each of the Exchangeable Trust Components represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Exchangeable Trust Components in exchange for one or more Certificates representing the same group of Exchangeable Trust Components in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Exchangeable Trust Components underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Exchangeable Trust Component generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . .. . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 4 of the Mortgaged Properties (4.6%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans or the Cira Square Trust Subordinate Companion Loan that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular

618

Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified

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stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that none of the REMIC regular interest components underlying the Offered Certificates (other than the Exchangeable Certificates) will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that none of the REMIC regular interest components underlying the Offered Certificates (other than the Exchangeable Certificates) will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the

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date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due

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on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

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Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than bonds paying interest exempt from tax) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1 Certificates will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

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Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Cira Square Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans and the Cira Square Trust Subordinate Companion Loan will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders

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of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate or any portion of the VRR Interest, the related Certificateholder or VRR Interest Owner must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income

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that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has

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provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to payments, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 unless the Non-U.S. Person either (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from

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distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC or the Cira Square Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Cira Square Trust Subordinate Companion Loan REMIC’s acquisition of an REO Property, as applicable with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

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In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Cira Square Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the Cira Square Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Cira Square Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Cira Square Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the certificates (other than the Class R certificates) will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial owners that own such certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Certificateholders of such certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift

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institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Certificateholders (other than Class R Certificateholders) and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V Certificates and the VRR Interest or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

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It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates and nonresident VRR Interest Owners solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require such nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates or VRR Interest Owners will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-2-1	Class A-2-2
Morgan Stanley & Co. LLC	$248,422	$14,771,082	$0	$0
Wells Fargo Securities, LLC	279,117	16,596,123	0	0
BofA Securities, Inc.	263,856	15,688,738	0	0
J.P. Morgan Securities LLC.	133,605	7,944,057	0	0
Academy Securities, Inc.	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$925,000	$55,000,000	$0	$0
Underwriter	Class A-2-X1	Class A-2-X2	Class A-3	Class A-3-1
Morgan Stanley & Co. LLC	$0	$0	$189,687,829	$0
Wells Fargo Securities, LLC	0	0	213,124,693	0
BofA Securities, Inc.	0	0	201,472,204	0
J.P. Morgan Securities LLC.	0	0	102,016,274	0
Academy Securities, Inc.	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$0	$0	$706,301,000	$0
Underwriter	Class A-3-2	Class A-3-X1	Class A-3-X2	Class X-A
Morgan Stanley & Co. LLC	$0	$0	$0	$204,707,335
Wells Fargo Securities, LLC	0	0	0	229,999,932
BofA Securities, Inc.	0	0	0	217,424,798
J.P. Morgan Securities LLC.	0	0	0	110,093,935
Academy Securities, Inc.	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$0	$0	$0	$762,226,000
Underwriter	Class X-B	Class A-S	Class A-S-1	Class A-S-2
Morgan Stanley & Co. LLC	$55,198,194	$29,609,576	$0	$0
Wells Fargo Securities, LLC	62,018,202	33,267,984	0	0
BofA Securities, Inc.	58,627,387	31,449,073	0	0
J.P. Morgan Securities LLC.	29,686,217	15,924,367	0	0
Academy Securities, Inc.	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$205,530,000	$110,251,000	$0	$0
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Underwriter	Class A-S-X1	Class A-S-X2	Class B	Class B-1
Morgan Stanley & Co. LLC	$0	$0	$14,256,513	$0
Wells Fargo Securities, LLC	0	0	16,017,974	0
BofA Securities, Inc.	0	0	15,142,199	0
J.P. Morgan Securities LLC.	0	0	7,667,314	0
Academy Securities, Inc.	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$0	$0	$53,084,000	$0
Underwriter	Class B-2	Class B-X1	Class B-X2	Class C
Morgan Stanley & Co. LLC	$0	$0	$0	$11,332,106
Wells Fargo Securities, LLC	0	0	0	12,732,244
BofA Securities, Inc.	0	0	0	12,036,114
J.P. Morgan Securities LLC.	0	0	0	6,094,536
Academy Securities, Inc.	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$0	$0	$0	$42,195,000
Underwriter	Class C-1	Class C-2	Class C-X1	Class C-X2
Morgan Stanley & Co. LLC	$	$0	$0	$0
Wells Fargo Securities, LLC	0	0	0	0
BofA Securities, Inc.	0	0	0	0
J.P. Morgan Securities LLC.	0	0	0	0
Academy Securities, Inc.	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$0	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 106.2% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2024, before deducting expenses payable by the depositor (estimated at approximately $5,844,566 excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If

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you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., which is the depositor, MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator and the holder of a portion of the VRR Interest. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and the holder of a portion of the VRR Interest and is also the Master Servicer. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and the holder of a portion of the VRR Interest. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Bank, National Association, which is a sponsor, an originator, a mortgage loan seller and the holder of a portion of the VRR Interest. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of BofA Securities, Inc., which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, and affiliates of J.P. Morgan Securities LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Morgan Stanley & Co. LLC, of the purchase price for the Offered Certificates and the following payments:

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(1)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH;
(2)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;
(3)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America; and
(4)	the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB.

As a result of the circumstances described above, each of Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, National Association, member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the NYSE.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates

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to any EU Retail Investors (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor (as defined above) in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, or by telephone at (212) 761-4000.

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Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-259741) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

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Prospective investors should note that the Teachers Retirement System of the State of Illinois (“Illinois Teachers Retirement System”), a governmental plan, owns a 50% equity interest in the borrower under the Kenwood Towne Centre Mortgage Loan (2.6%). Persons who have an ongoing relationship with the Illinois Teachers Retirement System should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan,

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and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption (“PTE”) 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to the predecessor of Wells Fargo Securities, LLC, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), each as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC and provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each applicable master servicer, each applicable special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second

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general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

639

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the Plan Fiduciary has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before

640

December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

Based on interpretive guidance provided by the SEC (as further described below), the Class A-1 certificates, the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class X-B certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the Rating Agencies or another NRSRO, and the other classes of Offered Certificates will not constitute “mortgage related securities.” While Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as regards the status of certain classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under

641

applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final

642

Distribution Date will be the Distribution Date in June 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The

643

ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

644

Index of Defined Terms

@%(#)	194
17g-5 Information Provider	414
1986 Act	619
1996 Act	594
30/360 Basis	461
401(c) Regulations	643
5YR6 Midland Primary Servicing Agreement	349
AB Modified Loan	475
Accelerated Mezzanine Loan Lender	406
Acceptable Insurance Default	481
Acquired Parcel	246
Acting General Counsel’s Letter	173
Actual/360 Basis	239
Actual/360 Loans	446
ADA	597
Additional Exclusions	480
Administrative Fee Rate	377
ADR	185
Advances	440
Affirmative Asset Review Vote	532
Aggregate Principal Distribution Amount	382
Allocated Appraisal Reduction Amount	472
Allocated Collateral Deficiency Amount	476
Allocated Cumulative Appraisal Reduction Amount	472
Anchor Parcel	246
Annual Debt Service	186
Anticipated Repayment Date	239
Appraisal Institute	281
Appraisal Reduction Amount	470
Appraisal Reduction Event	470
Appraised Value	186
Appraised-Out Class	477
Approved Exchange	23
ARD Loan	239
Assessment of Compliance	570
Asset Representations Reviewer Asset Review Fee	469
Asset Representations Reviewer Fee	468
Asset Representations Reviewer Fee Rate	468
Asset Representations Reviewer Termination Event	538

Asset Representations Reviewer Upfront Fee	468
Asset Review	534
Asset Review Notice	533
Asset Review Quorum	533
Asset Review Report	536
Asset Review Report Summary	536
Asset Review Standard	535
Asset Review Trigger	531
Asset Review Vote Election	532
Asset Status Report	495
Assumed Final Distribution Date	394
Assumed Scheduled Payment	384
ASTM	217
Attestation Report	571
Available Funds	369
Balloon Balance	188
Balloon or ARD LTV Ratio	192
Balloon or ARD Payment	193
BAMLCM	305
Bank of America	291
Bank of America Data File	300
Bank of America Guidelines	293
Bank of America Mortgage Loan	299
Bank of America Qualification Criteria	302
Bank of America Securitization Database	300
BANK5 Trust 2024-5YR6 PSA	258
Bankruptcy Code	586
Base Interest Fraction	393
Beds	201
BMARK 2024-V6 PSA	258
BMARK 2024-V7 PSA	258
Borrower Party	405
Borrower Party Affiliate	406
Breach Notice	426
Bridge Bank	130
BSCMI	320
C(WUMP)O	22
CalDOT	234
Cash Flow Analysis	188
CERCLA	594
Certificate Administrator/Trustee Fee	467
Certificate Administrator/Trustee Fee Rate	467
Certificate Balance	366
Certificate Owners	417

645

Certificateholder	407
Certificateholder Quorum	542
Certificateholder Repurchase Request	554
Certifying Certificateholder	419
CIRA Aggregate Available Funds	371
CIRA Control Eligible Certificates	508
CIRA Controlling Class	508
CIRA Controlling Class Certificateholder	508
CIRA Controlling Class Representative	508
CIRA Directing Holder	508
Cira Square Control Appraisal Period	269
Cira Square Controlling Noteholder	274
Cira Square Intercreditor Agreement	269
Cira Square Major Decision	275
Cira Square Senior Notes	269
Cira Square Trust Subordinate Companion Loan	182
Cira Square Trust Subordinate Companion Loan REMIC	368, 616
Cira Square Trust Subordinate Companion Loan REMIC Distribution Account	446
Cira Square Trust Subordinate Companion Loan REMIC Regular Interests	616
Cira Square Whole Loan	269
CIRA-RR Interest	365
CityFHEPS	94
Class A Certificates	364
Class A-2 Exchangeable Certificates	365, 380
Class A-3 Exchangeable Certificates	365, 380
Class A-S Exchangeable Certificates	365, 380
Class B Exchangeable Certificates	365, 380
Class C Exchangeable Certificates	365, 380
Class Percentage Interest	379
Class RR Certificateholders	5, 360
Class RR Certificates	360, 365
Class X Certificates	364
Clearstream	416
Clearstream Participants	418
Closing Date	184, 278
CMBS	177, 342
Code	175
Collateral Deficiency Amount	475

Collection Account	444
Collection Period	372
Communication Request	420
Companion Distribution Account	445
Companion Holder	258
Companion Holders	258
Companion Loans	182
Compensating Interest Payment	395
Componentized Mortgage Loan	378
Computershare	334
Computershare Limited	334
Computershare Trust Company	334
Constant Prepayment Rate	605
Consultation Termination Event	517
Control Appraisal Period	258
Control Eligible Certificates	509
Control Note	258
Control Termination Event	517
Controlling Class	508
Controlling Class Certificateholder	508
Controlling Holder	258
Corrected Loan	495
Corresponding Trust Components	379
COVID-19	73
CPP	605
CPR	605
CPY	605
CRE Loans	287, 316
CREC	219
Credit Risk Retention Rules	360
CREFC®	402
CREFC® Intellectual Property Royalty License Fee	469
CREFC® Intellectual Property Royalty License Fee Rate	469
CREFC® Reports	402
Cross-Collateralized Mortgage Loan Repurchase Criteria	429
Cross-Over Date	375
CTS	334
Cumulative Appraisal Reduction Amount	475, 477
Cure/Contest Period	535
Custodian	335
Cut-off Date	182
Cut-off Date Balance	189
Cut-off Date Loan-to-Value Ratio	190
Cut-off Date LTV Ratio	190
D(#)	194
D/@%(#)	195
DBRS Morningstar	342
Debt Service Coverage Ratio	191
Defaulted Loan	503

646

Defeasance Deposit	244
Defeasance Loans	244
Defeasance Lock-Out Period	244
Defeasance Option	244
Definitive Certificate	416
Delegated Directive	19
Delinquent Loan	532
Demand Entities	304, 319
Depositories	416
Determination Date	368
Diligence File	423
Directing Certificateholder	506
Disclosable Special Servicer Fees	466
Discount Rate	393
Dispute Resolution Consultation	557
Dispute Resolution Cut-off Date	556
Distribution Accounts	445
Distribution Date	368
Distribution Date Statement	402
Dodd-Frank Act	180
DOL	639
DorYM(#)	195
DorYM@%(#)	195
DSCR	191
DTC	415
DTC Participants	416
DTC Rules	417
Due Date	238, 372
EDGAR	638
EEA	19
Effective Gross Income	188
Eligible Asset Representations Reviewer	536
Eligible Operating Advisor	525
Enforcing Party	554
Enforcing Servicer	554
ESA	217, 325
Escrow/Reserve Mitigating Circumstances	328
EU	151
EU Institutional Investor	151
EU Investor Requirements	151
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	151
EU SR Rules	151
Euroclear	416
Euroclear Operator	418
Euroclear Participants	418
EUWA	20, 151
Excess Interest	240, 368

Excess Interest Distribution Account	446
Excess Modification Fee Amount	462
Excess Modification Fees	460
Exchange Act	277
Exchange Parcel	246
Exchangeable Certificates	365
Exchangeable IO Certificates	365
Exchangeable IO Trust Component	378
Exchangeable P&I Trust Component	378
Excluded Controlling Class Holder	404
Excluded Controlling Class Loan	406
Excluded Information	406
Excluded Loan	406
Excluded Plan	641
Excluded Special Servicer	542
Excluded Special Servicer Loan	542
Exemption	640
Exemption Rating Agency	640
Expansion Parcel	247
Facilities Agreements	208
FATCA	629
FDIA	172
FDIC	130, 173
FIEL	24
Final Asset Status Report	496
Final Dispute Resolution Election Notice	557
Financial Promotion Order	21
FINRA	636
FIRREA	173, 325
First Installment of Key Money	256
First Outside Date	229
Fitch	569
Flagstar	130
FPO Persons	21
FSMA	20, 151
GAAP	18
Garn Act	596
Government Securities	242
Grantor Trust	368, 617
HSTP Act	95
IDOT	121
Illinois Teachers Retirement System	639
Indirect Participants	416
Initial Delivery Date	495
Initial Pool Balance	182
Initial Rate	239
Initial Requesting Certificateholder	554
Initial Subordinate Companion Loan Holder	507

647

In-Place Cash Management	192
Institutional Investor	23
Insurance and Condemnation Proceeds	445
Intercreditor Agreement	258
Interest Accrual Amount	382
Interest Accrual Period	382
Interest Distribution Amount	382
Interest Reserve Account	446
Interest Shortfall	382
Interested Person	504
Investor Certification	406
IRS	175
Japanese Affected Investors	154
Japanese Retention Requirement	153
JFSA	24, 153
Joint Mortgage Loan	421
JPMC	320
JPMCB	320
JPMCB Data Tape	322
JPMCB Deal Team	321
JPMCB Mortgage Loans	321
JPMCB’s Qualification Criteria	323
JPMCCMSC	320
JRR Rule	153
Key Money Debt	256
Key Money Loan Agreement	256
Key Money Side Letter	257
KeyBank	350
L(#)	195
License Agreement	256
Liquidation Fee	463
Liquidation Fee Rate	463
Liquidation Proceeds	445
LNR Partners	353
Loan Per Unit	192
Loan-Specific Aggregate Excess Prepayment Interest Shortfall	397
Loan-Specific Certificate Realized Loss	399
Loan-Specific Certificateholder	408
loan-specific certificates	3
Loan-Specific Certificates	182, 366
Loan-Specific Directing Certificateholder	507
Loan-Specific Initial Purchaser	404
Loan-Specific Principal Balance Certificates	366
Loan-Specific Retained Certificate Realized Loss	399
Loan-Specific Risk Retention Consultation Party	405
Loan-Specific Securitization	405

Local Law 97	133
Lock-out Period	242
Loss of Value Payment	430
Losses	348
Lower-Tier Regular Interests	616
Lower-Tier REMIC	368, 616
LTV Ratio	189
LTV Ratio at Maturity / ARD	192
LTV Ratio at Maturity or Anticipated Repayment Date	192
LTV Ratio at Maturity or ARD	192
MAI	432
Major Decision	511
Major Decision Reporting Package	510
Marriott	207
MAS	23
Master Servicer	337
Master Servicer Decision	483
Material Defect	426
Maturity Date Balloon or ARD Payment	193
MCR	156
Midland	341
Midland Parties	348
Midland Primary Servicing Agreement	341
Midland Serviced Loans	345
Midland Serviced Mortgage Loans	341
MIFID II	19
MLPA	421
Modification Fees	461
Moody’s	338, 569
Morgan Stanley Bank	306
Morgan Stanley Group	306
Morgan Stanley Origination Entity	308
Morningstar DBRS	338, 569
Mortgage	183
Mortgage File	421
Mortgage Loans	182
Mortgage Note	183
Mortgage Pool	182
Mortgage Rate	377
Mortgaged Property	183
MSMCH	306
MSMCH Data File	315
MSMCH Mortgage Loans	306
MSMCH Qualification Criteria	316
MSMCH Securitization Database	314
Net Mortgage Rate	377
Net Operating Income	193
NFA	220, 636
NFIP	111
NI 33-105	25

648

NJDEP	220
NOI Date	193
Non-Control Note	258
Non-Controlling Holder	259
Non-Controlling Note Holder	275
Nonrecoverable Advance	441
Non-Retained Loan-Specific Certificates	366
Non-Retained Percentage	363
Non-Serviced Certificate Administrator	259
Non-Serviced Companion Loan	58, 259
Non-Serviced Companion Loans	57
Non-Serviced Custodian	259
Non-Serviced Directing Certificateholder	259
Non-Serviced Master Servicer	259
Non-Serviced Mortgage Loan	57, 58, 259
Non-Serviced Pari Passu Companion Loan	259
Non-Serviced Pari Passu Whole Loan	259
Non-Serviced PSA	259
Non-Serviced Securitization Trust	260
Non-Serviced Special Servicer	260
Non-Serviced Trustee	260
Non-Serviced Whole Loan	57, 58, 260
Non-Specially Serviced Loan	513
Non-U.S. Person	629
Notional Amount	367
NRA	194
NRSRO	404
NRSRO Certification	408
O(#)	195
OCC	278, 291
Occupancy Date	194
Occupancy Rate	194
Offered Certificates	365
OID Regulations	621
OLA	173
Operating Advisor Consulting Fee	467
Operating Advisor Expenses	468
Operating Advisor Fee	467
Operating Advisor Fee Rate	467
Operating Advisor Standard	524
Operating Advisor Termination Event	527
Operating Advisor Upfront Fee	467
Operating Lease	207
Other Master Servicer	260
Other PSA	260
Other Special Servicer	260
P&I Advance	438

P&I Advance Date	438
PACE	130
Pads	201
PAR	326
Par Purchase Price	502
Pari Passu Companion Loans	182
Park Bridge Financial	358
Park Bridge Lender Services	358
Participants	416
Parties in Interest	639
Pass-Through Rate	375
Patriot Act	598
Percentage Interest	369
Periodic Payments	369
Permitted Investments	369, 447
Permitted Special Servicer/Affiliate Fees	467
PIPs	220
PL	282
Plan Fiduciary	642
Plans	638
PML	282
Pooled Aggregate Available Funds	369
Pooled Aggregate Gain-on-Sale Entitlement Amount	370
Pooled Available Funds	370
Pooled Certificateholder	408
pooled certificates	3
Pooled Certificates	365
Pooled Excess Prepayment Interest Shortfall	397
Pooled Gain-on-Sale Remittance Amount	370
Pooled Gain-on-Sale Reserve Account	446
Pooled Principal Balance Certificates	365
Pooled Realized Loss	398
Pooled Regular Certificates	365
Pooled Risk Retention Consultation Party	405
Pooled Securitization	365
Pooled Voting Rights	415
PRC	22
Preliminary Dispute Resolution Election Notice	556
Prepayment Assumption	622
Prepayment Interest Excess	395
Prepayment Interest Shortfall	395
Prepayment Premium	394
Prepayment Provisions	194
Primary Collateral	430
Prime Rate	444

649

Principal Balance Certificates	366
Principal Distribution Amount	383
Principal Shortfall	384
Privileged Information	526
Privileged Information Exception	527
Privileged Person	404
Professional Investors	22
Prohibited Prepayment	396
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	555
Proposed Course of Action Notice	555
PSA	364
PSA Party Repurchase Request	555
PTCE	642
PTE	640
Purchase Price	430
QOZs	195
Qualification Criteria	286
Qualified Opportunity Zone	195
Qualified Replacement Special Servicer	543
Qualified Substitute Mortgage Loan	431
Qualifying CRE Loan Percentage	364
RAC No-Response Scenario	568
Rated Final Distribution Date	395
Rating Agencies	569
Rating Agency Confirmation	569
REA	85
Realized Loss	399
REC	217
Received Classes	378
Record Date	368
Registration Statement	638
Regular Interestholder	621
Regular Interests	616
Regulation AB	571
Reimbursement Rate	444
Related Proceeds	442
Release Date	244
Release Parcel	246
Relevant Persons	21
Relief Act	597
Remaining Term to Maturity or ARD	196
REMIC	616
REMIC LTV Test	176
REMIC Regulations	616
REO Account	447
REO Loan	386
REO Property	494

Reporting Period	302
Repurchase Request	555
Requesting Certificateholder	557
Requesting Holders	477
Requesting Investor	420
Requesting Party	567
Required Credit Risk Retention Percentage	364
Requirements	598
Residual Certificates	365
Resolution Failure	555
Resolved	555
Restricted Group	640
Restricted Party	527
Retaining Parties	360
Retaining Sponsor	360
Review Materials	533
Revised Rate	239
RevPAR	196
Risk Retention Allocation Percentage	363
Risk Retention Consultation Party	405
ROFO	230
ROFR	230
Rooms	201
RR Interest	360, 365
RR Interest Owner	5, 360
Rule 15Ga-1 Reporting Period	287, 329
Rule 17g-5	408
S&P	342, 351
Scheduled Principal Distribution Amount	383
SEC	277
Securities Act	570
Securitization Accounts	364, 447
Securitization Regulations	152
SEL	282
Senior Certificates	365
Sequential Pay Event	270
Serviced A/B Whole Loan	260
Serviced Companion Loan	57, 260
Serviced Mortgage Loans	434
Serviced Pari Passu Companion Loan	260
Serviced Pari Passu Companion Loan Securities	547
Serviced Pari Passu Mortgage Loan	260
Serviced Pari Passu Whole Loan	260
Serviced Subordinate Companion Loan	260
Serviced Whole Loan	57, 260
Servicer Termination Event	545

650

Servicing Advances	440
Servicing Fee	458
Servicing Fee Rate	458
Servicing Shift Master Servicer	57
Servicing Shift Mortgage Loan	57, 261
Servicing Shift Pooling and Servicing Agreement	57
Servicing Shift PSA	261
Servicing Shift Securitization Date	57, 261
Servicing Shift Special Servicer	57
Servicing Shift Whole Loan	57, 261
Servicing Standard	437
SF	196
SFA	23
SFO	22
Similar Law	638
SIPC	636
Six Continents	256
SMMEA	69, 643
SNDA	231
Special Servicing Fee	461
Special Servicing Fee Rate	462
Specially Serviced Loans	491
Sq. Ft.	196
Square Feet	196
SR Institutional Investors	152
SR Investor Requirements	152
SR Rules	152
Startup Day	617
Stated Principal Balance	384
Structured Product	22
Structuring Assumptions	606
STWD	353
SUA	208
Subject 2023 Computershare CMBS Annual Statement of Compliance	336
Subject Loan	468
Subordinate Certificates	365
Subordinate Companion Loan	261
Subordinate Companion Loans	182
Subsequent Asset Status Report	495
Sub-Servicing Agreement	437
Surrendered Classes	378
SVB	130
T-12	196
Term to Maturity	196
Termination Purchase Amount	572
Terms and Conditions	418
Tests	534
Third Party Report	185
Threshold Event Collateral	270
TI/LC	249

Title V	596
Total Operating Expenses	189
TRIPRA	112
Trust	333
Trust Components	378, 616
Trust REMICs	368, 616
Trust Subordinate Companion Loan	182
TTM	196
U.S. Person	629
U/W DSCR	191
U/W Expenses	196
U/W NCF	196
U/W NCF Debt Yield	199
U/W NCF DSCR	191
U/W NOI	199
U/W NOI Debt Yield	201
U/W NOI DSCR	200
U/W Revenues	201
UCC	581
UK	20, 151
UK CRR	151
UK Institutional Investor	152
UK Investor Requirements	151
UK MIFIR Product Governance Rules	20
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK SR Rules	151
Underwriter Entities	139
Underwriting Agreement	633
Underwritten Debt Service Coverage Ratio	191
Underwritten Expenses	196
Underwritten NCF	196
Underwritten NCF Debt Yield	199
Underwritten NCF DSCR	191
Underwritten Net Cash Flow	196
Underwritten Net Cash Flow Debt Service Coverage Ratio	191
Underwritten Net Operating Income	199
Underwritten Net Operating Income Debt Service Coverage Ratio	200
Underwritten NOI	199
Underwritten NOI Debt Yield	201
Underwritten NOI DSCR	200
Underwritten Revenues	201
Units	201

651

Unscheduled Principal Distribution Amount	383
Unsolicited Information	534
Upper-Tier REMIC	368, 616
Volcker Rule	180
Voting Rights	414
VRR Interest	5, 365
VRR Interest Available Funds	362
VRR Interest Balance	366
VRR Interest Distribution Amount	363
VRR Interest Gain-on-Sale Remittance Amount	362
VRR Interest Gain-on-Sale Reserve Account	446
VRR Interest Owners	5, 360
VRR Principal Distribution Amount	363
WAC Rate	376

Wachovia Bank	278
Weighted Average Mortgage Rate	201
Weighted Averages	202
Wells Fargo	334
Wells Fargo Bank	278, 334, 337
Wells Fargo Bank Data Tape	285
Wells Fargo Bank Deal Team	284
Whole Loan	182
Withheld Amounts	446
Workout Fee	462
Workout Fee Rate	462
Workout-Delayed Reimbursement Amount	444
Yield Maintenance Charge	394
YM Denominator	393
YM(#)	195
YM@(#)	195

652

Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address	City	County	State
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	9.6%	100.0%	BANA	BANA	NAP	NAP	700 West Convention Way	Anaheim	Orange	CA
2	Loan		1	2001 K Street	8.3%	100.0%	WFB	WFB	NAP	NAP	2001 K Street Northwest	Washington	District of Columbia	DC
3	Loan		1	Cira Square	7.9%	100.0%	BANA	BANA	NAP	NAP	2970 Market Street	Philadelphia	Philadelphia	PA
4	Loan	7	1	MarqE Entertainment Center	6.1%	100.0%	WFB	WFB	NAP	NAP	7620 Katy Freeway	Houston	Harris	TX
5	Loan	10, B	1	Woodyard Crossing	5.4%	100.0%	MSBNA	MSMCH	NAP	NAP	8745-8915 Woodyard Road	Clinton	Prince George's County	MD
6	Loan	5, 11	1	Saks Beverly Hills	5.4%	100.0%	JPMCB	JPMCB	NAP	NAP	9570 Wilshire Boulevard	Beverly Hills	Los Angeles	CA
7	Loan	5, 12, 13	1	488 Madison	5.2%	100.0%	MSBNA	MSMCH	NAP	NAP	488 Madison Avenue	New York	New York	NY
8	Loan	5, 7	1	Jordan Creek Town Center	5.1%	100.0%	MSBNA	MSMCH	Group 1	NAP	101 Jordan Creek Parkway	West Des Moines	Dallas	IA
9	Loan		1	Towers Shopping Center	3.1%	100.0%	MSBNA	MSMCH	NAP	NAP	2207 Colonial Avenue Southwest	Roanoke	Roanoke	VA
10	Loan		1	The Hollywood Ardmore	2.9%	100.0%	WFB	WFB	NAP	NAP	1850 North Whitley Avenue	Los Angeles	Los Angeles	CA
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	2.7%	100.0%	JPMCB	JPMCB	NAP	NAP	6845 Old Dominion Drive	McLean	Fairfax	VA
12	Loan	5, 7, 17	1	Kenwood Towne Centre	2.6%	100.0%	WFB	WFB	Group 1	NAP	7875 Montgomery Road	Cincinnati	Hamilton	OH
13	Loan	5, 18	1	Wildwood Center	2.6%	100.0%	BSPRT	WFB	NAP	NAP	2300 Windy Ridge Parkway	Atlanta	Cobb	GA
14	Loan	19	1	Anaheim Desert Inn & Suites	2.6%	100.0%	WFB	WFB	NAP	NAP	1600 South Harbor Boulevard	Anaheim	Orange	CA
15	Loan	5	1	Pleasanton Corporate Commons	2.5%	100.0%	BANA	BANA	NAP	NAP	6210 and 6230 Stoneridge Mall Road	Pleasanton	Alameda	CA
16	Loan	5, D	1	Gallup HQ	2.5%	100.0%	JPMCB	JPMCB	NAP	NAP	1001 Gallup Drive	Omaha	Douglas	NE
17	Loan		1	2801 & 2815 Townsgate	2.4%	100.0%	BANA	BANA	NAP	NAP	2801 and 2815 Townsgate Road	Thousand Oaks	Ventura	CA
18	Loan	5, 20, E	1	Columbus Business Park	2.2%	100.0%	JPMCB	JPMCB	NAP	NAP	4545 Fisher Road	Columbus	Franklin	OH
19	Loan	21	1	H-Mart Plaza	2.1%	100.0%	BANA	BANA	NAP	NAP	260 Bergen Turnpike	Little Ferry	Bergen	NJ
20	Loan		1	150 2nd Avenue North	2.1%	100.0%	WFB	WFB	NAP	NAP	148-150 2nd Avenue North	Nashville	Davidson	TN
21	Loan	22	1	Marriott Visalia Convention Center	2.1%	100.0%	BANA	BANA	NAP	NAP	300 South Court Street	Visalia	Tulare	CA
22	Loan	6, 7	2	Silver Lake Office Portfolio	1.8%		MSBNA	MSMCH	NAP	NAP	Various	Dover	Kent	DE
22.01	Property		1	Silver Lake Office Park	1.4%	74.5%					800-861 Silver Lake Boulevard	Dover	Kent	DE
22.02	Property		1	100 Enterprise Place	0.5%	25.5%					100 Enterprise Place	Dover	Kent	DE
23	Loan		1	Chapel Hill Industrial Park	1.8%	100.0%	WFB	WFB	NAP	NAP	2000 Brittain Road	Akron	Summit	OH
24	Loan	23, 24, 25	1	Arthouse Lofts	1.7%	100.0%	JPMCB	JPMCB	NAP	NAP	1200-1210 South Santa Fe Avenue and 2416 East 8th Street	Los Angeles	Los Angeles	CA
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	1.6%	100.0%	MSBNA	MSMCH	NAP	NAP	5665 Hollister Avenue	Goleta	Santa Barbara	CA
26	Loan	F	1	Innovation Business Park 7	1.5%	100.0%	BANA	BANA	NAP	NAP	1501 Innovation Boulevard	Hutto	Williamson	TX
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	1.0%	100.0%	MSBNA	MSMCH	NAP	NAP	1903 West Empire Avenue	Burbank	Los Angeles	CA
28	Loan		1	Harmony Place MHC	0.8%	100.0%	MSBNA	MSMCH	NAP	NAP	8018 Richmond Highway	Alexandria	Fairfax	VA
29	Loan	G	1	Foothill Villa	0.8%	100.0%	MSBNA	MSMCH	NAP	NAP	13710 1-42 Foothill Boulevard	Los Angeles	Los Angeles	CA
30	Loan	H	1	Spring Valley Town Center	0.7%	100.0%	MSBNA	MSMCH	NAP	NAP	4122-4252 South Rainbow Boulevard and 6775-6885 West Flamingo Road	Las Vegas	Clark	NV
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	0.6%		WFB	WFB	NAP	NAP	Various	Various	Various	NY
31.01	Property		1	Abenaki Mobile Home Park	0.3%	42.3%					Abenaki Road, 12 Susan Lane	Plattsburgh	Clinton	NY
31.02	Property		1	Stony Acres Mobile Home Park	0.2%	31.3%					268 O'Neil Road	West Chazy	Clinton	NY
31.03	Property		1	Intown MHP	0.1%	15.7%					115 South Peru Street	Plattsburgh	Clinton	NY
31.04	Property		1	Bolton Acres MHP	0.1%	10.7%					2 Dicks Place	Chesterfield	Essex	NY
32	Loan		1	101-107 Industrial Ave	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP	101 and 107 Industrial Avenue	Little Ferry	Bergen	NJ
33	Loan	28	1	22 East 177th Street	0.5%	100.0%	MSBNA	MSMCH	Group 2	NAP	22 East 177th Street	Bronx	Bronx	NY
34	Loan	29	1	1681 Eastburn Ave	0.5%	100.0%	MSBNA	MSMCH	Group 2	NAP	1681 Eastburn Avenue	Bronx	Bronx	NY
35	Loan		1	Sunset King Lake	0.4%	100.0%	BANA	BANA	NAP	NAP	366 Paradise Island Drive	DeFuniak Springs	Walton	FL
36	Loan		1	Extra Room Storage - Pawley's Island	0.3%	100.0%	WFB	WFB	NAP	NAP	320 Waverly Road	Pawley's Island	Georgetown	SC
37	Loan		1	Stor365	0.2%	100.0%	WFB	WFB	NAP	NAP	6115 Telegraph Road	Toledo	Lucas	OH

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	92802	Hospitality	Full Service	1981, 1983, 2007	2018	1,030	Rooms	121,359.22	110,000,000	110,000,000
2	Loan		1	2001 K Street	20006	Office	CBD	2000	2017-2019	248,238	SF	382.70	95,000,000	95,000,000
3	Loan		1	Cira Square	19104	Office	CBD	1935	2010	862,692	SF	104.32	90,000,000	90,000,000
4	Loan	7	1	MarqE Entertainment Center	77024	Retail	Anchored	1999	2011	351,567	SF	199.11	70,000,000	70,000,000
5	Loan	10, B	1	Woodyard Crossing	20735	Retail	Anchored	1995	NAP	486,894	SF	127.34	62,000,000	62,000,000
6	Loan	5, 11	1	Saks Beverly Hills	90212	Retail	Single Tenant	1993	2023	114,978	SF	782.76	61,365,000	61,365,000
7	Loan	5, 12, 13	1	488 Madison	10022	Office	CBD	1950	2012-2023	481,245	SF	207.79	60,000,000	60,000,000
8	Loan	5, 7	1	Jordan Creek Town Center	50266	Retail	Super Regional Mall	2004	NAP	940,038	SF	180.84	58,000,000	58,000,000
9	Loan		1	Towers Shopping Center	24015	Retail	Anchored	1960	2010, 2014, 2018/2019, 2023	291,244	SF	120.17	35,000,000	35,000,000
10	Loan		1	The Hollywood Ardmore	90028	Multifamily	High Rise	1962	2015	207	Units	163,043.48	33,750,000	33,750,000
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	22101	Hospitality	Extended Stay	2001	2016-2017	142	Rooms	216,901.41	30,800,000	30,800,000
12	Loan	5, 7, 17	1	Kenwood Towne Centre	45236	Retail	Super Regional Mall	1958	1988, 2003, 2009, 2019-2023	1,033,141	SF	251.66	30,000,000	30,000,000
13	Loan	5, 18	1	Wildwood Center	30339	Office	Suburban	1987	NAP	668,082	SF	97.29	30,000,000	30,000,000
14	Loan	19	1	Anaheim Desert Inn & Suites	92802	Hospitality	Limited Service	1984	1990	147	Rooms	200,680.27	29,500,000	29,500,000
15	Loan	5	1	Pleasanton Corporate Commons	94588	Mixed Use	Office/Lab	2001	2023	295,306	SF	222.82	28,700,000	28,700,000
16	Loan	5, D	1	Gallup HQ	68102	Office	CBD	2002	2020	385,348	SF	185.55	28,600,000	28,600,000
17	Loan		1	2801 & 2815 Townsgate	91361	Office	Suburban	1985, 2001	2020	195,730	SF	140.50	27,500,000	27,500,000
18	Loan	5, 20, E	1	Columbus Business Park	43228	Industrial	Warehouse	1976	2012-2023	2,183,325	SF	28.40	24,800,000	24,800,000
19	Loan	21	1	H-Mart Plaza	07643	Retail	Anchored	1974	2021	129,329	SF	189.48	24,505,000	24,505,000
20	Loan		1	150 2nd Avenue North	37201	Mixed Use	Office/Retail	1900	2017, 2023	84,663	SF	289.38	24,500,000	24,500,000
21	Loan	22	1	Marriott Visalia Convention Center	93291	Hospitality	Full Service	1990	2019	197	Rooms	121,827.41	24,000,000	24,000,000
22	Loan	6, 7	2	Silver Lake Office Portfolio	19904	Various	Various	Various	NAP	226,252	SF	92.82	21,000,000	21,000,000
22.01	Property		1	Silver Lake Office Park	19904	Office	Suburban	1982, 1983, 1987, 1989	NAP	170,952	SF		15,654,123	15,654,123
22.02	Property		1	100 Enterprise Place	19904	Industrial	Flex	1982	NAP	55,300	SF		5,345,877	5,345,877
23	Loan		1	Chapel Hill Industrial Park	44310	Industrial	Warehouse	1966	2022	587,851	SF	35.72	21,000,000	21,000,000
24	Loan	23, 24, 25	1	Arthouse Lofts	90021	Mixed Use	Multifamily/Retail	1923	2015	52	Units	384,423.08	19,990,000	19,990,000
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	93117	Hospitality	Limited Service	2007	NAP	101	Rooms	178,217.82	18,000,000	18,000,000
26	Loan	F	1	Innovation Business Park 7	78634	Industrial	Warehouse	2024	NAP	212,832	SF	82.22	17,500,000	17,500,000
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	91504	Retail	Single Tenant	1943	2009	47,000	SF	236.28	11,105,000	11,105,000
28	Loan		1	Harmony Place MHC	22306	Manufactured Housing	Manufactured Housing/RV Park	1938	NAP	90	Pads	103,022.22	9,272,000	9,272,000
29	Loan	G	1	Foothill Villa	91342	Multifamily	Low Rise	2023	NAP	42	Units	209,523.81	8,800,000	8,800,000
30	Loan	H	1	Spring Valley Town Center	89103	Retail	Shadow Anchored	1974, 1979, 1991, 2000	NAP	60,105	SF	129.67	7,800,000	7,793,970
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	Various	Manufactured Housing	Manufactured Housing	Various	Various	246	Pads	27,845.53	6,850,000	6,850,000
31.01	Property		1	Abenaki Mobile Home Park	12901	Manufactured Housing	Manufactured Housing	1960	NAP	109	Pads		2,900,000	2,900,000
31.02	Property		1	Stony Acres Mobile Home Park	12992	Manufactured Housing	Manufactured Housing	1971	NAP	76	Pads		2,145,000	2,145,000
31.03	Property		1	Intown MHP	12901	Manufactured Housing	Manufactured Housing	1968	NAP	39	Pads		1,075,000	1,075,000
31.04	Property		1	Bolton Acres MHP	12944	Manufactured Housing	Manufactured Housing	1943	NAP	22	Pads		730,000	730,000
32	Loan		1	101-107 Industrial Ave	07643	Industrial	Warehouse	1950	2017	49,073	SF	128.38	6,300,000	6,300,000
33	Loan	28	1	22 East 177th Street	10453	Multifamily	Low Rise	1930	2023	18	Units	297,777.78	5,360,000	5,360,000
34	Loan	29	1	1681 Eastburn Ave	10457	Multifamily	Low Rise	1930	2023	17	Units	305,882.35	5,200,000	5,200,000
35	Loan		1	Sunset King Lake	32433	Manufactured Housing	RV Park	1970	2021	186	Pads	25,537.63	4,750,000	4,750,000
36	Loan		1	Extra Room Storage - Pawley's Island	29585	Self Storage	Self Storage	2003	NAP	30,734	SF	101.68	3,125,000	3,125,000
37	Loan		1	Stor365	43612	Self Storage	Self Storage	1983	2018	39,415	SF	54.29	2,140,000	2,140,000

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	110,000,000	6.37300%	0.01503%	6.35797%	NAP	592,305.44	NAP	7,107,665.28	Interest Only	No	Actual/360	60	60
2	Loan		1	2001 K Street	95,000,000	7.38800%	0.01503%	7.37297%	NAP	593,006.71	NAP	7,116,080.52	Interest Only	No	Actual/360	60	59
3	Loan		1	Cira Square	90,000,000	6.85129277777778%	0.01503%	6.83626277777778%	NAP	520,983.72	NAP	6,251,804.64	Interest Only	No	Actual/360	60	60
4	Loan	7	1	MarqE Entertainment Center	70,000,000	7.27000%	0.01503%	7.25497%	NAP	429,973.38	NAP	5,159,680.56	Interest Only	No	Actual/360	60	58
5	Loan	10, B	1	Woodyard Crossing	62,000,000	6.58000%	0.01503%	6.56497%	NAP	344,688.43	NAP	4,136,261.16	Interest Only	No	Actual/360	60	59
6	Loan	5, 11	1	Saks Beverly Hills	61,365,000	7.66300%	0.01378%	7.64922%	NAP	397,309.26	NAP	4,767,711.12	Interest Only	No	Actual/360	60	60
7	Loan	5, 12, 13	1	488 Madison	60,000,000	6.88200%	0.01503%	6.86697%	NAP	348,879.17	NAP	4,186,550.04	Interest Only	No	Actual/360	60	60
8	Loan	5, 7	1	Jordan Creek Town Center	58,000,000	7.02000%	0.01503%	7.00497%	NAP	344,012.50	NAP	4,128,150.00	Interest Only	No	Actual/360	60	56
9	Loan		1	Towers Shopping Center	35,000,000	6.57000%	0.01503%	6.55497%	NAP	194,286.46	NAP	2,331,437.52	Interest Only	No	Actual/360	60	60
10	Loan		1	The Hollywood Ardmore	33,750,000	6.53600%	0.01503%	6.52097%	NAP	186,378.13	NAP	2,236,537.56	Interest Only	No	Actual/360	60	59
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	30,800,000	8.41200%	0.01378%	8.39822%	NAP	218,906.72	NAP	2,626,880.64	Interest Only	No	Actual/360	60	60
12	Loan	5, 7, 17	1	Kenwood Towne Centre	30,000,000	6.27100%	0.01503%	6.25597%	NAP	158,952.43	NAP	1,907,429.16	Interest Only	No	Actual/360	60	57
13	Loan	5, 18	1	Wildwood Center	30,000,000	7.98000%	0.01378%	7.96622%	NAP	202,270.83	NAP	2,427,249.96	Interest Only	No	Actual/360	60	57
14	Loan	19	1	Anaheim Desert Inn & Suites	29,500,000	6.95100%	0.01503%	6.93597%	NAP	173,252.07	NAP	2,079,024.84	Interest Only	No	Actual/360	60	59
15	Loan	5	1	Pleasanton Corporate Commons	28,700,000	7.78000%	0.01378%	7.76622%	NAP	188,656.00	NAP	2,263,872.00	Interest Only	No	Actual/360	60	59
16	Loan	5, D	1	Gallup HQ	28,600,000	7.29900%	0.01378%	7.28522%	NAP	176,375.60	NAP	2,116,507.20	Interest Only	No	Actual/360	60	59
17	Loan		1	2801 & 2815 Townsgate	27,500,000	7.27000%	0.01503%	7.25497%	NAP	168,918.11	NAP	2,027,017.32	Interest Only	No	Actual/360	60	60
18	Loan	5, 20, E	1	Columbus Business Park	24,800,000	7.04000%	0.01378%	7.02622%	NAP	147,514.07	NAP	1,770,168.84	Interest Only	No	Actual/360	60	59
19	Loan	21	1	H-Mart Plaza	24,505,000	6.92900%	0.01503%	6.91397%	NAP	143,461.18	NAP	1,721,534.16	Interest Only	No	Actual/360	60	60
20	Loan		1	150 2nd Avenue North	24,500,000	7.53000%	0.01503%	7.51497%	NAP	155,872.74	NAP	1,870,472.88	Interest Only	No	Actual/360	60	59
21	Loan	22	1	Marriott Visalia Convention Center	24,000,000	7.84700%	0.01503%	7.83197%	NAP	159,119.72	NAP	1,909,436.64	Interest Only	No	Actual/360	60	59
22	Loan	6, 7	2	Silver Lake Office Portfolio	21,000,000	7.47000%	0.01503%	7.45497%	NAP	132,540.63	NAP	1,590,487.56	Interest Only	No	Actual/360	60	59
22.01	Property		1	Silver Lake Office Park	15,654,123
22.02	Property		1	100 Enterprise Place	5,345,877
23	Loan		1	Chapel Hill Industrial Park	21,000,000	6.49500%	0.04253%	6.45247%	NAP	115,241.15	NAP	1,382,893.80	Interest Only	No	Actual/360	60	59
24	Loan	23, 24, 25	1	Arthouse Lofts	19,990,000	7.09000%	0.01378%	7.07622%	NAP	119,747.97	NAP	1,436,975.64	Interest Only	No	Actual/360	60	60
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	18,000,000	8.04000%	0.01503%	8.02497%	NAP	122,275.00	NAP	1,467,300.00	Interest Only	No	Actual/360	60	60
26	Loan	F	1	Innovation Business Park 7	17,500,000	9.30200%	0.01503%	9.28697%	NAP	137,538.25	NAP	1,650,459.00	Interest Only	No	Actual/360	60	59
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	10,541,229	7.10000%	0.01503%	7.08497%	74,629.15	NAP	895,549.80	NAP	Amortizing Balloon	No	Actual/360	0	0
28	Loan		1	Harmony Place MHC	9,272,000	7.14000%	0.07253%	7.06747%	NAP	55,934.63	NAP	671,215.56	Interest Only	No	Actual/360	60	59
29	Loan	G	1	Foothill Villa	8,800,000	6.85000%	0.01503%	6.83497%	NAP	50,931.02	NAP	611,172.24	Interest Only	No	Actual/360	60	60
30	Loan	H	1	Spring Valley Town Center	7,331,527	6.26000%	0.01503%	6.24497%	48,076.68	NAP	576,920.16	NAP	Amortizing Balloon	No	Actual/360	0	0
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	6,850,000	7.36500%	0.01503%	7.34997%	NAP	42,625.79	NAP	511,509.48	Interest Only	No	Actual/360	60	58
31.01	Property		1	Abenaki Mobile Home Park	2,900,000
31.02	Property		1	Stony Acres Mobile Home Park	2,145,000
31.03	Property		1	Intown MHP	1,075,000
31.04	Property		1	Bolton Acres MHP	730,000
32	Loan		1	101-107 Industrial Ave	6,300,000	7.38000%	0.01503%	7.36497%	NAP	39,283.13	NAP	471,397.56	Interest Only	No	Actual/360	60	60
33	Loan	28	1	22 East 177th Street	5,360,000	7.07000%	0.01503%	7.05497%	NAP	32,017.94	NAP	384,215.28	Interest Only	No	Actual/360	60	60
34	Loan	29	1	1681 Eastburn Ave	5,200,000	6.92000%	0.01503%	6.90497%	NAP	30,403.15	NAP	364,837.80	Interest Only	No	Actual/360	60	59
35	Loan		1	Sunset King Lake	4,750,000	7.80000%	0.01503%	7.78497%	NAP	31,303.82	NAP	375,645.84	Interest Only	No	Actual/360	60	60
36	Loan		1	Extra Room Storage - Pawley's Island	3,125,000	6.73500%	0.01503%	6.71997%	NAP	17,782.66	NAP	213,391.92	Interest Only	No	Actual/360	60	60
37	Loan		1	Stor365	2,140,000	7.98700%	0.01503%	7.97197%	NAP	14,441.31	NAP	173,295.72	Interest Only	No	Actual/360	60	59

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	60	60	0	0	5/17/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	0	3
2	Loan		1	2001 K Street	60	59	0	0	5/9/2024	1	11	6/11/2024	NAP	5/11/2029	NAP	0	0
3	Loan		1	Cira Square	60	60	0	0	5/6/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	0	0
4	Loan	7	1	MarqE Entertainment Center	60	58	0	0	4/8/2024	2	11	5/11/2024	NAP	4/11/2029	NAP	0	0
5	Loan	10, B	1	Woodyard Crossing	60	59	0	0	4/4/2024	1	1	6/1/2024	NAP	5/1/2029	NAP	0	5
6	Loan	5, 11	1	Saks Beverly Hills	60	60	0	0	5/13/2024	0	5	7/5/2024	NAP	6/5/2029	NAP	0	0
7	Loan	5, 12, 13	1	488 Madison	60	60	0	0	5/14/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	5	5
8	Loan	5, 7	1	Jordan Creek Town Center	60	56	0	0	2/1/2024	4	1	3/1/2024	NAP	2/1/2029	NAP	0	0
9	Loan		1	Towers Shopping Center	60	60	0	0	5/6/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	5	5
10	Loan		1	The Hollywood Ardmore	60	59	0	0	5/10/2024	1	11	6/11/2024	NAP	5/11/2029	NAP	0	0
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	60	60	0	0	5/10/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	0	0
12	Loan	5, 7, 17	1	Kenwood Towne Centre	60	57	0	0	2/9/2024	3	1	4/1/2024	NAP	3/1/2029	NAP	0	0
13	Loan	5, 18	1	Wildwood Center	60	57	0	0	2/26/2024	3	6	4/6/2024	NAP	3/6/2029	NAP	0	0
14	Loan	19	1	Anaheim Desert Inn & Suites	60	59	0	0	5/1/2024	1	11	6/11/2024	NAP	5/11/2029	NAP	0	0
15	Loan	5	1	Pleasanton Corporate Commons	60	59	0	0	5/6/2024	1	6	6/6/2024	NAP	5/6/2029	NAP	0	0
16	Loan	5, D	1	Gallup HQ	60	59	0	0	4/30/2024	1	6	6/6/2024	NAP	5/6/2029	NAP	0	0
17	Loan		1	2801 & 2815 Townsgate	60	60	0	0	5/10/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	3	3
18	Loan	5, 20, E	1	Columbus Business Park	60	59	0	0	4/19/2024	1	5	6/5/2024	NAP	5/5/2029	NAP	0	0
19	Loan	21	1	H-Mart Plaza	60	60	0	0	5/15/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	0	0
20	Loan		1	150 2nd Avenue North	60	59	0	0	5/6/2024	1	11	6/11/2024	NAP	5/11/2029	NAP	0	0
21	Loan	22	1	Marriott Visalia Convention Center	60	59	0	0	4/30/2024	1	1	6/1/2024	NAP	5/1/2029	NAP	5	4
22	Loan	6, 7	2	Silver Lake Office Portfolio	60	59	0	0	4/19/2024	1	1	6/1/2024	NAP	5/1/2029	NAP	0	5
22.01	Property		1	Silver Lake Office Park
22.02	Property		1	100 Enterprise Place
23	Loan		1	Chapel Hill Industrial Park	60	59	0	0	5/9/2024	1	11	6/11/2024	NAP	5/11/2029	NAP	5	0
24	Loan	23, 24, 25	1	Arthouse Lofts	60	60	0	0	5/9/2024	0	6	7/6/2024	NAP	6/6/2029	NAP	0	0
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	60	60	0	0	5/13/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	0	5
26	Loan	F	1	Innovation Business Park 7	60	59	0	0	4/12/2024	1	1	6/1/2024	NAP	5/1/2029	NAP	0	0
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	60	60	360	360	5/7/2024	0	1	7/1/2024	7/1/2024	6/1/2029	NAP	5	5
28	Loan		1	Harmony Place MHC	60	59	0	0	4/11/2024	1	1	6/1/2024	NAP	5/1/2029	NAP	5	5
29	Loan	G	1	Foothill Villa	60	60	0	0	5/6/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	5	5
30	Loan	H	1	Spring Valley Town Center	60	59	360	359	4/5/2024	1	1	6/1/2024	6/1/2024	5/1/2029	NAP	5	5
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	60	58	0	0	4/11/2024	2	11	5/11/2024	NAP	4/11/2029	NAP	0	0
31.01	Property		1	Abenaki Mobile Home Park
31.02	Property		1	Stony Acres Mobile Home Park
31.03	Property		1	Intown MHP
31.04	Property		1	Bolton Acres MHP
32	Loan		1	101-107 Industrial Ave	60	60	0	0	5/3/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	5	5
33	Loan	28	1	22 East 177th Street	60	60	0	0	5/13/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	0	5
34	Loan	29	1	1681 Eastburn Ave	60	59	0	0	4/12/2024	1	1	6/1/2024	NAP	5/1/2029	NAP	0	5
35	Loan		1	Sunset King Lake	60	60	0	0	5/2/2024	0	1	7/1/2024	NAP	6/1/2029	NAP	5	4
36	Loan		1	Extra Room Storage - Pawley's Island	60	60	0	0	5/10/2024	0	11	7/11/2024	NAP	6/11/2029	NAP	0	0
37	Loan		1	Stor365	60	59	0	0	4/16/2024	1	11	6/11/2024	NAP	5/11/2029	NAP	0	0

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provisions (No. of Payments)	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	L(24),DorYM1(29),O(7)	10,306,767	0	10,306,767	12/31/2023	T-12	10,306,767	0	10,306,767	12/31/2022	T-12
2	Loan		1	2001 K Street	L(25),D(28),O(7)	14,069,474	7,245,881	6,823,593	12/31/2023	T-12	12,623,905	7,339,267	5,284,638	12/31/2022	T-12
3	Loan		1	Cira Square	L(24),D(30),O(6)	32,088,096	11,947,746	20,140,350	12/31/2023	T-12	31,820,828	12,161,732	19,659,096	12/31/2022	T-12
4	Loan	7	1	MarqE Entertainment Center	L(26),D(30),O(4)	11,993,888	5,413,299	6,580,590	12/31/2023	T-12	12,395,581	5,618,228	6,777,353	12/31/2022	T-12
5	Loan	10, B	1	Woodyard Crossing	L(23),YM1(32),O(5)	8,906,708	3,068,434	5,838,275	12/31/2023	T-12	8,981,207	3,110,408	5,870,800	12/31/2022	T-12
6	Loan	5, 11	1	Saks Beverly Hills	L(24),D(30),O(6)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Loan	5, 12, 13	1	488 Madison	L(24),D(31),O(5)	19,483,978	13,079,611	6,404,367	2/29/2024	T-12	19,409,060	13,257,252	6,151,808	12/31/2023	T-12
8	Loan	5, 7	1	Jordan Creek Town Center	L(28),D(28),O(4)	38,499,461	14,452,236	24,047,225	12/31/2023	T-12	34,880,800	13,031,356	21,849,444	12/31/2022	T-12
9	Loan		1	Towers Shopping Center	L(24),D(29),O(7)	5,294,815	1,743,472	3,551,343	12/31/2023	T-12	5,342,185	1,651,773	3,690,412	12/31/2022	T-12
10	Loan		1	The Hollywood Ardmore	L(25),D(31),O(4)	6,393,102	3,020,021	3,373,081	3/31/2024	T-12	5,809,558	3,081,215	2,728,343	12/31/2023	T-12
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	L(25),YM1(30),O(5)	7,884,927	3,931,899	3,953,028	3/31/2024	T-12	7,591,128	3,752,477	3,838,651	12/31/2023	T-12
12	Loan	5, 7, 17	1	Kenwood Towne Centre	L(27),D(26),O(7)	51,156,712	13,470,861	37,685,851	12/31/2023	T-12	50,448,758	13,294,184	37,154,574	12/31/2022	T-12
13	Loan	5, 18	1	Wildwood Center	L(27),D(29),O(4)	13,009,482	5,614,290	7,395,191	12/31/2023	T-12	11,834,267	5,204,998	6,629,269	12/31/2022	T-12
14	Loan	19	1	Anaheim Desert Inn & Suites	L(25),D(31),O(4)	11,760,997	5,270,956	6,490,041	3/31/2024	T-12	11,504,816	5,277,941	6,226,875	12/31/2023	T-12
15	Loan	5	1	Pleasanton Corporate Commons	L(25),D(31),O(4)	13,669,626	6,255,061	7,414,565	3/31/2024	T-12	13,049,651	6,096,756	6,952,895	12/31/2023	T-12
16	Loan	5, D	1	Gallup HQ	L(12),YM1(13),DorYM1(30),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17	Loan		1	2801 & 2815 Townsgate	L(24),D(29),O(7)	5,225,053	2,144,137	3,080,916	12/31/2023	T-12	4,878,530	2,108,790	2,769,740	12/31/2022	T-12
18	Loan	5, 20, E	1	Columbus Business Park	L(24),YM1(1),DorYM1(29),O(6)	11,447,223	3,456,686	7,990,537	1/31/2024	T-12	11,265,521	3,405,931	7,859,590	12/31/2023	T-12
19	Loan	21	1	H-Mart Plaza	L(24),D(29),O(7)	3,500,016	1,805,967	1,694,049	3/31/2024	T-12	3,331,334	1,735,710	1,595,624	12/31/2023	T-12
20	Loan		1	150 2nd Avenue North	L(25),D(28),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21	Loan	22	1	Marriott Visalia Convention Center	L(25),D(28),O(7)	12,776,683	9,282,346	3,494,337	3/31/2024	T-12	12,645,738	9,111,274	3,534,464	12/31/2023	T-12
22	Loan	6, 7	2	Silver Lake Office Portfolio	L(25),D(28),O(7)	4,226,441	1,427,631	2,798,810	1/31/2024	T-12	4,145,856	1,421,529	2,724,327	12/31/2023	T-12
22.01	Property		1	Silver Lake Office Park		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.02	Property		1	100 Enterprise Place		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23	Loan		1	Chapel Hill Industrial Park	L(25),D(31),O(4)	1,504,070	840,535	663,535	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV
24	Loan	23, 24, 25	1	Arthouse Lofts	L(24),D(29),O(7)	2,290,668	535,004	1,755,664	3/31/2024	T-12	2,343,108	560,900	1,782,208	12/31/2023	T-12
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	L(24),D(29),O(7)	6,754,623	4,182,335	2,572,288	3/31/2024	T-12	6,970,415	4,272,810	2,697,605	12/31/2023	T-12
26	Loan	F	1	Innovation Business Park 7	L(13),YM1(40),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	L(24),D(29),O(7)	1,923,868	272,106	1,651,762	12/31/2023	T-12	1,905,939	241,414	1,664,525	12/31/2022	T-12
28	Loan		1	Harmony Place MHC	L(25),D(30),O(5)	1,014,893	274,217	740,675	2/29/2024	T-12	998,225	275,725	722,500	12/31/2023	T-12
29	Loan	G	1	Foothill Villa	L(23),YM1(30),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
30	Loan	H	1	Spring Valley Town Center	L(24),YM1(29),O(7)	2,253,703	697,463	1,556,240	12/31/2023	T-12	2,265,060	603,167	1,661,893	12/31/2022	T-12
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	L(26),D(30),O(4)	1,049,409	328,261	721,148	2/29/2024	T-12	1,028,243	346,156	682,087	12/31/2023	T-12
31.01	Property		1	Abenaki Mobile Home Park		412,328	153,454	258,875	2/29/2024	T-12	402,550	178,204	224,346	12/31/2023	T-12
31.02	Property		1	Stony Acres Mobile Home Park		309,488	55,379	254,109	2/29/2024	T-12	303,476	53,749	249,727	12/31/2023	T-12
31.03	Property		1	Intown MHP		186,941	50,658	136,284	2/29/2024	T-12	187,699	47,908	139,791	12/31/2023	T-12
31.04	Property		1	Bolton Acres MHP		140,652	68,771	71,881	2/29/2024	T-12	134,518	66,294	68,224	12/31/2023	T-12
32	Loan		1	101-107 Industrial Ave	L(24),D(32),O(4)	800,694	343,645	457,049	12/31/2023	T-12	690,733	302,621	388,112	12/31/2022	T-12
33	Loan	28	1	22 East 177th Street	L(24),D(32),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
34	Loan	29	1	1681 Eastburn Ave	L(25),D(31),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
35	Loan		1	Sunset King Lake	L(24),D(32),O(4)	1,361,265	821,799	539,466	3/31/2024	T-12	1,317,685	763,022	554,663	12/31/2023	T-12
36	Loan		1	Extra Room Storage - Pawley's Island	L(24),D(32),O(4)	417,676	163,091	254,585	2/29/2024	T-12	415,053	169,817	245,236	12/31/2023	T-12
37	Loan		1	Stor365	L(25),D(31),O(4)	396,740	180,445	216,295	12/31/2023	T-12	335,425	160,543	174,882	12/31/2022	T-12

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	10,303,778	0	10,303,778	12/31/2021	T-12	NAV	10,306,767	0	10,306,767	0	0
2	Loan		1	2001 K Street	7,877,637	7,127,923	749,714	12/31/2021	T-12	91.6%	19,433,161	7,240,550	12,192,611	49,648	372,357
3	Loan		1	Cira Square	31,615,222	11,475,720	20,139,502	12/31/2021	T-12	97.5%	31,552,678	12,386,575	19,166,103	215,673	862,692
4	Loan	7	1	MarqE Entertainment Center	11,036,402	5,298,739	5,737,662	12/31/2021	T-12	95.0%	13,365,107	5,428,041	7,937,067	52,934	163,675
5	Loan	10, B	1	Woodyard Crossing	8,750,755	3,005,818	5,744,937	12/31/2021	T-12	95.0%	8,800,102	2,988,159	5,811,943	52,037	348,575
6	Loan	5, 11	1	Saks Beverly Hills	NAV	NAV	NAV	NAV	NAV	97.0%	16,320,592	4,257,401	12,063,191	17,247	114,978
7	Loan	5, 12, 13	1	488 Madison	23,626,906	13,457,905	10,169,001	12/31/2022	T-12	82.6%	27,471,037	11,890,811	15,580,226	95,753	1,973,196
8	Loan	5, 7	1	Jordan Creek Town Center	31,769,738	13,191,313	18,578,424	12/31/2021	T-12	98.0%	39,618,452	15,095,846	24,522,606	263,211	940,038
9	Loan		1	Towers Shopping Center	5,205,651	1,591,288	3,614,363	12/31/2021	T-12	93.3%	5,535,020	1,626,310	3,908,710	43,687	276,785
10	Loan		1	The Hollywood Ardmore	5,919,339	3,214,898	2,704,441	12/31/2022	T-12	95.0%	6,343,846	3,344,216	2,999,630	64,960	0
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	6,452,622	3,456,364	2,996,258	12/31/2022	T-12	85.0%	8,134,952	3,955,897	4,179,055	325,398	0
12	Loan	5, 7, 17	1	Kenwood Towne Centre	46,624,468	12,851,993	33,772,475	12/31/2021	T-12	92.8%	50,721,444	12,770,752	37,950,692	206,628	1,604,875
13	Loan	5, 18	1	Wildwood Center	12,384,942	5,237,077	7,147,865	12/31/2021	T-12	76.2%	14,357,783	5,345,279	9,012,505	133,616	0
14	Loan	19	1	Anaheim Desert Inn & Suites	10,767,594	4,446,295	6,321,299	12/31/2022	T-12	88.9%	11,730,700	5,232,255	6,498,445	469,228	0
15	Loan	5	1	Pleasanton Corporate Commons	10,570,084	5,733,264	4,836,820	12/31/2022	T-12	95.0%	14,036,433	5,556,374	8,480,059	59,061	693,969
16	Loan	5, D	1	Gallup HQ	NAV	NAV	NAV	NAV	NAV	95.0%	10,749,839	322,495	10,427,344	57,802	0
17	Loan		1	2801 & 2815 Townsgate	4,682,517	1,981,048	2,701,469	12/31/2021	T-12	86.6%	6,073,625	2,171,549	3,902,076	48,933	351,675
18	Loan	5, 20, E	1	Columbus Business Park	8,717,178	3,254,004	5,463,174	12/31/2022	T-12	92.6%	12,831,872	3,531,569	9,300,303	218,333	467,930
19	Loan	21	1	H-Mart Plaza	2,086,274	1,419,330	666,944	12/31/2022	T-12	95.0%	4,230,599	1,766,487	2,464,112	25,866	96,998
20	Loan		1	150 2nd Avenue North	NAV	NAV	NAV	NAV	NAV	95.0%	3,593,627	803,968	2,789,658	23,706	84,663
21	Loan	22	1	Marriott Visalia Convention Center	11,835,300	8,753,556	3,081,744	12/31/2022	T-12	75.5%	12,722,098	9,457,717	3,264,381	443,867	0
22	Loan	6, 7	2	Silver Lake Office Portfolio	3,773,678	1,340,056	2,433,622	12/31/2022	T-12	90.1%	4,338,455	1,422,120	2,916,335	45,250	127,250
22.01	Property		1	Silver Lake Office Park	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.02	Property		1	100 Enterprise Place	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23	Loan		1	Chapel Hill Industrial Park	NAV	NAV	NAV	NAV	NAV	87.3%	3,358,037	1,390,759	1,967,278	88,178	88,178
24	Loan	23, 24, 25	1	Arthouse Lofts	2,296,737	552,975	1,743,762	12/31/2022	T-12	93.5%	2,589,828	662,939	1,926,889	13,000	26,445
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	7,185,728	4,048,312	3,137,416	12/31/2022	T-12	81.4%	6,754,623	4,065,084	2,689,539	270,185	0
26	Loan	F	1	Innovation Business Park 7	NAV	NAV	NAV	NAV	NAV	95.0%	2,321,209	69,636	2,251,573	31,925	102,690
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	1,897,105	271,733	1,625,372	12/31/2021	T-12	95.0%	1,819,504	319,600	1,499,904	11,750	61,100
28	Loan		1	Harmony Place MHC	921,809	262,772	659,037	12/31/2022	T-12	92.2%	1,181,028	267,525	913,504	7,711	0
29	Loan	G	1	Foothill Villa	NAV	NAV	NAV	NAV	NAV	95.0%	1,167,360	265,200	902,160	10,500	0
30	Loan	H	1	Spring Valley Town Center	2,105,789	600,595	1,505,194	12/31/2021	T-12	81.9%	2,082,680	692,942	1,389,738	10,218	108,518
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	960,347	384,443	575,904	Various	T-12	81.5%	1,101,071	415,527	685,544	14,000	0
31.01	Property		1	Abenaki Mobile Home Park	383,690	177,569	206,122	12/31/2022	T-12	78.9%	449,508	172,523	276,985	5,450	0
31.02	Property		1	Stony Acres Mobile Home Park	260,227	91,374	168,853	12/31/2022	T-12	84.9%	320,075	95,412	224,664	3,800	0
31.03	Property		1	Intown MHP	201,524	62,670	138,855	12/31/2022	T-12	82.1%	188,908	75,711	113,197	1,950	0
31.04	Property		1	Bolton Acres MHP	114,905	52,830	62,075	12/31/2021	T-12	82.3%	142,581	71,883	70,698	2,800	0
32	Loan		1	101-107 Industrial Ave	616,058	298,402	317,656	12/31/2021	T-12	91.4%	1,015,434	355,427	660,007	10,099	39,295
33	Loan	28	1	22 East 177th Street	NAV	NAV	NAV	NAV	NAV	95.0%	614,369	93,505	520,864	4,500	0
34	Loan	29	1	1681 Eastburn Ave	NAV	NAV	NAV	NAV	NAV	95.0%	589,243	89,410	499,833	4,250	0
35	Loan		1	Sunset King Lake	1,264,109	599,861	664,248	12/31/2022	T-12	81.7%	1,380,782	850,908	529,874	10,743	0
36	Loan		1	Extra Room Storage - Pawley's Island	404,901	191,240	213,661	12/31/2022	T-12	95.0%	430,420	152,679	277,742	3,073	0
37	Loan		1	Stor365	346,732	169,832	176,900	9/30/2021	T-12	82.3%	420,825	174,314	246,511	3,942	0

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(2)
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	10,306,767	1.28	1.28	8.2%	8.2%	190,000,000	As Is	4/9/2024	65.8%	65.8%	78.2%
2	Loan		1	2001 K Street	11,770,607	1.71	1.65	12.8%	12.4%	153,000,000	As Is	3/28/2024	62.1%	62.1%	89.2%
3	Loan		1	Cira Square	18,087,738	3.07	2.89	21.3%	20.1%	295,500,000	As Is	12/12/2023	30.5%	30.5%	100.0%
4	Loan	7	1	MarqE Entertainment Center	7,720,458	1.54	1.50	11.3%	11.0%	112,750,000	As Is	8/24/2023	62.1%	62.1%	94.9%
5	Loan	10, B	1	Woodyard Crossing	5,411,330	1.41	1.31	9.4%	8.7%	82,800,000	As Is	2/23/2024	74.9%	74.9%	99.6%
6	Loan	5, 11	1	Saks Beverly Hills	11,930,966	1.73	1.71	13.4%	13.3%	200,000,000	As Is	3/9/2024	45.0%	45.0%	100.0%
7	Loan	5, 12, 13	1	488 Madison	13,511,276	2.23	1.94	15.6%	13.5%	220,000,000	As Is Assuming ADNY Reserves	4/1/2024	45.5%	45.5%	86.1%
8	Loan	5, 7	1	Jordan Creek Town Center	23,319,357	2.03	1.93	14.4%	13.7%	321,000,000	As Is	12/1/2023	53.0%	53.0%	97.1%
9	Loan		1	Towers Shopping Center	3,588,238	1.68	1.54	11.2%	10.3%	54,200,000	As Is	3/22/2024	64.6%	64.6%	91.3%
10	Loan		1	The Hollywood Ardmore	2,934,671	1.34	1.31	8.9%	8.7%	64,200,000	As Is	3/21/2024	52.6%	52.6%	93.7%
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	3,853,657	1.59	1.47	13.6%	12.5%	44,300,000	As If PIP Escrowed	2/2/2024	69.5%	69.5%	85.0%
12	Loan	5, 7, 17	1	Kenwood Towne Centre	36,139,189	2.30	2.19	14.6%	13.9%	571,200,000	As Is	1/23/2024	45.5%	45.5%	95.2%
13	Loan	5, 18	1	Wildwood Center	8,878,888	1.71	1.69	13.9%	13.7%	113,000,000	As Is	10/5/2023	57.5%	57.5%	77.2%
14	Loan	19	1	Anaheim Desert Inn & Suites	6,029,217	3.13	2.90	22.0%	20.4%	55,500,000	As Is	3/19/2024	53.2%	53.2%	88.9%
15	Loan	5	1	Pleasanton Corporate Commons	7,727,029	1.63	1.49	12.9%	11.7%	110,400,000	As Is	1/9/2024	59.6%	59.6%	100.0%
16	Loan	5, D	1	Gallup HQ	10,369,542	1.97	1.96	14.6%	14.5%	130,000,000	As Is	2/28/2024	55.0%	55.0%	100.0%
17	Loan		1	2801 & 2815 Townsgate	3,501,468	1.93	1.73	14.2%	12.7%	46,700,000	As Is	1/25/2024	58.9%	58.9%	86.1%
18	Loan	5, 20, E	1	Columbus Business Park	8,614,040	2.10	1.95	15.0%	13.9%	147,000,000	As Is	2/13/2024	42.2%	42.2%	88.2%
19	Loan	21	1	H-Mart Plaza	2,341,248	1.43	1.36	10.1%	9.6%	37,700,000	Prospective As Stabilized	2/1/2025	65.0%	65.0%	100.0%
20	Loan		1	150 2nd Avenue North	2,681,290	1.49	1.43	11.4%	10.9%	44,000,000	As Is	4/9/2024	55.7%	55.7%	100.0%
21	Loan	22	1	Marriott Visalia Convention Center	2,820,514	1.71	1.48	13.6%	11.8%	47,100,000	Prospective Market Value Upon Completion	6/1/2026	51.0%	51.0%	75.5%
22	Loan	6, 7	2	Silver Lake Office Portfolio	2,743,835	1.83	1.73	13.9%	13.1%	35,300,000	As Is	3/13/2024	59.5%	59.5%	88.7%
22.01	Property		1	Silver Lake Office Park	NAV					26,100,000	As Is	3/13/2024			90.9%
22.02	Property		1	100 Enterprise Place	NAV					9,200,000	As Is	3/13/2024			81.8%
23	Loan		1	Chapel Hill Industrial Park	1,790,923	1.42	1.30	9.4%	8.5%	31,300,000	As Is	2/22/2024	67.1%	67.1%	86.6%
24	Loan	23, 24, 25	1	Arthouse Lofts	1,887,443	1.34	1.31	9.6%	9.4%	33,500,000	As Is	3/28/2024	59.7%	59.7%	100.0%
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	2,419,354	1.83	1.65	14.9%	13.4%	33,000,000	As Is	3/20/2024	54.5%	54.5%	81.5%
26	Loan	F	1	Innovation Business Park 7	2,116,958	1.36	1.28	12.9%	12.1%	38,200,000	As Is	3/27/2024	45.8%	45.8%	100.0%
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	1,427,054	1.67	1.59	13.5%	12.9%	21,900,000	As Is	3/24/2024	50.7%	48.1%	100.0%
28	Loan		1	Harmony Place MHC	905,793	1.36	1.35	9.9%	9.8%	14,100,000	As Is	3/11/2024	65.8%	65.8%	92.2%
29	Loan	G	1	Foothill Villa	891,660	1.48	1.46	10.3%	10.1%	18,000,000	As Is	3/25/2024	48.9%	48.9%	100.0%
30	Loan	H	1	Spring Valley Town Center	1,271,003	2.41	2.20	17.8%	16.3%	23,300,000	As Is	3/4/2024	33.5%	31.5%	81.3%
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	671,544	1.34	1.31	10.0%	9.8%	11,200,000	As Is	3/7/2024	61.2%	61.2%	82.1%
31.01	Property		1	Abenaki Mobile Home Park	271,535					4,700,000	As Is	3/7/2024			79.8%
31.02	Property		1	Stony Acres Mobile Home Park	220,864					3,300,000	As Is	3/7/2024			85.5%
31.03	Property		1	Intown MHP	111,247					1,900,000	As Is	3/7/2024			82.1%
31.04	Property		1	Bolton Acres MHP	67,898					1,300,000	As Is	3/7/2024			81.8%
32	Loan		1	101-107 Industrial Ave	610,613	1.40	1.30	10.5%	9.7%	10,100,000	As Is	3/22/2024	62.4%	62.4%	100.0%
33	Loan	28	1	22 East 177th Street	516,364	1.36	1.34	9.7%	9.6%	8,700,000	As Is	4/19/2024	61.6%	61.6%	100.0%
34	Loan	29	1	1681 Eastburn Ave	495,583	1.37	1.36	9.6%	9.5%	8,200,000	As Is	11/17/2023	63.4%	63.4%	100.0%
35	Loan		1	Sunset King Lake	519,131	1.41	1.38	11.2%	10.9%	9,150,000	As Is	3/18/2024	51.9%	51.9%	63.4%
36	Loan		1	Extra Room Storage - Pawley's Island	274,668	1.30	1.29	8.9%	8.8%	4,650,000	As Is	4/1/2024	67.2%	67.2%	96.5%
37	Loan		1	Stor365	242,569	1.42	1.40	11.5%	11.3%	3,500,000	As Is	3/6/2024	61.1%	61.1%	82.9%

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	12/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan		1	2001 K Street	5/6/2024	No	Paul, Weiss, Rifkind, Wharton & Garrison LLP	73,528	29.6%	3/31/2030	Clifford Chance LLP
3	Loan		1	Cira Square	6/1/2024	Yes	GSA - Internal Revenue Service (IRS)	862,692	100.0%	8/25/2030	NAP
4	Loan	7	1	MarqE Entertainment Center	4/1/2024	No	Regal Theatres	123,576	35.2%	12/31/2036	Dave & Busters
5	Loan	10, B	1	Woodyard Crossing	2/27/2024	No	Walmart	134,247	27.6%	10/24/2030	Lowe's
6	Loan	5, 11	1	Saks Beverly Hills	6/1/2024	Yes	Saks Fifth Avenue	114,978	100.0%	2/28/2049	NAP
7	Loan	5, 12, 13	1	488 Madison	4/1/2024	No	Archdiocese of New York	142,308	29.6%	8/31/2055	Thompson Coburn LLP
8	Loan	5, 7	1	Jordan Creek Town Center	12/31/2023	No	Von Maur	152,000	16.2%	1/31/2043	Scheels
9	Loan		1	Towers Shopping Center	2/29/2024	No	Kroger	48,714	16.7%	11/30/2027	Fresh Market, Inc.
10	Loan		1	The Hollywood Ardmore	5/1/2024	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	3/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	5, 7, 17	1	Kenwood Towne Centre	12/31/2023	No	Macy's	262,829	25.4%	9/10/2028	Dillard's
13	Loan	5, 18	1	Wildwood Center	1/18/2024	No	Manhattan Associates	209,828	31.4%	9/30/2036	Advisor Group
14	Loan	19	1	Anaheim Desert Inn & Suites	3/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5	1	Pleasanton Corporate Commons	6/1/2024	Yes	10x Genomics, Inc.	295,306	100.0%	9/30/2029 (145,155 SF); 6/30/2033 (150,151 SF)	NAP
16	Loan	5, D	1	Gallup HQ	6/1/2024	Yes	Gallup, Inc.	385,348	100.0%	3/31/2042	NAP
17	Loan		1	2801 & 2815 Townsgate	5/1/2024	No	Bank of America, N.A.	31,344	16.0%	4/30/2028	Musick, Peeler & Garrett LLP
18	Loan	5, 20, E	1	Columbus Business Park	2/28/2024	No	Ford Motor Company	909,287	41.6%	4/30/2028	Redhawk Global, LLC
19	Loan	21	1	H-Mart Plaza	4/15/2024	No	H-Mart	43,939	34.0%	10/31/2030	Launch Entertainment
20	Loan		1	150 2nd Avenue North	4/15/2024	No	Metro	54,483	64.4%	12/31/2033	Mel's Drive-in
21	Loan	22	1	Marriott Visalia Convention Center	3/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 7	2	Silver Lake Office Portfolio	3/1/2024
22.01	Property		1	Silver Lake Office Park	3/1/2024	No	Dept of Family Services	28,128	16.5%	6/30/2031	Dept of Human Resources
22.02	Property		1	100 Enterprise Place	3/1/2024	No	Kent County Dept of Elections	31,886	57.7%	1/31/2035	Easter Seals Delaware
23	Loan		1	Chapel Hill Industrial Park	4/1/2024	No	Quantix	160,032	27.2%	5/31/2033	Transit Works Driverge
24	Loan	23, 24, 25	1	Arthouse Lofts	4/1/2024	No	Show Me Your Mumu, LLC	11,060	48.2%	9/30/2029	Luv Bridal, LLC
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	3/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	F	1	Innovation Business Park 7	6/1/2024	Yes	Seoyon E-HWA Texas Inc.	212,832	100.0%	3/31/2034	NAP
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	6/1/2024	Yes	24 Hour Fitness	47,000	100.0%	12/31/2030	NAP
28	Loan		1	Harmony Place MHC	3/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	G	1	Foothill Villa	3/1/2024	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	H	1	Spring Valley Town Center	2/1/2024	No	University Medical Center	9,990	16.6%	6/30/2025	Leslie's Poolmart
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	4/2/2024
31.01	Property		1	Abenaki Mobile Home Park	4/2/2024	NAP	NAP	NAP	NAP	NAP	NAP
31.02	Property		1	Stony Acres Mobile Home Park	4/2/2024	NAP	NAP	NAP	NAP	NAP	NAP
31.03	Property		1	Intown MHP	4/2/2024	NAP	NAP	NAP	NAP	NAP	NAP
31.04	Property		1	Bolton Acres MHP	4/2/2024	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	101-107 Industrial Ave	3/26/2024	No	GEO Distributions	19,600	39.9%	2/29/2028	Peaceful Adult Day Care Center
33	Loan	28	1	22 East 177th Street	4/17/2024	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	29	1	1681 Eastburn Ave	4/11/2024	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Sunset King Lake	4/15/2024	No	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Extra Room Storage - Pawley's Island	2/13/2024	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	Stor365	3/7/2024	NAP	NAP	NAP	NAP	NAP	NAP

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant	Fourth Largest Tenant SF
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan		1	2001 K Street	68,292	27.5%	3/31/2037	Womble Bond Dickinson LLP	22,635	9.1%	8/31/2032	KTGY Group, Inc.	15,125
3	Loan		1	Cira Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	7	1	MarqE Entertainment Center	67,500	19.2%	1/31/2036	LA Fitness	34,503	9.8%	11/30/2026	Sloomoo Institute	22,180
5	Loan	10, B	1	Woodyard Crossing	118,000	24.2%	4/27/2026	Safeway	60,106	12.3%	12/13/2029	Staples	20,000
6	Loan	5, 11	1	Saks Beverly Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	5, 12, 13	1	488 Madison	44,825	9.3%	6/30/2027	Shawmut, Group, Inc.	27,015	5.6%	12/31/2038	Sportfive Americas LLC	18,765
8	Loan	5, 7	1	Jordan Creek Town Center	122,025	13.0%	7/31/2029	Century Theatres	69,914	7.4%	8/31/2029	Barnes & Noble Bookseller	29,969
9	Loan		1	Towers Shopping Center	28,838	9.9%	10/31/2025	Jo-Ann Fabrics	22,832	7.8%	1/31/2027	Planet Fitness	14,989
10	Loan		1	The Hollywood Ardmore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	5, 7, 17	1	Kenwood Towne Centre	240,656	23.3%	1/31/2029	Arhaus Furniture	16,925	1.6%	1/31/2032	Forever 21	16,638
13	Loan	5, 18	1	Wildwood Center	43,325	6.5%	6/30/2029	Scientific Research Corp	33,984	5.1%	5/31/2027	National Video Monitoring Co	21,855
14	Loan	19	1	Anaheim Desert Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5	1	Pleasanton Corporate Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, D	1	Gallup HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	2801 & 2815 Townsgate	9,065	4.6%	1/31/2025	Lifespan: A Center For Family Psychological Services, Inc.	7,428	3.8%	12/31/2028	Prudential Insurance Company of America	7,239
18	Loan	5, 20, E	1	Columbus Business Park	409,599	18.8%	6/30/2027	US 1 Logistics LLC	169,871	7.8%	7/31/2027	PECO Pallet	116,643
19	Loan	21	1	H-Mart Plaza	31,842	24.6%	4/19/2035	Planet Fitness	14,047	10.9%	7/12/2032	Golfzon	10,801
20	Loan		1	150 2nd Avenue North	12,000	14.2%	5/31/2039	Pete's Dueling Piano Bar	10,000	11.8%	3/31/2029	The Stable	4,345
21	Loan	22	1	Marriott Visalia Convention Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 7	2	Silver Lake Office Portfolio
22.01	Property		1	Silver Lake Office Park	24,267	14.2%	3/31/2035	Office of Management & Budget - PHRST	18,369	10.7%	7/31/2035	Dept of State - Professional Regulations	14,579
22.02	Property		1	100 Enterprise Place	13,355	24.2%	11/30/2026	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Chapel Hill Industrial Park	151,741	25.8%	1/31/2035	OnQ	132,279	22.5%	3/31/2029	Famous Supply	65,237
24	Loan	23, 24, 25	1	Arthouse Lofts	4,220	18.4%	5/31/2027	Pacific Media Ventures LLC	2,830	12.3%	8/31/2026	Etiquette LLC	2,264
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	F	1	Innovation Business Park 7	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Harmony Place MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	G	1	Foothill Villa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	H	1	Spring Valley Town Center	4,250	7.1%	9/30/2027	Gracie Jiu Jitsu	3,577	6.0%	8/31/2029	Pepe's Tacos Rainbow LLC	2,957
31	Loan	6, 27	4	Plattsburgh MHP Portfolio
31.01	Property		1	Abenaki Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.02	Property		1	Stony Acres Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.03	Property		1	Intown MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.04	Property		1	Bolton Acres MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	101-107 Industrial Ave	14,522	29.6%	7/31/2029	United Rentals (Moody's: Baa3)	9,951	20.3%	7/31/2029	Herbalife Nutrition (S&P: B+) / Cura Resource Group	5,000
33	Loan	28	1	22 East 177th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	29	1	1681 Eastburn Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Sunset King Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Extra Room Storage - Pawley's Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	Stor365	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	NAP	NAP	NAP	NAP	NAP	NAP	4/16/2024	NAP	4/16/2024	4/15/2024
2	Loan		1	2001 K Street	6.1%	8/31/2032	EagleBank	13,094	5.3%	8/31/2025	11/29/2023	NAP	11/29/2023	NAP
3	Loan		1	Cira Square	NAP	NAP	NAP	NAP	NAP	NAP	12/22/2023	NAP	12/22/2023	NAP
4	Loan	7	1	MarqE Entertainment Center	6.3%	1/31/2034	The Improv	10,445	3.0%	1/31/2031	2/21/2024	NAP	2/23/2024	NAP
5	Loan	10, B	1	Woodyard Crossing	4.1%	2/28/2025	CVS Corp	11,486	2.4%	12/31/2027	3/4/2024	NAP	3/5/2024	NAP
6	Loan	5, 11	1	Saks Beverly Hills	NAP	NAP	NAP	NAP	NAP	NAP	3/13/2024	NAP	3/14/2024	3/13/2024
7	Loan	5, 12, 13	1	488 Madison	3.9%	7/31/2026	Shanholt Glassman Klein Kramer & Co. CPA'S P.C.	16,648	3.5%	9/30/2033	4/2/2024	NAP	4/2/2024	NAP
8	Loan	5, 7	1	Jordan Creek Town Center	3.2%	1/31/2025	H&M	22,608	2.4%	1/31/2032	12/1/2023	NAP	12/1/2023	NAP
9	Loan		1	Towers Shopping Center	5.1%	8/31/2028	Petco	12,065	4.1%	1/31/2026	3/28/2024	NAP	3/28/2024	NAP
10	Loan		1	The Hollywood Ardmore	NAP	NAP	NAP	NAP	NAP	NAP	4/3/2024	NAP	4/2/2024	4/2/2024
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	NAP	NAP	NAP	NAP	NAP	NAP	3/8/2024	NAP	3/8/2024	NAP
12	Loan	5, 7, 17	1	Kenwood Towne Centre	1.6%	MTM	Pottery Barn	15,913	1.5%	1/31/2030	1/17/2024	NAP	1/16/2024	NAP
13	Loan	5, 18	1	Wildwood Center	3.3%	4/30/2029	BioIQ Inc	18,142	2.7%	5/31/2026	10/11/2023	NAP	10/11/2023	NAP
14	Loan	19	1	Anaheim Desert Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2024	NAP	3/29/2024	3/29/2024
15	Loan	5	1	Pleasanton Corporate Commons	NAP	NAP	NAP	NAP	NAP	NAP	1/19/2024	NAP	1/19/2024	1/19/2024
16	Loan	5, D	1	Gallup HQ	NAP	NAP	NAP	NAP	NAP	NAP	2/22/2024	NAP	3/18/2024	NAP
17	Loan		1	2801 & 2815 Townsgate	3.7%	11/30/2025	Wood, Smith, Henning & Berman,LLP	6,928	3.5%	3/31/2025	4/22/2024	NAP	4/19/2024	4/19/2024
18	Loan	5, 20, E	1	Columbus Business Park	5.3%	10/31/2024	Lexington Logistics	110,995	5.1%	1/6/2025	3/5/2024	NAP	2/29/2024	NAP
19	Loan	21	1	H-Mart Plaza	8.4%	1/6/2033	Daiso	6,500	5.0%	2/14/2032	4/22/2024	NAP	4/22/2024	NAP
20	Loan		1	150 2nd Avenue North	5.1%	1/31/2030	Freebirds	3,835	4.5%	7/31/2032	3/28/2024	NAP	3/28/2024	NAP
21	Loan	22	1	Marriott Visalia Convention Center	NAP	NAP	NAP	NAP	NAP	NAP	2/26/2024	NAP	2/26/2024	2/26/2024
22	Loan	6, 7	2	Silver Lake Office Portfolio
22.01	Property		1	Silver Lake Office Park	8.5%	7/31/2029	Dept of State - Public Service Commission	14,136	8.3%	7/31/2029	3/21/2024	NAP	3/21/2024	NAP
22.02	Property		1	100 Enterprise Place	NAP	NAP	NAP	NAP	NAP	NAP	3/21/2024	NAP	3/21/2024	NAP
23	Loan		1	Chapel Hill Industrial Park	11.1%	8/15/2031	NAP	NAP	NAP	NAP	3/5/2024	NAP	3/5/2024	NAP
24	Loan	23, 24, 25	1	Arthouse Lofts	9.9%	12/31/2025	NAP	NAP	NAP	NAP	4/2/2024	NAP	4/2/2024	4/2/2024
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	NAP	NAP	NAP	NAP	NAP	NAP	3/21/2024	NAP	3/20/2024	3/20/2024
26	Loan	F	1	Innovation Business Park 7	NAP	NAP	NAP	NAP	NAP	NAP	3/12/2024	NAP	3/12/2024	NAP
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	NAP	NAP	NAP	NAP	NAP	NAP	3/26/2024	NAP	3/26/2024	3/26/2024
28	Loan		1	Harmony Place MHC	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2024	NAP	3/14/2024	NAP
29	Loan	G	1	Foothill Villa	NAP	NAP	NAP	NAP	NAP	NAP	4/8/2024	NAP	4/8/2024	4/8/2024
30	Loan	H	1	Spring Valley Town Center	4.9%	7/31/2024	Las Islitas	2,550	4.2%	3/31/2031	3/11/2024	NAP	3/11/2024	NAP
31	Loan	6, 27	4	Plattsburgh MHP Portfolio
31.01	Property		1	Abenaki Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	2/28/2024	NAP	2/28/2024	NAP
31.02	Property		1	Stony Acres Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	2/28/2024	NAP	2/28/2024	NAP
31.03	Property		1	Intown MHP	NAP	NAP	NAP	NAP	NAP	NAP	2/13/2024	NAP	2/13/2024	NAP
31.04	Property		1	Bolton Acres MHP	NAP	NAP	NAP	NAP	NAP	NAP	2/13/2024	NAP	2/13/2024	NAP
32	Loan		1	101-107 Industrial Ave	10.2%	1/31/2025	NAP	NAP	NAP	NAP	4/2/2024	NAP	4/3/2024	NAP
33	Loan	28	1	22 East 177th Street	NAP	NAP	NAP	NAP	NAP	NAP	12/5/2023	NAP	12/5/2023	NAP
34	Loan	29	1	1681 Eastburn Ave	NAP	NAP	NAP	NAP	NAP	NAP	12/5/2023	NAP	12/5/2023	NAP
35	Loan		1	Sunset King Lake	NAP	NAP	NAP	NAP	NAP	NAP	3/22/2024	NAP	3/22/2024	NAP
36	Loan		1	Extra Room Storage - Pawley's Island	NAP	NAP	NAP	NAP	NAP	NAP	3/13/2024	NAP	3/13/2024	NAP
37	Loan		1	Stor365	NAP	NAP	NAP	NAP	NAP	NAP	3/18/2024	NAP	3/15/2024	NAP
A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	13%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
2	Loan		1	2001 K Street	NAP	No	Fee	NAP	NAP	NAP	NAP	846,042	282,012	0	Springing	0
3	Loan		1	Cira Square	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
4	Loan	7	1	MarqE Entertainment Center	NAP	No	Fee	NAP	NAP	NAP	NAP	596,880	149,220	0	Springing	0
5	Loan	10, B	1	Woodyard Crossing	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
6	Loan	5, 11	1	Saks Beverly Hills	16%	No	Leasehold	7/31/2088	None	2,310,744	Yes	296,870	74,218	0	Springing	1,437
7	Loan	5, 12, 13	1	488 Madison	NAP	No	Fee	NAP	NAP	NAP	NAP	3,230,895	538,482	0	Springing	0
8	Loan	5, 7	1	Jordan Creek Town Center	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
9	Loan		1	Towers Shopping Center	NAP	No	Fee	NAP	NAP	NAP	NAP	103,392	34,464	0	Springing	0
10	Loan		1	The Hollywood Ardmore	25%	No	Fee	NAP	NAP	NAP	NAP	22,836	11,418	0	Springing	0
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	NAP	No	Fee	NAP	NAP	NAP	NAP	10,000	25,898	0	Springing	0
12	Loan	5, 7, 17	1	Kenwood Towne Centre	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
13	Loan	5, 18	1	Wildwood Center	NAP	No	Fee	NAP	NAP	NAP	NAP	766,814	127,802	58,513	11,703	0
14	Loan	19	1	Anaheim Desert Inn & Suites	12%	No	Fee	NAP	NAP	NAP	NAP	27,118	13,559	0	Springing	0
15	Loan	5	1	Pleasanton Corporate Commons	7%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
16	Loan	5, D	1	Gallup HQ	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
17	Loan		1	2801 & 2815 Townsgate	10%	No	Fee	NAP	NAP	NAP	NAP	79,256	39,628	0	Springing	0
18	Loan	5, 20, E	1	Columbus Business Park	NAP	No	Fee	NAP	NAP	NAP	NAP	89,418	15,350	0	Springing	0
19	Loan	21	1	H-Mart Plaza	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	252,180	84,060	3,849	1,283	0
20	Loan		1	150 2nd Avenue North	NAP	No	Fee	NAP	NAP	NAP	NAP	35,131	8,784	42,758	8,551	0
21	Loan	22	1	Marriott Visalia Convention Center	5%	No	Fee	NAP	NAP	NAP	NAP	54,937	18,312	0	Springing	0
22	Loan	6, 7	2	Silver Lake Office Portfolio								249,161	31,145	9,286	Springing	0
22.01	Property		1	Silver Lake Office Park	NAP	No	Fee	NAP	NAP	NAP	NAP
22.02	Property		1	100 Enterprise Place	NAP	No	Fee	NAP	NAP	NAP	NAP
23	Loan		1	Chapel Hill Industrial Park	NAP	No	Fee	NAP	NAP	NAP	NAP	134,348	33,587	0	Springing	0
24	Loan	23, 24, 25	1	Arthouse Lofts	16%	No	Fee	NAP	NAP	NAP	NAP	92,301	23,075	47,122	Springing	1,370
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	17%	No	Fee	NAP	NAP	NAP	NAP	165,229	33,046	8,826	4,413	0
26	Loan	F	1	Innovation Business Park 7	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	19%	No	Fee	NAP	NAP	NAP	NAP	41,352	20,676	17,532	1,948	0
28	Loan		1	Harmony Place MHC	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	30,680	6,136	6,198	1,083	0
29	Loan	G	1	Foothill Villa	13%	No	Fee	NAP	NAP	NAP	NAP	36,414	18,207	9,234	2,308	0
30	Loan	H	1	Spring Valley Town Center	NAP	No	Fee	NAP	NAP	NAP	NAP	20,400	6,800	0	Springing	10,218
31	Loan	6, 27	4	Plattsburgh MHP Portfolio								39,657	13,219	3,333	3,333	0
31.01	Property		1	Abenaki Mobile Home Park	NAP	No	Fee	NAP	NAP	NAP	NAP
31.02	Property		1	Stony Acres Mobile Home Park	NAP	No	Fee	NAP	NAP	NAP	NAP
31.03	Property		1	Intown MHP	NAP	No	Fee	NAP	NAP	NAP	NAP
31.04	Property		1	Bolton Acres MHP	NAP	No	Fee	NAP	NAP	NAP	NAP
32	Loan		1	101-107 Industrial Ave	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	33,690	16,845	0	Springing	0
33	Loan	28	1	22 East 177th Street	NAP	No	Fee	NAP	NAP	NAP	NAP	4,749	1,583	7,753	775	0
34	Loan	29	1	1681 Eastburn Ave	NAP	No	Fee	NAP	NAP	NAP	NAP	619	206	8,621	789	0
35	Loan		1	Sunset King Lake	NAP	No	Fee	NAP	NAP	NAP	NAP	16,246	2,031	0	Springing	10,500
36	Loan		1	Extra Room Storage - Pawley's Island	NAP	No	Fee	NAP	NAP	NAP	NAP	14,359	4,787	0	Springing	0
37	Loan		1	Stor365	NAP	No	Fee	NAP	NAP	NAP	NAP	16,740	3,348	0	Springing	0

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	Springing	0	0	0	0	0	0	0	0	0	0
2	Loan		1	2001 K Street	4,137	0	0	31,030	0	0	0	0	0	7,407,944	Springing
3	Loan		1	Cira Square	Springing	0	0	Springing	5,000,000	0	0	0	0	0	Springing
4	Loan	7	1	MarqE Entertainment Center	4,411	0	1,000,000	Springing	700,000	0	0	0	0	822,361	0
5	Loan	10, B	1	Woodyard Crossing	Springing	73,034	0	Springing	389,515	0	0	0	0	1,737,379	0
6	Loan	5, 11	1	Saks Beverly Hills	1,437	51,740	9,582	9,582	344,934	0	0	0	0	577,686	Springing
7	Loan	5, 12, 13	1	488 Madison	7,979	95,753	0	112,153	2,691,664	0	0	0	0	31,529,176	Springing
8	Loan	5, 7	1	Jordan Creek Town Center	Springing	470,019	0	Springing	1,880,076	0	0	0	0	5,000,000	Springing
9	Loan		1	Towers Shopping Center	3,639	131,000	0	18,308	659,076	0	0	0	986,125	205,957	0
10	Loan		1	The Hollywood Ardmore	5,413	194,880	0	0	0	0	0	0	0	0	0
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	27,116	1,704,000	0	0	0	0	0	0	0	1,200,000	Springing
12	Loan	5, 7, 17	1	Kenwood Towne Centre	Springing	516,571	0	129,143	3,099,423	0	0	0	0	3,966,953	0
13	Loan	5, 18	1	Wildwood Center	11,135	0	6,000,000	Springing	3,250,000	0	0	0	65,640	4,384,694	0
14	Loan	19	1	Anaheim Desert Inn & Suites	29,327	0	0	0	0	0	0	0	0	0	0
15	Loan	5	1	Pleasanton Corporate Commons	4,922	0	0	Springing	0	0	0	0	8,750	26,890	Springing
16	Loan	5, D	1	Gallup HQ	Springing	0	0	Springing	0	0	0	0	0	0	0
17	Loan		1	2801 & 2815 Townsgate	4,078	0	0	16,311	900,000	0	0	0	0	1,544,665	0
18	Loan	5, 20, E	1	Columbus Business Park	0	0	0	45,480	2,000,000	0	0	0	0	862,381	0
19	Loan	21	1	H-Mart Plaza	2,156	0	966,405	8,083	0	0	0	0	0	950,062	0
20	Loan		1	150 2nd Avenue North	1,976	0	0	7,056	120,000	0	0	0	0	1,459,240	0
21	Loan	22	1	Marriott Visalia Convention Center	36,988	0	0	0	0	0	0	0	40,625	1,874,225	0
22	Loan	6, 7	2	Silver Lake Office Portfolio	3,771	0	500,000	Springing	500,000	0	0	0	4,500	0	0
22.01	Property		1	Silver Lake Office Park
22.02	Property		1	100 Enterprise Place
23	Loan		1	Chapel Hill Industrial Park	7,349	0	0	7,349	0	0	0	0	0	1,733,582	0
24	Loan	23, 24, 25	1	Arthouse Lofts	1,370	49,320	1,912	1,912	68,832	0	0	0	0	0	0
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	22,515	0	0	0	0	0	0	0	7,500	2,000,000	Springing
26	Loan	F	1	Innovation Business Park 7	Springing	63,850	0	Springing	212,112	0	0	0	0	0	0
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	979	11,750	0	0	0	0	0	0	14,688	0	0
28	Loan		1	Harmony Place MHC	643	13,750	0	0	0	0	0	0	1,380	0	0
29	Loan	G	1	Foothill Villa	875	0	0	0	0	0	0	0	3,125	0	0
30	Loan	H	1	Spring Valley Town Center	Springing	10,218	42,000	Springing	42,000	0	0	0	232,006	0	0
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	1,167	0	0	0	0	0	0	0	31,844	0	Springing
31.01	Property		1	Abenaki Mobile Home Park
31.02	Property		1	Stony Acres Mobile Home Park
31.03	Property		1	Intown MHP
31.04	Property		1	Bolton Acres MHP
32	Loan		1	101-107 Industrial Ave	613	0	0	3,475	83,424	0	0	0	5,940	0	0
33	Loan	28	1	22 East 177th Street	375	0	0	0	0	0	0	0	0	168,025	0
34	Loan	29	1	1681 Eastburn Ave	354	0	0	0	0	0	0	0	0	92,718	0
35	Loan		1	Sunset King Lake	895	33,000	0	0	0	0	0	0	25,250	0	0
36	Loan		1	Extra Room Storage - Pawley's Island	256	0	0	0	0	0	0	0	0	0	0
37	Loan		1	Stor365	329	0	0	0	0	0	0	0	65,156	0	0

A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	NAP
2	Loan		1	2001 K Street	Rent Concession Reserve ($4,500,657); Existing TI/LC Obligations Reserve ($2,907,287); Paul Weiss Reserve (Springing)
3	Loan		1	Cira Square	GSA Operating Agreement Reserve
4	Loan	7	1	MarqE Entertainment Center	Existing TI/LC Reserve
5	Loan	10, B	1	Woodyard Crossing	Walmart Expansion Funds ($1,000,000); Sakura Go Free Rent Funds ($16,250); Naz Halal Free Rent Funds ($6,587.50); Outstanding TI Allowance Funds ($679,835); Outstanding Leasing Funds ($34,706.18)
6	Loan	5, 11	1	Saks Beverly Hills	Ground Lease Reserve
7	Loan	5, 12, 13	1	488 Madison	ADNY Rollover Funds ($22,481,687); ADNY Rent Funds ($8,462,090 LOC); Alvarez & Marsal Reserve ($585,399); Condominium Reserve (Springing)
8	Loan	5, 7	1	Jordan Creek Town Center	General Reserve ($5,000,000); Gap Rent Reserve ($0); Anchor Tenant Reserve (Springing)
9	Loan		1	Towers Shopping Center	Outstanding Leasing Obligations ($150,932.16); Gap Rent Reserve ($55,024.88)
10	Loan		1	The Hollywood Ardmore	NAP
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	PIP Reserve
12	Loan	5, 7, 17	1	Kenwood Towne Centre	Existing TI/LC Reserve ($3,732,395.48); Gap Rent Reserve ($234,557.94)
13	Loan	5, 18	1	Wildwood Center	Free Rent Reserve ($1,331,881); Manhattan Associates Gap Rent ($2,727,102); Unfunded Obligations Reserve ($325,711.18)
14	Loan	19	1	Anaheim Desert Inn & Suites	NAP
15	Loan	5	1	Pleasanton Corporate Commons	Prepaid Rent Reserve ($26,889.94); 10x Genomics Renewal Reserve (Springing)
16	Loan	5, D	1	Gallup HQ	NAP
17	Loan		1	2801 & 2815 Townsgate	Landlord Obligation Reserve ($1,008,527); Free Rent Reserve ($536,138)
18	Loan	5, 20, E	1	Columbus Business Park	Unfunded Obligations Reserve
19	Loan	21	1	H-Mart Plaza	Gap Rent Reserve
20	Loan		1	150 2nd Avenue North	Rent Concession Reserve ($920,655); Existing TI/LC Reserve ($538,585)
21	Loan	22	1	Marriott Visalia Convention Center	PIP Reserve
22	Loan	6, 7	2	Silver Lake Office Portfolio	NAP
22.01	Property		1	Silver Lake Office Park
22.02	Property		1	100 Enterprise Place
23	Loan		1	Chapel Hill Industrial Park	Rent Concession Reserve ($36,082); Gap Rent Reserve ($77,500); Roof Funds ($1,620,000)
24	Loan	23, 24, 25	1	Arthouse Lofts	NAP
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	DSCR Cash Collateral Reserve (Upfront: $200,000; Monthly: Springing); PIP Reserve (Upfront: $1,800,000 LOC; Monthly: Springing)
26	Loan	F	1	Innovation Business Park 7	NAP
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	NAP
28	Loan		1	Harmony Place MHC	NAP
29	Loan	G	1	Foothill Villa	NAP
30	Loan	H	1	Spring Valley Town Center	NAP
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	Springing RV Rents Reserve
31.01	Property		1	Abenaki Mobile Home Park
31.02	Property		1	Stony Acres Mobile Home Park
31.03	Property		1	Intown MHP
31.04	Property		1	Bolton Acres MHP
32	Loan		1	101-107 Industrial Ave	NAP
33	Loan	28	1	22 East 177th Street	Unabated Real Estate Tax Reserve Funds ($71,971); Prepaid Rent Reserve ($96,053.75)
34	Loan	29	1	1681 Eastburn Ave	Prepaid Rent Reserve ($30,530); Unabated Real Estate Tax Reserve Funds ($62,188)
35	Loan		1	Sunset King Lake	NAP
36	Loan		1	Extra Room Storage - Pawley's Island	NAP
37	Loan		1	Stor365	NAP

A-1-13

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	0	0	NAP	Hard	In Place	No	No	Yes	Yes
2	Loan		1	2001 K Street	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP
3	Loan		1	Cira Square	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP
4	Loan	7	1	MarqE Entertainment Center	0	0	NAP	Soft	Springing	Yes	Yes	No	NAP
5	Loan	10, B	1	Woodyard Crossing	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP
6	Loan	5, 11	1	Saks Beverly Hills	577,686	0	NAP	Hard	Springing	No	Yes	Yes	Yes
7	Loan	5, 12, 13	1	488 Madison	0	0	NAP	Hard	In Place	Yes	Yes	Yes	Yes
8	Loan	5, 7	1	Jordan Creek Town Center	0	0	NAP	Hard	Springing	Yes	No	Yes	No
9	Loan		1	Towers Shopping Center	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP
10	Loan		1	The Hollywood Ardmore	0	0	NAP	Soft	Springing	Yes	No	No	NAP
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	0	0	NAP	Hard	Springing	Yes	No	No	NAP
12	Loan	5, 7, 17	1	Kenwood Towne Centre	0	0	NAP	Hard	Springing	Yes	Yes	Yes	No
13	Loan	5, 18	1	Wildwood Center	0	0	NAP	Hard	Springing	Yes	Yes	Yes	Yes
14	Loan	19	1	Anaheim Desert Inn & Suites	0	0	NAP	Springing	Springing	Yes	No	No	NAP
15	Loan	5	1	Pleasanton Corporate Commons	10x Genomics Renewal Reserve ($8,250,000)	0	NAP	Springing	Springing	Yes	Yes	Yes	No
16	Loan	5, D	1	Gallup HQ	0	0	NAP	Hard	Springing	Yes	Yes	Yes	No
17	Loan		1	2801 & 2815 Townsgate	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP
18	Loan	5, 20, E	1	Columbus Business Park	0	0	NAP	Hard	Springing	Yes	Yes	Yes	No
19	Loan	21	1	H-Mart Plaza	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP
20	Loan		1	150 2nd Avenue North	0	0	NAP	Soft	Springing	Yes	Yes	No	NAP
21	Loan	22	1	Marriott Visalia Convention Center	0	0	NAP	Springing	Springing	Yes	No	No	NAP
22	Loan	6, 7	2	Silver Lake Office Portfolio	0	0	NAP	Hard	Springing	Yes	No	No	NAP
22.01	Property		1	Silver Lake Office Park
22.02	Property		1	100 Enterprise Place
23	Loan		1	Chapel Hill Industrial Park	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP
24	Loan	23, 24, 25	1	Arthouse Lofts	0	0	NAP	Soft	Springing	Yes	No	No	NAP
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	0	0	NAP	Hard	Springing	Yes	No	No	NAP
26	Loan	F	1	Innovation Business Park 7	0	0	NAP	Hard	In Place	Yes	Yes	No	NAP
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	0	0	NAP	Hard	Springing	No	Yes	No	NAP
28	Loan		1	Harmony Place MHC	0	0	NAP	Springing	Springing	Yes	No	No	NAP
29	Loan	G	1	Foothill Villa	0	0	NAP	Springing	Springing	Yes	No	No	NAP
30	Loan	H	1	Spring Valley Town Center	0	0	NAP	Springing	Springing	Yes	No	No	NAP
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	0	0	NAP	Springing	Springing	Yes	No	No	NAP
31.01	Property		1	Abenaki Mobile Home Park
31.02	Property		1	Stony Acres Mobile Home Park
31.03	Property		1	Intown MHP
31.04	Property		1	Bolton Acres MHP
32	Loan		1	101-107 Industrial Ave	0	0	NAP	Springing	Springing	Yes	Yes	No	NAP
33	Loan	28	1	22 East 177th Street	0	0	NAP	Springing	Springing	Yes	No	No	NAP
34	Loan	29	1	1681 Eastburn Ave	0	0	NAP	Springing	Springing	Yes	No	No	NAP
35	Loan		1	Sunset King Lake	0	0	NAP	Springing	Springing	Yes	No	No	NAP
36	Loan		1	Extra Room Storage - Pawley's Island	0	0	NAP	Springing	Springing	Yes	No	No	NAP
37	Loan		1	Stor365	0	0	NAP	Springing	Springing	Yes	No	No	NAP

A-1-14

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	110,000,000	15,000,000	80,768.92	673,074.36	NAP	NAP	125,000,000	673,074.36	65.8%
2	Loan		1	2001 K Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan		1	Cira Square	NAP	NAP	NAP	NAP	45,000,000	11.0354144444444%	135,000,000	940,559.37	45.7%
4	Loan	7	1	MarqE Entertainment Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	10, B	1	Woodyard Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 11	1	Saks Beverly Hills	61,365,000	28,635,000	185,398.04	582,707.29	NAP	NAP	90,000,000	582,707.29	45.0%
7	Loan	5, 12, 13	1	488 Madison	60,000,000	40,000,000	232,586.11	581,465.28	NAP	NAP	100,000,000	581,465.28	45.5%
8	Loan	5, 7	1	Jordan Creek Town Center	58,000,000	112,000,000	664,300.00	1,008,312.50	NAP	NAP	170,000,000	1,008,312.50	53.0%
9	Loan		1	Towers Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan		1	The Hollywood Ardmore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	5, 7, 17	1	Kenwood Towne Centre	30,000,000	230,000,000	1,218,635.30	1,377,587.73	NAP	NAP	260,000,000	1,377,587.73	45.5%
13	Loan	5, 18	1	Wildwood Center	30,000,000	35,000,000	235,982.64	438,253.47	NAP	NAP	65,000,000	438,253.47	57.5%
14	Loan	19	1	Anaheim Desert Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5	1	Pleasanton Corporate Commons	28,700,000	37,100,000	243,872.38	432,528.38	NAP	NAP	65,800,000	432,528.38	59.6%
16	Loan	5, D	1	Gallup HQ	28,600,000	42,900,000	264,563.41	440,939.01	NAP	NAP	71,500,000	440,939.01	55.0%
17	Loan		1	2801 & 2815 Townsgate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	5, 20, E	1	Columbus Business Park	24,800,000	37,200,000	221,271.11	368,785.19	NAP	NAP	62,000,000	368,785.19	42.2%
19	Loan	21	1	H-Mart Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	150 2nd Avenue North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	22	1	Marriott Visalia Convention Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 7	2	Silver Lake Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Silver Lake Office Park
22.02	Property		1	100 Enterprise Place
23	Loan		1	Chapel Hill Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	23, 24, 25	1	Arthouse Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	F	1	Innovation Business Park 7	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Harmony Place MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	G	1	Foothill Villa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	H	1	Spring Valley Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.01	Property		1	Abenaki Mobile Home Park
31.02	Property		1	Stony Acres Mobile Home Park
31.03	Property		1	Intown MHP
31.04	Property		1	Bolton Acres MHP
32	Loan		1	101-107 Industrial Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	28	1	22 East 177th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	29	1	1681 Eastburn Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Sunset King Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Extra Room Storage - Pawley's Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	Stor365	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-15

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	1.28	8.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
2	Loan		1	2001 K Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3	Loan		1	Cira Square	1.6	14.2%	25,000,000	11.90000%	160,000,000	1,191,919.32	54.1%	1.26	12.0%	Yes	Mezzanine
4	Loan	7	1	MarqE Entertainment Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5	Loan	10, B	1	Woodyard Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6	Loan	5, 11	1	Saks Beverly Hills	1.71	13.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7	Loan	5, 12, 13	1	488 Madison	1.94	15.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	5, 7	1	Jordan Creek Town Center	1.93	14.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9	Loan		1	Towers Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10	Loan		1	The Hollywood Ardmore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan	5, 7, 17	1	Kenwood Towne Centre	2.19	14.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13	Loan	5, 18	1	Wildwood Center	1.69	13.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan	19	1	Anaheim Desert Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15	Loan	5	1	Pleasanton Corporate Commons	1.49	12.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan	5, D	1	Gallup HQ	1.96	14.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan		1	2801 & 2815 Townsgate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan	5, 20, E	1	Columbus Business Park	1.95	15.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19	Loan	21	1	H-Mart Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan		1	150 2nd Avenue North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan	22	1	Marriott Visalia Convention Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan	6, 7	2	Silver Lake Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22.01	Property		1	Silver Lake Office Park
22.02	Property		1	100 Enterprise Place
23	Loan		1	Chapel Hill Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan	23, 24, 25	1	Arthouse Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan	F	1	Innovation Business Park 7	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan		1	Harmony Place MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29	Loan	G	1	Foothill Villa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30	Loan	H	1	Spring Valley Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
31.01	Property		1	Abenaki Mobile Home Park
31.02	Property		1	Stony Acres Mobile Home Park
31.03	Property		1	Intown MHP
31.04	Property		1	Bolton Acres MHP
32	Loan		1	101-107 Industrial Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan	28	1	22 East 177th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
34	Loan	29	1	1681 Eastburn Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35	Loan		1	Sunset King Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36	Loan		1	Extra Room Storage - Pawley's Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
37	Loan		1	Stor365	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-16

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	Tushar Patel and HRG Holdings I, LLC
2	Loan		1	2001 K Street	Henry Elghanayan, Justin Elghanayan, Nancy Elghanayan, Adam Elga, Benjamin Elga, and Eliot Spitzer
3	Loan		1	Cira Square	MSD Real Estate Partners, L.P., GIC Real Estate, Inc. and Brandywine Operating Partnership, L.P.
4	Loan	7	1	MarqE Entertainment Center	Herbert L. Levine
5	Loan	10, B	1	Woodyard Crossing	Schottenstein Realty LLC and Schottenstein Property Group
6	Loan	5, 11	1	Saks Beverly Hills	A&H Acquisitions, Aurora Capital Associates LLC and Jenel Management Corp.
7	Loan	5, 12, 13	1	488 Madison	Feil Organization
8	Loan	5, 7	1	Jordan Creek Town Center	Brookfield Properties Retail Holding LLC
9	Loan		1	Towers Shopping Center	Gary D. Rappaport
10	Loan		1	The Hollywood Ardmore	SKR Holdings, LLC
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	SAK Developers
12	Loan	5, 7, 17	1	Kenwood Towne Centre	Brookfield Properties Retail Holding LLC and Teachers' Retirement System of the State of Illinois
13	Loan	5, 18	1	Wildwood Center	DT GRAT CS, LLC, The Dennis Troesh 2009 Retained Annuity Trust FBO Carrie Sarrafian, and The Carol Troesh 2009 Retained Annuity Trust FBO Carrie Sarrafian
14	Loan	19	1	Anaheim Desert Inn & Suites	Arun H. Patel and Shirish H. Patel
15	Loan	5	1	Pleasanton Corporate Commons	Rohit Kumar and Jayaprasad Vejendla
16	Loan	5, D	1	Gallup HQ	Blue Owl Capital Inc.
17	Loan		1	2801 & 2815 Townsgate	Omninet Capital, LLC
18	Loan	5, 20, E	1	Columbus Business Park	Industrial Commercial Properties and Industrial Realty Group
19	Loan	21	1	H-Mart Plaza	Norman Weisfeld, Bruce Weisfeld, Louis Tolerico, Jr. and Anthony LoConte
20	Loan		1	150 2nd Avenue North	Jeffrey Welk
21	Loan	22	1	Marriott Visalia Convention Center	Amarjit Shokeen and Ramesh Shokeen
22	Loan	6, 7	2	Silver Lake Office Portfolio	Menashe Frankel and Moshe Mendlowitz
22.01	Property		1	Silver Lake Office Park
22.02	Property		1	100 Enterprise Place
23	Loan		1	Chapel Hill Industrial Park	Christopher S. Semarjian
24	Loan	23, 24, 25	1	Arthouse Lofts	Core Development Group
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	Gemini Investment Group
26	Loan	F	1	Innovation Business Park 7	Min Ho Choi
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	Levon Dimitry Paronyan
28	Loan		1	Harmony Place MHC	Six Rock Properties
29	Loan	G	1	Foothill Villa	Dear Holdings, Inc.
30	Loan	H	1	Spring Valley Town Center	Kevin Glazer
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	Michael Mirski and Jay Yang
31.01	Property		1	Abenaki Mobile Home Park
31.02	Property		1	Stony Acres Mobile Home Park
31.03	Property		1	Intown MHP
31.04	Property		1	Bolton Acres MHP
32	Loan		1	101-107 Industrial Ave	Snowball Developments
33	Loan	28	1	22 East 177th Street	Joseph E. Safdie and Chun Y. Lee
34	Loan	29	1	1681 Eastburn Ave	Joseph E. Safdie and Chun Y. Lee
35	Loan		1	Sunset King Lake	Roots Management Group, LLC
36	Loan		1	Extra Room Storage - Pawley's Island	Mark Friedman
37	Loan		1	Stor365	Mandy L. Monson and Victor Manuel Diaz III

A-1-17

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	Tushar Patel and HRG Holdings I, LLC	No	No	Refinance		125,000,000
2	Loan		1	2001 K Street	Rockrose General Equities Holdings L.L.C. and Eliot Spitzer	No	No	Refinance		95,000,000
3	Loan		1	Cira Square	MSD Portfolio L.P. – Investments and Brandywine Operating Partnership, L.P.	No	No	Refinance		90,000,000
4	Loan	7	1	MarqE Entertainment Center	Herbert L. Levine, Harris J. Pappas and Christopher J. Pappas	No	No	Refinance		70,000,000
5	Loan	10, B	1	Woodyard Crossing	Schottenstein Realty LLC	No	No	Refinance		62,000,000
6	Loan	5, 11	1	Saks Beverly Hills	Jack Dushey	No	No	Refinance		90,000,000
7	Loan	5, 12, 13	1	488 Madison	Jeffrey J. Feil	No	No	Refinance		100,000,000
8	Loan	5, 7	1	Jordan Creek Town Center	BPR Nimbus LLC	No	No	Refinance		170,000,000
9	Loan		1	Towers Shopping Center	Gary D. Rappaport and The Gary D. Rappaport Revocable Trust	No	No	Refinance		35,000,000
10	Loan		1	The Hollywood Ardmore	SKR Holdings, LLC	No	No	Refinance		33,750,000
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	Waheed Ashiq, Vipul Kapila and Khurram Sindhu	No	No	Acquisition		30,800,000
12	Loan	5, 7, 17	1	Kenwood Towne Centre	GGP-TRS L.L.C.	No	No	Refinance		260,000,000
13	Loan	5, 18	1	Wildwood Center	DT Grat CS, LLC	No	No	Refinance		65,000,000
14	Loan	19	1	Anaheim Desert Inn & Suites	Arun H. Patel and Shirish H. Patel	No	No	Refinance		29,500,000
15	Loan	5	1	Pleasanton Corporate Commons	Rohit Kumar and Jayaprasad Vejendla	No	Yes	Acquisition		65,800,000
16	Loan	5, D	1	Gallup HQ	Blue Owl Real Estate Fund VI LP, Blue Owl Real Estate Fund VI (A) LP and Blue Owl Real Estate Fund VI (B) LP	No	No	Recapitalization
17	Loan		1	2801 & 2815 Townsgate	Neil Kadisha and Benjamin Nazarian	No	Yes	Refinance
18	Loan	5, 20, E	1	Columbus Business Park	Stuart Lichter, Christopher Semarjian and John Mase	No	Yes	Refinance
19	Loan	21	1	H-Mart Plaza	Norman Weisfeld, Bruce Weisfeld, Louis Tolerico, Jr. and Anthony LoConte	No	Yes	Refinance
20	Loan		1	150 2nd Avenue North	Jeffrey Welk and Lawrence Leroy Welk	No	No	Refinance
21	Loan	22	1	Marriott Visalia Convention Center	Amar Shokeen	No	No	Refinance
22	Loan	6, 7	2	Silver Lake Office Portfolio	Menashe Frankel and Moshe Mendlowitz	No	Yes	Refinance
22.01	Property		1	Silver Lake Office Park
22.02	Property		1	100 Enterprise Place
23	Loan		1	Chapel Hill Industrial Park	Christopher S. Semarjian	No	No	Refinance
24	Loan	23, 24, 25	1	Arthouse Lofts	Philip Rahimzadeh	No	No	Refinance
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	Joseph A. Magliarditi	No	No	Acquisition
26	Loan	F	1	Innovation Business Park 7	American Investment Return Opportunity Fund, LP	No	No	Acquisition
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	Levon Dimitry Paronyan	No	No	Refinance
28	Loan		1	Harmony Place MHC	Christopher K. Ebert and Karl Ebert	No	No	Refinance
29	Loan	G	1	Foothill Villa	Yoram Hassid	No	No	Refinance
30	Loan	H	1	Spring Valley Town Center	Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership	No	No	Refinance
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	Michael Mirski and Jay Yang	No	Yes	Refinance
31.01	Property		1	Abenaki Mobile Home Park
31.02	Property		1	Stony Acres Mobile Home Park
31.03	Property		1	Intown MHP
31.04	Property		1	Bolton Acres MHP
32	Loan		1	101-107 Industrial Ave	Brian Ker	No	No	Refinance
33	Loan	28	1	22 East 177th Street	Joseph E. Safdie and Chun Y. Lee	No	No	Refinance
34	Loan	29	1	1681 Eastburn Ave	Joseph E. Safdie and Chun Y. Lee	No	No	Refinance
35	Loan		1	Sunset King Lake	OZ Impact Mobile Communities, LLC	No	No	Recapitalization
36	Loan		1	Extra Room Storage - Pawley's Island	Lawrence Charles Kaplan, George W. Thacker, III and Peter J. Veltri	No	No	Acquisition
37	Loan		1	Stor365	Mandy L. Monson and Victor Manuel Diaz III	No	No	Refinance

A-1-18

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	0	0	0	125,000,000	96,627,196	0	314,775	0	28,058,028	0	125,000,000	NAP
2	Loan		1	2001 K Street	12,370,440	0	0	107,370,440	98,590,181	0	526,273	8,253,986	0	0	107,370,440	NAP
3	Loan		1	Cira Square	94,210,377	45,000,000	25,000,000	254,210,377	251,942,677	0	2,267,701	0	0	0	254,210,377	NAP
4	Loan	7	1	MarqE Entertainment Center	0	0	0	70,000,000	65,283,860	0	758,554	2,419,241	1,538,344	0	70,000,000	NAP
5	Loan	10, B	1	Woodyard Crossing	0	0	0	62,000,000	51,046,865	0	1,852,020	1,737,379	7,363,736	0	62,000,000	NAP
6	Loan	5, 11	1	Saks Beverly Hills	0	0	0	90,000,000	32,104,252	0	1,284,193	885,575	55,725,980	0	90,000,000	NAP
7	Loan	5, 12, 13	1	488 Madison	17,264,301	0	0	117,264,301	90,076,354	0	889,966	26,297,981	0	0	117,264,301	NAP
8	Loan	5, 7	1	Jordan Creek Town Center	8,657,092	0	0	178,657,092	173,058,858	0	598,234	5,000,000	0	0	178,657,092	NAP
9	Loan		1	Towers Shopping Center	0	0	0	35,000,000	23,840,763	0	736,874	1,295,474	9,126,890	0	35,000,000	NAP
10	Loan		1	The Hollywood Ardmore	0	0	0	33,750,000	17,402,696	0	998,832	22,836	12,334,596	2,991,041	33,750,000	NAP
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	12,997,320	0	0	43,797,320	0	42,000,000	587,320	1,210,000	0	0	43,797,320	5/10/2049
12	Loan	5, 7, 17	1	Kenwood Towne Centre	0	0	0	260,000,000	211,601,763	0	3,205,539	3,966,953	41,225,745	0	260,000,000	NAP
13	Loan	5, 18	1	Wildwood Center	21,013,530	0	0	86,013,530	59,773,946	0	1,889,017	11,275,662	0	13,074,906	86,013,530	NAP
14	Loan	19	1	Anaheim Desert Inn & Suites	0	0	0	29,500,000	18,720,818	0	393,081	27,118	10,358,983	0	29,500,000	NAP
15	Loan	5	1	Pleasanton Corporate Commons	40,724,498	0	0	106,524,498	0	105,300,000	1,188,858	35,640	0	0	106,524,498	NAP
16	Loan	5, D	1	Gallup HQ												NAP
17	Loan		1	2801 & 2815 Townsgate												NAP
18	Loan	5, 20, E	1	Columbus Business Park												NAP
19	Loan	21	1	H-Mart Plaza												NAP
20	Loan		1	150 2nd Avenue North												NAP
21	Loan	22	1	Marriott Visalia Convention Center												1/12/2027
22	Loan	6, 7	2	Silver Lake Office Portfolio												NAP
22.01	Property		1	Silver Lake Office Park												NAP
22.02	Property		1	100 Enterprise Place												NAP
23	Loan		1	Chapel Hill Industrial Park												NAP
24	Loan	23, 24, 25	1	Arthouse Lofts												NAP
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta												12/31/2039
26	Loan	F	1	Innovation Business Park 7												NAP
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue												NAP
28	Loan		1	Harmony Place MHC												NAP
29	Loan	G	1	Foothill Villa												NAP
30	Loan	H	1	Spring Valley Town Center												NAP
31	Loan	6, 27	4	Plattsburgh MHP Portfolio												NAP
31.01	Property		1	Abenaki Mobile Home Park												NAP
31.02	Property		1	Stony Acres Mobile Home Park												NAP
31.03	Property		1	Intown MHP												NAP
31.04	Property		1	Bolton Acres MHP												NAP
32	Loan		1	101-107 Industrial Ave												NAP
33	Loan	28	1	22 East 177th Street												NAP
34	Loan	29	1	1681 Eastburn Ave												NAP
35	Loan		1	Sunset King Lake												NAP
36	Loan		1	Extra Room Storage - Pawley's Island												NAP
37	Loan		1	Stor365												NAP

A-1-19

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim	NAV	NAV	100.0%	216.05	168.95	78.2%	204.62	147.58	72.1%	153.12	65.57	42.8%
2	Loan		1	2001 K Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan		1	Cira Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	7	1	MarqE Entertainment Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	10, B	1	Woodyard Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 11	1	Saks Beverly Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	5, 12, 13	1	488 Madison	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 7	1	Jordan Creek Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan		1	Towers Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan		1	The Hollywood Ardmore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean	178.15	151.39	85.0%	178.15	151.39	85.0%	177.03	146.01	82.5%	157.21	124.08	78.9%
12	Loan	5, 7, 17	1	Kenwood Towne Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 18	1	Wildwood Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	19	1	Anaheim Desert Inn & Suites	231.19	205.52	88.9%	231.19	205.52	88.9%	227.50	202.10	88.8%	210.99	188.04	89.1%
15	Loan	5	1	Pleasanton Corporate Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, D	1	Gallup HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	2801 & 2815 Townsgate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	5, 20, E	1	Columbus Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	21	1	H-Mart Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	150 2nd Avenue North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	22	1	Marriott Visalia Convention Center	156.15	117.83	75.5%	156.15	117.83	75.5%	156.18	119.71	76.7%	150.05	114.41	76.3%
22	Loan	6, 7	2	Silver Lake Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Silver Lake Office Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	100 Enterprise Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Chapel Hill Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	23, 24, 25	1	Arthouse Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta	220.96	179.96	81.4%	220.96	179.96	81.5%	225.47	186.41	82.7%	221.38	193.72	87.5%
26	Loan	F	1	Innovation Business Park 7	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Harmony Place MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	G	1	Foothill Villa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	H	1	Spring Valley Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	6, 27	4	Plattsburgh MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.01	Property		1	Abenaki Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.02	Property		1	Stony Acres Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.03	Property		1	Intown MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.04	Property		1	Bolton Acres MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	101-107 Industrial Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	28	1	22 East 177th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	29	1	1681 Eastburn Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Sunset King Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Extra Room Storage - Pawley's Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	Stor365	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-20

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
1	Loan	5, 7, 8, 9, A	1	Marriott Anaheim
2	Loan		1	2001 K Street
3	Loan		1	Cira Square
4	Loan	7	1	MarqE Entertainment Center
5	Loan	10, B	1	Woodyard Crossing
6	Loan	5, 11	1	Saks Beverly Hills
7	Loan	5, 12, 13	1	488 Madison
8	Loan	5, 7	1	Jordan Creek Town Center
9	Loan		1	Towers Shopping Center
10	Loan		1	The Hollywood Ardmore
11	Loan	14, 15, 16, C	1	Staybridge Suites Tysons-McLean
12	Loan	5, 7, 17	1	Kenwood Towne Centre
13	Loan	5, 18	1	Wildwood Center
14	Loan	19	1	Anaheim Desert Inn & Suites
15	Loan	5	1	Pleasanton Corporate Commons
16	Loan	5, D	1	Gallup HQ
17	Loan		1	2801 & 2815 Townsgate
18	Loan	5, 20, E	1	Columbus Business Park
19	Loan	21	1	H-Mart Plaza
20	Loan		1	150 2nd Avenue North
21	Loan	22	1	Marriott Visalia Convention Center
22	Loan	6, 7	2	Silver Lake Office Portfolio
22.01	Property		1	Silver Lake Office Park
22.02	Property		1	100 Enterprise Place
23	Loan		1	Chapel Hill Industrial Park
24	Loan	23, 24, 25	1	Arthouse Lofts
25	Loan	26	1	Hampton Inn Santa Barbara - Goleta
26	Loan	F	1	Innovation Business Park 7
27	Loan		1	24 Hour Fitness - 1903 West Empire Avenue
28	Loan		1	Harmony Place MHC
29	Loan	G	1	Foothill Villa
30	Loan	H	1	Spring Valley Town Center
31	Loan	6, 27	4	Plattsburgh MHP Portfolio
31.01	Property		1	Abenaki Mobile Home Park
31.02	Property		1	Stony Acres Mobile Home Park
31.03	Property		1	Intown MHP
31.04	Property		1	Bolton Acres MHP
32	Loan		1	101-107 Industrial Ave
33	Loan	28	1	22 East 177th Street
34	Loan	29	1	1681 Eastburn Ave
35	Loan		1	Sunset King Lake
36	Loan		1	Extra Room Storage - Pawley's Island
37	Loan		1	Stor365
A-1-21

BANK5 2024-5YR7

Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; BANA—Bank of America, National Association; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; WFB—Wells Fargo Bank, National Association; JPMCB—JPMorgan Chase Bank, National Association.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties which are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced Mortgage Loan, pari passu loan primary servicing fee rate, in each case applicable to the related Mortgage Loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties.

(5)	With respect to Mortgage Loan No. 1, Marriott Anaheim, Mortgage Loan No. 3, Cira Square, Mortgage Loan No. 6, Saks Beverly Hills, Mortgage Loan No. 7, 488 Madison, Mortgage Loan No. 8, Jordan Creek Town Center, Mortgage Loan No. 12, Kenwood Towne Centre, Mortgage Loan No. 13, Wildwood Center, Mortgage Loan No. 15, Pleasanton Corporate Commons, Mortgage Loan No. 16, Gallup HQ and Mortgage Loan No. 18, Columbus Business Park, such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 22, Silver Lake Office Portfolio and Mortgage Loan No. 31, Plattsburgh MHP Portfolio, such Mortgage Loans are secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each Mortgaged Property based on the respective Appraised Values and/or Underwritten NCF, among other methods.

(7)	With respect to Mortgage Loan No. 1, Marriott Anaheim, Mortgage Loan No. 4, MarqE Entertainment Center, Mortgage Loan No. 8, Jordan Creek Town Center, Mortgage Loan No. 12, Kenwood Towne Center and Mortgage Loan No. 22, Silver Lake Office Portfolio, the related loan documents permit an outparcel or other release without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(8)	With respect to Mortgage Loan No. 1, Marriott Anaheim, the appraisal concluded to an “as-is” value for the Marriott Anaheim Property of $190,000,000. The appraiser also provided a hypothetical fee simple value of $387,700,000, which assumes the related Operating Lease (as defined below) between the related borrower and Marriott Hotel Services, LLC is dissolved and the borrower assumes full ownership of the Marriott Anaheim Property’s operational cash flows. This results in a look-through Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 32.2%.

(9)	With respect to Mortgage Loan No. 1, Marriott Anaheim, the Marriott Anaheim Property operates under a long-term operating lease agreement (the "Operating Lease") between the borrower, as lessor, and Marriott Hotel Services, LLC ("Marriott"), as lessee, whereby the lessee is responsible for a monthly Operating Lease payment to the borrower and retains any profit in excess of the operating Operating lease Lease payment from the operations of the Marriott Anaheim Property. The Operating Lease has an expiration date of December 31, 2031 and Marriott has one remaining 25-year renewal option which would extend the operating lease through December 31, 2056. Base rent under the Operating Lease is equal to 10.0% of the borrower’s invested capital. As of loan origination, the borrower’s invested capital has a current balance of $103,067,669, resulting in a current annual base rent under the Operating Lease of $10,306,767. The base rent payment cannot decline but has the potential to increase if the borrower invests additional capital to upgrade the Marriott Anaheim Property during the Operating Lease term. The Operating Lease is triple net, with Marriott being responsible for direct payment of all real estate taxes, insurance, utilities, operating costs and maintenance costs. Underwritten and historical financials represent the Operating Lease payment. Historical ARD, RevPar and occupancy information represents the performance of the underlying hotel operations.

(10)	With respect to Mortgage Loan No. 5, Woodyard Crossing, on no more than three occasions during the term of the Mortgage Loan, and no more than once in any twelve month period, the borrower will have a grace period of three days following notice to borrower that any monthly debt service payment amount is due.

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(11)	With respect to Mortgage Loan No. 6, Saks Beverly Hills, the annual ground rent under the related ground lease (the “Ground Lease”) is scheduled to escalate every seven-year period, where each new seven-year ground rent equals the previous seven-year annual rent plus adjustment based on the Consumer Price Index for All Urban Consumers for Los Angeles-Anaheim-Riverside as published by the U.S. Department of Labor, Bureau of Labor Statistics. Each such ground rent escalation is subject to a 6% cap per lease year (compounded and cumulative) for each seven-year period preceding the related adjustment date, which cap is further subject to other considerations as set forth in the Ground Lease. The next escalation is scheduled to occur in January 2025.

(12)	With respect to Mortgage Loan No. 7, 488 Madison, the appraisal concluded to a “Market Value Assuming ADNY Reserves” value for the 488 Madison Property (as defined below) of $220,000,000 as of April 1, 2024, which assumes that the contractual obligations from the Archdiocese of New York lease (free rent, tenant improvements, leasing costs, and other capital expenditures) would be funded by a cash reserve held in escrow and that such reserved funds would be available for any potential purchase. At origination, the borrower reserved $20,353,872 for outstanding amounts for the Archdiocese of New York tenant improvement and allowances, and $2,127,815 for the Archdiocese of New York tenant leasing commissions with the lender. Additionally, the borrower provided a letter of credit to the lender in the amount of $8,462,090 for the tenant Archdiocese of New York’s free rent funds and gap rent funds. The appraisal concluded to an “As-Is” appraised value of $180,000,000 as of April 1, 2024, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 55.6%. In addition, the appraisal employs the extraordinary assumptions that the 488 Madison Property will be subdivided into condominiums and that the Archdiocese of New York unit real estate tax exemption will be granted, and that beginning March 1, 2025, the real estate taxes attributable to the Archdiocese of New York tax lot (29.528% of real estate taxes) will be abated. Without the tax exemption, underwritten NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield would be 1.97x, 1.67x, 13.7% and 11.7%, respectively.

(13)	With respect to Mortgage Loan No. 7, 488 Madison, under the lease of the largest tenant, Archdiocese of New York, the borrower is required to establish a condominium regime for the 488 Madison Property, and subdivide the building into three or more fee condominiums units. Such condominium has been formed. The Archdiocese of New York leased space encompasses the entirety of one fee condominium unit. Such structure is intended to allow the Archdiocese of New York to create a leasehold condominium in order to apply for a real estate tax exemption for their portion of the 488 Madison Property’s real estate tax liability. Once the fee condominium structure has been created, the tenant is responsible for obtaining tax-exempt status and if the Archdiocese of New York fails to abate its property tax obligation, it will be responsible for paying its pro-rata-share of property taxes (29.528%).

(14)	With respect to Mortgage Loan No. 11, Staybridge Suites Tysons-McLean, the Appraised Value represents an “As-If PIP Escrowed” appraised value based on the hypothetical assumption that the costs associated with the property improvement plan (“PIP”) have been escrowed and will be available to fund such PIP. Upon origination of the Staybridge Suites Tysons-McLean Mortgage Loan, the borrower deposited $1,200,000 into a PIP reserve to fund a franchise required change of control PIP. Based on the “As-Is” appraised value of $43,100,000, the Staybridge Suites Tysons-McLean Mortgage Loan results in a Cut-Off Date LTV Ratio and Maturity Date LTV Ratio of 71.5%.

(15)	With respect to Mortgage Loan No. 11, Staybridge Suites Tysons-McLean, in connection with the borrower’s acquisition of the Mortgaged Property, Six Continents Hotels, Inc. (“Six Continents”), an affiliate of the franchisor is required to provide $2,840,000 in “key money” (the “Key Money Debt”), pursuant to that certain Loan Agreement between Six Continents and the sole member (the “Sole Member”) of the borrower (the “Key Money Loan Agreement”), in connection with the execution of the related license agreement (the “License Agreement”). Pursuant to the Key Money Loan Agreement, Six Continents is required to disburse such Key Money Debt to Sole Member in three installments in the respective amounts of $1,000,000 (the “First Installment of Key Money”), $840,000 (the “Second Installment of Key Money”), and $1,000,000 (the “Third Installment of Key Money”) in accordance with the Key Money Loan Agreement. Pursuant to a side letter (the “Key Money Side Letter”) between the Sole Member and the seller of the Staybridge Suites Tysons-McLean Property (the “Seller”), the Sole Member is required to pay to the Seller the amount of $1,850,000, which is required to be paid by Sole Member to the Seller in two installments: (a) the first installment of $1,000,000 within three business days after Sole Member’s receipt of the First Installment of Key Money and (b) the second installment of $850,000 by no later than October 1, 2024. See “Description of the Mortgage Pool – Additional Indebtedness – Other Unsecured Indebtedness” in the prospectus for additional information.

(16)	With respect to Mortgage Loan No. 11, Staybridge Suites Tysons-McLean, commencing on July 1, 2024 and on each Payment Due Date thereafter, the related borrower is required to pay for deposit into the Monthly Replacement / FF&E Reserve ($), the FF&E Monthly Deposit for replacements and repairs to FF&E required to be made to the Mortgaged Property during the calendar year. In addition, upon the earlier to occur of (x) one business day after receipt by the Sole Member of the Key Money Debt that is not required to be paid to the Seller pursuant to the Key Money Side Letter (including, without limitation, the full amount of the Third Installment of Key Money), and (y) July 31, 2026, the borrower is required to pay for deposit into the Monthly Replacement / FF&E Reserve ($) the greater of (A) the full amount of such Key Money that is not required to be paid to Seller, and (B) $990,000 (the “Key Money Deposit"); provided that, so long as no cash sweep period is then in effect, the funds on deposit in the FF&E reserve (but not including the Key Money Deposit or borrower’s upfront deposit of $1,200,000 into the PIP reserve) are subject to a cap of $1,704,000. In the event that the Key Money Deposit would cause the funds in the FF&E reserve to exceed the foregoing cap, then, so long as no cash sweep period is then in effect, the borrower will not be required to make monthly deposits into the FF&E reserve until such time that the amount on deposit in the FF&E reserve is less than $1,704,000. "FF&E Monthly Deposit" means an amount equal to (i) with respect to any monthly payment date from the loan origination date until the fourth anniversary of the loan origination date, 4.0% of the sum of (A) operating income from the Mortgaged Property (the “Operating Income”) plus (B) gross rents from the Mortgaged Property (the “Gross Rents”) for the calendar month two months prior to such monthly payment date, and (ii) with respect to any Payment Due Date beginning on the fourth anniversary

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of the loan origination date until the maturity date, 5.0% of the sum of (A) Operating Income plus (B) Gross Rents for the calendar month two months prior to such monthly payment date.

(17)	With respect to Mortgage Loan No. 12, Kenwood Towne Centre, the total SF consists of 770,312 SF of owned improvements and 262,829 SF of leased fee improvements. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF are based on the total SF of 1,033,141. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF based on the owned SF of 770,312 is $337.53, $337.53, and $741.52, respectively.

(18)	With respect to Mortgage Loan No. 13, Wildwood Center, the Appraised Value represents the “As-Is-Hypothetical” value which assumes that all leasing costs associated with the Manhattan Associates renewal have been paid, and the tenant is paying the increased rental rate. As part of Manhattan Associates' lease renewal, the borrower provided Manhattan Associates with an approximately $12.6 million tenant improvement allowance and an approximately $503,000 allowance for borrower's costs. The related borrower purchased an approximately $13.1 million letter of credit which is held by the tenant associated with this work. Additionally, the gap rent and free rent associated with the renewal were reserved at loan origination. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the “As-Is” appraised value are 65.0% and 65.0%, respectively.

(19)	With respect to Mortgage Loan No. 14, Anaheim Desert Inn & Suites, the FF&E reserve may be adjusted on a quarterly basis in an amount equal to the greater of (i) the then-existing FF&E Reserve Monthly Deposit; or (ii) 1/12th of 3% of the trailing 12-month underwritten revenue for the prior fiscal quarter. The monthly reserve amount is initially estimated at $29,327.

(20)	With respect to Mortgage Loan No. 18, Columbus Business Park, according to the related appraisal, the second floor of the Mortgaged Property, which contains approximately 1,546,217 square feet, is typically only usable by tenants occupying the first floor with an access ramp connecting the two floors, but is otherwise considered unleasable to standalone tenants because of limited access to the interior ramps and freight elevators and no direct truck dock access. The related appraisal report indicates that the largest tenant at the Mortgaged Property, Ford Motor Company, which currently leases approximately 909,287 square feet on the first floor of the Mortgaged Property, representing approximately 42% of net rentable area, has an unsigned letter of intent to lease approximately 198,946 square feet on the second floor of the Mortgaged Property, which is underwritten as vacant rentable area and would represent approximately 9% of the net rentable area at the Mortgaged Property. The remaining 1,347,271 square feet of space on the second floor was not included in the underwritten net rentable area.

(21)	With respect to Mortgage Loan No. 19, H-Mart Plaza, the appraiser concluded a “prospective as stabilized” value of $37,700,000 as of February 1, 2025, which assumes a February 1, 2025 rent commencement date for the second largest tenant, Launch Entertainment. Launch Entertainment has not yet taken occupancy or commenced rent payments. Launch Entertainment has an executed lease date of September 22, 2023 and its leased space has been delivered and is pending the tenant’s buildout. The lease cannot be terminated and is personally guaranteed by the lessor. The rent commencement date will be the earlier of (a) tenant opening for business and (b) 300 days after the later of the delivery date (February 20, 2024) or the date tenant receives all permits and approvals. Pursuant to the lease, the rent commencement date will not be later than April 20, 2025. The lender has reserved gap rent for the entire period from loan closing through April 30, 2025 ($950,062) plus 100% of tenant improvements and leasing commissions owed to the tenant ($966,405).

(22)	With respect to Mortgage Loan No. 21, Marriott Visalia Convention Center, the appraiser concluded an “upon-completion” value of $47,100,000 as of June 1, 2026, which assumes completion of a soft goods PIP renovation and 20-year franchise agreement extension. At loan closing, the lender reserved $1,874,225, which represents 100% of the budget for such soft goods PIP. The PIP is expected to be completed by year-end 2024. After the PIP is completed, the franchisor has indicated it will extend the franchise agreement for 20 years. Based on the “as-is” value of $42,200,000 as of March 15, 2024, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 56.9%.

(23)	With respect to Mortgage Loan No. 24, Arthouse Lofts, the Mortgaged Property includes 46,463 SF of residential space and 22,946 SF of ground floor retail space.

(24)	With respect to Mortgage Loan No. 24, Arthouse Lofts, the borrower is required to deposit, or cause to be deposited, into the lockbox account all rents received from residential tenants within one business day of receipt thereof, and, all non-residential tenants are required to deliver all rental amounts directly to the lockbox account.

(25)	With respect to Mortgage Loan No. 24, Arthouse Lofts, approximately 7.6% of the Underwritten EGI is attributable to rental income in connection with the borrower’s leasing of a billboard located on the Mortgaged Property.

(26)	With respect to Mortgage Loan No. 25, Hampton Inn Santa Barbara - Goleta, the cash management trigger period related to a decline in debt service is not tested until the end of the first quarter of 2025. At origination, the borrower provided the lender with an initial cash collateral reserve of $200,000, which is required to be released to the borrower at the end of the first calendar quarter in 2025 if the interest only debt service coverage ratio of the Mortgage Loan is at least 1.30x for the immediately prior two consecutive quarters.

(27)	With respect to Mortgage Loan No. 31, Plattsburgh MHP Portfolio, the third most recent period cash flows represent a combination of year end 2021 and year end 2022 amounts, due to availability of historical operating statements at the properties.

(28)	With respect to Mortgage Loan No. 33, 22 East 177th Street, the borrower is in the process of applying for a 421-a tax exemption, which has not been approved. The appraisal calculates the net present value of such 421-a exemption to be $1,807,141, and adds such value to the capitalized value set forth in the appraisal. If such net present value were to be subtracted from the

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appraised value, the appraised value would be $6,892,859, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.8%. There can be no assurance that a 421-a exemption will be approved, or of what the appraised value or actual value of the 22 East 177th Street Property would be if the exemption were not approved. In addition, the appraised value includes the present value of overage rent (above market rent) obtained from the CityFHEPs program to be $320,112. If such present value were also deducted, the appraised value would be $6,572,747, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 81.5%. There can be no assurance as to what the appraised value or actual value of the 22 East 177th Street Property would be if it were not rented pursuant to the CityFHEPs program. In addition, the Mortgage Loan was underwritten assuming the 421-a exemption has been received and the CityFHEPs income will continue to be received. If Underwritten NOI and Underwritten NCF were calculated assuming that rents were paid under the Section 8 Program, and that the 421-a tax exemption was not received, for the 22 East 177th Street Mortgaged Property U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield would be 1.05x, 1.04x, 7.6% and 7.5%, respectively.

(29)	With respect to Mortgage Loan No. 34, 1681 Eastburn Ave, the borrower is in the process of applying for a 421-a tax exemption, which has not been approved. The appraisal calculates the net present value of such 421-a exemption to be $1,581,924, and adds such value to the capitalized value set forth in the appraisal. If such net present value were to be subtracted from the appraised value, the appraised value would be $6,618,076, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 78.6%. There can be no assurance that a 421-a exemption will be approved, or of what the appraised value or actual value of the 1681 Eastburn Ave Property would be if the exemption were not approved. In addition, the appraised value includes the present value of overage rent (above market rent) obtained from the CityFHEPs program to be $351,820. If such present value were also deducted, the appraised value would be $6,266,256, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 83.0%. There can be no assurance as to what the appraised value or actual value of the 1681 Eastburn Ave Property would be if it were not rented pursuant to the CityFHEPs program. In addition, the Mortgage Loan was underwritten assuming the 421-a exemption has been received and the CityFHEPs income will continue to be received. If Underwritten NOI and Underwritten NCF were calculated assuming that rents were paid under the Section 8 Program, and that the 421-a tax exemption was not received, for the 1681 Eastburn Ave Mortgaged Property U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield would be 1.06x, 1.05x, 7.4% and 7.4%, respectively.

A.	"Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Open Prepayment Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Open Prepayment Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

B.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Open Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication (in its reasonable determination) to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Notwithstanding anything contained herein, the Loan may be prepaid without payment of the Yield Maintenance Premium from and after the Open Date.

C.	"Yield Maintenance Premium" shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

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"Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Permitted Par Prepayment Date as most recently published in "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

D.	“Yield Maintenance Amount” shall mean the present value, as of the Repayment Date, of the remaining scheduled payments of principal and interest from the Repayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid on the Repayment Date.

"Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the lesser of (i) the Treasury Rate and (ii) the Swap Rate, each when compounded semiannually.

“Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

E.	“Yield Maintenance Premium” shall mean, with respect to any repayment of the outstanding principal balance of the Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Loan being prepaid is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Permitted Par Prepayment Date as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

F.	"Yield Maintenance" shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities" and the sub-heading "Treasury constant maturities" for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The "Prepayment Calculation Date" shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender's calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

G.	"Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

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H.	"Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the first day of the Open Period determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15- Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Period. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

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Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

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Appendix II
Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Wells Fargo Bank, National Association	11	$345,865,000	30.2%	7.1514%	58	1.70x	12.7%	58.4%	58.4%
Bank of America, National Association	8	$326,955,000	28.5%	7.0310%	60	1.80x	13.6%	52.5%	52.5%
Morgan Stanley Mortgage Capital Holdings LLC	13	$307,830,970	26.9%	6.9326%	59	1.66x	12.8%	58.0%	57.9%
JPMorgan Chase Bank, National Association	5	$165,555,000	14.4%	7.5770%	60	1.70x	13.4%	52.6%	52.6%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2,140,000 - 10,000,000	10	$59,590,970	5.2%	7.0696%	59	1.47x	11.1%	56.4%	56.1%
10,000,001 - 25,000,000	10	$206,400,000	18.0%	7.4542%	59	1.51x	12.4%	55.4%	55.2%
25,000,001 - 40,000,000	9	$273,850,000	23.9%	7.2090%	59	1.80x	13.9%	57.5%	57.5%
40,000,001 - 60,000,000	2	$118,000,000	10.3%	6.9498%	58	1.94x	15.0%	49.2%	49.2%
60,000,001 - 70,000,000	3	$193,365,000	16.9%	7.1735%	59	1.51x	11.4%	60.8%	60.8%
70,000,001 - 110,000,000	3	$295,000,000	25.7%	6.8458%	60	1.89x	13.7%	53.8%	53.8%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Minimum: $2,140,000
Maximum: $110,000,000
Average: $30,978,540

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
California	11	$372,710,000	32.5%	7.0672%	60	1.58x	12.0%	56.5%	56.4%
District of Columbia	1	$95,000,000	8.3%	7.3880%	59	1.65x	12.8%	62.1%	62.1%
Pennsylvania	1	$90,000,000	7.9%	6.8513%	60	2.89x	21.3%	30.5%	30.5%
Texas	2	$87,500,000	7.6%	7.6764%	58	1.46x	11.6%	58.8%	58.8%
Ohio	4	$77,940,000	6.8%	6.6232%	58	1.85x	13.2%	50.7%	50.7%
New York	7	$77,410,000	6.8%	6.9403%	60	1.80x	14.3%	49.2%	49.2%
Virginia	3	$75,072,000	6.5%	7.3961%	60	1.49x	12.0%	66.8%	66.8%
Maryland	1	$62,000,000	5.4%	6.5800%	59	1.31x	9.4%	74.9%	74.9%
Iowa	1	$58,000,000	5.1%	7.0200%	56	1.93x	14.4%	53.0%	53.0%
New Jersey	2	$30,805,000	2.7%	7.0212%	60	1.35x	10.2%	64.5%	64.5%
Georgia	1	$30,000,000	2.6%	7.9800%	57	1.69x	13.9%	57.5%	57.5%
Nebraska	1	$28,600,000	2.5%	7.2990%	59	1.96x	14.6%	55.0%	55.0%
Tennessee	1	$24,500,000	2.1%	7.5300%	59	1.43x	11.4%	55.7%	55.7%
Delaware	2	$21,000,000	1.8%	7.4700%	59	1.73x	13.9%	59.5%	59.5%
Nevada	1	$7,793,970	0.7%	6.2600%	59	2.20x	17.8%	33.5%	31.5%
Florida	1	$4,750,000	0.4%	7.8000%	60	1.38x	11.2%	51.9%	51.9%
South Carolina	1	$3,125,000	0.3%	6.7350%	60	1.29x	8.9%	67.2%	67.2%
Total:	41	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

A-2-1

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Retail
Anchored	4	$191,505,000	16.7%	6.8750%	59	1.43x	10.5%	67.1%	67.1%
Super Regional Mall	2	$88,000,000	7.7%	6.7647%	56	2.02x	14.5%	50.4%	50.4%
Single Tenant	2	$72,470,000	6.3%	7.5767%	60	1.69x	13.4%	45.9%	45.5%
Shadow Anchored	1	$7,793,970	0.7%	6.2600%	59	2.20x	17.8%	33.5%	31.5%
Subtotal:	9	$359,768,970	31.4%	6.9761%	59	1.64x	12.2%	58.0%	57.9%
Office
CBD	4	$273,600,000	23.9%	7.0912%	60	2.15x	16.4%	47.3%	47.3%
Suburban	3	$73,154,123	6.4%	7.6040%	59	1.71x	14.0%	58.5%	58.5%
Subtotal:	7	$346,754,123	30.3%	7.1994%	59	2.06x	15.9%	49.7%	49.7%
Hospitality
Full Service	2	$134,000,000	11.7%	6.6370%	60	1.32x	9.2%	63.1%	63.1%
Limited Service	2	$47,500,000	4.1%	7.3637%	59	2.43x	19.3%	53.7%	53.7%
Extended Stay	1	$30,800,000	2.7%	8.4120%	60	1.47x	13.6%	69.5%	69.5%
Subtotal:	5	$212,300,000	18.5%	7.0571%	60	1.59x	12.1%	62.0%	62.0%
Industrial
Warehouse	4	$69,600,000	6.1%	7.4751%	59	1.53x	12.4%	52.4%	52.4%
Flex	1	$5,345,877	0.5%	7.4700%	59	1.73x	13.9%	59.5%	59.5%
Subtotal:	5	$74,945,877	6.5%	7.4747%	59	1.54x	12.5%	52.9%	52.9%
Mixed Use
Office/Lab	1	$28,700,000	2.5%	7.7800%	59	1.49x	12.9%	59.6%	59.6%
Office/Retail	1	$24,500,000	2.1%	7.5300%	59	1.43x	11.4%	55.7%	55.7%
Multifamily/Retail	1	$19,990,000	1.7%	7.0900%	60	1.31x	9.6%	59.7%	59.7%
Subtotal:	3	$73,190,000	6.4%	7.5079%	59	1.42x	11.5%	58.3%	58.3%
Multifamily
High Rise	1	$33,750,000	2.9%	6.5360%	59	1.31x	8.9%	52.6%	52.6%
Low Rise	3	$19,360,000	1.7%	6.9297%	60	1.40x	9.9%	56.3%	56.3%
Subtotal:	4	$53,110,000	4.6%	6.6795%	59	1.34x	9.3%	54.0%	54.0%
Manufactured Housing
Manufactured Housing/RV Park	1	$9,272,000	0.8%	7.1400%	59	1.35x	9.9%	65.8%	65.8%
Manufactured Housing	4	$6,850,000	0.6%	7.3650%	58	1.31x	10.0%	61.2%	61.2%
RV Park	1	$4,750,000	0.4%	7.8000%	60	1.38x	11.2%	51.9%	51.9%
Subtotal:	6	$20,872,000	1.8%	7.3640%	59	1.34x	10.2%	61.1%	61.1%
Self Storage
Self Storage	2	$5,265,000	0.5%	7.2439%	60	1.33x	10.0%	64.7%	64.7%
Subtotal:	2	$5,265,000	0.5%	7.2439%	60	1.33x	10.0%	64.7%	64.7%

Total:	41	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
6.2600 - 6.4999	4	$168,793,970	14.7%	6.3648%	59	1.49x	9.9%	60.9%	60.8%
6.5000 - 6.9999	10	$351,880,000	30.7%	6.7642%	60	1.99x	14.8%	52.0%	52.0%
7.0000 - 7.4999	13	$383,777,000	33.5%	7.2429%	59	1.67x	12.9%	58.2%	58.1%
7.5000 - 9.3020	10	$241,755,000	21.1%	7.9687%	59	1.55x	13.3%	54.1%	54.1%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Minimum: 6.2600%
Maximum: 9.3020%
Weighted Average: 7.1197%

A-2-2

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Minimum: 60 mos.
Maximum: 60 mos.
Weighted Average: 60 mos.

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
56 - 58	5	$194,850,000	17.0%	7.1544%	57	1.76x	13.1%	56.1%	56.1%
59	16	$434,755,970	37.9%	7.2202%	59	1.64x	12.7%	58.9%	58.8%
60	16	$516,600,000	45.1%	7.0221%	60	1.77x	13.4%	53.1%	53.1%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Minimum: 56 mos.
Maximum: 60 mos.
Weighted Average: 59 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	35	$1,127,307,000	98.4%	7.1259%	59	1.72x	13.1%	56.0%	56.0%
360	2	$18,898,970	1.6%	6.7536%	60	1.84x	15.3%	43.6%	41.3%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Minimum: 360 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

A-2-3

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	35	$1,127,307,000	98.4%	7.1259%	59	1.72x	13.1%	56.0%	56.0%
359	1	$7,793,970	0.7%	6.2600%	59	2.20x	17.8%	33.5%	31.5%
360	1	$11,105,000	1.0%	7.1000%	60	1.59x	13.5%	50.7%	48.1%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Minimum: 359 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.28 - 1.34	10	$285,875,000	24.9%	6.7385%	59	1.30x	9.1%	64.4%	64.4%
1.35 - 1.49	10	$162,667,000	14.2%	7.6327%	59	1.44x	12.0%	60.1%	60.1%
1.50 - 1.59	3	$116,105,000	10.1%	7.0427%	59	1.52x	11.5%	61.8%	61.5%
1.60 - 1.79	6	$252,865,000	22.1%	7.5654%	59	1.68x	13.5%	56.3%	56.3%
1.80 - 2.49	6	$209,193,970	18.3%	6.8852%	58	1.99x	15.0%	48.0%	48.0%
2.50 - 2.90	2	$119,500,000	10.4%	6.8759%	60	2.89x	21.5%	36.1%	36.1%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Minimum: 1.28x
Maximum: 2.90x
Weighted Average: 1.72x

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
30.5 - 50.0	8	$300,258,970	26.2%	7.1084%	60	2.16x	16.5%	40.4%	40.4%
50.1 - 55.0	8	$207,705,000	18.1%	7.1760%	58	1.86x	14.4%	53.0%	52.9%
55.1 - 60.0	6	$151,690,000	13.2%	7.5529%	59	1.57x	12.8%	58.4%	58.4%
60.1 - 65.0	9	$250,355,000	21.8%	7.1835%	59	1.53x	11.6%	62.7%	62.7%
65.1 - 74.9	6	$236,197,000	20.6%	6.7390%	60	1.32x	9.4%	68.8%	68.8%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Minimum: 30.5%
Maximum: 74.9%
Weighted Average: 55.8%

A-2-4

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
30.5 - 50.0	9	$311,363,970	27.2%	7.1081%	60	2.14x	16.3%	40.8%	40.7%
50.1 - 55.0	7	$196,600,000	17.2%	7.1803%	58	1.88x	14.5%	53.1%	53.1%
55.1 - 60.0	6	$151,690,000	13.2%	7.5529%	59	1.57x	12.8%	58.4%	58.4%
60.1 - 65.0	9	$250,355,000	21.8%	7.1835%	59	1.53x	11.6%	62.7%	62.7%
65.1 - 74.9	6	$236,197,000	20.6%	6.7390%	60	1.32x	9.4%	68.8%	68.8%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Minimum: 30.5%
Maximum: 74.9%
Weighted Average: 55.8%

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	35	$1,127,307,000	98.4%	7.1259%	59	1.72x	13.1%	56.0%	56.0%
Amortizing Balloon	2	$18,898,970	1.6%	6.7536%	60	1.84x	15.3%	43.6%	41.3%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.2 - 9.0	3	$146,875,000	12.8%	6.4182%	60	1.29x	8.4%	62.8%	62.8%
9.1 - 10.0	7	$129,672,000	11.3%	6.7603%	59	1.31x	9.5%	68.9%	68.9%
10.1 - 12.0	8	$175,995,000	15.4%	7.1255%	59	1.47x	11.0%	61.2%	61.2%
12.1 - 13.0	3	$141,200,000	12.3%	7.7049%	59	1.57x	12.8%	59.6%	59.6%
13.1 - 15.0	12	$365,170,000	31.9%	7.4378%	59	1.78x	14.1%	52.9%	52.8%
15.1 - 22.0	4	$187,293,970	16.3%	6.8522%	60	2.56x	19.4%	39.0%	38.9%
Total:	37	$1,146,205,970	100.0%	7.1197%	59	1.72x	13.1%	55.8%	55.8%

Minimum: 8.2%
Maximum: 22.0%
Weighted Average: 13.1%

A-2-5

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-
COLLATERALIZED MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%

A-3-1

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%

Northwest Anaheim
Anaheim Regional Medical Ctr.
La Palma Park and Stadium
La Palma Ave.
Los Angeles 23 miles
Euclid St.
Harbor Blvd.
Anaheim Blvd.
METROLINK OC LINE
East St.
Euclid Plaza
Anaheim Plaza
Pearson Park
Lincoln Ave.
Broadway
Downtown Anaheim
Anaheim Colony Historic District
Santa Ana St.
Lincoln Ave.
W. Broadway
ANAHEIM
Orange Ave.
Vermont Ave.
Walnut St.
Anaheim Global Medical Ctr.
Santa Ana Fwy
Ball Rd.
Ball Rd.
Taft Ave.
Modjeska Park
Downtown Disney District
DISNEYLAND
Disney Esplanade
Disney California Adventure Park
Disneyland Dr.
STC Anaheim GardenWalk
Cerritos Ave.
Platinum Triangle
Honda Center
Santa Ana River
Katella Ave.
Lewis St.
State College Blvd.
Anaheim Regional Transportation Intermodal Center (ARTIC)
Katella Ave.
Katella Ave.
Anaheim Convention Center
Angel Stadium
Orangewood Ave.
Orangewood Ave.
Marriott Anaheim
700 West Convention Way
Anaheim, CA 92802
Orange Fwy
Walnut Ave.
Orange
Orange
METROLINK INLAND-OC LINE
West St.
Chapman Ave.
Chapman Ave.
Chapman Ave.
Garden Grove
UC Irvine Medical Center
Providence St. Joseph Hospital Orange
Main St.
Nelson St.
The Outlets at Orange
Haster St.
La Veta Ave.
Harbor Town and Country Shopping Ctr.
Garden Grove Fwy
MainPlace Mall
Garden Grove Blvd.
Garden Grove Blvd.
Century Blvd.
Harbor Plaza
Harbor Place
Santiago Park
ORANGE COUNTY
River View Golf Course
Garden Grove Fwy
Fairview St.
Bristol St.
Flower St.
Edna Park
Bristol Marketplace
17th St.
Westminster Ave.
Santa Ana College
Washington Ave.
Willowick Golf Course
SANTA ANA
Euclid St.
Rosita Park
Civic Center Dr.
Old Orange County Courthouse
Santa Ana Blvd.
City Hall of Santa Ana
Downtown Santa Ana
Westminster
SAN GABRIEL MTS
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Pomona
Ontario
Chino
Fullerton
ANAHEIM
Corona
Torrance
LONG BEACH
SANTA ANA
Huntington Beach
IRVINE
Pacific Ocean

A-3-2

Mortgage Loan No. 1 – Marriott Anaheim

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$110,000,000			Location:	Anaheim, CA 92802
Cut-off Date Balance(1):	$110,000,000			General Property Type(4):	Hospitality
% of Initial Pool Balance:	9.6%			Detailed Property Type(4):	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Tushar Patel and HRG Holdings I, LLC			Year Built/Renovated:	1981; 1983; 2007/2018
Guarantors:	Tushar Patel and HRG Holdings I, LLC			Size:	1,030 Rooms
Mortgage Rate:	6.3730%			Cut-off Date Balance Per Room(1):	$121,359
Note Date:	5/17/2024			Maturity Date Balance Per Room(1):	$121,359
Maturity Date:	6/1/2029			Property Manager(4):	Tarsadia Enterprises, LLC
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(4):	$10,306,767
Seasoning:	0 months			UW NCF(4):	$10,306,767
Prepayment Provisions(2):	L(24),DorYM1(29),O(7)			UW NOI Debt Yield(1)(4):	8.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF Debt Yield(1)(4):	8.2%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1)(4):	8.2%
Additional Debt Balance(1):	$15,000,000			UW NCF DSCR(1)(4):	1.28x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$10,306,767 (12/31/2023)
				2nd Most Recent NOI(4):	$10,306,767 (12/31/2022)
				3rd Most Recent NOI(4):	$10,303,778 (12/31/2021)
				Most Recent Occupancy(5):	78.2% (12/31/2023)
				2nd Most Recent Occupancy(5):	72.1% (12/31/2022)
Reserves(3)				3rd Most Recent Occupancy(5):	42.8% (12/31/2021)
Type	Initial	Monthly	Cap	Appraised Value (as of)(6):	$190,000,000 (4/9/2024)
RE Taxes:	$0	Springing	NAP	Appraised Value Per Room:	$184,466
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(6):	65.8%
FF&E Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1)(6):	65.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$125,000,000	100.0%	Loan Payoff:	$96,627,196	77.3%
			Return of Equity:	$28,058,028	22.4%
			Closing Costs:	$314,775	0.3%
Total Sources:	$125,000,000	100.0%	Total Uses:	$125,000,000	100.0%

(1)	The Marriott Anaheim Mortgage Loan (as defined below) is part of the Marriott Anaheim Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $125,000,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Marriott Anaheim Whole Loan.
(2)	The Marriott Anaheim Whole Loan may be voluntarily prepaid in whole on or after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 1, 2027 with the payment of a yield maintenance premium, if such prepayment occurs prior to the payment date in December 2028. In addition, the Marriott Anaheim Whole Loan may be defeased in whole at any time after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.
(3)	See “Escrows and Reserves” section below for further discussion.
(4)	The Marriott Anaheim Property (as defined below) operates under a long-term operating lease agreement between the borrower, as lessor, and Marriott Hotel Services, LLC, as lessee, whereby the lessee is responsible for a monthly operating lease payment to the borrower and retains any profit in excess of the operating lease payment from the operation of the property. See “The Operating Lease” section below for further discussion. Underwritten and historical financials presented above represent the operating lease payment.
(5)	Most recent and historical occupancy information represents the occupancy of the hotel operations.
(6)	The appraisal also provided a hypothetical fee simple value of $387,700,000, which assumes the operating lease is dissolved and the borrower assumes full ownership of the Marriott Anaheim Property’s operational cash flows. This results in a look-through Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 32.2%.

The Mortgage Loan. The largest mortgage loan (the “Marriott Anaheim Mortgage Loan”) is part of a whole loan (the “Marriott Anaheim Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $125,000,000 and secured by a first priority fee mortgage encumbering a 1,030-room full-service hotel located in Anaheim, California (the “Marriott Anaheim Property”). The Marriott Anaheim Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-3 with an aggregate original principal balance of $110,000,000. The promissory notes comprising the Marriott Anaheim Whole Loan are summarized in the below table. The Marriott Anaheim Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-3

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%
Marriott Anaheim Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK5 2024-5YR7	Yes
A-2	$15,000,000	$15,000,000	BANA	No
A-3	$10,000,000	$10,000,000	BANK5 2024-5YR7	No
Whole Loan	$125,000,000	$125,000,000

The Borrower and the Borrower Sponsors. The borrower is AMH, LLC, a single-purpose, Delaware limited liability company with two independent directors. The non-recourse carveout guarantors and borrower sponsors of the Marriott Anaheim Whole Loan are Tushar Patel and HRG Holdings I, LLC. However, HRG Holdings I, LLC is the only indemnitor under the environmental indemnity agreement. With respect to the non-recourse carveout guaranty, Tushar Patel has only guaranteed certain full recourse carveouts (all bankruptcy-related carveouts and a carveout arising if Marriott (as defined below) exercises its option to purchase the Marriott Anaheim Property and Marriott does not agree to assume the Marriott Anaheim Whole Loan). The liability of the guarantors is limited to $50,000,000 with respect to any such purchase option event. See “Right of First Offer and Refusal/Right to Purchase” below.

Tushar Patel wholly owns HRG Holdings I, LLC and is the founder and chairman of Tarsadia Hotels and Tarsadia Investments, which are based in Newport Beach, California, approximately 15 miles from the Marriott Anaheim Property. Established in 1976, Tarsadia Investments is a real estate and investment company that currently manages over $3.0 billion in capital focused across various asset classes and investments including real estate, life sciences, financial services, and technology. Tushar Patel, in his role with Tarsadia Hotels, is an experienced hotel owner and operator having completed over $1.0 billion in hotel acquisitions and development over an almost 40-year career.

The Operating Lease. The Marriott Anaheim Property is operated under a lease agreement between the borrower, as lessor, and Marriott Hotel Services, LLC, as lessee (the “Operating Lease”). Marriott Hotel Services, LLC (“Marriott”) is a wholly-owned subsidiary of Marriott International, Inc. (NYSE: MAR) (rated Baa2/BBB by Moody’s and S&P) (“Marriott International”). One of the world's leading hoteliers, Marriott International, operates, franchises, and licenses hotel, residential, timeshare, and other lodging properties under numerous brand names. Marriott International has more than 6,100 franchised and licensed properties and its hotel portfolio comprises nearly 1.5 million guest rooms.

Marriott has operated the Marriott Anaheim Property under an operating lease since the hotel’s opening in February 1981. The borrower sponsors acquired the Marriott Anaheim Property in 1999. In December of 2004, the borrower and Marriott entered into an amended and restated lease agreement reflecting the exercise by Marriott of its first 25-year renewal option, which extended the Operating Lease term through December 31, 2031. Marriott has one remaining 25-year renewal option which would extend the Operating Lease through December 31, 2056. Since acquisition, the borrower sponsors have invested over $37.5 million into the Marriott Anaheim Property. In addition to the borrower sponsors’ capital investment, Marriott has also invested approximately $25.4 million of its own capital into the Marriott Anaheim Property.

Base rent under the Operating Lease is equal to 10.0% of the borrower’s invested capital. As of January 1, 2005, just after the Operating Lease renewal, the borrower’s investment was determined to be $86,753,562. Over the borrower’s ownership of the Marriott Anaheim Property, the borrower’s investment has increased to a current balance of $103,067,669, resulting in a current annual base rent under the Operating Lease of $10,306,767. The base rent payment cannot decline, but has the potential to increase if the borrower invests additional capital to upgrade the Marriott Anaheim Property during the Operating Lease term. The Operating Lease is triple-net, with Marriott being responsible for direct payment of all real estate taxes, insurance, utilities, operating costs and maintenance costs.

The Operating Lease requires 5% of total annual gross revenues to be deposited by Marriott into an FF&E reserve account held by the borrower. If Marriott’s annual budgeted capital expenditure costs (in its sole discretion) exceed the amount available in the FF&E reserve account, then Marriott will provide to the borrower a detailed scope of the repairs/improvements and quantify the additional contribution necessary. The responsibility for the additional contribution is split 62.5% by the borrower (the “Additional Borrower Capital Contribution”) and 37.5% by Marriott. The amount of the Additional Borrower Capital Contribution would then be added to the calculation of the borrower’s investment, and the Operating Lease base rent would increase accordingly. If the borrower does not agree to make the Additional Borrower Capital Contribution, Marriott can either pay that amount from its own funds or exercise its right to purchase the Marriott Anaheim Property. See “Right of First Offer and Refusal/Right to Purchase” below.

Marriott has a termination right under the Operating Lease if (i) the borrower attempts to sell and Marriott does not elect to purchase the Marriott Anaheim Property, and either (x) the purchaser operates or owns a controlling interest in any competing lodging facility or restaurant, (y) the purchaser is not financially sound or (z) the purchaser is of bad character or reputation, (ii) the Marriott Anaheim Property is subject to any of (x) revocation of material licenses from a governing body not arising from any action of Marriott, (y) acts of God, acts of war, civil disturbance, governmental action or similar causes that would have a significant adverse effect on operations, or (z) eminent domain, or (iii) the borrower’s failure to make payments as required by the Operating Lease or to fulfill any other Operating Lease obligations. The lender has certain notice and cure rights pursuant to a subordination, non-disturbance, and attornment agreement, as well as a right to sign a new lease to the extent the Operating Lease is terminated. Unless Marriott elects to terminate the Operating Lease, the Operating Lease will stay in place following a foreclosure, and the lender will not have the right to terminate the Operating Lease except to the extent the Operating Lease provides for termination rights of the lessor.

The Property. The Marriott Anaheim Property is a 1,030-room full-service hotel located adjacent to the Anaheim Convention Center in Anaheim, California and approximately half-a-mile south of the entrance to the Disneyland Resort. The improvements are on a 15.06-acre site and were constructed in two phases. The first phase was originally constructed in 1981 and included the 19-story tower, the lobby and registration desk, the four-story garden wing, and the main public area building. The second phase was completed in 1983 and included the five-story parking garage, the 17-story guestroom tower and the Marquis Ballroom building, which contains the majority of the meeting space.

The guestroom mix at the Marriott Anaheim Property is comprised of 263 king rooms, 734 double/double rooms, four executive suites, two loft suites, four luxury suites, 19 hospitality suites, two presidential suites and two VIP suites. Amenities at the Marriott Anaheim Property include an outdoor pool and

A-3-4

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%

spa, fitness center, business center, gift shop and FedEx store, plus four food and beverage outlets and 379,971 total SF of indoor and outdoor meeting space.

According to the appraisal, the property segmentation at the Marriott Anaheim Property is estimated at 50% transient and 50% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Marriott Anaheim Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Marriott Anaheim Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	44.5%	$148.99	$66.30	42.8%	$153.12	$65.57	96.2%	102.8%	98.9%
12/31/2022	68.6%	$180.70	$124.03	72.1%	$204.62	$147.58	105.1%	113.2%	119.0%
12/31/2023	73.9%	$187.32	$138.51	78.2%	$216.05	$168.95	105.8%	115.3%	122.0%
2/29/2024 TTM	75.3%	$190.04	$143.19	78.5%	$219.35	$172.13	104.2%	115.4%	120.2%

Source: Industry Report

(1)	The competitive set includes Hotel Lulu, BW Premier Collection, Anaheim Majestic Garden Hotel, Hilton Anaheim, Sheraton Hotel Park at the Anaheim Resort, Hyatt Regency Orange County and DoubleTree Suites by Hilton Hotel Anaheim Resort - Convention Center.
(2)	The variances between the Marriott operating statements, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Anaheim Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Marriott Anaheim Property is located in Anaheim, California and is part of the Orange County market and the West County submarket. The Marriott Anaheim Property is located adjacent to the Anaheim Convention Center and approximately half-a-mile south of the entrance to the Disneyland Resort. The Marriott Anaheim Property is situated along the west side of South Harbor Boulevard, the main north/south arterial providing direct access to Disneyland, State Route 22 and Interstate 5.

The Marriott Anaheim Property is located in the Anaheim-Santa Ana-Irvine metropolitan statistical area (“MSA”), which includes Orange County. Orange County has a 2022 estimated population of 3.2 million, making it the third most populous county in California and the sixth most populous county in the United States. The top employers in Orange County include Disney Resorts (32,000), University of California, Irvine (21,700), St. Joseph Health (14,000), Kaiser Permanente (8,178), Target Brands Inc. (6,300) and Walmart Inc. (6,200).

Disneyland Resort and the Anaheim Convention Center are the primary demand generators for the Marriott Anaheim Property. Disneyland Resort admitted approximately 16.9 million visitors in 2022, making it the second-most visited theme park in the world that year, second to Disney’s Magic Kingdom in Orlando, Florida. In April of 2024, the Anaheim City Council unanimously approved a $1.9 billion, multi-decade Disneyland Resort expansion plan that is expected to increase Disneyland Resort by 57 acres. The Anaheim Convention Center is the largest exhibition facility on the West Coast, with 1.8 million SF, including over 1 million SF of flexible exhibit space, over 80,000 SF of meeting space, 40,000 SF ballroom, and a basketball arena. The Anaheim Convention Center underwent a $190 million expansion in 2017, and hosts events such as Star Wars Celebration, VidCon, BlizzCon, Anime Expo, D23 Expo, WonderCon, and NAMM Show. In 2023, the convention center received over one million visitors across 150 convention events, creating consistent demand for lodging.

According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius of the Marriott Anaheim Property was 28,419, 277,310 and 832,541, respectively. The 2022 average household income within the same radii was $95,173, $97,511 and $93,904, respectively.

According to the appraisal, there are no directly competitive properties that are either proposed or under construction.

The following table presents the primary competitive properties to the Marriott Anaheim Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Transient	Meeting & Group	2023 Occupancy	2023 ADR	2023 RevPAR
Marriott Anaheim (subject)	1981; 1983; 2007	1,030	50%	50%	78.2%	$216.05	$168.95
Hilton Anaheim	1984	1,574	45%	55%	70%-75%	$200-$220	$140-$160
JW Marriott Anaheim Resort	2020	466	60%	40%	75%-80%	$260-$280	$180-$200
Westin Anaheim Resort	2021	618	55%	45%	70%-75%	$320-$340	$220-$240
Hyatt Regency Orange County	1986	655	64%	36%	75%-80%	$200-$220	$160-$180
Subtotal/Average		4,343			75.5%	$231.72	$174.85

Source: Appraisal

(1)	The variances between the Marriott operating statements, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Anaheim Property of $190,000,000 as of April 9, 2024. The appraisal also provided a hypothetical fee simple value of $387,700,000, which assumes the Operating Lease is dissolved and the borrower assumes full ownership of the Marriott Anaheim Property’s operational cash flows. This results in a look-through Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 32.2%.

Environmental Matters. According to the Phase I environmental site assessment dated April 16, 2024, there was no evidence of any recognized environmental conditions at the Marriott Anaheim Property.

A-3-5

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical hotel operating performance at the Marriott Anaheim Property. The Underwritten Net Cash Flow presented below reflects the base rent collected from the Operating Lease. See “The Operating Lease” above.

Cash Flow Analysis(1)
	2019	(2)	2020	(2)	2021	(2)	2022	(2)	2023	(2)	UW	UW per Room
Occupancy(3)	83.0%		22.7%		42.8%		72.1%		78.2%		100.0%
ADR(3)	$183.08		$175.00		$153.12		$204.62		$216.05		$0
RevPAR(3)	$151.96		$39.73		$65.54		$147.53		$168.95		$0

Room Revenue	$57,104,435		$14,980,807		$24,651,400		$55,484,576		$63,515,496		$0	$0.00
Food & Beverage Revenue	$37,130,423		$9,751,746		$8,838,221		$28,827,711		$42,927,056		$0	$0.00
Other Income	$5,387,232		$3,766,917		$3,364,502		$7,381,462		$9,794,184		$10,306,767	$10,006.57
Total Revenue	$99,622,090		$28,499,470		$36,854,123		$91,693,749		$116,236,736		$10,306,767	$10,006.57

Room Expense	$16,486,364		$6,853,843		$7,769,599		$17,148,143		$20,571,984		$0	$0.00
Food & Beverage Expense	$26,805,045		$9,965,188		$7,565,548		$22,180,214		$30,549,652		$0	$0.00
Other Income Expense	$284,413		$124,568		$35,397		$66,684		$85,894		$0	$0.00
Real Estate Taxes	$1,450,374		$1,584,880		$1,583,870		$1,592,070		$1,621,936		$0	$0.00
Insurance	$1,419,255		$1,419,255		$1,419,255		$1,934,698		$1,831,181		$0	$0.00
Other Expenses	$24,566,130		$10,910,838		$12,402,838		$21,766,417		$25,131,768		$0	$0.00
Total Expenses	$71,011,581		$30,858,572		$30,776,507		$64,688,226		$79,792,415		$0	$0.00

Net Operating Income	$28,610,509		($2,359,102)		$6,077,616		$27,005,523		$36,444,321		$10,306,767	$10,006.57
FF&E(4)	$4,981,105		$1,424,973		$1,842,706		$4,584,687		$5,811,837		$0	$0.00
Net Cash Flow	$23,629,404		($3,784,075)		$4,234,910		$22,420,836		$30,632,484		$10,306,767	$10,006.57

NOI DSCR(5)	3.54x		(0.29x)		0.75x		3.34x		4.51x		1.28x
NCF DSCR(5)	2.93x		(0.47x)		0.52x		2.78x		3.79x		1.28x
NOI Debt Yield(5)	22.9%		(1.9%)		4.9%		21.6%		29.2%		8.2%
NCF Debt Yield(5)	18.9%		(3.0%)		3.4%		17.9%		24.5%		8.2%

(1)	The historical financial information is based on the Marriott operating statements and represents underlying hotel operations. The underwritten cash flows are based on the Operating Lease base rent payment. The borrower receives solely the payments under the Operating Lease and is not entitled to the cash flows from the underlying hotel operations. See “The Operating Lease” above.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2020, as well as the recovery from 2021 through 2023, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry.
(3)	The variances between the Marriott operating statements, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Anaheim Property are attributable in part to variances in reporting methodologies and/or timing differences.
(4)	The Operating Lease requires 5% of total annual gross revenues to be deposited by Marriott into the FF&E reserve account. If Marriott’s annual budgeted capital expenditure costs exceed the amount available in the FF&E reserve account, then Marriott provides to the borrower a detailed scope of the repairs/improvements and quantifies the additional contribution necessary. The Additional Borrower Capital Contribution is split 62.5% by the borrower and 37.5% by Marriott. The Additional Borrower Contribution would then be added to the calculation of the borrower’s investment, and the Operating Lease base rent would increase accordingly. See “The Operating Lease” above and “Right of First Offer and Refusal/Right to Purchase” below.
(5)	Based on the Marriott Anaheim Whole Loan.

Escrows and Reserves.

Tax Escrows – During the continuance of a Marriott Reserve Event (as defined below), the borrower is required to escrow monthly 1/12th of the annual estimated tax payments.

Insurance Escrows – During the continuance of a Marriott Reserve Event, the borrower is required to escrow monthly 1/12th of the annual estimated insurance payments, except if the Marriott Anaheim Property is insured under a blanket policy (in which case, no insurance escrows will be required).

FF&E Reserve – During the continuance of a Marriott Reserve Event, the borrower is required to deposit (x) a working capital refund equal to $900,000 if the Operating Lease is terminated (to the extent actually paid to the borrower by Marriott), and (y) monthly an amount equal to 5% of gross income of the Marriott Anaheim Property for the month which is two months prior to the next payment date.

A “Marriott Reserve Event” will exist when (i) the Operating Lease is no longer in full force and effect, or (ii) Marriott is no longer deducting amounts from gross revenue for the FF&E reserve.

Lockbox and Cash Management. The Marriott Anaheim Whole Loan is structured with a hard lockbox and in-place cash management (with respect to payments due under the Operating Lease). Marriott is required to deposit all amounts due to the borrower under the Operating Lease into a lockbox account controlled by the lender. Notwithstanding the foregoing direction, in the absence of the Operating Lease, if the borrower receives any hotel or other rents from the Marriott Anaheim Property, it is required for such amounts to be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied to fund debt service, reserves and

A-3-6

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%

operating expenses in accordance with the Marriott Anaheim Whole Loan documents. During a Cash Sweep Period (as defined below), all excess cash flow is required to be held by the lender as additional collateral for the Marriott Anaheim Whole Loan.

A “Cash Sweep Period” will commence upon (i) an event of default under the Marriott Anaheim Whole Loan, (ii) Marriott being subject to any bankruptcy proceedings, or (iii) the Operating Lease terminating.

A Cash Sweep Period will end when, as applicable, (i) the event of default is cured, (ii) the Operating Lease has been assumed, any applicable bankruptcy court has affirmed such assumption without any material modifications, and Marriott is continuously operating at the Marriott Anaheim Property for a period of no less than 60 consecutive days and is paying full rent, and (iii) the borrower enters into a replacement franchise agreement within 60 days.

Property Release. The borrower is permitted to freely release a specified 3.38-acre parcel (currently used as excess surface parking) provided among other conditions, (i) no event of default is continuing, (ii) the release is in compliance with all provisions of the Operating Lease, including, if required, the borrower has received a written statement from Marriott approving such release, and (iii) the release is permitted under REMIC requirements.

Right of First Offer and Refusal/Right to Purchase. Marriott has the right of first negotiation in the event that the borrower attempts to sell the Marriott Anaheim Property. This right does not apply to foreclosures or similar exercises of remedies.

During the term of the Operating Lease, the borrower may be required to make an Additional Borrower Capital Contribution, as described above under “The Operating Lease”. If the borrower does not agree to make an Additional Borrower Capital Contribution, Marriott can either pay that amount from its own funds or exercise its right to purchase the Marriott Anaheim Property for a price determined pursuant to the Operating Lease (currently estimated to be approximately $115.5 million). If Marriott exercises its option to purchase the Marriott Anaheim Property and Marriott does not agree to assume the Marriott Anaheim Whole Loan, an event of default is triggered and the Marriott Anaheim Whole Loan is required to be repaid (subject to any prepayment requirements) and the Marriott Anaheim Whole Loan will be recourse to the guarantors up to $50,000,000 after the application of any sale price to the Marriott Anaheim Whole Loan.

Terrorism Insurance. The Marriott Anaheim Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Marriott Anaheim Property. The Marriott Anaheim Whole Loan documents also require business income/loss of rents insurance for a period of no less than the 24-month period commencing at the time of loss, together with a twelve-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against acts which are “certified” by TRIPRA (or such other program). If TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium then payable in respect of the property, business interruption and liability coverages (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-7

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

A-3-8

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

A-3-9

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

2001 K Street
2001 K Street Northwest
Washington, DC 20006
WASHINGTON D.C.
Downtown Washington
West End
Foggy Bottom
R St NW
Q St NW
P St NW
O St NW
Newport Pl NW
N St NW
M St NW
L St NW
K St NW
I St NW
H St NW
G St NW
F St NW
E St NW
C St NW
Massachusetts Ave NW
Connecticut Ave NW
New Hampshire Ave NW
Rhode Island Ave NW
Penn. Ave NW
Pennsylvania Ave NW
Virginia Ave NW
Rock Cr. and Potomac Pkwy NW
25th St NW
24th St NW
23rd St NW
22nd St NW
21st St NW
20th St NW
19th St NW
18th St NW
17th St NW
16th St NW
29
66
METRO RED LINE
METRO BLUE, ORANGE, SILVER LINES
Sheridan Circle
Embassy of Greece
The Phillips Collection
Embassy of Ireland
EMBASSY ROW
Embassy of India
The Embassy Row Hotel
Embassy of Jamaica
The Society of the Cincinnati
Embassy of Portugal
Kimpton Hotel Palomar
DU PONT CIRCLE
Dupont Circle
Rock Creek
ROCK CREEK PARK
Heurich House Museum
Embassy Suites Hotel
Embassy of Vietnam
Consulate General of Peru
Washington Marriott Georgetown
St. Gregory Hotel
Peace Corps
Fairmont Washington Hotel
Park Hyatt Hotel
The NEA Foundation
National Geographic Museum
National Geographic Society
Am. Academy of Family Physicians
University Club
The Westin Georgetown
Ritz Carlton
Lafayette Centre
Japan Info. & Cultural Center
Quincy Hotel
Mayflower Hotel
Pew Research Center
Washington Post Bldg.
AAUW Natl. Hdqtrs.
One Washington Circle Hotel
HOMME Gallery
FARRAGUT NORTH
Blake Building
Embassy of Spain
Delegation of the European Union
Washington Square Bldg.
Capitol Hilton
Melrose Hotel
Washington Circle Park
Milken Inst. School of Public Health
Finance International Corporation
Embassy of Uruguay
Farragut Square
The Army And Navy Club
St. Regis Hotel
G. Washington University Hospital
Rice Hall
FARRAGUT WEST
US Chamber of Commerce Foundation
US Department of Veterans Affairs
FOGGY BOTTOM-GWU
James Monroe Park
Lafayette Tower
Residence Inn by Marriott
Columbian College of Arts & Sciences
University Student Center
Shops at 2000 Penn
Decatur House
New Executive Office Bldg.
Lafayette Square
Philip S. Amsterdam Hall
Gelman Library
Lisner Auditorium
International Monetary Fund
World Bank
Renwick Gallery of The Smithsonian
Blair House
George Washington University
Charles E. Smith Center
Kastles Stadium at the Smith Ctr.
Office of Authentications
Consumer Financial Protection Bureau
Eisenhower Executive Office Bldg.
White House
Columbia Plaza
The Statesman
The York
FDIC
White House South Lawn
U.S. Dept. of State Annex
State Plaza Hotel
GSA Headquarters
Octagon House
Pan American Health Organization
Corcoran School of the Arts & Design at GW
Corcoran Art Gallery
President's Park
Triangle Park
E.J. Kelly Park
Office of Personnel Management
US Department of the Interior
American National Red Cross
Ellipse Visitor Pavilion
State Department
U.S. Navy Bureau of Medicine and Surgery
Federal Reserve Annex
Daughters of the American Revolution Hall
The Ellipse
Rockville
Wheaton
Potomac
North Bethesda
Bethesda
Silver Spring
College Park
Takoma Park
Langley
McLean
WASHINGTON D.C.
Tysons Corner
Falls Church
ARLINGTON
Annandale
ALEXANDRIA
Springfield
VIRGINIA
MARYLAND
Franconia
Mount Vernon
Camp Springs
National Harbor

A-3-10

Mortgage Loan No. 2 – 2001 K Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$95,000,000			Location:	Washington, DC 20006
Cut-off Date Balance:	$95,000,000			General Property Type:	Office
% of Initial Pool Balance:	8.3%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Henry Elghanayan, Justin Elghanayan,			Year Built/Renovated:	2000/2017-2019
	Nancy Elghanayan, Adam Elga,			Size:	248,238 SF
	Benjamin Elga and Eliot Spitzer			Cut-off Date Balance PSF:	$383
Guarantors:	Rockrose General Equities			Maturity Date Balance PSF:	$383
	Holdings L.L.C. and Eliot Spitzer			Property Manager:	Rockrose Development L.L.C.
Mortgage Rate:	7.3880%				(borrower-related)
Note Date:	5/9/2024
Maturity Date:	5/11/2029
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(2):	$12,192,611
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF:	$11,770,607
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	12.8%
Additional Debt Type:	NAP			UW NCF Debt Yield:	12.4%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	12.8%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.65x
				Most Recent NOI(2):	$6,823,593 (12/31/2023)
Reserves(1)				2nd Most Recent NOI(3):	$5,284,638 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	$749,714 (12/31/2021)
RE Taxes:	$846,042	$282,012	NAP	Most Recent Occupancy:	89.2% (5/6/2024)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	76.0% (12/31/2022)
Replacement Reserve:	$0	$4,137	NAP	3rd Most Recent Occupancy:	66.7% (12/31/2021)
TI/LC Reserve:	$0	$31,030	NAP	Appraised Value (as of):	$153,000,000 (3/28/2024)
Existing TI/LC Obligations Reserve:	$2,907,287	$0	NAP	Appraised Value PSF:	$616
Outstanding Rent Concessions:	$4,500,657	$0	NAP	Cut-off Date LTV Ratio:	62.1%
Paul Weiss Reserve Funds:	$0	Springing	NAP	Maturity Date LTV Ratio:	62.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$95,000,000	88.5%	Loan Payoff:	$98,590,181	91.8%
Sponsor Equity:	$12,370,440	11.5%	Upfront Reserves:	$8,253,986	7.7%
			Closing Costs:	$526,273	0.5%
Total Sources:	$107,370,440	100.0%	Total Uses:	$107,370,440	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase in NOI from Most Recent to UW is the result of three new leases beginning in 2024 representing 13.2% of net rentable area and 13.2% of underwritten rent. Additionally, two tenants representing 3.6% of net rentable area and 3.7% of underwritten rent, executed expansions that began in November 2023.
(3)	The increase in NOI from the 3rd Most Recent to 2nd Most Recent was primarily driven by a new lease with Womble Bond Dickinson LLP representing 7.3.% of net rentable area and 7.7% of underwritten rent, which began September 1, 2021, and a decrease of $2 million in concessions.

The Mortgage Loan. The second largest mortgage loan (the “2001 K Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $95,000,000 and secured by the fee interest in a 248,238 SF office property located in Washington, DC (the “2001 K Street Property”).

The Borrower and the Borrower Sponsors. The borrower is 2001 K LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors are Henry Elghanayan, Justin Elghanayan, Nancy Elghanayan, Adam Elga, Benjamin Elga, and Eliot Spitzer. The non-recourse guarantors are Rockrose General Equities Holdings L.L.C. ("Rockrose”) and Eliot Spitzer. The obligations of the guarantors under the guaranty are several, split equally between the two guarantors.

Henry and Justin Elghanayan are the CEO and President of Rockrose, respectively. Rockrose is a real estate development firm founded in 1970. Over the past five decades the company has acquired, developed or repositioned nearly six million SF of office space and approximately 15,000 residential apartments in New York, New York and Washington, DC. The company currently owns seven office properties in Washington, DC, including the 2001 K Street Property.

A-3-11

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

The Property. The 2001 K Street Property comprises a 12-story Class A, LEED Gold certified office building totaling 248,238 SF of net rentable area located in Washington D.C.’s central business district. The 2001 K Street Property is the south building in the Alexander Court Complex. In 2017-2019 the sponsors completed a large-scale renovation of two buildings to create the complex. The north building is not part of the collateral. The two properties are operated as separate entities but share several amenities including a 12-story atrium that connects the north and south buildings, a tenant-only fitness center, coffee bar and lounge area, a private rooftop terrace and a conference facility. Situated on a 0.55 acre site, the 2001 K Street Property has 158 parking spaces on site, resulting in a parking ratio of approximately 0.64 spaces per 1,000 SF. As of May 6, 2024, the property was 89.2% leased to 8 tenants.

The 2001 K Street Property is subject to an Amended and Restated Declaration and Grant of Easements and Covenants (the “Declaration”) and a Single Lot Covenant with the affiliated, adjacent property owner. Each owner is generally responsible for the maintenance and operation of all common areas and building systems located on its parcel. Certain maintenance obligations with shared costs are allocated in the Declaration. The loan documents require the borrower to maintain insurance including the common area between the buildings. There is no obligation in either the Declaration or the covenant to rebuild after a casualty.

Major Tenants.

Paul, Weiss, Rifkind, Wharton & Garrison LLP (73,528 SF, 29.6% of NRA; 32.9% of UW Rent). Founded in 1875 as a general commercial practice, Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) is a multinational law firm with over 1,000 attorneys across ten offices. The firm represents public and private corporations, asset managers and financial institutions, as well as clients in need of pro bono assistance. Paul Weiss has been at the property since 2008, most recently renewing in 2023, with a current lease expiration in March 2030. The tenant has no termination options.

Clifford Chance LLP (68,292 SF, 27.5% of NRA; 31.5% of UW Rent). Clifford Chance LLP (“Clifford Chance”) is an international law firm headquartered in London and a member of London's Magic Circle. Clifford Chance was founded in 1987 and consists of about 3,300 lawyers across 34 offices in Europe, Americas, Africa, the Asia Pacific region, and the Middle East. Clifford Chance’s services include antitrust, corporate, litigation and dispute resolution, real estate, and tax, pension, employment and incentives. Clifford Chance has been at the property since 2000, most recently renewing in April 2024, with a current lease expiration in March 2037. In connection with the 8th amendment to its lease, Clifford Chance received 24 months of free rent and an additional 12 months of partially abated rent. The tenant has no termination options.

Womble Bond Dickinson LLP (22,635 SF, 9.1% of NRA; 9.4% of UW Rent). Womble Bond Dickinson LLP (“Womble Bond Dickinson”) was founded over 140 years ago as Womble Carlyle Sandridge & Rice LLP and today has 32 offices located across the United Kingdom and United States. Womble Bond Dickinson focuses on 12 primary sectors, including Energy & Natural Resources, Financial Services, Healthcare, Insurance, Manufacturing, Real Estate, Retail & Consumer, Transport & Infrastructure, Pharmaceuticals Biotechnology & Life Sciences, Communications & Technology, Public Sector, and Private Wealth. Womble Bond Dickinson has been at the property since 2021 and the current lease expires in August 2032. The tenant has a one-time right to terminate its lease effective 84 months from September 2021 (September 2028), with a penalty of unamortized deal costs at 7% interest factor. In connection with the tenant’s November 2023 expansion space, it received 21 months of free rent for the expansion space.

The following table presents certain information relating to the tenancy at the 2001 K Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/Fitch S&P)	Tenant SF	% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Paul, Weiss, Rifkind, Wharton & Garrison LLP(4)(5)	NR/NR/NR	73,528	29.6%	$4,005,852	32.9%	$54.48	3/31/2030	None	N
Clifford Chance LLP(4)(5)(6)	NR/NR/NR	68,292(2)	27.5%	$3,835,711	31.5%	$56.17	3/31/2037	None	N
Womble Bond Dickinson LLP(7)	NR/NR/NR	22,635	9.1%	$1,144,368	9.4%	$50.56	8/31/2032	None	Y(6)
KTGY Group, Inc.(8)	NR/NR/NR	15,125	6.1%	$705,392	5.8%	$46.64	8/31/2032	None	N
EagleBank	NR/NR/NR	13,094	5.3%	$987,624	8.1%	$75.43	8/31/2025	None	N
Subtotal/Wtd. Avg.		192,674	77.6%	$10,678,947	87.7%	$55.42

Other Tenants		28,822	11.6%	$1,499,646	12.3%	$52.03
Occupied Collateral Total(9)		221,496	89.2%	$12,178,594	100.0%	$54.98
Vacant Space		26,742	10.8%
Total/Wtd. Avg.		248,238	100.0%

(1)	Information based on the underwritten rent roll dated May 6, 2024.
(2)	Annual UW Rent includes $277,935 in rent steps through May 2025.
(3)	The % of Total Annual UW Rent and Annual UW Rent PSF, does not include vacant space.
(4)	For tenants Paul, Weiss, Rifkind, Wharton & Garrison LLP and Clifford Chance LLP the tenant SF includes storage SF.
(5)	For tenants Paul, Weiss, Rifkind, Wharton & Garrison LLP and Clifford Chance LLP the annual UW rent includes storage UW rent.
(6)	In connection with the 8th amendment to its lease, Clifford Chance received 24 months of free rent and an additional 12 months of partially abated rent. The outstanding free rent allowance was reserved at loan origination.
(7)	In connection with the tenant’s November 2023 expansion, it received 21 months of free rent for the expansion space. The outstanding free rent allowance was reserved at loan origination. Additionally, Womble Bond Dickinson has a one-time option to terminate its lease on September 2028.
(8)	In connection with its lease, KTGY Group, Inc. received 18 months of free rent. The outstanding free rent allowance was reserved at loan origination.
(9)	Occupied Collateral Total includes one tenant, Gavi Alliance, representing 3.5% of the net rentable area and 3.5% of underwritten rent, with a lease start date of August 1, 2024. All tenant improvements and leasing commissions, along with gap rent and free rent for the first two years of the lease were reserved at loan origination.
A-3-12

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

The following table presents certain information relating to the lease rollover schedule at the 2001 K Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx % of SF Rolling	Approx Cumulative % of SF Rolling	Total UW Rent Rolling	Approx % of Total UW Rent Rolling	Approx Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	13,094	5.3%	5.3%	$987,624	8.1%	8.1%	$75.43
2026	0	0	0.0%	5.3%	$0	0.0%	8.1%	$0.00
2027	0	0	0.0%	5.3%	$0	0.0%	8.1%	$0.00
2028	0	0	0.0%	5.3%	$0	0.0%	8.1%	$0.00
2029(3)	0	0	0.0%	5.3%	$0	0.0%	8.1%	$0.00
2030	1	73,528	29.6%	34.9%	$4,005,852	32.9%	41.0%	$54.48
2031	0	0	0.0%	34.9%	$0	0.0%	41.0%	$0.00
2032	2	37,760	15.2%	50.1%	$1,849,760	15.2%	56.2%	$48.99
2033	0	0	0.0%	50.1%	$0	0.0%	56.2%	$0.00
2034	0	0	0.0%	50.1%	$0	0.0%	56.2%	$0.00
2035 & Thereafter	4	97,114	39.1%	89.2%	$5,335,357	43.8%	100.0%	$54.94
Vacant	0	26,742	10.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	8	248,238	100.0%		$12,178,594	100.0%		$54.98

(1)	Information is based on the underwritten rent roll dated May 6, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The loan maturity date is May 11, 2029.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 2001 K Street Property is positioned on the northwest corner of K Street NW and 20th Street NW within Washington, DC’s Central Business District (“CBD”). The 2001 K Street Property falls within the CBD’s Golden Triangle Business Improvement District, which is home to numerous law firms, lobbyists and associations. The 2001 K Street Property is located near institutional uses such as the World Bank Headquarters, International Monetary Fund Headquarters, and George Washington University, and 0.6 miles from the White House. The 2001 K Street Property is situated within 0.5 miles of three Metrorail stations – Foggy Bottom, Farragut North, and Farragut West. The 2001 K Street Property is bordered by Class A and B office buildings and street-level retail and restaurants.

According to the appraisal, the 2022 population and average household income within a one-, three- and five-mile radius of the 2001 K Street Property was 59,224, 385,243, and 806,727 and $176,478, $158,789, and $150,480, respectively.

According to a third-party market research report, the property is located in the CBD submarket of the Washington DC office market. As of the first quarter of 2024, the CBD submarket reported a total inventory of approximately 49.9 million SF with a 18.3% vacancy rate and average asking rent of $54.84 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 2001 K Street Property:

Market Rent Summary
	Office – Spec Suite	Office- Floors 2-4	Office- Floors 5-7	Office- Floors 8-11	Storage	Bank
Market Rent (PSF)	$45.00	$48.00	$51.00	$54.00	$20.00	$85.00
Lease Term (Years)	5.5	11	11	11	5	10
Lease Type	Net	Net	Net	Net	Gross	Net
Escalations	2.5%	2.5%	2.5%	2.5%	2.5%	3.0%
Tenant Improvements (New/Renewal)	$35 / $15	$110 / $75	$130 / $100	$130 / $100	$0 / $0	$100 / $10
Leasing Commissions (New/Renewal)	6.0% / 4.0%	6.0% / 4.0%	6.0% / 4.0%	6.0% / 4.0%	6.0% / 4.0%	6.0% / 4.0%
Free Rent (Months) (New/Renewal)	9 / 6	19 / 15	19 / 15	19 / 15	0 / 0	6 / 0
A-3-13

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

The following table presents information relating to comparable office property sales for the 2001 K Street Property:

Comparable Sales Summary
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
1099 New York 1099 New York Ave NW Washington, DC	2008 / NAP	180,878	95.0%	Mar. 2024	$95,000,000	$525.22
Market Square East & West 701 Pennsylvania Avenue NW Washington, DC	1990 / 2015	693,205	81.0%	Mar. 2024	$323,000,000	$465.95
The Mills Building 1700 Pennsylvania Avenue Northwest, Washington, DC	1966 / 2022	208,772	88.0%	Dec. 2023	$205,000,000	$981.93
1050 17th 1050 17th Street NW Washington, DC	2020 / NAP	154,000	61.0%	Mar. 2023	$110,680,000	$718.70
601 Massachusetts 601 Massachusetts Avenue Northwest, Washington, DC	2015 / NAP	478,882	97.0%	Aug. 2022	$531,000,000	$1,108.83
McPherson Building 901 15th Street Northwest Washington, DC	1988 / 2008	253,468	97.0%	Nov. 2019	$209,100,000	$824.96

Source: Appraisal.

The following table presents information relating to comparable office leases for the 2001 K Street Property:

Summary of Comparable Office Leases
Property Name/Location	Year Built/ Renovated	Tenant	Lease Start Date	Term (Mos.)	Size (SF)	Annual Base Rent PSF	Lease Type
2001 K Street NW (Subject) Washington, DC(1)	2000 / 2017-2019	KTGY Group, Inc. National Association of Independent Schools Gavi Alliance	Feb-2024 Mar-2024 Aug-2024	103 144 144	15,125 8,898 8,732	$45.50 $51.00 $49.50	NNN NNN NNN
2112 Pennsylvania Avenue NW Washington, DC	2018 / NAP	Aramco Services Co	Mar-2024	144	5,723	$47.50	NNN
1700 New York Avenue NW Washington, DC	2013 / NAP	Sullivan & Cromwell	Jan-2024	174	14,608	$48.00	FSG
2100 L Street NW Washington, DC	2020 / NAP	Zuckerman Spaeder	Dec-2023	144	40,531	$64.90	FSG
1801 Pennsylvania Avenue NW Washington, DC	1991 / NAP	The Business Council	Dec-2023	96	2,790	$45.50	FSG
815 Connecticut Avenue NW Washington, DC	1964 / NAP	United Airlines	Dec-2023	N/A	8,659	$54.00	NNN
800 17th Street NW Washington, DC	2010 / NAP	Analysis Group	Oct-2023	95	4,254	$56.50	NNN
2100 Pennsylvania Avenue NW Washington, DC	2022 / NAP	JMI Equity	Aug-2023	144	12,013	$65.00	NNN
815 Connecticut Avenue NW Washington, DC	1964 / NAP	Cornell University, Inc	Jun-2023	58	3,991	$52.00	NNN
2100 Pennsylvania Avenue NW Washington, DC	2022 / NAP	Farmer Machine Company	May-2023	142	21,436	$64.00	NNN
1901 L Street NW Washington, DC	2020 / NAP	ICANN	Feb-2023	144	8,337	$54.50	NNN
1700 M Street NW Washington, DC	2024 / NAP	UBS Financial Services - Corporate	Mar-2023	150	23,644	$58.50	NNN
1200 17th Street NW Washington, DC	2014 / NAP	Pillsbury Winthrop Shaw Pittman	Mar-2023	120	89,027	$61.50	NNN
801 17th Street NW Washington, DC	2009 / NAP	Fried, Frank, Harris, Sheiver & Jacobson LLP	Jan-2023	120	101,609	$55.71	FSG
2099 Pennsylvania Avenue NW Washington, DC	2001 / NAP	Barclays	Jul-2022	38	3,372	$50.00	NNN
1900 K Street NW Washington, DC	1996 / NAP	Dechert	May-2022	127	56,396	$53.75	NNN

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll dated May 6, 2024

Appraisal. The appraisal concluded to an “as-is” value for the 2001 K Street Property of $153,000,000 as of March 28, 2024.

A-3-14

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

Environmental Matters. According to the Phase I environmental site assessment dated November 29, 2023, there was no evidence of any recognized environmental l conditions at the 2001 K Street Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 2001 K Street Property:

Cash Flow Analysis(1)
	2019	2020		2021		2022		2023		UW		UW PSF
Base Rent	$9,584,726	$10,221,471		$4,653,785		$7,267,819		$8,579,567		$12,178,594	(2)	$49.06
Grossed Up Vacant Space	$0	$0		$0		$0		$0		$1,123,508		$4.53
Gross Potential Rent	$9,584,726	$10,221,471		$4,653,785		$7,267,819		$8,579,567		$13,302,102		$53,59
Less: Free Rent Adjustment & Collection Loss	$0	$0		$0		$0		$0		$0		$0.00
Recoveries	$6,042,363	$6,171,839		$2,887,249		$4,804,677		$4,875,465		$6,735,306		$27.13
Other Income	$394,083	$94,590		$111,562		$129,680		$152,879		$57,699		$0.23
Parking/Garage/Other	$497,088	$521,942		$225,041		$421,729		$461,563		$461,563		$1.86
Net Rental Income	$16,518,260	$17,009,842		$7,877,637		$12,623,905		$14,069,474		$20,556,669		$82.81
Less Vacancy & Credit Loss	$0	$0		$0		$0		$0		$1,123,508		$4.53
Effective Gross Income	$16,518,260	$17,009,842		$7,877,637		$12,623,905		$14,069,474		$19,433,161		$78.28

Real Estate Taxes	$3,639,549	$3,813,082		$4,084,320		$3,870,470		$3,619,665		$3,284,319		$13.23
Insurance	$97,902	$122,212		$124,088		$118,907		$128,829		$137,690		$0.55
Management Fee	$584,009	$604,993		$264,878		$465,486		$463,617		$582,995		$2.35
Other Operating Expenses	$2,693,659	$2,765,668		$2,654,637		$2,884,403		$3,033,771		$3,235,546		$13.03
Total Expenses	$7,015,119	$7,305,955		$7,127,923		$7,339,267		$7,245,881		$7,240,550		$29.17

Net Operating Income	$9,503,141	$9,703,887	(3)	$749,714	(3)	$5,284,638	(3)	$6,823,593	(4)	$12,192,611	(4)	$49.12
CapEx	$0	$0		$0		$0		$0		$49,648		$0.20
TI/LC	$0	$0		$0		$0		$0		$372,357		$1.50
Net Cash Flow	$9,503,141	$9,703,887		$749,714		$5,284,638		$6,823,593		$11,770,607		$47.42

Occupancy%	90.4%	90.4%		66.7%		76.0%		86.0%		91.6%	(5)
NOI DSCR	1.34x	1.36x		0.11x		0.74x		0.96x		1.71x
NCF DSCR	1.34x	1.36x		0.11x		0.74x		0.96x		1.65x
NOI Debt Yield	10.0%	10.2%		0.8%		5.6%		7.2%		12.8%
NCF Debt Yield	10.0%	10.2%		0.8%		5.6%		7.2%		12.4%

(1)	Information based on the underwritten cash flows.
(2)	UW Base Rent includes $277,935 of rent steps through May 2025.
(3)	The decrease in Net Operating Income from 2020 to 2021, is due to a decrease in occupancy from 90.4% to 66.7% due to the loss of two tenants. The subsequent increase from 2021 to 2022 was primarily driven by a new lease with Womble Bond Dickinson, representing 7.3% of net rentable area and 7.7% of underwritten rent, which began September 1, 2021, and a decrease of $2 million in concessions (which were included as an adjustment to base rent in the historical information).
(4)	The increase in Net Operating Income from 2023 to UW is the result of three new leases beginning in 2024 representing 13.2% of net rentable area and 13.2% of underwritten base rent. Additionally, two tenants representing 3.6% of net rentable area and 3.7% of underwritten base rent, executed expansions that began in November 2023.
(5)	UW occupancy represents the economic occupancy. Physical occupancy as of May 6, 2024 is 89.2%.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve of $846,042 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially $282,012.

Insurance – The loan documents do not require ongoing monthly insurance reserves; provided no event of default is continuing, the borrower maintains insurance coverage for the 2001 K Street Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums.

Replacement Reserve – The loan documents require ongoing monthly deposits of $4,137 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $31,030 for TI/LC costs.

A-3-15

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

Existing TI/LC Reserve – The loan documents require an upfront deposit of $2,907,287 for existing TI/LCs related to KTGY Group, Inc., Gavi Alliance, Womble Bond Dickinson, National Association of Independent Schools, and National Railroad Retirement Investment Trust.

Outstanding Rent Concession Reserve – The loan documents require an upfront deposit of $4,500,657 for outstanding free rent and gap rent related to KTGY Group, Inc., Gavi Alliance, Womble Bond Dickinson, National Association of Independent Schools, National Railroad Retirement Investment Trust, and Clifford Chance.

Paul Weiss Reserve - The loan documents require a monthly deposit of $400,000, starting on the monthly payment date occurring in May 2028, to be used for renewal costs for the tenant. Any amount of qualified leasing expenses spent by the borrower from equity (not leasing reserve funds) in connection with the Paul Weiss extension, pursuant to evidence reasonably acceptable to lender, will offset dollar for dollar, the obligation to fund the Paul Weiss monthly deposit.

Notwithstanding the foregoing, the Paul Weiss Reserve monthly deposit will not be required from and after each of the following conditions are satisfied: (i) Paul Weiss extends its lease for a minimum of 5 years, the tenant is in occupancy of the entirety of its space and paying full rent (or outstanding abated rent is reserved with the lender), and there is no outstanding landlord work or tenant improvement allowances or leasing commissions payable (unless reserved with the lender), and (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) is equal to or greater than the NCF DSCR at loan origination.

Lockbox and Cash Management. The 2001 K Street Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and the property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. Prior to a Cash Trap Event Period (as defined below), amounts on deposit in the lockbox account will be transferred the borrower. During the continuance of a Cash Trap Event Period, funds in the lockbox account are required to be transferred periodically to a lender-controlled cash management account and applied in accordance with the cash flow waterfall as outlined by the cash management agreement. Any funds remaining after the waterfall will be held in the cash management account as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 2001 K Street Mortgage Loan documents;
(ii)	the NCF DSCR falling below 1.20x, tested quarterly; or
(iii)	the occurrence of a Material Tenant Trigger (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the NCF DSCR being at least 1.20x for two consecutive quarters; and
●	with regard to clause (iii), a Material Tenant Trigger Cure (as defined below).

A “Material Tenant Trigger” will commence upon the earlier of the following:

(i)	a Material Tenant (as defined below) is in monetary or material non-monetary default under its lease beyond any notice and cure periods.
(ii)	a Material Tenant fails to be in actual physical possession of its space, in excess of 10,000 SF, except due to upgrades or renovations performed in accordance with its lease;
(iii)	a Material Tenant failing to be open for business during customer hours or going dark in its space, in excess of 10,000 SF, except due to upgrades or renovations performed in accordance with its lease;
(iv)	a Material Tenant terminates, surrenders, or cancels its lease or any portion in excess of 10,000 SF; or
(v)	a Material Tenant is subject to bankruptcy, insolvency or similar proceedings.

A “Material Tenant Trigger Cure” will occur upon the following:

●	with regard to clause (i), the Material Tenant has cured all defaults under its lease;
●	with regard to clauses (ii) and (iii), the Material Tenant is in actual physical possession, open for business during customary hours and is not dark in its space;
●	with regard to clause (iv), the Material Tenant has revoked or rescinded all termination or cancelation notices and has re-affirmed its lease in full force and effect;
●	with regard to clause (v), the dismissal of such bankruptcy so the tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings, and the affirmation of its lease; or
●	with regard to clauses (i)-(v), the borrower has entered into one or more replacement leases with respect to 50% or more of the premises previously demised to the Material Tenant, there is no outstanding landlord work, tenant improvements or leasing commissions payable under the lease (unless any outstanding amounts have been reserved with the lender), and the replacement tenant has taken occupancy and commenced paying full unabated rent (unless such abated rent has been reserved with the lender).

A “Material Tenant” means Paul Weiss, Clifford Chance, or any other tenant, which individually or in the aggregate, occupies at least 25,000 SF.

Terrorism Insurance. The 2001 K Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 2001 K Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-16

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

A-3-17

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

Fairmount
Spring Garden
Eastern State Penitentiary (Museum)
Kelly Drive
Pennsylvania Ave
Fairmount Ave
N 23rd St
N 22nd St
N 21st St
N 20th St
N 19th St
N 18th St
N 17th St
N 16th St
76
13
Philadelphia Museum of Art
Schuylkill Expwy
Spring Garden St
Community College of Philadelphia
N 35th St
Wallace St
Mount Vernon St
Powelton Village
FAIRMOUNT PARK
Hamilton St
Matthias Baldwin Park
Rodin Museum
Haverford Ave
Spring Garden St
Brandywine St
Spring Garden St
B. Franklin Pkwy
Barnes Foundation
Callowhill St
SEPTA
Free Library of Philadelphia
PHILADELPHIA
Hamilton St
N 34th St
N 33rd St
Drexel Park
Baring St
676
30
Vine Street Expwy
Pearl St
Franklin Institute
Logan Square
Cathedral Basilica of Saints Peter & Paul
Powelton Ave
13
Myers Hall
Race St
Academy of Natural Sciences
Trolley
Lancaster Ave
Drexel University
Cira Center
Cherry St
1 & 2 Logan Square
B. Franklin Pkwy
Schuylkill River
30th Street
Arch St
Comcast Technology Center
Comcast Center
uCity Square, Exponent
JFK Blvd
30th Street Station
76
3
SEPTA
JFK Blvd
Suburban
Love Park
University Science Center
University City
PECO Building
5 Penn Center
2 Penn Center
Market St
Market St
Market St
34TH
30TH
22ND
19TH
Centre Square
Innovation Plaza
Trolley
Drexel Univ. LeBow College of Business
Bossone Research Enterprise Ctr.
Mütter Museum
Center City
Chestnut St
S 30th St
Chestnut St
Chestnut St
Institute of Contemporary Art
S 35th St
S 34th St
S 33rd St
Highline Field
Transitional Research Lab
S 22nd St
S 21st St
S 20th St
S 19th St
S 18th St
S 17th St
S 16th St
Cira Square
2970 Market Street
Philadelphia, PA 19104
Walnut St
SEPTA
Penn Ice Rink
Schuylkill Expwy
University of Pennsylvania
Conservation Center for Art & Historic Artifacts
Locust St
Rittenhouse Square
15TH/16TH
The Wistar Institute
Irvine Auditorium
Penn Tennis Center
Spruce St
Franklin Field
Spruce St
Hospital of the Univ. of Penn.
Penn Park
Schuylkill River Park
Penn Museum
The Rosenbach
South St
76
Pine St
James G. Kaskey Mem. Park
Children's Hospital of Philadelphia
Penn Medicine
Lombard St
University Ave
Civic Center Blvd
South St
Perelman Center for Advanced Medicine
Southwest Center City
Philadelphia VA Medical Center
Schuylkill River
Christian St
SEPTA
S 24th St
S 23rd St
Grays Ferry Ave
S 25th St
Carpenter St
Washington Ave
Federal St
Grays Ferry Ave
76
Grays Ferry
Manton St
Philadelphia Intl. Airport 7 miles
Flemington
Quakertown
Hopewell
Franklin Township
PENNSYLVANIA
Lambertville
Princeton
Harleysville
Doylestown
Pottstown
Montgomeryville
Hamilton
Newtown
TRENTON
Yardley
Horsham
Feasterville-Trevose
Langhorne
Phoenixville
Norristown
King of Prussia
Abington
Bensalem
Levittown
Conshohocken
Burlington
Wayne
PHILADELPHIA
Moorestown
Mount Holly
Media
NEW JERSEY
Yeadon
CAMDEN
Mount Laurel
Chester Heights
Cherry Hill
Chester
Medford Township
Woodbury
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro

A-3-18

Mortgage Loan No. 3 – Cira Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$90,000,000			Location:	Philadelphia, PA 19104
Cut-off Date Balance(1):	$90,000,000			General Property Type:	Office
% of Initial Pool Balance:	7.9%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Brandywine Operating Partnership, L.P.,			Year Built/Renovated:	1935/2010
	MSD Real Estate Partners, L.P. and			Size:	862,692 SF
	GIC Real Estate, Inc.			Cut-off Date Balance Per SF(1):	$104
Guarantors:	MSD Portfolio L.P. – Investments and			Maturity Date Balance Per SF: (1)	$104
	Brandywine Operating Partnership, L.P.			Property Manager:	BDN Management, Inc.
Mortgage Rate(2):	6.85129277777778%				(borrower-related)
Note Date:	5/6/2024
Maturity Date:	6/1/2029
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$19,166,103
IO Period:	60 months			UW NCF:	$18,087,738
Seasoning:	0 months			UW NOI Debt Yield(1):	21.3%
Prepayment Provisions(3):	L(24),D(30),O(6)			UW NCF Debt Yield(1):	20.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	21.3%
Additional Debt Type(1)(4):	B-Note/Mezzanine			UW NCF DSCR(1):	2.89x
Additional Debt Balance(1)(4):	$45,000,000 / $25,000,000			Most Recent NOI:	$20,140,350 (12/31/2023)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			2nd Most Recent NOI:	$19,659,096 (12/31/2022)
				3rd Most Recent NOI:	$20,139,502 (12/31/2021)
Reserves(5)				Most Recent Occupancy:	100.0% (6/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$295,500,000 (12/12/2023)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$343
TI/LC Reserve:	$0	Springing	$5,000,000	Cut-off Date LTV Ratio(1):	30.5%
Other Reserves(6):	$0	Springing	NAP	Maturity Date LTV Ratio(1):	30.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)(4):	$135,000,000	53.1%	Loan Payoff:	$251,942,677	99.1%
Borrower Equity:	$94,210,377	37.1%	Closing Costs:	$2,267,701	0.9%
Mezzanine Loan Amount(1)(4):	$25,000,000	9.8%
Total Sources:	$254,210,377	100.0%	Total Uses:	$254,210,377	100.0%

(1)	The Cira Square Mortgage Loan (as defined below) is part of the Cira Square Whole Loan (as defined below), which is comprised of four senior promissory notes and one subordinate note. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the Cira Square Senior Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Cira Square Whole Loan are $156, $156, 14.2%, 13.4%, 14.2%, 1.60x, 45.7% and 45.7%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Cira Square Whole Loan and the Cira Square Mezzanine Loan (as defined below) are $185, $185, 12.0%, 11.3%, 12.0%, 1.26x, 54.1% and 54.1%, respectively.
(2)	Reflects the Cira Square Senior Loan only. The Cira Square Trust Subordinate Companion Loan (as defined below) bears interest at the rate of 11.0354144444444% per annum.
(3)	Defeasance of the Cira Square Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Cira Square Whole Loan to be securitized and (b) May 6, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in June 2024.
(4)	See “The Mortgage Loan”, “Subordinate Debt” and “Mezzanine Loan” sections below, for a discussion of additional debt and future mezzanine debt.
(5)	See “Escrows and Reserves” section.
(6)	Other Reserves consist of a springing monthly GSA operating agreement reserve.

The Mortgage Loan. The third largest mortgage loan (the “Cira Square Mortgage Loan”) is part of a whole loan evidenced by four senior promissory notes in the aggregate original principal amount of $90,000,000 (the “Cira Square Senior Loan”) and one note in the original principal amount of $45,000,000 that is subordinate to the Cira Square Senior Loan (the “Cira Square Trust Subordinate Companion Loan”, and together with the Cira Square Senior Loan, the “Cira Square Whole Loan”). The Cira Square Whole Loan is secured by a first priority fee mortgage encumbering an 862,692 SF office building located in Philadelphia, Pennsylvania (the “Cira Square Property”). The Cira Square Mortgage Loan is evidenced by Note A-1, Note A-2, Note A-3 and Note A-4, with an aggregate original principal amount of $90,000,000. The Cira Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Cira Square Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

A-3-19

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%
Cira Square Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BANK5 2024-5YR7	No
A-2	$15,000,000	$15,000,000	BANK5 2024-5YR7	No
A-3	$10,000,000	$10,000,000	BANK5 2024-5YR7	No
A-4	$5,000,000	$5,000,000	BANK5 2024-5YR7	No
B	$45,000,000	$45,000,000	BANK5 2024-5YR7 (loan-specific certificates)(1)	Yes(2)
Whole Loan	$135,000,000	$135,000,000

(1)	Note B (the Cira Square Trust Subordinate Companion Loan) is not part of the pool of mortgage loans backing the BANK5 2024-5YR7 pooled certificates, but instead separately backs only the BANK5 2024-5YR7 loan-specific certificates.
(2)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. For so long as the Cira Square Trust Subordinate Companion Loan is included in the BANK5 2024-5YR7 securitization and a control appraisal event does not exist, such rights will be exercised by the controlling class representative of the BANK5 2024-5YR7 loan-specific certificates.

The Borrowers and the Borrower Sponsors. The borrowers are Cira Square Master Tenant LLC, a Delaware limited liability company, and Cira Square Owner LP, a Delaware limited partnership, each a single purpose entity with two independent directors. The borrowers are owned by a joint venture between Brandywine Operating Partnership, L.P. (“Brandywine”) (20.0%), BDT & MSD Partners, LLC (“BDT & MSD”) (40.0%), and GIC (“GIC”) (40.0%). The non-recourse carveout guarantors for the Cira Square Whole Loan are MSD Portfolio L.P. – Investments and Brandywine.

Brandywine (NYSE: BDN) is a publicly traded, full-service, integrated real estate company with a core focus in the Philadelphia, PA, Austin, TX, and Washington, D.C. markets. Brandywine is headquartered in Philadelphia and has completed over 6.3 million SF of ground-up new development, with over 8 million additional SF in the pipeline. Brandywine owns and operates a portfolio of 13 office properties in Philadelphia, including the Cira Square Property.

BDT & MSD is a merchant bank with an advisory and investment platform built to serve the needs of business owners and strategic, long-term investors. Since 2010, BDT & MSD’s affiliated funds have deployed more than $50 billion across investment strategies. BDT & MSD was established in 2023 through the combination of the merchant bank BDT & Company and MSD Partners, an investment firm that since 2009 has invested on behalf of Dell Technologies founder Michael Dell, his family, and other like-minded investors.

GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s reserves, GIC invests in a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure.

The Property. The Cira Square Property is an 862,692 SF office building located in Philadelphia, Pennsylvania, adjacent to the 30th Street Station. The Cira Square Property was built in 1935 and served as the United States Postal Service headquarters in Philadelphia for over 80 years. In 2010, the borrower sponsors contributed $26.8 million ($31 PSF) to fully renovate the Cira Square Property, restoring the Indian limestone façade, mosaic domes, and marble walls, along with a full upgrade of the entire building’s amenities, finishes, and systems and as a result, the Cira Square Property has attained LEED Gold and Energy Star certifications. The physical infrastructure features slab heights of twenty feet and a 5-acre rooftop. The Cira Square Property is recognized as a national landmark by the National Register of Historic Places.

After the renovation, the Cira Square Property was 100.0% leased to the GSA - Internal Revenue Service (IRS) (the “GSA”) on behalf of the Internal Revenue Service (“IRS”), a bureau of the Department of the Treasury. The IRS selected the Cira Square Property as its new center for regional operations as part of a larger consolidation from other office locations, as it met its requisite size and energy efficiency standards. The GSA invested significantly in the Cira Square Property’s infrastructure and build-out in conjunction with the 20-year lease commitment, which buildout is estimated at $21.4 million ($25 PSF) and included upgrading security systems, tele-data writing, and other built-to-suit features. Together with the borrower sponsors’ $26.8 million investment in 2010 described above, the Cira Square Property underwent a total $48.3 million ($56 PSF) renovation and upgrade.

Sole Tenant. GSA - Internal Revenue Service (IRS) (862,692 SF, 100.0% of NRA, 100.0% of UW Rent). The IRS (S&P: AA+/Moody’s: Aaa/Fitch: AA+), a bureau of the Department of the Treasury, is organized to carry out the responsibilities of the Secretary of the Treasury under Section 7801 of the Internal Revenue Code. In fiscal year 2022, the IRS collected more than $4.9 trillion in revenue and processed more than $262.8 million tax returns. In 2022, President Biden signed the Inflation Reduction Act into law, which provided $80 billion in additional funding to the IRS. The Cira Square Property is a critical regional facility for the IRS, housing approximately 5,000 employees, representing approximately 6.0% of the current IRS workforce. GSA is the sole tenant at the Cira Square Property under a 20-year lease that expires on August 25, 2030, with no renewal options and no termination options or appropriations clause. GSA currently pays $22.65 PSF NNN and has no future rent steps.

The following table presents certain information relating to the tenancy at the Cira Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
GSA - Internal Revenue Service (IRS)	Aaa/AA+/AA+	862,692	100.0%	$19,543,428	100.0%	$22.65	8/25/2030	None	N
Vacant Space		0	0.0%
Total/Wtd. Avg.		862,692	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2024.
(2)	Ratings are those of the United States Government.

A-3-20

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

The following table presents certain information relating to the lease rollover schedule at the Cira Square Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029(2)	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	862,692	100.0%	100.0%	$19,543,428	100.0%	100.0%	$22.65
2031	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	862,692	100.0%		$19,543,428	100.0%		$22.65

(1)	Information is based on the underwritten rent roll dated June 1, 2024.
(2)	The Cira Square Whole Loan has a maturity date of June 1, 2029.

The Market. The Cira Square Property is located in the Philadelphia metropolitan statistical area (the “Philadelphia MSA”) within the University City submarket. Philadelphia is the largest city in Pennsylvania and ranks eighth among the largest metropolitan areas in the United States, with a population of 6.2 million residents. As the second largest city on the East Coast (after New York), Philadelphia represents the business capital of Pennsylvania, with a gross domestic product exceeding $518 billion in 2022. The Philadelphia MSA is also home to 13 Fortune 500 companies, including AmerisourceBergen, Comcast, DuPont, Aramark, Campbell Soup Company, Crown Holdings, and Lincoln National, among others. Since 2000, the population in Center City Philadelphia has grown by 40% and now ranks second only to Midtown Manhattan among the most densely populated downtown areas in the United States.

The Cira Square Property benefits from its location adjacent to Philadelphia’s 30th Street Station, located at the gateway to Philadelphia’s University City, a life science cluster experiencing transformational growth anchored by major institutions (University of Pennsylvania, Drexel University, Children’s Hospital of Philadelphia). The 30th Street Station services over four million passengers per annum via the Amtrak, Septa, and NJ transit systems. In addition to public transit, the Cira Square Property provides direct access to I-76, I-676 and I-95. Philadelphia’s economy has undergone a transformation from its traditional manufacturing base to one driven by a variety of industries, with a special emphasis on the healthcare, life science, and higher education sectors.

According to the appraisal, the estimated 2022 population within a one-, two- and three-mile radius of the Cira Square Property was 73,528, 266,488 and 520,405, respectively. The estimated 2022 average household income within the same radii was $136,847, $102,067 and $88,107, respectively.

A-3-21

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

The following table presents recent leasing data at comparable properties with respect to the Cira Square Property:

Summary of Comparable Leases
Property / Location	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF	Lease Type
Cira Square 2970 Market Street Philadelphia, PA	GSA – Internal Revenue Service (IRS) (1)	Aug-10(1)	20.0(1)	862,692(1)	$22.65(1)	NNN
3025 John F Kennedy Boulevard(2) Philadelphia, PA	Goodwin Procter	Sep-23	12.5	31,500	$57.25	NNN
Science Center Building 3535 Market Street Philadelphia, PA	Century Therapeutics	Oct-21	10.0	25,121	$33.50	NNN
Cira Centre North(2) 2929 Arch Street Philadelphia, PA	Children’s Hospital of Philadelphia	Oct-21	12.0	50,000	$32.00	NNN
Cira Centre South(2) 2929 Walnut Street Philadelphia, PA	GSK	Jun-21	7.4	50,000	$47.29	NNN
Cira Centre South(2) 2929 Walnut Street Philadelphia, PA	Berwind Corporation	Jun-20	16.0	44,000	$44.00	NNN
Science Center Building 3535 Market Street Philadelphia, PA	Limelight Bio	Jun-20	15.0	25,121	$31.00	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated June 1, 2024.
(2)	Owned by the borrower sponsors.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Cira Square Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$28.00	10	2.5% per annum

Appraisal. The appraisal concluded to an “as-is” value for the Cira Square Property of $295,500,000 as of December 12, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated December 22, 2023, there was no evidence of any recognized environmental conditions at the Cira Square Property.

A-3-22

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cira Square Property:

Cash Flow Analysis
	2020	2021	2022	2023	UW		UW PSF
Base Rental Income(1)	$19,543,428	$19,543,434	$19,543,430	$19,543,428	$19,543,428		$22.65
Expense Reimb. & Operating Rent	$7,453,100	$12,064,578	$12,276,094	$12,519,139	$12,818,293		$14.86
Net Rentable Income	$26,996,528	$31,608,012	$31,819,524	$32,062,567	$32,361,721		$37.51
(Vacancy / Credit Loss)	$0	$0	$0	$0	($809,043)		($0.94)
Other Income	$16,654	$7,210	$1,304	$25,529	$0		$0.00
Effective Gross Income	$27,013,182	$31,615,222	$31,820,828	$32,088,096	$31,552,678		$36.57

Real Estate Taxes	$1,027,261	$5,187,048	$5,187,050	$5,187,048	$5,290,789		$6.13
Insurance	$262,222	$312,528	$354,620	$370,385	$402,004		$0.47
Other Operating Expenses	5,857,843	5,976,144	6,620,062	6,390,313	6,693,782		$7.76
Total Operating Expenses	$7,147,326	$11,475,720	$12,161,732	$11,947,746	$12,386,575		$14.36

Net Operating Income	$19,865,856	$20,139,502	$19,659,096	$20,140,350	$19,166,103		$22.22
Replacement Reserves	$0	$0	$0	$0	$215,673		$0.25
TI/LC	$0	$0	$0	$0	$862,692		$1.00
Net Cash Flow	$19,865,856	$20,139,502	$19,659,096	$20,140,350	$18,087,738		$20.97

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	97.5%	(2)
NOI DSCR(3)	3.18x	3.22x	3.14x	3.22x	3.07x
NCF DSCR(3)	3.18x	3.22x	3.14x	3.22x	2.89x
NOI Debt Yield(3)	22.1%	22.4%	21.8%	22.4%	21.3%
NCF Debt Yield(3)	22.1%	22.4%	21.8%	22.4%	20.1%

(1)	Based on the underwritten rent roll as of June 1, 2024.
(2)	Represents economic occupancy.
(3)	Based on the Cira Square Senior Loan and excludes the Cira Square Trust Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Cash Sweep Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Sweep Period and if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Sweep Period, the borrowers are required to escrow $17,972.75 for replacement reserves.

TI/LC Reserve – Beginning on July 1, 2025, the borrowers are required to make monthly deposits of $71,891 into a TI/LC reserve account, subject to a cap of $5,000,000, provided the borrowers may provide a letter of credit in the amount of $5,000,000 in lieu of monthly reserves. If the GSA lease has been renewed and all TI/LCs associated with such renewal have been paid, any TI/LC reserve funds held by the lender will be transferred to the cash management account.

GSA Operating Agreement Reserve – In the event the borrowers receive notice or demand from GSA requiring that the borrowers establish an operating agreement reserve (as provided in the GSA lease for the purpose of providing additional security for GSA in the event of a landlord default), the borrowers are required to deposit $2,890,851.19 (10% of annual base rent) with the lender to the GSA Operating Agreement Reserve within 10 business days of such notice or demand. In the event that a landlord default is continuing, GSA may withhold or offset rent by deducting from the GSA Operating Agreement Reserve. The lender may in its sole discretion require from the borrowers additional deposits to the GSA Operating Agreement Reserve after any disbursement in order to ensure that the balance is equal to 10% of annual base rent pursuant to the GSA lease.

Lockbox and Cash Management. The Cira Square Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Cira Square Property are required to be deposited directly to the lockbox account and, so long as a Cash Sweep Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Sweep Period, the borrowers will not have access to the funds in the lockbox account, and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Cira Square Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Cira Square Whole Loan; provided that (i) so long as no event of default or borrower bankruptcy action exists, excess cash will be available to the borrowers to fund shortfalls in debt service on the Cira Square Whole Loan, and (ii) excess cash will be available to the borrowers to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by lender.

A-3-23

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

A “Cash Sweep Period” will commence upon the earlier to occur of (i) an event of default under the Cira Square Whole Loan documents, (ii) an event of default under the Cira Square Mezzanine Loan, (iii) the borrowers being involved in any insolvency, (iv) the debt service coverage ratio for the aggregate of the Cira Square Whole Loan plus the Cira Square Mezzanine Loan and any future mezzanine loan falling below 1.10x on a 12 month basis (tested quarterly), (v) the debt yield for the aggregate of the Cira Square Whole Loan plus the Cira Square Mezzanine Loan and any future mezzanine loan falling below 10.0% (tested quarterly), (vi) a Lease Sweep Period (as defined below), and (vii) non-renewal of the GSA lease and failure of the borrowers to repay the Cira Square Whole Loan in full on or before June 1, 2027.

A Cash Sweep Period will end upon (a) with respect to clauses (i) and (ii) above, the cure of such event of default, (b) with respect to clause (iv) above, the debt service coverage ratio for the aggregate of the Cira Square Whole Loan plus the Cira Square Mezzanine Loan and any future mezzanine loan being at least 1.10x on a 12 month basis (tested quarterly), (c) with respect to clause (v) above, the debt yield for the aggregate of the Cira Square Whole Loan plus the Cira Square Mezzanine Loan and any future mezzanine being at least 10.0% (tested quarterly), (d) with respect to clause (vi) above, the Lease Sweep Period ending, and (e) with respect to clause (vii) above, the execution and delivery of a new lease or renewal of the GSA lease and payment of (or reserves taken for) any gap rent or abated or free rent and amounts for tenant improvements and leasing commissions. With respect to clause (iii) above, a borrower insolvency trigger will continue until the Cira Square Whole Loan is paid in full.

A “Lease Sweep Period” will commence upon the earlier to occur of GSA (i) terminating its lease or giving notice to terminate, (ii) ceasing to conduct business in more than 50% of its leased space, (iii) having a monetary or material non-monetary default under its lease that extends beyond any cure period, or (iv) being a party to insolvency.

A Lease Sweep Period will end, provided no other cause for the Lease Sweep Period is continuing, when (x) one or more replacement leases are signed for the leased space, (y) as it relates to (iii) above, the default has been cured, or (z) as it relates to (iv) above, the insolvency has terminated and the GSA lease has been affirmed or assigned acceptable to the lender.

Subordinate Debt.  The Cira Square Property secures the Cira Square Senior Loan, which has an original principal balance of $90,000,000, and the Cira Square Trust Subordinate Companion Loan, which has an original principal balance of $45,000,000. The Cira Square Senior Loan is being included in the pool of mortgage loans that backs the BANK5 2024-5YR7 pooled certificates and the Cira Square Trust Subordinate Companion Loan is not being included in such pool of mortgage loans but will instead separately back only the BANK5 2024-5YR7 loan-specific certificates.

The Cira Square Senior Loan is entitled to payments of interest that are senior in right of payment to the Cira Square Trust Subordinate Companion Loan. The holders of the promissory notes evidencing the Cira Square Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Cira Square Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Cira Square Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

Mezzanine Loan.  Concurrently with the funding of the Cira Square Whole Loan, the New York State Teachers’ Retirement System (which is managed by Prima Capital Advisors LLC) funded a mezzanine loan in the amount of $25,000,000 (the “Cira Square Mezzanine Loan”) to the holders of 100% of the direct equity interests in the borrowers of the Cira Square Whole Loan, secured by a pledge of such equity interests. The Cira Square Mezzanine Loan is co-terminus with the Cira Square Whole Loan, accrues interest at a fixed rate of 11.9000% per annum and requires payments of interest only until its maturity date.

The Cira Square total debt as of the origination date is summarized in the following table:

Cira Square Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loan	$90,000,000	60	60	6.85129277777778%	2.89x	21.3%	30.5%
Subordinate Companion Loan	$45,000,000	60	60	11.0354144444444%	1.60x	14.2%	45.7%
Whole Loan	$135,000,000			8.246%	1.60x	14.2%	45.7%
Mezzanine Loan	$25,000,000	60	60	11.9000%	1.26x	12.0%	54.1%
Total Debt	$160,000,000			8.81693749999999%	1.26x	12.0%	54.1%

In addition, on or after June 1, 2026, provided no event of default is continuing, the borrower sponsors will be permitted to borrow up to an additional $30.0 million in mezzanine debt (the “New Junior Mezzanine Loan”) coterminous with and subordinate to the Cira Square Whole Loan and the Cira Square Mezzanine Loan, and subject to among other conditions: (i) after giving effect to the New Junior Mezzanine Loan, (x) the aggregate loan-to-value ratio is not greater than 54.1%, (y) the aggregate debt yield is not less than 11.3%, and (z) the aggregate debt service coverage ratio is not less than 1.26x, (ii) the lender of the New Junior Mezzanine Loan entering into an intercreditor agreement with the lenders of the Cira Square Whole Loan and the Cira Square Mezzanine Loan and (iii) rating agency confirmation is received.

Right of First Offer or Refusal.  The Trustees of the University of Pennsylvania (“UPenn”) have a right of first offer (“ROFO”) to purchase the fee simple interest in the Cira Square Property if, in connection with the sale of the Cira Square Property (or a transfer of direct or indirect ownership interests in the borrowers that results in a change in control of the borrowers), the borrowers (i) determine to list the Cira Square Property for sale with any licensed broker or agent, (ii) determine to offer the Cira Square Property for sale without listing the Cira Square Property with any licensed broker or agent, or (iii) receive an unsolicited proposal for a sale of the Cira Square Property which the borrowers desire to negotiate. In any such case, the borrowers will be required to offer to sell the Cira Square Property to UPenn for a purchase price and upon such other terms and conditions as the borrowers determine to be acceptable based on the borrowers’ estimate of the price and other terms and conditions which the borrowers would be prepared to accept from a third party able and willing to purchase the Cira Square Property. The ROFO will not apply to an acquisition by the lender by foreclosure or deed-in-lieu thereof.

A-3-24

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium then payable in respect of the property and business interruption coverages). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-25

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

A-3-26

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

A-3-27

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

MarqE Entertainment Center
7620 Katy Freeway
Houston, TX 77024
HOUSTON
Central Northwest
Langwood
Westview
Spring Branch East
Hilshire Village
Spring Valley
Hunters Creek Village
HARRIS COUNTY
Tanglewood
Uptown
River Oaks
Lazybrook/ Timbergrove
Houston Heights
Shady Acres
Hyde Park
Memorial Park
Memorial Park GC
River Oaks CC
Houston CC
TC Jester Park
Downtown Houston 5 miles
W. 43rd St
W. 34th St
Hempstead Hwy
Bingle Rd
Northwest Frwy
Watonga Blvd
Antoine Dr
Long Point Rd
Westview Dr
Silber Rd
Post Oak Rd
West Loop
W. 18th St
W. 11th St
Ella Blvd
T C Jester Blvd
Katy Frwy
Wirt Rd
Memorial Dr
Voss Rd
Chimney Rock Rd
Woodway Dr
Tanglewood Rd
Sage Rd
San Felipe St
Fountain View Dr
Bering Dr
Westheimer Rd
Richmond Ave
Willowick Rd
Alabama St
Kirby Dr
Westcott St
34th St. Business Park
Northbrook Center
Northway Shopping Center
Keystone Plaza
Mitchelldale Business Park
Bingle Square
The Shops at Hilshire Village
Dyer Stadium
Delmar Stadium
Lazy Brook
Silber Shopping Center
Spring Valley Town Center
Shoppes at Memorial Village
Quest Business Agency
DataSource Inc.
Sparks Fabricators
Curtis Steel
Woodway Arch Center
Petrolia Energy Corp.
Intertek
Steelcase Inc.
Houston Arboretum & Nature Center
IBM
Uptown Park
Consulate General of Brazil
Consulate General of Russia
Tanglewood Shopping Center
Four Leaf Towers
Woodway Collection
Tanglewood Court
Post Oak Plaza
Centre at Post Oak
River Oaks District
Highland Village
Westheimer Square
The Galleria
Uptown Plaza
Uptown Collection
Williams Tower
290
610
10
90
Conroe
The Woodlands
Spring
Atascocita
Cypress
Katy
Channelview
Baytown
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
Rosenberg
League City
Texas City

A-3-28

Mortgage Loan No. 4 – MarqE Entertainment Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$70,000,000			Location:	Houston, TX 77024
Cut-off Date Balance:	$70,000,000			General Property Type:	Retail
% of Initial Pool Balance:	6.1%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Herbert L. Levine			Year Built/Renovated:	1999/2011
Guarantors:	Herbert L. Levine, Harris J. Pappas and			Size:	351,567 SF
	Christopher J. Pappas			Cut-off Date Balance PSF:	$199
Mortgage Rate:	7.2700%			Maturity Date Balance PSF:	$199
Note Date:	4/8/2024			Property Manager:	Levcor, Inc.
Maturity Date:	4/11/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(2):	$7,937,067
IO Period:	60 months			UW NCF:	$7,720,458
Seasoning:	2 months			UW NOI Debt Yield:	11.3%
Prepayment Provisions:	L(26),D(30),O(4)			UW NCF Debt Yield:	11.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.50x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$6,580,590 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	$6,777,353 (12/31/2022)
				3rd Most Recent NOI(3):	$5,737,662 (12/31/2021)
Reserves(1)				Most Recent Occupancy:	94.9% (4/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	88.3% (12/31/2023)
RE Taxes:	$596,880	$149,220	NAP	3rd Most Recent Occupancy:	91.7% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$112,750,000 (8/24/2023)
Replacement Reserve:	$0	$4,411	NAP	Appraised Value PSF:	$321
TI/LC Reserve:	$1,000,000	Springing	$700,000	Cut-off Date LTV Ratio:	62.1%
Outstanding Landlord Obligations:	$822,361	$0	NAP	Maturity Date LTV Ratio:	62.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$70,000,000	100.0%	Loan Payoff:	$65,283,860	93.3%
			Closing Costs:	$758,554	1.1%
			Upfront Reserves:	$2,419,241	3.5%
			Return of Equity:	$1,538,345	2.2%
Total Sources:	$70,000,000	100.0%	Total Uses:	$70,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase in NOI between Most Recent and UW is primarily due to 12 new and renewal leases (32.2% of NRA and 33.9% of underwritten base rent) commencing between February 2023 and April 2024.
(3)	The increase in NOI between 3rd Most Recent and 2nd Most Recent was primarily due to 10 new and renewal leases (52.6% NRA and 51.1% of underwritten base rent) commencing between January 2021 and September 2022.

The Mortgage Loan. The fourth largest mortgage loan (the “MarqE Entertainment Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $70,000,000 and secured by the fee interest in a 351,567 SF anchored retail property located in Houston, Texas (the “MarqE Entertainment Center Property”).

The Borrower and the Borrower Sponsors. The borrower is HCL-MarqE, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is Herbert L. Levine, and the non-recourse carveout guarantors are Herbert L. Levine, Harris J. Pappas and Christopher J. Pappas.

Herbert L. Levine ( also known as Larry Levine) is the President of Levcor, a Houston-based development, acquisition, ownership and management commercial real estate firm. Founded in 1980, the company had a portfolio of 21 properties valued at approximately $853.7 million as of December 2022. Harris and Chris Pappas are Co-Executive Chairmen of Pappas Restaurants Inc. Founded in 1966 in Houston, Texas, Pappas Restaurants has opened over 100 restaurants including Pappas Seafood Houses, Pappasito’s Cantinas, Pappas Burger, Yia Yia Mary’s Pappas Greek Kitchen and the Dot Coffee Shop. The loan is partial recourse to the non-recourse carveout guarantors in the amount of $15,750,000.

The Property. The MarqE Entertainment Center Property is a multi-tenant anchored retail center totaling 351,567 SF, located in Houston, Texas. Built in 1999 and renovated in 2011, the property is situated on a 33.4-acre site and comprises 7 retail buildings, two leased fee pads whereby the tenants own their improvements and ground lease the underlying land from the borrower (Chick-Fil-A and Bank of America) and a 7-story parking garage. The property is anchored by Regal Theatres, Dave & Busters and LA Fitness with other notable tenants including Red Robin, Chick-Fil-A, Inc., T-Mobile, Panda Express, Jersey Mike’s, and Bank of America. The property contains 3,381 surface and garage parking spaces, resulting in a parking ratio of 9.6 spaces per 1,000

A-3-29

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

SF of rentable area. As of April 1, 2024, the MarqE Entertainment Center Property was 94.9% leased to 30 tenants and has averaged 95.0% occupancy since 2014.

Major Tenants.

Regal Theatres (NR/NR/NR by F/M/S&P; 123,576 SF; 35.2% of NRA; 36.1% of UW Rent). Regal Theatres is a subsidiary of Cineworld Group, which operates 5,785 screens across 426 theaters in 41 states plus the District of Columbia and Guam as of April 2024. Regal Theatres, which has 23 screens at the property, completed a $20.5 million ($854,167 per screen) renovation in December 2023, which included upgrades to the lobby, improving the individual auditoriums’ interiors, upgrading seats, adding new audio/visual equipment and installing new IMAX and RPX systems. The tenant has been located at the property since 1998, and recently extended its lease for a 16-year term, expiring December 31, 2036, with three five-year renewal options and no termination options. As of March 2024, the tenant reported trailing 12-month sales of $482,463 per screen and an occupancy cost of 40.4%.

Dave & Busters (NR/NR/NR by F/M/S&P; 67,500 SF; 19.2% of NRA; 20.5% of UW Rent). Founded in 1982, Dave & Buster’s is a restaurant and entertainment destination with over 222 establishments in North America. Dave & Busters has been a tenant since 2000 and recently renewed for a 12-year term and has a lease expiration of January 31, 2036, with one five-year renewal option, and no termination options. As of December 2023, the tenant reported trailing 12-month sales of $287 PSF and an occupancy cost of 13.9%.

LA Fitness (NR/B1/B+ by F/M/S&P; 34,503 SF; 9.8% of NRA; 8.5% of UW Rent). Founded in Southern California in 1984, LA Fitness is a health club chain that currently operates over 800 clubs across 25 states. LA Fitness has been a tenant since 2006 and has a lease expiration date of November 30, 2026. The tenant has no termination options and two five-year renewal options.

The following table presents certain information relating to the tenancy at the MarqE Entertainment Center Property:

Tenant Summary
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(1)	Tenant SF	Approx % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	2023 Sales $	2023 Sales PSF	Occ. Cost %(2)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Regal Theatres	NR/NR/NR	123,576	35.2%	$3,325,492	36.1%	$26.91	$11,096,660(3)	$482,463(3)(4)	40.4%	12/31/2036	3 x 5 years	N
Dave & Busters	NR/NR/NR	67,500	19.2%	$1,890,000	20.5%	$28.00	$19,360,376	$287	13.9%	1/31/2036	1 x 5 year	N
LA Fitness	B1/NR/B+	34,503	9.8%	$786,962	8.5%	$22.81	NAV	NAV	NAV	11/30/2026	2 x 5 years	N
Sloomoo Institute	NR/NR/NR	22,180	6.3%	$443,600	4.8%	$20.00	NAV	NAV	NAV	1/31/2034	1 x 5 year	Y(5)
The Improv	NR/NR/NR	10,445	3.0%	$157,615	1.7%	$15.09	$4,617,613	$442	6.7%	1/31/2031	2 x 5 years	N
Major Tenant Subtotal/Wtd. Avg.		258,204	73.4%	$6,603,669	71.7%	$25.58

Non-Major Tenants		75,538	21.5%	$2,607,493	28.3%	$34.52
Occupied Collateral Subtotal/Wtd. Avg.		333,742	94.9%	$9,211,162	100.0%	$27.60
Vacant Space		17,825	5.1%
Total/Wtd. Avg.		351,567	100.0%

(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Occ. Cost % is based on underwritten base rent and reimbursements divided by most recent reported sales.
(3)	Represents sales as of TTM March 2024.
(4)	Regal Theatres Sales PSF are based on sales per screen based on 23 screens.
(5)	Sloomoo Institute has a one-time right to terminate its lease with 6 months' notice if gross sales for the year ending January 30, 2029 do not exceed $8 million.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the MarqE Entertainment Center Property:

Tenant Sales(1)(2)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	Occupancy Cost(3)
Regal Theatres(4)(5)	$273,790	$393,575	$482,463(6)	40.4%(6)
Dave & Busters	$260	$303	$287	13.9%
The Improv	$325	$389	$442	6.7%

(1)	Information obtained from the borrower.
(2)	Tenants shown in the Tenant Summary table above and not included in the Tenant Sales table are not required to report sales.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.
(4)	Regal Theatres Sales PSF are based on sales per screen based on 23 screens.
(5)	Regal Theatres underwent a $20.5 million renovation between August 2022 and December 2023.
(6)	Represents sales as of TTM March 2024.
A-3-30

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the lease rollover schedule at the MarqE Entertainment Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024(3)	4	4,091	1.2%	1.2%	$156,357	1.7%	1.7%	$38.22
2025	0	0	0.0%	1.2%	$0	0.0%	1.7%	$0.00
2026	4	45,577	13.0%	14.1%	$1,163,036	12.6%	14.3%	$25.52
2027	3	10,283	2.9%	17.1%	$319,053	3.5%	17.8%	$31.03
2028	5	16,687	4.7%	21.8%	$482,980	5.2%	23.0%	$28.94
2029(4)	5	12,283	3.5%	25.3%	$617,678	6.7%	29.7%	$50.29
2030	0	0	0.0%	25.3%	$0	0.0%	29.7%	$0.00
2031	3	19,370	5.5%	30.8%	$344,399	3.7%	33.5%	$17.78
2032	1	4,287	1.2%	32.0%	$192,500	2.1%	35.6%	$44.90
2033	1	3,404	1.0%	33.0%	$131,939	1.4%	37.0%	$38.76
2034	2	26,684	7.6%	40.6%	$587,728	6.4%	43.4%	$22.03
2035 & Thereafter	2	191,076	54.3%	94.9%	$5,215,492	56.6%	100.0%	$27.30
Vacant	0	17,825	5.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	30	351,567	100.0%		$9,211,162	100.0%		$27.60(5)

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	MTM/2024 includes a MTM parking lease, which comprises 0 SF (0.0% of NRA; 0.3% of UW base rent).
(4)	Loan maturity date is April 11, 2029.
(5)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The MarqE Entertainment Center Property is located in Houston, Texas at the northeast corner of the intersection of Interstate 10 and Silber Road, which has a daily traffic count of approximately 262,972 vehicles per day. The property is located approximately 2.1 miles from Interstate 610 and approximately 7.6 miles from the Houston Central Business District. Major employers in the area include Exxon Mobil Corp., Wood, Landry's Inc., Shell Oil Co., and BP North America.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius was approximately 11,818, 126,838 and 478,034, respectively, and the average household income within the same radii was $152,801, $158,629 and $142,945, respectively.

According to a third-party market research report, the MarqE Entertainment Center Property is located within the Near NW Spring Valley submarket of the Houston retail market. As of May 2024, the submarket reported total inventory of approximately 10.5 million SF with an 8.5% vacancy rate and average asking rent of $22.59 PSF. The appraiser concluded to market rents for the MarqE Entertainment Center Property ranging from $16.00 PSF for the Gym/Fitness Space, to $76.50 for Bank Ground Lease Space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the MarqE Entertainment Center Property:

Market Rent Summary
	Low Visibility Inline	Gym/Fitness	Entertainment Anchor	Movie Theater	High Visibility In-Line	Large In-Line	Bank Ground Lease	Chick-Fil-A Ground Space
Market Rent (PSF)	$30.00	$16.00	$28.00	$27.00	$34.00	$23.00	$76.50	$45.00
Lease Term (Months)	60	180	180	240	60	60	240	240
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Tenant Improvements New (PSF)	$10.00	$5.00	$5.00	$5.00	$20.00	$10.00	$0.00	$0.00
Rent Increase Projection	Annually	Every 5 Years	Every 5 Years	Every 5 Years	Annually	Annually	Every 5 Years	Every 5 Years
A-3-31

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

The table below presents certain information relating to comparable sales pertaining to the MarqE Entertainment Center Property identified by the appraisal:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Year Built	Occupancy	Anchors	Sale Date	Sale Price (PSF)
Lake Pointe Village	15900 Southwest Freeway Sugar Land, TX	162,263	2007	95.0%	Whole Foods	6/2022	$499.19
CityCentre	800 Town and Country Boulevard Houston, TX	307,813	2008	100.0%	N/A	5/2022	$341.12
Shops of Bella Terra	5472 West Grand Parkway South Richmond, TX	309,254	2012	89.0%	PetSmart, Ross, Total Wine, Ulta, Best Buy, Five Below, 24 Hour Fitness and Party City	11/2021	$257.07
Village on the Parkway	5100 Belt Line Road Dallas, TX	343,989	1981	77.0%	Whole Foods Market, AMC Theatre	5/2021	$351.61
The Rim Shopping Center	17414 La Cantera Parkway San Antonio, TX	1,050,651	2006	92.0%	Best Buy, TJ Maxx/Home Goods, Ulta, Ross, Burlington, Hobby Lobby, Dick’s Sporting Goods, and Nordstrom	5/2021	$209.14

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the MarqE Entertainment Center Property of $112,750,000 as of August 24, 2023. The appraisal concluded to a “Prospective Market Value Upon Completion and Stabilization” for the property of $118,790,000 as of April 1, 2024, which assumes that the property is 94.0% occupied. As of April 1, 2024, the property was 94.9% leased with three tenants who were not yet open for business comprising 2.7% of NRA (Immersive Gamebox, Aviator Pizza & Drafthouse, and Seaside Poke).

Environmental Matters. According to the Phase I environmental site assessment dated February 21, 2024, there was no evidence of any recognized environmental conditions at the MarqE Entertainment Center.

A-3-32

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the MarqE Entertainment Center Property:

Cash Flow Analysis
	2021		2022		2023		UW		UW PSF
Base Rent	$8,154,926		$8,759,163		$8,778,138		$9,211,162		$26.20
Grossed Up Vacant Space	$0		$0		$0		$429,753		$1.22
Gross Potential Rent	$8,154,926		$8,759,163		$8,778,138		$9,640,915		$27.42

Other Income	$233,945		$234,816		$238,793		$238,793		$0.68
Percentage Rent	$173,338		$371,948		$354,922		$350,729		$1.00
Total Recoveries	$2,638,981		$2,848,055		$2,902,313		$3,616,716		$10.29
Net Rental Income	$11,201,190		$12,213,982		$12,274,166		$13,847,153		$39.39
(Free Rent Adjustment)	($164,788)		$181,600		($280,278)		$0		$0.00
(Vacancy & Credit Loss)	$0		$0		$0		($482,046)	(1)	($1.37)
Effective Gross Income	$11,036,402		$12,395,581		$11,993,888		$13,365,107		$38.02

Real Estate Taxes	$1,812,572		$1,793,962		$1,705,367		$1,705,557		$4.85
Insurance	$350,176		$470,421		$487,347		$463,738		$1.32
Management Fee	$542,137		$590,269		$540,496		$578,657		$1.65
Other Operating Expenses	$2,593,854		$2,763,576		$2,680,088		$2,680,088		$7.62
Total Operating Expenses	$5,298,739		$5,618,228		$5,413,298		$5,428,041		$15.44

Net Operating Income	$5,737,662	(2)	$6,777,353	(2)	$6,580,590	(3)	$7,937,067	(3)	$22.58
Replacement Reserves	$0		$0		$0		$52,934		$0.15
TI/LC	$0		$0		$0		$263,675		$0.75
(Non-Recurring Items)	$0		$0		$0		($100,000)		($0.28)
Net Cash Flow	$5,737,662		$6,777,353		$6,580,590		$7,720,458		$21.96

Occupancy %	95.8%		91.7%		88.3%		95.0%	(1)
NOI DSCR	1.11x		1.31x		1.28x		1.54x
NCF DSCR	1.11x		1.31x		1.28x		1.50x
NOI Debt Yield	8.2%		9.7%		9.4%		11.3%
NCF Debt Yield	8.2%		9.7%		9.4%		11.0%

(1)	The underwritten economic vacancy is 5.0%. The MarqE Entertainment Center Property was 94.9% leased as of April 1, 2024.
(2)	The increase in Net Operating Income between 2021 and 2022 was primarily due to 10 new and renewal leases (52.6% NRA and 51.1% of UW base rent) commencing between January 2021 and September 2022.
(3)	The increase in Net Operating Income between 2023 and UW is primarily due to 12 new and renewal leases (32.2% of NRA and 33.9% of UW base rent) commencing between February 2023 and April 2024.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $596,880 and ongoing monthly deposits of $149,220 for real estate taxes.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the MarqE Entertainment Center Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require ongoing monthly replacement reserve deposits of $4,411.

Leasing Reserve – The loan documents require an upfront deposit of $1,000,000. Upon the balance of the leasing reserve falling below $700,000, there are springing ongoing monthly reserves of $21,973 for tenant improvements and leasing commissions reserves, subject to a cap of $700,000.

Existing TI/LC Obligations – The loan documents require an upfront deposit of $822,361 for outstanding tenant improvements and leasing commissions related to six tenants.

Lockbox and Cash Management. The MarqE Entertainment Center Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to collect all rents and income from the property and deposit such funds into the lockbox account. On each business day, all funds in the lockbox account will be transferred to the borrower’s operating account. Upon the occurrence of a Cash Trap Event Period (defined below), all amounts available in the lockbox account are required to be transferred to a cash management account controlled by the lender on

A-3-33

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

each business day and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow is required to be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x (based on a hypothetical 30-year amortization schedule); or
(iii)	Regal Theatres (or any replacement tenant) (a) going dark, vacating or failing to continuously operate its entire space (other than temporary cessation of operations in connection with remodeling, renovation, alteration, repair or restoration), (b) filing for bankruptcy or similar insolvency proceedings, (c) monetary or material non-monetary default occurring under the lease; (d) terminating its lease or giving written notice of its intent to terminate its lease, or the lease failing to be in effect.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) the cure of the related event of default;
●	with regard to clause (ii) the NCF DSCR being at least 1.10x for two consecutive calendar quarters;
●	with regard to clause (iii)(a)-(d) above, (i) a Major Tenant Re-Tenanting Event has occurred;
●	with regard to clause (iii)(a) above, Regal Theatres has re-occupied its entire space and is open for business;
●	with regard to clause (iii)(b) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to lender;
●	with regard to clause (iii)(c) above, the subject default is cured, and no other default under the related lease occurs for a period of two consecutive calendar quarters following such cure; and
●	with regard to clause (iii)(d) above, Regal Theatres (x) revoking any notification of any termination, cancellation or surrender of such lease and (y) delivering to the lender a tenant estoppel certificate in form and substance reasonably acceptable to lender.

A Major Tenant Re-Tenanting Event will occur when either (i) the space currently occupied by Regal Theatres has been leased to replacement tenants reasonably acceptable to the lender, pursuant to a lease or leases reasonably acceptable to the lender or (ii) Regal Theatres (or any replacement tenant) assigns its lease (A) pursuant to its rights under its lease, not requiring the borrower’s consent or (B) to an assignee, and pursuant to an assignment, each reasonably satisfactory to the lender, and in either case, such assignee is in occupancy of the space and paying full, unabated rent pursuant to the lease, each such tenant is in occupancy and open for business (or scheduled to be in occupancy and open for business in substantially all of its space) and is paying full, unabated rent (or any abatement has been reserved with the lender), and all tenant improvement costs and leasing commissions have been paid (or reserves with the lender).

Release of Property. The loan documents provide for the free release of a 2.27 acre area currently used for surface parking behind the Regal Theatres leased space, subject to certain conditions, including (i) a rating agency confirmation, and (ii) if required by lender, an opinion of counsel that the proposed release complies with REMIC requirements. The current parking ratio at the MarqE Entertainment Center Property is approximately 9.6 spaces/1,000 SF of NRA. The value of the conditional free release parcel was excluded from the appraisal.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the MarqE Entertainment Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-34

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

A-3-35

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

A-3-36

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

WASH. D.C.
MARYLAND
WASHINGTON NATL. CEM.
LINCOLN MEM. CEM.
Penn Station Shopping Ctr.
District Heights
Forestville
Suitland Federal Ctr.
National Maritime Intelligence Ctr.
US Census Bureau
NAYLOR ROAD
SUITLAND
Suitland Park
Suitland
Centre at Forestville
Penn Mar Shopping Center
Forestville Plaza
Pennsylvania Ave
Westphalia Rd
Hillcrest Heights
Silver Hill Rd
METRO GREEN LINE
Iverson St
Marlow Heights Shopping Ctr.
Kaiser Permanente Marlow Heights Medical Center
Suitland Pkwy
The Home Depot Distribution Ctr.
Capital Beltway
Westphalia
BRANCH AVE
USCIS Office
Suitland Rd
North Barnaby Park
Marlow Heights
Glassmanor
Capital Beltway
Andrews Manor Shopping Ctr.
Navy Reserve Center (NRC) Washington, DC
Andrews Theater
US Air Force Civil Air Patrol
Dower House Rd
Temple Hills
Kaiser Permanente Camp Springs Medical Center
Malcolm Grow Medical Clinics and Surgery Center
Henson Creek Park
Joint Base Andrews
Brinkley Rd
Allentown Plaza
Melwood
Rosecroft Raceway
Camp Springs
The Courses at Andrews
Woodyard Rd
Oxon Hill
Temple Hill Rd
Old Alexandria Ferry Rd
Kirby Rd
Bock Rd
Allentown Rd
Tinkers Creek Park
Woodyard Crossing
8745-8915 Woodyard Road
Clinton, MD 20735
Old Branch Ave
The Landing
Woodyard Rd
PRINCE GEORGE'S COUNTY
Rosaryville State Park
Friendly
Clinton Village
Tinkers Creek Valley Park
Piscataway Rd
Rosaryville
Allentown Rd
Steed Rd
Clinton
Federal Law Enforcement Training Ctr. (FLETC)
Frank Tippett Rd
MedStar Southern Maryland Hospital
Commo Rd
Louise F. Cosca Regional Park
Branch Ave
Crain Hwy
Brandywine Rd
Brandywine
Croom
Wheaton
Laurel
Beltsville
Silver Spring
College Park
Greenbelt
Bethesda
Lanham
Bowie
WASHINGTON D.C.
ARLINGTON
Suitland
Forestville
Upper Marlboro
ALEXANDRIA
Camp Springs
VIRGINIA
MARYLAND
Clinton

A-3-37

Mortgage Loan No. 5 – Woodyard Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$62,000,000			Location:	Clinton, MD 20735
Cut-off Date Balance:	$62,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.4%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Schottenstein Realty LLC and			Year Built/Renovated:	1995/NAP
	Schottenstein Property Group			Size:	486,894 SF
Guarantor:	Schottenstein Realty LLC			Cut-off Date Balance Per SF:	$127
Mortgage Rate:	6.5800%			Maturity Date Balance Per SF:	$127
Note Date:	4/4/2024			Property Manager:	Schottenstein Management Company
Maturity Date:	5/1/2029				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months
Seasoning:	1 month
Prepayment Provisions:	L(23),YM1(32),O(5)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$5,811,943
Additional Debt Type:	NAP			UW NCF:	$5,411,330
Additional Debt Balance:	NAP			UW NOI Debt Yield:	9.4%
Future Debt Permitted (Type):	No (NAP)			UW NCF Debt Yield:	8.7%
				UW NOI Debt Yield at Maturity:	9.4%
Reserves(1)				UW NCF DSCR:	1.31x
Type	Initial	Monthly	Cap	Most Recent NOI:	$5,838,275 (12/31/2023)
RE Taxes:	$0	Springing	NAP	2nd Most Recent NOI:	$5,870,800 (12/31/2022)
Insurance:	$0	Springing	NAP	3rd Most Recent NOI:	$5,744,937 (12/31/2021)
Replacement Reserve:	$0	Springing	$73,034	Most Recent Occupancy:	99.6% (2/27/2024)
TI/LC Reserve:	$0	Springing	$389,515	2nd Most Recent Occupancy:	98.7% (12/31/2022)
Walmart Expansion Funds:	$1,000,000	$0	NAP	3rd Most Recent Occupancy:	98.1% (12/31/2021)
Sakura Go Free Rent Funds:	$16,250	$0	NAP	Appraised Value (as of):	$82,800,000 (2/23/2024)
Naz Halal Free Rent Funds:	$6,588	$0	NAP	Appraised Value Per SF:	$170
Outstanding TI Allowance Funds:	$679,835	$0	NAP	Cut-off Date LTV Ratio:	74.9%
Outstanding Leasing Funds:	$34,706	$0	NAP	Maturity Date LTV Ratio:	74.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$62,000,000	100.0%	Loan Payoff:	$51,046,865	82.3%
			Return of Equity:	$7,363,736	11.9%
			Closing Costs:	$1,852,020	3.0%
			Upfront Reserves:	$1,737,379	2.8%
Total Sources:	$62,000,000	100.0%	Total Uses:	$62,000,000	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The fifth largest mortgage loan (the “Woodyard Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $62,000,000 and secured by a first priority fee mortgage encumbering a 486,894 SF anchored retail property in Clinton, Maryland (the “Woodyard Crossing Property”).

The Borrower and the Borrower Sponsors. The borrower for the Woodyard Crossing Mortgage Loan is Jubilee-Clinton II LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower is wholly owned by Jubilee-Maryland SC, L.L.C. which is member managed by the non-recourse carveout guarantor and one of the borrower sponsors, Schottenstein Realty LLC (92.0%). Schottenstein Property Group is the other borrower sponsor for the Woodyard Crossing Mortgage Loan. Schottenstein Realty LLC is a fully integrated, self-managed owner and operator of power/big box, community and neighborhood shopping centers in major population centers throughout the United States. Schottenstein Realty LLC’s retail portfolio currently consists of ownership interests in 80 properties located across 23 states, totaling approximately 11.5 million SF. Jay Schottenstein is the chairman and chief executive officer of Schottenstein Realty LLC. Jay Schottenstein has led the company since 1993 and has over 30 years in the retail and real estate industries. Jay Schottenstein is also the Chief Executive Officer of American Eagle Outfitters.

The Property. The Woodyard Crossing Property is comprised of a fee interest in 14 single-story buildings encompassing a 486,894 SF anchored retail property on an approximately 64.1-acre site in Clinton, Maryland that includes 2,809 surface parking spaces (5.8 spaces per 1,000 SF). The Woodyard Crossing Property was built in 1995 and has been owned and operated by the borrower sponsors for over 25 years. Since that time, the borrower sponsors

A-3-38

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

have made investments into the Woodyard Crossing Property totaling approximately $21.4 million, which include the development of the anchor improvements, as well as ongoing capital expenditures and tenant lease up costs. As of February 27, 2024, the Woodyard Crossing Property is 99.6% leased to 45 tenants and anchored by Walmart, Lowe’s, and Safeway, with no other tenant occupying more than more than 4.1% of NRA or comprising more than 4.7% of underwritten rent. The remaining tenants include a mix of national and regional retailers and restaurants including Staples, CVS Corp, Petco, Bank of America, Five Below, IHOP, Chipotle and Ruby Tuesday.

Major Tenants.

Walmart (134,247 SF, 27.6% of NRA, 16.4% of UW Rent). Walmart (NYSE: WMT) is an American multinational retail corporation that operates a chain of hypermarkets, discount department stores, and grocery stores in the United States. Founded in 1962, and headquartered in Bentonville, Arkansas, Walmart operates more than 10,500 stores and numerous eCommerce websites in 19 countries. Walmart employs approximately 2.1 million associates around the world, with nearly 1.6 million employees in the United States. Walmart has anchored the Woodyard Crossing Property since 2000, has a lease expiration date of October 24, 2030 and has five, 5-year renewal options remaining. Walmart is currently in the process of applying for permit approvals for a 36,026 SF expansion to its building to convert the store to a Walmart “Supercenter” (170,273 total SF). The expansion is expected to be self-funded by the tenant and is estimated to cost approximately $30.0 million with a projected completion date in the fourth quarter of 2025. Once completed, Walmart’s base rent will be required to increase by $88,000 annually. Walmart’s expansion was not underwritten. Walmart can terminate the expansion option if it does not receive the appropriate approvals by March 28, 2026.

Lowe’s (118,000 SF, 24.2% of NRA, 12.8% of UW Rent). Lowe’s (NYSE: LOW) is an American retail company operating a chain of retail stores specializing in home improvement, headquartered in Mooresville, North Carolina. Lowe’s operates more than 1,700 home improvement and outlet stores in the United States, and employs approximately 300,000 employees. Lowe’s has anchored the Woodyard Crossing Property since 2001, has a lease expiration date of April 27, 2026 and has seven, 5-year extension options remaining. Such extension options are automatic unless Lowe’s provides a notice of non-renewal to the borrower 180 days in advance of the expiration of the current term.

Safeway (60,106 SF, 12.3% of NRA, 8.8% of UW Rent). Safeway is an American supermarket chain with a primary base of operations in the Western United States, along with some stores located in the Mid Atlantic region. Safeway is a subsidiary of Albertsons Companies (NYSE: ACI) , one of the largest food and drug retailers in the United States, operating over 2,200 stores in 35 states and the District of Columbia. Other banners under Albertsons Companies include Albertsons, Vons, Jewel-Osco, Shaw’s, Acme, Pavilions, and Haggen. Albertsons Companies employs over 285,000 associates and supports its stores with 22 distribution centers and 19 manufacturing plants. Safeway has anchored the Woodyard Crossing Property since 1999, has a lease expiration date of December 13, 2029 and has eight, 5-year extension options remaining. Such extension options are automatic unless Safeway provides a notice of non-renewal to the borrower 180 days in advance of the expiration of the current term. The owners of the borrower sponsors have an approximately 11% interest in the Albertsons Companies.

The following table presents certain information relating to the tenancy at the Woodyard Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Walmart	Aa2/AA/AA	134,247	27.6%	$1,174,661	16.4%	$8.75	10/24/2030	5 x 5 years	N
Lowe’s	Baa1/NR/BBB+	118,000	24.2%	$915,672	12.8%	$7.76	4/27/2026	7 x 5 years	N
Safeway	Ba2/NR/BB+	60,106	12.3%	$631,113	8.8%	$10.50	12/13/2029	8 x 5 years	N
Staples	B3/NR/B-	20,000	4.1%	$334,692	4.7%	$16.73	2/28/2025	2 x 5 years	N
Petco	B3/NR/B	13,033	2.7%	$264,570	3.7%	$20.30	10/31/2027	1 x 5 year	N
CVS Corp	Baa2/NR/BBB	11,486	2.4%	$298,636	4.2%	$26.00	12/31/2027	2 x 5 years	N
Dollar Tree	Baa2/NR/BBB	9,360	1.9%	$124,020	1.7%	$13.25	8/31/2029	2 x 5 years	N
Sola Salons	NR/NR/NR	7,917	1.6%	$186,050	2.6%	$23.50	4/30/2032	2 x 5 years	N
Major Tenants Subtotal/Wtd. Avg.		374,149	76.8%	$3,929,414	55.0%	$10.50

Other Tenants		110,745	22.7%	$3,220,089	45.0%	$29.08
Occupied Subtotal/Wtd. Avg.		484,894	99.6%	$7,149,503	100.0%	$14.74

Vacant Space		2,000	0.4%
Total/Wtd. Avg.		486,894	100.0%

(1)	Information is based on the underwritten rent roll dated February 27, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
A-3-39

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the Woodyard Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	2	3,600	0.7%	0.7%	$88,000	1.2%	1.2%	$24.44
2025	12	50,251	10.3%	11.1%	$1,157,619	16.2%	17.4%	$23.04
2026	6	129,859	26.7%	37.7%	$1,336,617	18.7%	36.1%	$10.29
2027	6	29,841	6.1%	43.9%	$795,396	11.1%	47.2%	$26.65
2028	3	11,384	2.3%	46.2%	$375,576	5.3%	52.5%	$32.99
2029(3)	8	98,165	20.2%	66.4%	$1,367,373	19.1%	71.6%	$13.93
2030	6	147,284	30.2%	96.6%	$1,621,326	22.7%	94.3%	$11.01
2031	0	0	0.0%	96.6%	$0	0.0%	94.3%	$0.00
2032	1	7,917	1.6%	98.2%	$186,050	2.6%	96.9%	$23.50
2033	0	0	0.0%	98.2%	$0	0.0%	96.9%	$0.00
2034	3	6,593	1.4%	99.6%	$221,547	3.1%	100.0%	$33.60
2035 & Thereafter	0	0	0.0%	99.6%	$0	0.0%	100.0%	$0.00
Vacant	0	2,000	0.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	47	486,894	100.0%		$7,149,503	100.0%		$14.74

(1)	Information is based on the underwritten rent roll dated February 27, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	The Woodyard Crossing Mortgage Loan matures May 1, 2029.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Woodyard Crossing Property is located in Clinton, Maryland, within the Branch Avenue Corridor retail submarket of the Washington, DC retail market. The Woodyard Crossing Property is situated approximately 16 miles southeast of the Washington, DC central business district, and approximately 16.5 miles southeast from the Ronald Reagan Washington National Airport. The Woodyard Crossing Property is located at the intersection of Branch Avenue (State Route 5) and Woodyard Road. Additional primary access to the area is provided by the Capital Beltway (I-495). Major employers in the area include the federal government, Inova Health System, MedStar Health, and Marriott International Inc. employing over 300,000, 19,000, 17,000 and 16,500 employees, respectively. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Branch Avenue Corridor retail submarket was approximately 6.1% with average asking rents of $26.34 PSF and inventory of approximately 5.5 million SF. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Washington, DC retail market was approximately 4.3%, with average asking rents of $28.69 PSF and inventory of approximately 303.2 million SF. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Woodyard Crossing Property was 8,289, 47,500, and 119,584, respectively. The 2023 average household within the same one-, three- and five-mile radius was $147,268, $140,916, and $140,343, respectively.

The following table presents recent large anchor space leasing data at comparable retail properties with respect to the Woodyard Crossing Property:

Comparable Leases Summary
Property/Location	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Woodyard Crossing Property (subject)(1) 8745-8915 Woodyard Road Clinton, MD	Walmart Lowe’s	134,247 118,000	Oct. 2020 Apr. 2021	$8.75 $7.76	NNN NNN
One Reston Crest Reston, VA	Wegmans	84,708	Nov. 2022	$21.72	NNN
North Plaza Baltimore, MD	Floor & Décor	85,794	Jun. 2022	$7.00	NNN
Joppatowne Plaza SC Joppa, MD	At Home Stores	55,000	Jul. 2021	$7.50	Base Stop
Boulevard at Box Hill Abingdon, MD	At Home Stores	86,309	Jul. 2021	$6.00	NNN
Governor Plaza Glen Burnie, MD	At Home Stores	85,610	May 2019	$6.75	NNN
5291 Wellington Branch Drive Gainesville, VA	Cabela’s	80,000	May 2018	$9.69	NNN

Source: Appraisal.
(1)	Information is based on the underwritten rent roll dated February 27, 2024.
A-3-40

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

The following table presents recent grocery store anchor space leasing data at comparable retail properties with respect to the Woodyard Crossing Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Woodyard Crossing Property (subject)(1) 8745-8915 Woodyard Road Clinton, MD	1995 / NAP	486,894	Safeway	60,106	Dec. 2024	$10.50	NNN
Calverton Shopping Center 11701 Beltsville Drive Beltsville, MD	1967 / 2023	77,691	Grocery Outlet	18,030	May 2024	$20.60	NNN
Robinson Crossing 450 Ritchie Highway Severna Park, MD	1986 / 2015	115,862	Lidl	31,256	Dec. 2022	$17.00	NNN
Padonia Village Shopping Center 61 East Padonia Road Lutherville-Timonium, MD	1969 / 2020	121,449	ALDI	22,050	Mar. 2022	$17.00	NNN
Pasadena Crossroads 8036 Ritchie Highway Pasadena, MD	1973 / 2019	310,827	Sprouts	29,630	May 2023	$17.80	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 27, 2024.

The following table presents recent junior anchor space leasing data at comparable retail properties with respect to the Woodyard Crossing Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Woodyard Crossing Property (subject)(1) 8745-8915 Woodyard Road Clinton, MD	1995 / NAP	486,894	Staples Petco	20,000 13,033	Mar. 2020 Nov. 2022	$16.73 $20.30	NNN NNN
Largo Town Center 806-990, 1006-1050 Largo Center Drive Largo, MD	1991 /1995	277,104	Urban Air	35,252	Apr. 2023	$16.00	NNN
Oxon Hill Plaza 6111-6257 Livingston Road Oxon Hill, MD	1966 / 2000	142,597	Burlington Coat	27,400	Oct. 2023	$14.00	NNN
Laurel Lakes Shopping Center 14050 Baltimore Avenue Laurel, MD	1985 / NAP	390,327	Dd’s	21,668	Nov. 2022	$16.00	NNN
Fair Lakes Center 12963-13045 Fair Lakes Shopping Center Fairfax, VA	1993 / 2000	132,786	Nike	15,404	May 2022	$23.00	NNN
St. Charles Towne Plaza 1000-1380 Smallwood Drive Waldorf, MD	1987 / NAP	388,517	K & G Menswear	25,000	Jan. 2021	$14.80	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 27, 2024.
A-3-41

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

The following table presents recent inline space leasing data at comparable retail properties with respect to the Woodyard Crossing Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Woodyard Crossing Property (subject)(1) 8745-8915 Woodyard Road Clinton, MD	1995 / NAP	486,894	Fenton Family Dental Ledo Pizza Jersey Mikes	3,920 2,500 1,837	May 2023 Feb. 2021 Dec. 2020	$42.77 $37.71 $29.00	NNN NNN NNN
Oxon Hill Plaza 6111-6257 Livingston Road Oxon Hill, MD	1966 / 2000	142,597	&Pizza	2,100	May 2023	$42.50	NNN
Brandywine Crossing Phase I & II 15916-15920 Crain Highway Southeast Brandywine, MD	2008 / NAP	230,925	Saladworks	1,600	May 2023	$35.00	NNN
Largo Plaza 10468 Campus Way South Upper Marlboro, MD	1997 / 2008	479,024	DC Charcoal Chicken	1,600	Jan. 2023	$39.00	NNN
The Landing at Woodyard 8801 Woodyard Road Clinton, MD	1980 / 2021	209,908	Fenton Family Dental	3,000	Jan. 2022	$37.00	NNN
Coventry Plaza 6300 Coventry Way Clinton, MD	1980 / 1999	109,174	Pizza Hut	1,294	Jan. 2022	$35.00	NNN
Penn Mar Shopping Center 2950 Donnell Drive Forestville, MD	1960 / 1998	378,205	Penn Mar Phone Repair	2,500	Aug. 2021	$35.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 27, 2024.

The following table presents information relating to the appraisal’s market rent conclusion for the Woodyard Crossing Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Prime In-Line Space:	$42.00	3.0%/year	5	NNN	$15.00 / $0.00	6.0% / 3.0%
In-Line Retail Space:	$35.00	3.0%/year	5	NNN	$15.00 / $0.00	6.0% / 3.0%
Medium In-Line Retail Space:	$30.00	3.0%/year	5	NNN	$15.00 / $0.00	6.0% / 3.0%
Large In-Line Space:	$20.00	3.0%/year	5	NNN	$15.00 / $0.00	6.0% / 3.0%
Grocery Anchor Space:	$15.50	10.0% / 5 years	10	NNN	$25.00 / $0.00	6.0% / 3.0%
Jr. Anchor Space:	$18.00	10.0% / 5 years	10	NNN	$25.00 / $0.00	6.0% / 3.0%
Drug Store Space:	$26.00	10.0% / 5 years	10	NNN	$25.00 / $0.00	6.0% / 3.0%
Large Anchor Space:	$9.00	10.0% / 5 years	10	NNN	$25.00 / $0.00	6.0% / 3.0%
Outparcel Space:	$135,000 (per year)	10.0% / 5 years	10	NNN	$5.00 / $0.00	6.0% / 3.0%
Bank Outparcel Space:	$225,000 (per year)	10.0% / 5 years	10	NNN	$5.00 / $0.00	6.0% / 3.0%

Appraisal. The appraisal concluded to an “as-is” value for the Woodyard Crossing Property of $82,800,000 as of February 23, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated March 4, 2024, there was no evidence of any recognized environmental conditions at the Woodyard Crossing Property.

A-3-42

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodyard Crossing Property:

Cash Flow Analysis
	2020	2021	2022	2023	UW	UW PSF
Gross Potential Rent(1)	$6,648,976	$6,701,559	$6,862,576	$6,895,229	$7,186,265	$14.76
Reimbursements	$1,984,515	$2,084,300	$2,230,836	$2,016,737	$2,042,013	$4.19
Other Income(2)	$0	$3,901	$7,901	$127	$33,238	$0.07
(Vacancy / Credit Loss)	($283,347)	($39,004)	($120,106)	($5,384)	($461,414)	($0.95)
Effective Gross Income	$8,350,145	$8,750,755	$8,981,207	$8,906,708	$8,800,102	$18.07

Real Estate Taxes	$1,429,344	$1,478,619	$1,528,225	$1,428,773	$1,304,563	$2.68
Insurance	$37,081	$46,960	$51,901	$58,692	$61,900	$0.13
Other Operating Expenses	$1,301,528	$1,480,239	$1,530,281	$1,580,968	$1,621,696	$3.33
Total Operating Expenses	$2,767,953	$3,005,818	$3,110,408	$3,068,434	$2,988,159	$6.14

Net Operating Income	$5,582,192	$5,744,937	$5,870,800	$5,838,275	$5,811,943	$11.94
Replacement Reserves	$0	$0	$0	$0	$52,037	$0.11
TI/LC	$0	$0	$0	$0	$348,575	$0.72
Net Cash Flow	$5,582,192	$5,744,937	$5,870,800	$5,838,275	$5,411,330	$11.11

Occupancy (%)(3)	98.1%	98.1%	98.7%	99.6%	95.0%
NOI DSCR	1.35x	1.39x	1.42x	1.41x	1.41x
NCF DSCR	1.35x	1.39x	1.42x	1.41x	1.31x
NOI Debt Yield	9.0%	9.3%	9.5%	9.4%	9.4%
NCF Debt Yield	9.0%	9.3%	9.5%	9.4%	8.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated February 27, 2024 and includes rent steps underwritten through March 2025 totaling $148,202.
(2)	Other Income is comprised of contractual revenue from antenna leases with Verizon and T-Mobile.
(3)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 2023 Occupancy (%) is based on the underwritten rent roll dated February 27, 2024.

Escrows and Reserves.

Real Estate Taxes – The borrower is not required to make deposits into a reserve for real estate taxes for the Woodyard Crossing Property so long as (x) no Cash Sweep Event Period (as defined below) is continuing, (y) the Schottenstein Condition (as defined below) is satisfied, and (z) taxes are paid when due as required by the loan documents (unless the borrower is then contesting such taxes in accordance with the loan documents) and the borrower provides to the lender, within ten days following request (or, if a Cash Sweep Event Period would then exist but for the borrower satisfying the Cash Flow Condition (as defined below), prior to the due date therefor), evidence of payment of real estate taxes with respect to the Woodyard Crossing Property. If such conditions are not satisfied, the Woodyard Crossing Mortgage Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Woodyard Crossing Property.

“Schottenstein Condition” means that the borrower is controlled, and at least 51% owned, by any of (i) Jay L. Schottenstein, Joseph Schottenstein, Jonathan Schottenstein, Jeffrey Schottenstein, Lori Schottenstein or their respective spouses and lineal descendants, (ii) any trusts or entities of which any of such persons are the sole beneficiaries or which are entirely owned or controlled (directly or indirectly) by any such persons (or majority owned and controlled, so long as the persons set forth in clauses (i) and (ii) above continue to own directly or indirectly 51% or more of, and control, the borrower); (iii) a private or public real estate investment trust sponsored and controlled by one or more of the persons set forth in clauses (i) and (ii) above; or (iv) a public offering of the non-recourse carveout guarantor or its affiliates, after which, such guarantor or its affiliates, as applicable, are controlled by one or more of the persons set forth in clauses (i) and (ii) above.

Insurance – The borrower is not required to make deposits into a reserve for insurance premiums for the Woodyard Crossing Property so long as either (x) if the liability and casualty policies covering the Woodyard Crossing Property are not part of a blanket or umbrella policy, (i) the Schottenstein Condition is satisfied, (ii) no Cash Sweep Event Period is continuing, (iii) the borrower provides the lender with evidence of payment of insurance premiums and certificates evidencing the insurance policies within the time frames required by the loan documents, and (iv) such insurance policies satisfy the applicable requirements under the Woodyard Crossing Mortgage Loan documents or (y) if the liability and casualty insurance policies covering the Woodyard Crossing Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (i) no event of default is continuing under the Woodyard Crossing Mortgage Loan documents and (ii) the borrower provides the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration (subject to a cure period of 10 days after notice). If neither of conditions (x) nor (y) is satisfied, the Woodyard Crossing Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies.

A-3-43

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

Replacement Reserve – The Woodyard Crossing Mortgage Loan documents provide for ongoing monthly deposits of approximately $6,086 into a reserve for capital expenditures, provided that so long as (i) the Schottenstein Condition is satisfied and (ii) no event of default is continuing under the Woodyard Crossing Mortgage Loan documents, such deposits will not be required at any time which would cause the amount in such reserve to exceed approximately $73,034. In addition, such deposits will not be required so long as (i) the Schottenstein Condition is satisfied, (ii) no event of default is continuing under the Woodyard Crossing Mortgage Loan documents and (iii) the debt service coverage ratio is no less than 1.10x.

TI/LC Reserve – The Woodyard Crossing Mortgage Loan documents provide for ongoing monthly deposits of approximately $32,460 into a reserve for future tenant improvement and leasing commission expenses, provided that so long as (i) the Schottenstein Condition is satisfied and (ii) no event of default is continuing under the Woodyard Crossing Mortgage Loan documents, such deposits will not be required at any time which would cause the amount in such reserve to exceed approximately $389,515. In addition, such deposits will not be required so long as (i) the Schottenstein Condition is satisfied and (ii) the debt service coverage ratio is no less than 1.10x.

Major Tenant Reserve – If a Cash Sweep Event Period exists as a result of a Major Tenant Lease Expiration Event (as defined below) or a Major Tenant Rent Termination Event (as defined below), excess cash flow is required to be deposited into a Major Tenant Reserve in the amount described under “Lockbox and Cash Management” below, to be used for expenses of re-letting the space leased to the applicable Major Tenant (as defined below).

Walmart Expansion Reserve – At origination, the borrower deposited $1,000,000 into a Walmart (as defined below) expansion reserve, to be released to the borrower upon satisfaction of various conditions, including but not limited to the occurrence of the expansion commencement date (as defined in the Walmart lease) and the delivery of evidence that Walmart has commenced paying the post expansion rent in full.

Free Rent Reserves – At origination, the borrower deposited (i) $16,250 into a free rent reserve for the tenant Sakura Go and (ii) approximately $6,588 into a free rent reserve for the tenant Naz Halal.

Outstanding Tenant Allowance Reserves – At origination, the borrower deposited $679,835 into a reserve for outstanding tenant allowances owed to the tenants Lowes, Sakura Go, Naz Halal and Baskin & Robbins.

Outstanding Leasing Reserves – At origination, the borrower deposited $34,706 into a reserve for outstanding leasing commissions owed to the tenants Sakura Go and Naz Halal.

Lockbox and Cash Management. The Woodyard Crossing Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Woodyard Crossing Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within two business days of receipt. If no Cash Sweep Event Period exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the Woodyard Crossing Mortgage Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Woodyard Crossing Mortgage Loan, (iii) to make the monthly deposit into the capital expenditure reserve, if any, as described above under “Escrows and Reserves,” (iv) to make the monthly deposit into the rollover reserve, if any, as described above under “Escrows and Reserves,” (v) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period)and lender-approved extraordinary expenses, (vi) if a Cash Sweep Event Period exists as a result of a Major Tenant Lease Expiration Event or a Major Tenant Rent Termination Event, to deposit all remaining amounts into the Major Tenant Reserve until the aggregate amount therein equals the Major Tenant Deposit Amount (as defined below); provided, that the borrower may deposit cash or letters of credit in such amount (less the amount of any excess cash flow previously so deposited), into such account in which case no further deposits will be required, and (vii) (1) if a Cash Sweep Event Period exists as a result of a Major Tenant Lease Expiration Event or a Major Tenant Rent Termination Event, and the Cash Flow Condition has not been satisfied, all remaining funds which exceed the Major Tenant Deposit Amount are required to be deposited into an excess cash flow reserve, and (2) if a Cash Sweep Event Period exists for any other reason, and no uncured Major Tenant Lease Expiration Event or Major Tenant Rent Termination Event exists, all remaining funds are required to be deposited into an excess cash flow reserve, in the case of each of (1) and (2), to be held as additional security for the Woodyard Crossing Mortgage Loan during such Cash Sweep Event Period.

“Cash Flow Condition” means the deposit with the lender of cash or a letter of credit in the amount of the Major Tenant Deposit Amount.

“Cash Sweep Event Period” means a period:

(i)	commencing upon a monetary event of default under the Woodyard Crossing Mortgage Loan documents, and ending upon the cure of such monetary event of default (which lender may accept or reject in its sole discretion);
(ii)	commencing upon a voluntary bankruptcy of the borrower or the non-recourse carveout guarantor that has not been dismissed, settled or cured within 180 days (or in the case of the non-recourse carveout guarantor, it has not been replaced by a replacement guarantor reasonably satisfactory to the lender within 30 days following demand of replacement by the lender), and ending upon any voluntary bankruptcy or insolvency filing of the borrower or the non-recourse carveout guarantor being dismissed, settled and cured and the borrower or the non-recourse carveout guarantor, as applicable, having emerged from bankruptcy; or
(iii)	commencing upon the occurrence of a DSCR Event (as defined below) and ending upon the date the debt service coverage ratio is equal to or greater than 1.10x for the four immediately preceding consecutive quarters; or
(iv)	commencing upon a Major Tenant Lease Expiration Event and ending upon either (1) Major Tenant (a) has renewed or extended its lease upon the terms and conditions set forth therein or terms and conditions reasonably acceptable to the lender and (b) is in occupancy of its entire space, open for business and paying full contractual rent as confirmed by a tenant estoppel in form and substance substantially similar to the estoppel delivered to the lender by the Major Tenant at origination (the “Original Estoppel”), or (2) the borrower has re-let 80% or more of the applicable Major Tenant space at then market rents (as reasonably determined by the borrower) and otherwise, upon terms and conditions acceptable to the lender, the tenant(s) under the replacement lease(s) are in occupancy of their entire space, open for business
A-3-44

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%
and paying full contractual rent (with no free rent or leasing costs remaining) as confirmed by tenant estoppel certificates in form and substance reasonably acceptable to the lender (a “Re-Tenanting Event”); or
(v)	commencing upon a Major Tenant Rent Termination Event and ending upon either (1) Major Tenant (a) is in occupancy of its entire space, open for business, and paying full contractual rent as confirmed by a tenant estoppel executed by the Major Tenant in form and substance substantially similar to the Original Estoppel and (b) has paid to the borrower all unpaid accrued or deferred rent or (2) a Re-Tenanting Event has occurred.

“DSCR Event” means the date (the “DSCR Failure Date”) upon which the debt service coverage ratio has been less than 1.10x for four consecutive quarters; provided that a DSCR Event will not occur if, within 5 business days of notice from the lender of such event, the borrower (i) deposits with the lender either cash or one or more letters of credit in an amount that if applied to the Woodyard Crossing Mortgage Loan would result in a debt service coverage ratio of 1.10x (a “DSCR Deposit”) or (ii) delivers to the lender a partial payment guaranty executed by the non-recourse carveout guarantor for the DSCR Deposit, provided further that on each one-year anniversary (the “DSCR Anniversary”) of the DSCR Failure Date that the DSCR is less than 1.10x for four consecutive quarters, a DSCR Event will be deemed to have occurred unless, within 5 business days of the DSCR Anniversary, the borrower makes an additional DSCR Deposit or delivers a new partial payment guaranty in the aggregate amount of all DSCR Deposits required as of such date.

“Major Tenant” means (i) Wal-Mart Real Estate Business Trust (“Walmart”), (ii) Lowe’s Home Centers, LLC (“Lowe’s”) and/or (iii) any replacement tenant reasonably acceptable to the lender leasing all or a portion of the space leased to one of the foregoing tenants.

“Major Tenant Deposit Amount” means in connection with a Major Tenant Lease Expiration Event or a Major Tenant Rent Termination Event relating to Walmart or a replacement tenant leasing the premises demised under the Walmart lease, $1,964,904 and in connection with a Major Tenant Lease Expiration Event or a Major Tenant Rent Termination Event relating to Lowe’s or a replacement tenant leasing the premises demised under the Lowe’s lease, $1,380,079.

“Major Tenant Lease Expiration Event” means the failure of a Major Tenant to renew its lease on or before the applicable renewal date upon the terms and conditions set forth therein or terms and conditions reasonably acceptable to the lender; provided that a Major Tenant Lease Expiration Event will not be deemed to have occurred if the Cash Flow Condition has been satisfied for the applicable Major Tenant.

“Major Tenant Rent Termination Event” means (i) the date a Major Tenant gives notice to vacate or exercises any valid termination option under its lease, (ii) a Major Tenant canceling or terminating its lease, (iii) the date upon which a Major Tenant has “gone dark” in, or vacated (whether or not such tenant is continuing to pay rent) all or substantially all of its space, other than in connection with a temporary closure resulting from a casualty, condemnation or remodeling, which temporary closure may not exceed 90 days (or such longer period as expressly permitted under the lease) and/or (iv) the Major Tenant otherwise fails to pay the rent due under its lease (in whole or in part), which failure continues beyond any applicable rights of offset, grace or cure set forth in the lease; provided that a Major Tenant Rent Termination Event will not be deemed to have occurred if the Cash Flow Condition has been satisfied for the applicable Major Tenant.

Letter of Credit. None. However, the borrower may provide a letter of credit to prevent a DSCR Event as described above under “Lockbox and Cash Management.”

Right of First Offer/Right of First Refusal. The tenants Walmart, Lowe’s, and Safeway each has a right of first refusal and/or right of first offer to purchase its leased premises or a portion thereof (or in the case of Safeway, has the right to purchase a parcel being operated as a gas station by Exxon.) See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Woodyard Crossing Property together with 18 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance, but will not be required to pay more than two times the amount of the insurance premiums that are payable at such time in respect of the property and rental loss and/or business income insurance required by the loan documents (without giving effect to the cost of terrorism components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-45

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

A-3-46

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

Burbank
Glendale
Pasadena
Arcadia
LOS ANGELES
Monte
Santa Monica
Montebello
Florence
South Gate
Lynwood
Whittier
Inglewood
Downey
Hawthorne
Gardena
Compton
Norwalk
Bellflower
Lakewood
Cerritos
Pacific Ocean
Torrance
Carson
LONG BEACH
Garden Grove
Huntington Beach
Greystone Mansion & Gardens
The Roxy Theatre
Whisky a Go Go
SUNSET STRIP
Sunset Blvd
Holloway Dr
Soho House West Hollywood
West Hollywood
La Cienega Blvd
Pacific Design Center
Dan Tana's
Troubadour
Melrose Ave
N. San Vicente Blvd
The Flats
Santa Monica Blvd
Beverly Blvd
The Ivy
Cedars-Sinai Medical Center
3rd St
Beverly Center
Beverly Hills
Google Beverly Hills
Doheny Dr
Robertson Blvd
Wallis Annenberg Center for the Performing Arts
Beverly Hills City Hall
Beverly Hills Courthouse
Burton Way
Downtown Los Angeles 9 miles
Los Angeles Country Club
RODEO DRIVE
Rodeo Dr
LOS ANGELES COUNTY
Spadena House
DOWNTOWN BEVERLY HILLS
Samuel Goldwyn Theater
Wilshire Blvd
WILSHIRE/ RODEO
METRO PURPLE LINE (Under Construction)
The Beverly Hilton
The Peninsula Beverly Hills
Rodeo Screening Room
Writers Guild Theater
ACTV8
WILSHIRE/ LA CIENEGA
Saks Beverly Hills
9570 Wilshire Boulevard
Beverly Hills, CA 90212
Century Park East
Beverly Dr
Consulate General of Italy
Beverly Hills High School
Olympic Square
Olympic Blvd
BBC Studios Productions
Westfield Century City
CENTURY CITY CONSTELLATION
Century Plaza Towers
Roxbury Park
Beverly Palm Plaza
Consulate General of France
Century City
METRO PURPLE LINE (Under Construction)
Century Park West
Pico Blvd
Fox Plaza
InterContinental LA-Century City
Darryl F. Zanuck Theater
Ave of the Stars
20th Century Fox Studios
Museum of Tolerance
LOS ANGELES
Beverlywood
Hillcrest Country Club
Beverly Glen Blvd
Motor Ave
Cheviot Hills Recreation Center
Beverwil Dr
Rancho Park Golf Course
La Cienega Plaza
Cheviot Hills
Westside Pavilion
Kaiser Permanente Medical Center-West Los Angeles

A-3-47

Mortgage Loan No. 6 – Saks Beverly Hills

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$61,365,000			Location:	Beverly Hills, CA 90212
Cut-off Date Balance(1):	$61,365,000			General Property Type:	Retail
% of Initial Pool Balance:	5.4%			Detailed Property Type:	Single Tenant
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Borrower Sponsors:	Jenel Management Corp., Aurora Capital			Year Built/Renovated:	1993/2023
	Associates LLC and A&H Acquisitions			Size:	114,978 SF
Guarantor:	Jack Dushey			Cut-off Date Balance Per SF(1):	$783
Mortgage Rate:	7.6630%			Maturity Date Balance Per SF(1):	$783
Note Date:	5/13/2024			Property Manager:	Jenel Management Corp.
Maturity Date:	6/5/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$12,063,191
IO Period:	60 months			UW NCF:	$11,930,966
Seasoning:	0 months			UW NOI Debt Yield(1):	13.4%
Prepayment Provisions(2):	L(24),D(30),O(6)			UW NCF Debt Yield(1):	13.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.71x
Additional Debt Balance(1):	$28,635,000			Most Recent NOI(4):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAV
				3rd Most Recent NOI(4):	NAV
Reserves(3)				Most Recent Occupancy:	100.0% (6/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	NAV
RE Taxes:	$296,870	$74,218	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(5):	$200,000,000 (3/9/2024)
Replacement Reserve:	$1,437	$1,437	$51,740	Appraised Value PSF:	$1,739
TI/LC Reserve:	$9,582	$9,582	$344,934	Cut-off Date LTV Ratio(1)(5):	45.0%
Other Reserve:	$577,686	Springing	$577,686	Maturity Date LTV Ratio(1)(5):	45.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$90,000,000	100.0%	Loan Payoff:	$32,104,252	35.7%
			Return of Equity(6):	$55,725,980	61.9%
			Upfront Reserves:	$885,575	1.0%
			Closing Costs:	$1,284,193	1.4%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The Saks Beverly Hills Mortgage Loan (as defined below) is part of the Saks Beverly Hills Whole Loan (as defined below), which is comprised of two pari passu senior promissory notes. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the Saks Beverly Hills Whole Loan.
(2)	Defeasance of the Saks Beverly Hills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Saks Beverly Hills Whole Loan to be securitized and (b) July 5, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in June 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” section below.
(4)	Historical financial information is not available due to Saks Fifth Avenue (“Saks”) opening for business at the Saks Beverly Hills Property in February 2024.
(5)	The appraisal also provides for an “as dark” appraised value of $138,000,000. The “as dark” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 65.2% for the Saks Beverly Hills Whole Loan. See “Appraisal” section below.
(6)	The sponsor executed a lease with Saks in 2019, with the store ultimately opening in February of 2024. Underwritten base rent attributable to the current Saks lease of $141.21 is approximately 242% in excess of the base rent previously attributable to Barney’s prior to vacating.

The Mortgage Loan. The sixth largest mortgage loan (the “Saks Beverly Hills Mortgage Loan”) is part of a whole loan (the “Saks Beverly Hills Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $90,000,000. The Saks Beverly Hills Whole Loan was co-originated by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. (“CREFI”) on May 13, 2024. The Saks Beverly Hills Whole Loan is secured by a first priority leasehold mortgage encumbering a 114,978 SF single tenant retail property located in Beverly Hills, California (the “Saks Beverly Hills Property”).

The Saks Beverly Hills Mortgage Loan is evidenced by the controlling senior Note A-1 with an original principal amount of $61,365,000. The remaining promissory note comprising the Saks Beverly Hills Whole Loan is summarized in the below table. The Saks Beverly Hills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-48

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%
Saks Beverly Hills Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$61,365,000	$61,365,000	BANK5 2024-5YR7	Yes
A-2(1)	$28,635,000	$28,635,000	CREFI	No
Whole Loan	$90,000,000	$90,000,000

(1)	Expected to be contributed to one or more future securitization trusts.

The Borrower and the Borrower Sponsors. The borrower is Flagship Partners II LLC, a Delaware limited liability company and single purpose entity with two independent directors, and is a joint venture between the borrower sponsors. The non-recourse carveout guarantor for the Saks Beverly Hills Whole Loan is Jack Dushey, an affiliate of Jenel Management Corp. (“Jenel Management”). The borrower sponsors are Jenel Management, Aurora Capital Associates LLC (“Aurora”) and A&H Acquisitions.

Jenel Management is a New York-based private real estate investment company with over 35 years of experience. Since inception, Jenel Management has acquired 108 properties and currently owns and manages 95 properties totaling more than 3.0 million SF and $2.0 billion of assets under management. Jenel Management targets core, core plus and value-add real estate opportunities with a focus on high-street urban-retail, located in corridors throughout New York, Chicago, Los Angeles, San Francisco, Seattle, Miami and other major cities.

Aurora is an owner, operator and developer of retail and mixed-use commercial property. Aurora owns over 150 properties throughout New York City and other major United States markets such as Chicago, Miami and Los Angeles, with a portfolio value of over $5.0 billion and over 2.0 million SF. Aurora’s holdings include 5-12 West 125th Street, a 150,000 SF mixed-use project in Harlem anchored by Bed Bath & Beyond; 61 Ninth Avenue, a 167,000 SF mixed used project in the Meatpacking District that is home to New York City’s first Starbucks Reserve; and 21-27 Ninth Avenue, a 20,000 SF retail property, home to the acclaimed restaurant, Catch. Additionally, Aurora has recently secured several retail leases across its portfolio including Hyundai’s $300.0 million lease for the marketing center of its luxury brand, “Genesis”; Restoration Hardware’s $250.0 million lease for its flagship 70,000 SF store at 9 Ninth Avenue in the Meatpacking District; and Nike’s 55,000 SF SoHo flagship location at 529 Broadway.

Founded by the Adjmi family several decades ago, A&H Acquisitions is a private real estate investment and management organization headquartered in New York City. Since inception, A&H Acquisitions has accumulated a national retail portfolio comprised of over 100 properties that span across heavily-populated cities such as New York, Chicago, Miami, Philadelphia, Boston and Los Angeles. A&H Acquisitions has expanded its real estate investments by delving into development, residential, office and real estate backed financial securities. Currently, A&H Acquisitions is in the process of developing over 3 million SF.

The Property. The Saks Beverly Hills Property is comprised of the borrower’s ground leasehold interest in a five-story, 114,978 SF single tenant retail property situated along the southern anchor of the “Golden Triangle” area of Beverly Hills, California, adjacent to Rodeo Drive and featuring approximately 150 feet of frontage along Wilshire Boulevard. The Saks Beverly Hills Property was built in 1993 to serve as Barney’s flagship location. After Barney’s declared bankruptcy in 2019, the Saks Beverly Hills Property was subsequently re-leased to Saks in December of 2019. The Saks lease provides for base rent of $141.21 PSF, approximately 242% in excess of base rent attributable to Barney’s prior to vacating. Furthermore, the Saks lease is fully guaranteed by Sak’s parent company, Hudson Bay Company (“HBC”). Since executing its lease in 2019, Saks has invested over $46.0 million (approximately $400 PSF) in order to build out its space at the Saks Beverly Hills Property, which ultimately opened for business in February 2024 after COVID-19 pandemic driven delays. Prior to taking occupancy of the Saks Beverly Hills Property, Saks operated its Women’s Department Store out of an adjacent property located at 9600 Wilshire Boulevard, which is owned in fee by its parent company, HBC. In 2019, at the time the Saks lease was executed, the former Saks Women’s Department Store at 9600 Wilshire Boulevard exhibited sales of approximately $135.0 million (approximately $871 PSF). Since executing the Saks lease, sales have increased approximately 49.8% to $202.3 million (approximately $1,305 PSF) in 2022. Furthermore, 9600 Wilshire Boulevard is currently in the planning stages of a large-scale adaptive reuse, which moved Saks’ operations to the Saks Beverly Hills Property.

The Saks Beverly Hills Property contains lower-level retail space, a one-story loading dock building and a four-level underground parking garage which features valet service, four electric vehicle spaces and 315 parking spaces, resulting in a parking ratio of approximately 2.74 spaces per 1,000 SF. Recently renovated in 2023, the Saks Beverly Hills Property enlisted the help of the retail architects and designers of Arcadis to transform the store. Design highlights include the store’s grand regency-style marble staircase and central skylight, pearlescent white atrium spaces, and fixtures such as chandeliers and elevators featuring a milky dichroic laminate. Featuring an assortment of women’s fashion and beauty, as well as various services, the Saks Beverly Hills Property was designed to cater to the Beverly Hills customer demographic. The main floor includes an expansive 5,000 SF shoe experience, alongside an assortment of handbags and leather goods. Featured on the second floor is an array of fine and high jewelry from jewelers such as Chopard, Graff, Lorraine Schwartz, Repossi and Vhernier. The third and fourth floors feature designer collections from luxury brands, including Alexander McQueen, Bottega Veneta, Brunello Cucinelli, CELINE, Dolce&Gabbana, Dries Van Noten, Fendi, LOEWE, Thom Browne, Valentino and others. Located on the fifth floor are 15 private styling suites and a team of Saks stylists equipped to provide customers with shopping and styling services in a personalized setting. The fifth floor also features an exclusive outdoor terrace space with views sprawling across Hollywood Hills.

There is convenient access from the Saks Beverly Hills Property to Santa Monica Boulevard, a major west-east thoroughfare with a traffic count of approximately 44,420 vehicles per day. The Saks Beverly Hills Property is also located one block away from the Saks Men’s Department Store and directly adjacent to the former Saks Women’s Department Store. The immediate area surrounding the Saks Beverly Hills Property is comprised primarily of high end retail space featuring luxury brands.

The Saks lease expires in February 2049, approximately 20 years beyond the maturity date of the Saks Beverly Hills Whole Loan. Additionally, the Saks lease is structured with 2.0% annual escalations and no termination options. The Saks lease is a modified net lease, requiring Saks to fully reimburse all operating expenses with the exception of (i) real estate and business taxes, which are required to be reimbursed over a base year of 2021 (collectively approximately $883,872), and (ii) both insurance and management fees, which are not required to be reimbursed by Saks.

A-3-49

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

The borrower’s ownership interest in the Saks Beverly Hills Property consists of a leasehold interest under a ground lease which expires on July 31, 2088. The current ground rent is approximately $2.3 million per annum ($20.10 PSF). The ground rent is subject to consumer price index-based increases every seven years, with the next increase set to occur in January 2025. See “Ground Lease” herein.
The following table presents certain information relating to the tenant sales history with respect to the Saks tenant. All historical sales information is according to the appraisal, and represents sales data based on Saks’ former, adjacent, location (9600 Wilshire Boulevard). The Saks lease at the Saks Beverly Hills Property does not provide for ongoing sales reporting.

Tenant Sales(1)
	2018	2019	2020(2)	2021	2022
Gross Sales	$149,575,000	$135,005,000	NAV	$200,880,000	$202,275,000
Sales PSF(3)	$965	$871	NAV	$1,296	$1,305
Occupancy Cost(4)	11.2%	12.5%	NAV	8.4%	8.3%

(1)	All historical sales information is sourced from the appraisal and represents sales data based on Saks’ former, adjacent, location (9600 Wilshire Boulevard). The Saks lease at the Saks Beverly Hills Property does not provide for ongoing sales reporting.
(2)	Sales information for 2020 is not available due to COVID-19 pandemic related closures at the 9600 Wilshire Boulevard property.
(3)	Based on the aggregate SF at the 9600 Wilshire Boulevard property, 155,000 SF.
(4)	Occupancy Cost is based on Saks current underwritten base rent and underwritten reimbursements of $16,825,353 for each year.

Sole Tenant.

Saks Fifth Avenue. (114,978 SF; 100.0% of NRA; 100.0% of UW Rent) – The Saks Beverly Hills Property is occupied entirely by Saks pursuant to a lease fully guaranteed by the Saks parent company, HBC, through February 2049. Founded in 1924 by Horace Saks and Bernard Gimbel, Saks operates a chain of luxury department stores with a focus on providing a destination for designer goods and apparel. Saks’ lines of business include the retail sale of luxury lines of clothing, shoes, handbags, jewelry, accessories, watches, beauty products, and home goods from selected designers, as well as personalized customer service. Saks is headquartered in New York City and its store network consists of 41 locations across North America. In November 2013, Saks was acquired by its parent company and the lease guarantor, HBC. HBC is a private company holding investments and businesses that operate at the intersection of technology, retail operations and real estate, including majority ownership of Saks Fifth Avenue, a luxury fashion retailer, Saks OFF 5TH, a chain of luxury off-price stores and The Bay, a Canadian department store chain.

The following table presents certain information relating to the tenancy at the Saks Beverly Hills Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Saks Fifth Avenue	NR/NR/NR	114,978	100.0%	$16,236,482	100.0%	$141.21	2/28/2049	None	N
Occupied Subtotal/Wtd. Avg.		114,978	100.0%	$16,236,482	100.0%	$141.21

Vacant Space		0	0.0%
Total/Wtd. Avg.		114,978	100.0%

(1)	Information is based on the underwritten rent roll as of June 1, 2024, inclusive of contractual rent steps through April 1, 2025.

A-3-50

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

The following table presents certain information relating to the lease rollover schedule at the Saks Beverly Hills Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029(2)	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035 & Thereafter	1	114,978	100.0%	100.0%	$16,236,482	100.0%	100.0%	$141.21
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	114,978	100.0%		$16,236,482	100.0%		$141.21

(1)	Information is based on the underwritten rent roll as of June 1, 2024, inclusive of contractual rent steps through April 1, 2025.
(2)	The Saks Beverly Hills Whole Loan matures in June of 2029.

The Market. The Saks Beverly Hills Property is situated in the southern anchor of the “Golden Triangle” area of Beverly Hills, California, directly adjacent to Rodeo Drive, featuring approximately 150 feet of frontage along Wilshire Boulevard. Additionally, the Saks Beverly Hills Property is located approximately ten miles west of downtown Los Angeles, bounded by the Santa Monica Mountains to the north, the city of West Hollywood to the east and the Los Angeles City communities of Century City and Holmby Hills to the west. The Saks Beverly Hills Property provides for easy access to Santa Monica Boulevard, a major west-east thoroughfare with a traffic count of approximately 44,420 vehicles per day. Beverly Hills, while primarily known for its upscale shopping districts, possesses some of the most exclusive residential neighborhoods in the United States. Single family home prices in Beverly Hills are among the highest in the United States, with asking prices as high as approximately $30,000,000. In addition, the local city government is considered pro-business and offers local residents excellent public safety and other city services. The entertainment industry plays a major role in Beverly Hills, which is surrounded by numerous major studios as well as a number of entertainment-related companies. Four of the largest talent agencies in the world have headquarters in Beverly Hills. Furthermore, Beverly Hills is a major destination for tourists, as the city offers prominent hotels, dining, shopping and personal services.

Commercial development in Beverly Hills is concentrated in the Golden Triangle area, with a primary focus on retail and medical office uses. According to the appraisal, the Golden Triangle is a world renowned retail destination for international tourist and local residents. Additionally, according to the appraisal, Rodeo Drive is the most well-known retail street in the Golden Triangle, featuring retailers such as Chanel, Gucci, Armani and Van Cleef & Arpels. Wilshire Boulevard in the Golden Triangle is known as “Department Store Row,” and in addition to Saks, is home to retailers including Neiman-Marcus, Burberry, and Escada. According to a third party market research report, the Golden Triangle area has the third highest retail rental rates in the United States, behind only Upper 5th Avenue (49th to 60th Street) and Madison Avenue (57th to 72nd Street) in New York, New York.

According to a third-party market research report, 2023 population within a one-, three- and five-mile radius of the Saks Beverly Hills Property was 28,436, 271,783 and 683,523, respectively. The 2023 average household income within the same radii was $144,107, $130,145 and $120,972, respectively.

The Saks Beverly Hills Property is located in the Beverly Hills retail submarket, within the overall Los Angeles – CA retail market. As of the 4th quarter of 2023, the Beverly Hills Retail Submarket contained approximately 3.7 million SF of space, NNN asking rents of $100.86 PSF, a 5.0% vacancy rate and positive net absorption of 16,698 SF. Further, according to the appraisal, the Beverly Hills retail submarket had no new completions in the last 12-months.

A-3-51

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

The following table summarizes comparable retail leases within the Beverly Hills Triangle area, excluding Rodeo Drive.

Summary of Comparable Beverly Hills Triangle Retail Leases (Non Rodeo Drive)
Property	Location	Year Built/Renovated	Tenant Name	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF
Saks Beverly Hills(1)	Beverly Hills, CA	1993/2023	Saks Fifth Avenue	29.2	Modified Net(2)	114,978	$141.21
Luxury Storefront Retail Building	Beverly Hills, CA	1938/NAP	New Retail Tenant	5.0	NNN	1,600	$156.00
Storefront Retail Building	Beverly Hills, CA	1936/NAP	Nespresso USA	7.0	NNN	3,349	$217.80
Storefront Retail Shops	Beverly Hills, CA	1963/NAP	Arche Shoes	5.0	NNN	874	$162.00
Luxury Boutique Retail Building	Beverly Hills, CA	1940/NAP	Pending	5.0	NNN	5,911	$186.00
Retail Storefront	Beverly Hills, CA	1923/NAP	The Royal Lobster	10.0	NNN	654	$201.72
Canon Drive Mixed-Use	Beverly Hills, CA	2018/NAP	Asking	5.0	NNN	7,998	$144.00
The Armani Building (Retail portion)	Beverly Hills, CA	1930/NAP	Boglioli	10.0	NNN	1,490	$239.24
339-341 North Canon Drive	Beverly Hills, CA	1928/2017	Retail Tenant	5.0	NNN	5,500	$144.00
Total/Wtd. Avg.(3)				5.6		3,422	$169.94

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of June 1, 2024, inclusive of contractual rent steps through April 1, 2025.
(2)	The Saks lease is a modified net lease with its sole tenant, Saks Fifth Avenue. All operating expenses are required to be fully reimbursed, with the exception of (i) real estate and business taxes, which are not required to be reimbursed over a base year of 2021 (collectively approximately $883,872) and (ii) both insurance and management fee, which are not required to be reimbursed.
(3)	The Total/Wtd. Avg. excludes the Saks Beverly Hills Property.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Saks Beverly Hills Property:

Market Rent Summary
Department Store
Market Rent PSF (NNN)(1)	$125.00
Lease Term (Years)	10
Rent Increase Projection	2.50% per annum
Tenant Improvements PSF (New/Renew)	$50.00/$10.00

(1)	Market Rent PSF (NNN) is based on a NNN lease structure; however, the underwritten base rent of $141.21 reflects a modified net structure under which the borrower pays certain portions of real estate taxes, insurance premiums and management fees.

Appraisal. The appraisal concluded to an “as-is” value for the Saks Beverly Hills Property of $200,000,000 as of March 9, 2024. The appraisal also provides an “as dark” appraised value of $138,000,000. The “as dark” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 65.2% for the Saks Beverly Hills Whole Loan.

Environmental Matters. According to the Phase I environmental site assessment dated March 13, 2024, there was no evidence of any recognized environmental conditions at the Saks Beverly Hills Property.

A-3-52

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Saks Beverly Hills Property:

Cash Flow Analysis(1)
	UW(2)	UW PSF
Rents in Place(2)	$16,236,482	$141.21
Reimbursements	$588,870	$5.12
Gross Potential Income	$16,825,353	$146.34
Vacancy	($504,761)	($4.39)
Effective Gross Income	$16,320,592	$141.95

Real Estate Taxes	$1,089,209	$9.47
Insurance	$147,503	$1.28
Ground Rent	$2,310,744	$20.10
Other Operating Expenses	$709,946	$6.17
Total Operating Expenses	$4,257,401	$37.03

Net Operating Income	$12,063,191	$104.92
Replacement Reserves	$17,247	$0.15
TI/LC	$114,978	$1.00
Net Cash Flow	$11,930,966	$103.77

Occupancy (%)(3)	97.0%
NOI DSCR(4)	1.73x
NCF DSCR(4)	1.71x
NOI Debt Yield(4)	13.4%
NCF Debt Yield(4)	13.3%

(1)	Historical financial information is not available due to Saks opening for business at the Saks Beverly Hills Property in February 2024.
(2)	Based on the underwritten rent roll as of June 1, 2024, inclusive of contractual rent steps through April 1, 2025.
(3)	Represents the underwritten economic occupancy.
(4)	Based on the Saks Beverly Hills Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrower was required to make an upfront deposit of $296,870 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the mortgage lender estimates will be payable during the next ensuing twelve months (initially estimated to be $74,218).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums will not be required so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the Saks Beverly Hills Property is included in a blanket policy approved by the lender in its reasonable discretion.

Replacement Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $1,437 into a reserve for replacement reserves. In addition, the borrower is required to deposit into a replacement reserve, on a monthly basis, $1,437. So long as no event of default has occurred and is continuing, the aggregate amount of the replacement reserve fund, excluding the upfront replacement reserve deposit of $1,437, is subject to a cap of $51,740.

TI/LC Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $9,582 into a reserve for TI/LC reserves. In addition, the borrower is required to deposit into a TI/LC reserve, on a monthly basis, $9,582, along with any lease termination fees or other payments received by the borrower in connection with the termination of any major lease at the Saks Beverly Hills Property. So long as no event of default has occurred and is continuing, the aggregate amount of the TI/LC reserve fund, excluding the upfront TI/LC reserve deposit of $9,582, is subject to a cap of $344,934.

Ground Lease Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $577,686 into a reserve for ground rent. In addition, the borrower is required to deposit into a ground lease reserve, on a monthly basis, an amount equal to 1/12th of the rents and other charges due under the ground lease during the next ensuing twelve months, subject to a cap equal to three months of ground rent, as long as there is no ongoing event of default.

A-3-53

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

Lockbox and Cash Management. The Saks Beverly Hills Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. In the absence of a Cash Sweep Event (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the borrower. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Saks Beverly Hills Whole Loan, or if (ii) no Cash Sweep Event is continuing, disbursed to the borrower. During the continuance of an event of default, a Bankruptcy Trigger Event or a Manager Trigger Event, all funds in the cash management account may be applied by lender in such order and priority as lender determines.

A “Cash Sweep Event” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower (a “Bankruptcy Trigger Event”), (iii) any bankruptcy action of property manager which is not discharged, stayed or dismissed within 90 days (a “Manager Trigger Event”), (iv) (a) a monetary default or material non-monetary default by a major tenant under its lease that is continuing beyond any applicable cure period therein (a “Tenant Default Trigger”), (b) any bankruptcy action of a major tenant (a “Tenant BK Trigger”), (c) a major tenant (A) subleases (unless such sublease is to a sub-Tenant that is investment grade or has a net worth greater than $500,000,000), (B) “goes dark” (other than (i) due to renovations at the Saks Beverly Hills Property or (ii) as a result of (or in order to comply with) governmental restrictions on the use or occupancy of the Saks Beverly Hills Property as a result of any declared state of emergencies or any other pandemic or epidemic (including, the COVID-19 pandemic) or any other government mandated quarantines, closures or disruptions, provided that tenant resumes operations in its leased space promptly after such government restrictions are lifted) or publicly announces its intention to cease operations at the Saks Beverly Hills Property, in each case, with respect to all or more than twenty-five percent of the space demised under its lease (each of the triggers described in this clause (iii), a “Tenant Trigger Event”). A Cash Sweep Event will be cured upon; with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and the lender may reject or accept in its sole and absolute discretion), with respect to clause (ii) above if the Cash Sweep Event is caused solely by a bankruptcy action of the manager, if the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days after such bankruptcy action, and with respect to clause (iv) above, if the Cash Sweep Event is caused solely by a Tenant Default Trigger, the curing of such default as demonstrated by the borrower to the lender’s reasonable satisfaction, if the Cash Sweep Event is caused solely by a Tenant BK Trigger, the applicable major lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender, or if the Cash Sweep Event is caused solely by reason of any Tenant Trigger Event, the satisfaction of the following conditions: (a) the major tenant is replaced with a replacement tenant acceptable to the lender and pursuant to a lease approved by the lender, which approval may not be unreasonably withheld, delayed or conditioned, (b) the replacement tenant is in occupancy of the entire Saks Beverly Hills Property, (c) the replacement tenant is paying full, unabated rent under its lease (unless the borrower otherwise reserves the amount of any free rent or gap rent with the lender), and (d) there are no outstanding landlord obligations with respect to such replacement lease or such landlord obligations have been reserved with the lender; provided, however, that, such Cash Sweep Event cure will be subject to the following conditions, (A) no event of default will have occurred and be continuing under the loan agreement or any of the other loan documents and (B) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Event cure including, reasonable attorney’s fees and expenses. The borrower will have no right to cure a Cash Sweep Event caused by a Bankruptcy Trigger Event with respect to borrower unless such Bankruptcy Trigger Event (x) was involuntary and not consented to by the borrower, (y) is discharged, stayed or dismissed within 90 days of the filing thereof and (z) could not reasonably be expected to have a material adverse effect.

Ground Lease. The borrower’s ownership interest in the Saks Beverly Hills Property consists of a leasehold interest under a ground lease between the borrower, as ground lessee, and Ultimate Action, LLC, BB/TB BH LLC, Virginia Blum and The Rosalinde and Arthur Gilbert Foundation Trust, collectively, as ground lessor. The ground lease commenced on August 1, 1989 with an initial term of 99 years, and as of the Cut-off Date has a remaining term of approximately 64 years, expiring on July 31, 2088 with no renewal options or termination options. The current rent under the ground lease is approximately $2.3 million per annum ($20.10 PSF). The ground rent is subject to consumer price index-based increases every seven years, the next of which will be in January 2025.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See

“Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-54

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

A-3-55

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

A-3-56

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

488 Madison
488 Madison Avenue
New York, NY 10022
MANHATTAN
Upper East Side
Midtown
East Side
Diamond District
CENTRAL PARK
The Pond
Bryant Park
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Vanderbilt Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
METRO NORTH
The Dairy
Central Park Zoo
Wollman Rink
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Apple Fifth Avenue
111 West 57th Street
9 West 57th
Four Seasons Hotel
Le Meridien New York
Theodore Roosevelt Home
Carnegie Hall
The Crown Building
432 Park Avenue
New York City Center
HQ Business Center
Verizon Corporate Office
Conrad New York Midtown
The Peninsula New York
St. Regis Hotel
909 Third Avenue
New York Hilton Midtown
53W53
Museum of Modern Art
Lever House
399 Park
Lipstick Building
Baccarat Hotel
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
875 Third
Consulate General of Hungary
AXA Equitable Building
75 Rockefeller Plaza
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
Pod 51 Hotel
1251 Ave. of the Americas
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
Cort Theatre
News Corp. Building
JPMorgan Chase Tower
The Lexington Hotel
Consulate General of Jamaica
British Consulate General NY
Consulate General of Estonia
Kimpton Muse Hotel
Gemological Institute of America
383 Madison
245 Park Avenue
485 Lexington
Lyceum Theatre
AKA Times Square
The Roosevelt Hotel
Hotel St. James
Belasco Theatre
Cassa Hotel NY 45th Street
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Grand Central Terminal
The Chatwal
Winstar Building
Permanent Mission of Sri Lanka
Hampton Inn Manhattan Grand Central
4 Times Square
505 Fifth Ave.
One Vanderbilt
Chrysler Building
Consulate General of Ecuador
The Knickerbocker Hotel
TIMES SQUARE
New York Public Library
Consulate General of Australia
The Westin NY Grand Central
Daily News
5TH AVE/ 59TH ST
57TH ST
53RD ST
5TH AVE/ 53RD ST
51ST ST/ LEXINGTON
ROCKEFELLER CTR.
TIMES SQ.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
42ND ST/ TIMES SQ.
BRYANT PARK
N R W
Q
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
West New York
Weehawken
Long Island City
Greenpoint
Williamsburg
Astoria
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park
Hudson River
East River
HUDSON COUNTY

A-3-57

Mortgage Loan No. 7 – 488 Madison

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	New York, NY 10022
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.2%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Feil Organization			Year Built/Renovated:	1950 / 2012-2023
Guarantor:	Jeffrey J. Feil			Size:	481,245 SF
Mortgage Rate:	6.8820%			Cut-off Date Balance Per SF(1):	$208
Note Date:	5/14/2024			Maturity Date Balance Per SF(1):	$208
Maturity Date:	6/1/2029			Property Manager:	Jeffrey Management Corp.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$15,580,226
Prepayment Provisions:	L(24),D(31),O(5)			UW NCF:	$13,511,276
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	15.6%
Additional Debt Type(1)(2):	Pari Passu			UW NCF Debt Yield(1):	13.5%
Additional Debt Balance(1)(2):	$40,000,000			UW NOI Debt Yield at Maturity(1):	15.6%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	1.94x
				Most Recent NOI:	$6,404,367 (2/29/2024 TTM)
Reserves(3)				2nd Most Recent NOI:	$6,151,808 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$10,169,001 (12/31/2022)
RE Taxes:	$3,230,895	$538,482	NAP	Most Recent Occupancy:	86.1% (4/1/2024)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	67.9% (12/31/2023)
Replacement Reserves:	$0	$7,979	$95,753	3rd Most Recent Occupancy:	78.3% (12/31/2022)
TI/LC Reserves:	$0	$112,153	$2,691,664	Appraised Value (as of):	$220,000,000 (4/1/2024)
ADNY Reserve:	$30,943,777(4)	$0	NAP	Appraised Value Per SF:	$457
Alvarez & Marsal Reserve:	$585,399	$0	NAP	Cut-off Date LTV Ratio(1)(5):	45.5%
Condominium Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1)(5):	45.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$100,000,000	85.3%	Loan payoff:	$90,076,354	76.8%
Borrower Equity:	$17,264,301	14.7%	Upfront Reserves:	$26,297,981	22.4%
			Closing Costs:	$889,966	0.8%
Total Sources:	$117,264,301	100.0%	Total Uses:	$117,264,301	100.0%

(1)	The 488 Madison Mortgage Loan (as defined below) is part of the 488 Madison Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the 488 Madison Whole Loan.
(2)	See “The Mortgage Loan”.
(3)	See “Escrows and Reserves”.
(4)	The borrower reserved $20,353,872 for outstanding amounts for the Archdiocese of New York tenant improvement and allowances, and $2,127,815 for the Archdiocese of New York tenant leasing commissions with the lender. Additionally, the borrower provided a letter of credit to the lender in the amount of $8,462,090 for the Archdiocese of New York’s free rent funds and gap rent funds. See “Escrows and Reserves” below for further details.
(5)	The appraisal concluded to a “Market Value Assuming ADNY Reserves” value for the 488 Madison Property (as defined below) of $220,000,000 as of April 1, 2024, which assumes that the contractual obligations from the Archdiocese of New York lease (free rent, tenant improvements, leasing costs, and other capital expenditures) would be funded by a cash reserve held in escrow and that such reserved funds would be available for any potential purchase. At origination, reserves were taken as set forth in footnote (4) above. The appraisal concluded to an “As-Is” appraised value of $180,000,000 as of April 1, 2024, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 55.6%. In addition, the appraisal employs the extraordinary assumptions that the 488 Madison Property will be subdivided into condominiums and that the Archdiocese of New York unit real estate tax exemption will be granted, and that beginning March 1, 2025, real estate tax attributable to the space leased by the Archdiocese of New York (29.528% of the total real estate taxes) will be abated.

The Mortgage Loan. The seventh largest mortgage loan (the “488 Madison Mortgage Loan”) is part of a whole loan (the “488 Madison Whole Loan”) with an original principal balance of $100,000,000. The 488 Madison Whole Loan is secured by a first priority fee mortgage encumbering a 481,245 SF office property in New York, New York (the “488 Madison Property”). The 488 Madison Whole Loan is comprised of two pari passu promissory notes in the aggregate original principal balance of $100,000,000. The 488 Madison Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) and German American Capital Corporation (“GACC”). The controlling note A-1 in the original principal balance of $60,000,000 represents the 488 Madison Mortgage Loan and will be included in the BANK5 2024-5YR7 securitization trust. The remaining 488 Madison pari passu note is expected to be contributed to a future securitization. The 488 Madison Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR7 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-58

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%
Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BANK5 2024-5YR7	Yes
A-2	$40,000,000	$40,000,000	GACC	No
Whole Loan	$100,000,000	$100,000,000

The Borrower and the Borrower Sponsors. The borrower is 488 Madison Avenue Associates LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower will be controlled by Feil Family, LLC whose managing member is Jeffrey J. Feil, the non-recourse carveout guarantor. Jeffrey J. Feil is the owner, chairman and current chief executive officer of The Feil Organization, the borrower sponsor. The Feil Organization is a full-service family-owned real estate investment, development, and property management firm. Founded by Louis Feil in 1950, The Feil Organization presently has a portfolio of 26 million square feet of retail and commercial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the country. Headquartered in Manhattan, the Feil Organization’s portfolio includes properties in New York, New Orleans, Florida, Connecticut, Illinois, and Washington D.C.

The Property. The 488 Madison Property is a 24-story, Class B, 481,245 SF office building situated on an approximately 0.5-acre site, located in New York, New York. The 488 Madison Property is comprised of 464,814 SF of office space (96.6% of NRA, 86.8% of UW Rent), 16,114 SF of ground floor retail space (3.3% of NRA, 13.2 % of UW Rent), and 317 SF of storage space (0.1% of NRA, 0.0% of UW Rent). Known as the “Look Building”, the 488 Madison Property is situated directly across from and overlooking the renowned St. Patrick’s Cathedral and New York Palace Hotel. Built in 1950, the 488 Madison Property boasts a distinctively curved, multi-layered façade comprised of glazed white brick. The multi-tiered structure provides tenants on floors fourteen and above with balcony access that has unobstructed views to the south, overlooking St. Patrick’s Cathedral, The New York Palace Hotel, and Madison Avenue. The 488 Madison Property’s façade is landmarked. The borrower sponsor acquired the 488 Madison Property in the 1970s and has invested approximately $21.8 million since 2009 in capital expenditures across various improvements projects, effectively renovating the entirety of the building. Additionally, as part of the Archdiocese of New York’s lease, the borrower is required to perform base building work in an amount of $4.4 million. As of April 1, 2024, the 488 Madison Property was 86.1% leased to a diverse roster of 38 tenants.

Major Tenants.

Archdiocese of New York (142,308 SF, 29.6% of NRA, 24.5% UW rent). The Archdiocese of New York is the second-largest diocese in the United States by population, encompassing 2.5 million Catholics in nearly 300 parishes through its three boroughs of New York City (Manhattan, the Bronx and Staten Island) and seven counties north of New York City (Dutchess, Orange, Putnam, Rockland, Sullivan, Ulster and Westchester). The archdiocese includes 156 Catholic schools serving more than 50,000 students, helps more than 400,000 individuals each year through Catholic Charities, and provides healthcare through ArchCare, the healthcare ministry. In January 2024, the Archdiocese of New York signed a 30.5 year lease at the 488 Madison Property to occupy 142,308 SF, including 137,810 SF of office space on the 2nd floor and the entire 3rd through 7th floor of the 488 Madison Property, and 4,498 SF of retail space. The retail space is currently occupied by the Trustees for St Patrick’s Cathedral, located directly across 51st Street on Madison Avenue, and operates as a gift shop for St. Patrick’s Cathedral.

The Archdiocese of New York lease has not yet commenced, and accordingly the Archdiocese of New York is not yet in occupancy of its space. The lease provides for substantial tenant improvement work and building modification work. The lease commencement date occurs when the space is delivered with the tenant improvement work and building modification work substantially completed, which date will be no earlier than March 1, 2025. Delivery of the space is currently expected in March 2025; however, there can be no assurance the space will be delivered by such time. The rent commencement date occurs six months after the lease commencement (accordingly there is gap rent until the space is delivered and free rent for six months thereafter). The borrower reserved $20,353,872 with the lender for outstanding amounts for tenant improvements and allowances and $2,127,815 for leasing commissions. In addition, the borrower provided a letter of credit in the amount of $8,462,090 for the tenant’s gap and free rent. In addition, the Archdiocese of New York was granted free rent for the first 3 months of each of the second through fifth lease years, which has not been reserved for.

If the lease commencement date has not occurred prior to the date which is 13 months following the date the plans and specifications for the tenant improvement work (the “Final Plans”) are approved by both landlord and tenant, subject to certain permitted delays (the “First Outside Date”), then the free rent period will be increased by (x) 1 day for each day after the First Outside Date that the lease commencement date has not occurred for the first 60 days of delay, (y) 1.5 days for each day after the First Outside Date that the lease commencement date has not occurred for the next 60 days of delay, and (z) 2 days for each day after the First Outside Date that the lease commencement date has not occurred thereafter. If the lease commencement date has not occurred prior to the date which is 2.5 years following the date the Final Plans are approved by both landlord and tenant, subject to certain permitted delays (the “Outside Delivery Date”), the tenant will have the right within 30 days after the Outside Delivery Date, to cancel the lease by giving notice of cancellation to landlord. If the tenant does not timely exercise the foregoing termination right, the Outside Delivery Date will be extended by a period of 90 days, and if the lease commencement date has not occurred prior to the Outside Delivery Date (as so extended), then the tenant will have the right within 30 days after the Outside Delivery Date (as so extended), as its sole and exclusive remedy therefor, to cancel the lease by giving notice of cancellation to landlord. The process described in the immediately preceding sentence will repeat, as applicable, until the lease commencement date has occurred, or the lease is terminated.

Additionally, under the Archdiocese of New York lease, the borrower is required to establish a condominium regime for the 488 Madison Property, and subdivide the building into three or more fee condominium units. Such condominium has been formed. The Archdiocese of New York leased space encompasses the entirety of one fee condominium unit. Such structure is intended to allow the Archdiocese of New York to create a leasehold condominium in order to apply for a real estate tax exemption for its portion of the 488 Madison Property’s real estate tax liability. Once the fee condominium structure has been created, the tenant is responsible for obtaining tax-exempt status and if the Archdiocese of New York fails to abate its property tax obligation, it will be responsible for paying its pro-rata-share of property taxes (29.528%). The Archdiocese of New York’s lease provides for an initial rent of $45.00 PSF with 1% annual rent escalations along with $5.00 PSF increases every five years of the lease term.

We cannot assure you that the Archdiocese of New York will take occupancy as expected, or at all, that the gap and free rent periods will not be extended, or that a tax exemption will be obtained for the Archdiocese of New York’s space.

A-3-59

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

Thompson Coburn LLP (44,825 SF, 9.3% of NRA, 11.9% of UW rent). Thompson Coburn LLP is a full-service law firm with over 400 attorneys and eight offices located in Birmingham, Chicago, Dallas, Los Angeles, New York, Southern Illinois, St. Louis and Washington, D.C. Thompson Coburn LLP has been a tenant at the 488 Madison Property since 2002, has a lease expiration date of June 30, 2027 and have no renewal options remaining.

Shawmut, Group, Inc. (27,015 SF, 5.6% of NRA, 5.8% of UW rent). Shawmut, Group, Inc. is a construction management firm, with approximately 1,000 employees across offices in Boston, New York, Providence, Las Vegas, Los Angeles, West Springfield, New Haven and Miami. Shawmut, Group, Inc. has occupied the 488 Madison Property since 2022, has a lease expiration date of December 31, 2038, and has one, five-year renewal option remaining. Shawmut, Group, Inc. has the right to terminate its lease effective on January 31, 2034, upon 12 months’ notice and payment of a termination fee. Shawmut, Group Inc. has a free rent period for the months of September and October 2024, which has not been reserved for.

The following table presents a summary regarding the major tenants at the 488 Madison Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Archdiocese of New York	NR/NR/NR	142,308	29.6%	$6,403,860	24.5%	$45.00	8/31/2055	(3)	Y(4)
Thompson Coburn LLP	NR/NR/NR	44,825	9.3%	$3,104,500	11.9%	$69.26	6/30/2027	None	N
Shawmut, Group, Inc.	NR/NR/NR	27,015	5.6%	$1,502,903	5.8%	$55.63	12/31/2038	1 x 5 year	Y(5)
Sportfive Americas LLC	NR/NR/NR	18,765	3.9%	$1,206,600	4.6%	$64.30	7/31/2026	1 x 5 year	N
Shanholt Glassman Klein Kramer & Co. CPA’S P.C.	NR/NR/NR	16,648	3.5%	$1,027,099	3.9%	$61.70	9/30/2033	1 x 5 year	Y(6)
Subtotal/Wtd. Avg.		249,561	51.9%	$13,244,962	50.7%	$53.07

Other Tenants		164,615	34.2%	$12,854,872	49.3%	$78.09
Occupied Subtotal/Wtd. Avg.		414,176	86.1%	$26,099,833	100.0%	$63.02

Vacant Space		67,069	13.9%
Total/Wtd. Avg.		481,245	100.0%

(1)	Information is based on the underwritten rent roll dated April 1, 2024.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Archdiocese of New York has three, five year or ten-year renewal options remaining.
(4)	The Archdiocese of New York lease has not yet commenced, and accordingly the Archdiocese of New York is not yet in occupancy of its space. The lease provides for substantial tenant improvement work and building modification work. The lease commencement date occurs when the space is delivered with the tenant improvement work and building modification work substantially completed, which date will be no earlier than March 1, 2025. The rent commencement occurs six months after lease commencement (accordingly there is gap rent until the space is delivered and free rent for six months thereafter). The borrower reserved $20,353,872 with the lender for outstanding amounts for tenant improvements and allowances and $2,127,815 for leasing commissions. In addition, the borrower provided a letter of credit in the amount of $8,462,090 for the tenant’s gap and free rent. In addition, the Archdiocese of New York was granted free rent for the first 3 months of each of the second through fifth lease years, which has not been reserved for. The lease provides for additional free rent if the lease commencement date does not occur by a specified date, as described under “Major Tenants-Archdiocese of New York” above. If the lease commencement date has not occurred prior to the date which is 2.5 years following the date final plans are approved by both landlord and tenant, subject to certain permitted delays, the tenant will have the right to terminate the lease, as described under “Major Tenants-Archdiocese of New York” above.
(5)	Shawmut, Group, Inc. has the right to terminate its lease on January 31, 2034, upon a minimum of twelve months prior notice and payment of a termination fee. Shawmut, Group Inc. has a free rent period for the months of September and October 2024, which has not been reserved for.
(6)	Shanholt Glassman Klein Kramer & Co. CPA’s P.C. has a one time right to terminate its lease on August 31, 2031 upon nine months prior written notice, with a $433,845 termination fee.
A-3-60

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to the lease rollover schedule at the 488 Madison Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	8	45,321	9.4%	9.4%	$2,907,025	11.1%	11.1%	$64.14
2026	3	29,848	6.2%	15.6%	$1,871,580	7.2%	18.3%	$62.70
2027	4	58,511	12.2%	27.8%	$4,344,186	16.6%	35.0%	$74.25
2028	4	29,855	6.2%	34.0%	$1,836,533	7.0%	42.0%	$61.52
2029(3)	4	9,099	1.9%	35.9%	$1,861,105	7.1%	49.1%	$204.54
2030	3	14,806	3.1%	38.9%	$1,080,865	4.1%	53.3%	$73.00
2031	1	2,766	0.6%	39.5%	$610,428	2.3%	55.6%	$220.69
2032	3	3,543	0.7%	40.3%	$778,887	3.0%	58.6%	$219.84
2033	3	31,807	6.6%	46.9%	$1,993,517	7.6%	66.2%	$62.68
2034	3	19,297	4.0%	50.9%	$908,944	3.5%	69.7%	$47.10
2035 & Thereafter	2	169,323	35.2%	86.1%	$7,906,763	30.3%	100.0%	$46.70
Vacant	0	67,069	13.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	38	481,245	100.0%		$26,099,833	100.0%		$63.02

(1)	Information is based on the underwritten rent roll as of April 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	The 488 Madison Mortgage Loan matures on June 1, 2029.
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 488 Madison Property is located within the Plaza District office submarket of the Midtown Manhattan office market, in New York, New York. The 488 Madison Property is situated on the western blockfront of Madison Avenue between East 51st Street and East 52nd Street, directly across from and overlooking the renowned New York City landmarks, St. Patrick’s Cathedral and The New York Palace Hotel, approximately 0.5 miles north of Grand Central Terminal and one-block east of Rockefeller Center. The Plaza District’s appeal is exhibited through the presence of numerous top firms in a diverse array of business and is known for its upscale retail storefronts along Fifth and Madison Avenue. Fifth Avenue includes some of the most renowned shopping, particularly from 51st to 59th street, with stores including Saks Fifth Avenue, Cartier, Tiffany & Co., Gucci, Prada, Chanel, Louis Vuitton, Burberry’s and Hermes. In addition to these luxury retailers, the area houses various department stores, boutiques, jewelers, art galleries, antique shops, and gourmet food shops. The Plaza District neighborhood also features many of New York’s most famous tourist attractions and landmarks, including Grand Central Station, The Chrysler Building, The New York Public Library, Rockefeller Center, Radio City Music Hall and Carnegie Hall. Additionally, the Plaza District contains a number of first-class hotels such as the Four Seasons Hotel, Mandarin Oriental, Ritz Carlton, Park Hyatt, the United Nations Plaza Hotel and the New York Helmsley Hotel, as well as numerous more moderately priced hotels.

The neighborhood is serviced by public transportation, with the New York Metropolitan Transit Authority (“MTA”) operating several subway lines through the neighborhood including the A, B, C, D, E, F, N, R, Q, 1, 2, 3, 4, 5 and 6 trains. The MTA also operates several bus service routes along all the major north/south avenues. Crosstown bus service is provided by several bus lines along 57th Street and Central Park South. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Madison/Fifth Avenue Plaza District submarket was approximately 25.2% with average asking rents of $103.30 PSF and inventory of approximately 24.3 million SF. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Midtown Manhattan office market was approximately 22.3% with average asking rents of $78.23 PSF and inventory of approximately 263.1 million SF.

A-3-61

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

The following table presents recent leasing data for office tenants at comparable office properties with respect to the 488 Madison Property:

Comparable Office Lease Summary
Subject/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
488 Madison (subject)(1) New York, NY	1950 / 2012-2023	481,245	Archdiocese of New York Thompson Coburn LLP Omrani & Taub Pc & Zilberg Law	142,308 44,825 8,266	Mar. 2025(2) Apr. 2015 Aug. 2019	$45.00 $69.26 $70.47	MG MG MG
530 Fifth Avenue New York, NY	1957 / NAP	484,152	Major Lindsey & Africa	12,293	Dec. 2023	$62.00	MG
360 Madison Avenue New York, NY	1917 / 2002	352,330	Vestwell	14,883	Nov. 2023	$70.00	MG
444 Madison Avenue New York, NY	1933 / 2009	401,686	Fremont Group	5,455	Nov. 2023	$71.00	MG
551 Fifth Avenue New York, NY	1927 / NAP	305,000	Eaglestone Holdings	20,955	Oct. 2023	$45.00	MG
575 Madison Avenue New York, NY	1951 / 2009	328,800	Corbin Capital Partners	11,157	Oct. 2023	$80.00	MG
360 Madison Avenue New York, NY	1917 / 2002	352,330	Mori Hamada & Matsumoto NY LLP	5,700	Sep. 2023	$85.00	MG
515 Madison Avenue New York, NY	1931 / 2010	352,490	AccountAbility North America, LLC	5,331	Sep. 2023	$55.21	MG
535 Fifth Avenue New York, NY	1926 / 2014	255,455	Forest Hills Financial Group	7,174	Jul. 2023	$57.00	MG

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.
(2)	Estimated date. Actual lease commencement will be determined as set forth under “Major Tenants—Archdiocese of New York”.

The following table presents recent leasing data for retail tenants at comparable office properties with respect to the 488 Madison Property:

Comparable Retail Lease Summary
Subject/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
488 Madison (subject)(1) New York, NY	Naya Express IV NY LLC Indochino Apparel (US) Inc.	1,938 1,697	Feb. 2017 Aug. 2018	$236.07 $421.56	MG MG
437 Madison Avenue New York, NY	Wells Fargo	4,328	Dec. 2023	$250.00	MG
500 Madison Avenue New York, NY	Wolf and Shepard	1,250	Oct. 2023	$380.00	MG
360 Madison Avenue New York, NY	The Men’s Warehouse	6,701	Sep. 2023	$153.71	MG
330 Madison Avenue New York, NY	Eton	2,900	Jul. 2023	$265.00	MG
383 Madison Avenue New York, NY	Charles Tyrwhitt	1,850	Oct. 2022	$262.16	MG

Source: Appraisal, unless otherwise noted.
(1)	Information obtained from the underwritten rent roll dated April 1, 2024.
A-3-62

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

The following table presents information relating to the appraisal’s market rent conclusion for the 488 Madison Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)	Lease Type (Reimbursements)
Minor Office (2-10):	$58.00	60	2.0% per year	$120 / $30	4.875% / 2.438%	Modified Gross
Major Office (2-10):	$58.00	120	2.0% per year w/ $5.00 PSF increase in Year 7	$130 / $65	4.000% / 2.000%	Modified Gross
Minor Office (11-16):	$63.00	60	2.0% per year	$120 / $30	4.875% / 2.438%	Modified Gross
Major Office (11-16):	$63.00	120	2.0% per year w/ $5.00 PSF increase in Year 7	$130 / $60	4.000% / 2.000%	Modified Gross
Minor Office (17-24):	$68.00	60	2.0% per year	$120 / $30	4.875% / 2.438%	Modified Gross
Major Office (17-24):	$68.00	120	2.0% per year w/ $5.00 PSF increase in Year 7	$130 / $60	4.000% / 2.000%	Modified Gross
Retail - Madison Inline:	$300.00	120	2.5% per year	$150 / $75	4.000% / 2.000%	Modified Gross
Retail - Madison Corner:	$325.00	120	2.5% per year	$150 / $75	4.000% / 2.000%	Modified Gross
Retail - 51st Street:	$200.00	120	2.5% per year	$50 / $25	4.000% / 2.000%	Modified Gross
Retail - 52nd Street:	$175.00	120	2.5% per year	$50 / $25	4.000% / 2.000%	Modified Gross
Retail - 2nd Floor:	$45.00	120	2.5% per year	$50 / $25	4.000% / 2.000%	Modified Gross
Storage:	$35.00	120	2.5% per year	$0 / $0	4.000% / 2.000%	None

Appraisal. The appraisal concluded to a “Market Value Assuming ADNY Reserves” value for the 488 Madison Property of $220,000,000 as of April 1, 2024, which assumes that the contractual obligations from the Archdiocese of New York lease (free rent, tenant improvements, leasing costs, and other capital expenditures) would be funded by a cash reserve held in escrow and that such reserved funds would be available for any potential purchase. At origination, the borrower reserved $20,353,872 and $2,127,815 for outstanding amounts for the Archdiocese of New York tenant improvement and allowances, and tenant leasing commissions, respectively. Additionally, the borrower provided a letter of credit in the amount of $8,462,090 for the Archdiocese of New York’s free rent funds and gap rent funds. The appraisal concluded to an “As-Is” appraised value of $180,000,000 as of April 1, 2024, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 55.6%. In addition, the appraisal employs the extraordinary assumptions that the 488 Madison Property will be subdivided into condominiums and that the Archdiocese of New York unit real estate tax exemption will be granted, and that beginning March 1, 2025, real estate tax attributable to the space leased by Archdiocese of New York (29.528% of the total real estate taxes) will be abated.

Environmental Matters. According to the Phase I environmental site assessment dated April 2, 2024, there was no evidence of any recognized environmental conditions at the 488 Madison Property.

A-3-63

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 488 Madison Property:

Cash Flow Analysis
	2022	2023	2/29/2024 TTM(2)	UW(2)		UW PSF
Gross Potential Rent(1)	$22,233,372	$18,235,046	$18,297,605	$31,591,455		$65.65
Reimbursements	$1,282,056	$937,066	$919,532	$1,263,358		$2.63
Other Income(3)	$111,478	$236,948	$266,841	$107,846		$0.22
Less Vacancy & Credit Loss	$0	$0	$0	($5,491,621)		($11.41)
Effective Gross Income	$23,626,906	$19,409,060	$19,483,978	$27,471,037		$57.08
						0
Real Estate Taxes	$5,937,468	$6,070,856	$6,070,856	$4,421,120	(4)	$9.19
Insurance	$466,186	$533,873	$533,874	$465,210		$0.97
Other Expenses	$7,054,251	$6,652,523	$6,474,881	$7,004,482		$14.55
Total Expenses	$13,457,905	$13,257,252	$13,079,611	$11,890,811		$24.71
						0
Net Operating Income	$10,169,001	$6,151,808	$6,404,367	$15,580,226		$32.37
Capital Expenditures	$0	$0	$0	$95,753		$0.20
TI/LC	$0	$0	$0	$1,973,196		$4.10
Net Cash Flow	$10,169,001	$6,151,808	$6,404,367	$13,511,276		$28.08

Occupancy %(5)	78.3%	67.9%	86.1%	82.6%
NOI DSCR(6)	1.46x	0.88x	0.92x	2.23x
NCF DSCR(6)	1.46x	0.88x	0.92x	1.94x
NOI Debt Yield(6)	10.2%	6.2%	6.4%	15.6%
NCF Debt Yield(6)	10.2%	6.2%	6.4%	13.5%

(1)	Based on the underwritten rent roll dated as of April 1, 2024 inclusive of contractual rent steps through April 1, 2025, totaling $424,778.
(2)	The increase in Gross Potential Rent and Net Operating Income from 2/29/2024 TTM to UW is primarily due to the underwriting of the Archdiocese of New York lease, as well as, in the case of Net Operating Income, the assumption regarding a tax exemption described in footnote (4) below.
(3)	Other Income includes antenna income and miscellaneous income, parking revenue, sales tax, communication licensing fee, special areas rent, prior year OCR adjustment, late charges and energy brokerage.
(4)	UW Real Estate Taxes assumes the Archdiocese of New York’s leased space has obtained the tax exemption described under “Major Tenants—Archdiocese of New York.” UW Real Estate Taxes without the tax exemption would be $6,273,583, resulting in a NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield of 1.97x, 1.67x, 13.7% and 11.7%, respectively.
(5)	Underwritten Occupancy represents economic occupancy; historical occupancies represent physical occupancies. 2/29/2024 TTM Occupancy is based on the rent roll dated as of April 1, 2024.
(6)	Debt service coverage ratios and debt yields are based on the aggregate Cut-off Date balance of the 488 Madison Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 488 Madison Whole Loan documents require the borrower to deposit $3,230,895 into an upfront reserve for real estate taxes on the origination date. In addition, the 488 Madison Whole Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 488 Madison Property.

Insurance – The borrower is not required to make deposits into a reserve for insurance premiums for the 488 Madison Property so long as (i) the liability and casualty insurance policies covering the 488 Madison Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the 488 Madison Whole Loan documents and (iii) the borrower provides the lender with evidence of renewal of such insurance policies no later than five days prior to their expiration and paid receipts for the insurance premiums no later than 10 days prior to their expiration. If such conditions are not satisfied, the 488 Madison Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies.

Replacement Reserve – The 488 Madison Whole Loan documents provide for ongoing monthly deposits of $7,979 into a reserve for capital expenditures, provided that such deposits will not be required at any time the amount in such reserve is equal to or greater than $95,753.

TI/LC Reserve – The 488 Madison Whole Loan documents provide for ongoing monthly deposits of $112,153 into a reserve for future tenant improvement and leasing commission expenses, provided that such deposits will not be required at any time the amount in such reserve is equal to or greater than $2,691,664.

Archdiocese of New York Tenant Improvement Reserves – The 488 Madison Whole Loan documents require the borrower to deposit $22,481,687 into an upfront reserve, representing (i) $20,353,872 for tenant improvement costs and allowances (including $2,302,825 for base building work and $18,051,047 for tenant improvement work) and (ii) $2,127,815 for leasing commissions, in each case for the Archdiocese of New York lease.

A-3-64

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

Archdiocese of New York Gap and Free Rent Reserves – The 488 Madison Whole Loan documents require the borrower to deposit (or to deliver a letter of credit in the amount of) $8,462,090 into an upfront reserve, representing (i) $5,077,254 for gap rent and (ii) $3,384,836 for free rent, in each case for the Archdiocese of New York lease. At origination, the borrower provided a letter of credit for such reserve. The reserve does not cover rent abatements during the second through fifth years of the lease. Not more than once every 90 days, if the undrawn letter of credit is in excess of the amount required to be on deposit with the lender if borrower had delivered cash to the lender, the lender is required to reasonably cooperate with the borrower to amend the letter of credit such that it is not in excess of such amount.

Alvarez & Marsal Reserves – The 488 Madison Whole Loan documents require the borrower to deposit $585,399 into an upfront reserve, representing (i) $319,320 for tenant improvement costs and allowances and (ii) $266,079 representing free and gap rent, in each case for the Alvarez & Marsal lease.

Condominium Reserve – The 488 Madison Whole Loan documents require that during any period that the condominium board for the 488 Madison Property is authorized to, and does, collect condominium assessments, the borrower is required to deposit an amount such that the lender is always holding an amount equal to 1/12 of the annual condominium charges (the “Condominium Reserve Monthly Deposit”); provided, that if a Cash Sweep Event Period (as defined below) is continuing, at the lender’s option the borrower is required to deposit the Condominium Reserve Monthly Deposit each month.

Lockbox and Cash Management. The 488 Madison Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the 488 Madison Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within two business day of receipt. On each business day, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the 488 Madison Whole Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the 488 Madison Whole Loan, (iii) to make the monthly deposits into the replacement reserve, TI/LC reserve and condominium reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period)and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts (“Excess Cash Flow”) into an excess cash flow reserve, to be held as additional security for the 488 Madison Whole Loan during such Cash Sweep Event Period, or if a Cash Sweep Event Period no longer exists, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the 488 Madison Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or
(ii)	commencing upon the debt service coverage ratio of the 488 Madison Whole Loan being less than 1.50x at the end of any calendar quarter and ending upon the earliest of (1) the date such debt service coverage ratio is equal to or greater than 1.50x for two consecutive calendar quarters, (2) the date the borrower deposits into an account with the lender an amount of cash which, if applied to prepay the 488 Madison Whole Loan, would result in the debt service coverage ratio being at least 1.50x (the “DSCR Cure Amount”) or (3) the date when the amount of Excess Cash Flow is at least equal to the DSCR Cure Amount; or
(iii)	commencing upon a Material Tenant Cash Sweep Event Period (as defined below) and ending upon either (1) the satisfaction of the Material Tenant Cure Conditions (as defined below) or (2) the borrower has re-let the entire Material Tenant Space (as defined below) (or applicable portion thereof) on terms and conditions acceptable to the lender and in accordance with the terms and conditions of the 488 Madison Whole Loan documents, and the tenant(s) under the replacement lease(s) are in occupancy of their leased space, open for business and paying full contractual rent.

“Material Tenant” means (i) Archdiocese of New York and (ii) any other lessee of the Material Tenant Space.

“Material Tenant Space” means that portion of the 488 Madison Property leased as of the origination date to the initial Material Tenant. References to “applicable portions” of the Material Tenant Space refer to the portion of the Material Tenant Space demised pursuant to the applicable Material Tenant lease(s) entered into after the origination date in accordance with the applicable terms and conditions of the 488 Madison Whole Loan documents.

“Material Tenant Cash Sweep Event Period” means a period commencing upon the first to occur of (i) Material Tenant failing to be in actual, physical possession of the Material Tenant Space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Material Tenant Space (or applicable portion thereof), in each case with respect to greater than 50% of the net leasable area of the Material Tenant Space, (ii) Material Tenant giving notice, or publicly announcing, that it is terminating its lease for all or any portion of the Material Tenant Space (or applicable portion thereof), (iii) any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect, or (iv) any bankruptcy or similar insolvency of Material Tenant.

“Material Tenant Cure Conditions” means each of the following, as applicable: (i) the applicable Material Tenant is in actual, physical possession of the Material Tenant Space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Material Tenant Space (or applicable portion thereof), in each case with respect to at least 50% of the net leasable area of the Material Tenant Space, (ii) the applicable Material Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Material Tenant lease and has re-affirmed the applicable Material Tenant lease as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Material Tenant and/or the applicable Material Tenant lease, the applicable Material Tenant is no longer subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Material Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction.

Letter of Credit. The borrower provided a letter of credit for the Archdiocese of New York gap and free rent reserves as described above under “—Escrows and Reserves.” In addition, the borrower may deliver a letter of credit to cure a Cash Sweep Event Period caused by a decline in debt service coverage ratio, as set forth above under “—Lockbox and Cash Management.”

A-3-65

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 488 Madison Property together with 18 months of business income insurance with a 12-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) remains in effect and (ii) continues to cover both foreign and domestic acts of terror, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-66

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

A-3-67

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

A-3-68

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

A-3-69

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

Grimes
Johnston
Meredith Dr.
Aurora Business Park
Aurora Ave.
Merle Hay Mall
Douglas Pkwy.
Urbandale
Cedar Ridge Shopping Center
DALLAS COUNTY
NE Alice's Rd.
S. James St.
Living History Farms
100th St.
86th St.
Hickman Rd.
Clive
Greenbelt Park
Waukee
DES MOINES
MercyOne West Des Moines Medical Center
Westridge Shopping Center
Valley West Mall
ClockTower Square
University Ave.
Hawthorne Center
Des Moines Golf & Country Club
UnityPoint Health Methodist West Hospital
Water Tower Place Shopping Center
Westowne Center
Grand Prairie Pkwy.
Downtown Des Moines 4 miles
Jordan Creek Town Center
101 Jordan Creek Parkway
West Des Moines, IA 50266
Ashworth Rd.
Woodland Office Park
POLK COUNTY
West Des Moines
EP True Pkwy.
60th St.
Jordan Creek Pkwy.
Normandy Plaza
Bridgewood Plaza
Galleria North Power Center
S. 50th St.
Fuller Rd.
Water Works Park
Mills Civic Pkwy.
Wells Fargo West Des Moines Campus
Galleria Pointe South
Brown's Wood Forest Preserve
Glen Oaks CC
Blue Heron Lake
Des Moines Area Comm. College West Campus
Grand Ave.
Walnut Woods State Park
SW 52nd Ave.
Raccoon River
Raccoon River Dr.
SW Army Post Rd.
Willow Creek GC
Maffitt Lake Rd.
Dale Maffit Reservoir
Des Moines Intl. Airport 5 miles
MADISON CO.
WARREN COUNTY
Lake Colchester
Cumming
Norwalk
Cumming Ave.
MINNEAPOLIS
MINNESOTA
Eau Claire
Rochester
La Crosse
WISC.
Sioux Falls
IOWA
Sioux City
Fort Dodge
Mason City
Waterloo
Dubuque
Ames
Cedar Rapids
OMAHA
Council Bluffs
DES MOINES
Davenport
Lincoln
NEBR.
ILLINOIS
MISSOURI
Ottumwa
Burlington
Newton
Marshalltown
Iowa City

A-3-70

Mortgage Loan No. 8 – Jordan Creek Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$58,000,000			Location:	West Des Moines, IA 50266
Cut-off Date Balance(1):	$58,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.1%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor(2):	Brookfield Properties Retail Holding LLC			Year Built/Renovated:	2004/NAP
Guarantor:	BPR Nimbus LLC			Size(5):	940,038 SF
Mortgage Rate:	7.0200%			Cut-off Date Balance Per SF(1):	$181
Note Date:	2/1/2024			Maturity Date Balance Per SF(1):	$181
Maturity Date:	2/1/2029			Property Manager:	Brookfield Properties Retail Inc.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	4 months			UW NOI:	$24,522,606
Prepayment Provisions:	L(28),D(28),O(4)			UW NCF:	$23,319,357
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	14.4%
Additional Debt Type(1):	Pari Passu			UW NCF Debt Yield(1):	13.7%
Additional Debt Balance(1):	$112,000,000			UW NOI Debt Yield at Maturity(1):	14.4%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	1.93x
				Most Recent NOI:	$24,047,225 (12/31/2023)
Reserves(3)				2nd Most Recent NOI:	$21,849,444 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$18,578,424 (12/31/2021)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	97.1% (12/31/2023)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	95.5% (12/31/2022)
Replacement Reserve:	$0	Springing	$470,019	3rd Most Recent Occupancy:	95.6% (12/31/2021)
TI/LC Reserve:	(4)	Springing	$1,880,076	Appraised Value (as of):	$321,000,000 (12/1/2023)
General Reserve:	$5,000,000	$0	NAP	Appraised Value Per SF:	$341
Gap Rent Reserve:	(4)	$0	NAP	Cut-off Date LTV Ratio(1):	53.0%
Anchor Tenant Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$170,000,000	95.2%	Loan Payoff:	$173,058,858	96.9%
Borrower Equity:	$8,657,092	4.8%	Upfront Reserves:	$5,000,000	2.8%
			Closing Costs:	$598,234	0.3%
Total Sources:	$178,657,092	100.0%	Total Uses:	$178,657,092	100.0%

(1)	The Jordan Creek Town Center Mortgage Loan (as defined below) is part of the Jordan Creek Town Center Whole Loan (as defined below), with an aggregate original principal amount of $170,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Jordan Creek Town Center Whole Loan.
(2)	The borrower sponsor is related to one of the borrower sponsors for the Kenwood Towne Centre Whole Loan.
(3)	See “Escrows and Reserves” below.
(4)	On the origination date, the borrowers provided a Guaranty of Limited Payment (as defined below) from the non-recourse carveout guarantor in lieu of depositing $7,584,188 into a TI/LC reserve and $260,628 into a gap rent reserve. See “Escrows and Reserves” below for further discussion of the Guaranty of Limited Payment.
(5)	Size does not include 197,760 SF of space associated with Dillard’s, a non-collateral anchor tenant.

The Mortgage Loan. The eighth largest mortgage loan (the “Jordan Creek Town Center Mortgage Loan”) is part of a whole loan (the “Jordan Creek Town Center Whole Loan”) evidenced by 12 pari passu promissory notes with an aggregate original principal amount of $170,000,000. The Jordan Creek Town Center Whole loan is secured by a first priority fee mortgage encumbering a 940,038 SF retail property located in West Des Moines, Iowa (the “Jordan Creek Town Center Property”). The Jordan Creek Town Center Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Barclays Capital Real Estate Inc. (“Barclays”) on February 1, 2024. The Jordan Creek Town Center Mortgage Loan is evidenced by non-controlling Notes A-1-2, A-2, A-3 and A-4, with an aggregate original principal amount of $58,000,000. The Jordan Creek Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 Trust 2024-5YR6 securitization trust. See “Description of the Mortgage Pool-The Whole Loans-The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-71

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

The table below summarizes the promissory notes that comprise the Jordan Creek Town Center Whole Loan.

Jordan Creek Town Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$10,000,000	$10,000,000	BANK5 Trust 2024-5YR6	Yes
A-1-2	$28,000,000	$28,000,000	BANK5 2024-5YR7	No
A-2	$16,000,000	$16,000,000	BANK5 2024-5YR7	No
A-3	$10,000,000	$10,000,000	BANK5 2024-5YR7	No
A-4	$4,000,000	$4,000,000	BANK5 2024-5YR7	No
A-5	$28,500,000	$28,500,000	BANK5 Trust 2024-5YR6	No
A-6	$12,000,000	$12,000,000	BANK5 Trust 2024-5YR6	No
A-7	$7,500,000	$7,500,000	BANK5 Trust 2024-5YR6	No
A-8	$3,000,000	$3,000,000	BANK5 Trust 2024-5YR6	No
A-9	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
A-10	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
A-11	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
Whole Loan	$170,000,000	$170,000,000

The Borrowers and the Borrower Sponsor. The borrowers are Jordan Creek Town Center, LLC and Jordan Creek Anchor Acquisition, LLC, each a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. The non-recourse carveout guarantor is BPR Nimbus LLC. The borrower sponsor is Brookfield Properties Retail Holding LLC. Brookfield Properties Retail Holding LLC is an affiliate of Brookfield Property Partners L.P., the public real estate vehicle for Brookfield Asset Management Inc. Brookfield Property Partners, L.P. is a large global real estate company, with more than 800 managed properties and 350 million SF of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, and development opportunities.

The Property. The Jordan Creek Town Center Property is a 940,038 SF super regional shopping center, which is part of a larger 1,137,798 SF super regional shopping center (the “Jordan Creek Town Center Regional Shopping Center”) located in West Des Moines, Iowa. The Jordan Creek Town Center Property was built in 2004 on a 140-acre site. The Jordan Creek Town Center Regional Shopping Center offers 5,950 surface parking spaces, resulting in a parking ratio of 5.2 spaces per 1,000 SF of net rentable area. The Jordan Creek Town Center Property is comprised of three primary elements: an enclosed regional mall, a lifestyle center, and the “Lake District”, highlighting a three-acre lake surrounded by bike trails, waterfront dining, a hotel and an amphitheater. The Jordan Creek Town Center Property is 97.1% leased to over 120 tenants as of December 31, 2023. The Jordan Creek Town Center Property features a diverse mix of retail, dining, and entertainment tenants and is anchored by national retailers including Von Maur and Scheels. The Jordan Creek Town Center Regional Shopping Center is also anchored by Dillard’s, which is not part of the collateral. The Jordan Creek Town Center Property features a variety of upscale retailers including Anthropologie, Apple, Kendra Scott, Lululemon Athletica, Lush Fresh Handmade Cosmetics, Pottery Barn and Sephora, as well as a variety of outparcel tenants including P.F. Chang’s Asian Bistro, Bravo! Italian Kitchen, On the Border Mexican Grill, Fleming’s Prime Steakhouse, and Dave & Busters. Waterfront dining is available at Fleming’s Prime Steakhouse and P.F. Chang’s Asian Bistro.

The Jordan Creek Town Center Property also includes a 2.66 acre outparcel that is ground leased to a Residence Inn by Marriott (“Residence Inn”), a 122-key hotel. The Residence Inn has been ground leased and open for business at the Jordan Creek Town Center Property since 2004, has a lease expiration date of November 30, 2029, and has five, five-year renewal options remaining, and currently pays $147,018 in ground rent annually. The Jordan Creek Town Center Property also features a 20-screen Century Theatres movie theater.

The following table presents sales history at the Jordan Creek Town Center Property:

Tenant Sales PSF(1)(2)
Tenant Type	2019 Sales	2019 Sales PSF	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	TTM 11/30/2023 Sales(4)	TTM 11/30/2023 Sales PSF(4)
Inline (<10,000 SF)	$182,742,493	$720	$189,676,067	$691	$208,246,943	$735	$219,165,644	$759
Occupancy Cost(3)	12.5%		12.7%		11.9%		11.5%
Inline (<10,000 SF Excluding Apple)	$134,688,897	$550	$150,631,535	$568	$164,696,047	$600	$172,022,780	$615
Occupancy Cost(3)	16.5%		15.5%		14.7%		14.2%

(1)	Information is based on the underwritten rent roll as of December 31, 2023.
(2)	2020 Sales History was not included due to incomplete sales reporting by tenants during the COVID-19 pandemic.
(3)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).
(4)	Excludes tenants that have not reported complete TTM sales.
A-3-72

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

Major Tenants.

Von Maur (152,000 SF, 16.2% of NRA, 0.0% of underwritten base rent) Von Maur is an American chain of department stores founded in 1872 and headquartered in Davenport, Iowa. Von Maur operates 33 stores across 15 states, primarily throughout the Midwest and the South. Von Maur is a privately owned company, still operated today by the founding family. Von Maur has anchored the Jordan Creek Town Center Property since 2022, has a lease expiration date of January 31, 2043, and has six, five-year extension options remaining. Such extension options are automatic unless Von Maur provides notice of non-renewal to borrower between 90 and 180 days prior to the beginning of the renewal term. Von Maur pays percentage rent equal to 2.5% of net sales in excess of $40,000,000. No rent was underwritten for Von Maur.

Scheels (122,025 SF, 13.0% of NRA, 2.6% of underwritten base rent) Scheels is an American privately held, employee-owned and operated sporting goods and entertainment chain store, founded in 1902 and headquartered in Fargo, North Dakota. Scheels operates 32 stores across 16 states, primarily throughout the Midwest and the South. Scheels is a tenant at the Jordan Creek Town Center Property under a ground lease. Scheels has anchored the Jordan Creek Town Center Property since 2004, has a lease expiration date of July 31, 2029, and has six, five-year extension options remaining. Scheels currently pays an annual base rent of $551,553 ($4.52 PSF) through July 31, 2024. From August 1, 2024 through July 31, 2029, annual base rent increases to $579,619 ($4.75 PSF). $579,619 of rent was underwritten for Scheels.

Century Theatres (69,914 SF, 7.4% of NRA, 8.8% of underwritten base rent) Century Theatres is a movie theater chain that operates multiplexes in the western United States, primarily in California, Colorado, Nevada, Utah, New Mexico, and Arizona. Founded in 1941, Century Theatres was headquartered in San Rafael, California until 2006, when it was purchased by Cinemark Holdings, Inc. (“Cinemark”). The acquisition of Century Theatres added over 80 theatres to Cinemark. Cinemark retains the Century Theatres banner and continues to open and operate under this name. Cinemark is headquartered in Plano, Texas, and operates 309 theatres and 4,324 screens across 42 states, along with 192 theatres and 1,395 screens in 13 countries across Latin America. Century Theatres has been a tenant at the Jordan Creek Town Center Property since 2004, has a lease expiration date of August 31, 2029, and has two, five-year extension options remaining. Century Theatres currently pays $1,945,007 ($97,250 per screen) in annual base rent.

Barnes & Noble Bookseller (29,969 SF, 3.2% of NRA, 1.9% of underwritten base rent) Barnes & Noble Bookseller is a large retail bookseller and retailer of content, digital media, and educational products. Founded in 1971, and headquartered in New York, New York, Barnes & Noble Bookseller operates approximately 600 bookstores across the United States, as well as an e-commerce site. Barnes & Noble Bookseller also operates through its Nook Digital business, which offers an expansive collection of digital reading content and an audiobook subscription service to complement its product, the Nook tablet. Barnes & Noble Bookseller has been a tenant at the Jordan Creek Town Center Property since 2004, has a lease expiration date of January 31, 2025, and has one, five-year extension option remaining. Barnes & Noble Bookseller currently pays $425,000 ($14.18 PSF) in annual base rent.

A-3-73

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

The following table presents a summary regarding the major stores at the Jordan Creek Town Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
Dillard’s (non-collateral)(3)	Baa3/BBB-/BB+	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Von Maur	NR/NR/NR	152,000	16.2%	$0(4)	0.0%	$0.00	1/31/2043	6 x 5 year(5)	N
Scheels	NR/NR/NR	122,025	13.0%	$579,619	2.6%	$4.75	7/31/2029	6 x 5 year	N
Subtotal/Wtd. Avg.		274,025	29.2%	$579,619	2.6%	$4.75(6)

Major Tenants
Century Theatres	NR/B+/BB-	69,914	7.4%	$1,945,007	8.8%	$27.82	8/31/2029	2 x 5 year	N
Barnes & Noble Bookseller	NR/NR/NR	29,969	3.2%	$425,000	1.9%	$14.18	1/31/2025	1 x 5 year	N
H&M	NR/NR/BBB	22,608	2.4%	$541,009	2.4%	$23.93	1/31/2032	(7)	Y(8)
Dave & Busters	NR/NR/NR	21,947	2.3%	$548,675	2.5%	$25.00	6/30/2038	2 x 5 year	N
Pottery Barn	NR/NR/NR	11,677	1.2%	$466,029	2.1%	$39.91	1/31/2027	None	N
Victoria’s Secret	Ba3/NR/BB-	11,476	1.2%	$642,656	2.9%	$56.00	1/31/2026	None	Y(9)
The Cheesecake Factory	NR/NR/NR	11,141	1.2%	$501,345	2.3%	$45.00	1/31/2025	1 x 5 year	N
Forever 21	NR/NR/NR	10,951	1.2%	$0(10)	0.0%	$0.00	1/31/2027	(11)	(11)
Gap/GapKids/BabyGap	Ba3/NR/BB	10,402	1.1%	$343,266	1.5%	$33.00	1/31/2025	None	N
Tavern Grill	NR/NR/NR	10,186	1.1%	$285,004	1.3%	$27.98	3/31/2033	2 x 5 year	N
Subtotal/Wtd. Avg.		210,271	22.4%	$5,697,992	25.7%	$28.59(6)

In-line Tenants <10,000 SF(12)		334,030	35.5%	$15,771,450	71.1%	$47.22
Hotel Ground Lease(13)		94,037	10.0%	$147,018	0.7%	$1.56
Occupied Subtotal/Wtd. Avg.		912,363	97.1%	$22,196,080	100.0%	$24.33

Vacant Space		27,675	2.9%
Total/Wtd. Avg.		940,038	100.0%

(1)	Information is based on the underwritten rent roll as of December 31, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Dillard’s occupies 197,760 SF and anchors the Jordan Creek Town Center Regional Shopping Center. Dillard’s is not part of the Jordan Creek Town Center Property collateral. Dillard’s’ operating covenants have expired.
(4)	Von Maur pays percentage rent equal to 2.5% of net sales in excess of $40,000,000. No rent was underwritten for Von Maur.
(5)	Von Maur’s six, 5-year renewal options are automatic, unless Von Maur provides notice of non-renewal to borrower between 90 and 180 days prior to the beginning of the renewal term.
(6)	Excludes Von Maur and Forever 21, as applicable, since such tenants pay percentage rent instead of base rent.
(7)	H&M has two, 3-year renewal options followed by one, 4-year renewal option remaining.
(8)	H&M has the right to terminate its lease upon 365 days‘ notice if the tenant’s net sales fail to exceed $3,850,000 between January 1, 2025 through December 31, 2025, or $4,005,540 between January 1, 2027 through December 31, 2027. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of the construction allowance. H&M’s sales for the TTM November 2023 period were $3,457,085.
(9)	Victoria’s Secret has the right to terminate its lease with 90 days’ notice if the Jordan Creek Town Center Regional Shopping Center is no longer under the ownership or management of Brookfield Properties, or an affiliate thereof and Victoria’s Secret’s change in annual net sales for any 12-month period after such management change is more than 10% less than the average percentage change in Victoria’s Secret’s comparable sales for all other stores in Victoria’s Secret’s retail chain operating under the same name for the same 12-month period.
(10)	Forever 21 pays percentage rent instead of base rent. Based on the November 2023 TTM period, Forever 21 percentage in lieu rent was $376,679. $376,679 of percentage rent was underwritten for Forever 21.
(11)	Forever 21’s original lease expired in January, 2024. The tenant is currently in the process of negotiating a lease extension until January 31, 2027. There can be no assurance that a lease extension will be entered into.
(12)	Includes 3,885 SF of storage space with no underwritten base rent; 15,596 SF of inline tenants that pay a total of $292,547 in percentage rent and $0 in base rent; 5,995 SF of specialty leasing space with no underwritten base rent; and 250 SF of other tenants with no underwritten base rent. Additionally, this includes 9,074 SF of signed not occupied tenants. Of the signed not occupied space, 8,227 SF of space does not have any underwritten base rent attributed to it. In total, there is $46,111 of underwritten base rent attributed to signed not occupied tenants.
(13)	Represents a ground leased 122-key Residence Inn, that has a lease expiration date of November 30, 2029, and has five, five-year renewal options remaining.
A-3-74

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

The following table presents certain information relating to stores with the highest overall sales in order of their November 30, 2023 TTM Sales:

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	TTM 11/30/2023 Sales(2)	TTM 11/30/2023 Sales PSF(2)	TTM 11/30/2023 Occupancy Cost(2)(3)
Scheels	122,025	$73,954,999	$606	$112,015,115	$918	$111,999,999	$918	0.7%
Apple	9,005	$39,044,532	$4,336	$43,550,896	$4,836	$47,142,864	$5,235	1.3%
Von Maur(4)	152,000	NAP	NAP	NAP	NAP	$40,000,000	$263	0.2%
Dillard’s(5)	197,760	$26,800,000	$136	$27,900,000	$141	$27,900,000	$141	0.4%
Lululemon Athletica	7,500	$9,234,045	$1,231	$12,840,419	$1,712	$14,403,921	$1,921	6.3%
The Cheesecake Factory	11,141	$9,315,233	$836	$10,086,821	$905	$10,705,999	$961	9.6%
Sephora	5,921	$5,478,932	$925	$6,991,067	$1,181	$9,855,213	$1,664	8.8%
Century Theatres	69,914	$1,985,999	$99,300(6)	$1,985,999	$99,300(6)	$8,347,068	$417,353(6)	32.3%
Bath & Body Works	5,500	$7,295,664	$1,326	$7,429,318	$1351	$7,263,120	$1,321	8.2%
Pottery Barn	11,677	$5,796,825	$496	$6,787,898	$581	$6,679,272	$572	10.6%

(1)	Information obtained from the borrower.
(2)	TTM Sales for Century Theatres are as of year-end 2023.
(3)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).
(4)	Von Maur’s lease began on November 1, 2022.
(5)	Dillard’s is not part of the Jordan Creek Town Center Property collateral.
(6)	Represents sales per screen. Century Theatres operates 20 screens at the Jordan Creek Town Center Property.

The following table presents certain information relating to the lease rollover at the Jordan Creek Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(3)	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling(3)
MTM/2024	30	38,952	4.1%	4.1%	$1,386,450	6.2%	6.2%	$35.59
2025	31	133,015	14.1%	18.3%	$5,701,947	25.7%	31.9%	$42.87
2026	7	34,648	3.7%	22.0%	$1,494,713	6.7%	38.7%	$43.14
2027	13	58,071	6.2%	28.2%	$2,341,390	10.5%	49.2%	$40.32
2028	12	49,688	5.3%	33.4%	$2,885,497	13.0%	62.2%	$58.07
2029(4)	12	319,217	34.0%	67.4%	$4,189,854	18.9%	81.1%	$13.13
2030	3	4,065	0.4%	67.8%	$204,585	0.9%	82.0%	$50.33
2031	4	11,634	1.2%	69.1%	$351,905	1.6%	83.6%	$30.25
2032	14	53889	5.7%	74.8%	$2,402,299	10.8%	94.4%	$44.58
2033	4	14,626	1.6%	76.4%	$457,193	2.1%	96.5%	$31.26
2034	5	18261	1.9%	78.3%	$231,571	1.0%	97.5%	$12.68
2035 & Thereafter	4	176,297	18.8%	97.1%	$548,675	2.5%	100.0%	$3.11
Vacant	0	27,675	2.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	139	940,038	100.0%		$22,196,080	100.0%		$24.33

(1)	Information is based on the underwritten rent roll as of December 31, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes the following SF as to which no base rent was underwritten: 152,000 SF occupied by Von Maur, as to which only percentage rent is due, 10,951 SF occupied by Forever 21, as to which only percentage rent is due, 15,596 SF of inline tenant space as to which only percentage rent is due, 8,227 SF of signed not occupied tenant space, 5,995 SF of specialty leasing space, 3,885 SF of storage space and 250 SF of other space as to which there is no underwritten rent. Total/Wtd. Avg. UW Base Rent PSF Rolling excluding these tenants is $31.02.
(4)	The Jordan Creek Town Center Whole Loan matures on February 1, 2029.
(5)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Jordan Creek Town Center Property is located in West Des Moines, Iowa, approximately 8.5 miles west of the central business district of Des Moines and approximately 7.0 miles northwest of the Des Moines International Airport. The Jordan Creek Town Center Property is bounded by the Jordan Creek Parkway, the area’s primary commercial roadway, and Mills Civic Parkway. Interstate 35 is approximately 1.5 miles southeast of the Jordan Creek Town Center Property and is accessible via Mills Civic Parkway. Interstate 80 is accessible approximately 1.3 miles north of the Jordan Creek Town Center Property via the Jordan Creek Parkway. The Jordan Creek Town Center Property is located in the Western Suburbs retail submarket within the Des Moines retail market. Local industry drivers that support the trade area include insurance, financial services, healthcare, agriculture innovation, technology, data centers, advanced manufacturing, and logistics. The Jordan Creek Town Center Property is located across the street from the Wells Fargo Home Mortgage campus, which employs approximately 13,000 employees. Des Moines is considered one of the top cities in the United States for

A-3-75

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

the insurance business, and serves as the headquarters for Principal Financial Group, Inc. Some of the larger employers in the area include Wells Fargo & Co., Hy-Vee, Inc., Principal Financial Group, MercyOne, UnityPoint Health Partners, Amazon, John Deere Companies, and Nationwide.

According to the appraisal, as of the third quarter of 2023, the vacancy rate in the Western Suburbs retail submarket was approximately 3.7% with average asking rents of $18.36 PSF and inventory of approximately 20.3 million SF. According to the appraisal, as of the third quarter of 2023, the vacancy rate in the Des Moines retail market was approximately 3.5%, with average asking rents of $17.69 PSF and inventory of approximately 44.4 million SF. According to the appraisal, the 2022 population within a 10-, 20- and 30- mile radius of the Jordan Creek Town Center Property was 330,148, 631,873 and 700,018, respectively. The 2022 average household income within the same 10-, 20- and 30- mile radius was $103,954, $97,536 and $96,792, respectively.

The appraisal identified three shopping centers in the Jordan Creek Town Center Property’s primary competitive set, and one shopping center in the Jordan Creek Town Center Property’s secondary competitive set, as outlined below:

Competitive Set Summary
Name	Jordan Creek Town Center (subject)	Valley West Mall	Merle Hay Mall	Outlets of Des Moines	Village at Jordan Creek(1)
Address	101 Jordan Creek Parkway	1551 Valley West Drive	3800 Merle Hay Road	801 Bass Pro Drive NW	6805 Mills Civic Parkway
City, State	West Des Moines, IA	West Des Moines, IA	Des Moines, IA	Altoona, IA	West Des Moines, IA
Rentable Area (SF)	1,137,798(2)(3)	1,005,054	1,149,779	479,217	420,752
Year Built/ Renovated	2004 / NAP	1975 / 2009	1959 / 2005	2017 / NAP	2004 / NAP
Anchor Tenants	Dillard’s(3) Von Maur Scheels Century Theatres	JCPenney Vacant (Former Von Maur) Vacant (Former Younkers)	Kohl’s, Target, Ross Dress, Kids Empire, Dink’s Pickleball, Flix Brewhouse, White Rabbit VR & Gameday Arcade	Bass Pro (Adjacent Anchor), Under Armour, F21, Polo Ralph Lauren, Nike, Old Navy, Loft, Lee Wrangler, J. Crew	Costco, Nike, Aveda Institute, Blue Zoo Aquarium, DSW, Best Buy, Petco, Old Navy, Bob’s, Kid’s Empire
Sales PSF	$812	$422	$289	NAV	NAV
Occupancy	97.1%(2)	51%	80%	85%	97%
Distance to Subject	NAP	3.5 miles	6.8 miles	16.2 miles	0.1 miles

Source: Appraisal.

(1)	Village at Jordan Creek is in the Jordan Creek Town Center Property’s secondary competitive set.
(2)	Information is based on the underwritten rent roll dated December 31, 2023.
(3)	The Jordan Creek Town Center Property is comprised of 940,038 SF. Dillard’s (197,760 SF) anchors the Jordan Creek Town Center Regional Shopping Center, but is not part of the Jordan Creek Town Center Property collateral.

The following table presents information relating to the appraisal’s market rent conclusion for the Jordan Creek Town Center Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
<1,200 SF	$155.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
1,200-2,500 SF	$66.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
2,501-5,000 SF	$48.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
5,001-10,000 SF	$44.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
10,000+ SF	$43.00	10.0% Midterm	10	Gross	$70.00 / $0.00	$4.00 / $2.00
Food Court	$140.00	2.0%/year	10	Net	$10.00 / $0.00	6.0% / 3.0%
Outparcel Restaurant	$25.00	2.0%/year	10	Net	$40.00 / $0.00	6.0% / 3.0%
Outparcel Big Box	$25.00	10.0% Midterm	10	Net	$30.00 / $0.00	$4.00 / $2.00
Theater	$20.00	10.0% Midterm	10	Gross	$20.00 / $0.00	$4.00 / $2.00
Anchor	$12.00	10.0% Midterm	10	Gross	$10.00 / $0.00	$4.00 / $2.00

Appraisal. The appraisal concluded to an “As-is” value for the Jordan Creek Town Center Property of $321,000,000 as of December 1, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated December 1, 2023, there was no evidence of any recognized environmental conditions at the Jordan Creek Town Center Property.

A-3-76

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Jordan Creek Town Center Property:

Cash Flow Analysis
	2019	2020	2021	2022	2023		UW	UW PSF
Gross Potential Rent(1)	$20,777,942	$20,446,690	$20,084,124	$22,678,511	$24,885,319		$25,781,279	$27.43
Reimbursements	$12,379,775	$10,986,139	$10,247,015	$10,736,648	$12,183,741		$13,208,389	$14.05
Other Income	$1,752,809	$1,229,384	$1,438,599	$1,465,640	$1,430,400		$1,430,400	$1.52
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0		($801,616)	($0.85)
Effective Gross Income	$34,910,525	$32,662,213	$31,769,738	$34,880,800	$38,499,461		$39,618,452	$42.15

Real Estate Taxes	$5,847,387	$5,702,710	$6,059,425	$5,954,876	$7,137,003		$7,629,083	$8.12
Insurance	$145,200	$167,086	$199,608	$203,684	$256,225		$290,651	$0.31
Other Operating Expenses	$7,404,716	$7,327,559	$6,932,280	$6,872,796	$7,059,008		$7,176,112	$7.63
Total Operating Expenses	$13,397,302	$13,197,355	$13,191,313	$13,031,356	$14,452,236		$15,095,846	$16.06

Net Operating Income	$21,513,223	$19,464,858	$18,578,424	$21,849,444	$24,047,225		$24,522,606	$26.09
Replacement Reserves	$0	$0	$0	$0	$0		$263,211	$0.28
TI/LC	$0	$0	$0	$0	$0		$940,038	$1.00
Net Cash Flow	$21,513,223	$19,464,858	$18,578,424	$21,849,444	$24,047,225		$23,319,357	$24.81

Occupancy (%)	96.5%	93.1%	95.6%	95.5%	97.1%	(2)	98.0%
NOI DSCR(3)	1.78x	1.61x	1.54x	1.81x	1.99x		2.03x
NCF DSCR(3)	1.78x	1.61x	1.54x	1.81x	1.99x		1.93x
NOI Debt Yield(3)	12.7%	11.4%	10.9%	12.9%	14.1%		14.4%
NCF Debt Yield(3)	12.7%	11.4%	10.9%	12.9%	14.1%		13.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll as of December 31, 2023 and includes (i) rent increases totaling $320,346 through December 31, 2024, (ii) signed not occupied rent totaling $607,572 (iii) percentage rent totaling $962,833, (iv) overage rent totaling $924,854, (v) specialty leasing rent totaling $548,866 and (vi) kiosk revenue totaling $541,074.
(2)	2023 Occupancy (%) is based on the underwritten rent roll dated December 31, 2023.
(3)	The debt service coverage ratios and debt yields are based on the Jordan Creek Town Center Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Management Period (as defined below) and/or from and after the date on which the borrowers first request a disbursement from the General Reserve (a “General Reserve Disbursement Date”), the borrowers are required to deposit monthly 1/12th of the annual estimated tax payments payable during the next ensuing 12 months into a real estate tax reserve.

Insurance Reserve – During the continuance of a Cash Management Period, and/or from and after a General Reserve Disbursement Date, the borrowers are required to deposit monthly into an insurance reserve 1/12th of the annual estimated insurance payments on a monthly basis, unless the Jordan Creek Town Center Property is insured under a blanket policy meeting the requirements of the related loan agreement (in which case no insurance escrows will be required).

Replacement Reserve – During the continuance of a Cash Management Period and/or from and after a General Reserve Disbursement Date, the borrowers are required to deposit monthly into a replacement reserve an amount equal to 1/12th of $0.25 per owned leasable square foot at the Jordan Creek Town Center Property (initially $19,584) (the “Replacement Reserve Monthly Deposit”) for repairs and replacements required to be made to the Jordan Creek Town Center Property during the calendar year. The borrowers’ obligation to make deposits into the replacement reserve will be suspended during any period in which the amounts in such reserve equal or exceed an amount equal to the product of (x) 24 and (y) the Replacement Reserve Monthly Deposit (which amount will initially be $470,019).

TI/LC Reserve – On the origination date, the borrowers provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing $7,584,188 into a reserve for existing tenant improvements, landlord work, tenant improvement allowances and leasing commissions. During the continuance of a Cash Management Period and/or from and after a General Reserve Disbursement Date, the borrowers are required to deposit into a TI/LC reserve an amount equal to 1/12 of $1.00 per owned leasable square foot at the Jordan Creek Town Center Property (initially $78,337) (the “TI/LC Reserve Monthly Deposit”) for New Leases Rollover Expenditures (as defined below). The borrowers’ obligation to make deposits into the TI/LC reserve will be suspended during any period in which the amounts in such reserve equal or exceed an amount equal to the product of (x) 24 and (y) the TI/LC Reserve Monthly Deposit (which amount will initially be $1,880,076). Amounts in the TI/LC reserve that are funded by the TI/LC Reserve Monthly Deposit are required to be released to the borrowers if the applicable Cash Management Period has terminated (and the General Reserve Disbursement Date has not occurred).

General Reserve – At origination the borrowers were required to deposit $5,000,000 into a general reserve to be used for replacements and repairs to the Jordan Creek Town Center Property and for tenant improvements, landlord work, tenant improvement allowances, leasing commission obligations, reasonable legal fees and related tenant capital costs incurred following the origination date (“New Leases Rollover Expenditures”).

Gap Rent Reserve – On the origination date, the borrowers provided a Guaranty of Limited Payment from the non-recourse carveout guarantor in lieu of depositing $260,628 into a gap rent reserve for outstanding free and gap rent and rent abatements.

A-3-77

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

Guaranty of Limited Payment – On the origination date, the borrowers provided a Guaranty of Limited Payment from the non-recourse carveout guarantor in the aggregate amount of the required upfront deposits into the TI/LC reserve and gap rent reserve. The amounts guaranteed by the Guaranty of Limited Payment (x) with respect to the upfront TI/LC reserve deposit, are required to be reduced on a dollar-for-dollar basis by the aggregate amount of equity capital actually expended by the borrowers on the existing tenant improvements, landlord work, tenant improvement allowances and leasing commissions as of the origination date, and (y) with respect to the upfront gap rent reserve, are required to be reduced on a monthly basis by an amount equal to the monthly amount of rent that would have been received by borrowers if rent was paid by the applicable tenant.

Anchor Tenant Reserve – During the continuance of an Anchor Tenant Trigger (as defined below), the borrowers are required to deposit an amount equal to all excess cash flow (as described below under “Lockbox and Cash Management”) for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Jordan Creek Town Center Property. The borrowers’ obligation to make deposits into the anchor tenant reserve with respect to any individual Anchor Tenant Trigger will terminate once the aggregate amount deposited into the anchor tenant reserve with respect to such individual Anchor Tenant Trigger equals or exceeds the Individual Anchor Threshold Amount (as defined below).

An “Anchor Tenant Trigger” means that any of Dillard’s, Scheels or Von Maur (together with any replacement tenants of the foregoing, each an “Anchor”) (A) has “gone dark” (i.e., ceased to utilize its space for business purposes), other than a temporary closure that is less than 60 days or is in connection with (x) a restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) civil unrest, (B) is the subject of a bankruptcy proceeding, (C) has vacated its premises, (D) has terminated, cancelled or surrendered its lease, or (E) has failed to renew and/or extend its lease within the applicable renewal period.

An Anchor Tenant Trigger will end if (i) for any Anchor Tenant Trigger described in clause (A) of the definition of Anchor Tenant Trigger, the Anchor has operated its business for no less than 30 consecutive days during normal business hours, (ii) for any Anchor Tenant Trigger described in clause (B) of the definition of Anchor Tenant Trigger, the bankruptcy is dismissed or the Anchor has emerged from such bankruptcy, and if the Anchor premises are leased by the borrowers to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy or assumed by a replacement Anchor; (iii) for any Anchor Tenant Trigger described in clause (C) of the definition of Anchor Tenant Trigger, the Anchor has reoccupied its premises, (iv) for any Anchor Tenant Trigger described in clause (D) of the definition of Anchor Tenant Trigger, the Anchor has rescinded any notice to terminate, cancel or surrender its lease, (v) for any Anchor Tenant Trigger described in clause (E) of the definition of Anchor Tenant Trigger, the Anchor has renewed its lease pursuant to the terms thereof, or (vi) for all Anchor Tenant Triggers, the Anchor space or a substantial portion thereof becomes owned or leased by one or more replacement occupants pursuant to the terms of the loan documents.

An “Individual Anchor Threshold Amount” means, with respect to any Anchor, an amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor space as of the origination date.

Lockbox and Cash Management. The Jordan Creek Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all tenants at the Jordan Creek Town Center Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below)) directly into a lockbox account controlled by the lender, and to deposit any rents otherwise received by the borrowers (other than Non-Core Income) into the lockbox account within two business days after receipt. Prior to a Cash Management Period, all funds in the lockbox account will be disbursed to the borrowers’ operating account. During the continuance of a Cash Management Period or an Anchor Tenant Trigger, all funds deposited into the lockbox account are required to be swept each business day into a cash management account controlled by the lender, to be applied and disbursed to pay (i) the tax and insurance escrow deposits, if any, described above, (ii) debt service under the Jordan Creek Town Center Whole Loan, (iii) provided that no default exists as to which the lender has initiated an enforcement action, to pay budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted expenses), and budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted expenses), and lender-approved extraordinary expenses, (iv) subject to clause (v) below, the replacement and rollover reserve deposits, if any, described above, (v) (x) if both an Anchor Tenant Trigger Event and a Cash Management Period are continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iv) above, or (y) if only an Anchor Tenant Trigger Event is continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iii) above, in each case, up to the Individual Anchor Threshold Amount, into the anchor tenant reserve, and (vi) (x) if no Cash Sweep Period (as defined below) is continuing, to the borrowers’ operating account, and (y) if a Cash Sweep Period is continuing, to an excess cash flow reserve to be held as additional collateral during the continuance of such Cash Sweep Period; provided that funds on deposit in such account will be made available to the borrowers for the payment of certain property-level expenses and other uses, including REIT distributions up to $200,000.

“Non-Core Income” means (i) certain de minimis amounts of rents from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Jordan Creek Town Center Property.

“Seasonal Leases” means leases or license agreements having a maximum term of one year or less.

A “Cash Management Period” means a period commencing upon (i) an event of default under the Jordan Creek Town Center Whole Loan or (ii) the debt yield is less than 12% (the “CM Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A “Cash Sweep Period” means a period commencing upon (i) an event of default under the Jordan Creek Town Center Whole Loan or (ii) the debt yield is less than 11% (the “CS Target Debt Yield,” and, together with the CM Target Debt Yield, each a “Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A Cash Management Period or Cash Sweep Period resulting from an event of default will end if the lender has waived or the borrowers have cured such event of default.

A Cash Management Period or Cash Sweep Period resulting from a decline below the applicable Target Debt Yield will end if the borrowers have maintained a debt yield equal to or in excess of the applicable Target Debt Yield for two consecutive calendar quarters or have either (i) prepaid the Jordan Creek Town Center Whole Loan, (ii) delivered cash to the lender, or (iii) delivered a letter of credit to the lender, in each case in an amount which if

A-3-78

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

subtracted from the outstanding principal balance of the Jordan Creek Town Center Whole Loan would cause the debt yield to equal or exceed the applicable Target Debt Yield.

For purposes of determining whether a Cash Sweep Period due to a decline in debt yield has been cured, the debt yield will be calculated net of funds in the excess cash flow reserve, provided that following any such calculation such funds may not be released unless a Cash Sweep Period no longer exists without giving credit to such amounts.

Upon the end of a Cash Sweep Period, all remaining funds in the Cash Management Account will be disbursed to the borrowers.

Release of Property. The borrowers may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding certain anchor tenant premises identified in the Jordan Creek Town Center Whole Loan documents (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either readily re-locatable or will continue to service the remaining Jordan Creek Town Center Property or surface parking areas, (iii) the borrowers deliver evidence that the parcel subject to release is not necessary for the borrowers’ operation or use of the remaining Jordan Creek Town Center Property and may be readily separated from the Jordan Creek Town Center Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Jordan Creek Town Center Property and after giving effect to such transfer, the release parcel and the remaining Jordan Creek Town Center Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the remaining portion of the Jordan Creek Town Center Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrowers may prepay the Jordan Creek Town Center Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the release parcel.

Substitution. The borrowers are also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrowers acquire a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Jordan Creek Town Center Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) there is no event of default, (ii) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Jordan Creek Town Center Property (and the borrowers are able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (iii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Jordan Creek Town Center Property or an appraiser of comparable experience selected by the borrowers, (iv) with respect to the Acquired Parcel, the borrowers have delivered, among other things (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $8,500,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrowers may prepay the Jordan Creek Town Center Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies.

Right of First Offer/Right of First Refusal. In the event Century Theatres exercises its right to propose a change in the primary use of its space to another use compatible with the other uses then existing at the related shopping center, the borrower has the right to terminate the related lease and recapture such space. However, in the event of a proposed lease or sale by the borrower (or an affiliate) of any premises within the Jordan Creek Town Center Property for the operation of a motion picture theater at any time within three years after the date of such termination, Century Theatres will have a right of first refusal to lease or purchase (as the case may be) such space.

Addition of Parcels. In addition the borrowers have the right, at their own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Jordan Creek Town Center Property is a part, including any anchor tenant premises, which land was not owned by the borrowers on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Jordan Creek Town Center Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrowers acquire a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrowers deliver, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel, and title insurance, (c) if the Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $8,500,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

Letter of Credit. None, provided that the borrower is permitted to deliver a letter of credit to cure a Cash Management Period or Cash Sweep Period caused by a decline in debt yield, as described above under “Lockbox and Cash Management.”

Terrorism Insurance. The Jordan Creek Town Center Whole Loan permits permit a terrorism insurance deductible of up to $1,000,000. In addition, the loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC (“Liberty”), subject to

A-3-79

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

satisfaction of the conditions set forth in the loan documents, including that, subject to the deductible above, all risk terrorism coverage in an amount equal to 100% of full replacement cost, and business interruption insurance coverage for 24 months, is provided, and that, subject to the deductible above, covered losses which are not reinsured by the federal government under the Terrorism Risk Insurance Reauthorization Act of 2019 (“TRIPRA”) and paid to Liberty are reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement. In addition, if TRIPRA is no longer in effect, the borrower will not be required to pay an annual premium for terrorism coverage in excess of two times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business income insurance policies required under the loan documents (but without giving effect to the cost of the terrorism components of such insurance policies) obtained as of the date the applicable new terrorism insurance is being obtained. For so long as TRIPRA (A) remains in full force and effect and (B) continues to cover both foreign and domestic acts of terror, the lender must accept terrorism insurance for certified acts of terrorism as such terms are defined in TRIPRA.

A-3-80

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

A-3-81

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

A-3-82

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

A-3-83

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

Richmond 175 miles
JEFFERSON NATIONAL FOREST
Carvin Cove Reservoir
ALLEGHENY MOUNTAINS
Laymantown
Hollins University
Williamson Rd
Cloverdale
BOTETOURT COUNTY
Hollins
Hollins Rd
Hanging Rock
Roanoke-Blacksburg Reg. Airport
ROANOKE COUNTY
Blue Ridge Blvd
Bonsack
Towne Square
Cove Rd
Williamson Rd
Ole Monterey Golf Club
Blue Ridge Pkwy
Salem
Valley View Mall
Valley View Crossing
Roanoke Country Club
Avendale
Blue Ridge Parkway
Lakeside Plaza
Carilion Clinic Field at Salem Mem. Ballpark
Lynchburg Tpke
Orange Ave NE
AMTRAK
GE Drives and Controls
ROANOKE
O. Winston Link & Roanoke History Museum
Berglund Center
Washington Ave
Yokohama Tire Corporation
Salem VA Medical Center
Vinton
Valley Commons
Westland
DOWNTOWN ROANOKE
Lewis-Gale Medical Center
Carilion Roanoke Comm. Hospital
Ridgewood Farms Shopping Center
Roanoke Symphony Orchestra
Raleigh Court
Towers Shopping Center
2207 Colonial Avenue Southwest
Roanoke, VA 24015
Grandin Rd
Virginia Western Comm. College
Carilion Roanoke Mem. Hospital
Blue Ridge Parkway
Electric Rd
Yellowstone
Cave Spring Corners
Tanglewood
Cave Spring
Blue Ridge Parkway
Starkey
Blue Ridge Pkwy
BLUE RIDGE MOUNTAINS
PITTSBURGH
PENNSYLVANIA
OHIO
BALTIMORE
WASHINGTON, DC
WEST VIRGINIA
MARYLAND
VIRGINIA
Richmond
Lynchburg
Roanoke
Salem
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH

A-3-84

Mortgage Loan No. 9 – Towers Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$35,000,000			Location:	Roanoke, VA 24015
Cut-off Date Balance:	$35,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Gary D. Rappaport			Year Built/Renovated:	1960/2010, 2014, 2018, 2019, 2023
Guarantors:	Gary D. Rappaport and The Gary D.			Size:	291,244 SF
	Rappaport Revocable Trust			Cut-off Date Balance Per SF:	$120
Mortgage Rate:	6.5700%			Maturity Date Balance Per SF:	$120
Note Date:	5/6/2024			Property Manager:	Rappaport Management Company
Maturity Date:	6/1/2029				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$3,908,710
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF:	$3,588,238
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	11.2%
Additional Debt Type:	NAP			UW NCF Debt Yield:	10.3%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	11.2%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.54x
				Most Recent NOI:	$3,551,343 (12/31/2023)
Reserves(1)				2nd Most Recent NOI:	$3,690,412 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,614,363 (12/31/2021)
RE Taxes:	$103,392	$34,464	NAP	Most Recent Occupancy:	91.3% (2/29/2024)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	95.5% (12/31/2022)
Deferred Maintenance:	$986,125	$0	NAP	3rd Most Recent Occupancy:	93.0% (12/31/2021)
Replacement Reserve:	$0	$3,639	$131,000	Appraised Value (as of):	$54,200,000 (3/22/2024)
TI/LC Reserve:	$0	$18,308	$659,076	Appraised Value Per SF:	$186
Gap Rent Reserves:	$55,025	$0	NAP	Cut-off Date LTV Ratio:	64.6%
Existing TI/LC Obligations Reserve:	$150,932	$0	NAP	Maturity Date LTV Ratio:	64.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,000,000	100.0%	Loan Payoff:	$23,840,763	68.1%
			Return of Equity:	$9,126,890	26.1%
			Upfront Reserves:	$1,295,474	3.7%
			Closing Costs:	$736,874	2.1%
Total Sources:	$35,000,000	100.0%	Total Uses:	$35,000,000	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The ninth largest mortgage loan (the “Towers Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,000,000 and secured by a first priority fee mortgage encumbering a 291,244 SF anchored retail property in Roanoke, Virginia (the “Towers Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Towers Shopping Center Mortgage Loan is Towers Retail LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor of the Towers Shopping Center Mortgage Loan is Gary D. Rappaport, who, along with The Gary D. Rappaport Revocable Trust is the non-recourse carveout guarantor. The borrower is owned by Towers Shopping Center Associates Limited Partnership, which is 45% owned by its general partner, The Gary D. Rappaport Revocable Trust, 50% owned by various Class A limited partners, and 5% owned by the Warren F. Siegel Revocable Trust.

Gary D. Rappaport is the founder and chief executive officer of Rappaport Companies, a commercial real estate management company, which manages and leases over 200 properties in Washington, D.C., Maryland and Virginia. Founded in 1984, Rappaport provides the Washington, D.C. area with professional real estate services exclusively in the retail sector. Rappaport owns and develops shopping centers and provides leasing, tenant representation, property management, marketing, development, construction management and consulting for retail space in shopping center and mixed-use properties throughout Washington D.C., Maryland, and Virginia. The Rappaport Companies currently manages and leases more than 200 high-quality retail spaces and shopping centers across the region. Rappaport’s portfolio includes more than 76 shopping centers and ground floor retail in some 115 mixed-use properties, both residential and office, located primarily throughout the mid-Atlantic region.

A-3-85

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

The Property. The Towers Shopping Center Property is comprised of a fee interest in eight single-story buildings encompassing a 291,244 SF anchored retail property on an approximately 22.2-acre site in Roanoke, Virginia that includes 1,050 surface parking spaces (3.6 spaces per 1,000 SF). The Towers Shopping Center Property was built in 1960, and has been owned and operated by the borrower sponsor for over 35 years. The borrower sponsor purchased the Towers Shopping Center Property in 1986, and has renovated it in 2010, 2014, 2018, 2019 and 2023. As of February 29, 2024, the Towers Shopping Center Property is 91.3% leased to 55 tenants. The Towers Shopping Center Property is anchored by Kroger and Fresh Market, Inc., with other major tenants including Jo-Ann Fabrics, Planet Fitness, Petco, Chipotle Mexican Grill, and Massage Envy Spa. Other than the anchor tenants Kroger and Fresh Market Inc., no other tenant occupies more than 7.8% of net rentable area, or comprises more than 6.5% of underwritten base rent (Fresh Market Inc. comprises 5.8% of underwritten base rent).

Major Tenants.

Kroger (48,714 SF, 16.7% of NRA, 9.8% of UW base rent) Kroger (NYSE: KR) is an American retail company that operates (either directly or through its subsidiaries) supermarkets and multi-department stores throughout the United States. Kroger’s combination food and drug stores offer natural food and organic sections, pharmacies, general merchandise, pet centers, fresh seafood, and organic produce; and multi-department stores provide apparel, home fashion and furnishings, outdoor living, electronics, automotive products, and toys. The company's marketplace stores offer full-service grocery, pharmacy, health and beauty care, and perishable goods, as well as general merchandise, including apparel, home goods, and toys; and price impact warehouse stores provide grocery, and health and beauty care items, as well as meat, dairy, baked goods, and fresh produce items. It also manufactures and processes food products for sale in its supermarkets and online; and sells fuel through fuel centers. Founded in 1883 and headquartered in Cincinnati, Ohio, Kroger operates 2,750 grocer retail stores in 35 states under two dozen banners. Subsidiaries of Kroger that Kroger operates as include Kroger, Ralphs, Food 4 Less, Dillons, Pick’n Save, Mariano’s, Metro Market, Smith’s Food and Drug, Gerbes, and Fry’s. Kroger ranks as one of the world’s largest retailers, with annual sales of more than $132.5 billion. Kroger operates a grocery store at the Towers Shopping Center Property, which has anchored the Towers Shopping Center Property since it was first built in 1960, has a lease expiration date of November 30, 2027, and has three, 5-year renewal options remaining. Such extension options are automatic unless Kroger provides a notice of non-renewal to the borrower 180 days in advance of the expiration of the current term.

Fresh Market, Inc. (28,838 SF, 9.9% of NRA, 5.8% of UW base rent). Fresh Market, Inc. is a private American chain of supermarkets based in Greensboro, North Carolina. Founded in 1982, Fresh Market, Inc. operates 161 stores across 22 states, featuring locally grown produce, bins of fresh coffee, a butcher shop and fish market, in-store bakery, fresh cheeses and cured meats, and floral stands. Fresh Market, Inc. has anchored the Towers Shopping Center Property since 2006, has a lease expiration date of October 31, 2025, and has four, 5-year renewal options remaining.

Jo-Ann Fabrics (22,832 SF, 7.8% of NRA, 6.5% of UW base rent). Jo-Ann Fabrics is a subsidiary of Jo-Ann Stores, LLC (NYSE: JOAN), operating retail chains under the brands Jo-Ann Fabrics and Crafts and Jo-Ann Etc. Jo-Ann Stores, LLC was founded in 1943, and is the nation’s largest fabric and craft retailer with more than 850 stores in 49 states. Jo-Ann Stores, LLC is headquartered in Hudson, Ohio and employs 23,000 employees. Jo-Ann Fabrics has been a junior anchor at the Towers Shopping Center Property since 2011, has a lease expiration date of January 31, 2027, and has one, 5-year renewal option remaining. Jo-Ann Stores, LLC entered Chapter 11 bankruptcy in March 2024 and had a plan of reorganization approved at the end of April 2024.

Planet Fitness (14,989 SF, 5.1% of NRA, 3.8% of UW base rent). Planet Fitness is an American franchisor and operator of over 2,500 fitness centers across the United States, Canada, Puerto Rico, Panama, Mexico and Australia. Planet Fitness was founded by Michael Grondahl and Mark Grondahl in 1992, and is headquartered in Hampton, New Hampshire. Planet Fitness has been a junior anchor at the Towers Shopping Center Property since 2008, has a lease expiration date of August 31, 2028, and has no renewal options remaining.

The following table presents a summary regarding the major stores at the Towers Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Kroger	Baa1/NR/BBB	48,714	16.7%	$411,684	9.8%	$8.45	11/30/2027	3 x 5 year	N
Fresh Market, Inc.	NR/NR/NR	28,838	9.9%	$245,123	5.8%	$8.50	10/31/2025	4 x 5 year	N
Jo-Ann Fabrics	NR/NR/NR	22,832	7.8%	$273,984	6.5%	$12.00	1/31/2027	1 x 5 year	N
Planet Fitness	NR/NR/NR	14,989	5.1%	$157,684	3.8%	$10.52	8/31/2028	None	N
Petco	B3/NR/B	12,065	4.1%	$156,845	3.7%	$13.00	1/31/2026	1 x 5 year	N
Subtotal/Wtd. Avg.		127,438	43.8%	$1,245,321	29.7%	$9.77

Other Tenants		138,561	47.6%	$2,946,043	70.3%	$21.26
Occupied Subtotal/Wtd. Avg.		265,999	91.3%	$4,191,364	100.0%	$15.76

Vacant Space		25,245	8.7%
Total/Wtd. Avg.		291,244	100.0%

(1)	Information is based on the underwritten rent roll dated February 29, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
A-3-86

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to the lease rollover at the Towers Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM/2024(3)	6	8,800	3.0%	3.0%	$198,962	4.7%	4.7%	$22.61
2025	7	44,348	15.2%	18.2%	$569,820	13.6%	18.3%	$12.85
2026	6	21,137	7.3%	25.5%	$411,155	9.8%	28.2%	$19.45
2027	12	99,422	34.1%	59.6%	$1,225,144	29.2%	57.4%	$12.32
2028	9	32,300	11.1%	70.7%	$596,367	14.2%	71.6%	$18.46
2029(4)	8	30,564	10.5%	81.2%	$575,574	13.7%	85.3%	$18.83
2030	1	9,947	3.4%	84.6%	$128,939	3.1%	88.4%	$12.96
2031	1	2611	0.9%	85.5%	$59,165	1.4%	89.8%	$22.66
2032	3	10,797	3.7%	89.2%	$260,023	6.2%	96.0%	$24.08
2033(5)	2	1,874	0.6%	89.9%	$51,794	1.2%	97.3%	$27.64
2034	2	4,199	1.4%	91.3%	$114,420	2.7%	100.0%	$27.25
2035 & Thereafter	0	0	0.0%	91.3%	$0	0.0%	100.0%	$0.00
Vacant	0	25,245	8.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(6)	57	291,244	100.0%		$4,191,364	100.0%		$15.76

(1)	Information is based on the underwritten rent roll dated February 29, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes Mel Wheeler, Inc., which has 0 SF and $35,245 of UW Rent attributed to it.
(4)	The Towers Shopping Center Mortgage Loan matures June 1, 2029.
(5)	Includes Lamar Advertising, which has 0 SF and $4,944 of UW Rent attributed to it.
(6)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Towers Shopping Center Property is located in Roanoke, Virginia, within the Southwest Roanoke retail submarket of the Roanoke retail market. The Towers Shopping Center Property is located in a heavily trafficked area along Colonial Avenue and Brandon Avenue, just off of Route 220, a major north-south highway that extends from North Carolina to Pennsylvania. The Towers Shopping Center Property is situated approximately 2.5 miles south of Downtown Roanoke and approximately 1.5 miles from the Virginia Tech Carilion School of Medicine. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Southwest Roanoke retail submarket was approximately 4.7% with average asking rents of $19.13 PSF and inventory of approximately 6.2 million SF. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Roanoke retail market was approximately 3.4% with average asking rents of $16.03 PSF and inventory of approximately 24.5 million SF. According to the appraisal the 2023 population within a one-, three- and five-mile radius of the Towers Shopping Center Property was 9,867, 70,233 and 146,414, respectively. The 2023 average household income within the same one-three, and five-mile radius was $95,360, $77,955 and $79,032, respectively.

A-3-87

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

The following table presents recent anchor space leasing data at comparable retail properties with respect to the Towers Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Towers Shopping Center Property (subject)(1) 2207 Colonial Avenue Southwest Roanoke, VA	1960 / Various(2)	291,244	Kroger	48,714	Dec. 2020	$8.45	NNN
Academy Sports 426 Talbert Road Mooresville, NC	2019 / NAP	62,918	Academy Sports	62,943	Aug. 2019	$12.00	NNN
Former K-mart – Suite 200 3019 Peoples Street Johnson City, TN	1994 / 2019	87,365	At Home	87,365	Aug. 2019	$7.05	Net
Shoppes at Wendover Village 4211 West Wendover Avenue Greensboro, NC	2004 / 2014	135,758	Beauty World	33,696	Jun. 2021	$8.00	Net
Commonwealth Center II 4500 Commonwealth Centre Parkway Midlothian, VA	2001 / NAP	165,611	Painted Tree	34,000	Apr. 2023	$11.75	Net
Kohl’s – Knoxville TN 5312 Washington Pike Knoxville, TN	1997 / NAP	86,900	Kohl’s	86,900	Feb. 2023	$6.63	Absolute Net
Harris Teeter 4511 John Tyler Highway Williamsburg, VA	1995 / NAP	51,282	Harris Teeter	51,282	May 2022	$7.35	NNN
Coliseum Marketplace 2170 Coliseum Drive Hampton, VA	2000 / 2011	106,648	OneLife	57,662	Jul. 2023	$8.75	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 29, 2024.
(2)	The Towers Shopping Center Property was renovated in the years 2010, 2014, 2018, 2019 and 2023.

The following table presents recent junior anchor and large in-line space leasing data at comparable retail properties with respect to Towers Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Towers Shopping Center Property (subject)(1) 2207 Colonial Avenue Southwest Roanoke, VA	1960 / Various(2)	291,244	Jo-Ann Fabrics Petco	22,832 12,065	Feb. 2022 Feb. 2021	$12.00 $13.00	NNN NNN
Gateway Commons 5085 Wellington Road Gainesville, VA	2008 / NAP	89,201	Harverty’s Furniture	28,566	May 2022	$12.50	NNN
Shoppes at Wendover Village 4211 West Wendover Avenue Greensboro, NC	2004 / 2014	135,758	Beauty World	33,696	Jun. 2021	$8.00	Net
Edgewater Place 1030 Rogers Lane Raleigh, NC	2003 / NAP	92,453	Ace Hardware	16,953	Apr. 2022	$9.00	NNN
Christiansburg Marketplace 2545, 2575, 2670 Market Street Northeast Christiansburg, VA	1990 / 2021	112,442	Confidential	23,390	Oct. 2021	$12.83	NNN
Spradlin Farm Shopping Center 35-100 Conston Avenue Christiansburg, VA	2000 / NAP	146,762	Barnes & Noble	20,925	Feb. 2022	$15.77	NNN
Meadowbrook Plaza 5700 Hopkins Road North Chesterfield, VA	1968 / NAP	120,633	Burlington	25,000	Feb. 2024	$12.50	NNN
Westchester Commons 15786 WC Commons Way Midlothian, VA	2009 / NAP	418,806	Marshalls	25,005	Nov. 2024	$13.95	NNN
7325 Thoroughbred Lane 7325 Thoroughbred Lane Clemmons, NC	2022 / NAP	21,593	Tractor Supply Company	21,593	Oct. 2022	$11.05	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 29, 2024.
(2)	The Towers Shopping Center Property was renovated in the years 2010, 2014, 2018, 2019 and 2023.
A-3-88

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

The following table presents recent inline space leasing data at comparable retail properties with respect to the Towers Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Towers Shopping Center Property (subject)(1) 2207 Colonial Avenue Southwest Roanoke, VA	1960 / Various(2)	291,244	Mission BBQ Hibachi Express	4,500 1,875	Dec. 2024 Nov. 2021	$27.22 $32.90	NNN NNN
Retail Center 3549 Electric Road Roanoke, VA	2006 / NAP	7,992	Go Go Coconuts	765	Jan. 2021	$22.00	NNN
Retail Building 4750 Valley View Boulevard Northwest Roanoke, VA	2000 / NAP	24,502	Ace Cash Express	1,608	Mar. 2023	$29.00	NNN
Keagy Village Keagy Road Salem, VA	2009 / NAP	11,671	Tacos Rojas	1,400	Apr. 2023	$20.00	NNN
Moe’s Southwest Grill 903 West Main Street Salem, VA	1976 / 2020	2,668	Moe’s Southwest Grill	2,668	Jan. 2021	$35.00	NNN
Kroger Center 141 South Electric Road Salem, VA	1989 / NAP	82,798	T&M Smoke	1,050	Nov. 2022	$28.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 29, 2024.
(2)	The Towers Shopping Center Property was renovated in the years 2010, 2014, 2018, 2019 and 2023.

The following table presents information relating to the appraisal’s market rent conclusion for the Towers Shopping Center Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Anchor Space:	$8.50	Flat	10	NNN	$20.00 / $5.00	6.0% / 3.0%
Junior Anchor Space:	$10.00	3.0%/year	10	NNN	$15.00 / $5.00	6.0% / 3.0%
Interior Space:	$16.00	3.0%/year	5	NNN	$15.00 / $5.00	6.0% / 3.0%
Large In Line Space:	$18.00	3.0%/year	5	NNN	$15.00 / $5.00	6.0% / 3.0%
In Line Space:	$24.00	3.0%/year	5	NNN	$15.00 / $5.00	6.0% / 3.0%
Premium In Line Space:	$30.00	3.0%/year	5	NNN	$15.00 / $5.00	6.0% / 3.0%
Storage Space:	$8.50	3.0%/year	5	Gross	$0.00 / $5.00

Appraisal. The appraisal concluded to an “As-is” value for the Towers Shopping Center Property of $54,200,000 as of March 22, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated March 28, 2024, there was no evidence of any recognized environmental conditions at the Towers Shopping Center Property.

A-3-89

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Towers Shopping Center Property:

Cash Flow Analysis
	2020	2021	2022	2023	UW	UW PSF
Gross Potential Rent(1)	$3,479,139	$4,065,893	$4,018,859	$3,944,213	$4,493,094	$15.43
Reimbursements	$1,089,213	$1,114,595	$1,262,286	$1,263,309	$1,366,783	$4.69
Other Income	$48,395	$25,163	$61,039	$87,293	$87,293	$0.30
(Vacancy / Credit Loss)	$0	$0	$0	$0	($412,149)	($1.42)
Effective Gross Income	$4,616,747	$5,205,651	$5,342,185	$5,294,815	$5,535,020	$19.00

Real Estate Taxes	$363,946	$374,793	$384,752	$395,487	$388,414	$1.33
Insurance	$20,633	$32,590	$36,776	$38,737	$44,921	$0.15
Other Operating Expenses	$1,038,860	$1,183,904	$1,230,244	$1,309,248	$1,192,975	$4.10
Total Operating Expenses	$1,423,439	$1,591,288	$1,651,773	$1,743,472	$1,626,310	$5.58

Net Operating Income	$3,193,308	$3,614,363	$3,690,412	$3,551,343	$3,908,710	$13.42
Replacement Reserves	$0	$0	$0	$0	$43,687	$0.15
TI/LC	$0	$0	$0	$0	$276,785	$0.95
Net Cash Flow	$3,193,308	$3,614,363	$3,690,412	$3,551,343	$3,588,238	$12.32

Occupancy (%)(2)	94.7%	93.0%	95.5%	91.3%	93.3%
NOI DSCR	1.37x	1.55x	1.58x	1.52x	1.68x
NCF DSCR	1.37x	1.55x	1.58x	1.52x	1.54x
NOI Debt Yield	9.1%	10.3%	10.5%	10.1%	11.2%
NCF Debt Yield	9.1%	10.3%	10.5%	10.1%	10.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated February 29, 2024 and includes rent steps underwritten through April 2025 totaling $91,739.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 2023 Occupancy (%) is based on the underwritten rent roll dated February 29, 2024.

Escrows and Reserves.

Deferred Maintenance –The Towers Shopping Center Mortgage Loan documents require the borrower to deposit $986,125 into an upfront reserve for deferred maintenance, including roof replacement, repairs of concrete pavement, rotten wood and exterior insulation and finish systems, and remediation and reinspection of fire code violations.

Real Estate Taxes – The Towers Shopping Center Mortgage Loan documents require the borrower to deposit $103,392 into an upfront reserve for real estate taxes on the origination date. In addition, the Towers Shopping Center Mortgage Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Towers Shopping Center Property.

Insurance – The borrower is not required to make deposits into a reserve for insurance premiums for the Towers Shopping Center Property so long as (i) the liability and casualty insurance policies covering the Towers Shopping Center Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the Towers Shopping Center Mortgage Loan documents and (iii) the borrower provides the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 business days prior to their expiration. If such conditions are not satisfied, the Towers Shopping Center Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies.

Replacement Reserve – The Towers Shopping Center Mortgage Loan documents provide for ongoing monthly deposits of $3,639 into a reserve for capital expenditures, provided that such deposits will not be required at any time the amount in such reserve is equal to or greater than $131,000.

TI/LC Reserve – The Towers Shopping Center Mortgage Loan documents provide for ongoing monthly deposits of $18,308 into a reserve for future tenant improvement and leasing commission expenses, provided that such deposits will not be required at any time the amount in such reserve is equal to or greater than $659,076.

Gap Rent Reserves – At origination, the borrower deposited approximately $55,025 into a reserve for free and/or gap rent for two tenants.

Existing TI/LC Obligations – At origination, the borrower deposited approximately $150,932 into a reserve for tenant improvements and leasing commissions for one tenant.

Lockbox and Cash Management. The Towers Shopping Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Towers Shopping Center Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox

A-3-90

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

account within one business day of receipt. If no Cash Trap Event Period exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Trap Event Period, the lender is required to establish a lender-controlled cash management account. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the Towers Shopping Center Mortgage Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Towers Shopping Center Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to make the monthly deposit into the TI/LC reserve, if any, as described above under “Escrows and Reserves,” (v) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Trap Event Period)and lender-approved extraordinary expenses, and (vi) to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the Towers Shopping Center Mortgage Loan during such Cash Trap Event Period (provided that if a Cash Trap Event Period exists solely as a result of a decline in debt service coverage ratio or due to a Major Tenant event, upon the borrower’s request, funds in such reserve will be disbursed for qualified leasing expenses and operating expenses approved by the lender).

“Cash Trap Event Period” means a period:

(i)	commencing upon an event of default under the Towers Shopping Center Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or
(ii)	commencing upon the debt service coverage ratio of the Towers Shopping Center Mortgage Loan being less than 1.20x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters; or
(iii)	commencing upon a Material Tenant Cash Sweep Event Period (as defined below) and ending upon either (1) the satisfaction of the Material Tenant Cure Conditions (as defined below) or (2) the borrower has re-let the entire Material Tenant Space (as defined below) (or applicable portion thereof) in accordance with the terms and conditions of the Towers Shopping Center Mortgage Loan documents, and the tenant(s) under the replacement lease(s) are in occupancy of their leased space, open for business and paying full contractual rent.

“Material Tenant” means (i) Kroger Limited Partnership I and/or (ii) any other lessee of the Material Tenant Space.

“Material Tenant Space” means that portion of the Towers Shopping Center Property leased as of the origination date to the initial Material Tenant. References to “applicable portions” of the Material Tenant Space refer to the portion of the Material Tenant Space demised pursuant to the applicable Material Tenant lease(s) entered into after the origination date in accordance with the applicable terms and conditions of the Towers Shopping Center Mortgage Loan documents.

“Material Tenant Cash Sweep Event Period” means a period commencing upon the first to occur of (i) Material Tenant being in default under the applicable Material Tenant lease, (ii) Material Tenant failing to be in actual, physical possession of the Material Tenant Space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Material Tenant Space (or applicable portion thereof), (iii) Material Tenant giving notice that it is terminating its lease for all or any portion of the Material Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency proceeding involving Material Tenant, or (vi) Material Tenant failing to extend or renew the applicable Material Tenant lease on or prior to the date that is six months prior to the then applicable expiration of such lease in accordance with the applicable terms and conditions of the Towers Shopping Center Mortgage Loan documents and such lease for the term provided in such lease, but in no event less than five years.

“Material Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Material Tenant has cured all defaults under the applicable Material Tenant lease, (ii) the applicable Material Tenant is in actual, physical possession of the Material Tenant Space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Material Tenant Space (or applicable portion thereof), (iii) the applicable Material Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Material Tenant lease and has re-affirmed the applicable Material Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Material Tenant and/or the applicable Material Tenant lease, the applicable Material Tenant is no longer subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Material Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (v) in the event the Material Tenant Cash Sweep Event Period is due to the applicable Material Tenant’s failure to extend or renew the applicable Material Tenant lease in accordance with clause (vi) of the definition of “Material Tenant Cash Sweep Event Period,” the applicable Material Tenant has renewed or extended the applicable Material Tenant lease in accordance with the terms of the Towers Shopping Center Mortgage Loan documents and such lease for the term provided in such lease, but in no event less than five years, and/or (vi) the applicable Material Tenant is paying full, unabated rent under the applicable Material Tenant lease.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers acts of terror and similar acts of sabotage in an amount equal to the “full replacement cost” of the Towers Shopping Center Property together with 18 months of business income insurance with a 12-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (as the same may be further modified, amended or extended, “TRIPRA”) (i) remains in full force and effect and (ii) continues to cover both foreign and domestic acts of terror, the provisions of TRIPRA will determine what is deemed to be included within terrorism coverage required by the Towers Shopping Center Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-91

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$33,750,000
1850 North Whitley Avenue	The Hollywood Ardmore	Cut-off Date LTV:	52.6%
Los Angeles, CA 90028		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

A-3-92

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$33,750,000
1850 North Whitley Avenue	The Hollywood Ardmore	Cut-off Date LTV:	52.6%
Los Angeles, CA 90028		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

The Hollywood Ardmore
1850 North Whitley Avenue
Los Angeles, CA 90028
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
Monterey Park
Montebello
Florence
Rico Rivera
South Gate
Whittier
Lynwood
Inglewood
Downey
Hawthorne
Norwalk
Gardena
Compton
Bellflower
Pacific Ocean
Lakewood
Cerritos
Torrance
Carson
Garden Grove
LONG BEACH
Huntington Beach
101
Griffith Park
Hollywood Fwy
Hollywood Reservoir
LOS ANGELES COUNTY
Hollywood Bowl Overlook
Hillpark Open Space
SANTA MONICA MTS.
B LINE METRO
The Ford
Hollywood Bowl
Runyon Canyon Park
Trebek Open Space
Hollywood Heritage Museum
170
American Film Institute
Los Feliz Blvd
Los Feliz
Upright Citizens Brigade Theatre
Franklin Ave
Dolby Theatre
Ovation Hollywood
Hollywood Wax Museum, Medieval Torture Museum
Capitol Records Building
Hollywood Pantages Theatre
Thai Town
TCL Chinese Theatre
Hollywood Blvd
HOLLYWOOD/HIGHLAND
HOLLYWOOD/VINE
HOLLYWOOD/WESTERN
The Hollywood Roosevelt
The Egyptian Theatre Hollywood
The Fonda Theatre
The Hollywood Museum
Museum of Death
Hollywood Palladium
Cahuenga Blvd
El Capitan Theatre
Netflix - EPIC
Sunset Blvd
The Los Angeles Film School
Sunset Bronson Studios
Netflix
Little Armenia
Hollywood
Sunset Gower Studios
Southern California Hospital at Hollywood
Netflix HOME Theater
Fountain Ave
Pickford Center for Motion Pictures Study
Vine St
West Hollywood
La Brea Ave
Highland Ave
Paramount Recording Studio
Wilton Pl
Western Ave
Santa Monica Blvd
2
West Hollywood Gateway
Sunset Las Palmas Studios
HOLLYWOOD FOREVER CEMETERY
Poinsettia Recreation Center
Downtown Los Angeles 5 miles
LOS ANGELES
Paramount Studios
Paramount Theatre
Melrose Ave
Raleigh Studios Hollywood
Fairfax
Rossmore Ave
Wilshire Country Club
Beverly Blvd
Los Angeles Museum of the Holocaust
Burns Park
Pan Pacific Park
Koreatown

A-3-93

Mortgage Loan No. 10 – The Hollywood Ardmore

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,750,000			Location:	Los Angeles, CA 90028
Cut-off Date Balance:	$33,750,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.9%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	SKR Holdings, LLC			Year Built/Renovated:	1962/2015
Guarantor:	SKR Holdings, LLC			Size:	207 Units
Mortgage Rate:	6.5360%			Cut-off Date Balance per Unit:	$163,043
Note Date:	5/10/2024			Maturity Date Balance per Unit:	$163,043
Maturity Date:	5/11/2029			Property Manager:	CIM Management, Inc.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,999,630
Seasoning:	1 month			UW NCF:	$2,934,671
Prepayment Provisions:	L(25),D(31),O(4)			UW NOI Debt Yield:	8.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF Debt Yield:	8.7%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.31x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	$3,373,081 (3/31/2024 TTM)
				2nd Most Recent NOI(2):	$2,728,343 (12/31/2023)
				3rd Most Recent NOI:	$2,704,441 (12/31/2022)
				Most Recent Occupancy:	93.7% (5/1/2024)
				2nd Most Recent Occupancy:	95.4% (12/31/2023)
Reserves(1)				3rd Most Recent Occupancy:	97.0% (12/31/2022)
Type	Initial	Monthly	Cap	Appraised Value (as of) :	$64,200,000 (3/21/2024)
RE Taxes:	$22,836	$11,418	NAP	Appraised Value per Unit:	$310,145
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	52.6%
Replacement Reserve:	$0	$5,413	$194,880	Maturity Date LTV Ratio:	52.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,750,000	100.0%	Primary Loan Payoff:	$17,402,696	51.6%
			Closing Costs:	$998,832	3.0%
			Upfront Reserves:	$22,836	0.1%
			Member Loan Payoff(3):	$2,991,041	8.9%
			Return of Equity:	$12,334,596	36.5%
Total Sources:	$33,750,000	100.0%	Total Uses:	$33,750,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase from the 2nd Most Recent NOI to the Most Recent NOI is primarily driven by a decrease in collection loss from $644,019 in 2023 to $64,596 for TTM 3/31/2024.
(3)	Member Loan Payoff is the repayment of an unsecured loan to the three owners of the borrower sponsor.

The Mortgage Loan. The tenth largest mortgage loan (“The Hollywood Ardmore Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,750,000 and secured by the fee interest in a 207-unit high-rise multifamily property, located in Los Angeles, California (“The Hollywood Ardmore Property”).

The Borrower and the Borrower Sponsor. The borrower is 1850 N. Whitley, Inc., a California corporation. The borrower sponsor and non-recourse carveout guarantor of The Hollywood Ardmore Property is SKR Holdings, LLC (“SKR”).

SKR is owned and controlled by Richard Ressler, Avi Shemesh and Shaul Kuba, the three founders of CIM Group. Founded in 1994, in southern California, CIM Group is a real estate and infrastructure owner, operator, lender, and developer. The company has more than 1,000 employees with projects across the America’s and western Europe, and $29.2 billion of assets owned and operated.

The Property. The Hollywood Ardmore Property is an eleven-story multifamily mid/high rise property comprising of 207-units, situated in the Hollywood district in Los Angeles, California. Built in 1962, and renovated in 2015, The Hollywood Ardmore Property is situated on a 1.01-acre site and includes one level of subterranean parking with a parking ratio of 1.04 spaces per unit. Amenities include controlled access, a fitness center, a swimming pool with sundeck and lounge area, a business center, and laundry facilities. The borrower spent approximately $2.7 million in capital expenditures at The Hollywood Ardmore Property between 2021 and 2023, including unit renovations, sewer line replacement, HVAC replacement, pool deck update and furniture, gym equipment, appliances, and installation of Tesla chargers.

A-3-94

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$33,750,000
1850 North Whitley Avenue	The Hollywood Ardmore	Cut-off Date LTV:	52.6%
Los Angeles, CA 90028		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

The Hollywood Ardmore Property is 93.7% occupied as of May 1, 2024. The unit mix includes 6 studios, 105 one-bedrooms, 81 two-bedrooms and 15 three-bedrooms units. In unit amenities include central HVAC and wood-style flooring, with select units including stainless steel appliances, Caesar Stone countertops, and a private patio or balcony.

The Hollywood Ardmore Property is subject to the City of Los Angeles rent stabilization ordinance which limits rent increases based on consumer price index adjustments, with an additional 1% rent increase permitted for each of gas and electric service if the property owner provides those services to tenants. Units that become vacant can be leased at current market rates.

The following table presents certain information relating to the unit mix of The Hollywood Ardmore Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
Studio	6	6	2.9%	100.0%	275	$1,254
One Bedroom	105	100	50.7%	95.2%	812	$2,284
Two Bedroom	81	73	39.1%	90.1%	1,036	$2,794
Three Bedroom	15	15	7.2%	100.0%	1,295	$3,214
Total/Weighted Average	207	194	100.0%	93.7%	919	$2,516

(1)	Information based on the underwritten rent roll dated May 1, 2024.
(2)	Average Underwritten Monthly Rent per unit excludes vacant units.

The Market. The Hollywood Ardmore Property is located in the Hollywood neighborhood of Los Angeles, California. The property is located at the southeast corner intersection of North Whitley Avenue and Franklin Avenue. The property is located approximately 6.7 miles from downtown Los Angeles. Regional access is provided by Hollywood Boulevard to the south and the 101 Freeway to the north of the property. The closest local rail facility is the Hollywood/Vine Station on the Metro Red Line which is approximately 0.7 miles southeast from the property. The Hollywood Ardmore Property is located two blocks north of Hollywood Boulevard with its performing arts theaters, museums, dining, and retail options. Major employers in the area include Cedars-Sinai Medical Center, Los Angeles International Airport (-LAX), University of California Los Angeles, The Walt Disney Co., Northrop Grumman Corp., Kaiser Permanente, National Institute of Health, Six Flags Theme Parks Inc., Sony Pictures Entertainment, and DreamWorks Animation.

The 2023 total population within a 3- and 5- mile radius of The Hollywood Ardmore Property is 303,364 and 899,630, respectively. The 2023 average household income within the same radius is $120,950 and $117,433, respectively. As of the first quarter of 2024, the Hollywood multifamily submarket had 42,547 units with an overall vacancy rate of 6.1% and average asking rents of $2,372 per unit.

The appraisal identified six directly competitive multifamily comparables with average asking rents ranging from $1,867 to $6,813 per unit and as further detailed in the table below:

Competitive Set(1)
	The Hollywood Ardmore (Subject)(2)	1820 Whitley	Duet on Wilcox	1800 Whitley	Franklin Park Apartments	Archer Hollywood	The Avenue Hollywood
Location	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA
Distance to Subject	--	318 ft	0.3	0.1	243 ft	0.3	1.0
Property Type	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Year Built/Renovated	1962/2015	1988/NAP	1988/NAP	2013/NAP	1962/NAP	2021/NAP	2011/NAP
Number of Units	207	71	345	32	75	224	180
Average Monthly Rent (per unit)
Studio	$1,254	$1,867	$1,988	NAP	NAP	$1,957	$3,094
1 Bedroom	$2,284	$2,473	$2,174	$2,837	$2,495	$2,646	$3,401
2 Bedrooms	$2,794(3)	$2,736(4)	$2,901(5)	$3,836(4)	$3,645(4)	$3,268(4)	$4,142(4)
3 Bedrooms	$3,214	NAP	NAP	$4,561	NAP	NAP	$6,813
Occupancy	93.7%	96.0%	93.0%	97.0%	91.0%	97.0%	96.0%

(1)	Sourced from Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2024.
(3)	The Hollywood Ardmore Property includes 51 two bedroom, one bath units, 29 two bedroom, two bath units, and 1 two bedroom, three bath unit.
(4)	Represents rent for two bedroom, two bath units.
(5)	Represents the average rent for two bedroom, one bath units and two bedroom, two bath units.

Appraisal. The appraisal concluded to an “as-is” value for The Hollywood Ardmore Property of $64,200,000 as of March 21, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated April 3, 2024, there was no evidence of any recognized environmental l conditions at The Hollywood Ardmore Property.

A-3-95

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$33,750,000
1850 North Whitley Avenue	The Hollywood Ardmore	Cut-off Date LTV:	52.6%
Los Angeles, CA 90028		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Hollywood Ardmore Property:

Cash Flow Analysis(1)
	2020	2021		2022		2023		TTM 3/31/2024		UW		UW per Unit
Base Rent	$5,581,604	$5,485,490		$5,892,837		$5,930,487		$5,889,530		$5,955,678		$28,771
Grossed Up Vacant Space	$716,757	$739,898		$304,719		$262,752		$321,499		$313,457		$1,514
Gross Potential Rent	$6,298,361	$6,225,388		$6,197,556		$6,193,239		$6,211,029		$6,269,135		$30,286
Parking Income	$28,142	$25,929		$41,354		$66,409		$72,089		$72,089		$348
Vending Income(2)	$105,674	$195,653		$283,182		$332,119		$332,815		$332,815		$1,608
Other Income(3)	$185,338	$125,293		$137,795		$199,259		$216,674		$216,674		$1,047
Net Rentable Income	$6,617,515	$6,572,263		$6,659,887		$6,791,026		$6,832,607		$6,890,713		$33,288
(Collection Loss)	($386,970)	($417,726)		($211,012)		($644,019)	(4)	($64,596)		($180,000)		($870)
(Concessions)	($107,668)	($291,687)		($224,817)		($74,698)		($53,410)		($53,410)		($258)
(Vacancy)	($716,757)	($739,898)		($304,719)		($262,752)		($321,499)		($313,457)		($1,514)
Effective Gross Income	$5,406,120	$5,122,953		$5,919,339		$5,809,558		$6,393,102		$6,343,846		$30,647

Management Fee	$155,652	$151,405		$178,884		$181,317		$187,198		$190,315		$919
Real Estate Taxes	$119,941	$122,399		$122,693		$128,327		$129,408		$424,560		$2,051
Insurance	$75,344	$126,071		$131,885		$141,342		$141,121		$167,047		$807
Other Operating Expenses	$2,956,613	$2,746,659		$2,781,436		$2,630,228		$2,562,294		$2,562,294		$12,378
Total Operating Expenses	$3,307,549	$3,146,533		$3,214,898		$3,081,215		$3,020,021		$3,344,216		$16,156

Net Operating Income	$2,098,571	$1,976,419	(5)	$2,704,441	(5)	$2,728,343	(6)	$3,373,081	(6)	$2,999,630		$14,491
Replacement Reserves	$0	$0		$0		$0		$0		$64,960		$314
Net Cash Flow	$2,098,571	$1,976,419		$2,704,441		$2,728,343		$3,373,081		$2,934,671		$14,177

Occupancy (%)	84.1%	94.6%		97.0%		95.4%		93.7%	(7)	95.0%	(8)
NOI DSCR	0.94x	0.88x		1.21x		1.22x		1.51x		1.34x
NCF DSCR	0.94x	0.88x		1.21x		1.22x		1.51x		1.31x
NOI Debt Yield	6.2%	5.9%		8.0%		8.1%		10.0%		8.9%
NCF Debt Yield	6.2%	5.9%		8.0%		8.1%		10.0%		8.7%

(1)	Information based on the underwritten cash flow.
(2)	Vending income includes RUBS income reimbursed by the tenants for utilities.
(3)	Other Income includes laundry, storage, late fees, cleaning/damage fees, pet rent premiums and other miscellaneous items.
(4)	Collection Loss increased in 2023 due to the rent decrement/eviction moratorium enacted by the City of Los Angeles being lifted in April 2023, and borrower processing evictions.
(5)	The increase in Net Operating Income from 2021 to 2022 was driven by an increase in occupancy from 94.6% to 97.0% and a decrease in collection loss.
(6)	The increase in Net Operating Income from 2023 to TTM 3/31/2024 is primarily driven by a decrease in collection loss during that time period.
(7)	The vacancy for TTM 3/31/2024 is based on the vacancy by unit for the May 1, 2024 rent roll.
(8)	Vacancy is underwritten at 5%. Physical vacancy as of the rent roll dated May 1, 2024 is 6.3%.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve of $22,836 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially $11,418.

Insurance – The loan documents do not require ongoing monthly insurance reserves; provided no event of default is continuing or other Cash Trap Event Period (as defined below) is continuing, the borrower maintains insurance coverage for The Hollywood Ardmore Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

Replacement Reserve – The loan documents require ongoing monthly deposits of $5,413 for replacement reserves, subject to a cap of $194,880 ($941/unit).

Lockbox and Cash Management. The Hollywood Ardmore Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and manager are required to deposit all rents into an established deposit account within two business days of receipt. After the occurrence of a Cash Trap Event Period all funds in the deposit account are required to be transferred periodically to a lender controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the loan documents. Any excess funds after the waterfall are required to be deposited into an excess cash flow account to serve as additional collateral for the loan.

A-3-96

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$33,750,000
1850 North Whitley Avenue	The Hollywood Ardmore	Cut-off Date LTV:	52.6%
Los Angeles, CA 90028		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default under The Hollywood Ardmore Loan documents, or (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.15x, tested quarterly.

A Cash Trap Event Period will end upon, with respect to clause (i), the cure of such event of default, and with respect to clause (ii), the NCF DSCR being equal to or greater than 1.15x for one quarter.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Hollywood Ardmore Property, as well as business interruption insurance covering not less than 18 months following the occurrence of a casualty, together with an extended period of indemnity of 6 months, (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-97

Mortgage Loan No. 11 – Staybridge Suites Tysons-McLean

Mortgage Loan Information					Property Information
Mortgage Loan Seller:	JPMCB				Single Asset/Portfolio:	Single Asset
Original Balance:	$30,800,000				Location:	McLean, VA 22101
Cut-off Date Balance:	$30,800,000				General Property Type:	Hospitality
% of Initial Pool Balance:	2.7%				Detailed Property Type:	Extended Stay
Loan Purpose:	Acquisition				Title Vesting:	Fee
Borrower Sponsor:	SAK Developers				Year Built/Renovated:	2001/2016-2017
Guarantor:	Waheed Ashiq, Vipul Kapila and				Size:	142 Rooms
	Khurram Sindhu				Cut-off Date Balance Per Room:	$216,901
Mortgage Rate:	8.4120%				Maturity Date Balance Per Room:	$216,901
Note Date:	5/10/2024				Property Manager:	Pollin/Miller Hospitality
Maturity Date:	6/1/2029					Strategies, Inc.
Term to Maturity:	60 months				Underwriting and Financial Information
Amortization Term:	0 months				UW NOI:	$4,179,055
IO Period:	60 months				UW NCF:	$3,853,657
Seasoning:	0 months				UW NOI Debt Yield:	13.6%
Prepayment Provisions:	L(25),YM1(30),O(5)				UW NCF Debt Yield:	12.5%
Lockbox/Cash Mgmt Status:	Hard/Springing				UW NOI Debt Yield at Maturity:	13.6%
Additional Debt Type(1):	NAP				UW NCF DSCR:	1.47x
Additional Debt Balance(1):	NAP				Most Recent NOI:	$3,953,028 (3/31/2024)
Future Debt Permitted (Type):	No (NAP)				2nd Most Recent NOI:	$3,838,651 (12/31/2023)
					3rd Most Recent NOI:	$2,996,258 (12/31/2022)
					Most Recent Occupancy:	85.0% (3/31/2024)
Reserves					2nd Most Recent Occupancy:	82.5% (12/31/2023)
Type	Initial	Monthly		Cap	3rd Most Recent Occupancy:	78.9% (12/31/2022)
RE Taxes:	$10,000	$25,898		NAP	Appraised Value (as of)(4):	$44,300,000 (2/2/2024)
Insurance:	$0	Springing		NAP	Appraised Value Per Room(4):	$311,972
FF&E Reserve:	$0	$27,116	(2)	$1,704,000	Cut-off Date LTV Ratio(4):	69.5%
PIP Reserve(3):	$1,200,000	Springing		NAP	Maturity Date LTV Ratio(4):	69.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$30,800,000	70.3%	Purchase Price(5):	$42,000,000	95.9%
Borrower Sponsor Equity:	$12,997,320	29.7%	Upfront Reserves(6):	$1,210,000	2.8%
			Closing Costs:	$587,320	1.3%
Total Sources:	$43,797,320	100.0%	Total Uses:	$43,797,320	100.0%

(1)	In connection with the borrower sponsor’s acquisition of the Staybridge Suites Tysons-McLean Property (as defined below), Six Continents Hotels, Inc. (“Six Continents”), an affiliate of the franchisor, is required to provide $2,840,000 in “key money” (the “Key Money Debt”), pursuant to that certain loan agreement (the “Key Money Loan Agreement”) between Six Continents and the sole member of the borrower, SAK Tysons LLC (the “Sole Member”), in connection with the execution of the related license agreement. Pursuant to the Key Money Loan Agreement, Six Continents is required to disburse such Key Money Debt to Sole Member in three installments in the respective amounts of $1,000,000 (the “First Installment of Key Money”), $840,000 (the “Second Installment of Key Money”), and $1,000,000 (the “Third Installment of Key Money”) in accordance with the Key Money Loan Agreement. Pursuant to a side letter (the “Key Money Side Letter”) between the Sole Member and the seller of the Staybridge Suites Tysons-McLean Property, NF III McLean, LLC (the “Seller”), the Sole Member is required to pay to the Seller the amount of $1,850,000, which is required to be paid by Sole Member to the Seller in two installments: (a) the first installment of $1,000,000 within three business days after Sole Member’s receipt of the First Installment of Key Money and (b) the second installment of $850,000 by no later than October 1, 2024. See “Description of the Mortgage Pool–Additional Indebtedness–Other Unsecured Indebtedness” in the prospectus.
(2)	Commencing on July 1, 2024, the borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) with respect to any payment date from the origination date until May 10, 2028, 4% of operating income plus gross rents for the calendar month two months prior and (ii) with respect to any payment date beginning on May 10, 2028 until the maturity date, 5% of operating income plus gross rents for the calendar month two months prior. In addition, upon the earlier to occur of (x) one business day after receipt by Sole Member of any of the Key Money Debt that is not required to be paid to the Seller pursuant to the Key Money Side Letter (including, without limitation, the full amount of the Third Installment of the Key Money) and (y) July 31, 2026, the borrower is required to deposit into an FF&E reserve an amount equal to the greater of (A) the full amount of such Key Money Debt that is not required to be paid to the Seller, and (B) $990,000 (the “Key Money Deposit"); provided that, so long as no cash sweep period is then in effect, the funds on deposit in the FF&E reserve (but not including the Key Money Deposit or borrower’s upfront deposit of $1,200,000 into the PIP reserve) is subject to a cap of $1,704,000. In the event that the Key Money Deposit would cause the funds in the FF&E reserve to exceed the foregoing cap, then, so long as no cash sweep period is then in effect, the borrower will not be required to make monthly deposits into the FF&E reserve until such time that the amount on deposit in the FF&E reserve is less than $1,704,000. Deposit of the Key Money Deposit to the FF&E reserve is a recourse obligation of the guarantor.
(3)	On the loan origination date, the borrower was required to make an upfront deposit of $1,200,000 into a PIP reserve to fund a franchise required change of control property improvement plan (“PIP”).
(4)	The Appraised Value of $44,300,000 represents the “As-If PIP Escrowed” appraised value based on the hypothetical assumption that the required change of control PIP is fully funded and that such funds would transfer with title to a potential future buyer. Upon origination of the Staybridge Suites Tysons-McLean Mortgage Loan (as defined below), the borrower deposited $1,200,000 into a PIP reserve to fund a franchise required change of control PIP. Based on the “As-Is” appraised value of $43,100,000, the Staybridge Suites Tysons-McLean Mortgage Loan results in a Cut-Off Date LTV Ratio and Maturity Date LTV Ratio of 71.5%.
(5)	Purchase price does not include the $1,850,000 payable to the Seller pursuant to the Key Money Side Letter. The Staybridge Suites Tysons-McLean Mortgage Loan documents provide for a recourse carveout for any losses arising in connection with the Key Money Loan Agreement, Key Money Debt, or Key Money Side Letter. See “Description of the Mortgage Pool–Additional Indebtedness–Other Unsecured Indebtedness” in the prospectus.
(6)	Upfront Reserves is exclusive of the third installment of the Key Money Debt payment described above in an amount no less than $990,000 to be deposited in the FF&E reserve by the borrower sponsor.

The Mortgage Loan. The eleventh largest mortgage loan (the “Staybridge Suites Tysons-McLean Mortgage Loan”) is evidenced by a promissory note in the principal amount of $30,800,000 and secured by a first priority fee mortgage encumbering a 142-room, extended stay hospitality property located in McLean, Virginia (the “Staybridge Suites Tysons-McLean Property”).

A-3-98

Hospitality – Extended Stay	Loan #11	Cut-off Date Balance:	$30,800,000
6845 Old Dominion Drive	Staybridge Suites Tysons-McLean	Cut-off Date LTV:	69.5%
McLean, VA 22101		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	13.6%

The Borrower and the Borrower Sponsor. The borrower for the Staybridge Suites Tysons-McLean Mortgage Loan is SAK Tysons Hotel LLC, a Delaware limited liability company with one independent director. The borrower sponsor for the Staybridge Suites Tysons-McLean Mortgage Loan is SAK Developers, a Washington D.C. based hospitality investment firm founded by Waheed Ashiq, Vipul Kapila and Khurram Sindhu. The non-recourse carveout guarantors are Waheed Ashiq, Vipul Kapila and Khurram Sindhu.

Collectively, the founding partners of SAK Developers have over 70 years of experience in developing and operating hospitality businesses. In addition to the Staybridge Suites Tysons-McLean Property, SAK Developers has a hospitality portfolio that includes Homewood Suites by Hilton, Wilmington, Delaware (120 rooms), Hyatt Place Chesapeake, Chesapeake, Virginia (119 rooms) and Residence Inn by Marriott, Waldorf, Maryland (98 rooms).

The Property. The Staybridge Suites Tysons-McLean Property is a five-story, 142-room, extended stay hospitality property built on a 2.22-acre site in McLean, Virginia. Originally built in 2001, the Staybridge Suites Tysons-McLean Property was most recently renovated in 2016 and 2017, for a total of $6.5 million (approximately $45,775 per room) and included work on all furnishings, fixtures, wall and floor coverings as well as other guest room upgrades. Guest suite kitchens were fully upgraded to include new appliances, backsplash and cabinets. Further, the borrower sponsor has reserved an additional $1.2 million to be used towards a post-closing change of control PIP as described below.

The Staybridge Suites Tysons-McLean Property features 33 studio suites, 86 one-bedroom suites and 23 two-bedroom suites. There is an onsite parking surface and garage, totaling 136 parking spaces, resulting in a ratio of parking spaces to rooms of 0.96x. Among the property’s amenities are an outdoor pool, a business center, an on-site guest laundry facility, fitness center, sundries shop, vending and ice machines, 260 SF of meeting space and an outdoor grill area. All of the public common space is located on the first floor, including the guest registration and lobby, meeting space, fitness room, a 24-hour market and sales and administrative offices. Floors two through five are comprised of guest suites. Additionally, the Staybridge Suites Tysons-McLean Property offers complimentary breakfast daily, as well as a social hour featuring light appetizers and cocktails on Mondays, Tuesdays and Wednesdays. The dining area has space for approximately 35 guests. Each of the guest suites features a television, a telephone, a desk with a chair, a dresser, nightstands, lamps and a couch. Moreover, each room contains a fully equipped kitchen with a full-size refrigerator, a coffee maker, a microwave, a dishwasher and a cooktop. The kitchens are stocked with a full complement of cooking utensils, flatware and dishware. According to the appraisal, the property segmentation at the Staybridge Suites Tysons-McLean Property is estimated at 45% commercial, 30% extended stay, 20% leisure and 5% group. The top three corporate accounts from 2023 include the U.S. Air Force (11.0% of rooms revenue), Dod Preferred (4.8% of rooms revenue) and Embassy of Korea (1.9% of room revenue).

In connection with the acquisition of the Staybridge Suites Tysons-McLean Property, the borrower reserved $1.2 million ($8,451 per room) for a change of control PIP, of which $250,000 is expected to be allocated to lobby improvements, with the remainder expected to be used for soft goods improvements. According to the borrower sponsor, the non-guest room and common area renovations are expected to be finished by October 2024. The guest room renovations are anticipated to begin in the fall of 2024 with rolling renovation of about 12 rooms per month. According to the borrower sponsor, all guestrooms are expected to be completed within one year of the purchase. The franchisor required completion dates for the non-guest room renovations and the guestroom renovations are December 31, 2025 and June 30, 2027, respectively.

In addition to the upfront PIP reserve deposit, Six Continents is required to disburse the Key Money Debt to the Sole Member pursuant to the Key Money Loan Agreement through three installments. The First Installment of Key Money ($1,000,000) is required to be disbursed by Six Continents no later than May 20, 2024, the Second Installment of Key Money ($840,000) is required to be disbursed within ten business days of the related franchisor’s confirmation of the completion of phase I of the PIP and the Third Installment of Key Money ($1,000,000) is required to be disbursed within ten business days of Sole Member or borrower providing satisfactory evidence to the related franchisor that FF&E has been ordered to complete the work for phase II of the PIP. In large part, the First Installment of Key Money and Second Installment of Key Money are required to be paid to the Seller as additional consideration for the sale of the Staybridge Suites Tysons-McLean Property pursuant to the Key Money Side Letter. With respect to the Third Installment of Key Money, upon the earlier of (x) one business day after receipt by the Sole Member of any of the Key Money Debt that is not required to be paid to the Seller and (y) July 31, 2026, the borrower is required to deposit into the FF&E reserve the Key Money Deposit (an amount equal to the greater of (a) the full amount of such Key Money Debt that is not required to be paid to the Seller, and (b) $990,000). Deposit of the Key Money Deposit to the FF&E reserve is a recourse obligation of the guarantor.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Staybridge Suites Tysons-McLean Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Staybridge Suites Tysons-McLean(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2020	37.9%	$113.69	$43.14	55.6%	$132.99	$73.91	146.5%	117.0%	171.3%
2021	59.8%	$102.64	$61.40	76.8%	$125.67	$96.50	128.4%	122.4%	157.2%
2022	71.0%	$143.26	$101.65	78.9%	$157.21	$124.08	111.2%	109.7%	122.1%
2023	75.1%	$167.48	$125.75	82.5%	$177.03	$146.01	109.8%	105.7%	116.1%
TTM March 2024	75.2%	$168.65	$126.77	85.0%	$178.15	$151.39	113.1%	105.6%	119.4%

Source: Industry Report

(1)	The 2020, 2021 and 2022 competitive sets includes Hawthorn Suites by Wyndham Vienna, Embassy Suites by Hilton Tysons Corner, Courtyard Tysons McLean, Residence Inn Tysons and Hilton Garden Inn Tysons Corner. The 2023 and 2024 competitive set includes Homewood Suites by Hilton Falls Church I 495 @ Route 50, Courtyard Tysons McLean, Residence Inn Tysons and Hilton Garden Inn Tysons Corner.
(2)	Occupancy, ADR and RevPAR figures for the Staybridge Suites Tysons-McLean Property are based on historical operating statements provided by the borrower sponsor.
(3)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
A-3-99

Hospitality – Extended Stay	Loan #11	Cut-off Date Balance:	$30,800,000
6845 Old Dominion Drive	Staybridge Suites Tysons-McLean	Cut-off Date LTV:	69.5%
McLean, VA 22101		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	13.6%

The Market. The Staybridge Suites Tysons-McLean Property is located in McLean, on the edge of the Tysons Corner area in Fairfax County, Virginia. According to the appraisal, Tysons Corner is considered one of the largest business districts in the country, conveniently situated 12.5 miles outside Washington D.C. between three international airports: Baltimore Washington International, Dulles International and Ronald Reagan National Airport. The area is also adjacent to I-495, I-66 and Route 267, as well as having four metro stations: McLean, Tysons Corner, Greensboro and Spring Hill. Due to its central location and built out highway infrastructure, Tysons Corner remains a desirable location for conducting business in the metro area. Additionally, the Staybridge Suites Tysons-McLean Property is located within the Washington D.C. core based statistical area (“Washington D.C. CBSA”). The Washington D.C. CBSA is the seventh most populous metropolitan area in the nation, spanning more than 5,627 square miles and comprising 15 counties with six independent cities. According to the appraisal, the Washington D.C. CBSA has continued to grow rapidly following a period of strong job growth, particularly in private services, robust population expansion and favorable demographics. The Washington D.C. CBSA’s regional population growth has outperformed the national average by an average of 90 basis points from 2012 through 2022. According to a third-party market research report, the Washington D.C. metropolitan statistical area entered 2024 after experiencing a 19.0% increase in RevPar as of year-end 2023, the fastest year-over-year growth among the market research provider’s top 25 markets, as well as a 10% increase in rooms demand as of year-end 2023. The market’s performance was largely driven by growth in business travel and group meetings. This growth reflects an 11.0% increase in weekday occupancy as of year-end 2023.

According to the appraisal, Tysons Corner is repositioning from a suburban commercial node to a live-work-play district. Tysons Corner is the second largest office submarket in Northern Virginia, behind Reston/Herndon. The majority of Tysons Corner’s office development is situated within a one-mile radius of the intersection of Leesburg Pike and Chain Bridge Road. Seven Fortune 500 companies are headquartered within Tysons Corner including Capital One, Freddie Mac, CSC, Booz Allen Hamilton, DXC Technology, Northrop Grumman and Hilton Worldwide. Other notable companies headquartered in Tysons Corner include USAToday, LMI, MicroStrategy, Gannett, Mitre and Intelsat. Local demand generators include the presence of two super-regional malls, Tysons Corner Center and Tysons Galleria, with both malls essentially located across from each other. Tysons Corner Center is the largest super-regional mall in the state, featuring 2.4 million SF of gross leasable area contained within three levels and is anchored by Bloomingdale’s, L.L. Bean, Lord & Taylor, Nordstrom, Macy’s and an AMC Theatres with 16 screens. Additionally, Tysons Corner Center offers more than 300 specialty stores and restaurants and attracts more than 25 million visitors annually. Tysons Galleria is a regional mall that was developed in 1988 and contains 800,000 SF of gross leasable. Tysons Galleria is anchored by Neiman Marcus and Saks Fifth Avenue. In 1997, Tysons Galleria was renovated and designed to appear more like a “European streetscape”. Tysons Galleria also features valet parking and concierge services. Catering to wealthy visitors, Tysons Galleria is equipped with foreign currency exchanges, day spas, security escorts and taxi services. Several designers including Bottega Veneta, Chanel, David Yurman, De Beers, Elie Tahari, Salvatore Ferragamo, Tory Burch and Versace have boutiques located within Tysons Galleria.

According to a third-party market research report, the estimated 2023 population within a one-, three-, and five-mile radius of the Staybridge Suites Tysons-McLean Property was 12,135, 90,702, and 275,442, respectively. According to the same third-party market research report, the 2023 average household income within the same radii was $200,204, $184,989 and $187,688, respectively.

The appraisal stated that the market faces barriers to entry due to the high cost of capital and labor and construction. Additionally, the appraisal noted there are currently five hotels planned for delivery within the Staybridge Suites Tysons-McLean Property’s submarket: The Ox at Fairfax, a 163-room independent hotel set to start development in 2026, a 165-room Homewood Suites by Hilton slated to be completed in 2030, a 146-room Home2Suites planned for completion later this year, a 140-room Canopy by Hilton and a 145-room Home2Suites, both in final planning stages proposed by KM Hotels. Of the five anticipated hotels, only one, Home2Suites, is actively under construction. Furthermore, upon completion, the Home2Suites will only represent approximately a 1.7% increase in total keys within the Fairfax/Tysons Corner lodging submarket, which contains 53 hotels and 8,655 rooms.

The following table presents the primary competitive properties to the Staybridge Suites Tysons-McLean Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure	Extended Stay	2023 Occupancy(1)(2)	2023 ADR(1)(2)	2023 RevPAR(1)(2)
Staybridge Suites Tysons-McLean (Subject)(2)	2001	142	45%	5%	20%	30%	82.5%	$177.03	$146.01
Courtyard Tysons McLean	2000	229	60%	15%	25%	0%	70% - 75%	$160 - $180	$100 - $120
Homewood Suites by Hilton Falls Church I 495 @ Route 50	1998	107	45%	5%	15%	35%	75% - 80%	$160 - $180	$120 - $140
Hilton Garden Inn Tysons Corner	2006	149	55%	10%	35%	0%	70% - 75%	$160 - $180	$120 - $140
Residence Inn Tysons	2001	121	45%	5%	15%	35%	80% - 85%	$180 - $200	$140 - $160
Total/Average		748					76.5%	$169.44	$129.62

Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(2)	2023 Occupancy, 2023 ADR and 2023 RevPAR figures for the Staybridge Suites Tysons-McLean Property represent the annual period ending December 2023 based on historical operating statements provided by the borrower sponsor.

Appraisal. The appraisal concluded to an “As-If PIP Escrowed” value of $44,300,000 as of February 2, 2024, which assumes that a PIP escrow is fully funded and escrowed with the mortgage lender and that such reserved funds would be available for any potential purchaser. The “As-If PIP Escrowed” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.5%. The appraisal concluded to an “As-Is” appraised value of $43,100,000 as of February 2, 2024, resulting in a Cut-Off Date LTV Ratio and Maturity Date LTV Ratio of 71.5%.

Environmental Matters. According to the Phase I environmental site assessment dated March 8, 2024, there was no evidence of any recognized environmental conditions at the Staybridge Suites Tysons-McLean Property.

A-3-100

Hospitality – Extended Stay	Loan #11	Cut-off Date Balance:	$30,800,000
6845 Old Dominion Drive	Staybridge Suites Tysons-McLean	Cut-off Date LTV:	69.5%
McLean, VA 22101		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	13.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Staybridge Suites Tysons-McLean Property:

Cash Flow Analysis(1)(2)
	2019	(3)	2020	(3)	2021	(3)	2022	(3)	2023	T12 (3/31/2024)	UW	UW per Room
Occupancy	78.0%		55.6%		76.8%		78.9%		82.5%	85.0%	85.0%
ADR	$171.56		$132.99		$125.67		$157.21		$177.03	$178.15	$178.15
RevPAR	$133.83		$73.91		$96.50		$124.08		$146.01	$151.39	$151.39

Room Revenue	$7,400,268		$3,841,371		$5,001,586		$6,431,104		$7,567,804	$7,846,548	$7,846,548	$55,257.38
Parking(4)	$0		$0		$0		$0		$0	$0	$250,025	$1,760.74
Other Departmental Income	$25,348		$17,325		$22,698		$21,518		$23,324	$38,379	$38,379	$270.27
Total Revenue	$7,425,616		$3,858,696		$5,024,284		$6,452,622		$7,591,128	$7,884,927	$8,134,952	$57,288.39

Room Expense	$1,526,906		$804,586		$880,830		$1,091,891		$1,208,262	$1,267,380	$1,267,380	$8,925.21
Other Departmental Expenses	$18,884		$9,597		$10,937		$11,485		$10,019	$10,614	$10,614	$74.75
Undistributed Expenses	$1,845,077		$1,188,509		$1,502,875		$1,801,042		$1,898,956	$1,973,528	$2,012,761	$14,174.37
Management Fee	$222,768		$115,761		$150,729		$193,579		$227,734	$236,548	$244,049	$1,718.65
Real Estate Taxes	$409,116		$427,477		$304,577		$293,102		$326,927	$340,564	$310,781	$2,188.60
Insurance	$52,466		$57,971		$53,855		$65,265		$80,579	$86,797	$110,312	$776.85
Other Expenses	$55,769		$9,698		$40,512		$0		$0	$16,468	$0	$0.00
Total Expenses	$4,130,986		$2,613,599		$2,944,315		$3,456,364		$3,752,477	$3,931,899	$3,955,897	$27,858.43

Net Operating Income	$3,294,630		$1,245,097		$2,079,969		$2,996,258		$3,838,651	$3,953,028	$4,179,055	$29,429.97
FF&E	$297,025		$154,348		$200,971		$258,105		$303,645	$315,397	$325,398	$2,291.54
Net Cash Flow	$2,997,605		$1,090,749		$1,878,998		$2,738,153		$3,535,006	$3,637,631	$3,853,657	$27,138.43

NOI DSCR	1.25x		0.47x		0.79x		1.14x		1.46x	1.50x	1.59x
NCF DSCR	1.14x		0.42x		0.72x		1.04x		1.35x	1.38x	1.47x
NOI Debt Yield	10.7%		4.0%		6.8%		9.7%		12.5%	12.8%	13.6%
NCF Debt Yield	9.7%		3.5%		6.1%		8.9%		11.5%	11.8%	12.5%

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	The decrease in Occupancy and Net Operating Income from 2019 to 2020, as well as the subsequent recovery, is primarily attributable to the effect of the COVID-19 pandemic on the hospitality industry.
(4)	The borrower plans to implement a parking fee post-acquisition. Lender has underwritten parking revenue at $10 per space at a 50.0% capture rate, representing a 36.6% haircut to the borrower’s budget.
A-3-101

Mortgage Loan No. 12 – Kenwood Towne Centre
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Cincinnati, OH 45236
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors(2):	Brookfield Properties Retail Holding			Year Built/Renovated:	1958/1988, 2003, 2009, 2019-
	LLC and Teachers' Retirement System				2023
	of the State of Illinois			Size:	1,033,141 SF
Guarantor:	GGP-TRS L.L.C.			Cut-off Date Balance Per SF(1):	$252
Mortgage Rate:	6.2710%			Maturity Date Balance Per SF(1):	$252
Note Date:	2/9/2024			Property Manager:	Brookfield Properties Retail Inc.
Maturity Date:	3/1/2029				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$37,950,692
Seasoning:	3 months			UW NCF:	$36,139,189
Prepayment Provisions(3):	L(27),D(26),O(7)			UW NOI Debt Yield(1):	14.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	13.9%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	14.6%
Additional Debt Balance(1):	$230,000,000			UW NCF DSCR(1):	2.19x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$37,685,851 (12/31/2023)
				2nd Most Recent NOI(7):	$37,154,574 (12/31/2022)
Reserves				3rd Most Recent NOI(7):	$33,772,475 (12/31/2021)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.2% (12/31/2023)
RE Taxes:	$0	Springing(4)	NAP	2nd Most Recent Occupancy:	96.1% (12/31/2022)
Insurance:	$0	Springing(5)	NAP	3rd Most Recent Occupancy:	93.9% (12/31/2021)
Replacement Reserve:	$0	Springing(6)	$516,571	Appraised Value (as of):	$571,200,000 (1/23/2024)
TI/LC Reserve:	$0	$129,143	$3,099,423	Appraised Value Per SF:	$553
Gap Rent:	$234,558	$0	NAP	Cut-off Date LTV Ratio(1):	45.5%
Existing TI/LC:	$3,732,395	$0	NAP	Maturity Date LTV Ratio(1):	45.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$260,000,000	100.0%	Loan Payoff:	$211,601,763	81.4%
			Return of Equity	$41,225,744	15.9%
			Upfront Reserves:	$3,966,953	1.5%
			Closing Costs:	$3,205,539	1.2%
Total Sources:	$260,000,000	100.0%	Total Uses:	$260,000,000	100.0%

(1)	The Kenwood Towne Centre Mortgage Loan (as defined below) is part of The Kenwood Towne Centre Whole Loan (as defined below) which is comprised of 11 pari passu promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $260,000,000. The Kenwood Towne Centre Whole Loan was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Societe Generale Financial Corporation (“SGFC”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the Kenwood Towne Centre Whole Loan.
(2)	Brookfield Properties Retail Holding LLC, one of the borrower sponsors, is related to the borrower sponsor for the Jordan Creek Town Center Whole Loan.
(3)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on April 1, 2024. Defeasance of the Kenwood Towne Centre Whole Loan in full is permitted at any time after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note of the Kenwood Towne Centre Whole Loan to be securitized and (ii) February 9, 2027. The assumed lockout period of 27 payment dates is based on the expected BANK5 2024-5YR7 securitization closing date in June 2024. The actual lockout period may be longer.
(4)	During the continuance of a reserve trigger period or cash management period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months.
(5)	During the continuance of a reserve trigger period or cash management period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance payments, except if the Kenwood Towne Centre Property is insured under a blanket policy meeting the requirements set forth in the related Kenwood Towne Centre Whole Loan documents (in which case, no insurance escrows will be required).
(6)	During the continuance of a reserve trigger period or cash management period, the borrower is required to escrow $21,524 per month, capped at $516,571.
(7)	The increase in NOI from 2021 to 2022 is primarily attributed to the borrower sponsor signing new leases and lease renewals during 2021 and 2022 for approximately 21 tenants with associated underwritten rents (8.2% of Total Collateral NRA (as defined below) and 20.1% of the underwritten base rent).

The Mortgage Loan. The twelfth largest mortgage loan (the “Kenwood Towne Centre Mortgage Loan”) is part of a whole loan (the “Kenwood Towne Centre Whole Loan”) secured by the borrower’s fee interest in the Kenwood Towne Centre, a super regional mall located in Cincinnati, Ohio (the “Kenwood Towne Centre Property”). The Kenwood Towne Centre Whole Loan is comprised of 11 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $260,000,000. The Kenwood Towne Centre Mortgage Loan is evidenced by the non-controlling Note A-1-2-B, with an outstanding principal balance as of the Cut-off Date of $30,000,000. The Kenwood Towne Centre Whole Loan will be serviced pursuant to the pooling and servicing

A-3-102

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

agreement for the BANK5 Trust 2024-5YR6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The promissory notes comprising the Kenwood Towne Centre Whole Loan are summarized in the below table:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$55,000,000	$55,000,000	BANK5 Trust 2024-5YR6	Yes
A-1-2-A	$15,000,000	$15,000,000	BANK5 Trust 2024-5YR6	No
A-1-2-B	$30,000,000	$30,000,000	BANK5 2024-5YR7	No
A-1-3	$20,000,000	$20,000,000	BMO 2024-5C4	No
A-1-4	$10,000,000	$10,000,000	BMO 2024-5C4	No
A-2-1	$40,000,000	$40,000,000	Benchmark 2024-V6	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2024-V6	No
A-2-3	$10,000,000	$10,000,000	Benchmark 2024-V6	No
A-3-1	$30,000,000	$30,000,000	BBCMS 2024-5C25	No
A-3-2	$20,000,000	$20,000,000	BBCMS 2024-5C25	No
A-3-3(1)	$15,000,000	$15,000,000	SGFC	No
Total	$260,000,000	$260,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower for the Kenwood Towne Centre Whole Loan is Kenwood Mall L.L.C., a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsors are Brookfield Properties Retail Holding LLC (“Brookfield Retail”) and Teachers’ Retirement System of the State of Illinois (“TRSIL”), each of which indirectly owns a 50% interest in the borrower. The non-recourse carveout guarantor is GGP-TRS L.L.C., 100% owner of the borrower. Brookfield Retail is a fully integrated, diversified global real estate services company that has portfolio management and development capabilities across the real estate investment strategies of Brookfield Corporation. Brookfield Property Partners owns, operates and develops a large portfolio of office, retail, multifamily, industrial, hospitality, triple net lease, student housing and manufactured housing assets. Brookfield Retail owns over 160 retail properties totaling over 130 million square feet throughout the United States.

TRSIL is an Illinois state government agency dealing with pensions and other financial benefits for teachers and other workers in education in Illinois. The Illinois General Assembly created TRSIL in 1939 for the purpose of providing retirement annuities and disability and survivor benefits for educators employed in public schools outside the city of Chicago. As of February 29, 2024, TRSIL had approximately $69.5 billion of assets under management.

The Property. The Kenwood Towne Centre Property is a three-story, Class A super regional mall, comprising an approximately 1,033,141 SF (the “Total Collateral NRA”) portion of a larger 1,170,977 SF (the “Total Mall NRA”) center situated on an approximately 154-acre site in Cincinnati, Ohio. Kenwood Towne Centre was built in 1958 and renovated multiple times between 1988 and 2023 and is anchored by (i) Macy’s, which owns its improvements and ground leases the underlying land from the borrower, (ii) Dillard’s and (iii) Nordstrom, which owns its improvements and the underlying land and is not part of the collateral. Other notable retailers include Louis Vuitton, Gucci, Tiffany & Co., Apple, Pottery Barn, Lululemon Athletica and Restoration Hardware.

As of December 31, 2023, the Kenwood Towne Centre Property was 95.2% occupied by 129 tenants (including temporary tenants, comprising approximately 2.7% of the Total Collateral NRA and 0.0% of the underwritten base rent). Since 2019, the borrower sponsors have invested over $30.0 million into the Kenwood Towne Centre Property for renovations and capital improvements including HVAC repairs, roof repairs, escalator repairs, pavement restoration, garage restoration, security camera replacements and irrigation system upgrades among other improvements to individual tenant spaces. In-line sales for tenants comprising less than 10,000 square feet as of December 2023 were $1,018 per SF (10.8% occupancy cost) including Apple and $779 per SF (13.8% occupancy cost) excluding Apple. The Kenwood Towne Centre Property provides parking via 5,881 surface parking and parking garage spaces, resulting in a parking ratio of approximately 5.02 spaces per 1,000 square feet of the Total Mall NRA.

The following tables presents certain information relating to the tenant sales of the Kenwood Towne Centre Property:

Sales History(1)(2)
Tenancy Type	2019	2020(3)	2021	2022	2023
Gross Mall Sales(4)	$356.1 million	$252.8 million	$370.1 million	$392.9 million	$395.0 million
Gross Mall Sales (Ex-Apple)(4)	$267.9 million	$207.7 million	$293.1 million	$311.7 million	$312.2 million
Comparable Sales PSF (Inline < 10,000 SF)	$881	$618	$995	$1,034	$1,018
Comparable Sales PSF (Inline < 10,000 SF, Ex- Apple)	$637	$489	$767	$786	$779
Occupancy Cost (Inline < 10,000 SF)	11.6%	15.7%	9.6%	10.3%	10.8%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple)	16.0%	19.6%	12.3%	13.5%	13.8%

(1)	Information is as provided by the borrower sponsors and only includes tenants reporting sales. Certain tenants may not have been in occupancy during the entire reporting period.
(2)	All figures are approximate.
(3)	The Kenwood Towne Centre Property was closed from March 24, 2020 until May 12, 2020, due to the COVID-19 pandemic.
(4)	Excludes sales for Dillard’s, Macy’s and Nordstrom (non-collateral anchor).
A-3-103

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

Anchor & Major Tenant Sales History (1) (2)
Tenancy Type	2019 Sales	2019 PSF	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF	2023	2023 PSF
Anchor Tenants(3)
Macy’s	$53.3 million	$203	$31.3 million	$119	$52.4 million	$199	$62.2 million	$237	$49.1 million	$187
Dillard’s	$26.7 million	$111	$16.6 million	$69	$28.6 million	$119	$30.5 million	$127	$28.3 million	$118
Inline Tenants > 10,000 SF
Arhaus Furniture	$5.6 million	$333	$5.1 million	$299	$7.4 million	$439	$10.9 million	$643	$10.6 million	$627
Forever 21	$3.7 million	$225	$2.7 million	$161	$4.8 million	$290	$3.7 million	$221	$2.7 million	$162
Pottery Barn	$8.1 million	$511	$7.4 million	$466	$9.1 million	$574	$11.6 million	$729	$9.9 million	$620
Anthropologie	$2.9 million	$243	$3.0 million	$249	$2.1 million	$177	$5.0 million	$420	$5.0 million	$420
Restoration Hardware	$9.0 million	$840	$9.5 million	$881	$12.2 million	$1,133	$10.2 million	$952	$7.4 million	$683

(1)	Information is provided by the borrower sponsors.
(2)	All figures are approximate.
(3)	Represents estimated gross sales figures between 2019 and 2022.

Major Tenants. The three largest tenants based on underwritten base rent are Apple, Altar’d State/Arula/Tulla and Pottery Barn.

Apple (9,383 SF; 0.9% of Total Collateral NRA; 4.3% of underwritten base rent): Apple is a retailer that designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. Apple has been a tenant at the Kenwood Towne Centre Property since 2001 under a lease with an expiration date of January 31, 2026 and has no renewal options or termination options.

Altar’d State/Arula/Tulla (12,838 SF; 1.2% of Total Collateral NRA; 3.3% of underwritten base rent): Altar’d State/Arula/Tulla operates within the Stand Out For Good, Inc. parent company, which is a purpose-based, lifestyle and fashion family of brands that was founded in 2009 and operates 176 stores and boutiques across its three brands in 38 states. Altar’d State/Arula/Tulla has been a tenant at the Kenwood Towne Centre Property since opening in 2022 under a lease with an expiration date of March 31, 2032, with one, five-year renewal option remaining and a termination option that is exercisable if the tenant’s net sales fail to exceed $7,509,607 during the period between either December 1, 2026 and November 30, 2027 or December 1, 2027 and November 30, 2028, along with payment of a termination fee.

Pottery Barn (15,913 SF; 1.5% of Total Collateral NRA; 2.4% of underwritten base rent): Pottery Barn is a home furnishing retailer that was founded in 1948 and operates 184 stores as of 2023. Pottery Barn is a wholly owned subsidiary of Williams-Sonoma, Inc. Pottery Barn has been a tenant at the Kenwood Towne Centre Property since 2003 under a lease with an expiration date of January 31, 2030 and has no renewal or termination options.

A-3-104

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

The following table presents certain information relating to the major tenants at the Kenwood Towne Centre Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	% of Total SF(3)	Annual UW Rent(4)	% of Total Annual UW Rent(4)	Annual UW Rent PSF(4)
							Sales PSF(5)	Occ Cost(5)(6)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Non-Collateral Anchor Tenant
Nordstrom(7)	Ba1/BB+/BB+	137,836	NAP	$0	0.0%	$0.00	NAV	NAV	NAV	NAV	NAV
Non-Collateral Anchor Tenant Subtotal / Wtd. Avg.		137,836	NAP	$0	0.0%	$0.00

Anchors
Macy’s(8)	Ba1/BB+/BBB-	262,829	25.4%	$0	0.0%	$0.00	$187	0.7%	9/10/2028	5 x 5 yr	N
Dillard’s(9)	Baa3/BB+/BBB-	240,656	23.3%	$604,525	2.0%	$2.51	$118	2.5%	1/31/2029	1 x 10 yr	Y(9)

Major Tenants
Apple	Aaa/AA+/NR	9,383	0.9%	$1,266,730	4.3%	$135.00	$8,827	1.5%	1/31/2026	None	N
Altar’d State/Arula/Tulla(10)	NR/NR/NR	12,838	1.2%	$989,681	3.3%	$77.09	$447	21.2%	3/31/2032	1 x 5 yr	Y(10)
Pottery Barn	NR/NR/NR	15,913	1.5%	$720,339	2.4%	$45.27	$620	15.2%	1/31/2030	None	N
Anthropologie	NR/NR/NR	11,890	1.2%	$653,854	2.2%	$54.99	$420	13.1%	1/31/2026	None	N
Arhaus Furniture	NR/NR/NR	16,925	1.6%	$619,455	2.1%	$36.60	$627	9.8%	1/31/2032	None	N
American Eagle Outfitters(11)	NR/NR/NR	6,044	0.6%	$596,905	2.0%	$98.76	$677	14.6%	3/31/2032	None	Y(11)
Maggiano’s Little Italy	B1/BB-/NR	12,611	1.2%	$581,115	2.0%	$46.08	$783	9.0%	9/30/2034	1 x 5 yr	N
Watches of Switzerland(12)	NR/NR/NR	4,902	0.5%	$580,691	2.0%	$118.46	$1,945	8.8%	11/30/2031	1 x 5 yr	Y(12)
The Cheesecake Factory	NR/NR/NR	12,243	1.2%	$550,935	1.9%	$45.00	$1,001	8.6%	1/31/2025	1 x 5 yr	N
Anchor/Major Tenants Subtotal/Wtd. Avg.		606,234	58.7%	$7,164,230	24.2%	$11.82

Other Tenants		377,278	36.5%	$22,443,982	75.8%	$59.49

Occupied Collateral Subtotal/Wtd. Avg.		983,512	95.2%	$29,608,212	100.0%	$30.10
Vacant Space		49,629	4.8%
Total/Wtd. Avg.	1,033,141		100.0%

(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	% of Total SF refers only to the Kenwood Towne Centre Property collateral and does not include the portion of the Kenwood Towne Centre Property occupied by Nordstrom, which owns its improvements and the underlying land.
(4)	Annual UW Rent, Annual UW Rent PSF and % of Total Annual UW Rent include $674,713 in contractual rent steps through February 2025.
(5)	Sales PSF and Occ. Cost are presented as of the 12 months ended December 2023, as provided by the borrower sponsors.
(6)	Occupancy costs are calculated by the annual gross rent divided by the respective tenant annual sales.
(7)	Nordstrom (non-collateral anchor) does not pay rent but pays certain reimbursements.
(8)	Macy’s owns its improvements and ground leases the underlying land from the borrower sponsors. Macy’s pays the greater of: (i) Minimum Rent (as defined below) or (ii) 1% of the amount by which Macy’s gross sales exceed $30,000,000 during such fiscal year (“Percentage Rent”). “Minimum Rent” equals $0, except if Macy’s ceases operations as a department store for more than 12 months and thereafter exercises any renewal option, then during the five-year renewal period, the annual Minimum Rent will be the sum of $50,000 plus the greater of: (i) the annual Minimum Rent in effect at the time of exercising the extension option or (ii) 200,000. Currently, Macy’s pays Percentage Rent, currently underwritten as $190,590 per year ($0.73 per SF) and certain reimbursements that in the aggregate totals 0.7% of total UW gross rent.
(9)	Dillard’s has a one-time option to surrender the expansion premises (approximately 90,000 square feet).
(10)	Altar’d State/Arula/Tulla has a termination option that is exercisable if the tenant’s net sales fail to exceed $7,509,607 during the period between either December 1, 2026 and November 30, 2027 or December 1, 2027 and November 30, 2028, along with payment of a termination fee.
(11)	American Eagle Outfitters has a termination option that is exercisable if the tenant’s net sales fail to exceed $3,688,916 during the period between April 2027 and March 2028, along with payment of a termination fee.
(12)	Watches of Switzerland has a termination option that is exercisable if the tenant’s net sales fail to exceed $5,000,000 during the period between October 2025 and September 2026, along with payment of a termination fee.
A-3-105

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

The following table presents certain information relating to the lease rollover schedule at the Kenwood Towne Centre Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling(3)	UW Rent PSF Rolling(3)
MTM/ 2024	13	74,671	7.2%	7.2%	$1,708,181	5.8%	5.8%	$22.88
2025	18	70,050	6.8%	14.0%	$4,112,221	13.9%	19.7%	$58.70
2026	21	74,060	7.2%	21.2%	$5,574,367	18.8%	38.5%	$75.27
2027	12	37,792	3.7%	24.8%	$2,153,733	7.3%	45.8%	$56.99
2028	14	294,188	28.5%	53.3%	$2,511,303	8.5%	54.2%	$8.54
2029(4)	13	270,173	26.2%	79.5%	$2,864,580	9.7%	63.9%	$10.60
2030	7	27,885	2.7%	82.2%	$1,678,725	5.7%	69.6%	$60.20
2031	9	38,049	3.7%	85.8%	$2,469,759	8.3%	77.9%	$64.91
2032	11	61,220	5.9%	91.8%	$3,869,773	13.1%	91.0%	$63.21
2033	5	14,271	1.4%	93.1%	$1,103,347	3.7%	94.7%	$77.31
2034	6	21,153	2.0%	95.2%	$1,562,223	5.3%	100.0%	$73.85
2035 & Beyond	0	0	0.0%	95.2%	$0	0.0%	100.0%	$0.00
Vacant	0	49,629	4.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	129	1,033,141	100.0%		$29,608,212	100.0%		$30.10

(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, Approx. Cumulative % of Total UW Rent Rolling, and UW Rent PSF Rolling include contractual rent steps totaling $674,713 through February 2025.
(4)	The maturity date for the Kenwood Towne Centre Whole Loan is March 1, 2029
(5)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Kenwood Towne Centre Property is located in Cincinnati, Ohio, within the Cincinnati core-based statistical area (the “Cincinnati CBSA”). The Cincinnati CBSA spans 15 counties across Ohio, Kentucky and Indiana and is home to seven Fortune 500 companies including Kroger, Proctor & Gamble, Fifth Third Bancorp, Western & Southern Financial Group, American Financial Group Inc., Cincinnati Financial Corp. and Cintas. The Cincinnati CBSA’s largest employment sectors include trade, transportation & utilities (20.6% of the regional workforce), professional & business services (15.7%) and education & health services (14.9%). The largest employers in the Cincinnati CBSA are Kroger Co., Cincinnati Children’s Hospital, TriHealth, University of Cincinnati and St. Elizabeth Healthcare.

The Kenwood Towne Centre Property is situated at the northeast corner of Kenwood and Montgomery Roads, approximately 10 miles from the Cincinnati central business district. Interstate 71 is located adjacent to the Kenwood Towne Centre Property and provides north/south regional access through Cincinnati. Interstate 71 has an average daily traffic count of approximately 123,971 vehicles per day. The Kenwood Towne Centre Property serves a 10-mile trade area and is a major shopping destination for this portion of the region, which acts as a commercial/retail hub for the area, anchoring retail and commercial development along Montgomery and Kenwood Roads.

According to the appraisal, the 2022 population within a five-, 10- and 15-mile radius of the Kenwood Towne Centre Property was 169,911, 703,702 and 1,308,287, respectively, and the average household income within the same radii was $105,507, $102,106 and $98,654, respectively. According to a third-party market research report, the Kenwood Towne Centre Property is located in the Kenwood retail submarket, which contained 5,569,882 square feet of retail space as of the first quarter of 2024. The Kenwood retail submarket reported a vacancy rate of 6.7% and an average rental rate of $23.29 per SF.

A-3-106

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

The following table presents certain information relating to comparable retail centers for the Kenwood Towne Centre Property:

Competitive Property Summary(1)
Property Name	Year Built/ Renovated	Total NRA	Total Occupancy		Distance to Subject	Sales PSF	Anchor / Major Tenants
Kenwood Towne Centre 7875 Montgomery Road Cincinnati, OH	1958 / 1988, 2003, 2009, 2019-2023	1,033,141(2)	95.2%	(3)	NAP	$779(4)(5)	Macy’s Dillard’s Nordstrom (non-collateral anchor)
Eastgate Mall 4601-200 Eastgate Boulevard Cincinnati, OH	1980 / 2003	858,783	86.0%		8.5 miles	$377	Dillard’s JC Penney Kohl’s
Northgate Mall 9501 Colerain Avenue Cincinnati, OH	1972 / 2015	1,100,000	79.0%		12.0 miles	$259	Ashley Furniture Burlington DSW Marshalls Overstock Furniture Xscape Theatres
Florence Mall 2028 Florence Mall Florence, KY	1976 / 2011	940,967	86.0%		21.0 miles	$447	JC Penney Macy’s Macy’s Home

(1)	Source: Appraisal, unless stated otherwise. The retail properties displayed in the chart reflect the primary competition for the Kenwood Towne Centre Property.
(2)	Total NRA for the Kenwood Towne Centre Property excludes the SF for Nordstrom (non-collateral anchor).
(3)	Based on the underwritten rent roll dated December 31, 2023 excluding Nordstrom (non-collateral anchor).
(4)	Represents comparable sales per SF as of the 12 months ended December 2023 for in-line tenants (excluding Apple).
(5)	Information is as provided by the borrower sponsors and only includes tenants reporting sales.

Appraisal. According to the appraisal, Kenwood Towne Centre Property had an “as-is” appraised value of $571,200,000 as of January 23, 2024.

Environmental Matters. According to the Phase I environmental assessment dated January 17, 2024, there was no evidence of any recognized environmental conditions at the Kenwood Towne Centre Property.

A-3-107

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow of the Kenwood Towne Centre Property:

Cash Flow Analysis(1)
	2019	2020	2021	2022	2023	UW		UW PSF	(2)
Base Rent	$28,077,213	$26,265,745	$23,925,987	$26,120,002	$27,822,362	$28,933,499		$28.01
Rent Steps(3)	$0	$0	$0	$0	$0	$674,713		$0.65
Percent Rent	$1,629,756	$1,688,542	$4,688,543	$6,133,051	$4,437,293	$2,990,230		$2.89
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$2,799,141		$2.71
Gross Potential Rent	$29,706,969	$27,954,287	$28,614,530	$32,253,053	$32,259,655	$35,397,583		$34.26
Reimbursement Revenue	$15,881,057	$15,036,147	$12,925,944	$13,725,762	$14,242,630	$14,008,669		$13.56
Temporary Tenants	$3,537,191	$2,511,184	$3,678,791	$3,701,297	$3,468,467	$3,725,061		$3.61
Lease Termination Income	$0	$823,989	$908,941	$163,925	$702,334	$0		$0.00
Other Income(4)	$516,526	$360,323	$440,807	$462,098	$400,361	$389,272		$0.38
Net Rental Income	$49,641,743	$46,685,930	$46,569,013	$50,306,135	$51,073,447	$53,520,585		$51.80
(Vacancy)	($322,345)	($1,223,127)	$55,455	$142,623	$83,265	($2,799,141)		($2.71)
Effective Gross Income	$49,319,398	$45,462,803	$46,624,468	$50,448,758	$51,156,712	$50,721,444		$49.09

Total Expenses	$12,297,984	$11,598,539	$12,851,993	$13,294,184	$13,470,861	$12,770,752		$12.36
Net Operating Income	$37,021,414	$33,864,264	$33,772,475(5)	$37,154,574(5)	$37,685,851	$37,950,692		$36.73
Capital Expenditures	$0	$0	$0	$0	$0	$206,628		$0.20
TI/LC	$0	$0	$0	$0	$0	$1,604,875		$1.55
Net Cash Flow	$37,021,414	$33,864,264	$33,772,475	$37,154,574	$37,685,851	$36,139,189		$34.98

Occupancy (%)	97.1%	90.6%	93.9%	96.1%	95.2%	92.8%	(6)
NOI DSCR(7)	2.24x	2.05x	2.04x	2.25x	2.28x	2.30x
NCF DSCR(7)	2.24x	2.05x	2.04x	2.25x	2.28x	2.19x
NOI Debt Yield(7)	14.2%	13.0%	13.0%	14.3%	14.5%	14.6%
NCF Debt Yield(7)	14.2%	13.0%	13.0%	14.3%	14.5%	13.9%

(1)	Certain items such as capital expenditures and TI/LC were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW PSF is based on the Total Collateral NRA.
(3)	Contractual rent steps are through February 2025.
(4)	Other Income includes revenue from trash pad rental and valet parking income.
(5)	The increase in Net Operating Income from 2021 to 2022 is primarily attributed to the borrower sponsors signing new leases and lease renewals during 2021 and 2022 for approximately 21 tenants with associated underwritten rents (8.2% of Total Collateral NRA and 20.1% of the underwritten base rent).
(6)	The underwritten economic occupancy is 92.8%. The Kenwood Towne Centre Property was 95.2% leased based on the December 31, 2023, underwritten rent roll.
(7)	Debt Service Coverage Ratios and Debt Yields are based on the Kenwood Towne Centre Whole Loan.
A-3-108

Mortgage Loan No. 13 – Wildwood Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Atlanta, GA 30339
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Office
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	(2)			Year Built/Renovated:	1987/NAP
Guarantor:	DT Grat CS, LLC			Size:	668,082 SF
Mortgage Rate:	7.9800%			Cut-off Date Balance PSF:	$97
Note Date:	2/26/2024			Maturity Balance PSF:	$97
Maturity Date:	3/6/2029			Property Manager:	CBRE, Inc.
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI(6):	$9,012,505
Prepayment Provisions:	L(27),D(29),O(4)			UW NOI Debt Yield:	13.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	13.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	13.9%
Additional Debt Balance(1):	$35,000,000			UW NCF DSCR:	1.69x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(6):	$7,395,191 (TTM 12/31/2023)
				2nd Most Recent NOI:	$6,629,269 (12/31/2022)
Reserves				3rd Most Recent NOI:	$7,147,865 (12/31/2021)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	77.2% (1/18/2024)
RE Taxes:	$766,814	$127,802	NAP	2nd Most Recent Occupancy:	88.3% (12/31/2023)
Insurance:	$58,513	$11,703	NAP	3rd Most Recent Occupancy:	82.5% (12/31/2022)
Replacement Reserve:	$0	$11,135	NAP	Appraised Value (as of) (7):	$113,000,000 (10/5/2023)
TI/LC Reserve(3):	$6,000,000	Springing	$3,250,000	Appraised Value PSF(7):	$169
Deferred Maintenance:	$65,640	$0	NAP	Cut-off Date LTV Ratio(7):	57.5%
Other(4)(5):	$4,384,694	$0	NAP	Maturity Date LTV Ratio(7):	57.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$65,000,000	75.6%	Loan Payoff(8)	$59,773,946	69.5%
Principal’s New Cash Contribution:	$21,013,530	24.4%	Letter of Credit(3)	$13,074,906	15.2%
			Reserves:	$11,275,662	13.1%
			Closing Costs:	$1,889,017	2.2%
Total Sources:	$86,013,530	100.0%	Total Uses:	$86,013,530	100.0%

(1)	The Wildwood Center Mortgage Loan (as defined below) is part of the Wildwood Center Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $65,000,000. The Wildwood Center Whole Loan was originated by BSPRT CMBS Finance, LLC (“BSPRT”). WFB subsequently purchased and is contributing the non-controlling notes A-2, A-3, A-4, and A-5. The Financial Information in the chart above is based on the aggregate outstanding principal balance of the Wildwood Center Whole Loan
(2)	The borrower sponsors are DT Grat CS, LLC , The Dennis Troesh 2009 Retained Annuity Trust FBO Carrie Sarrafian, and The Carol Troesh 2009 Retained Annuity Trust FBO Carrie Sarrafian.
(3)	The guarantor substituted the $6,000,000 upfront TI/LC reserve with a letter of credit. Upon delivery to the lender of the letter of credit, the upfront reserve amount was disbursed to the borrower. If such letter of credit balance falls below $3,250,000 at any time, the borrower will be required to deposit with the lender approximately $69,592 on each monthly payment date. The guarantor purchased a letter of credit to the tenant in the amount of $13,074,906 dated January 31, 2024, which is held by Manhattan Associates and available in connection with the build-out of Manhattan Associates’ fifth floor space.
(4)	Other Reserves consist of an approximately $325,711 upfront reserve for unfunded obligations, a $1,331,881 upfront reserve for free rent, and a $2,727,102 upfront reserve for Manhattan Associates’ gap rent based on the difference between the Manhattan Associates current rent under the current lease and the renewal rent which will go into effect in October 2025.
(5)	As part of Manhattan Associates' lease renewal, the guarantor provided Manhattan Associates with an approximately $12.6 million tenant improvement allowance and an approximately $503,000 allowance for borrower's costs. The guarantor is required to provide the tenant with these funds on a draw basis. The guarantor purchased an approximately $13.1 million letter of credit which is held by the tenant associated with this work. If the Manhattan Associates leasing waiver conditions (as defined in the Wildwood Center Whole Loan documents) are not met, the borrower is required to deposit the “Recourse Amount” into the TI/LC reserve held by the lender or deliver to lender a letter of credit in such amount. The Manhattan Associates leasing waiver conditions are currently being met. "Recourse Amount” means an amount equal to $13,079,456; provided, however, such amount will be reduced dollar for dollar by an amount equal to the aggregate draws actually paid by the borrower to Manhattan Associates for the budgeted tenant improvements.
(6)	The increase from Most Recent NOI to UW NOI is primarily due to Manhattan Associates renewing its lease with increased rents.
(7)	The Appraised Value of $113,000,000 represents the "As Is Hypothetical" value as of October 5, 2023, which assumes that the largest tenant, Manhattan Associates, has signed its renewal lease and all leasing costs associated with the renewal have been paid to the tenant. As of the Cut-off Date, the renewal lease has been executed and a letter of credit of $13,074,905.55 has been provided to Manhattan Associates in connection with tenant improvements and leasing costs. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As-Is” value of $100.0 million are 65.0% and 65.0%, respectively.
(8)	A portion of the proceeds from the Wildwood Center Whole Loan were used to pay off in full a prior loan (with an outstanding balance of $62,819,765) that matured on December 1, 2023, and was in maturity default with the related prior lender at the time of origination of the Wildwood Center Loan. Reserve balances from such prior loan in the amount of $1,016,559 were also used to pay off such prior loan (and are not included in the Loan Payoff amount above).
A-3-109

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
2300 Windy Ridge Parkway	Wildwood Center	Cut-off Date LTV:	57.5%
Atlanta, GA 30339		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.9%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Wildwood Center Mortgage Loan”) is part of a whole loan (the “Wildwood Center Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $65,000,000 and secured by a first priority fee mortgage encumbering a 668,082 SF office property located in Atlanta, Georgia (the “Wildwood Center Property”). The Wildwood Center Whole Loan was originated by BSPRT. The controlling Note A-1, in the original principal amount of $35,000,000, was contributed to the Benchmark 2024-V6 securitization trust. The non-controlling Notes A-2, A-3, A-4, and A-5, in the aggregate principal amount of $30,000,000, were purchased by WFB and will be contributed to the BANK5 2024-5YR7 securitization trust. The Wildwood Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	Benchmark 2024-V6	Yes
A-2	10,000,000	10,000,000	BANK5 2024-5YR7	No
A-3	10,000,000	10,000,000	BANK5 2024-5YR7	No
A-4	5,000,000	5,000,000	BANK5 2024-5YR7	No
A-5	5,000,000	5,000,000	BANK5 2024-5YR7	No
Whole Loan	$65,000,000	$65,000,000

The Borrower and the Borrower Sponsor. The borrower is 2300 Windy Ridge LLC, a Georgia limited liability company and single purpose entity with a single purpose entity, Delaware limited liability company with 2 independent directors as its managing member. The borrower is owned by Vision Properties (2.5%) and Quarry Capital (97.5%) The borrower sponsors are DT Grat CS, LLC, The Dennis Troesh 2009 Retained Annuity Trust FBO Carrie Sarrafian, and The Carol Troesh 2009 Retained Annuity Trust FBO Carrie Sarrafian. The non-recourse carveout guarantor is DT Grat CS, LLC, which is wholly owned by Quarry Capital.

DT Grat CS, LLC, which is managed by Dennis Troesch, founder of Quarry Capital, has a portfolio of over 3,000 multifamily units and 3 million SF of commercial space valued at approximately $1.6 billion. Established in 2009, Vision Properties is a full-service commercial real estate firm headquartered in New Jersey with offices spanning the east coast to Rocky Mountain region. Vision Properties has a portfolio with over 8 million square feet of Class A office assets, with an estimated portfolio value of over one billion dollars. The loan is partial recourse to the non-recourse carveout guarantors in the amount of $13,079,456, provided, however, such amount will be reduced by an amount equal to the aggregate draws actually paid by the borrower to Manhattan Associates for the budgeted tenant improvements.

The Property. The Wildwood Center Property comprises an 11-story, Class A, suburban office building totaling 668,082 SF of net rentable area located in Atlanta, Georgia. Situated on a 12.32-acre site, the Wildwood Center Property was constructed in 1987. Amenities at the Wildwood Center Property include the 30,000 SF professionally run Wildwood Athletic Club, and 8,000 SF conference center, 11,000 SF of retail/office services, bike storage, a tenant shuttle to The Battery, which is a sports and entertainment complex, a tenant lounge and an entrance to the rail system. The Wildwood Center Property has 1,895 parking spaces on site, resulting in a parking ratio of approximately 2.8 spaces per 1,000 SF. As of January 18, 2024, the property was 77.2% leased to 43 tenants.

Major Tenants.

Manhattan Associates (209,828 SF, 31.4% of NRA; 42.9% of underwritten base rent). Manhattan Associates is a global software company that provides supply chain and omnichannel commerce solutions. Founded in 1990 and headquartered at the Wildwood Center Property, it offers a suite of software solutions designed to help businesses optimize their supply chain operations, manage inventory, streamline distribution processes, and enhance customer experiences across various channels.

Manhattan Associates has been a tenant since 1997. The current lease terminates September 30, 2025; however, the company executed an early lease renewal amendment, effective on October 1, 2025, that extends its tenancy at the Wildwood Center Property through September 30, 2036, reduces the total footprint by approximately 12,000 square feet and increases the base rent to $29.32 per SF on April 1, 2026. As part of the lease renewal, the borrower provided Manhattan Associates with an approximately $12.6 million tenant improvement allowance and an approximately $503,000 allowance for borrower's costs. The borrower is required to provide the tenant with these funds on a draw basis. The borrower purchased an approximately $13.1 million letter of credit which is held by the tenant associated with this work. Additionally, at origination, the borrower reserved $1,331,881 for free rent (the tenant is entitled to (i) one-month free rent for each of September 2024 and September 2025 with respect to suites 100, 300, 310, 450, 750, 820, 900 and 1000 and (ii) six months free rent from October 2025 through March 2026 with respect to suite 500) and $2,727,102 for gap rent (to cover the difference between rent due under the original lease and the new rent due per the lease renewal). Manhattan Associates has a one-time right to exercise an early termination of the 5th floor space (29,767 square feet) effective on March 31, 2029 upon at least 12-months prior written notice and the payment of a termination fee. In addition, Manhattan Associates has an ongoing right at any time after April 30, 2018 to terminate its lease as to the seventh floor storage space with 12-months’ prior notice.

Advisor Group (43,325 SF, 6.5% of NRA; 9.1% of underwritten base rent). The Advisor Group is a network of independent wealth management firms in the United States. It provides comprehensive support and resources to financial advisors, enabling them to serve their clients effectively and efficiently. The group offers a range of services including technology platforms, practice management support, compliance assistance, and access to a wide array of investment products and solutions. The Advisor Group has over 11,600 affiliated financial professionals and over $653 billion of assets under administration. Advisor Group has been a tenant since 2006 and has a current lease expiration on June 30, 2029 with two, 5-year renewal options. The tenant has a one-time right to terminate its lease on June 30, 2026 with at least 12-months written notice and the payment of a termination fee.

Scientific Research Corporation (33,984 SF, 5.1% of NRA; 6.7% of underwritten base rent). Scientific Research Corporation (“Scientific Research”) is a provider of advanced engineering, technology integration, and information solutions to government and commercial clients. Founded in 1988 and

A-3-110

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
2300 Windy Ridge Parkway	Wildwood Center	Cut-off Date LTV:	57.5%
Atlanta, GA 30339		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.9%

headquartered in Atlanta, Georgia, Scientific Research specializes in areas such as cybersecurity, intelligence, surveillance, engineering, and systems integration. Scientific Research has been at the property, which serves as its headquarters, since 2001 and the tenant’s current lease expires May 31, 2027 with one, 5-year renewal option. The tenant has the right to terminate its lease from and after January 1, 2024 in part (i) as to the third floor (3,008 SF) with 180 days’ written notice and (ii) as to the storage space (2,492 SF), with 60 days’ prior written notice. As of May 23, 2024, Scientific Research has not provided termination notice.

The following table presents certain information relating to the tenancy at the Wildwood Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P) (2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Manhattan Associates	NR/NR/NR	209,828	31.4%	$6,151,451	42.9%	$29.32	9/30/2036	Y(3)	None(4)
Advisor Group	NR/NR/NR	43,325	6.5%	1,306,337	9.1%	$30.15	6/30/2029	Y(5)	2 x 5 Yr
Scientific Research Corp	NR/NR/NR	33,984	5.1%	$966,411	6.7%	$28.44	5/31/2027	Y(6)	1 x 5 Yr
National Video Monitoring Co	NR/NR/NR	21,855	3.3%	$649,312	4.5%	$29.71	4/30/2029	N	1 x 3 Yr
BioIQ Inc	NR/NR/NR	18,142	2.7%	$606,668	4.2%	$33.44	5/31/2026	N	None
Keyence Corporation	NR/NR/NR	15,001	2.2%	$487,083	3.4%	$32.47	12/31/2025	Y(7)	1 x 5 Yr
CoBank	NR/NR/NR	12,707	1.9%	$370,663	2.6%	$29.17	1/31/2026	N	1 x 5 Yr
Telrite Corporation	NR/NR/NR	10,227	1.5%	$303,844	2.1%	$29.71	7/31/2028	N	None
Stanley D Lindsey	NR/NR/NR	11,668	1.7%	$284,262	2.0%	$24.36	2/28/2030	N	1 x 5 Yr
American Gen Life Insurance Co	A+/NR/NR	9,315	1.4%	$275,351	1.9%	$29.56	2/28/2028	Y(8)	1 x 5 Yr
Subtotal/Wtd. Avg.		386,052	57.8%	$11,401,382	79.4%	$29.53

Other Tenants		129,563	19.4%	$2,953,668	20.6%	$22.80
Occupied Collateral Total		515,615	77.2%	$14,355,051	100.0%	$27.84
Vacant Space		152,467	22.8%
Total/Wtd. Avg.		668,082	100.0%

(1)	Based on the underwritten rent roll dated January 18, 2024, with contractual rent steps through March 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Manhattan Associates has a one-time right to exercise an early termination of the 5th floor space (29,767 square feet) on March 31, 2029 upon at least 12-months prior written notice and the payment of a termination fee.
(4)	Manhattan Associates executed an early lease renewal amendment, effective on October 1, 2025, that extends its tenancy at the Wildwood Center Property through September 30, 2036. According to the borrower, the tenant plans to use the space on the 6th floor that was recently vacated by DS Advisors at no additional cost, while tenant’s newly leased space on the 5th floor is being built out. Underwritten base rent is inclusive of Manhattan Associate rent based on the renewed lease steps to $29.32 per square foot on October 1, 2025. $1,331,881 for free rent and $2,727,102 for Manhattan Associates’ gap rent were reserved at origination. Under the renewal lease, the tenant is entitled to receive (i) one-month free rent for each of September 2024 and September 2025 with respect to suites 100, 300, 310, 450, 750, 820, 900 and 1000 and (ii) six months free rent from October 2025 through March 2026 with respect to suite 500.
(5)	Advisor Group has a one-time right to exercise an early termination of its lease on June 30, 2026 upon at least 12-months written notice and the payment of a termination fee.
(6)	Scientific Research Corp has the right to terminate its lease from and after January 1, 2024 in part (i) as to the third floor premise of its space (3,008 SF) upon 180 days’ written notice and (ii) as to the storage space (2,492 SF) upon 60 days’ prior written notice. As of May 23, 2024, the tenant has not provided such notice.
(7)	Keyence Corporation has a one-time right to exercise an early termination of its space with the payment of a termination fee if the borrower cannot offer additional space upon receipt of an expansion notice within the Wildwood Center Property that is within 10% of Keyence Corporation’s requested size within 10 business days of receipt.
(8)	American Gen Life Insurance Co has a one-time right to terminate its lease effective on November 30, 2025 upon 9 months’ written notice and the payment of a termination fee.
A-3-111

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
2300 Windy Ridge Parkway	Wildwood Center	Cut-off Date LTV:	57.5%
Atlanta, GA 30339		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.9%

The following table presents certain information relating to the lease rollover schedule at the Wildwood Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
MTM/2024	12	54,754	13.17	8.2%	8.2%	720,988	5.0%	5.0%
2025	6	30,549	31.29	4.6%	12.8%	955,842	6.7%	11.7%
2026	7	44,421	32.09	6.6%	19.4%	1,425,512	9.9%	21.6%
2027	6	50,413	29.55	7.5%	27.0%	1,489,463	10.4%	32.0%
2028	4	30,255	27.66	4.5%	31.5%	836,780	5.8%	37.8%
2029(3)	3	69,419	29.96	10.4%	41.9%	2,079,767	14.5%	52.3%
2030	1	11,668	24.36	1.7%	43.6%	284,262	2.0%	54.3%
2031	1	5,692	29.54	0.9%	44.5%	168,142	1.2%	55.5%
2032	0	0	0.00	0.0%	44.5%	0	0.0%	55.5%
2033	1	8,111	29.94	1.2%	45.7%	242,843	1.7%	57.1%
2034 & Thereafter	2	210,333	29.25	31.5%	77.2%	6,151,451	42.9%	100.0%
Vacant	0	152,467	0.00	22.8%	100.0%	0	0.0%	100.0%
Total/Wtd. Avg.	43	668,082	$27.84	100.0%		$14,355,051	100.0%

(1)	Based on the underwritten rent roll dated January 18, 2024, with contractual rent steps through March 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The loan maturity date is March 6, 2029.

The Market. The Wildwood Center Property is located approximately 13.6 miles northwest of the Atlanta Central Business District. The development in the surrounding area is concentrated in office, residential, and retail. Access throughout the region is provided via Interstate 75 and 285, which are located approximately 1.0 and 1.8 miles from the Wildwood Center Property, respectively. The Wildwood Center Property is located approximately 1.5 miles from Truist Park, the Atlanta Braves stadium, which is a part of a 60-acre mixed-use development which includes a live performance theater, numerous restaurants and retail venues, and multiple office buildings. According to the appraisal, the 2023 population and average household income within a one-, three- and five-mile radius of the Wildwood Center Property was 10,477, 89,393, and 222,706 and $106,611, $120,349, and $141,965, respectively

According to a third party market research report, the property is located in the Cumberland/Galleria submarket of the Atlanta, Georgia office market. As of the second quarter of 2023, the Cumberland/Galleria submarket reported a total inventory of approximately 30.8 million SF with an 84.8% occupancy rate and average asking rent of $27.29 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Wildwood Center Property:

Market Rent Summary
	Office > 20,000 SF	Office > 20,000 SF Penthouse	Office < 20,000 SF	Office < 20,000 SF Penthouse	Strip / Retail Office
Market Rent (PSF)	$29.00	$30.00	$29.00	$30.00	$25.00
Lease Term (Months)	91	91	65	65	60
Escalations	3.0% annually	3.0% annually	3.0% annually	3.0% annually	3.0% annually
Tenant Improvements (New/Renewal)	$50 / $20	$50 / $20	$30 / $10	$30 / $10	$10 / $0
Leasing Commissions (New/Renewal)	150% of Month 1 + 6.0%	150% of Month 1 + 6.0%	150% of Month 1 + 6.0%	150% of Month 1 + 6.0%	150% of Month 1 + 6.0%
Free Rent (Months) (New/Renewal)	7 / 5	7 / 5	5 / 3	5 /3	0 / 0

Source: Appraisal.

A-3-112

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
2300 Windy Ridge Parkway	Wildwood Center	Cut-off Date LTV:	57.5%
Atlanta, GA 30339		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.9%

The following table presents information relating to comparable office property sales for the Wildwood Center Property:

Comparable Sales Summary
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
Three Ravina 3 Ravina Drive Atlanta, GA 30346	1991 / NAP	817,188	92.0%	Aug-2023	$175,000,000	$214.15
Pershing Park Plaza 1420 Peachtree Street, NE Atlanta, GA 30309	1989 / 2022	159,114	94.0%	Jul-2023	$48,000,000	$301.67
Towers at Wildwood Plaza 3200 Windy Hill Road Atlanta, GA 30339	1991 / NAP	719,292	90.0%	Sep-2022	$157,500,000	$218.97
Bank of America Plaza 600 West Peachtree Street NW Atlanta, GA 30308	1992 / 2018	1,351,586	66.0%	Mar-2022	$380,000,000	$281.15

Source: Appraisal.

The following table presents information relating to comparable office leases for the Wildwood Center Property:

Comparable Leases Table
Property Name/Location	Year Built/ Renovated	Size (SF)	Annual Base Rent PSF	Lease Type
Towers at Wildwood Plaza 3200 Windy Hill Road Atlanta, GA 30339	1991 / NAP	719,292	$30.00	Full Service
2100 RiverEdge 2100 Riveredge Parkway, NW Sandy Springs, GA 30328	1984 / NAP	266,327	$28.00-$29.00	Full Service
Platinum Tower 400 Interstate North Parkway Atlanta, GA 30339	1986 / NAP	312,591	$28.00-$28.50	Full Service
1000 Parkwood 1000 Parkwood Circle, SE Atlanta, GA 30339	1985 / 2007	212,705	$28.00	Full Service
Parkwood Point 2018 Powers Ferry Road Atlanta, GA 30339	2000 / 2020	219,660	$28.50-$30.00	Full Service
1600 Parkwood Circle 1600 Parkwood Circle, SE Atlanta, GA 30339	1985 / NAP	154,668	$27.00	Full Service

Source: Appraisal.

Appraisal. According to the appraisal, the Wildwood Center Property had an “As-Is Hypothetical” appraised value of $113,000,000 as of October 5, 2023, which assumes that all leasing costs associated with the Manhattan Associates renewal have been paid, and the tenant is paying the increased rental rate. As part of Manhattan Associates' lease renewal, the borrower provided Manhattan Associates with an approximately $12.6 million tenant improvement allowance and an approximately $503,000 allowance for borrower's costs. The related borrower purchased an approximately $13.1 million letter of credit which is held by the tenant associated with this work. Additionally, the gap rent and free rent associated with the renewal were reserved at loan origination. The appraisal concluded to an “as-is” appraised value of $100,000,000 as of October 5, 2023.

Environmental. According to the Phase I environmental assessment dated October 11, 2023, there was no evidence of any recognized environmental conditions at the Wildwood Center Property.

A-3-113

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
2300 Windy Ridge Parkway	Wildwood Center	Cut-off Date LTV:	57.5%
Atlanta, GA 30339		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Wildwood Center Property:

Cash Flow Analysis
	2020		2021		2022	2023		U/W		U/W Per SF
Base Rent	$12,916,470		$12,883,301		$12,421,866	$13,683,622		$18,535,335	(1)	$27.74
Rent Steps	$0		$0		$0	$0		$231,295		$0.35
Gross Potential Rent	$12,916,470		$12,883,301		$12,421,866	$13,683,622		$18,766,630		$28.09
Expense Recoveries	$299,471		$170,961		$172,450	$272,698		$0		$0.00
Rent Abatements	($508,853)		($674,370)		($763,650)	($950,438)		$0		$0.00
Parking Income	$7,150		$5,050		$3,600	$3,600		$3,600		$0.01
Net Rental Income	$12,714,237		$12,384,942		$11,834,267	$13,009,482		$18,770,230		$28.10
(Vacancy / Credit Loss)	$0		$0		$0	$0		($4,412,447)		($6.60)
Effective Gross Income	$12,714,237		$12,384,942		$11,834,267	$13,009,482		$14,357,783		$21.49
Real Estate Taxes	$1,606,263		$1,727,977		$1,559,370	$1,509,140		$1,488,960		$2.23
Insurance	$83,758		$89,890		$97,120	$118,489		$136,341		$0.20
Management Fee	$266,524		$255,802		$246,560	$274,953		$430,733		$0.64
Other Expenses	$3,275,952		$3,163,409		$3,301,948	$3,711,709		$3,289,244		$4.92
Total Expenses	$5,232,497		$5,237,077		$5,204,998	$5,614,291		$5,345,278		$8.00
Net Operating Income	$7,481,741		$7,147,865		$6,629,269	$7,395,191	(2)	$9,012,505	(2)	$13.49
Capital Expenditures	$0		$0		$0	$0		$133,616		$0.20
TI/LC(3)	$0		$0		$0	$0		$0		$0.00
Net Cash Flow	$7,481,741		$7,147,865		$6,629,269	$7,395,191		$8,878,888		$13.29

Occupancy (%)	83.0%	(4)	82.0%	(4)	82.5%	77.2%	(5)	76.2%
NOI DSCR	1.42x		1.36x		1.26x	1.41x		1.71x
NCF DSCR	1.42x		1.36x		1.26x	1.41x		1.69x
NOI Debt Yield	11.5%		11.0%		10.2%	11.4%		13.9%
NCF Debt Yield	11.5%		11.0%		10.2%	11.4%		13.7%

(1)	Based on the underwritten rent roll dated January 18, 2024, with contractual rent steps through March 31, 2025.
(2)	The increase from 2023 Net Operating Income to UW Net Operating Income is primarily due to Manhattan Associates renewing its lease with increased rents.
(3)	The Wildwood Center Whole Loan is structured with an upfront TI/LC letter of credit in the amount of $6,000,000. If the TI/LC reserve balances falls below $3,250,000 at any time, the borrower will be required to deposit approximately $69,592 on each monthly payment date.
(4)	Source: Third party provider.
(5)	As of January 18, 2024.
A-3-114

Mortgage Loan No. 14 - Anaheim Desert Inn & Suites

Mortgage Loan Information					Property Information
Mortgage Loan Seller:	WFB				Single Asset/Portfolio:	Single Asset
Original Balance:	$29,500,000				Location:	Anaheim, CA 92802
Cut-off Date Balance:	$29,500,000				General Property Type:	Hospitality
% of Initial Pool Balance:	2.6%				Detailed Property Type:	Limited Service
Loan Purpose:	Refinance				Title Vesting:	Fee
Borrower Sponsors:	Shirish H. Patel and Arun H. Patel				Year Built/Renovated:	1984/1990
Guarantors:	Shirish H. Patel and Arun H. Patel				Size:	147 Rooms
Mortgage Rate:	6.9510%				Cut-off Date Balance per Room:	$200,680
Note Date:	5/1/2024				Maturity Date Balance per Room:	$200,680
Maturity Date:	5/11/2029				Property Manager:	J Street Hospitality, Inc.
Term to Maturity:	60 months				Underwriting and Financial Information
Amortization Term:	0 months				UW NOI:	$6,498,445
IO Period:	60 months				UW NCF:	$6,029,217
Seasoning:	1 month				UW NOI Debt Yield:	22.0%
Prepayment Provisions:	L(25),D(31),O(4)				UW NCF Debt Yield:	20.4%
Lockbox/Cash Mgmt Status:	Springing/Springing				UW NOI Debt Yield at Maturity:	22.0%
Additional Debt Type:	NAP				UW NCF DSCR:	2.90x
Additional Debt Balance:	NAP				Most Recent NOI:	$6,490,041 (3/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)				2nd Most Recent NOI:	$6,226,875 (12/31/2023)
					3rd Most Recent NOI:	$6,321,299 (12/31/2022)
					Most Recent Occupancy:	88.9% (3/31/2024)
					2nd Most Recent Occupancy:	88.8% (12/31/2023)
Reserves					3rd Most Recent Occupancy:	89.1% (12/31/2022)
Type	Initial	Monthly		Cap	Appraised Value (as of):	$55,500,000 (3/19/2024)
RE Taxes:	$27,118	$13,559		NAP	Appraised Value per Room:	$377,551
Insurance:	$0	Springing	(1)	NAP	Cut-off Date LTV Ratio:	53.2%
FF&E Reserve:	$0	$29,327		NAP	Maturity Date LTV Ratio:	53.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Loan Amount:	$29,500,000	100.0%	Loan Payoff:	$18,720,818	63.5%
			Return of Equity:	$10,358,983	35.1%
			Upfront Reserves:	$27,118	0.1%
			Closing Costs:	$393,081	1.3%
Total Sources:	$29,500,000	100.0%	Total Uses:	$29,500,000	100.0%

(1)	The loan documents do not require ongoing monthly insurance reserves; provided (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Anaheim Desert Inn & Suites Property (as defined below) as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Anaheim Desert Inn & Suites Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,500,000 and secured by the fee interest in a 147-room limited-service hotel located in Anaheim, California (the “Anaheim Desert Inn & Suites Property”).

The Borrower and the Borrower Sponsors. The borrower is Anaheim Desert Inn & Suites LP, a single-purpose, California limited partnership with a single-purpose, Delaware limited liability company with one independent director, as its general partner. The borrower sponsors and non-recourse carveout guarantors are Shirish H. Patel and Arun H. Patel.

Shirish Hansji Patel founded the Hansji Corporation in 1974, which is headquartered in Anaheim and currently owns 25 commercial real estate properties. Hansji Corporation has both operated and developed hotels flagged by hospitality chains such as Hilton and Marriott. The Hansji Corporation is currently led by Shirish Patel’s son, Rajan Hansji, President and CEO, who is responsible for oversight of Hansji’s investment, development, and management operations.

The Property. The Anaheim Desert Inn & Suites Property is a 147-room, limited-service hotel located in Anaheim, California. Built in 1984, the Anaheim Desert Inn & Suites Property is operated by J Street Hospitality, Inc. Amenities include a breakfast dining area with complimentary breakfast, indoor pool and whirlpool, a guest laundry area, and vending areas. The Anaheim Desert Inn & Suites Property guestroom configuration consists of 3 king rooms, 21 queen/queen suite rooms, 46 queen/queen deluxe suite rooms, 48 parlor suite rooms, 13 C-1 - parlor suites family (sleeps 8) and 16 C-2 parlor suites family (sleeps 10). The Anaheim Desert Inn & Suites Property has an onsite parking garage with 120 spaces.

A-3-115

Hospitality - Limited Service	Loan #14	Cut-off Date Balance:	$29,500,000
1600 South Harbor Boulevard	Anaheim Desert Inn & Suites	Cut-off Date LTV:	53.2%
Anaheim, CA 92802		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	22.0%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Anaheim Desert Inn & Suites Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Anaheim Desert Inn & Suites Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	83.2%	$210.99	$187.99	89.1%	$210.99	$187.99	107.1%	100.0%	100.0%
12/31/2023 TTM	82.9%	$222.96	$184.84	88.8%	$227.50	$202.02	107.1%	102.0%	109.3%

Source: Appraisal.

(1)	According to the appraisal, the competitive set includes Best Western Plus Anaheim Inn, Best Western Plus Raffles Inn & Suites, Park Vue Inn Motel, Wyndham Anaheim, Grand Legacy at The Park, Hotel Indigo Anaheim Maingate and Holiday Inn Express & Suites Anaheim Resort Area.

The Market. The Anaheim Desert Inn & Suites Property is located in the southern portion of the Anaheim Resort District of Anaheim, California within Orange County. The property is located approximately 0.7 miles from Interstate 5 via South Disney Way. Interstate 5 South and Interstate 710 South provide access to the property from the greater Los Angeles metropolitan area. The property is located across Harbor Boulevard from the Disneyland Resort, which includes Disneyland, Disney California Adventure Park, the Downtown Disney District, and several Disney hotels. Southeast of the property is Anaheim Garden Walk, a 20-acre outdoor entertainment and dining destination featuring the House of Blues Anaheim and a movie theatre.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Anaheim Desert Inn & Suites Property was 20,448, 271,580 and 765,447, respectively. The median household income for the same one-, three- and five-mile radius was $66,599, $81,876 and $80,438, respectively.

The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Anaheim Desert Inn & Suites Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Anaheim Desert Inn & Suites Property:

Cash Flow Analysis
	2019	2020	2021	2022	2023	TTM (3/31/2024)	UW	UW per Room
Occupancy	94.8%	19.1%	50.6%	89.1%	88.8%	88.9%	88.9%
ADR	$172.43	$172.76	$179.91	$210.99	$227.5	$231.19	$231.19
RevPAR	$163.46	$33.06	$91.09	$188.04	$202.10	$205.52	$205.52

Room Revenue	$8,770,635	$1,778,527	$4,887,626	$10,089,239	$10,843,518	$11,057,458	$11,027,246	$75,015.28
Food & Beverage Revenue	$0	$0	$0	$0	$0	$0	$0	$0.00
Other Income(1)	$767,118	$167,024	$348,836	$678,355	$661,298	$703,539	$703,454	$4,785.40
Total Revenue	$9,537,753	$1,945,551	$5,236,462	$10,767,594	$ 11,504,816	$11,760,997	$11,730,700	$79,800.68

Room Expense	$2,097,597	$658,470	$961,412	$1,984,390	$2,207,487	$2,254,603	$2,397,283	$16,308.05
Food & Beverage Expense	$0	$0	$0	$0	$0	$0	$0	$0.00
Other Department Expense	$355,266	$166,886	$225,878	$419,886	$407,283	$428,913	$428,861	$2,917.42
Total Undistributed Expenses	$1,417,137	$825,559	$1,172,349	$1,817,342	$ 2,247,345	$2,094,483	$1,891,925	$12,870.24
Property Taxes	$144,821	$134,729	$152,724	$151,683	$153,546	$154,257	$356,000	$2,421.77
Insurance	$64,713	$25,536	$74,110	$72,994	$262,280	$338,700	$158,186	$1,076.10
Total Expenses	$4,079,534	$1,811,180	$2,586,473	$4,446,295	$5,277,941	$5,270,956	$5,232,255	$35,593.57

Net Operating Income(2)	$5,458,219	$134,371	$2,649,989	$6,321,299	$6,226,875	$6,490,041	$6,498,445	$44,207.11
FF&E	$0	$0	$0	$0	$0	$0	$469,228	$3,192.03
Net Cash Flow	$5,458,219	$134,371	$2,649,989	$6,321,299	$6,226,875	$6,490,041	$6,029,217	$41,015.08

NOI DSCR	2.63x	0.06x	1.27x	3.04x	3.00x	3.12x	3.13x
NCF DSCR	2.63x	0.06x	1.27x	3.04x	3.00x	3.12x	2.90x
NOI Debt Yield	18.5%	0.5%	9.0%	21.4%	21.1%	22.0%	22.0%
NCF Debt Yield	18.5%	0.5%	9.0%	21.4%	21.1%	22.0%	20.4%

(1)	Other income consists of primarily parking income, with additional vending income.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2020 and the increases in Occupancy and Net Operating Income from 2020 to 2021 and 2021 to 2022 were due to the effects of the novel coronavirus on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.
A-3-116

Mortgage Loan No. 15 – Pleasanton Corporate Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$28,700,000			Location:	Pleasanton, CA 94588
Cut-off Date Balance(1):	$28,700,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Office/Lab
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsors:	Rohit Kumar and Jayaprasad Vejendla			Year Built/Renovated:	2001/2023
Guarantors:	Rohit Kumar and Jayaprasad Vejendla			Size:	295,306 SF
Mortgage Rate:	7.7800%			Cut-off Date Balance Per SF(1):	$223
Note Date:	5/6/2024			Maturity Date Balance Per SF(1):	$223
Maturity Date:	5/6/2029			Property Manager:	G&E Real Estate Management
Term to Maturity:	60 months				Services, Inc.
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$8,480,059
Seasoning:	1 month			UW NCF:	$7,727,029
Prepayment Provisions(2):	L(25),D(31),O(4)			UW NOI Debt Yield(1):	12.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Balance(1):	$37,100,000			UW NCF DSCR(1):	1.49x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$7,414,565 (3/31/2024 TTM)
				2nd Most Recent NOI:	$6,952,895 (12/31/2023)
Reserves				3rd Most Recent NOI:	$4,836,820 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/1/2024)
RE Taxes(3):	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance(3):	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2022)
Replacement Reserve:	$0	$4,922	NAP	Appraised Value (as of):	$110,400,000 (1/9/2024)
Deferred Maintenance:	$8,750	$0	NAP	Appraised Value PSF:	$374
TI/LC Reserve(3):	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	59.6%
Other Reserve(4):	$26,890	Springing	$8,250,000	Maturity Date LTV Ratio(1):	59.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$65,800,000	61.8%	Purchase Price:	$105,300,000	98.9%
Borrower Sponsor Equity:	$40,724,498	38.2%	Closing Costs:	$1,188,858	1.1%
			Upfront Reserves:	$35,640	0.0%
Total Sources:	$106,524,498	100.0%	Total Uses:	$106,524,498	100.0%

(1)	The Pleasanton Corporate Commons Mortgage Loan (as defined below) is part of the Pleasanton Corporate Commons Whole Loan (as defined below), which is comprised of four pari passu promissory notes, with an aggregate Original Balance and Cut-off Date Balance of $65,800,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the Pleasanton Corporate Commons Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on June 6, 2024. Defeasance of the Pleasanton Corporate Commons Whole Loan in full is permitted at any time after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note of the Pleasanton Corporate Commons Whole Loan to be securitized and (ii) May 6, 2027. The assumed lockout period of 25 payments is based on the expected BANK5 2024-5YR7 securitization closing date in June 2024. The actual lockout period may be longer.
(3)	According to the Pleasanton Corporate Commons Whole Loan documents, the monthly deposits for taxes will be waived as long as the sole tenant, 10x Genomics, Inc., pays taxes directly and provides evidence of payment. Monthly deposits for insurance are waived as long as the borrower maintains a blanket policy for the Pleasanton Corporate Commons Property (as defined below). The borrower is required to deposit $57,830.77 into a TI/LC reserve on each monthly payment date, commencing upon (i) an event of default occurs, (ii) the debt service coverage ratio falls below 1.10x, (iii) the sole tenant, 10x Genomics, Inc., defaults under its lease, fails to be in actual, physical possession of its space, “goes dark”, gives notice of lease termination, files for bankruptcy or gives notice of relocation of its headquarters, and ending upon the cure of the applicable trigger conditions in accordance with the loan agreement.
(4)	Initial Other Reserve represents a Prepaid Rent Reserve ($26,889.94) for prepaid rent received by the borrower from 6210 Stoneridge Mall Drive Solar Project 2021, LLC. Springing monthly Other Reserve deposits represents a 10x Genomics Renewal Reserve, for which the borrower will be required to deposit $460,000 during a 10x Genomics Renewal Reserve Trigger Event (as defined herein), subject to a cap of $8,250,000. A “10x Genomics Renewal Reserve Trigger Event” means that as of the earlier to occur of (i) 13 months prior to the loan maturity date and (ii) 18 months prior to the expiration of the 10x Genomics, Inc. lease at the 6230 building, the lender has not received a notice of renewal of the lease at the 6230 building from 10x Genomics, Inc. for at least a three-year extension.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Pleasanton Corporate Commons Mortgage Loan”) is part of a whole loan (the “Pleasanton Corporate Commons Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $65,800,000 and secured by a first priority fee mortgage encumbering a 295,306 SF office/lab property located in Pleasanton, California (the “Pleasanton Corporate Commons Property”). The Pleasanton Corporate Commons Whole Loan was co-originated by Bank of America, N.A. (“BANA”) and Citi Real Estate Funding Inc (“CREFI”). The Pleasanton Corporate Commons Mortgage Loan is evidenced by the non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $28,700,000. The remaining promissory notes comprising the Pleasanton Corporate Commons Whole Loan are summarized in the below table. The Pleasanton Corporate Commons Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR7 securitization until the controlling Note A-1 is securitized, at which time servicing will shift to the pooling and servicing agreement for such

A-3-117

Mixed Use - Office/Lab	Loan #15	Cut-off Date Balance:	$28,700,000
6210 and 6230 Stoneridge Mall Road	Pleasanton Corporate Commons	Cut-off Date LTV:	59.6%
Pleasanton, CA 94588		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.9%

future securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

Pleasanton Corporate Commons Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	CREFI	Yes
A-2	$12,100,000	$12,100,000	CREFI	No
A-3	$20,000,000	$20,000,000	BANK5 2024-5YR7	No
A-4	$8,700,000	$8,700,000	BANK5 2024-5YR7	No
Whole Loan	$65,800,000	$65,800,000

The Borrowers and the Borrower Sponsors. The borrowers are PCC Stoneridge I LLC and RSPCC I LLC, each a Delaware limited liability company and single purpose entity with one independent director, as tenants-in-common. The borrower sponsors and non-recourse carveout guarantors are Rohit Kumar and Jayaprasad Vejendla.

Rohit Kumar and Jayaprasad Vejendla are the principals of Nome Capital Partners, a real estate investment management firm founded in 2014. Based in the San Francisco Bay Area, the firm invests in and manages income generating commercial real estate, with a current portfolio totaling $794 million. The firm seeks to invest and manage assets characterized by high occupancy, with significant lease term to tenants who are highly invested in both the location and space. Nome Capital Partners is located in Milpitas, California, approximately 25 miles from the Pleasanton Corporate Commons Property.

The Property. The Pleasanton Corporate Commons Property consists of two adjacent class A office/lab buildings totaling 295,306 SF located at 6210 and 6230 Stoneridge Mall Road in Pleasanton, California. Originally constructed in 2001, the Pleasanton Corporate Commons Property is 100% leased to 10x Genomics, Inc., a publicly-traded biotech company. The Pleasanton Corporate Commons Property is certified LEED platinum and located approximately 35 miles east of San Francisco within the East Bay region. 6230 Stoneridge Mall Road contains 150,151 SF, while 6210 Stoneridge Mall Road contains 145,155 SF. 6230 Stoneridge Mall Road consists of 39% lab and 61% office space, while 6210 Stoneridge Mall Road consists of 54% lab and 46% office space. There are two other buildings within the immediate vicinity (located at 6200 and 6220 Stoneridge Mall Road) that are also owned by the borrower sponsor but are not part of the collateral. The Pleasanton Corporate Commons Whole Loan documents contain anti-poaching covenants that restrict the borrowers’ ability to relocate 10x Genomics, Inc. from the Pleasanton Corporate Commons Property to such non-collateral buildings. The Pleasanton Corporate Commons Property features several amenities such as a newly-built fitness center, café/restaurant and recreational activities, including a putting green and bocce ball courts. The Pleasanton Corporate Commons Property serves as the global headquarters for 10x Genomics, Inc., which utilizes both buildings as life science facilities, with 46% of the total SF comprised of lab space. The seller has invested approximately $21 million in tenant improvements in the Pleasanton Corporate Commons Property. The previous owner also invested approximately $3.9 million in capital expenditures for the Pleasanton Corporate Commons Property. 10x Genomics, Inc. has invested $81.2 million into its own state-of-the-art lab and research buildout.

Sole Tenant.

10x Genomics, Inc. (295,306 SF, 100.0% of NRA, 100.0% of UW Rent). 10x Genomics, Inc. (NASDAQ: TXG) is a publicly-traded life science company that makes equipment, software and products for biomedical experts to analyze cells. The company has exhibited sustained corporate growth as it continues to innovate within the biological field. In total, 10x Genomics, Inc. has more than 4,600 proprietary products and instruments, 1,750 patents, and 7,000 publications. It was founded in 2012 by Serge Saxonov, Ben Hindson and Kevin Ness, and as of 2023, had 1,259 employees and 7 locations across the world.

6230 Stoneridge Mall Road

10x Genomics, Inc. initially took occupancy at the 6230 building in April 2019. Its lease at the 6230 building represents 50.8% of NRA and 50.4% of UW Rent, with a lease expiration date of September 30, 2029. The 6230 building serves as the headquarters for 10x Genomics, Inc. The building is built-out with 39% lab space, which is located on floors 2-4. The tenant occupies five suites in this building, ranging from 26,031 SF to 31,030 SF, and is currently paying a modified gross rent of $40.08 PSF. The base rent during the lease term will increase annually by approximately $1.32 PSF, resulting in rent ranging from $41.40 PSF to $48.48 PSF. The tenant has two 5-year renewal options at the then fair market rent, exercisable by providing notice no later than 9 months and no sooner than 12 months prior to the expiration of the current term. The tenant received a tenant improvement allowance of $9,759,815 ($65 PSF) from the seller.

6210 Stoneridge Mall Road

10x Genomics, Inc. signed the lease at the 6210 building in 2020 and gradually took occupancy between 2020-2023 on a rolling basis as space became available. Its lease at the 6210 building represents 49.2% of NRA and 49.6% of UW Rent, with a lease expiration date of June 30, 2033. 6210 Stoneridge is built-out with 54% lab space, which is located on floors 3-5. The tenant occupies six suites in this building, ranging from 9,183 SF to 31,030 SF, and is currently paying modified gross rents ranging from $39.96 PSF to $41.52 PSF. The base rent during the lease term will increase annually by approximately $1.20 PSF, resulting in rent ranging from $42.20 PSF to $49.42 PSF. The tenant has two 5-year renewal options at the then fair market rent, exercisable by providing notice no later than 6 months and no sooner than 9 months prior to the expiration of the current term. The tenant received a tenant improvement allowance of $10,160,850 ($70 PSF) from the seller.

A portion of the 2nd floor space at the 6210 building is currently subleased. A total of 16,601 SF (6% of NRA) of the 31,030 SF floor plate is subleased to two separate tenants. Suite 250 consists of 9,419 SF and is currently subleased to Bright Pattern Inc. through July 2026. Suite 240 consists of 7,182 SF and is currently subleased to MH SUB I, LLC through October 2026. While 10x Genomics, Inc. did not need this space as of 2023 when the subleases were signed, they anticipate needing it over the next 2-3 years.

A-3-118

Mixed Use - Office/Lab	Loan #15	Cut-off Date Balance:	$28,700,000
6210 and 6230 Stoneridge Mall Road	Pleasanton Corporate Commons	Cut-off Date LTV:	59.6%
Pleasanton, CA 94588		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.9%

The following table presents certain information relating to the tenancy at the Pleasanton Corporate Commons Property:

Tenant Summary(1)
Tenant Name	Location	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF		Lease Exp.	Renewal Options	Term. Option (Y/N)
10x Genomics, Inc.(2)	6210 Stoneridge Mall Road	NR / NR / NR	145,155	49.2%	$6,125,696	49.6%	$42.20	(3)	6/30/2033	2 x 5 yr	N
10x Genomics, Inc.	6230 Stoneridge Mall Road	NR / NR / NR	150,151	50.8%	$6,216,251	50.4%	$41.40		9/30/2029	2 x 5 yr	N
Total Occupied			295,306	100.0%	$12,341,948	100.0%	$41.79
Vacant Space			0	0.0%
Total/Wtd. Avg.			295,306	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2024 inclusive of rent steps January 1, 2025.
(2)	A portion of the 2nd floor space at the 6210 building is currently subleased. A total of 16,601 SF (6% of NRA) of the 31,030 SF floor plate is subleased to two separate tenants. Suite 250 consists of 9,419 SF and is currently subleased to Bright Pattern Inc. from May 1, 2023 to July 31, 2026 at a current rental rate of $27.00 PSF. Suite 240 consists of 7,182 SF and is currently subleased to MH SUB I, LLC from October 16, 2023 to October 31, 2026 at a current rental rate of $26.40 PSF.
(3)	Represents weighted average UW Rent PSF for floor plates ranging between 9,183 SF to 31,030 SF.

The following table presents certain information relating to the lease rollover schedule at the Pleasanton Corporate Commons Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029(2)	1	150,151	50.8%	50.8%	$6,216,251	50.4%	50.4%	$41.40
2030	0	0	0.0%	50.8%	$0	0.0%	50.4%	$0.00
2031	0	0	0.0%	50.8%	$0	0.0%	50.4%	$0.00
2032	0	0	0.0%	50.8%	$0	0.0%	50.4%	$0.00
2033	1	145,155	49.2%	100.0%	$6,125,696	49.6%	100.0%	$42.20
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	2	295,306	100.0%		$12,341,948	100.0%		$41.79

(1)	Information is based on the underwritten rent roll dated June 1, 2024 inclusive of rent steps through January 1, 2025. 10x Genomics, Inc. took occupancy at the 6230 building in April 2019 and signed the lease in the 6210 building in 2020 and gradually took occupancy between 2020-2023 on a rolling basis as space became available. Its lease at the 6230 building expires in September 2029 and its lease at the 6210 building expires in June 2033.
(2)	The Pleasanton Corporate Commons Whole Loan has a maturity date of May 6, 2029.

The Market. The Pleasanton Corporate Commons Property is located in Pleasanton, California, approximately 16 miles and 28 miles east of downtown Hayward and Oakland, respectively. Located at the intersection of Interstates 680 and 580, the Pleasanton Corporate Commons Property is a 5-minute walk from the West Dublin Bay Area Rapid Transit (BART) station. The Pleasanton Corporate Commons Property is located within the Oakland division of the greater San Francisco-Oakland-Hayward metropolitan statistical area (the “MSA”).

The MSA is prominently fueled by the technology sector, with support from biotechnology, life sciences, digital media and manufacturing. South San Francisco has a prominent biotechnology cluster and is home to more than 200 biotechnology companies, with over 11.5 million square feet of laboratory, office and manufacturing space. South San Francisco is home to the headquarters of Genentech, a notable research-driven biotechnology corporation with a workforce of approximately 13,500 people. The life sciences industry has a major impact on the area, generating $133.5 billion in economic impact and $43.1 billion in labor income, and supporting over 158,000 direct and indirect jobs in the region.

The greater Bay Area has an educated workforce, as more than two-thirds of residents have education beyond high school, and over 50% of residents hold a bachelor’s degree or higher. Universities located in the area include Stanford University, University of California, Berkeley, San Jose State University, University of San Francisco, University of California San Francisco, San Francisco State University, and Santa Clara University. The MSA has a strong presence in the healthcare sector as well, with University of California San Francisco (UCSF) being the second largest employer of the MSA.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Pleasanton Corporate Commons Property was 8,326, 93,073 and 201,791, respectively. The estimated 2023 average household income within the same radii was $203,794, $209,207 and $221,408, respectively.

A-3-119

Mixed Use - Office/Lab	Loan #15	Cut-off Date Balance:	$28,700,000
6210 and 6230 Stoneridge Mall Road	Pleasanton Corporate Commons	Cut-off Date LTV:	59.6%
Pleasanton, CA 94588		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.9%

The following table summarizes the comparable office leases in the surrounding market:

Summary of Comparable Office Leases
Property	Location	Year Built/ Renovated	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps	TI PSF
Pleasanton Corporate Commons	Pleasanton, CA	2001/2023	10x Genomics, Inc.(1)	Various(1)	130(1)	Modified Gross(1)	295,306(1)	$41.79(1)	(1)	(1)
Ardenwood Business Park	Fremont, CA	1998/2008	Emergex Vaccines	Jan-24	90	NNN	55,588	$51.00	3.5%/yr	$25.00
Hayward Labs	Hayward, CA	1971/2022	92Bio	Nov-23	72	NNN	10,858	$55.80	3.0%	$200.00
Bishop Ranch 2600	San Ramon, CA	1986/2016	Robert Half	Nov-23	120	Full Service	73,000	$42.00	3.0%/yr	$80.00
Mt. Eden Research Park	Hayward, CA	1998/NAP	Lygos	Feb-23	122	NNN	48,544	$54.60	3.0%/yr	$225.00
1951 Harbor Bay Parkway	Alameda, CA	2022/NAP	Excelixis	Sep-22	242	Net	219,660	$39.60	3.0%/yr	$0.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated June 1, 2024. 10x Genomics, Inc. took occupancy at the 6230 building in April 2019 and signed the lease in the 6210 building in 2020 and gradually took occupancy between 2020-2023 on a rolling basis as space became available. Term (mos.) and Base Rent PSF are based on a weighted average of the floor plate square footage. Rent Steps represent the average annual increase from April 1, 2024 through lease expiration. The base rent during the lease term will increase annually by approximately $1.32 PSF for the 6230 building and by approximately $1.20 PSF for the 6210 building. The tenant received $65 PSF in tenant improvements for the 6230 building and $70 PSF in tenant improvements for the 6210 building from the seller.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Pleasanton Corporate Commons Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office/Life Science	$42.00	10	3.0% per annum

Appraisal. The appraisal concluded to an “as-is” value for the Pleasanton Corporate Commons Property of $110,400,000 as of January 9, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated January 19, 2024, there was no evidence of any recognized environmental conditions at the Pleasanton Corporate Commons Property.

A-3-120

Mixed Use - Office/Lab	Loan #15	Cut-off Date Balance:	$28,700,000
6210 and 6230 Stoneridge Mall Road	Pleasanton Corporate Commons	Cut-off Date LTV:	59.6%
Pleasanton, CA 94588		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Pleasanton Corporate Commons Property:

Cash Flow Analysis(1)
	2020	2021	2022	2023	3/31/2024 TTM	UW	UW PSF
Base Rent	$6,733,610	$7,841,410	$8,337,343	$10,506,102	$10,949,181	$11,969,563	$40.53
Contractual Rent Steps(2)	$0	$0	$0	$0	$0	$372,385	$1.26
Gross Potential Rent	$6,733,610	$7,841,410	$8,337,343	$10,506,102	$10,949,181	$12,341,948	$41.79
Reimbursements	$730,874	$1,199,787	$2,217,641	$2,508,489	$2,673,757	$2,335,576	$7.91
Other Income	$13,813	$14,260	$15,100	$35,060	$46,688	$92,785	$0.31
Net Rentable Income	$7,478,297	$9,055,457	$10,570,084	$13,049,651	$13,669,626	$14,770,310	$50.02
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($733,876)	($2.49)
Effective Gross Income	$7,478,297	$9,055,457	$10,570,084	$13,049,651	$13,669,626	$14,036,433	$47.53

Real Estate Taxes	$1,222,952	$1,238,766	$1,271,245	$1,342,091	$1,335,952	$1,244,003	$4.21
Insurance	$181,436	$220,555	$259,475	$449,072	$508,418	$159,375	$0.54
Other Operating Expenses	$2,566,724	$3,141,815	$4,202,544	$4,305,593	$4,410,691	$4,152,996	$14.06
Total Operating Expenses	$3,971,112	$4,601,137	$5,733,264	$6,096,756	$6,255,061	$5,556,374	$18.82

Net Operating Income	$3,507,185	$4,454,320	$4,836,820	$6,952,895	$7,414,565	$8,480,059	$28.72
Replacement Reserves	$0	$0	$0	$0	$0	$59,061	$0.20
TI/LC	$0	$0	$0	$0	$0	$693,969	$2.35
Net Cash Flow	$3,507,185	$4,454,320	$4,836,820	$6,952,895	$7,414,565	$7,727,029	$26.17

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	100.0%	95.0%(3)
NOI DSCR(4)	0.68x	0.86x	0.93x	1.34x	1.43x	1.63x
NCF DSCR(4)	0.68x	0.86x	0.93x	1.34x	1.43x	1.49x
NOI Debt Yield(4)	5.3%	6.8%	7.4%	10.6%	11.3%	12.9%
NCF Debt Yield(4)	5.3%	6.8%	7.4%	10.6%	11.3%	11.7%

(1)	Based on the underwritten rent roll as of June 1, 2024. 10x Genomics, Inc. took occupancy at the 6230 building in April 2019 and signed the lease in the 6210 building in 2020 and gradually took occupancy between 2020-2023 on a rolling basis as space became available.
(2)	Inclusive of rent steps through January 1, 2025.
(3)	Represents economic occupancy.
(4)	Based on the Pleasanton Corporate Commons Whole Loan.

A-3-121

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Annex B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Contacts
Role	Party and Contact Information
Depositor	Morgan Stanley Capital I Inc.
	Attention: Jane Lam		jane.lam@morganstanley.com; cmbs_notices@morganstanley.com
1585 Broadway | New York, NY 10036 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attn: Commercial Servicing		commercial.servicing@wellsfargo.com
550 South Tryon Street, 23rd Floor, MAC D1086-23A | Charlotte, NC 28202 | United States
Primary Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	(913) 253-9000	askmidlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	KeyBank National Association
	Attention: Amanda Earl		amanda_earl@keybank.com
11501 Outlook Street, Suite 300 | Overland Park, KS 66211 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	CMBS Notices		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
CIRA-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
CIRA-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
CIRA-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CIRA-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CIRA-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CIRA-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CIRA-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CIRA-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CIRA-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-2 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-2-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-2-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Non-Pooled	Total
Beginning Scheduled Collateral Balance	0.00	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00	0.00
(-) Other Adjustments²	0.00	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type(1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals
Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

4885-6921-7730v.2
© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 27

Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jul-24	0	0	0	0	0	0
Jun-24	0	0	0	0	0	0
May-24	0	0	0	0	0	0
Apr-24	0	0	0	0	0	0
Mar-24	0	0	0	0	0	0
Feb-24	0	0	0	0	0	0
Jan-24	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
Nov-23	0	0	0	0	0	0
Oct-23	0	0	0	0	0	0
Sep-23	0	0	0	0	0	0
Aug-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

4885-6921-7730v.2
© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 27

Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

4885-6921-7730v.2
© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 27

Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

4885-6921-7730v.2
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Distribution Date:	07/17/24	BANK5 2024-5YR7
Determination Date:	07/11/24
Record Date:	06/28/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR7

Supplemental Notes

None

4885-6921-7730v.2
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Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2024 (the “Pooling and Servicing Agreement”).

Transaction: BANK5 2024-5YR7,

Commercial Mortgage Pass-Through Certificates, Series 2024-5YR7

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: KeyBank National Association

Directing Certificateholder: PFP CMBS BNK5 2024-5Y7, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]
2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculation, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.
III.	Specific Items of Review
1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.
3.	Appraisal Reduction Amount calculations and net present value calculations:
4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.
(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.
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5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].
III.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or
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should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

D-1-1

(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment

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of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

D-1-3

of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

D-1-4

possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

D-1-5

deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the

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applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real

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property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a

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legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for

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single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2-1 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex

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D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid),

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and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to

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each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need

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for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller,

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indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans
3		Cira Square
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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans
3		Cira Square
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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans
33			22 East 177th Street
34			1681 Eastburn Ave
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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
8	MarqE Entertainment Center (Loan No. 4)

The Phase I environmental site assessment obtained in connection with loan origination indicated a controlled recognized environmental condition (CREC) associated with prior on-site industrial uses. The former Cameron Iron Works facility operated from the 1940’s through the mid-1980’s, and has been the subject of extensive site investigation and remediation efforts since the early-1990s related to identified soil and groundwater contamination. A Remedial Action Plan (RAP) was approved by the Texas Commission on Environmental Quality (TCEQ) in 2003 that included the establishment of a plume management zone restricting groundwater usage and a long-term response action (with TCEQ oversight) by Cameron International Corporation (Cameron), a wholly-owned subsidiary of Schlumberger (NYSE: SLB). The mortgaged property is subject to, and benefits from, an environmental indemnity and easement agreement with Cameron providing an indemnity to the related landowner and providing Cameron with an easement to maintain monitoring wells and an on-site pump. Response actions for solvent contamination at the mortgaged property are ongoing and will continue until site closure standards are achieved. The Phase I environmental consultant determined that potential environmental risk was minimal so long as shallow groundwater was not used for potable water. The subject property is served by a municipal water supply and does not source water from onsite wells. Accordingly, the Phase I environmental consultant concluded that no further action was necessary other than continued response action in accordance with the 2003 RAP.

13	Wildwood Center (Loan No. 13)

The mortgaged property is security for 5 pari passu notes aggregating $65,000,000. The related guarantor have significant recourse or other credit support obligations (approximately 29.4% of the outstanding loan balance) that may raise the risk of consolidation with the related borrower in the event of a bankruptcy of such guarantor or affiliated parties. While a non-consolidation opinion was obtained for the loan at origination, such opinion may either exclude or not expressly address the impact of such recourse or other credit support obligations on the opinion’s conclusions.

18	MarqE Entertainment Center (Loan No. 4)

Bank of America and Chik-Fil-A (pad site tenants) are leased fees, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are

D-2-1

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
18	Kenwood Towne Centre (Loan No. 12)

The mortgaged property is security for 11 pari passu notes aggregating $260,000,000. (i) Property Insurance Deductible. Loan documents permit a property insurance deductible up to $500,000. The in-place coverage provides for a $250,000 deductible. (ii) Captive Insurer (Terrorism Coverage Only). The loan documents permit terrorism insurance to be provided by Liberty IC Casualty LLC (Liberty), a licensed captive insurance company controlled by the sponsor, Brookfield Properties Retail Holding LLC. Liberty is unrated, but is reinsured by the U.S. government up to limits prescribed in the Terrorism Risk Insurance Program Reauthorization Act, with remaining exposure reinsured by private reinsurance carriers satisfying the Insurance Ratings Requirements. (iii) Terrorism Insurance Deductible. The loan documents permit a terrorism insurance up to $1,000,000. The in-place deductible is $1,000,000. The loan documents require that covered losses that are not reinsured by the U.S. government under TRIPRA and paid to Liberty shall be reinsured with a cut-through endorsement acceptable to lender and applicable rating agencies by insurers satisfying certain qualified insurer criteria. (iv) Leased Fee. Macy’s (anchor tenant) is a leased fee, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.

28	2001 K Street (Loan No. 2)

The loan documents provide that the two guarantors, Rockrose General Equities Holdings L.L.C. and Eliot Spitzer, have several, but not joint, liability on a 50%-50% basis for the related matters that result in losses carve-out or springing recourse liability. The loan documents include financial covenants requiring that Rockrose General Equities Holdings L.L.C. guarantor (or any permitted non-warm body substitute guarantor) maintain a minimum net worth/ liquidity of $47.5 million/ $2.5 million during the loan term.

28	Kenwood Towne Centre (Loan No. 12)

The mortgaged property is security for 11 pari passu notes aggregating $260,000,000. The loan documents provide for personal liability to the SPE borrower and guarantor for losses related to violations of the borrower loan covenants pertaining to transfers of property or equity interests (not full recourse).

28	All Wells Fargo Bank Mortgage Loans (Loan Nos. 2, 4, 10, 12, 13, 14, 20, 23, 31, 36 and 37)

With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions

D-2-2

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.

31	All Wells Fargo Bank Mortgage Loans (Loan Nos. 2, 4, 10, 12, 13, 14, 20, 23, 31, 36 and 37)

To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

33	MarqE Entertainment Center (Loan No. 4)

The related guarantor has significant recourse or other credit support obligations (approximately 22.5% of the outstanding loan balance) that may raise the risk of consolidation with the related borrower in the event of a bankruptcy of such guarantor or affiliated parties. While a non-consolidation opinion was obtained for the loan at origination, such opinion either excludes or does not expressly address the impact of such recourse or other credit support obligations on the opinion’s conclusions.

33	Kenwood Towne Centre (Loan No. 12)

The mortgaged property is security for 11 pari passu notes aggregating $260,000,000. The borrower previously owned a parcel adjacent to the mall collateral (currently the Nordstrom’s parcel) that was out-conveyed prior to loan origination. The Phase I environmental site assessment required in connection with the loan origination included such prior owned property and did not identify any recognized environmental conditions related to them. The loan documents provide for personal liability to the SPE borrower and guarantor for losses resulting from the co-borrower’s ownership of the prior owned property.

33	Wildwood Center (Loan No. 13)

The mortgaged property is security for 5 pari passu notes aggregating $65,000,000. The related guarantor have significant recourse or other credit support obligations (approximately 29.4% of the outstanding loan balance) that may raise the risk of consolidation with the related borrower in the event of a bankruptcy of such guarantor or affiliated parties. While a non-consolidation opinion was obtained for the loan at origination, such opinion either excludes or does not expressly address the impact of such recourse or other credit support obligations on the opinion’s conclusions.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
33	Plattsburgh MHP Portfolio (Loan No. 31)

With respect to the Neighbors of Abenaki LLC co-borrower, the related entity owned property other than mortgaged property. The prior owned property consisted of approximately 60.26 acres of unimproved land immediately adjacent to the west boundary of the related mortgaged property, and was included in the Phase I environmental site assessment obtained in connection with loan origination. The Phase I ESA did not identify any recognized environmental conditions (REC’s) or controlled REC’s related to the prior owned property.

34	Kenwood Towne Centre (Loan No. 12)

The mortgaged property is security for 11 pari passu notes aggregating $260,000,000. The loan documents provide that, in connection with a defeasance event, the borrower is required to pay reasonable out-of-pocket costs and of servicer and any trustee, not to exceed $15,000 in the aggregate.

45	MarqE Entertainment Center (Loan No. 4)	The appraisal is dated as of August 24, 2023, more than 6 months prior to the April 8, 2024 loan origination date.
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	Marriott Anaheim (Loan No. 1)

Pursuant to the related operating lease, the operating lessee, Marriott Hotel Services, LLC (“Tenant”), has a right of first negotiation in the event that the borrower wishes to sell the related Mortgaged Property. In such event, the borrower is required to give Tenant written notice of its intention to sell and the terms and conditions on which it will offer, or has been offered, to sell the Mortgaged Property, and Tenant will have an option to purchase the Mortgaged Property on the terms and conditions set forth in the borrower's notice. This right will not apply to foreclosures or similar exercises of remedies.

7	Cira Square (Loan No. 3)

The Trustees of the University of Pennsylvania (“UPenn”) have a right of first offer (“ROFO”) to purchase the fee simple interest in the Mortgaged Property if, in connection with the sale of the Mortgaged Property (or a transfer of direct or indirect ownership interests in the borrower that results in a change in control of the borrower), the borrower (i) determines to list the Mortgaged Property for sale with any licensed broker or agent, (ii) determines to offer the Mortgaged Property for sale without listing the Mortgaged Property with any licensed broker or agent, or (iii) receives an unsolicited proposal for a sale of the Mortgaged Property which the borrower desires to negotiate. In any such case, the borrower will be required to offer to sell the Mortgaged Property to UPenn for a purchase price and upon such other terms and conditions as the borrower determines to be acceptable based on the borrower’s estimate of the price and other terms and conditions which the borrower would be prepared to accept from a third party able and willing to purchase the Mortgaged Property. The ROFO will not apply to an acquisition by the lender by foreclosure or deed-in-lieu thereof.

7	Marriott Visalia Convention Center (Loan No. 21)

Pursuant to the related franchise agreement, the franchisor, MIF, L.L.C., has a right of first refusal (“ROFR”) to purchase the related Mortgaged Property in the event of a proposed transfer to a competitor of the Mortgaged Property or an ownership interest in the franchisee or an affiliate of the franchisee. Such ROFR will be subordinate to the lender's rights under the related mortgage so long as the lender is not a competitor or an affiliate of a competitor of the Mortgaged Property.

7	Innovation Business Park 7 (Loan No. 26)

Pursuant to its lease, the related single tenant, Seoyon E-HWA Texas Inc., has (i) a right of first offer if the borrower intends to offer the Mortgaged Property to a third party purchaser, in which case the tenant will have the opportunity to purchase the Mortgaged Property at its fair market value, as determined in accordance with the procedures set forth in the lease and (ii) a right of first refusal if the borrower receives an offer to purchase the Mortgaged Property from a third party purchaser that the borrower desires to accept, in which case the tenant will have the opportunity to purchase the Mortgaged Property on the same terms as set forth in the third party offer. Such ROFO and ROFR will not apply to an acquisition by the lender by foreclosure, deed-in-lieu thereof or otherwise, or to any subsequent sale by the lender or its designee.

8	Marriott Anaheim (Loan No. 1) Cira Square (Loan No. 3)	See exception to Representation 7.
D-2-5

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Marriott Visalia Convention Center (Loan No. 21) Innovation Business Park 7 (Loan No. 26)
18	2801 & 2815 Townsgate (Loan No. 17)	The related loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is $1,375,000.
18	Sunset King Lake (Loan No. 35)	The related loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is $500,000.
28	Marriott Visalia Convention Center (Loan No. 21)

The related environmental indemnity agreement provides that if the borrower or guarantor delivers to the lender an environmental insurance policy acceptable to the lender in its sole discretion, then the indemnitor’s obligation to indemnify the indemnified parties for any losses arising under such environmental indemnity agreement will be limited to that portion of losses that are not recovered under such environmental insurance policy. In the event any indemnified party makes a written environmental indemnity claim against the indemnitor, then within 30 days the indemnitor may put such indemnified party on notice that the indemnitor intends to seek coverage for such claim under the environmental insurance policy; provided, however, the indemnified parties may exercise their rights against the indemnitor after a period of 90 days has elapsed without receipt of a coverage determination from the insurer affirming coverage.

28	Sunset King Lake (Loan No. 35)

The related loan documents provide recourse to the borrower and guarantor for losses to the lender for failure to deliver (rather than misappropriation) tenant security deposits or other deposits collected with respect to the Mortgaged Property which are not delivered to the lender upon a foreclosure of the Mortgaged Property or action in lieu thereof (except to the extent applied in accordance with the applicable lease or agreement).

30	Marriott Anaheim (Loan No. 1)

The related loan documents only require quarterly rent rolls to the extent there is a change from the rent roll provided to the lender as of loan origination, and any such rent roll is only required to detail the operating lease with Marriott Hotel Services, LLC, not any underlying space leases at the Mortgaged Property.

31	Marriott Anaheim (Loan No. 1)

The related loan documents provided that if TRIPRA (or a subsequent statute, extension or reauthorization) is not in effect, the borrower will not be required to pay annual premiums in excess of the TC Cap (defined below) in order to obtain the terrorism coverage (but the borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to the TC Cap). As used above, “TC Cap” means an amount equal to two (2) times the premium then currently payable in respect of the property, business interruption/loss of rents and liability insurance required under the loan agreement (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such insurance at the time terrorism coverage is excluded from any policy).

D-2-6

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
31	2801 & 2815 Townsgate (Loan No. 17)

The related loan documents provided that if TRIPRA (or a subsequent statute, extension or reauthorization) is not in effect, the borrower will not be required to pay annual premiums in excess of the TC Cap (defined below) in order to obtain the terrorism coverage (but the borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to the TC Cap). As used above, “TC Cap” means an amount equal to two (2) times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Property on a stand-alone basis at the time that any terrorism coverage is excluded from any policy.

32	Cira Square (Loan No. 3)

The related loan documents permit transfers of more than 50% of the indirect equity interests in in the borrower so long as one or more of the loan sponsors (MSD Real Estate Partners, L.P., GIC Real Estate, Inc. and Brandywine Operating Partnership, L.P.) or their controlled affiliates and/or affiliates under common control with such loan sponsors maintain at least 20% of the equity ownership interests in the borrower and control the borrower.

33	Marriott Anaheim (Loan No. 1) Cira Square (Loan No. 3) 2801 & 2815 Townsgate (Loan No. 17) H-Mart Plaza (Loan No. 19) Marriott Visalia Convention Center (Loan No. 21) Sunset King Lake (Loan No. 35)	Each related borrower is a recycled single-purpose entity, however, such borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
34	2801 & 2815 Townsgate (Loan No. 17)	The defeasance conditions in the related loan agreement do not expressly require a certification from an independent certified public accountant that the defeasance collateral will generate amounts sufficient to make all scheduled payments under the loan documents. However, the loan agreement does require delivery of evidence satisfactory to the lender in its reasonable discretion that the defeasance collateral will generate amounts sufficient to make all payments of principal and interest due under the loan documents (including the scheduled outstanding principal balance of the Mortgage Loan on the last day of the lockout period.
D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7 and 8	Woodyard Crossing (Loan No. 5)

The tenant Walmart has a right of first refusal to purchase its leased premises. The related lease provides that such right will not apply to a judicial or foreclosure sale of the leased premises; however, such right would apply to transfers after such a sale.

The tenant Lowe’s has a right of first refusal to purchase its leased premises. Pursuant to a subordination, non-disturbance and attornment agreement (“SNDA”) the tenant agreed that such right will not apply to a foreclosure or other exercise of such rights; however, such right would apply to transfers thereafter.

The tenant Safeway has a right of first refusal to purchase premises leased to and operated by Exxon as a gas station. Pursuant to an SNDA, the tenant has waived the right of first refusal solely as to a transfer of the leased premises to the lender by foreclosure, but not as to any other sale or lease transaction.

7 and 8	Jordan Creek Town Center (Loan No. 8)

The loan documents prohibit the lender, without the prior written consent of the borrower, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Centennial, Inc., Westfield Holdings Limited or Unibail-Rodamco (or any successors or assigns of, or any person or entity controlled by, controlling or under common control with, the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Whole Loan being held by a person or entity described above or (c) during the continuance of an event of default under the related Whole Loan.

7 and 8	Jordan Creek Town Center (Loan No. 8)

In the event Century Theatres exercises its right to propose a change in the primary use of its space to another use compatible with the other uses then existing at the related shopping center, the Mortgagor has the right to terminate the related lease and recapture such space. However, in the event of a proposed lease or sale by the Mortgagor (or an affiliate) of any premises within the Mortgaged Property for the operation of a motion picture theater at any time within three years after the date of such termination, Century Theatres will have a right of first refusal to lease or purchase (as the case may be) such space.

14	Harmony Place MHC (Loan No. 28)	There is a planned highway expansion project near the Mortgaged Property that is anticipated to impact the Mortgaged Property (by eminent domain). According to the Mortgagor, as of the origination
D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

date, the anticipated impact of the expansion includes adjustment to the size and/or location of the access entrance to the Mortgaged Property and the taking of a portion of the land that, as of the origination date contains approximately seven pads or spaces, a single family residence on the Mortgaged Property and three storage buildings. The Mortgagor advised that as of the origination date it had only received a letter regarding the condemnation and that the expected schedule as of the origination date includes (i) the right-of-way process may begin in fall 2024, (ii) utility relocations are anticipated to begin in mid-2026 and (iii) roadway construction is expected to commence in 2028. There can be no assurance of what the actual scope or timing of any condemnation will be.

18	Woodyard Crossing (Loan No. 5)

The Mortgage Loan permits the borrower to rely on tenant insurance as to the Walmart, Safeway and Bank of America leases, if such insurance complies with the leases and, if the policies have coverage, deductibles, or other provisions different from those required under the loan documents, or are provided by insurance companies not meeting the ratings requirements in the loan documents, lender has consented, and has received a rating confirmation.  At origination, such tenants provided evidence that their insurance complies with their leases, but did not provide evidence that such insurance complies with the Mortgage Loan documents (which have greater requirements than the leases).  The lender accepted such insurance. Accordingly the portion of the insurance maintained by such tenants does not comply with Representation 18.

18	Jordan Creek Town Center (Loan No. 8)

The loan documents permit (i) a property insurance deductible up to $500,000 (except in the case of wind/named storms and earthquake coverage, which may have deductibles up to 5% of the total insurable value of the Mortgaged Property) and (ii) a commercial general liability insurance deductible or self-insured retention up to $1,000,000, provided that as to such commercial general liability insurance deductible or self-insured retention amount, (1) the retention amount remains prefunded, at an actuarially determined loss pick amount acceptable to the lender, at all times during the Whole Loan, (2) a captive insurer may be utilized as a deductible funding vehicle so long as the captive maintains reinsurance and remains in good standing, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement. Such deductibles may not be considered customary.

18	Harmony Place MHC (Loan No. 28)

The Mortgage Loan documents provide that if property coverage excluding coinsurance is not commercially available, the Mortgagor may obtain property coverage with coinsurance so long as the coinsurance percentage is not higher than 90% and the stated value is increased to 120% of the full replacement cost of the property;

D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
coverage including such coinsurance can continue until waiver of coinsurance is commercially available.
18	All MSMCH Mortgage Loans (Loan Nos. 5, 7, 8, 9, 22, 25, 27, 28, 29, 30, 32, 33 and 34)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

26 and 27	Woodyard Crossing (Loan No. 5)

The use of a portion of the Mortgaged Property as a gas station is legal non-conforming. The applicable zoning ordinance provides that a certified non-conforming use which has been unintentionally destroyed by fire or other calamity may be reconstructed provided that a building permit is issued within one calendar year from the destruction date, and construction begins within 6 calendar months after the date of issuance (or lawful extension) of such permit and proceeds to completion in a timely manner.  It is not known whether the gas station use at the Mortgaged Property is certified.

26 and 27	Harmony Place MHC (Loan No. 28)

The uses of the Mortgaged Property, which include manufactured home pad sites, recreational vehicle parking and one single family home, are each legal non-conforming. A letter from the local county stated that subject to a maximum of 68 manufactured home sites, a vacant manufactured home pad site may be occupied by a new manufactured home; and an RV or travel trailer may be replaced with a manufactured home but may not be replaced with another

RV or travel trailer. According to the applicable zoning code, a nonconforming building that is destroyed or damaged by natural disaster or fire may be repaired, rebuilt, or replaced to its original nonconformity or to a reduced nonconforming condition within two years of the date of the natural disaster or fire.

D-2-10

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
26 and 27	Spring Valley Town Center (Loan No. 30)

The use of a portion of the Mortgaged Property as a nightclub is legal non-conforming. To reconstruct a damaged or destroyed structure housing a legal nonconforming use with replacement costs totalling 50% of more of the estimated replacement cost, approval of a special use permit is required and the site must comply with all applicable zoning regulations. Reconstruction or repair of a damaged or destroyed structure housing a legal nonconforming use with replacement costs totalling less than 50% of the estimated replacement cost, may repair to pre-existing configuration if commenced within 12 months from the date of damage.

28	Jordan Creek Town Center (Loan No. 8)

With respect to clause (a)(iii) of Representation 28, the Mortgage Loan documents provide for loss recourse, and not full recourse, for transfers of the Mortgaged Property or of equity interests in the Mortgagor that are in violation of the Mortgage Loan Documents.

In addition, with respect to clause (b)(i) of Representation and Warranty No. 28, the Mortgage Loan documents only provide recourse for intentional misappropriation.

28	Spring Valley Town Center (Loan No. 30)	The guarantor of the Mortgage Loan has assets that may be considered de minimis.
28	All MSMCH Mortgage Loans (Loan Nos. 5, 7, 8, 9, 22, 25, 27, 28, 29, 30, 32, 33 and 34)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

D-2-11

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
29	Jordan Creek Town Center (Loan No. 8)

The borrower is permitted to obtain the release of parcels at the Mortgaged Property upon the substitution therefor of other parcels of real property and satisfaction of certain conditions set forth in the loan documents.

31	Jordan Creek Town Center (Loan No. 8)

The Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC (“Liberty”), subject to satisfaction of the conditions set forth in the loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty are reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.

31	All MSMCH Mortgage Loans (Loan Nos. 5, 7, 8, 9, 22, 25, 27, 28, 29, 30, 32, 33 and 34)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

33	Jordan Creek Town Center (Loan No. 8)	One of the two Mortgagors, Jordan Creek Town Center Town Center, LLC, previously owned additional real property, which it transferred prior to the origination of the Mortgage Loan.
34	Jordan Creek Town Center (Loan No. 8)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses of the servicer and trustee in excess of $10,000.

D-2-12

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	Saks Beverley Hills (Loan No. 6)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
7	Gallup HQ (Loan No. 16)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
7	Columbus Business Park (Loan No. 18)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
8	Gallup HQ (Loan No. 16)	If the Mortgagor, as lessor, desires to sell the Mortgaged Property to a third party, the Mortgagor must give the lessee the right to purchase the Mortgaged Property for a price and on terms and conditions determined by the Mortgagor and set forth in a notice (the “ROFO Notice”) given to the lessee, and the lessee will have 60 days to elect in writing to acquire the Mortgaged Property at such price and on such terms and conditions. If the lessee does not elect to acquire the Mortgaged Property, the Mortgagor will be free to sell the Mortgaged Property to any other person or entity within nine months of the lessee’s rejection, provided that, if the Mortgagor intends to sell the Mortgaged Property, the sale price must be no less than 90% of the price described in the ROFO Notice and/or on terms and conditions substantially different from the terms and conditions set forth in the ROFO Notice. The ROFO does not apply to any conveyance pursuant to a foreclosure sale of conveyance in lieu of foreclosure with respect to any mortgage encumbering the Mortgagor’s fee interest in the premises.
10	Saks Beverley Hills (Loan No. 6)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
10	Gallup HQ (Loan No. 16)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
10	Columbus Business Park (Loan No. 18)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
18	Saks Beverley Hills (Loan No. 6)	The Mortgage Loan documents permit the related Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles, and/or other related provisions other than those specified in the Mortgage Loan agreement and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan agreement (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Mortgagor is required to have (1) received Mortgagee’s prior written consent thereto and (2) confirmed that
D-2-13

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
18	Staybridge Suites Tysons-McLean (Loan No. 11)	The Mortgage Loan documents permit the insurance coverage for the peril of named storm to be sub-limited to (1) be not be less than the most current version of the PML model or its equivalent for the 10,000 year return period for named-storm with loss amplification, (2) be acceptable to the lender and the Rating Agencies subject to the terms of the Mortgage Loan documents as it relates to the requirement to furnish an appropriate PML report(s) and, as applicable, regardless of whether the policy is a blanket or standalone insurance policy.
18	Arthouse Lofts (Loan No. 24)

The Mortgage Loan documents permit the related Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles, and/or other related provisions other than those specified in the Mortgage Loan agreement and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan agreement (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Mortgagor is required to have (1) received Mortgagee’s prior written consent thereto and (2) confirmed that Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

The Mortgage Loan documents do not require the Mortgagor to maintain umbrella/excess liability insurance for the portion of the Mortgaged Property located at 2416 East 8th Street, as would otherwise be required under the Mortgage Loan documents, so long as the Mortgagor maintains commercial general liability minimum limits of $2,000,000 per occurrence, with a combined limit per policy year, excluding umbrella coverage, of not less than $4,000,000.

28	Saks Beverley Hills (Loan No. 6)	The indemnification obligations of the related Mortgagor and the related guarantor (collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is two years after the date of repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Indemnitor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.
28	Staybridge Suites Tysons-McLean (Loan No. 11)	The indemnification obligations of the related Mortgagor and the related guarantor (collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is two years after the date of repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Indemnitor’s delivery of an updated environmental report satisfactory
D-2-14

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
to the indemnitee in accordance with the environmental indemnity agreement.
28	Columbus Business Park (Loan No. 18)

Other than with respect to a transfer not permitted under the Mortgage Loan documents caused by (a) any voluntary transfer by the Mortgagor of fee simple title to all or any material portion of the real property comprising the Mortgaged Property (including, without limitation, any waiver of partition under any related TIC agreement), (b) any voluntary transfer of the direct or indirect ownership interests in the Mortgagor which results in a change of control of the Mortgagor, (c) the granting by the Mortgagor of a mortgage or other voluntary monetary lien against the Mortgagor’s fee simple title to any material portion of the real property comprising the Mortgaged Property, (d) any mezzanine or subordinate financing, or (e) the pledge, directly or indirectly of all or substantially all of the equity of, or a controlling interest in, the Mortgagor, any individual Mortgagor making any transfer that is not a transfer permitted under the Mortgage Loan documents constitutes only a loss recourse carveout instead of a full recourse carveout.

The indemnification obligations of the related Mortgagor and the related guarantor (collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is 24 months after the date of repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Indemnitor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

28	Arthouse Lofts (Loan No. 24)	The indemnification obligations of the related Mortgagor and the related guarantor (collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is 24 months after the date of repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Indemnitor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.
32	Saks Beverley Hills (Loan No. 6)	The Mortgage Loan documents permit a transfer by the related Mortgagor, guarantor, or an affiliated property manager of its direct or indirect ownership interest in the Mortgagor to any person; provided, that, among other conditions, (i) after a securitization, to the extent that any such transfer will result in the transferee (either itself or collectively with its Affiliates) owning a 50% or greater equity interest (directly or indirectly) in the Mortgagor and such transferee did not own a 50% or greater equity interest (directly or indirectly) in Mortgagor prior to such transfer, the Mortgagee receipt of search results satisfactory to Mortgagee and (ii) at all times following such transfer, the related guarantor is required to continue to (a) be a
D-2-15

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
manager of the Mortgagor and (b) own, directly or indirectly (including through trusts for the benefit of immediate family members), at least a 5.0% legal and beneficial interest in the Mortgagor.
47	Saks Beverley Hills (Loan No. 6)	The Mortgage Loan is cross-collateralized and cross- defaulted with the related Companion Loans.
47	Gallup HQ (Loan No. 16)	The Mortgage Loan is cross-collateralized and cross- defaulted with the related Companion Loans.
47	Columbus Business Park (Loan No. 18)	The Mortgage Loan is cross-collateralized and cross- defaulted with the related Companion Loans.
D-2-16

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates AND VERTICAL INTERESTS	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	25
Summary of Risk Factors	69
Risk Factors	71
Description of the Mortgage Pool	180
Transaction Parties	274
Credit Risk Retention	356
Description of the Certificates	361
Description of the Mortgage Loan Purchase Agreements	417
Pooling and Servicing Agreement	430
Certain Legal Aspects of Mortgage Loans	572
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	592
Pending Legal Proceedings Involving Transaction Parties	594
Use of Proceeds	594
Yield and Maturity Considerations	594
Material Federal Income Tax Considerations	614
Certain State and Local Tax Considerations	630
Plan of Distribution (Conflicts of Interest)	631
Incorporation of Certain Information by Reference	635
Where You Can Find More Information	636
Financial Information	636
Certain ERISA Considerations	636
Legal Investment	641
Legal Matters	642
Ratings	642
Index of Defined Terms	645

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$967,756,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

BANK5 2024-5YR7
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2024-5YR7

Class A-1	$925,000	Class A-S-1	$0
Class A-2	$55,000,000	Class A-S-2	$0
Class A-2-1	$0	Class A-S-X1	$0
Class A-2-2	$0	Class A-S-X2	$0
Class A-2-X1	$0	Class B	$53,084,000
Class A-2-X2	$0	Class B-1	$0
Class A-3	$706,301,000	Class B-2	$0
Class A-3-1	$0	Class B-X1	$0
Class A-3-2	$0	Class B-X2	$0
Class A-3-X1	$0	Class C	$42,195,000
Class A-3-X2	$0	Class C-1	$0
Class X-A	$762,226,000	Class C-2	$0
Class X-B	$205,530,000	Class C-X1	$0
Class A-S	$110,251,000	Class C-X2	$0

PROSPECTUS

Morgan Stanley

Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

BofA Securities

Co-Lead Manager and Joint Bookrunner

J.P. Morgan

Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Siebert Williams Shank

Co-Manager

June 3, 2024